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                                                                    Exhibit 99.1

                             PIPER JAFFRAY CENTER


                                  OFFICE LEASE


                                      dated


                                 MARCH 3, 1998,


                                     between


                                 RYAN 800, LLC,


                                  as Landlord,


                                       and


                          PIPER JAFFRAY COMPANIES INC.,



                                    as Tenant



Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
Redacted portions are indicated with the notation "[***]".

Certain signatures in this document are marked as illegible. This information is not known or reasonably available to Registrant as it would involve unreasonable expense or effort. In accordance with Rule 12b-21 under the Securities Exchange Act of 1934, as amended, such information has not been included.

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                                  OFFICE LEASE


                                     between


                                 RYAN 800, LLC,


                                  as Landlord,


                                       and


                          PIPER JAFFRAY COMPANIES INC.,


                                    as Tenant


                              DATED: March 3, 1998

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                                TABLE OF CONTENTS

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1. Certain Definitions.........................................................................1

2. Premises...................................................................................11
      2.1 Grant...............................................................................11
            2.1.1 Initial Premises............................................................11
            2.1.2 Additional Initial Premises.................................................11
            2.1.3 Initial Retail Premises.....................................................12
            2.1.4. Excess Space...............................................................12
            2.1.5 Relationship Between Additional Premises and Excess Space...................13
            2.1.6 Lease Amendment.............................................................13
      2.2 Measurement Standards...............................................................13
            2.2.1 Certain Defined Terms.......................................................13
            2.2.2 Rentable Area; Usable Area..................................................14
            2.2.3 Determination...............................................................14
            2.2.4 Adjustment..................................................................15
      2.3 Floor Plans.........................................................................15
      2.4 Common Areas........................................................................15
            2.4.1 Use by Tenant...............................................................15
            2.4.2 Special Events..............................................................15
            2.4.3 Landlord's Reserved Rights in Common Areas..................................16
            2.4.4 Skyway and Other Appurtenant Agreements.....................................17

3. Use........................................................................................17
      3.1 General.............................................................................17
      3.2 Legal Use and Violations of Insurance Coverage......................................17
      3.3 Laws and Regulations................................................................18
      3.4 Rules of Building...................................................................18
      3.5 Nuisance............................................................................18
      3.6 Other Building Occupants............................................................18

4. Term; Extension Terms......................................................................19
      4.1 Initial Term........................................................................19
      4.2 Memorandum..........................................................................19
      4.3 Extension Terms.....................................................................19
            4.3.1. Grant of Options...........................................................19
            4.3.2 Premises For Extension Terms................................................19
            4.3.3 Exercise of Extension Options...............................................19
            4.3.4 Terms and Conditions of Extension Terms.....................................20

5. Construction of the Building and Leasehold Improvements....................................21
      5.1 Base Building Work..................................................................21

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            5.1.1 Landlord's Obligations......................................................21
            5.1.2 Tenant's Remedies...........................................................21
            5.1.3 LaSalle Passageway..........................................................24
      5.2 Construction of Leasehold Improvements..............................................25
            5.2.1 Tenant Work.................................................................25
            5.2.2 Occupancy Before Commencement Date..........................................26

6. Base Rental................................................................................26
      6.1 Amounts.............................................................................26
            6.1.1 Initial Term................................................................26
            6.1.2 Extension Term..............................................................27
            6.1.3 Retail Premises.............................................................27
            6.1.4 Expansion Space.............................................................28
            6.1.5 First Offer Space...........................................................28
      6.2 Place and Manner of Payment.........................................................29
      6.3 Allocation of Base Rental for Income Tax Purposes...................................29

7. Additional Rent............................................................................30
      7.1 Tenant's Operating Expense Contribution.............................................30
      7.2 Operating Expenses..................................................................30
            7.2.1 Definition..................................................................30
            7.2.2 Exclusions from Operating Expenses..........................................31
            7.2.3 Further Reductions..........................................................35
            7.2.4 Limited Gross-Up............................................................36
            7.2.5 Disproportionate Services...................................................36
            7.2.6 Obligation to Reduce Operating Expenses.....................................36
            7.2.7 General.....................................................................36
      7.3 Estimate and Adjustment of Operating Expenses; Payment of Tenant's Operating
      Expense Contribution....................................................................36
            7.3.1 Statement of Estimated Operating Expenses...................................36
            7.3.2 Payment by Tenant; Revision of Estimate.....................................37
            7.3.3 Adjustment Based on Actual Operating Expenses...............................38
            7.3.4 Monthly Statements; Reports and Studies.....................................38
            7.3.5 Forms of Statement..........................................................39
            7.3.6 Disputes....................................................................39
      7.4 Tenant's Tax Contribution...........................................................39
      7.5 Real Property Taxes.................................................................40
      7.6 Payment of Tenant's Tax Contribution................................................40
      7.7 Contest of Real Property Taxes......................................................41
      7.8 No Assessment Agreements............................................................41
      7.9 Audit; Books and Records............................................................41
      7.10 List of Landlord's Affiliates......................................................42
      7.11 Cooperation and Budgeting..........................................................42

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
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8. Expansion Options..........................................................................42
      8.1 Grant...............................................................................42
      8.2 Exercise............................................................................43
      8.3 Contiguous Space; Relationship to First Offer Right.................................43
      8.4 Term; Rental........................................................................44
      8.5 Condition of Expansion Space........................................................44
            8.5.1 Unimproved Space............................................................44
            8.5.2 Damaged Space...............................................................44
      8.6 Failure to Deliver Possession.......................................................45
      8.7 Lease Amendment.....................................................................45
      8.8 Transfer............................................................................45

9. Right of First Offer.......................................................................45
      9.1 Grant; Landlord's Notice............................................................45
      9.2 Superior Rights.....................................................................46
      9.3 Exercise............................................................................46
            9.3.1 Tenant's Notice.............................................................46
            9.3.2 Tenant's Failure to Elect...................................................47
            9.3.3 Term; Rental................................................................47
      9.4 Condition of First Offer Space......................................................47
            9.4.1 Unimproved Space............................................................47
            9.4.2 Damaged Space...............................................................48
      9.5 Failure to Deliver Possession.......................................................48
      9.6 Lease Amendment.....................................................................48
      9.7 Transfer............................................................................49

10. Right to Reduce Space.....................................................................49
      10.1 Reduction Options..................................................................49
            10.1.1 First Reduction Option.....................................................49
            10.1.2 Second Reduction Option....................................................49
            10.1.3 Third Reduction Option.....................................................49
            10.1.4 Fourth Reduction Option....................................................49
      10.2 Reduction Space....................................................................49
      10.3 Exercise...........................................................................50
      10.4 Unamortized Costs of Tenant Work...................................................50
      10.5 Surrender..........................................................................50
      10.6 Relation to First Offer Rights.....................................................51
      10.7 Lease Amendment....................................................................51
      10.8 Transfer...........................................................................51

11. Parking Rights............................................................................51
      11.1 Parking Rights.....................................................................51
      11.2 Adjustment; Allocated Spaces.......................................................51
      11.3 Surrender; Additional Spaces.......................................................52

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
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      11.4 Reserved Spaces....................................................................52
      11.5 Fees...............................................................................52
      11.6 Operating Costs....................................................................53
      11.7 After Hours Parking................................................................53
      11.8 Secure Parking Area................................................................54
      11.9 Permits Independent of Lease.......................................................54
      11.10 Transfer..........................................................................54
      11.11 Subleasing........................................................................54

12. Storage Space.............................................................................54
      12.1 Storage Rights.....................................................................54
      12.2 Adjustment; Allocated Storage Space................................................55
      12.3 Surrender; Additional Storage Space................................................55
      12.4 First Offer Right..................................................................55
      12.5 Rent...............................................................................55
      12.6 Size; Condition....................................................................56
      12.7 Incorporation of Waiver............................................................56
      12.8 Auxiliary Rooms....................................................................56
      12.9 Transfer...........................................................................57

13. Services..................................................................................57
      13.1 General Services...................................................................57
      13.2 Services to the Building and the Office Space......................................57
            13.2.1 Heating, Ventilating and Air Conditioning..................................58
            13.2.2 Elevators..................................................................58
            13.2.3 Light Bulbs................................................................58
            13.2.4 Building Security..........................................................58
            13.2.5 Cleaning Services; Tenant Right to Provide Own Cleaning Services;
            Recycling.........................................................................59
            13.2.6 General Maintenance........................................................60
            13.2.7 Skyways....................................................................60
            13.2.8 Electrical Facilities......................................................60
            13.2.9 Directory..................................................................60
            13.2.10 Shuttle Service...........................................................60
            13.2.11 Exhaust Duct..............................................................60
            13.2.12 Building Risers...........................................................60
            13.2.13 Water.....................................................................60
            13.2.14 Other Common Areas........................................................60
            13.2.15 Other Services............................................................61
      13.3 Interruption in Services...........................................................61
      13.4 Access, Keys and Locks.............................................................62
      13.5 Graphics...........................................................................62

14. Condition of Premises.....................................................................62

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15. Alterations; Removal of Trade Fixtures....................................................62
      15.1 Alterations, Additions, Modifications..............................................62
            15.1.1 Costs Over $50,000.........................................................62
            15.1.2 Plans and Specifications...................................................63
            15.1.3 Effect on Exterior Appearance of Building..................................63
            15.1.4 Effect on Structure, Building Systems......................................63
      15.2 General Provisions.................................................................63
            15.2.1 Manner of Work.............................................................63
            15.2.2 Indemnification............................................................64
            15.2.3 Insurance..................................................................64
      15.3 Title at End of Lease Term.........................................................64
      15.4 Surrender of Premises..............................................................64
            15.4.1 Condition..................................................................64
            15.4.2 Condition of Premises Upon Expiration of Lease.............................65
            15.4.3 Removal of Trade Fixtures, Equipment, etc. ................................65

16. Repairs...................................................................................65
      16.1 Repairs by Landlord................................................................65
      16.2 Repairs by Tenant..................................................................66
      16.3 Failure by Landlord or Tenant to Repair............................................66
      16.4 Standards/Code Compliance..........................................................66
      16.5 Electro-Magnetic Fields............................................................66

17. Tenant's Personal Property Taxes and Rent Taxes...........................................67
      17.1 Payment of Personal Property Taxes.................................................67
      17.2 Rent Taxes.........................................................................67
      17.3 Exclusion from Real Property Taxes.................................................67

18. Entry for Repairs and Inspection..........................................................67

19. Insurance; Indemnification; Release.......................................................68
      19.1 Property Insurance.................................................................68
      19.2 Liability Insurance................................................................68
      19.3 Policy Requirements................................................................69
      19.4 Waiver of Liability and Subrogation Rights.........................................69
      19.5 Hold Harmless......................................................................70

20. Damage or Destruction.....................................................................70
      20.1 Damage; Determination of Repair Time...............................................70
      20.2 Obligation to Repair...............................................................71
      20.3 Options to Terminate...............................................................71
            20.3.1 Initial Termination Rights.................................................71
            20.3.2 Additional Tenant Termination Rights.......................................72
            20.3.3 Damage at End of Term......................................................72

                                       -v-
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
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      20.4 Business Unit Vacation.............................................................72
      20.5 Abatement..........................................................................73
      20.6 Lease Termination; Proration of Rent...............................................73
      20.7 Limited Continuation of Lease......................................................73
      20.8 Base Building Work.................................................................74

21. Eminent Domain............................................................................74
      21.1 Termination........................................................................74
            21.1.1 Appropriation of Entire Premises...........................................74
            21.1.2 Partial Appropriation......................................................74
      21.2 Termination as to Premises Appropriated............................................75
      21.3 Restoration........................................................................75
      21.4 Award..............................................................................75
      21.5 Rent Abatement.....................................................................75
      21.6 Temporary Appropriation............................................................75

22. Assignment and Subletting by Tenant.......................................................76

23. Transfer of Landlord's Interest; Management...............................................76
      23.1 Transfer by Landlord...............................................................76
      23.2 Management.........................................................................77
      23.3 Limitation of Liability............................................................77

24. Default by Landlord or Tenant.............................................................77
      24.1 Events of Default..................................................................77
            24.1.1 Monetary Default...........................................................77
            24.1.2 Nonmonetary Defaults.......................................................77
      24.2 Landlord's Remedies................................................................77
            24.2.1 Termination................................................................77
            24.2.2 Repossession...............................................................78
            24.2.3 Remedies at Law............................................................78
            24.2.4 Mitigation.................................................................78
            24.2.5 Tenant Dispute.............................................................79
            24.2.6 Agreements Regarding Minn. Stat. Chapter 566 and Section 504.02............79
            24.2.7 Non-Curable Defaults.......................................................79
      24.3 Landlord's Right to Perform........................................................79
      24.4 Exercise of Rights While in Default................................................80
      24.5 Landlord's Default.................................................................80
      24.6 Non Waiver.........................................................................80
      24.7 Attorney's Fees....................................................................81
      24.8 Interest on Late Payments..........................................................81

25. Subordination and Nondisturbance..........................................................81

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
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26. Estoppel Certificate......................................................................82

27. Arbitration...............................................................................82
      27.1 General............................................................................82
      27.2 Arbitrators........................................................................82
      27.3 Procedures.........................................................................83

28. No Merger.................................................................................83

29. Holding Over..............................................................................83

30. Quiet Enjoyment...........................................................................84

31. No Operating Covenant.....................................................................84

32. Broker....................................................................................84

33. Hazardous Materials.......................................................................84
      33.1 Landlord...........................................................................84
      33.2 Tenant.............................................................................85

34. Changes in Building.......................................................................85
      34.1 Construction of Building...........................................................85
      34.2 Changes in Building................................................................85

35. Name and Address of Building..............................................................86
      35.1 Building Name......................................................................86
      35.2 Building Address...................................................................86

36. Building Signage..........................................................................86
      36.1 Tenant's Signage...................................................................86
      36.2 Signage of Other Building Occupants................................................87

37. Building Directories......................................................................87

38. Building Occupants........................................................................88
      38.1 Competitive Business...............................................................88
      38.2 Retail Tenants.....................................................................88
      38.3 Leases.............................................................................88

39. Microwave Dishes, Satellite Dishes and Antennas...........................................88
      39.1 Grant..............................................................................88
      39.2 Installation; Maintenance; Taxes...................................................89
      39.3 Transfer...........................................................................89
      39.4 Other Uses.........................................................................89

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
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40. Electronic Financial Services Equipment...................................................89
      40.1 Grant..............................................................................89
      40.2 Exercise...........................................................................89

41. General Provisions........................................................................90
      41.1 No Waiver..........................................................................90
      41.2 Terms; Headings....................................................................90
      41.3 Amendment..........................................................................90
      41.4 Successors and Assigns.............................................................90
      41.5 Notices............................................................................91
      41.6 Severability.......................................................................91
      41.7 Time of Essence....................................................................92
      41.8 Governing Law......................................................................92
      41.9 Interpretation.....................................................................92
      41.10 Force Majeure.....................................................................92
      41.11 Memorandum of Lease...............................................................92
      41.12 Recordable Termination............................................................92
      41.13 Approvals and Consents............................................................92

                                    EXHIBITS

EXHIBIT A     -    LEGAL DESCRIPTION OF LAND
EXHIBIT B     -    FLOOR PLANS
EXHIBIT C     -    MEMORANDUM OF COMMENCEMENT DATE
EXHIBIT D     -    LANDLORD'S WORK LETTER
EXHIBIT E     -    PERMITTED EXCEPTIONS
EXHIBIT F     -    RULES AND REGULATIONS OF THE BUILDING
EXHIBIT G     -    HVAC STANDARDS
EXHIBIT H     -    JANITORIAL SPECIFICATIONS
EXHIBIT I     -    LETTER OF CREDIT

                                     -viii-
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                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT is made and entered into as of March 3, 1998, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

        Landlord and Tenant agree as follows:

1.      CERTAIN DEFINITIONS

        1.1 "Additional Initial Premises" shall have the meaning set forth in Section 2.1.2.

        1.2 "Additional Rent" shall mean Tenant's Operating Expense Contribution and Tenant's Tax Contribution.

        1.3 "Additional Skyway Construction Costs" shall have the meaning set forth in EXHIBIT D

        1.4 "Affiliate(s)" shall mean any entity controlled by, controlling or under common control with the named entity, with "control" meaning ownership of stock or other beneficial interest controlling more than one-half (1/2) of the aggregate voting rights of the owners of the entity in question.

        1.5 "Agreed Interest Rate" shall mean the lesser of (a) two (2) percentage points per annum over the Prime Rate of Interest, or (b) the maximum rate permitted under Legal Requirements.

        1.6 "Amortization Interest Rate" shall mean the sum of (a) two (2) percentage points per annum, plus (b) the yield per annum of actively traded U.S. Government Treasury Securities having a maturity date of the tenth (10th) anniversary of the date Amortization Interest Rate is determined for a particular purpose under this Lease published as "Treasury Constant Maturities" in Federal Reserve Statistical Release Document H.15 (519) Selected Interest Rates, Yields in Percentage Per Annum for the week preceding the date of determination. If for any reason such index is no longer published, Amortization Interest Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance which most closely approximates yields in percent per annum of selected U.S. Treasury securities of varying maturities. If no Treasury Constant Maturities are published for such ten (10) year period, the index to be utilized shall be the weighted average of the Treasury Constant Maturities published for the two (2) periods most nearly corresponding to such ten (10) year period. In the event Landlord and Tenant do not agree on the calculation of Amortization Interest Rate for a particular purpose, the dispute shall be resolved by Arbitration.

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        1.7     "Approved Base Building Plans and Specifications" shall have the meaning set forth in EXHIBIT D.

        1.8 "Approved Tenant Work Plans and Specifications" shall have the meaning set forth in EXHIBIT D.

        1.9 "Arbitration" shall mean dispute resolution and arbitration conducted in accordance with Article 27.

        1.10 "Base Building Completion Date" shall have the meaning set forth in EXHIBIT D.

        1.11 "Base Building Construction Schedule" shall have the meaning set forth in EXHIBIT D.

        1.12 "Base Building Shell Condition Requirements" shall have the meaning set forth in EXHIBIT D.

        1.13 "Base Building Work" shall have the meaning set forth in EXHIBIT D.

        1.14    "Base Rental" shall mean the annual base rental specified in
Section 6.1, subject to adjustment under the terms of this Lease.

        1.15 "Building" shall mean the thirty-one (31) Floor office building, associated Parking Garage and all Skyways and other improvements of Landlord hereafter constructed on the Land, except improvements which space tenants may remove therefrom pursuant to the terms of their respective leases.

        1.16 "Building Occupant" shall mean any tenant of the Building and any affiliate of such tenant that occupies any portion of such tenant's premises within the Building, and any subtenant of any such tenant or affiliate.

        1.17 "Building Systems" shall mean the systems of the Building, including the Building's electrical, mechanical, structural, plumbing, HVAC, elevator, escalator, communication, security and life safety systems.

        1.18    "Commencement Date" shall mean the first date when:

                (a)     the Base Building Completion Date has occurred; and

                (b) each Floor of the Initial Premises (other than those Floors containing only all or portions of the Second Additional Initial Premises or the Initial Retail Premises) and the services described in
        Section 3.4 of EXHIBIT D with respect thereto

                                       -2-
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        shall have been continuously available and operating in the condition required pursuant to EXHIBIT D for a period of time not shorter than the Tenant Finish Period with respect to such Floor.

        1.19 "Common Areas" shall mean all common areas of the Building, including to the extent that the following exist from time to time, the lobbies, Skyways (subject to the terms of skyway agreements), elevators, escalators, stairways and accessways, common restrooms, loading docks, ramps, drives, walkways, plaza, the common pipes, conduits, wires and appurtenant equipment necessary to service the Premises, and the corridors on any multi-tenant Floors.

        1.20. "Constant Dollars" means the present value of the dollars to which such term refers. An adjustment shall occur on January 1 of the calendar year following the fifth (5th) anniversary of the Commencement Date, and thereafter at five (5) year intervals. Constant Dollars shall be determined by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index Number and the denominator of which is the Base Index Number. The "Base Index Number" shall be the level of the Index for the month as of which this Lease is dated; the "Current Index Number" shall be the level of the Index for the month of September of the year preceding the adjustment year; the "Index" shall be the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items published by the United States Department of Labor, Bureau of Labor Statistics (base year 1982-1984=100), or any successor index thereto as hereinafter provided. If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, Landlord, with the reasonable approval of Tenant, shall substitute for the Index comparable statistics as computed by an agency of the United States Government or, if none is available, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

        1.21    "Delivery Date" shall have the meaning set forth in EXHIBIT D.

        1.22    "Event of Default" shall have the meaning set forth in
Section 24.1.

        1.23    "Excess Space" shall have the meaning set forth in
Section 2.1.4.

        1.24 "Existing Lease" shall mean Tenant's lease, as the same may be amended from time to time, of space in the project located at 222 South Ninth Street in Minneapolis, Minnesota, commonly known as of the date of this Lease as the "Piper Jaffray Tower".

        1.25 "Existing Project Tax Liability Payment" shall mean any payment owing by Ryan Companies US, Inc. to Tenant pursuant to that certain Tax Reimbursement Agreement of even date herewith between Ryan Companies US, Inc. and Tenant.

        1.26    "Expansion Option(s)" shall have the meaning set forth in
Section 8.1.

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        1.27    "Expansion Space(s)" shall have the meaning set forth in
Section 8.1.

        1.28    "Extension Option(s)" shall have the meaning set forth in
Section 4.3.1.

        1.29    "Extension Term(s)" shall have the meaning set forth in
Section 4.3.1.

        1.30 "Financial Services Business" shall mean any business or other operation engaged in banking, insurance or securities brokerage, trading or marketing, financial or investment planning or counseling, venture capital or other financial services, including any bank, savings and loan association, credit union, insurance company, trust company, stock broker, financial planner or investment advisor.

        1.31 "First Additional Initial Premises" shall have the meaning set forth in Section 2.1.2.

        1.32    "First Offer Right" shall have the meaning set forth in
Section 9.1.

        1.33    "First Offer Space" shall have the meaning set forth in Section
9.1.

        1.34 "Floor(s)" shall mean floor(s) of the Building at ground level or above, unless specifically provided to the contrary, with the ground level Floor designated as Floor One (1).

        1.35    "Full Floor Rate" shall have the meaning set forth in Section
6.1.2.

        1.36 "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Minnesota or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (a) listed or defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "toxic substance" under any Legal Requirements, (b) petroleum, (c) asbestos, (d) polychlorinated biphenyl, (e) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (f) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section
6903), (g) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601), (h) defined as a toxic substance in the Toxic Substances Control Act (15 U.S.C. 2601 et. seq.) or (i) any substance which contaminates soil or ground water and causes degradation of the soil and/or water to the extent that mitigation methods are needed to restore the soil or water to its natural state.

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        1.37    "Holidays" shall mean New Year's Day, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day, Christmas Day and such other holidays as are from time to time recognized as holidays by the New York Stock Exchange.

        1.38    "HVAC" shall mean heating, ventilation and air conditioning.

        1.39 "Initial Premises" shall mean the initial space Tenant leases under Section 2.1.1, together with any Additional Initial Premises and Initial Retail Premises, if any, less any Excess Space.

        1.40    "Initial Retail Premises" shall have the meaning set forth in
Section 2.1.3.

        1.41 "Initial Term" shall mean the initial fourteen (14) year term of this Lease specified in Section 4.1.

        1.42 "Land" shall mean the land located in Minneapolis, Minnesota, legally described on EXHIBIT A attached hereto.

        1.43 "Landlord" shall mean Ryan 800, LLC, and its successors and assigns as landlord under this Lease.

        1.44    "Landlord Delay" shall have the meaning set forth in EXHIBIT D.

        1.45 "Landlord Delay Costs" shall mean any and all losses, damages, liabilities, costs and expenses suffered, sustained, incurred or paid by Tenant which result from or arise in connection with (a) any Landlord Delay, (b) any failure by Landlord to satisfy the requirements of Section 5.1.2(a) within the period required thereunder, (c) any other failure by Landlord to deliver the Premises or any portion thereof as and when required by the terms of this Lease (including Articles 8 and 9), or (d) any election by Tenant to terminate this Lease based upon any of the foregoing with resulting loss of the benefit of this Lease, whether such losses, damages, liabilities, costs and expenses are suffered, sustained, incurred or paid by Tenant upon or following the occurrence of any of the applicable events described in clause (a), (b), (c) or (d) above or in anticipation that Landlord Delay may occur, including,(t) all cancellation charges or penalties, or increased costs, imposed or incurred in connection with the cancellation or postponement of contracts or agreements made by Tenant in anticipation of the scheduled delivery date, (u) all moving, storage and insurance costs incurred in connection with storing materials, goods, fixtures, equipment or other items, (v) all rents or other costs associated with extending the Existing Lease or leasing any space (including any doubled-up, overlapping or expansion space) in another facility for any period determined necessary by Tenant in its good faith business judgment and which period may exceed the length of the period of such Landlord Delay or failure in performance of Landlord's obligations, if applicable (provided, however, with respect to the period occurring prior to the date Tenant's obligations to pay Rent commenced with respect to the subject space not timely delivered, the amounts payable by Landlord shall be limited to the amount by which such costs or rents exceed the Rent payable under this Lease with respect to the subject space), (w) all costs of performing any leasehold improvements associated with any alternative space described in clause (v) above, (x) all relocation costs, including those associated with any "double-move", (y) all brokers' commissions, professional fees (including attorneys' fees) and consulting fees, and (z) all other costs and expenses incurred by Tenant by reason of or in anticipation of any such Landlord Delay or failure.

        1.46 "Landlord's Architect" shall have the meaning set forth in EXHIBIT D.

        1.47 "LaSalle Passageway" shall have the meaning set forth in Section 5.1.3.

        1.48 "Lease" shall mean this Lease Agreement and the Exhibits which are attached hereto and made a part hereof.

        1.49 "Legal Requirements" shall mean all applicable federal, state, county municipal, local or other laws, statutes, ordinances, codes, rules and regulations, collectively.

        1.50 "Marker Base Rental Rate" shall mean the net market rental rate (i.e., comparable to Base Rental during the Initial Term) per rentable square foot per year for the Premises or portion thereof as to which the Market Base Rental Rate is being determined, and for the time period as to which such rate is being determined, that a willing tenant would pay, and a willing landlord would accept, in arm's length bona fide negotiations, if the same were leased to a single tenant under a lease pursuant to which such tenant were not to receive any rental concession (such as rental abatements or "free rent" periods or rental assumption), tenant inducement (such as signing bonuses, equity participation, tax benefits or other participation in ownership) or any leasehold improvement allowance, and otherwise taking into account all pertinent factors, including a lease containing all the terms and conditions of this Lease, provided that (a) in any case the Market Base Rental Rate shall not be increased to take into account (i) the value of those provisions of this Lease which provide that the Base Rental shall be only ninety percent (90%) of the Market Base Rental Rate, or the Full Floor Rate, or which otherwise provide for a reduced or discounted Base Rental (including the provisions of clause (b) below), or (ii) that the management fee payable by Tenant described in clause
(b) of Section 7.1 may be lower than management fees payable under a typical lease, and (b) the Market Base Rental Rate for Expansion Space and any First Offer Space (i) shall not be increased due to any term or condition of this Lease which is more favorable to Tenant than a typical lease with typical provisions for the space in question, and (ii) shall take into account the potential period of non-accrual of Rent pursuant to Sections 8.4 and 9.3.3, respectively. In the event the portion of the Premises as to which the Market Base Rental Rate is being determined consists of both Retail Premises and non-Retail Premises, Market Base Rental Rate shall be determined separately for the Retail Premises and for all other portions of the Premises in question.

        1.51 "Mechanical Floor" shall mean a Floor which, by reason of the size and/or number of vertical penetrations (other than elevator machine rooms and elevator shafts) thereon, has a Rentable Area which is materially less than a typical Floor.

        1.52 "Minimum Building Standards" shall mean the standards of operation, maintenance and repair consistent with the requirements of this Lease, the Base Building Shell Condition Requirements and all Legal Requirements, and commensurate with the highest operational and maintenance standards from time to time observed by the highest class of high rise office buildings in downtown Minneapolis, Minnesota.

        1.53    "Mortgage" shall have the meaning set forth in Article 25.

        1.54 "Normal Business Hours" shall mean the periods from 6:00 a.m. to 6:00 p.m., Monday through Friday, and 6:00 a.m. to 1:00 p.m. Saturday, except Holidays.

        1.55    "Operating Expenses" shall have the meaning set forth in Section
7.2.

        1.56 "Parking Garage" shall mean only the parking areas and drives located in the parking garage included in the Building, together with all elevators, escalators, stairways, and other access thereto from the Building and public streets.

        1.57 "Permitted Exceptions" shall mean the matters set forth on EXHIBIT E.

        1.58 "Permitted Physical Limitations" shall mean physical limitations in the design and construction of the Building, other than such limitations which (a) result from the Base Building not being designed and constructed in accordance with the requirements of EXHIBIT D (including the Base Building Shell Condition Requirements and the Approved Base Building Plans and Specifications),
(b) are not in compliance with Legal Requirements or the other requirements of this Lease, or (c) are not of the type or character which have been or are from time to time corrected or mitigated by the owners of first class high rise office buildings of similar age and construction in downtown Minneapolis, Minnesota.

        1.59 "Premises" shall mean the Initial Premises, as adjusted pursuant to Section 4.3, Articles 8, 9 and 10 and any other applicable provision of this Lease, including all Retail Premises.

        1.60 "Prime Rate of Interest" shall mean the published annual prime rate or other equivalent annual reference rate of interest announced as such by U.S. Bancorp's main office, or if U.S. Bancorp discontinues announcing such a rate, the prime rate or other equivalent reference rate of interest of a major commercial bank reasonably designated by Landlord and acceptable to Tenant.

        1.61 "Punch List Items" shall have the meaning set forth in EXHIBIT D.

        1.62 "Qualified Capital Improvement" shall mean any equipment, device or other improvement acquired or made subsequent to the Base Building Completion Date which (a) is capitalized on the books of Landlord in accordance with generally accepted accounting practices consistently applied, irrespective of the amount thereof, (b) is not the result of any inadequacy or defect in the design, maintenance or operation of the Building, and (c) is either (i) reasonably likely to achieve material annual savings in the operation, maintenance or repair of the Building in an amount at least equal to the Qualified Capital Improvement Amortization attributable thereto (exclusive of any improvement which achieves its cost savings through the alteration, repairs, or replacement of any item which has outlived its useful life (e.g., a roof or item of equipment which would be replaced rather than repaired by a prudent building owner)), or (ii) made to comply with any Legal Requirement with respect to the Building or any other portion of the Building (including fire, health, safety or construction requirements) first enacted after the Commencement Date.

        1.63 "Qualified Capital Improvement Amortization" shall mean the amount determined by multiplying (a) the actual, documented out-of-pocket cost of making any Qualified Capital Improvement (net of any savings or net salvage value), by (b) the constant annual percentage required to fully amortize on a level payment basis such cost, together with interest at the Amortization Interest Rate at such time over the reasonably estimated practical useful life of the Qualified Capital Improvement. With respect to any Qualified Capital Improvement described in clause (c)(i) of the definition thereof, the Qualified Capital Improvement Amortization shall not exceed the actual annual cost savings actually achieved by Landlord as a result of such Qualified Capital Improvement.

        1.64 "Rent" shall mean Base Rental, Additional Rent and all other payments by Tenant to Landlord under this Lease, including pursuant to Articles 11 and 12.

        1.65 "Rent Commencement Date" shall mean the date when Tenant's obligations to pay Base Rental and Additional Rent shall commence with respect to the Initial Premises (other than the Second Additional Initial Premises and the Initial Retail Premises) and which date shall be the later of (a) the Commencement Date, or (b) the earlier of (i) June 1, 2000, or (ii) the date on which Tenant's obligation under the Existing Lease for rent, operating and other recurring charges terminates.

        1.66 "Rent Determination Date" shall mean the date as of which a Market Base Rental Rate is to be determined for purposes of establishing the Market Base Rental Rate for each Extension Term and for Expansion Space and First Offer Space, as applicable, and which date shall be:

                (a) In the case of any Extension Term, the date two (2) years prior to the commencement of such Extension Term;

                (b) In the case of any Expansion Space, the date one (1) year prior to the scheduled delivery date for such Expansion Space as provided in Section 8.1; and

                (c) In the case of any First Offer Space, the date on which such First Offer Space is anticipated to be delivered to Tenant as specified in the notice given by Landlord pursuant to Section 9.1.

        1.67    "Rentable Area" shall have the meaning set forth in Section
 2.2.2.

        1.68 "Retail Premises" shall mean the Initial Retail Premises, as adjusted pursuant to Article 9 and 10 and any other applicable provisions of this Lease where space on Floor One (1) or Floor Two (2) of the Building is added to the Premises.

        1.69 "Second Additional Initial Premises" shall have the meaning set forth in Section 2.1.2.

        1.70    "Services" shall mean the services described in Section 13.2.

        1.71 "Skyways" shall mean (a) the skyway across Eighth Street connecting the Building directly with the building known on the date of this Lease as "Dayton Hudson Department Store", (b) the Floor One (1) passageway connecting the Building directly with the building known on the date of this Lease as "LaSalle Court", and (c) all other skyways, skywalks, tunnels and passageways from time to time connecting the Building to other buildings (including the LaSalle Passageway, the Additional Skyway (as defined in EXHIBIT
D) and/or the Alternative Skyway (as defined in EXHIBIT D), subject to Section
5.1.3 or Section 2.10 of EXHIBIT D, as applicable.

        1.72 "Subtenant" shall mean any party or entity occupying or subletting the Premises, or any portion thereof, whether directly or indirectly, voluntarily or by operation of law.

        1.73    "Superior Rights" shall have the meaning set forth in Section
9.2.

        1.74 "Tenant" shall mean Piper Jaffray Companies Inc., and its successors and assigns as tenant under this Lease.

        1.75    "Tenant Delay" shall have the meaning set forth in EXHIBIT D.

        1.76 "Tenant Finish Period" shall mean with respect to each Floor of the Premises the period commencing on the Delivery Date with respect to such Floor and continuing for a period equal to (a) one hundred ninety-six (196) days, plus (b) the number of days Tenant is delayed in performing the Tenant Work by any Unavoidable Delay, plus (c) the number of days Tenant is delayed in performing the Tenant Work by any Landlord Delay, less (d) the number of days of Tenant Delay; provided, however, in no event shall the Tenant Finish Period be extended solely under clause (b) for any days that Tenant actually occupies the entire Premises for the operation of Tenant's business.

        1.77    "Tenant Work" shall have the meaning set forth in EXHIBIT D.

        1.78 "Tenant Work Plans and Specifications" shall have the meaning set forth in EXHIBIT D.

        1.79 "Tenant's Operating Expense Contribution" shall have meaning set forth in Section 7.1.

        1.80 "Tenant's Pro Rata Share" shall mean the percentage obtained by dividing (a) the Rentable Area of the Premises, by (b) the Rentable Area of the Building, as such Rentable Areas may be adjusted from time to time in accordance with this Lease.

        1.81    "Tenant's Tax Contribution" shall have the meaning set forth in
Section 7.4.

        1.82 "Term" shall mean the Initial Term, together with all exercised Extension Terms at the time in question.

        1.83 "Trade Fixtures" shall mean those items of personal property, equipment and fixtures in the Premises, and whether or however attached to the Building, at any time which are necessary, incidental or convenient to the business from time to time conducted at the Premises, including secretarial stations, portable or movable partitions, receptionist desks, trading desks and stations, millwork, credenzas, computer installations (including computers, computer hardware, raised flooring, freestanding supplemental air conditioning or cooling systems therefor), communications systems and equipment, financial services equipment (such as ATM's), safes, safe doors, bulletin boards, book shelves and file cabinets, but excluding walls (other than demountable walls or partitions), doors, trim, floor and wall coverings, ceiling lights and tile, window shades and the like.

        1.84 "Unavoidable Delay" shall mean delay caused by fire, explosion and other casualties; war, invasion, insurrection, riot, civil commotion; sabotage, and malicious mischief; strikes, work stoppages or slowdowns and lockouts; condemnation; future governmental restrictions and unforseeable interpretation of existing governmental restrictions; unforseeable impossibility of or delay in obtaining materials for which there is no reasonable substitute for reasons other than unavailability of funds; contractor defaults (except in the case of the Base Building Work); adverse weather conditions (except in the case of the Base Building Work); or any other unforseeable cause, the occurrence of which, or the extent and duration of the occurrence of which, is not within the reasonable control of the party in question other than delay caused by lack of funds.

        1.85    "Usable Area" shall have the meaning set forth in Section 2.2.2.

2.      PREMISES

        2.1     GRANT.

                2.1.1 INITIAL PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions of this Lease, those certain premises in the Building to be constructed on the Land, said premises consisting of all of the Rentable Area on Floors Four (4) through Thirteen (13), inclusive, of the Building, consisting of approximately Three Hundred Ninety-Three Thousand Five Hundred Fifty-Eight (393,558) square feet of Rentable Area.

                2.1.2 ADDITIONAL INITIAL PREMISES. Tenant may elect to increase the Rentable Area of the Initial Premises as determined under this Section 2.1 as follows:

                        (a)     By up to the entire Rentable Area of Floor Three
                (3) by notice given to Landlord not later than July 1, 1998; and

                        (b)     By up to the Rentable Area contained in three
                (3) full Floors by notice given to Landlord not later than June 1, 1999.

        Any such area added to the Initial Premises shall hereinafter sometimes be referred to as the "Additional Initial Premises", while the initial two (2) Floors so added (other than any area so added on Floor Three
        (3)) shall hereinafter sometimes be referred to as the "First Additional Initial Premises", and any additional area so added (including any area so added on Floor Three (3)) shall hereinafter sometimes be referred to as the "Second Additional Initial Premises". The size (except as provided above), location and configuration of the Additional Initial Premises shall be determined by Tenant in its sole discretion, except that (x) the Additional Initial Premises described in clause (a) above shall be located on Floor Three (3), (y) the other Additional Initial Premises shall, if the uppermost or lowermost Floor of the Initial Premises (other than Floors Two (2), Three (3) or any Mechanical Floor) does not include all of the Rentable Area on such Floor, consist of the remaining Rentable Area on such Floor, and then the remainder of the Additional Initial Premises shall be located on the Floors contiguous to the uppermost and/or lowermost Floor of the Initial Premises, and the uppermost and lowermost Floor of the Initial Premises (other than Floors Two (2), Three (3) or any Mechanical Floor), as so adjusted, shall consist of either one-half (1/2) or the entire Rentable Area of such Floors, and (z) the space not leased by Tenant of any partial Floor shall be capable of being configured so as to make the same reasonably leasable. Notwithstanding the foregoing requirements, no Additional Initial Premises shall be located on any Mechanical Floor unless Tenant shall otherwise elect in its sole discretion. All Additional Initial Premises shall be deemed to be part of the Initial

        Premises for all purposes of this Lease (including Article 5 and EXHIBIT D (including the Base Building Construction Schedule)), except that Rent for the Second Additional Initial Premises shall commence to accrue on a Floor by Floor basis from and after the later of (y) the Rent Commencement Date, or (z) the earlier of (i) the first date when the applicable Floor containing any portion of the Second Additional Initial Premises and the services described in Section 3.4 of Exhibit D with respect thereto shall have been continuously available and operating in the condition required pursuant to EXHIBIT D for a period of time not shorter than the Tenant Finish Period with respect to such Floor, or
        (ii) the first date when Tenant shall have commenced its business operations in the portion of the Second Additional Premises located on such Floor..

                2.1.3 INITIAL RETAIL PREMISES. Tenant also may elect to increase the Rentable Area of the Initial Premises as determined under this Section 2.1 by up to the entire Rentable Area of Floor Two (2) by notice given to Landlord not later than September I, 1998. Any such area added to the Initial Premises shall hereinafter sometimes be referred to as the "Initial Retail Premises". The size (except as provided above), location and configuration of the Initial Retail Premises shall be determined by Tenant in its sole discretion, except that (a) the Initial Retail Premises shall be located on Floor Two (2), and (b) the space not leased by Tenant on Floor Two (2) shall be capable of being configured so as to make the same reasonably leasable. All Initial Retail Premises shall be deemed to be part of the Initial Premises for all purposes of this Lease (including Article 5 and EXHIBIT D (including the Base Building Construction Schedule)), except that Rent for the Initial Retail Premises shall commence to accrue from and after the later of (y) the Rent Commencement Date, or (z) the earlier of (i) the first date when the Initial Retail Premises and the services described in Section
        3.4 of EXHIBIT D with respect thereto shall have been continuously available and operating in the condition required pursuant to EXHIBIT D for a period of time not shorter than the Tenant Finish Period with respect to such Floor, or (ii) the first date when Tenant shall have commenced its business operations in the Initial Retail Premises.

                2.1.4. EXCESS SPACE. Tenant shall have the following rights to decrease the Rentable Area of the Initial Premises as determined under this Section 2.1 as follows:

                        (a) By up to Rentable Area contained in three (3) full Floors, by notice given to Landlord not later than July 1, 1998; and

                        (b) By up to the Rentable Area contained in one (1) full Floor, by notice given to Landlord not later than February 1, 1999;

        provided that the aggregate Rentable Area deleted from the Initial Premises pursuant to clauses (a) and (b) shall not exceed three (3) full Floors. Any such area deleted from the Premises shall hereinafter be referred to as "Excess Space". The size, location and configuration of the Excess Space shall otherwise be determined by Tenant in its sole discretion, except that (x) the Excess Space shall not consist of any portion of Floors Eleven (11) through Thirteen (13), (y) the Excess Space located on Floors other than Floors Two (2) or Three (3) or any Mechanical Floor, shall, if the uppermost or lowermost Floor of the Initial Premises (other than Floors Two (2), Three (3) or any Mechanical Floor) does not include all of the Rentable Area in such Floor, consist of the remaining Rentable Area on such Floor, and then the remainder of such Excess Space shall be located on the uppermost and/or lowermost Floor of the Initial Premises, and the uppermost and lowermost Floor of the Initial Premises (other than Floors Two (2), Three (3) or any Mechanical Floor), as so adjusted, shall consist of either one-half (1/2) or the entire Rentable Area on such Floor, and (z) the space not leased by Tenant on any partial Floor shall be capable of being configured so as to make the same reasonably leasable. Notwithstanding the foregoing, Tenant in its sole discretion may elect to have any or all of the Excess Space located on Floor Two
        (2) or Three (3) or on any Mechanical Floor.

                2.1.5 RELATIONSHIP BETWEEN ADDITIONAL PREMISES AND EXCESS SPACE. Tenant's rights under Sections 2.1.2, 2.1.3 and 2.1.4 are independent, and no exercise by Tenant of any of its rights under such provisions shall limit or have any effect on Tenant's later exercise of any of its rights under such provisions.

                2.1.6 LEASE AMENDMENT. Upon any designation of Additional Initial Premises, Initial Retail Premises or Excess Space, the parties shall amend this Lease to incorporate such changes to the Initial Premises, but failure to do so shall not affect the validity of any such changes.

        2.2 MEASUREMENT STANDARDS. The measurement of space in the Building shall be governed by the following standards:

                2.2.1 CERTAIN DEFINED TERMS. For purposes of this Section 2.2, the following terms shall be defined as follows:

                        (a) "finished surface" shall mean a wall, ceiling or floor surface, including glass, as prepared for tenant use, excluding the thickness of any special surfacing materials such as paneling, furring strips and carpeting.

                        (b) "dominant portion" shall mean the portion of the inside finished surface of the permanent outer building wall which is fifty (50%) or more of the vertical floor-to-ceiling dimension measured at the dominant portion. If there is no dominant portion, or if the dominant portion is not vertical, the measurement for area shall be to the inside finished surface of the permanent outer Building wall where it intersects the finished floor.

                        (c) "vertical penetrations" shall mean stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, and their enclosing walls, and electrical, mechanical, water/fire pump and other utility or equipment rooms, which, regardless of size, serve more than one (1) Floor, but shall not include stairs, dumbwaiters, lifts, and the like, exclusively serving a tenant occupying offices on more than one (1) Floor, other than any shuttle or additional stairs or elevators serving the Premises which are constructed as a part of the Base Building Work and any enlarged or additional stairs serving the Premises required pursuant to applicable codes and ordinances based upon the population densities provided in Section 2.2.1 of EXHIBIT D, which elevators and stairs shall be excluded from Rentable Area and Usable Area in any event.

                        (d) "office" shall mean the premises leased to a tenant for which a measurement is to be computed.

                2.2.2 RENTABLE AREA; USABLE AREA. "Rentable Area", as used in this Lease (a) in the case of a single tenancy Floor, shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer Building walls, excluding any vertical penetrations of the Floor, and (b) in the case of a multi-tenancy Floor, shall be computed by multiplying the Usable Area of an office by a fraction, the numerator of which is the Rentable Area of the Floor and the denominator of which is the Usable Area of the Floor. The "Usable Area" of an office shall be computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining Usable Areas, and to the inside finished surface of the dominant portion of the permanent outer Building walls. The Usable Area of a Floor shall be equal to the sum of all Usable Areas on that Floor. No deductions shall be made for columns and projections necessary to the Building. The Rentable Area of the Building shall be the sum of the Rentable Areas of all space in the Building which is leased, held or designed for lease or occupancy, other than any below-grade (i.e. basement) storage space areas. In determining the Rentable Area of the Building, the Rentable Area of the space on Floors One (1) and Two (2) which is leased, held or designed for lease or occupancy for retail sales and services shall, in the aggregate, equal the "Usable Area" of such space plus (y) the area of the public corridors or walkways adjacent to the store fronts of such spaces (but with the width of such corridors and walkways deemed to not exceed eight
        (8) feet), plus (z) all corridors and walkways used for service, delivery or exiting purposes for such retail space.

                2.2.3 DETERMINATION. The Approved Base Building Plans and Specifications shall include a calculation of the designed Rentable
        Area of each Floor of the Building and the entire Building. In addition, Landlord shall deliver to Tenant on or before the Base Building Completion Date a calculation of the Rentable Area, as constructed, of each Floor (or portion thereof) included in the Premises and the entire Premises and the Building. Tenant shall have the right at its expense to have the Landlord's Architect or an independent architect of Tenant's selection recalculate the number of square feet of Rentable Area within the Premises and the Building on the basis of the foregoing definition upon the following terms and conditions: (a) Tenant shall cause such recalculation to be made and deliver to Landlord a notice of the results thereof no later than the Rent Commencement Date, failing which Tenant shall be deemed to have approved Landlord's calculation; and (b) if Landlord shall disagree with the results of said recalculation, it shall so notify Tenant and the calculations shall be determined by Arbitration. Upon final determination of the number of square feet of Rentable Area within the Premises and the Building, Landlord and Tenant shall execute an amendment to this Lease memorializing such final determination and, if such determination differs from the determination set forth in the supplement provided for in Section 2.3, substitute floor plans to conform to such final determination, but the failure to do so shall have not affect the validity of any provision of this Lease.

                2.2.4 ADJUSTMENT. The Rentable Area and Usable Area, as applicable, for any Premises added to or eliminated from this Lease shall be determined and agreed upon in a like manner to that provided in
        Section 2.2.3. In no event shall the Rentable Area of any portion of the Premises be increased (unless the area is added to the Premises pursuant to the other terms and conditions of this Lease (such as Articles 8, 9 and 10)) or the Rentable Area or Usable Area of any portion of the Building be materially decreased, without Tenant's prior approval.

        2.3 FLOOR PLANS. The parties shall execute a supplement to Lease to include a copy of the floor plan for each Floor of the Premises setting forth the Rentable Area of each Floor of the Premises (together therewith a summary of the Rentable Area of the entire Premises and Building) as soon as practicable after completion of the Approved Base Building Plans and Specifications for the Building, which floor plans, including any substitute floor plans as contemplated by Section 2.2.3, shall constitute EXHIBIT B to this Lease.

        2.4     COMMON AREAS.

                2.4.1 USE BY TENANT. Tenant and its agents, employees, customers and invitees shall have the non-exclusive right, in common with Landlord and other Building Occupants, at no additional charge to use all Common Areas.

                2.4.2 SPECIAL EVENTS. Landlord may from time to time arrange for civic or cultural events in the Floor One (1) and Floor Two (2) lobbies of the Building and may grant similar rights to other Building Occupants, subject to Tenant's prior written approval, which will not be unreasonably withheld or delayed, except that Tenant may withhold its approval in its sole discretion if such event (a) would conflict with an event Tenant has scheduled or proposed to schedule, or (b) is sponsored by, advertises in any manner or gives any attribution whatsoever to any Financial Services Business.

        In the event Landlord or any other Building Occupant shall desire to schedule any such use, Landlord shall give Tenant not less than thirty
        (30) days' prior notice thereof, which notice shall include reasonable detail as to the date, time, place and subject matter of such use and in any event shall not schedule any such use more than nine (9) months in advance or for a duration of greater than one (1) week. Subject to (y) not less than thirty (30) days' prior notice to Landlord, and (z) usual pedestrian use by other Building Occupants and the general public in reasonable locations, Tenant shall have the use of lobbies and other common areas on Floor One (1) and Floor Two (2) for the purposes of staging or promoting events of a cultural or civic nature or occasional business events or occasional entertainment events related to a business function. If the notice in clause (y) is not given within fifteen (15) days after Landlord's notice, then Tenant may not use such common areas during the use so scheduled by Landlord in such notice (and which is otherwise approved by Tenant as provided above) in a manner which would conflict with such use. All such Tenant events will be conducted or sponsored by Tenant at its sole expense, but without any charge by Landlord for such use, except that Landlord may charge Tenant and any other Building Occupants making such use for any extraordinary costs reasonably incurred by Landlord as a result of such use, including additional janitorial and security expenses. If there is a conflict between Tenant and another Building Occupant or Landlord as to use of the Floor One (1) and Floor Two (2) lobbies of the Building on a date for an event hereunder, Tenant shall have first priority as to date, time and place. Tenant and any other Building Occupants using the Floor One (1) and Floor Two (2) lobbies of the Building in such manner shall obtain all appropriate insurance with respect to such events and shall provide Landlord with certificates evidencing all such insurance before any such event.

                2.4.3 LANDLORD'S RESERVED RIGHTS IN COMMON AREAS. Subject to the limitations provided in Article 34, Landlord reserves the right from time to time without unreasonable interruption or interference with Building Systems or Services (including jeopardizing Building security) or Tenant's business or use to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment relating to Building Systems or Building structure above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Common Areas; (b) close temporarily any of the Common Areas for maintenance purposes; and (c) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or any portion thereof. If such activities may interfere with Tenant's use or enjoyment of the Premises or the Common Areas, then to the extent possible, Landlord shall confine such activities to periods other than Normal Business Hours. Without limitation to the foregoing, Landlord shall confine any movement of freight, equipment or other deliveries and materials through the Floor One (1) and Floor Two
        (2) lobbies of the Building to other than Normal Business Hours.

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                2.4.4   SKYWAY AND OTHER APPURTENANT AGREEMENTS. Landlord shall
        not modify, amend or terminate, or consent (actively or passively) to any such modification, amendment or termination of any of the agreements described on EXHIBIT A (the "Appurtenant Agreements") without Tenant's prior consent. In the event any Appurtenant Agreement is terminated, Landlord shall use diligent efforts to cause (a) the terminated agreement to be replaced with a comparable replacement agreement similarly benefiting the Building, and (b) any skywalks or other improvements associated therewith to be replaced or reconfigured as necessary to provide reasonable comparable service and benefit to the Building. In the event Landlord shall perform the Work described in clause (b) above solely by reason of Tenant's written requirement to do the same, such work shall constitute a Qualified Capital Improvement. Landlord shall use reasonable efforts to enforce the Appurtenant Agreements against all other parties from time to time bound thereby.

3.      USE

        3.1 GENERAL. Tenant shall have the right to use the Premises for (a) general office, retail and/or Financial Services Business purposes, (b) any business being conducted by Piper Jaffray Companies Inc. or any corporate or business successor thereof, or any Affiliate thereof at any time during the Term, and/or (c) any use permitted under Legal Requirements which is not incompatible with a first class office building in downtown Minneapolis, Minnesota, together with any uses which are incidental or ancillary to any such use or uses. Without limiting the generality of the foregoing, Tenant may install kitchens, lunchrooms and other amenities, whether for employees or with public or limited accessibility thereto. Notwithstanding the foregoing, in the event Tenant shall have previously approved or been deemed to have approved pursuant to Section 38.2 any specific exclusive retail use (other than any use associated with any Financial Services Business) granted to a particular retail tenant of Floor One (1) or Floor Two (2) pursuant to a notice given to Tenant pursuant to Section 38.2, Tenant shall not thereafter use the Retail Premises or any portion thereof for such specific exclusive retail use during such period of the term of the lease held by such particular retail tenant as such tenant shall be engaged in such exclusive retail use.

        3.2 LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE. Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose which would subject Landlord to any civil or criminal penalty or which is reasonably determined by Landlord's insurer to be extra-hazardous on account of fire or other hazards. If Tenant uses or permits any use (other than Tenant's use as permitted in Section 3.1(a)) which would in any way increase the rate of fire or liability or any other insurance coverage maintained by Landlord on the Building and/or its contents, Tenant shall pay to Landlord, from time to time within thirty (30) days after demand, said increased insurance costs to the extent Landlord can reasonably demonstrate the same, but in no event for any longer period than Tenant continues such inconsistent use.

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        3.3     LAWS AND REGULATIONS. Tenant shall not occupy or use the
Premises or any part thereof for any business or purpose which is unlawful, and Tenant shall substantially comply at its expense with all applicable present and future Legal Requirements which relate directly to the specific nature of Tenant's use or occupancy of the Premises, provided that Landlord, not Tenant, shall be required to make any alterations or improvements to the Premises and the Building, including the Base Building Work, which are applicable to office use (which, for such purpose, shall be deemed to be open as a public accommodation) generally, save and except any such required alterations and improvements to (a) the Tenant Work, (b) Tenant's Trade Fixtures, (c) any alterations, additions or modifications to the Premises made by Tenant after the Commencement Date except those made to the Base Building Work or any other portion of the Premises or Building required to be repaired by Landlord pursuant to Section 16.1, and (d) any element of the Base Building Work or any other portion of the Premises or Building required to be repaired by Landlord pursuant to Section 16.1 which, but for any alterations, additions and modifications thereto made by Tenant after the Commencement Date, would not be required under Legal Requirements. Landlord at its expense, shall comply with all present and future Legal Requirements which relate to the use, condition or occupancy of the Building and the Land, including those requiring physical changes to any portion of the Premises for which Tenant is not responsible pursuant to the preceding sentence, including those required by the Americans with Disabilities Act.

        3.4 RULES OF BUILDING. Tenant shall comply with rules of the Building attached as EXHIBIT F. Except to the extent inconsistent with the terms of this Lease, and subject to Tenant's consent, which consent shall not be unreasonably withheld, Landlord may supplement or amend such rules from time to time after thirty (30) days' written notice from Landlord to Tenant for the safety, care and cleanliness of the Premises and Building and for preservation of good order therein. Said rules or any amendments thereto shall not discriminate against Tenant, either as written or applied. In case of any conflict or inconsistency between said rules or amendments and any of the other terms and conditions of this Lease, the other terms and conditions of this Lease shall control.

        3.5 NUISANCE. Tenant shall conduct its business and shall use reasonable efforts to control its agents, contractors, employees, invitees, and visitors in such manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb any other Building Occupant or Landlord in its operation of the Building.

        3.6 OTHER BUILDING OCCUPANTS. Landlord shall use reasonable efforts to enforce against all other Building Occupants the terms, covenants, conditions and restrictions provided in Sections 3.2, 3.3, 3.4 and 3.5 and will include similar provisions in all leases and other occupancy agreements with any Building Occupants.

4.      TERM; EXTENSION TERMS

        4.1 INITIAL TERM. The Term of this Lease shall commence on the Commencement Date and shall end on the day prior to the fourteenth (14th) anniversary of the Commencement Date.

        4.2 MEMORANDUM. Promptly following the Commencement Date, Landlord and Tenant shall execute and deliver a memorandum of commencement date in the form attached hereto as EXHIBIT C which sets forth the Commencement Date and the expiration date of the Initial Term of this Lease. The memorandum of commencement date may be recorded at the request of either party and at the expense of the party making such request, but the failure to execute such memorandum shall not affect the validity of any provision of this Lease.

        4.3     EXTENSION TERMS.

                4.3.1 GRANT OF OPTIONS. Tenant is hereby granted the options (each, an "Extension Option") to extend the Term of this Lease for three
        (3) successive periods (each, an "Extension Term"), the first Extension Term being for a period of six (6) years and the second and third Extension Terms being for periods of five (5) years each, each such period to commence at the expiration of the Initial Term or immediately preceding Extension Term, as the case may be.

                4.3.2 PREMISES FOR EXTENSION TERMS. The size, configuration and location of the portions of the Premises leased by Tenant for an Extension Term shall be determined by Tenant in its sole discretion at the time of exercise of the subject Extension Option, provided that the Premises leased by Tenant for any Extension Term may include any space on any number of Floors of the Premises, whether or not contiguous, provided that (a) to the extent Tenant leases the entire Rentable Area on a particular Floor (other than Floor Two (2)), and Tenant elects to continue to lease any space on such Floor, then Tenant shall lease the entire Rentable Area on such Floor, (b) Tenant may exercise the subject Extension Option, if at all, as to all or any portion of the Retail Premises then-leased, provided the part of the Retail Premises not leased for the subject Extension Term shall be capable of being configured so as to make the same reasonably leasable, and (c) to the extent Tenant leases less than the entire Rentable Area on a particular Floor, Tenant may exercise the subject Extension Option, if at all, as to all or any portion of the Premises then-located on such Floor, provided the part of such portion of the Premises not leased for the subject Extension Term shall be capable of being configured so as to make the same reasonably usable.

                4.3.3 EXERCISE OF EXTENSION OPTIONS. Tenant shall exercise an Extension Option, if at all, as follows: At least thirty (30), but not more than thirty-two (32), months prior to the expiration of the Initial Term or previous Extension Term, as the case may be, Landlord shall deliver to Tenant notice of (a) the date upon which

        Tenant's right to exercise the subject Extension Option shall expire,
        (b) Landlord's best estimate of what the Full Floor Rate and the Market Base Rental Rate with respect to both the Retail Premises and all other portions of the Premises will be at the Rent Determination Date, and (c) Landlord's best estimate of the market rate management fee as described in Section 7.1(b). On or before the later of (y) sixty (60) days after Landlord gives the notice in accordance with the preceding sentence, and
        (z) twenty-four (24) months prior to the expiration of the Initial Term or the then-current Extension Term, as the case may be, Tenant may give Landlord notice (x) that Tenant elects to exercise the subject Extension Option, (y) subject to the limitations in Section 4.3.2, specifying the portion or portions of the Premises which Tenant will lease for the subject Extension Term, and (z) whether Tenant agrees with Landlord's estimates of the Market Base Rental Rates, the Full Floor Rate or such market rate management fee. Failure to give such notice shall constitute a waiver of the subject Extension Option and failure to agree as provided above shall constitute rejection of Landlord's estimates with which Tenant did not expressly agree. If Tenant's notice includes disagreement with any of Landlord's estimate of the Market Base Rental Rate, the Full Floor Rate or such market rate management fee in its extension notice or shall be deemed to have rejected the same, as above provided, such rates with which Tenant disagrees or is deemed to have rejected shall be determined by Arbitration. Tenant shall have the right to terminate this Lease by giving notice thereof to Landlord within forty-five (45) days after the determination of the Market Base Rental Rate and the Full Floor Rate, which termination shall be effective as of the later of (a) the date elected by Tenant which is at least twenty-four (24) months after such termination notice is given by Tenant, or (b) the scheduled expiration of the Term without giving effect to the Extension Term in question. If Tenant so terminates this Lease pursuant to the preceding sentence, the Base Rental applicable to that portion, if any, of the Extension Term in question which precedes the effective date of such termination shall be the Base Rental determined in accordance with Section 6.1.2.

                4.3.4 TERMS AND CONDITIONS OF EXTENSION TERMS. Any renewal for an Extension Term shall operate as an extension of the Term hereof, so that this Lease and each and every covenant, agreement and provision thereof shall be and remain in full force and effect during the Term hereof as extended and with the same force and effect as if the Term of this Lease were originally for such Extension Term, except (a) the Premises shall be as determined by Tenant pursuant to Section 4.3.2, (b) the Base Rental during each Extension Term shall be as set forth in
        Section 6.1.2, (c) Tenant shall have no option to extend the Term of this Lease beyond the expiration of the Extension Terms herein expressly provided for, and (d) Landlord shall not be obligated to provide any new or additional leasehold improvements to Tenant in connection with any such extension.

5.      CONSTRUCTION OF THE BUILDING AND LEASEHOLD IMPROVEMENTS

                5.1     BASE BUILDING WORK.

                5.1.1 LANDLORD'S OBLIGATIONS. The work letter attached hereto as EXHIBIT D shall govern the design, planning and construction of the Building. Without limitation to the foregoing, Landlord at its sole cost and expense shall perform and provide all of the Base Building Work in accordance with EXHIBIT D. Landlord represents and warrants to Tenant that Landlord has obtained all governmental, quasi-governmental and third party agreements, approvals, licenses, permits, variances, determinations and other authorizations to demolish the existing improvements on the Land and to construct (in accordance with EXHIBIT
        D), occupy and operate the Building (exclusive of Skyways other than those described in clauses (a) and (b) of the definition thereof), provided that such authorizations do not include a building permit (but do include all required demolition permits) or certificate of occupancy.

                5.1.2 TENANT'S REMEDIES. Tenant shall have the following rights and remedies with respect to the acquisition of the Land and the performance of the Base Building Work by Landlord:

                        (a) In the event Landlord does not deliver to Tenant on or before May 4, 1998 a binding and enforceable commitment to provide construction financing sufficient to complete the Base Building Work and fund the costs to be paid by Landlord pursuant to Section 3.6 of Exhibit D in form, substance and amounts reasonably acceptable to Tenant (including without further leasing requirements, commitment for permanent financing, or any other conditions other than routine disbursement conditions) then, whether or not this Lease may be terminated pursuant to clause (b) below, Landlord shall reimburse Tenant for any and all Landlord Delay Costs incurred by Tenant from time to time in connection with or resulting from such failure, or from any election by Tenant to terminate this Lease as a result of such failure, within twenty (20) days after demand made by Tenant from time to time, which demand shall describe in reasonable detail the Landlord Delay Costs for which reimbursement is being sought. In the event Landlord shall fail to so reimburse Tenant within such twenty (20) day period, Tenant thereafter from time to time may draw upon the Five Million Dollar ($5,000,000) letter of credit issued by U.S. Bank National Association in favor of Tenant (a copy of which is attached hereto as EXHIBIT
                I) to obtain reimbursement of the Landlord Delay Costs so demanded which remain unpaid, regardless of any dispute with respect thereto. Tenant also may draw the entire amount of such letter of credit if at least thirty (30) days prior to the expiration date thereof, Lender has not either (i) extended such letter of credit for a period of at least one (1) year from the then-current expiration date, or (ii) Lender or another issuer acceptable to Tenant in its sole discretion has not issued to Tenant a replacement letter of credit with an expiration date of at least one (1) year from the expiration date of the then-current letter of credit and otherwise acceptable to Tenant. Upon delivery to Tenant, on or before June 15, 1998, of the commitment described above, Tenant shall thereafter take no action which would result in additional Landlord Delay Costs solely relating to the failure to deliver such commitment by May 4, 1998; and upon reimbursement by Landlord of (or by drawing upon such letter of credit for) any Landlord Delay Costs for which Landlord is responsible pursuant to this clause (a), Tenant shall deliver such letter of credit to Landlord, together with such acknowledgment of its cancellation as Landlord shall reasonably request.

                        (b) Without limitation to clause (a) above, in the event that Landlord does not deliver to Tenant on or before June 15, 1998 the commitment described in clause (a) above, then Tenant may terminate this Lease by giving notice to Landlord at any time on or before July 15, 1998.

                        (c) In the event that Landlord fails for any reason (including Unavoidable Delay) to complete demolition of all existing improvements on the Land on or before September 1, 1998, then Tenant may terminate this Lease by giving written notice to Landlord at any time on or after such date and before such demolition is completed.

                        (d) In the event that Landlord fails for any reason (including Unavoidable Delay) to commence construction of the Base Building Work as required by Section 2.4.1 of EXHIBIT D on or before October 1, 1998, then Tenant may terminate this Lease by giving written notice to Landlord at any time on or after such date and before such construction commences. For purposes hereof, construction shall be deemed to have commenced only when demolition of all existing improvements on the Land has been completed, and the Building footing and foundation work has begun.

                        (e) In the event that any item of Landlord Delay equals or exceeds one (1) year in length, then Tenant may terminate this Lease by giving notice to Landlord at any time after such date and before the applicable items of the Base Building Construction Schedule are completed.

                        (f) Without limitation to clause (e) above, in the event that the Base Building Completion Date does not occur on or before the date which is the first (1st) anniversary of the date specified therefor in the Base Building Construction Schedule for any reason (including Unavoidable Delays), plus the number of days in which such Base Building Completion Date is not achieved solely as a result of Tenant Delay, then Tenant may terminate this Lease by giving notice to Landlord at any time after such date and before the Base Building Completion Date.

                        (g) Landlord shall indemnify Tenant against, and shall pay to Tenant, in cash, within twenty (20) days after demand made by Tenant from time to time, all Landlord Delay Costs incurred by Tenant from time to time as a result of or in connection with any Landlord Delay, which demand shall describe in reasonable detail the Landlord Delay Costs for which reimbursement is being sought; provided, however, Tenant must make any such demand on or before the third anniversary of the Rent Commencement Date, or, in the event Tenant terminates this Lease pursuant to this Section 5.1.2, the third anniversary of such termination. No termination of, or election not to terminate, this Lease pursuant to any of the provisions of this
                Section 5.1.2 shall release Landlord from its obligations to pay to Tenant pursuant to this clause (g) all Landlord Delay Costs suffered, sustained, incurred or paid by Tenant as a result of or in connection with the Landlord Delay associated with the event giving rise to such termination. Although Tenant in its discretion may incur Landlord Delay Costs in anticipation that a Landlord Delay may occur (in addition to upon or following the occurrence thereof), Landlord shall not be obligated to reimburse Tenant pursuant to this clause (g) for such Landlord Delay Costs unless such Landlord Delay shall actually occur.

                        (h) Landlord acknowledges that in the event Landlord shall fail to achieve any Delivery Date provided in the Base Building Construction Schedule, Tenant would suffer considerable business interruptions, losses and damages, in addition to Landlord Delay Costs, which would be extremely difficult, if not impossible to measure. Accordingly, in addition to the Landlord Delay Costs which are reimbursable under clause (g) above, Landlord shall pay to Tenant in cash, and without notice or demand by Tenant, for each day of Landlord Delay in meeting any Delivery Date on the Base Building Construction Schedule, as liquidated damages for damages other than those included in Landlord Delay Costs (and not as a penalty) for such delay, the sum of Ten Thousand Dollars ($10,000) per day for each missed Delivery Date on a cumulative basis (i.e., each Delivery Date shall continue to accrue the per diem amount until the occurrence of such Delivery Date, notwithstanding that the per diem amount continues or ceases to accrue for any other prior or subsequent Delivery Date).

                        (i) Without limitation to the foregoing or any other guaranty or agreement in favor of or benefiting Tenant, Landlord's construction obligations under this Lease and payment of all Landlord Delay Costs and liquidated damages described in clauses (g) and (h) above, respectively, have been jointly and severally guaranteed by Ryan Properties, Inc. and Ryan Companies U.S.,

                Inc. pursuant to a Completion Guaranty of even date herewith by such parties to and for the benefit of Tenant.

                        (j) Each right or remedy conferred upon the Tenant under this Section 5.1.2 and under such letter of credit, Completion Guaranty and any other guaranty, security or other financial or performance assurances, shall be cumulative and shall be in addition to every other right or remedy, express or implied, now or hereafter arising, available to Tenant, at law, in equity, or under any other contract or agreement, and each and every right and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Tenant and shall not be a waiver of the right to exercise at any time thereafter any other right or remedy. No delay or omission by the Tenant in the exercise of any right or remedy arising under this Section 5.1.2 (subject to the time limitations in clause (g) above) or under such letter of credit, Completion Guaranty or other guaranty, security or other financial or performance assurances, or arising otherwise, shall impair any such right or remedy or the right of Tenant to resort thereto at a later date or be construed to be a waiver of any such right, power or remedy or as an election of remedies. In the event Tenant shall have proceeded to invoke any right or remedy permitted under this
                Section 5.1.2 or under such letter of credit, Completion Guaranty or other guaranty, security or other financial or performance assurances, and shall thereafter elect to discontinue or abandon the same for any reason and to resort to any other right or remedy, Tenant shall have the unqualified right to do so. No termination of this Lease by Tenant pursuant to this Section 5.1.2 shall be deemed to be an election of remedies by Tenant, shall limit any other right, power or remedy, express or implied, now or hereafter arising, available to Tenant, at law, in equity, or under any other contract or agreement, or shall operate to release Landlord from its obligation to pay all Landlord Delay Costs suffered, sustained, incurred or paid by Tenant as a result of or in connection with the Landlord Delay giving rise to any such termination or the election by Tenant to terminate this Lease, or from any other damages which may be available to Tenant at law, in equity or under any other contract or agreement, whether the Landlord Delay Costs or other damages suffered, sustained, incurred or paid by Tenant before, on or after such termination, all of which obligations of Landlord shall survive any such termination.

                5.1.3 LASALLE PASSAGEWAY. Landlord and Tenant acknowledge and agree that (a) in the event a reasonably direct Skyway level connection between Floor Two (2) of the Building and the second level passageways (and therefore to the broader downtown Minneapolis skyway system connecting thereto) of the building known on the date of this Lease as "LaSalle Court" is not completed as a part of the Base Building Work, the value of Tenant's leasehold estate created by this Lease will be materially and substantially diminished, and (b) as of the date of this Lease, Landlord has been unable to obtain the rights to such a connection on terms satisfactory to Landlord. Accordingly, Landlord shall do one (1) of the following: (x) pay to Tenant on or before the Rent Commencement Date in cash or certified funds the sum of One Million and No/100 Dollars ($1,000,000.00); (y) provide as a part of the Base Building Work a passageway connecting Floor Two (2) of the Building to the second level passageways of the LaSalle Court building through the building known on the date of this Agreement as the "Lakewood Building"; or (z) provide as a part of the Base Building Work a passageway connecting Floor Two (2) of the Building directly to the second level passageways of the LaSalle Court building. In the event Landlord elects either option (y) or (z) above, then (a) the passageway Landlord so elects to construct shall hereinafter sometimes be referred to as the "LaSalle Passageway", and (b) Landlord at its sole cost and expense shall (i) deliver to Tenant along with its notice of election binding and enforceable agreements benefiting the Building and all Building Occupants acquiring and providing for appropriate easements and for the design, construction, operation and maintenance of the LaSalle Passageway and for the use by all Building Occupants of the first and second level passageways and associated elevators, escalators and stairways of such LaSalle Court building and, in the case of option (y) above, the Lakewood Building, which agreements shall provide, without limitation, minimum hours of operation for the LaSalle Passageway and such passageways, elevators, escalators and stairways consistent with the minimum hours specified in Section 13.2.7, (ii) cause such agreements to be recorded in the appropriate Hennepin County, Minnesota real estate records, (iii) cause Old Republic National Title Insurance Company to issue an endorsement to Tenant's title insurance policy with respect to this Lease insuring such agreements as an appurtenance to the Land in a form and manner reasonably satisfactory to Tenant, and (iv) construct the LaSalle Passageway as a part of the Base Building Work in accordance with the terms and conditions of EXHIBIT D, including the Minimum Building Standards (except that passageway described in option
        (z) above may have a clear ceiling height of not less than seven feet (7')), the Base Building Construction Schedule and the design and approval procedure contained in EXHIBIT D. In the event Landlord elects option (x) above but fails to make the One Million and No/100 Dollar payment required thereunder on or before the Rent Commencement Date, then Tenant may deduct such amount, together with interest thereon at the Agreed Interest Rate, from the Rent and any other sums payable by Tenant to Landlord under this Lease.

        5.2     CONSTRUCTION OF LEASEHOLD IMPROVEMENTS.

                5.2.1 TENANT WORK. Subject to the provisions of EXHIBIT D, Tenant at its option may cause to be performed, and Landlord shall pay certain costs associated with, any Tenant Work in the manner provided in EXHIBIT D.

                5.2.2 OCCUPANCY BEFORE COMMENCEMENT DATE. Tenant shall have the right from and after the Delivery Date with respect to each Floor to use and occupy such Floor for any purpose permitted by this Lease (including for the performance of the Tenant Work, installation of Tenant's furniture, Trade Fixtures and personal property, and operation of Tenant's business therein). Any such access shall be subject to all of the terms and conditions of this Lease (including the parties' obligations and agreements under Article 19), except that Tenant's obligations to pay Rent and other charges under this Lease, which shall not commence until the Rent Commencement Date, irrespective of whether Tenant has commenced or completed any improvement work, occupancy or business operations in any portion of the Premises; provided, however, Tenant shall pay with respect to any period prior to Rent Commencement Date during which Tenant occupies any portion of the Premises for Tenant's normal business purposes, the reasonable out-of-pocket costs incurred by Landlord in providing electricity and janitorial services to such portion of the Premises.

6.      BASE RENTAL.

        6.1 AMOUNTS. Tenant shall pay from, after and including the Rent Commencement Date and thereafter during the Term a base annual rental with respect to the Premises and this Lease ("Base Rental") in the amounts provided in this Section 6.1.

                6.1.1 INITIAL TERM. Base Rental during the Initial Term for the entire Initial Premises (other than any Initial Retail Premises) shall be in accordance with the following payment schedule:

                        (a) From the Rent Commencement Date through the day prior to the eighth (8th) anniversary of the Commencement Date, [***] per square foot of Rentable Area included in such Initial Premises per year; and

                        (b) From the eighth (8th) anniversary of the Commencement Date through the remainder of Initial Term, [***] per square foot of Rentable Area included in such Initial Premises per year.

        If, at the written request of Tenant the Additional Skyway is timely constructed and completed in the manner provided in Section 2.10 of EXHIBIT D, the monthly Base Rental payable pursuant to the above payment schedule for the Initial Term shall be increased by an amount calculated by multiplying (y) the Additional Skyway Construction Costs by (z) Tenant's Pro Rata Share, and amortizing on a level monthly payment basis with payments made in advance the resulting product over the period of the Term commencing with the first month following the date the amount of the Additional Skyway Construction Costs and Tenant's Pro Rata Share thereof are finally

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        determined pursuant to this paragraph and ending with the last month of the original Term provided in Section 4.1 at an assumed interest rate of nine percent (9%) per annum. Following such completion of construction, Landlord shall submit to Tenant its calculation of the Additional Skyway Construction Costs and the corresponding adjustment to the monthly Base Rental payment schedule described above, together with such supporting documentation as Tenant shall reasonably request. If Tenant disputes Landlord's calculations and the parties are unable to resolve such dispute within ten (10) days after notice thereof from Tenant, the disputed amounts and calculations shall be determined by Arbitration. The parties shall amend this Lease to incorporate such adjustment to the monthly Base Rental payment schedule as soon as practicable after the Additional Skyway Contribution Costs and such adjustment is determined.

                6.1.2 EXTENSION TERM. During the first twelve (12) months of the first Extension Term, the Base Rental for the Initial Premises (other than any Initial Retail Premises) shall be in the amount of [***] per square foot of Rentable Area per year and the Base Rental for any Retail Premises, Expansion Space or First Offer Space then included in the Premises shall continue at the same rate as in effect at the end of the Initial Term. During the remainder of such first Extension Term and during each subsequent Extension Term, (a) the Base Rental for the Premises (including any Expansion Space and First Offer Space which is included in the Premises as of the first day of the Extension Term in question, but excluding any Retail Premises) shall be at a per annum rate equal to the lesser of (i) the product obtained by multiplying
        (A) the Market Base Rental Rate as of the Rent Determination Date for the Premises in question considered as an aggregate block of space leased to a single tenant by (B) ninety percent (90%), or (ii) the product obtained by multiplying (A) the Market Base Rental Rate as of the Rent Determination Date for a single tenant leasing one (1) full Floor of the size and design of Floor Six and located on the elevator bank on which Floor Six is located (the "Full Floor Rate") by (B) ninety percent (90%), and (b) the Base Rental for the Retail Premises shall be at the per annum rate equal to the product obtained by multiplying
        (i) the Market Base Rental Rate as of the Rent Determination Date for the Retail Premises in question, by (ii) ninety percent (90%).

                6.1.3 RETAIL PREMISES. The Base Rental during the Initial Term for the Initial Retail Premises, if any, included in the Premises shall be in accordance with the following payment schedule:

                        (a) From the date Tenant's obligation to pay Rent with respect to the Initial Retail Premises commences pursuant to Section 2.1.3 through the day prior to the eighth (8th) anniversary of the Commencement Date, the lesser of (i)
                [***] per square foot of Rentable Area

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                included in the Initial Retail Premises per year, or (ii) the
                Market Base Rental Rate as of such rent commencement date for the Initial Retail Premises; and

                        (b) From the eighth (8th) anniversary of the Commencement Date through the remainder of the Initial Term, the lesser of (i) [***] per square foot of Rentable Area included in the Initial Retail Premises per year, or (ii) the Market Base Rental Rate as of such eighth (8th) anniversary for the Initial Retail Premises.

        Not later than sixty (60) days prior to both the Rent Commencement Date and the eighth (8th) anniversary of the Commencement Date, Landlord shall notify Tenant of Landlord's best estimate of what the Market Base Rental Rate will be for the Initial Retail Premises at the commencement of periods described in clauses (a) or (b), as the case may be. On or before thirty (30) days after Landlord gives such notice, Tenant may give Landlord notice of whether Tenant agrees with an estimate by Landlord of the Market Base Rental Rate. Failure to expressly agree with Landlord's' estimate shall constitute rejection thereof. If Tenant shall give notice of disagreement with an estimate by Landlord of the Market Base Rental Rate or shall be deemed to have rejected the same, as provided above, Market Base Rental Rate shall be determined by Arbitration.

                6.1.4 EXPANSION SPACE. The Base Rental for Expansion Space leased by Tenant pursuant to the Expansion Options shall be at a per annum rate equal to the product obtained by multiplying (a) the Market Base Rental Rate as of the Rent Determination Date for the Expansion Space in question by (b) ninety percent (90%). Such rate shall apply until the Base Rental rate for such space is determined and becomes effective pursuant to Section 6.1.2 in connection with the next occurring Extension Term, if any. In determining Market Base Rental Rate for any Expansion Space applicable to the period, if any, from the commencement of accrual of Base Rental for such Expansion Space to the commencement of the next occurring Extension Term, if any, the following adjustments shall be made: the time period that such rate applies shall be deemed to be five (5) years for unencumbered space (that is, not subject to any expansion, first offer, first refusal or similar rights). If Landlord and Tenant do not agree on the Market Base Rental Rate for any Expansion Space, then Market Base Rental Rate shall be determined by Arbitration.

                6.1.5 FIRST OFFER SPACE. The Base Rental for First Offer Space leased by Tenant pursuant to the First Offer Right shall be at a per annum rate equal to the product obtained by multiplying (a) the Market Base Rental Rate as of the Rent Determination Date for the First Offer Space in question by (b) ninety percent (90%). Such rate shall apply until the Base Rental rate for such space is determined and becomes effective pursuant to Section 6.1.2 in connection with the next occurring Extension Term, if any. In determining the Market Base Rental for any First Offer

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        Space applicable to the period, if any, from the commencement of accrual of Base Rental for such First Offer Space to the commencement of the next occurring Extension Term, if any, the following adjustments shall be made; (y) if the time period that such rate applies is less than five
        (5) years, such time period shall be deemed to be five (5) years; and
        (z) there shall be taken into consideration the effect on the Market
        Base Rental Rate of any Superior Rights, if any, applicable to such space, including the Expansion Options, if any, held by Tenant with respect to such space which have a scheduled delivery date under Section
        8.1 either prior to the commencement of the next Extension Term or within any deemed five (5) year time period as provided in clause (y) above and, if the Market Base Rental Rate is reduced by any such Expansion Option held by Tenant, then the amount of such reduction shall also be determined and such Market Base Rental Rate shall be increased by the amount of such reduction for the period after the scheduled delivery date for such space under such Expansion Option, whether or not such Expansion Option is exercised. If Landlord and Tenant do not agree on the Market Base Rental Rate for any First Offer Space, then the
        Market Base Rental Rate shall be determined by Arbitration.

        6.2 PLACE AND MANNER OF PAYMENT. Base Rental shall be due and payable in advance in twelve (12) equal installments on or before the first
(1st) day of each calendar month during the Term and at that rate payable in advance for any fractional month at the beginning or end of the Term. Tenant hereby agrees to so pay such rent to Landlord at Landlord's address as provided herein (or such other address in the continental United States as may be designated by Landlord from time to time), without demand, abatement, counterclaim or setoff, except as expressly provided in this Lease to the contrary. Installments of Base Rental shall be deemed to be paid by Tenant upon deposit of the same in the United States Mail or dispatch of the same in any other manner permitted for notices under Section 41.5 (other than a facsimile), provided such Base Rental is actually later received by Landlord. In the event the applicable Rent Commencement Date is on other than the first day of a calendar month or year, then Base Rental and Additional Rent for such periods shall be prorated based upon the number of days in said month or year.

        6.3 ALLOCATION OF BASE RENTAL FOR INCOME TAX PURPOSES. Notwithstanding the payment schedules for Base Rental provided in Section 6.1, Tenant's obligations for and Landlord's rights to Base Rental during the Initial Term shall be allocated as follows:

                (a) For any fiscal year preceding the first Payment Tax Year (defined below), if any, the Base Rental allocation shall equal the Base Rental payments under Section 6.1.

                (b) For any fiscal year of Tenant (a "Payment Tax Year") as to which Ryan Companies US, Inc. shall be obligated to make any Existing Project Tax Liability Payment to Tenant, (i) the Base Rental allocation as otherwise calculated pursuant to this Section 6.3 for such Payment Tax Year hereunder shall be increased by the

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        Existing Project Tax Liability Payment attributable to such Payment Tax
        Year, and (ii) the Base Rental allocation as otherwise calculated pursuant to this Section 6.3 for each year during the remainder of the Initial Term shall be reduced by an amount equal to the quotient determined by dividing such Existing Project Tax Liability Payment by the total number of years remaining in the Initial Term.

In no event shall any such Base Rental allocation adjustments alter or amend the amount or timing of the payment of Base Rental, as to which Section 6.1.1 shall govern absolutely. Landlord and Tenant intend that allocations of rent be respected for federal tax purposes under Section 467 of the Internal Revenue Code.

7.      ADDITIONAL RENT

        7.1 TENANT'S OPERATING EXPENSE CONTRIBUTION. For purposes of this Lease, "Tenant's Operating Expense Contribution" shall mean for each full or partial calendar year during the Term an amount equal to the sum of:

                (a) The total amount of Operating Expenses for the Building for such year (or portion thereof) multiplied by Tenant's Pro Rata Share; plus

                (b)     A management fee contribution calculated by multiplying
        (i) the Rentable Area of the Premises, by (ii) either (A) during the Initial Term, [***], or (B) during any Extension Term, the annual market rate per square foot of Rentable Area for such services as provided to anchor tenants of similar stature in buildings of similar stature in downtown Minneapolis, Minnesota.

Tenant's Operating Expense contribution shall be prorated on a daily basis for any partial calendar year at the beginning (as of the Rent Commencement Date) and end of the Term, and shall be adjusted and prorated on a daily basis as of the date Operating Expenses commence to accrue with respect to any space that is added to or deleted from the Premises in accordance with this Lease.

        7.2     OPERATING EXPENSES.

                7.2.1 DEFINITION. "Operating Expenses" shall mean all actual expenses, costs, and disbursements reasonably incurred by Landlord in connection with the ordinary course of operating and maintenance of the Building and shall include, without limitation, the following (except to the extent excluded or limited by the other terms and conditions of this Lease):

                        (a) the cost of fire, extended coverage, "all risk", boiler, sprinkler, apparatus, public liability, property damage, rent loss, and other insurance generally required by institutional lenders with respect to other buildings or projects in the central business district of Minneapolis, Minnesota;

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                        (b)     any Qualified Capital Improvement Amortization;

                        (c) the cost of air-conditioning, electricity, steam, heating, mechanical, ventilation, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith;

                        (d) costs associated with any shuttle or additional stairs or elevators serving the Premises (but excluding any internal private elevators or stairwells for the convenience of Tenant or any other Building Occupant), which are constructed as a part of Base Building Work and any additional or enlarged stairwells serving the Premises required pursuant to applicable codes and ordinances based upon the population densities provided in Section 2.2.1 of EXHIBIT D;

                        (e) operating costs relating to the Skyways, excluding any costs (i) attributable to the interior of buildings connected to the Building through such Skyways, (ii) attributable to the Skyways described in clause (b) of the definition thereof or the LaSalle Passageway, and (iii) in excess of fifty percent (50%) of the costs of operating and maintaining any Skyway (other than the Additional Skyway, as defined in EXHIBIT D), with such excess payable by Landlord without contribution from Tenant;

                        (f) the cost of repairs, general maintenance, cleaning, trash removal, janitorial service, light bulb and tube replacement, supplies, security and other Services required to be performed by Landlord under this Lease;

                        (g) a reasonable allocation of the rent, calculated based upon the reasonable rental rate for the space in question, of the Building manager's offices in the Building attributable to the use of such offices for the management, operation, maintenance or repair of the Building, but excluding any portion reasonably allocable to leasing or other functions (the costs associated with which may not be included in Operating Expenses); and

                        (h) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other employee benefits, to the extent relating to persons not above the level of the on-site Building manager who perform duties connected with the operation and maintenance of the Building (but only for the portion of their time allocable to work related to the Building).

                7.2.2 EXCLUSIONS FROM OPERATING EXPENSES. Notwithstanding anything contained in this Section 7.2, and without in any way implying that the following

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        would be included in Operating Expenses if not specifically excluded hereinafter, the following shall be excluded from Operating Expenses and Landlord shall be solely responsible for the payment thereof:

                        (a) costs directly or indirectly resulting from or relating to (including repairs, restoration, security measures, emergency or temporary services, inspection and, during the period of such repair or restoration, any increase in operating expenses resulting from) fire, windstorm or other casualty or damage or destruction from any other cause, whether or not insured or insurable;

                        (b) costs directly or indirectly resulting from or relating to (including repairs, restoration, security measures, emergency or temporary services, inspection and, during the period of such repair or restoration, any increase in operating expenses resulting from) exercise of rights of eminent domain, regardless of whether paid for by condemnation proceeds;

                        (c) costs of correcting any violations of any Legal Requirements, except to the extent of what would have been the cost of compliance in the first instance if such compliance would have been properly included in Operating Expenses under
                Section 7.2.1;

                        (d) leasing commissions, costs and disbursements and any other cost or expense incurred in connection with negotiations or disputes with Building Occupants, or prospective occupants of the Building;

                        (e)     legal fees, costs and disbursements;

                        (f) costs incurred in renovating or otherwise improving or decorating or redecorating space for Building Occupants or vacant space leased or held or designated for lease in the Building or costs related thereto, including any alterations to the Building in connection with, or which are required by reason of, any lease or agreement with any Building Occupant;

                        (g) costs of correcting defects in, or inadequacy of, the design or construction of the Building or the materials used in the construction of the Building (including defects in the Building or the inadequacy of design of the Building pursuant to Sections 2.6, 2.7, 2.8 or 2.9 of EXHIBIT D, or otherwise) or in the Building equipment or appurtenances thereto, except that, for the purposes of this paragraph (g), conditions (not occasioned by or related to design, materials or construction defects or inadequacies) resulting from ordinary wear and tear and use shall not be deemed defects;

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                        (h)     costs of electricity and other services sold to
                Building Occupants or others for which Landlord is entitled to be reimbursed (whether or not actually collected by Landlord) as a separate additional charge or rental;

                        (i) depreciation and amortization, except the Qualified Capital Improvement Amortization;

                        (j) costs (and reserves therefor) of a capital nature irrespective of the amount thereof, including capital improvements, capital repairs and replacements and capital equipment, except the Qualified Capital Improvement Amortization; provided, that, without limitation to the foregoing, (i) no costs will be expensed based primarily on the amount thereof, unless such amount is less than One Thousand and No/100 Dollars ($1,000.00) in Constant Dollars, and (ii) the amount of any monthly or other fee or charge payable under any maintenance, service or other contract (other than a so-called "full service" elevator maintenance contract generally maintained with respect to high rise office buildings in downtown Minneapolis, Minnesota) which is allocable to capital repairs and replacements shall be excluded from Operating Expenses;

                        (k) costs in connection with services or other benefits of a type which are not, or which are provided at higher levels or greater amounts than, or to a degree which is higher than furnished to Tenant, but which are provided to other Building Occupants;

                        (l) except as specifically provided in Sections 7.1(b), 7.2.1(g) and 7.2.1(h), fees or costs for management of the Building, including any property management fee paid to a property management company for the Building, or any fees, costs or expenses associated with any accounting, bill-paying or management activities;

                        (m) amounts which would otherwise be included in Operating Expenses which are payable to Affiliates of Landlord, for services on or to the Building or the Land to the extent that the costs of such services exceed average competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than an Affiliate of Landlord;

                        (n) financing and refinancing costs, interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease, together with all costs incidental to the items mentioned in this paragraph (n);

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                        (o)     costs of Landlord's general corporate overhead
                and general administrative expenses (including costs and expenses paid to third parties to collect rents, prepare tax returns and accounting reports and obtain financing);

                        (p) rentals and other related costs, if any, incurred in leasing air conditioning, security, or other building operation or management systems, elevators or other equipment or facilities which, if purchased and owned by Landlord, would ordinarily be considered to be of a capital nature;

                        (q) costs associated with items and services for which Tenant reimburses Landlord (other than through Tenant paying Tenant's Additional Rent) or for which Tenant pays third persons;

                        (r) costs of entertaining current or prospective Building Occupants, and costs incurred in advertising in respect of or for the Building or other marketing or promotional activity;

                        (s) costs incurred in respect of, or properly allocable to, the operation and maintenance and any other aspect of the parking and storage facilities located within the Building, including the Parking Garage;

                        (t) costs resulting from the negligence or misconduct of Landlord or its employees, agents or contractors;

                        (u) bad debt expenses or bad debt reserves, whether for rent or otherwise, or any fees or penalties charged to Landlord as a result of not paying any amount constituting costs or expenses when due;

                        (v) costs incurred in connection with or related to the construction of the Building including pursuant to EXHIBIT D;

                        (w) costs of any repair or damage caused by or resulting from the negligence or wrongful act or omission of Tenant or any other Building Occupant;

                        (x) costs which are paid or payable by third parties other than other Building Occupants through their contribution to Operating Expenses;

                        (y) costs in any manner associated with Hazardous Materials, except that routine fees for disposal of building standard fluorescent lamps and similar items may be included in Operating Expenses;

                        (z) capital costs for sculpture, paintings or other art objects;

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                        (aa)    contributions to any organizations, whether
                professional, political, civic or charitable;

                        (bb) costs incurred in connection with any special events held in the Common Areas, regardless of whether such events are held for profit other than those of a seasonal nature or associated with holidays which are conducted by Landlord in accordance with Section 2.4.2 for the general benefit of all tenants of the Building;

                        (cc) premiums paid to perform work after hours, unless required by the terms of this Lease to be performed after hours or unless approved in advance in writing by Tenant (except as necessary in an emergency);

                        (dd) travel, entertainment and related expenses incurred by Landlord or its personnel; and

                        (ee)    accountant and auditor's fees and expenses.

                7.2.3 FURTHER REDUCTIONS. To the extent the corresponding expense is not already excluded from Operating Expenses under Section 7.2.2, Operating Expenses shall be further reduced by (a) any consideration received by Landlord for the special use by Tenant or other Building Occupant of the Common Areas of the Building in excess of Landlord's actual out-of-pocket expenses incurred in connection with such use, (b) insurance proceeds or other awards and settlements received by Landlord (after deduction of the reasonable costs of securing the same) representing reimbursement of Operating Expenses incurred by Landlord, (c) the amount of any other refund or discount Landlord receives in connection with any costs or expenditures otherwise included in Operating Expenses, Landlord hereby agreeing to make payments on account of Operating Expenses in such manner as to maximize the amount of such refunds and discounts, (d) the amount of Qualified Capital Improvement Amortization allocable to (i) any portion of an Extension Term unless the related Qualified Capital Improvement was first placed in service or installed subsequent to the Rent Determination Date of such Extension Term, and (ii) any Expansion Space or First Offer Space unless the related Qualified Capital Improvement was first placed in service or installed after the Rent Determination Date for such space, and (e) any Operating Expenses incurred by reason of any retail space being located in the Building which are in excess of those which would be incurred if such space were used for general office purposes. In determining what is included and excluded as Operating Expenses, in calculation of Tenant's Estimated Operating Expenses Contribution (as defined in Section 7.3.1(a)) and Tenant's Operating Expense Contribution and the determination of time of payments therefor, Landlord shall not treat Tenant any less favorably than other Building Occupants generally,

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        except with respect to items of Operating Expenses specifically included in Operating Expenses under Sections 7.1(b) or 7.2.1.

                7.2.4 LIMITED GROSS-UP. For any period of the Term that less than ninety-five percent (95%) of the Rentable Area of the Building is occupied, Operating Expenses attributable to janitorial services and utilities, and only such expenses, shall be adjusted upward (or downward) to the amount that Landlord demonstrates would have been incurred for such services (taking into account, without limitation, any volume related or other discounts) if ninety-five percent (95%) of the Rentable Area of the Building had been occupied during such period. In no event shall Landlord be entitled to collect a management fee on any amount of Operating Expenses increased pursuant to this Section 7.2.4.

                7.2.5 DISPROPORTIONATE SERVICES. In the event any Service is provided disproportionately either to the Premises or to any other premises in the Building, then an increase or decrease, as the case may be, shall be made in the Tenant's Estimated Operating Expense Contribution and Tenant's Operating Expense Contribution to reflect the increase or decrease, as the case may be, in Operating Expenses as a result of such disproportionate provision.

                7.2.6 OBLIGATION TO REDUCE OPERATING EXPENSES. Landlord shall use reasonable efforts to reduce and keep Operating Expenses to the minimum which is reasonably possible, commensurate with the Minimum Building Standards.

                7.2.7 GENERAL. Operating Expenses shall be determined on an accrual basis and, to the extent applicable, in accordance with generally accepted accounting principles consistently applied.

        7.3 ESTIMATE AND ADJUSTMENT OF OPERATING EXPENSES; PAYMENT OF TENANT'S OPERATING EXPENSE CONTRIBUTION.

                7.3.1 STATEMENT OF ESTIMATED OPERATING EXPENSES. On or before November 1 of each calendar year that falls within the Term (and with respect to the partial year commencing on the Rent Commencement Date of this Lease, at least thirty (30) days prior to the Rent Commencement
        Date), Landlord shall furnish to Tenant a statement providing:

                        (a) Landlord's reasonable estimate for such calendar year (or portion thereof) of Operating Expenses to be in incurred ("Estimated Operating Expenses") and Tenant's Operating Expense Contribution with respect thereto ("Tenant's Estimated Operating Expense Contribution");

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                        (b)     Those Qualified Capital Improvements as to which
                Landlord reasonably anticipates expending funds during the following calendar year, and in the case of a Qualified Capital Improvement described in Section 1.62(c)(i), Landlord's reasonable estimate of the annual savings to be obtained by such Qualified Capital Improvements and the Qualified Capital Improvement Amortization in respect thereof;

                        (c) If Landlord seeks an occupancy-based adjustment pursuant to Section 7.2.4, such statement shall (i) itemize those Operating Expenses that Landlord believes will vary with occupancy and which are subject to such adjustment, and (ii) show the calculation of Landlord's estimate of such costs at ninety-five percent (95%) occupancy of the Building; and

                        (d) If a level of Service based adjustment is appropriate under Section 7.2.5, such statement shall (i) describe those services provided disproportionately to the Premises or any other portion of the Building, and (ii) itemize those Operating Expenses which have been increased or decreased as a result of such disproportionate Services and the adjustment in Tenant's Estimated Operating Expense Contribution and Tenant's Operating Expense Contribution resulting therefrom.

                7.3.2 PAYMENT BY TENANT; REVISION OF ESTIMATE. Commencing as of the first day of the first month following the Rent Commencement Date and as of the first day of each month thereafter for each calendar year (or portion thereof) during the Term, Tenant shall pay to Landlord, without demand, abatement, counterclaim or set off, except as expressly provided in this Lease to the contrary, at the address provided in
        Section 6.2, one-twelfth (1/12th) of the amount of Tenant's Estimated Operating Expense Contribution for such year (or portion thereof), prorated for any fractional month at the beginning or end of the Term. Any such payment shall be deemed to be paid by Tenant upon deposit of the same in the United States Mail or dispatch of the same in any other manner permitted for notices under Section 41.5 (other than facsimile), provided such payment is actually later received by Landlord. Notwithstanding the foregoing, if for any reason Landlord's statement of Estimated Operating Expenses is furnished after January 1st of a calendar year, Tenant shall not be obligated to pay the portion of Tenant's Estimated Operating Expense Contribution allocable to portions of such year occurring prior to Tenant's receipt of Landlord's statement until the first monthly rent payment date after Tenant's receipt of Landlord's statement. Subject to the provisions of Section 7.11, Landlord shall have the right to reasonably revise Landlord's estimates not more than once during each calendar year to reasonably reflect the then current Estimated Operating Expenses (including adjustments necessary to account for savings or additional expenditures attributable to the previous portion of the year as to which Landlord's revised estimate relates) and Tenant's Estimated Operating Expense Contribution shall be adjusted in accordance

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        with the revised estimate, commencing the first day of the first month occurring at least thirty (30) days following Tenant's receipt from Landlord of a statement of such revised estimate.

                7.3.3 ADJUSTMENT BASED ON ACTUAL OPERATING EXPENSES. Within ninety (90) days after the expiration of each calendar year, Landlord shall furnish to Tenant a statement certified by Landlord and prepared and certified by Landlord's certified public accountant, which shall be a nationally or regionally recognized firm of independent certified public accountants, showing: (a) the actual Operating Expenses incurred during the previous calendar year or portion thereof ("Actual Operating Expenses") on a line item basis; (b) the difference, if any, between the Estimated Operating Expenses and the Actual Operating Expenses on a line item basis; (c) the net amount of any charge or credit to Tenant necessary to adjust Tenant's Estimated Operating Expense Contributions previously paid by Tenant to Tenant's Operating Expense Contribution due on account of the Actual Operating Expenses; and (d) the information described in Sections 7.3.1(b) and 7.3.1(c), based on actual experience. Within thirty (30) days after the receipt of said statement by Tenant, Tenant shall, in case of a net charge to Tenant, pay to Landlord an amount equal to such charge, or Landlord shall, in case of a net credit to Tenant, credit the next monthly rental payment of Tenant with an amount equal to such credit (or if credit is due after the expiration of the Term, Landlord shall pay such credit to Tenant in cash contemporaneously with the delivery of such statement). In the event Tenant's Estimated Operating Expense Contribution paid for such year equals or exceeds one hundred five percent (105%) of Tenant's Operating Expense Contribution due on account of Actual Operating Expenses, such credit or payment by Landlord to Tenant shall include six (6) months' of interest on such excess amount at the Agreed Interest Rate. Landlord shall be bound absolutely to said annual statement, and Tenant shall have no liability for any understatement of Actual Operating Expenses, Tenant's Estimated Operating Expense Contribution or Tenant's Operating Expense Contribution for the calendar year covered by said statement unless such understatement is expressly reflected and adjustment is requested in such statement.

                7.3.4 MONTHLY STATEMENTS; REPORTS AND STUDIES. On or before the fifteenth (15th) day of each month during the Term, Landlord shall furnish to Tenant copies of such statements prepared by or for Landlord showing, to the extent available, for such month and for the calendar year to date estimates of the following: (a) the Actual Operating Expenses incurred; (b) the differences between the Estimated Operating Expenses and the Actual Operating Expenses; and (c) the aggregate amount of any overpayment or underpayment by Tenant with respect to Tenant's Operating Expense Contribution on account of Actual Operating Expenses incurred to such date. Landlord also shall deliver to Tenant at no charge to Tenant promptly upon generation or receipt by Landlord or its Building manager, copies of any deficiency reports, information regarding permit or other violations of Legal Requirements, tax bills and

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        valuation notices, and any other statements, studies, notices or similar materials relating to the operation of the Building as Tenant shall from time to time request, provided that Landlord shall not be required to include information on the rent payable by the other Building Occupants. Tenant acknowledges that such information is preliminary and shall not limit or affect the determination of Operating Expenses or the payment of Tenant's Operating Expense Contribution. Tenant shall use reasonable efforts to keep such monthly statements and deliveries confidential; provided, however, the foregoing shall not limit or restrict Tenant's right to distribute or disseminate such statements and deliveries (t) if necessary to comply with any Legal Requirements, (u) in connection with Tenant's financial or tax reporting, audit or similar requirements or procedures, (w) to any proposed assignee with respect to this Lease or Subtenant, (v) in connection with any dispute, litigation or Arbitration under this Lease, (x) to any Affiliate or proposed Affiliates of Tenant,
        (y) to any of Tenant's accountants, auditors, attorneys or other advisors, and (z) to any of Tenant's agents, employees, shareholders, members, partners or directors who have a reasonable need to know the contents thereof.

                7.3.5 FORMS OF STATEMENT. Prior to issuance of any statement described in this Section 7.3 and upon any material changes to the form of such statement, Landlord shall submit such forms of the Actual Operating Expenses statement to Tenant for approval, which approval may not be unreasonably withheld.

                7.3.6 DISPUTES. If within thirty (30) days after receipt by Tenant of a statement described in this Section 7.3 from Landlord, Tenant gives Landlord notice that Tenant objects to any element or calculation contained in such statement (including whether any proposed Qualifying Capital Improvement will result in a material decrease in Operating Expenses), which notice shall include an explanation of the basis for such objection, such dispute shall be resolved by Arbitration. No failure by Tenant to object as provided in this Section 7.3.6 shall affect any of Tenant's rights or obligations with respect to such statement, including Tenant's rights under Section 7.9. Pending the results of such Arbitration, Tenant shall pay its share of Operating Expenses in accordance with such statement of Tenant's Estimated Operating Expense Contribution or Actual Operating Expenses, as applicable.

        7.4 TENANT'S TAX CONTRIBUTION. For purposes of this Lease, "Tenant's Tax Contribution" shall mean an amount equal to the product obtained by multiplying (a) the amount of Real Property Taxes, by (b) Tenant's Pro Rata Share (with appropriate adjustment as of the date Rent commences to accrue in respect of any Rentable Area added to or deleted from the Premises during the year in question); provided, however, Tenant shall be responsible for paying Tenant's Tax Contribution only with respect to those Real Property Taxes which are due and payable during any calendar year included in whole or in part in the Term, and then only to the extent allocable to the Term based on the number of days of such calendar year included in the Term (in the case of the first calendar year, after the Rent

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Commencement Date), regardless of the date on which any such Taxes accrue or are assessed or levied.

        7.5 REAL PROPERTY TAXES. "Real Property Taxes" shall mean all ad valorem taxes, assessments (special or otherwise) and other governmental imposts payable with respect to the Land or the Building, which are levied or assessed by the United States of America or the State of Minnesota or any political subdivision thereof and are due and payable during any calendar year included in whole or in part in the Term. Real Property Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes, but shall exclude (a) any item included in Operating Expenses; (b) any taxes of the nature payable by Tenant under Article 17 hereof; (c) any net income tax, estate tax, gift tax, transfer tax, or inheritance tax; (d) a reasonable allocation of such taxes, assessments and imposts to the Parking Garage (based upon the relative values of (i) the Parking Garage, to (ii) the entire Building, including the Parking Garage); (e) any increased amounts of such taxes, assessments or imposts resulting from any agreement with any governmental authority or unit setting a minimum assessed value for the Building or Land, or otherwise fixing the amount of Real Property Taxes payable with respect thereto, except as expressly provided under Section 7.9; (f) any ad valorem taxes allocable to the improvements existing on the Land as of the date of this Lease; (g) any taxes, assessments or imposts levied, pending or constituting a lien against the Building or Land as of the date of this Lease; and (h) assessments (including special assessments), whenever levied, arising out of or in respect of any capital improvement necessary to, or required by any state or local governmental unit, agency or taxing authority in connection with the initial development or construction of the Building (including any amounts associated with any condemnation proceeding used to obtain control of the Land), or any expansion or enlargement thereof. In the case of Real Property Taxes, such as special assessments, where Landlord has an election, Landlord shall exercise any election available to it to pay the same over the longest period available, in which event only the installment of such Real Property Tax due and payable in any year shall be included in Real Property Taxes for such year, with the installments due and payable in the year the Term commences or ends prorated on a daily basis, provided that in the case of special or area assessments for capital improvements where there is no such election available to Landlord, Tenant may at its election require the same to be treated as if there were such assessment, together with interest thereon at the Amortization Interest Rate, to be amortized on a level payment basis over a period equal to the lesser of (y) twenty (20) years, or (z) the reasonably estimated practical useful life of the improvement.

        7.6 PAYMENT OF TENANT'S TAX CONTRIBUTION. Commencing on the Rent Commencement Date, Tenant shall pay Tenant's Tax Contribution for each calendar year during the Term as follows: whenever Landlord shall receive an invoice from the applicable governmental authority for an item that constitutes Real Property Taxes for which Tenant is responsible (including receipt of such invoice after the end of or prior to the beginning of the Term), Landlord shall send Tenant a copy of such invoice and a statement and detailed calculation setting forth Tenant's Tax Contribution with respect to such items. Tenant shall

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pay the same to Landlord, without demand, abatement, counterclaim or setoff, except as otherwise expressly provided in this Lease to the contrary, at the address provided in Section 6.2, on or before the later of (a) ten (10) days after receipt of such invoice, or (b) ten (10) days prior to the date such Taxes are due without penalty, provided that if any penalty or interest is imposed or payable on any Real Property Tax solely by reason of Tenant's failure to pay Tenant's Tax Contribution within the time required, Tenant shall upon demand reimburse Landlord for such penalty or interest to the extent allocable to Tenant's Tax Contribution. Such payments shall be deemed to be paid by Tenant upon deposit of the same in the United States Mail or dispatch of the same in any other manner permitted for notices under Section 41.5 (other than facsimile).

        7.7 CONTEST OF REAL PROPERTY TAXES. If Tenant in the exercise of its reasonable judgment believes that Real Property Taxes are excessive because of improper valuations, tax rates or special assessments and should be contested. Tenant shall have the right to contest with reasonable diligence the Real Property Taxes (including an appeal from an initial tax contest determination) and, except as provided below, to deduct all reasonable costs relating to the contest from any refund obtained from such contest or, if no refund is obtained, from payments of Tenant's Tax Contribution. If either Landlord or Tenant contests the Real Property Taxes and receives a refund, Tenant's Tax Contribution will be adjusted accordingly. Landlord shall refund to Tenant Tenant's Pro Rata Share of any refund or rebate received by Landlord with respect to Real Property Taxes for which Tenant made a Tenant Tax Contribution. Landlord or Tenant, as the case may be, shall use reasonable diligence in pursuing any such tax contest, including any settlement thereof; provided, however, (a) Landlord and Tenant agree to consult with the other prior to commencing any such tax contest; and (b) neither Landlord nor Tenant shall settle any such tax contest without the approval of the other, which may be given or withheld in the approving party's sole discretion. No party other than Landlord and Tenant shall be allowed to contest Real Property Taxes. Landlord shall include such a prohibition in all leases and other occupancy agreements with other Building Occupants.

        7.8 NO ASSESSMENT AGREEMENTS. Landlord hereby represents, warrants, agrees and covenants that it has not entered, and will not at any time during the Term enter, into any agreement with the City of Minneapolis or any other governmental authority or unit setting a minimum assessed value for the Building or Land, or otherwise fixing the amount of Real Property Taxes payable with respect thereto, except for real estate tax contests and settlements thereof which have been approved by Tenant in its sole discretion.

        7.9 AUDIT; BOOKS AND RECORDS. Tenant and its agents, employees, auditors and consultants, at Tenant's expense, shall have the right at all reasonable times within four (4) years after Tenant's receipt of the annual statement described in Section 7.3.3 to inspect, copy and audit Landlord's books and records relating to Operating Expenses, Real Property Taxes and other matters arising under this Lease for any calendar year or years (or portions thereof) covered by such statement. While Tenant shall bear the cost of any audit conducted for or by it, Landlord shall reimburse Tenant for such cost, together with interest thereon at the Agreed Interest Rate, if such audit shall establish that either Actual Operating Expenses or Real Property Taxes for any year within the period of time covered by such audit have been overstated by three percent (3%) or more. Tenant may not request such an audit more than once in any twelve (12) month period. Landlord shall have no liability for any overstatement of Operating Expenses for any calendar year unless Tenant notifies Landlord thereof within fifty (50) months after Tenant's receipt of the annual statement with respect to such calendar year described in Section 7.3.3, which notice shall describe such overstatement in reasonable detail. Landlord shall keep and maintain true, correct and complete books and records with respect to the operation of the Building and the Land or otherwise related to Operating Expenses and Real Property Taxes and shall retain such books and records at Landlord's office in Minneapolis for a period of fifty (50) months after the calendar year in which they accrue. The provision of this Section 7.9 shall survive termination or expiration of this Lease.

        7.10 LIST OF LANDLORD'S AFFILIATES. Upon request of Tenant, Landlord shall furnish to Tenant a list of Affiliates of Landlord who are providing Services to the Building and, if requested, such other information reasonably required for Tenant to examine the appropriateness of those Operating Expenses attributable to Affiliates of Landlord.

        7.11 COOPERATION AND BUDGETING. Landlord agrees to afford Tenant such participation as Tenant shall reasonably request in all aspects of the process involved in the determination of Operating Expenses and Real Property Taxes including the budgeting process, the determination of the level of Services provided to the Building or the Premises under this Lease, the making of any capital improvements, and the preparation of the statements described in Section 7.3.

8.      EXPANSION OPTIONS

        8.1 GRANT. Subject to the terms and conditions of this Article 8, Landlord hereby grants to Tenant the options (the "Expansion Option(s)") to add the following expansion space (the "Expansion Space") to the Premises:

                (a) Approximately fifty-seven thousand five hundred (57,500) square feet of Rentable Area (or such amount as shall be equal in area to two (2) full Floors) which shall consist of two (2) full, contiguous Floors to be delivered by Landlord on the third (3rd) anniversary of the Commencement Date (the "First Expansion Option");

                (b) Approximately fifty-seven thousand five hundred (57,500) square feet of Rentable Area (or such amount as shall be equal in area to two (2) full Floors) which shall consist of two (2) full, contiguous Floors to be delivered by Landlord on the sixth (6th) anniversary of the Commencement Date (the "Second Expansion Option"); and

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                (c)     Approximately seventy-eight thousand (78,000) square
        feet of Rentable Area (or such amount as shall be equal in area to three
        (3) full Floors) which shall consist of three (3) full, contiguous Floors to be delivered by Landlord on the ninth (9th) anniversary of the Commencement Date (the "Third Expansion Option").

        8.2 EXERCISE. Tenant may, with respect to each of its Expansion Options, exercise such option with respect to any or all of the applicable Expansion Space, provided that if Tenant shall elect to lease any Expansion Space on a particular Floor, Tenant shall lease either one-half (1/2) or the entire Rentable Area on that Floor or that portion of such Floor which will, when combined with any space already part of the Premises, constitute either one-half (1/2) or the entire Rentable Area on that Floor. Tenant shall exercise an Expansion Option, if at all, as follows: At least eighteen (18), but not more than twenty (20), months prior to the scheduled delivery date of the Expansion Space in question, Landlord shall deliver to Tenant notice of (a) the date upon which Tenant's right to exercise the subject Expansion Option shall expire, and
(b) Landlord's best estimate of what the Market Base Rental Rate will be at the Rent Determination Date. On or before the later of (y) sixty (60) days after Landlord gives the notice in accordance with the preceding sentence, or (z) twelve (12) months prior to the scheduled delivery date of such Expansion Space, as the case may be, Tenant may give Landlord notice (i) that Tenant elects to exercise the subject Expansion Option, (ii) subject to the other limitations of this Section 8.2, the portion or portions of the Expansion Space as to which Tenant is exercising its Expansion Option, and (iii) whether Tenant agrees with Landlord's estimate of the Market Base Rental Rate. Failure to give such notice shall constitute a waiver of the subject Expansion Option and failure to expressly agree with Landlord's estimate shall constitute rejection thereof. If Tenant shall give notice of disagreement with Landlord's estimate of Market Base Rental Rate in its extension notice or shall be deemed to have rejected the same, as above provided, such rates shall be determined by Arbitration. Tenant shall have the right to rescind its exercise of the previously exercised subject Expansion Option by giving notice thereof to Landlord within thirty (30) days after the determination of the Market Base Rental Rate therefor.

        8.3 CONTIGUOUS SPACE; RELATIONSHIP TO FIRST OFFER RIGHT. The Expansion Space shall be located on the Floor(s) contiguous to the then-existing Initial Premises, whether or not any Expansion Space may have been previously leased by Tenant under Article 9. Notwithstanding the preceding sentence, (a) no Expansion Space shall be located on Floors One (1) or Two (2) or on any Mechanical Floor unless Tenant shall otherwise elect in its sole discretion, and
(b) if Tenant does not exercise an Expansion Option as to the entire Expansion Space covered thereby, then the Expansion Space under subsequent Expansion Options need not be located on Floor(s) contiguous to the then-existing Premises, but shall be located contiguous to the most recently offered Expansion Space with respect to which Tenant did not exercise its Expansion Option. Any failure to duly and timely exercise an Expansion Option shall not otherwise limit subsequent Expansion Options. The Expansion Options are independent of the First Offer Right and shall apply notwithstanding that Tenant at any time has elected to exercise or has elected not to exercise its First Offer Right with respect to any Expansion Space.

        8.4 TERM; RENTAL. The Term as applicable to Expansion Space shall commence on the date of delivery of such space to Tenant and shall expire on the same date as the expiration or earlier termination of this Lease. Base Rental with respect to any Expansion Space shall be at the rate provided in Section
6.1.4. All Rent for any Expansion Space shall commence to accrue from and after the earlier of (a) the date occurring one hundred twenty (120) days after the date Landlord delivers such Expansion Space in the condition required pursuant to Section 8.5, and (b) the date Tenant actually occupies the Expansion Space for the operation of Tenant's business.

        8.5 CONDITION OF EXPANSION SPACE. In the event Tenant exercises an Expansion Option pursuant to the terms hereof, Tenant shall take all leasehold improvements located within such Expansion Space on an "as is" basis as of the date Tenant exercised such Expansion Option, reasonable wear and tear occurring after exercise excepted, and subject to the existing tenant's rights to remove any personal property and trade fixtures from the Expansion Space (provided that all damage resulting from such removal has been properly repaired prior to the delivery thereof to Tenant), provided that:

                8.5.1 UNIMPROVED SPACE. If and to the extent that such Expansion Space has not been improved to at least the Base Building Shell Condition Requirements, Landlord shall pay Tenant, on the date Rent commences to accrue with respect to the Expansion Space, a sum equal to the cost to Tenant of completing such portions of the Floor which have not been improved to the Base Building Shell Condition Requirements.

                8.5.2 DAMAGED SPACE. If, at any time prior to delivery of the Expansion Space, the Expansion Space or any part thereof has been materially damaged or destroyed by fire or other casualty or cause, Landlord, at its expense, shall repair and restore the portion so damaged or destroyed to its condition immediately prior thereto and in compliance with the Base Building Shell Condition Requirements and all Legal Requirements, with such alterations as Tenant may elect, provided that (a) if any such alterations increase the cost of repairing and restoring the Expansion Space, such excess cost shall be paid by Tenant, and (b) all Rent for such Expansion Space shall abate until the earlier of (i) the date provided in Section 8.4, or (ii) in the event such alterations increase the period necessary to repair and restore the Expansion Space by one hundred twenty (120) days or more, the date such repair and restoration work would have been completed but for such alterations. In the event Landlord and Tenant do not agree on the cost or excess time necessary to perform such alterations, the dispute shall be resolved by Arbitration.

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

        8.6     FAILURE TO DELIVER POSSESSION.

                8.6.1 Landlord shall indemnify and hold harmless Tenant from and against any and all Landlord Delay Costs which result from or arise in connection with the failure to deliver any Expansion Space on the scheduled delivery date therefor in accordance with the requirements of this Lease, except to the extent such failure is the result of fire or other casualty; provided, however, in the case of such a failure, Tenant shall not incur any of the Landlord Delay Costs described in the clauses
        (v) and (w) of the definition thereof unless such failure shall continue for sixty (60) days or more from the schedule delivery date therefor. In addition, in the event Landlord does not, for any reason, including Unavoidable Delay, deliver the Expansion Space within ninety (90) days after the scheduled delivery date therefor, Tenant may, but shall have no obligation to, rescind its exercise of said option by delivering notice thereof to Landlord at any time after the expiration of said ninety (90) day period and prior to the actual delivery of the Expansion Space in the condition required by this Lease.

                8.6.2 Landlord covenants and agrees that it will use best efforts (including, if requested by Tenant, litigation) to deliver possession of all portions of each Expansion Space to Tenant upon the scheduled delivery date therefor, or, if such is not possible, as soon thereafter as is reasonably possible.

                8.7 LEASE AMENDMENT. Upon exercise of an Expansion Option by Tenant pursuant to the terms hereof and delivery by Landlord of the applicable Expansion Space, Landlord and Tenant shall amend this Lease to confirm the addition of the Expansion Space added to this Lease thereby, the date such Expansion Space was added to this Lease, and the Base Rental rate applicable thereto, but failure to execute such amendment shall not affect the validity of such leasing of the Expansion Space.

                8.8 TRANSFER. All of Tenant's rights under this Article shall apply notwithstanding any assignment of all or any portion of Tenant's interest in this Lease or any sublease of all or any portion of the Premises, including any Expansion Space.

9.      RIGHT OF FIRST OFFER

        9.1 GRANT: LANDLORD'S NOTICE. Subject to the terms and conditions of this Article 9 and the limitations in Section 10.6, Tenant shall have a right of first offer (the "First Offer Right") with respect to any space in the Building which is or shall become available for leasing after the third (3rd) anniversary of the Commencement Date. On or before the third (3rd) anniversary of the Commencement Date, and each subsequent anniversary thereof (but not more than thirty (30) days prior to any such anniversary), Landlord shall notify Tenant of all rentable spaces within the Building which are not leased or which Landlord reasonably anticipates may become not leased within the following eighteen (18) month period, irrespective of whether any such space was previously offered or available to Tenant as

Expansion Space or First Offer Space (any of such Space being "First Offer Space"), which notice shall include on a space by space basis (with no space greater than one (1) Floor): (a) the identity of the First Offer Space, (b) all Superior Rights as to such First Offer Space, if any, (c) Landlord's best estimate of the Market Base Rental Rate for the First Offer Space, and (d) the date on which Landlord will deliver such First Offer Space to Tenant. In addition, Landlord shall have a continuing obligation to give Tenant prompt notice containing the information described above of any and all space that was not included in the most recent annual notice but which has become available thereafter (including by re-acquisition through subleasing), which space shall also constitute First Offer Space. If requested by Tenant, Landlord shall advise Tenant of the expiration date of any Superior Rights to such First Offer Space and the provisions of the Superior Leases (defined below), relating to Superior Rights, and shall provide to Tenant copies of all lease provisions relevant thereto.

        9.2 SUPERIOR RIGHTS. Tenant's First Offer Right shall be subject and subordinate only to the Superior Rights of other Building Occupants. "Superior Rights" shall mean all renewal and extension options and expansion options (but not rights of refusal or offer or similar rights) hereafter granted to any Building Occupant under a lease (a) which constitutes the initial lease made for the space in question, or (b) as to which Tenant had the right to, but did not, exercise its First Offer Right (each, a "Superior Lease"). At the time of executing a Superior Lease, Landlord shall give Tenant notice specifying the space affected thereby, the tenant, and the dates during which the First Offer Right may be affected and the Superior Rights granted therein, provided that the failure to give such notice shall not affect the rights or obligations of Landlord or Tenant hereunder. The provisions of this Article 9 shall not limit the parties' rights to expand the Premises from time to time by a mutual agreement and an amendment to this Lease. Any such agreement and amendment shall be deemed to be have been leased by Tenant pursuant to the First Offer Right for purposes of any expansion option, right of first offer, first refusal or similar right granted to any other Building Occupant.

        9.3 EXERCISE. Tenant's right to lease any First Offer Space shall be on and subject to the following terms and conditions:

                9.3.1 TENANT'S NOTICE. On or before thirty (30) days after Landlord gives a notice in accordance with Section 9.1, Tenant may give Landlord notice (a) that Tenant elects to exercise the subject First Offer Right, (b) of the portion or portions of the First Offer Space as to which Tenant in its sole discretion is exercising its First Offer Right (provided that any First Offer Space not elected to be leased by Tenant shall be of a reasonably leasable size and configuration), and
        (c) whether Tenant agrees with Landlord's estimate of the Market Base Rental Rate for any of the First Offer Space elected to be leased. Failure to give such notice shall constitute a waiver of the subject First Offer Right and failure to expressly agree with Landlord's estimate as provided above shall constitute rejection thereof. If Tenant shall give notice of disagreement with Landlord's estimate of the Market Base Rental Rate for any of the

                                      -46-
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        First Offer Space elected to be leased in its exercise notice or shall be deemed to have rejected the same, as above provided, such rates shall be determined by Arbitration.

                9.3.2 TENANT'S FAILURE TO ELECT. If Tenant fails to elect to lease any First Offer Space included in any Landlord's notice under
        Section 9.1, Landlord may, for a period of six (6) months thereafter, lease such space to any third party for a base rental rate not more favorable to the tenant than the Market Base Rental Rate for the space as estimated by Landlord in its notice to Tenant. In the event Landlord does not so lease such space during such period, Landlord shall re-offer all of such space to Tenant in a notice containing the information described in Section 9.1, but for a lesser estimated Market Base Rental Rate than in Landlord's previous notice under Section 9.1 and the First Offer Right shall apply with respect thereto as provided in this Article
        9. If any First Offer Space as to which Tenant has previously declined to exercise its First Offer Right remains or subsequently becomes available at the time of subsequent Landlord notices, Tenant shall have a re-occurring First Offer Right with respect to such space under the terms of this Article 9.

                9.3.3 TERM; RENTAL. Subject only to the Superior Rights specified in Landlord's offering notice under Section 9.1, the Term as applicable to First Offer Space shall commence on the date of delivery of such space to Tenant and shall expire on the same date as the expiration or earlier termination of this Lease. Base Rental with respect to First Offer Space shall be at the rate provided in Section
        6.1.5. All Rent for any First Offer Space shall commence to accrue from and after the earlier of (a) the date occurring one hundred twenty (120) days after the date Landlord delivers such First Offer Space in the condition required pursuant to Section 9.4, and (b) the date Tenant actually occupies the First Offer Space for the operation of Tenant's business.

        9.4 CONDITION OF FIRST OFFER SPACE. In the event Tenant exercises a First Offer Right pursuant to the terms hereof, Tenant shall take all leasehold improvements located within such First Offer Space on an "as is" basis as of the date Tenant exercised such First Offer Right, reasonable wear and tear occurring after exercise excepted, and subject to the existing tenant's rights to remove any personal property and trade fixtures from the First Offer Space (provided that all damage resulting from such removal has been properly repaired prior to the delivery thereof to Tenant).

                9.4.1 UNIMPROVED SPACE. If and to the extent that such First Offer Space has not been improved to at least the Base Building Shell Condition Requirements, Landlord shall pay Tenant, on the date Rent commences to accrue with respect to the First Offer Space, a sum equal to the cost to Tenant of completing such portions of the Floor which have not been improved to the Base Building Shell Condition Requirements.

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                9.4.2   DAMAGED SPACE. If, at any time prior to delivery of the
        First Offer Space, the First Offer Space or any part thereof has been materially damaged or destroyed by fire or other casualty or cause, Landlord, at its expense, shall repair and restore the portion so damaged or destroyed to its condition immediately prior thereto and in compliance with the Base Building Shell Condition Requirements and all applicable Legal Requirements, with such alterations as Tenant may elect, provided that (a) if any such alterations increase the cost of repairing and restoring the First Offer Space, such excess cost shall be paid by Tenant, and (b) all Rent for such First Offer Space shall abate until the earlier of (i) the date provided in Section 9.3.3, or (ii) in the event such alterations increase the period necessary to repair and restore the First Offer Space by one hundred twenty (120) days or more, the date such repair and restoration work would have been completed but for such alterations. In the event Landlord and Tenant do not agree on the cost or the excess time necessary to perform such alterations, the dispute shall be resolved by Arbitration.

        9.5     FAILURE TO DELIVER POSSESSION.

                9.5.1 Landlord shall indemnify and hold harmless Tenant from and against any and all Landlord Delay Costs which result from or arise in connection with the failure to deliver any First Offer Space on the scheduled delivery date therefor in accordance with the requirements of this Lease, except to the extent such failure is the result of fire or other casualty; provided, however, in the case of such a failure, Tenant shall not incur any of the Landlord Delay Costs described in the clauses
        (v) and (w) of the definition thereof unless such failure shall continue for sixty (60) days or more from the schedule delivery date therefor. In addition, in the event Landlord does not, for any reason, including Unavoidable Delay, deliver the First Offer Space within ninety (90) days after the scheduled delivery date therefor, Tenant may, but shall have no obligation to, rescind its exercise of said option by delivering notice thereof to Landlord at any time after the expiration of said ninety (90) day period and prior to actual delivery of the First Offer Space in the condition required by this Lease.

                9.5.2 Landlord covenants and agrees that it will use best efforts (including, if requested by Tenant, litigation) to deliver possession of all portions of each First Offer Space upon the scheduled delivery date therefor, or, if such is not possible, as soon thereafter as is reasonably possible.

        9.6 LEASE AMENDMENT. Upon exercise of a First Offer Right by Tenant pursuant to the terms hereof and delivery by Landlord of the applicable First Offer Space, Landlord and Tenant shall amend this Lease to confirm the addition of the First Offer Space which Tenant has elected to lease, the date such First Offer Space was added to this Lease, and the Base Rental rate applicable thereto, but failure to execute such amendment shall not affect the validity of such leasing of the First Offer Space.

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        9.7     TRANSFER. All of Tenant's rights under this Article shall apply notwithstanding any assignment of all or any portion of Tenant's interest in this Lease or any sublease of all or any portion of the Premises, including any First Offer Space.

10.     RIGHT TO REDUCE SPACE

        10.1 REDUCTION OPTIONS. Subject to the terms and conditions set forth herein, Landlord hereby grants to Tenant the options (the "Reduction Option(s)") to reduce from time to time the Rentable Area of the Premises (the amount of space available for reduction at any time being referred to herein as the "Reduction Space") as follows:

                10.1.1 FIRST REDUCTION OPTION. By up to one hundred thousand (100,000) square feet of Rentable Area by notice given to Landlord at any time during the Term on or after the sixth (6th) and prior to the tenth (10th) anniversary of the Commencement Date (the "First Reduction Option");

                10.1.2 SECOND REDUCTION OPTION. By up to an amount of Rentable Area equal to the sum of (a) one hundred thousand (100,000) square feet of Rentable Area, plus (b) any amount (not to exceed fifty thousand (50,000) square feet of Rentable Area) of the Reduction Space available under the First Reduction Option which was not exercised by Tenant, by notice given to Landlord at any time during the Term on or after the tenth (10th) anniversary of the Commencement Date (the "Second Reduction Option");

                10.1.3 THIRD REDUCTION OPTION. By up to the entire Rentable Area of the Retail Premises by notice given to Landlord at any time during the Term on or after the fourth (4th) and prior to the fifth
        (5th) anniversary of the Commencement Date (the "Third Reduction Option"); and

                10.1.4 FOURTH REDUCTION OPTION. By up to the entire Rentable Area of the Retail Premises by notice given to Landlord at any time during the Term on or after the ninth (9th) and prior to the tenth
        (10th) anniversary of the Commencement Date (the "Fourth Reduction Option").

        10.2 REDUCTION SPACE. Tenant may exercise its Reduction Options with respect to any or all of the Reduction Space in any instance, and may exercise such options any number of times during the applicable periods. The size, configuration and location of the portions of the Reduction Space, if any, surrendered by Tenant shall be determined by Tenant in its sole discretion at the time of an exercise of the subject Reduction Option. Without limitation to the foregoing, the Reduction Space surrendered by Tenant may include any space on a number of Floors of the Premises, whether or not contiguous, provided that
(a) to the extent Tenant occupies the entire Rentable Area on a particular Floor (other than Floors Two (2), Three (3) or any Mechanical Floor), and Tenant elects to surrender space on such Floor, then

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Tenant shall surrender all of the Rentable Area on such Floor, and (b) to the extent (i) Tenant occupies space on Floors Two (2) or Three (3), (ii) Tenant occupies less than the entire Rentable Area on a particular Floor, or (iii) the amount of Rentable Area of Reduction Space remaining available under either the First Reduction Option or the Second Reduction Option is less than the entire Rentable Area on a particular Floor, Tenant may exercise the subject Reduction Option, if at all, as to all or any portion of the then-existing Premises then-located on such Floor, provided that the space not leased by Tenant on any such partial Floor shall be capable of being configured so as to make the same reasonably leasable.

        10.3 EXERCISE. Tenant may exercise the Reduction Options from time to time by giving Landlord written notice of its intent to do so, which notice shall (a) designate the Reduction Space as to which Tenant is exercising its Reduction Option, and (b) state a date (the "Reduction Date"), not sooner than twelve (12) months in the case of the First Reduction Option and the Second Reduction, or eighteen (18) months in the case of the Third Reduction Option and the Fourth Reduction Option, from the date of the notice, on which Tenant will surrender such space to Landlord.

        10.4 UNAMORTIZED COSTS OF TENANT WORK. If Tenant exercises any Reduction Option with respect to any portion of the Initial Premises with a Reduction Date prior to the end of the Initial Term, then Tenant shall pay to Landlord on or before the Reduction Date an amount equal to the unpaid principal balance as of the Reduction Date based on the amortization of the amount paid by Landlord on account of the Tenant Work with respect to the Initial Premises so included in the Reduction Space pursuant to clause (a) or (b), as applicable, of the first sentence of Section 3.6 of EXHIBIT D, over the period of the Term commencing on the date Tenant's obligations to pay Rent with respect to the subject Reduction Space commences and ending with the last month of the original Term provided in Section 4.1, together with interest at an assumed rate of nine percent (9%) per annum, assuming equal monthly installments of principal and interest payable in advance on the first day of each month commencing with the month in which such Rent commencement occurs.

        10.5 SURRENDER. On the Reduction Date, Tenant shall surrender the designated Reduction Space to Landlord in the condition required by Section 15.4 of this Lease. In addition, in connection with such surrender Tenant shall (a) construct any walls necessary to separately demise the Reduction Space from the remainder of the Premises (provided that such wall at Tenant's option may be constructed with metal studs with one (1) layer of five-eighths inch (5/8") gypsum wall board on one (1) side of such wall (facing the Reduction Space) from the finished floor to the ceiling deck), and (b) cut and cap any portion of the Building Systems providing Services exclusively to the applicable Floor so as to physically separate such Building Systems between the Reduction Space and the remainder of the Premises. Except as may be required under the other terms and conditions of this Lease, neither Landlord nor Tenant shall be required to perform any other improvements or work of any kind in connection with such surrender, including any ceiling or other above-the-ceiling work, and shall not be required to reconfigure any Building Systems in any other manner,

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including so as to efficiently serve either the Reduction Space or the remainder of the Premises, or to comply with any Legal Requirements. From and after the Reduction Date, the designated Reduction Space shall no longer be included in the Premises, and Tenant shall have no further obligations with respect thereto, including as to the payment of Rent or other fees, charges or costs with respect thereto.

        10.6 RELATION TO FIRST OFFER RIGHTS. Notwithstanding anything apparently to the contrary in this Lease, any Reduction Space surrendered by Tenant pursuant to this Article 10 shall not be considered First Offer Space under Article 9 for a period of one (1) year after the Reduction Date with respect to such space. During such one (1) year period Landlord may lease such space to any party or parties, and on such terms and conditions, as Landlord may select in its discretion. Except as provided in this Section 10.6, the exercise of any Reduction Option and the surrender of space pursuant thereto shall not have any effect on Tenant's rights under this Lease, including the First Offer Right and the Expansion Option.

        10.7 LEASE AMENDMENT. Upon exercise of a Reduction Option by Tenant pursuant to the terms hereof, Landlord and Tenant shall amend this Lease to confirm the applicable reduction of the Premises and the date of such reduction, but failure to execute such amendment shall not affect the rights or obligations of the parties under this Article 10.

        10.8 TRANSFER. All of Tenant's rights under this Article shall apply notwithstanding any assignment of all or any portion of Tenant's interest in this Lease or any sublease of all or any portion of the Premises.

11.     PARKING RIGHTS

        11.1 PARKING RIGHTS. Landlord hereby agrees to make available to Tenant (or, if Tenant elects, Tenant's designees) from and after the Base Building Completion Date and thereafter through the Term, parking spaces in the private parking (as opposed to transient parking) portion of the Parking Garage upon the terms and conditions provided in this Article 11.

        11.2 ADJUSTMENT; ALLOCATED SPACES. The number of parking spaces from time to time allocated to Tenant shall be the lesser of (a) one (1) parking space for each two thousand three hundred (2,300) square feet of Rentable Area from time to time in the Premises, or (b) three hundred (300) parking spaces. The number of parking spaces so allocated to Tenant shall be adjusted concurrently with each adjustment to the size of the Premises (including pursuant to Section 2.1 or Articles 8, 9 or 10), such that any enlargement or reduction in the size of the Premises shall result in a corresponding increase or decrease in the number of parking spaces allocated to Tenant, calculated by applying the ratio set forth in clause (a) of the preceding sentence (i.e., one space for each two thousand three hundred (2,300) square feet of Rentable Area) to the number of square feet of Rentable Area in the Premises, as so enlarged or reduced. Tenant's election to surrender or reduce any parking spaces shall not

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affect its right to obtain additional parking spaces in connection with any subsequent enlargement of the Premises. Spaces allocated to Tenant pursuant to this Section 11.2 shall be referred to as "Allocated Spaces". Notwithstanding anything apparently to the contrary in this Article 11, during the period occurring between the Base Building Completion Date and the Commencement Date, Tenant shall be obligated to take and pay for, and Landlord shall make available to Tenant and its designees upon five (5) days' prior notice from Tenant, only such portion of the Allocated Spaces (not in excess of the number allocated in Section 11.1) as Tenant in its sole discretion shall from time to time deem necessary for its occupancy and use of the Premises during such period, including in connection with the performance of the Tenant Work. Such "phased-in" use of the Allocated Spaces shall not limit or affect any of Tenant's allocation or rights under this Article 11 and shall not be deemed to be a surrender of any parking spaces.

        11.3 SURRENDER; ADDITIONAL SPACES. Notwithstanding the allocations of Allocated Spaces pursuant to Section 11.2, Tenant shall have the right at any time and from time to time from and after the Base Building Completion Date upon not less than thirty (30) days' prior notice to Landlord to surrender its rights to any parking spaces and to add parking spaces on an "as available" basis. If no spaces are available at the time of any request for spaces by Tenant, Tenant shall be placed on a waiting list with other Building Occupants desiring parking spaces which shall be administered on a "first come, first served" basis; except that Tenant shall have first priority over any party other than Building Occupants, and Landlord shall terminate any parking contracts with any such other parties should Tenant desire to add parking spaces. Spaces taken by Tenant pursuant to this Section 11.3 shall be referred to as "Additional Spaces".

        11.4 RESERVED SPACES. At Tenant's election, up to twenty percent (20%) of the total of the Allocated Spaces at any time during the Term shall be reserved and posted for particular users in locations reasonably approved by Tenant, and Tenant shall have the first priority as to the location and selection of such reserved spaces. Landlord shall be responsible, at its expense, for posting such spaces (including changing the names of the posted users as from time to time requested by Tenant), and shall use all reasonable efforts to enforce the exclusivity of such spaces (which efforts shall include, at Tenant's request, moving the offending vehicles without charge to Tenant or the posted user).

        11.5 FEES. Tenant (or the holder of a particular parking permit) agrees to pay to Landlord on the first day of each calendar month during the Term a monthly fee for each parking space (including each reserved space): (a) in the case of Allocated Spaces, in the gross amount of (i) from the Base Building Completion Date through the day prior to the eighth (8th) anniversary of the Commencement Date, Two Hundred Twenty-Five Dollars ($225) per month (net of sales, use or similar taxes); (ii) from the eighth (8th) anniversary of the Commencement Date through the remainder of the Initial Term, Two Hundred Fifty Dollars ($250) per month (net of sales, use or similar taxes); and (iii) during any Extension Term(s), ninety percent (90%) of market rate, and (b) in the case of Additional Spaces, market

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rate. For purposes of this Article 11, "market rate" shall be the current market rates charged for similar parking spaces from time to time by the operators of comparable parking facilities located in the central business district of Minneapolis, Minnesota, but in no event in excess of the lesser of (a) the rental rate generally charged on a contract basis to other Building Occupants
(or their designees), or (b) the lowest monthly rate charged to members of the general public for parking spaces in the Parking Garage. In the event Landlord and Tenant do not agree on such market rate, such dispute shall be resolved by Arbitration. Such market rate shall be determined in the manner and in connection with the determination of Market Base Rental Rate for the subject Extension Term, Expansion Space or First Offer Space, if applicable.

        11.6 OPERATING COSTS. For each full or partial calendar year occurring during the period of the Term occurring from the fifth (5th) anniversary of the Commencement Date through the remainder of the Initial Term (the "Additional Parking Charge Period"), Tenant shall pay to Landlord, in addition to the monthly fees payable under Section 11.5, a contribution on account of the excess costs of operating the Parking Garage (the "Additional Parking Charge") equal to the product obtained by multiplying (a) Landlord's actual, documented out-of-pocket costs in operating the Parking Garage and the ad valorem taxes, assessments and other governmental imposts payable with respect thereto (exclusive of any mark-up, or any management or other fees or any item of cost which is of the kind excluded from Operating Expenses or Real Property Taxes under Sections 7.2.2, 7.2.3 or 7.5)for each such calendar year or portion thereof (the "Additional Parking Expenses"), to the extent such Additional Parking Expenses exceed the average total amount of such Additional Parking Expenses incurred during the periods occurring from the third (3rd) anniversary through the fourth (4th) anniversary and from the fourth (4th) anniversary through the fifth (5th) anniversary, by (b) a fraction, the numerator of which is the average number of Allocated Spaces leased by Tenant during the applicable calendar year or portion thereof (which shall be calculated by adding the number of Allocated Spaces leased by Tenant during each month of such year and dividing the total by twelve(12)) and the denominator of which is the total number of parking spaces located in the Parking Garage. Landlord shall deliver Tenant annual statements of Additional Parking Charge for each such calendar year or portion thereof at the time and in the manner provided in Section 7.3 with respect to Actual Operating Expenses, and Tenant shall pay the Additional Parking Charge on an annual basis within thirty (30) days after receipt of such annual statement. Tenant shall have the same dispute and audit rights with respect to the Additional Parking Expenses and such statements of Landlord as provided in Article 7 with respect to Operating Expenses and Real Estate Taxes.

        11.7 AFTER HOURS PARKING. In addition to the Allocated Parking and the Additional Parking, Landlord shall provide Tenant with the lesser of (a) one
(1) space for each two thousand three hundred (2,300) square feet of Rentable Area from time to time included in the Premises, or (b) three hundred (300) parking spaces, for after hours parking at a rate of Two and No/100 Dollars ($2.00) per space per day (net of sales, use or similar taxes) and/or Twenty-Five and No/100 Dollars ($25.00) per space per month (net of sales, use or similar

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taxes) during the entire Term. Such after hours parking shall be available from
4:00 p.m. to 6:00 a.m., Monday through Friday, and all day on Saturdays, Sundays and holidays of the New York Stock Exchange. Tenant shall advise Landlord from time to time upon not less than one (1) business day telephone notice to Landlord's property manager of the number of such after hours spaces Tenant shall desire for a particular after hours period.

        11.8 SECURE PARKING AREA. All parking spaces designated for Tenant's use pursuant to this Article 11 shall be located in a secure area for contract parkers which is separate from any portions of the Parking Garage which are available for the use of the general public or otherwise made available on a transient basis. Access to such area from all areas (including the exterior of the Building Common Areas and other portions of the Parking Garage) shall be controlled by a separate card key or a similar access control system acceptable to Tenant in its discretion.

        11.9 PERMITS INDEPENDENT OF LEASE. All permits for parking spaces issued pursuant to this Article 11, whether issued to Tenant or its designees, shall constitute an obligation of the holder of each such permit independent of this Lease, and, subject to Section 19.4 as to which Landlord, Tenant and any such designee shall have the benefit, no default thereunder by Landlord or the holder of such permit or liability with respect thereto shall affect this Lease or any of Landlord's or Tenant's rights or obligations hereunder, provided that Landlord may terminate any individual permit for default thereunder in accordance with the provisions thereof, provided that it shall first have given notice of such default to Tenant and an opportunity to cure the same (but without obligation to do so) within ten (10) days thereafter. The form of parking contract, if any, utilized by Landlord with respect to such permits shall be subject to Tenant's approval, which approval shall not be unreasonably withheld so long as such form is consistent with this Lease.

        11.10 TRANSFER. All of Tenant's rights under this Article at Tenant's option shall be fully or partially transferable in connection with any assignment of all or any portion of Tenant's interest in this Lease or any sublease of all or any portion of the Premises.

        11.11 SUBLEASING. Tenant and its designees shall have the right from time to time to sublease any of its rights to parking spaces on such terms as Tenant shall desire in its discretion.

12.     STORAGE SPACE

        12.1 STORAGE RIGHTS. Landlord hereby agrees to make available to Tenant from and after the Base Building Completion Date, and thereafter through the Term, five thousand (5,000) square feet of Usable Area of storage space in a location within the Building reasonably acceptable to Tenant upon the terms and conditions provided in this Article 12.

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        12.2    ADJUSTMENT; ALLOCATED STORAGE SPACE. The amount of storage space allocated to Tenant shall be adjusted concurrently with each adjustment in size of the Premises (including pursuant to Section 2.1 or Articles 8, 9 or 10), such that any enlargement or reduction in the size of the Premises shall result in a corresponding increase or decrease in the amount of storage area allocated to Tenant, calculated by applying (a) the ratio of five thousand (5,000) to the number of square feet of Rentable Area in the Premises on the Commencement Date, to (b) the number of square feet of Rentable Area by which the Premises were enlarged or reduced. Tenant's election not to surrender or reduce any storage space shall not affect its right to obtain additional storage space in connection with any subsequent enlargement of the Premises. Storage space allocated to Tenant pursuant to this Section 12.2 shall be referred to as "Allocated Storage Space". Notwithstanding anything apparently to the contrary in this Article 12, during the period between the Base Building Completion Date and the Commencement Date, Tenant shall be obligated to take and pay for, and Landlord shall make available to Tenant, only such portion of the Allocated Storage Space (not in excess of the amount provided in Section 12.1) as Tenant in its sole discretion shall from time to time deem necessary for its use and occupancy of the Premises during such period, including in connection with the performance of the Tenant Work. Such "phased-in" use of the Allocated Storage Space shall not limit or affect any of Tenant's allocation or rights under this
Article 12 and shall not be deemed to be a surrender of any storage space.

        12.3 SURRENDER; ADDITIONAL STORAGE SPACE. Notwithstanding the allocation of storage space pursuant to Section 12.2, Tenant shall have the right at any time and from time to time from and after the Base Building Completion Date upon not less than ninety (90) days' prior notice to Landlord to surrender any portion of the leased storage space and upon not less than thirty
(30) days' notice to add to its then-leased storage space on an "as available" basis. If no storage space is available at the time of any request for space by Tenant, Tenant shall be placed on a waiting list which shall be administered on a "first come, first served" basis. Storage space taken by Tenant pursuant to this Section shall be referred to as "Additional Storage Space".

        12.4 FIRST OFFER RIGHT. Tenant shall have a right of first offer with respect to storage space in the Building, which shall be administered in accordance with the provisions of Article 9. Storage space taken by Tenant pursuant to this Section 12.4 shall be referred to as "First Offer Storage Space".

        12.5 RENT. Tenant shall pay as a gross annual rent for Allocated Storage Space and Additional Storage Space: (a) from the Base Building Completion Date through the day prior to the eighth (8th) anniversary of the Commencement Date, [***] per square foot of Usable Area; (b) from the eighth
(8th) anniversary of the Commencement Date through the remainder of the Initial Term; [***] per square foot of Usable Area; and (c) during any Extension Term(s), ninety percent (90%) of the market gross rental rate for such storage space. Tenant shall pay as gross rental for any First Offer Storage Space the market rental rate for such space. Such gross annual rent shall

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be payable in twelve (12) equal monthly installments of one-twelfth (1/12) of the gross annual amount on the first day of each calendar month during the Term. For purposes of this Article, "market gross rental rate" shall be determined under the standards and taking into account the factors to be used in determining Market Base Rental Rate, but in no event in excess of the gross rental rate generally charged on a contract basis to other Building Occupants (or their designees). Such market gross rental rate shall be determined in the manner and in connection with the determination of Market Base Rental Rate for the subject Extension Term, if applicable, with any disputes as to such market gross rental rate being resolved by Arbitration.

        12.6 SIZE; CONDITION. Except with respect to First Offer Storage Space, all storage space shall be provided to Tenant in blocks of not less than one thousand (1,000) square feet of Usable Area. All storage space shall be delivered to Tenant with a clear ceiling height of not less than eight feet (8'), walls consisting of one (1) layer of five-eighths inch (5/8") gypsum board on each side of metal studs or cement or masonry, one 36" lockable entry door with lockset and keys for each entry to such storage space, lighting providing approximately fifty (50) foot candles of illumination throughout the space, and incidental HVAC service to prevent freezing, moisture or dampness, and, in any event, all storage space shall be fire-rated and be provided with fire suppression systems sufficient under Legal Requirements for storage to the maximum extent permissible under Legal Requirements of records, files, papers, furniture, equipment and other materials normally associated with general office use. Landlord shall have no further obligation with respect to the construction or build out of such space.

        12.7 INCORPORATION OF WAIVER. The provisions of Section 19.4 shall apply with full force and effect to any storage space leased by Tenant.

        12.8 AUXILIARY ROOMS. Landlord hereby agrees to make available to Tenant from and after the Base Building Completion Date, and thereafter through the Term at no rent, cost or expense to Tenant (except as provided below), rooms consisting of (a) five hundred (500) square feet of Usable Area on Floor Three
(3) for the location, installation and use of Tenant's stand-by generator, (b) seven hundred fifty (750) square feet of Usable Area on Floor Parking Level One
(P1) of the Building for the location, installation and use of Tenant's communications major point of presence, and (c) three hundred twenty-five (325) square feet of Usable Area on Floor Parking Level One (P1) of the Building for the location, installation and use of Tenant's communications alternate point of presence, each in the locations respectively specified in the Approved Base Building Plans and Specifications. Tenant may also use such rooms for storage space purposes and/or for such other installations relating to Tenant's use of the Premises as Tenant shall from time to time desire. The provisions of
Section 12.3 (with respect to surrender only), 12.5 (with respect to the room described in clause (a) above only), 12.6, 12.7, and 12.9 shall apply to such auxiliary rooms in the same manner as they apply to Allocated Storage Space. Without limitation to the other requirements of this Lease, Landlord also shall provide throughout the Term at no rent, cost

                                      -56-
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or expense to Tenant, space for Tenant's fiber optics hub in the communications major point of presence room for the Building on Floor Parking Level One (P1).

        12.9 TRANSFER. All of Tenant's rights under this Article at Tenant's option shall be fully or partially transferable in connection with any assignment of all or any portion of Tenant's interest in this Lease or any sublease of all or any portion of the Premises.

13.     SERVICES

        13.1 GENERAL SERVICES. Landlord shall cause public utilities or other entities to furnish the electricity, gas, steam, water and other utilities utilized in operating any and all Building Systems. In no event shall Landlord
(a) grant to any party the exclusive right to provide any service or utility (other than steam) to the Building or to Building Occupants, (b) charge any provider of any service or utility which Landlord is obligated to provide under this Article 13 any fee or sum whatsoever for access to the Building or any portion thereof, or (c) impose upon any provider of any service or utility to the Building or to Building Occupants any other barriers to entry or limitations on competition (including limitations which are not uniformly imposed upon all service or utility providers), in any event without Tenant's consent, which may be given or withheld in Tenant's sole discretion. Tenant shall have the right to select the providers of any services and utilities (other than steam) to Tenant or the Premises in its sole discretion. Landlord shall not extend any of the services described in Section 13.2 to any entities or parties whatsoever other than Tenant and other Building Occupants without Tenant's consent, which may be given or withheld in Tenant's sole discretion.

        13.2 SERVICES TO THE BUILDING AND THE OFFICE SPACE. Landlord shall at all times operate, repair, replace and maintain all Building Systems, and shall provide to the Premises and other portions of the Building during such days and hours as shall from time to time be commensurate with the Minimum Building Standards (except as otherwise provided below), at Landlord's expense (subject to Article 7), the facilities, utilities and services provided in this Section
13.2 (collectively, "the Services"), all in accordance with: (a) the greater specifications and performance standards provided in the Base Building Shell Condition Requirements or the Approved Base Building Plans and Specifications, if applicable, (b) the Minimum Building Standards (subject to Permitted Physical Limitations), (c) such higher standards and additional hours as Tenant from time to time shall reasonably require (subject to Permitted Physical Limitations), and (d) such additional requirements as shall be provided below. In the event
(y) Landlord provides Services to a standard higher than, or during hours in addition to, those otherwise required by this Section 13.2 solely as a result and during the continuance of a Tenant requirement under clause (c) above (which requirement Tenant may withdraw from time to time in its sole discretion), and
(z) such Services are provided either to the Common Areas or are of the nature that they must be provided to the leased premises of other Building Occupants without the agreement of such other Building Occupant, then for purposes of
Section 7.2.5 such Services shall be deemed to have been provided

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disproportionately to the Premises and to the premises of any other Building
Occupant who has requested or agreed to receive such disproportionate Services.

                13.2.1 HEATING, VENTILATING AND AIR CONDITIONING. HVAC and related services as follows: central ventilation, heat and air conditioning in season, at such times, and at temperatures and humidity and in amounts described in EXHIBIT G and to the standards provided above (subject, however, to modification in hours of operation, temperatures or otherwise to the extent required to comply with Legal Requirements or the mandatory requirements of the applicable public utility). Landlord shall provide HVAC at times other than Normal Business Hours on request of Tenant, at rates equivalent to Landlord's actual, documented out-of-pocket costs of providing such service (without any mark-up or management fee). In the event of any interruption or shortfall in such services, Landlord shall provide the services to the extent available to the Premises on a first priority basis.

                13.2.2 ELEVATORS. Non-exclusive public elevator service by all elevators serving the Floors on which any portion of the Premises are situated during Normal Business Hours (and by at least two (2) passenger elevators after Normal Business Hours), and freight elevator service by at least two (2) freight elevators serving all Floors on which any portion of the Premises are situated during Normal Business Hours (and, without additional expense to Tenant, after Normal Business Hours if scheduled with Landlord). Tenant at its request shall have the exclusive right to use one (1) such freight elevator during Normal Business Hours, and upon such request Tenant shall confine its freight elevator use to the freight elevator dedicated to Tenant's use. Upon not less than two
        (2) days' notice to Landlord, Tenant also shall have the exclusive right to use the freight elevators during the hours of 6:00 a.m. to 8:00 p.m. on any weekends during which Tenant desires to move into or out of the Premises or any portion thereof; provided, however, after Tenant's initial occupancy of the entire Premises, any such exclusive use shall be subject to any other freight elevator uses previously scheduled by other Building Occupants of which Landlord notifies Tenant promptly following such notice by Tenant.

                13.2.3 LIGHT BULBS. Building standard lamps and ballasts and all replacements thereto in the Premises, and all lamps and ballasts and replacements thereof in all portions of the Common Areas (including all Skyways, elevator lobbies, toilet and restroom areas and stairwells). All such lamps, ballasts, and replacements at all times shall be owned by Landlord and shall be in conformance with the Base Building Shell Condition Requirements.

                13.2.4 BUILDING SECURITY. Uniformed guards and/or equipment on a twenty-four (24) hour-per-day, seven (7) day-per-week basis to maintain security for the Building to the standards provided above. Building security staff will provide off-site escort services to all locations within a reasonable distance of the Building. Landlord

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        shall provide as a part of the Base Building Work one (1) common security desk for the Building, at which Tenant may from time to time station a security guard or visitor check-in attendant. Without limitation to Landlord's obligations, Tenant shall have the right at its expense from time to time (a) to provide its own security personnel within the Premises or within any elevator bank occupied solely by Tenant, (b) to connect to the Building's security systems its security personnel and any security equipment installed by Tenant in connection with the Tenant Work and, provided there is sufficient capacity, any additional security equipment installed after the Commencement Date, and
        (c) subject to the requirements of Article 15, to install security equipment and installations in the Common Areas.

                13.2.5 CLEANING SERVICES; TENANT RIGHT TO PROVIDE OWN CLEANING SERVICES; RECYCLING. Janitorial and cleaning services (including garbage collection and removal, cleaning, and supply of restroom facilities, and maintenance and cleaning of kitchen areas and break rooms, on each Floor of the Building on which any part of the Premises is situated and exterior window washing) in accordance with EXHIBIT H and to the standards provided above, except in those portions of the Premises, if any, designated by Tenant from time to time as not requiring janitorial and cleaning services or as only requiring partial janitorial and cleaning services. Tenant shall have the right at any time and from time to time, upon at least sixty (60) days' prior notice to Landlord (or thirty (30) days' notice if Tenant agrees to pay any reasonable penalty payable by Landlord to its cleaning contractor which is due and payable as a result of such notice being less than sixty (60) days) to provide its own janitorial and cleaning service to all or any part of the Premises constituting either the entire Rentable Area leased by Tenant on a particular Floor or an area designated by Tenant as a high security area, either through its own employees or through independent contractors of Tenant's selection. Tenant shall have the further right, upon at least sixty (60) days' prior notice, to require Landlord to resume providing such service to any part of the portion of the Premises as to which Tenant is then providing such service, whereupon Landlord shall resume furnishing janitorial service to said portion of the Premises. In negotiating with its cleaning contractor Landlord will endeavor to minimize notice periods and penalties, and in the event the cleaning contractor is an Affiliate or a subsidiary of Landlord, the costs for such cleaning services shall be competitive with the then prevailing rates for services rendered by persons or entities of similar skill, competence and experience and, in any event, no penalty shall be payable by Tenant with respect to the election to provide or discontinue Tenant's own janitorial service. At any time when Tenant is providing its own janitorial service, an appropriate reduction (based on Landlord's cost savings) shall be made in Tenant's Estimated Operating Expense Contribution and Tenant's Operating Expense Contribution. Landlord shall implement and maintain a recycling program for the Building and all Building Occupants, which program shall include, without limitation, providing recycling receptacles for most paper in all private offices and break, computer, conference, copy and other service rooms, as well as receptacles for newspapers, glass,

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        magazines, plastic and other recyclables in all break rooms and kitchen areas, and removal and recycling of the same. Tenant shall use reasonable efforts to cause its employees to cooperate with such program.

                13.2.6 GENERAL MAINTENANCE. Maintenance and cleaning of the Building, all Common Areas, the Building exterior and landscaped and other areas in and around the Building; and adequate pest control for the Building.

                13.2.7 SKYWAYS. The Skyways during at least the hours of 6:30 a.m. to 10:00 p.m., Monday through Saturday, and 10:00 a.m. to 6:00 p.m. on Sundays and Holidays, and during such other times of day and on such hours as any of the retail business located on Floors One (1) or Two (2) of the Building are open for business; provided, however, to the extent
        (a) any skyway agreement entered into prior to the date of this Agreement for a particular Skyway (other than with respect to the LaSalle Passageway) does not require such Skyway to be open to such extent, and (b) the owner of the other Building connected to such Skyway does not keep the passageways of its building open to such extent, Landlord shall be obligated only to keep such Skyway open only to the greater extent of the agreement described in clause (a) or the hours observed by such other owner in clause (b).

                13.2.8 ELECTRICAL FACILITIES. Electrical capacity (at the risers in the Building's core) for each Floor within the Premises.

                13.2.9 DIRECTORY. The building directories described in Article 37.

                13.2.10 SHUTTLE SERVICE. At Tenant's direction and expense, a shuttle service for the exclusive use of Tenant, its personnel and employees and other persons designated from time to time by Tenant from the Building to remote parking ramps and other selected locations in downtown Minneapolis shall be made available by Landlord in a manner acceptable to Tenant.

                13.2.11 EXHAUST DUCT. The base building general exhaust duct.

                13.2.12 BUILDING RISERS. The general utility and service risers in the Building core and basement levels.

                13.2.13 WATER. Water for lavatory and drinking purposes to be drawn from the public lavatory in the core of each Floor of the Building on which the Premises are located. Landlord agrees to provide two water coolers per Floor in the locations specified in the Approved Base Building Plans and Specifications.

                13.2.14 OTHER COMMON AREAS. The other Common Areas from time to time existing at the Building.

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                13.2.15 OTHER SERVICES. Such other facilities, utilities and services as shall be (a) required by Base Building Shell Condition Requirements or the other requirements of this Lease, (b) necessary to meet the Minimum Building Standard (subject to Permitted Physical Limitations), and (c) reasonably requested by Tenant from time to time (subject to Permitted Physical Limitations).

The facilities, services and utilities shall be in addition, and not by way of limitation, to the utilities and services to be provided by Landlord during the performance of the Tenant Work as provided in EXHIBIT D.

        13.3 INTERRUPTION IN SERVICES. Except as expressly provided below or as otherwise provided in this Lease, failure by Landlord to furnish any of the facilities, utilities or services required to be provided by Landlord hereunder, or any cessation in the furnishing of same, shall not render Landlord liable in any respect for damages, nor be construed as an eviction by Landlord, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereunder; provided that in any such event Landlord shall exercise best efforts to remove the cause of the failure or cessation and restore the service promptly. If for any reason or cause of any kind or nature whatsoever, other than any governmentally mandated energy or utility conservation program or any damage to the Premises or the Building or Building Systems caused by Tenant willfully, the Premises or any part thereof shall become untenantable as a result of any such failure or cessation and such condition shall continue for at least three (3) full consecutive business days after Tenant shall notify Landlord of such condition, then all Rent shall abate as to such untenantable portion from, after and including the later of (a) the inception of such condition, or (b) the date occurring ten (10) days prior to the commencement of such three (3) day period, until such time as the same becomes tenantable again, provided that if Tenant shall, or could without unreasonable adverse effect on Tenant's operations, continue to occupy and use such untenantable portion of the Premises such Rent shall abate only to the extent fair and equitable under the circumstances. In the event that more than one-fourth (1/4) of the Rentable Area in the Premises is rendered untenantable as a result of any such failure or cessation and such condition shall continue for more than one hundred eighty
(180) days for any reason other than any governmentally mandated energy or utility conservation program or damage by fire or other casualty not caused by Landlord or Tenant willfully, Tenant shall have the right to cancel this Lease as to either the entire Premises or the portion rendered untenantable provided notice of such cancellation is given to Landlord prior to the entire Premises being rendered tenantable. Without limiting the generality of the term "untenantable," any portion of the Premises (y) which is not in whole or in part served with any facilities and services which are required to be provided by Landlord under this Lease and which are reasonably necessary to the operation of Tenant's business from the Premises, or (z) the practical use and enjoyment of which by Tenant for the purposes set forth in Section 3.1 shall be materially adversely effected by reason of or in connection with the interruption or cessation of any such facilities, utilities,

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or services, shall be deemed to be untenantable regardless of whether Tenant continues to occupy and use such Floor or any portion thereof.

        13.4 ACCESS, KEYS AND LOCKS. Landlord will provide as part of Base Building Work equipment acceptable to Tenant to limit access to the Building after Normal Business Hours. Subject to the other terms and conditions of this Lease, Landlord will provide Tenant with access to the Premises, twenty-four
(24) hours a day, seven (7) days per week. Landlord shall, without cost to Tenant, also provide to Tenant security cards or other devices necessary to gain access to the Building, Floors on which the Premises are located, the Parking Garage and areas of the Building where any storage space is located, in number not less than the number from time to time of employees of Tenant or its Affiliates. Any lost, stolen or misplaced cards shall be replaced by Landlord at Tenant's expense. Tenant may install its own locks on any door of the Premises, in which event Tenant shall supply Landlord with a complete set of keys to such locks; provided that with respect to high security areas of the Premises, Landlord shall not have its own keys but may, in an emergency situation where in Landlord's good faith judgment immediate entry is required to prevent or minimize serious personal injury, death or property damage, use force to gain entry into such areas, and Landlord shall not be liable to Tenant for damages resulting from such use of force. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises, and give to Landlord an explanation of the combinations of all locks for safes, safe cabinets and vault doors in the Premises.

        13.5 GRAPHICS. Without limitation to Tenant's rights under Section 36.1, at Tenant's request, Landlord shall provide and install, at Tenant's cost, all letters (designating the name of Tenant) and/or numerals (designating the suite number) on entrance doors to the Premises, and all such letters and numerals shall be in the Building standard graphics.

14.     CONDITION OF PREMISES

        Tenant acknowledges that, except as provided in this Lease, Landlord and its agents have made no representation or warranty with respect to the suitability or fitness of the Premises or the Building for the conduct of Tenant's business.

15.     ALTERATIONS; REMOVAL OF TRADE FIXTURES

        15.1 ALTERATIONS, ADDITIONS, MODIFICATIONS. Except as specifically provided in this Lease (including EXHIBIT D), Tenant may make any alterations, additions or modifications to the Premises, or its leasehold improvements in the Premises, deemed appropriate by Tenant without any consent or approval by Landlord, except that:

                15.1.1 COSTS OVER $50,000. For any alterations, additions or modifications costing on an individual basis in excess of Fifty Thousand Dollars ($50,000) in Constant Dollars (other than cosmetic changes to finish work, such as painting, wallpaper, floor coverings and the like), Tenant shall provide to Landlord a prior

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        written notification of the action contemplated by Tenant (provided that
        Tenant need not obtain Landlord's consent for such alterations, additions or modifications unless otherwise required hereunder);

                15.1.2 PLANS AND SPECIFICATIONS. For any alteration, addition or modification to be made pursuant to plans and specifications and for which Landlord's consent is required, Tenant shall deliver to Landlord at least fifteen (15) days prior to commencement of construction, copies of then-current plans and specifications; Tenant shall also deliver within a reasonable time after a request from Landlord, copies of then-current plans and specifications of any other alterations, additions or modifications to the extent the same were prepared and are available.

                15.1.3 EFFECT ON EXTERIOR APPEARANCE OF BUILDING. Except as otherwise expressly permitted under the terms of this Lease (e.g., Section 13.2.4, Articles 5, 36, 37, 39 and 40, and EXHIBIT D), Tenant shall not make any improvements, alterations or additions which are visible from the public areas of the Building or alter the exterior appearance of the Building, without Landlord's prior approval, which approval shall not be unreasonably withheld; and

                15.1.4 EFFECT ON STRUCTURE, BUILDING SYSTEMS. Tenant shall not make any alterations, additions or modifications to the Premises which adversely affect the structural integrity of the Building or materially adversely affect the Building Systems, without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as Tenant shall eliminate or compensate for such adverse effect, at Tenant's sole cost and expense.

If Landlord fails to disapprove such improvement, addition or alteration within fifteen (15) days after receipt of such plans and specifications, such improvement, addition or alteration shall be deemed approved by Landlord.

        15.2 GENERAL PROVISIONS. Subject to the provisions of Section 15.1, the following provisions shall apply with respect to all alterations, additions or modifications made by Tenant in the Premises or to its leasehold improvements:

                15.2.1 MANNER OF WORK. Such alterations, additions or modifications shall be constructed and completed in a good and workmanlike manner and in compliance with all Legal Requirements at Tenant's sole cost and expense, and shall be made, to the extent reasonably practicable, in such manner and at such times as not to materially and unreasonably interfere with the use and enjoyment of other space in the Building by other Building Occupants, and so as not to unreasonably interfere with normal Building operations or any work then being done by Landlord (or its contractors) in or on the Building or parts thereof.

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                15.2.2 INDEMNIFICATION. Subject to Section 19.4, Tenant shall indemnify, protect, defend and hold Landlord harmless from (a) any claims, suits, damages, loss, cost or expense, including reasonable attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship arising from work performed by Tenant under this Article 15 (provided, however, that Tenant shall not be responsible for, and is hereby released from and indemnified against claims resulting from, the use of Tenant's alterations, improvements or additions by Landlord or any other Building Occupant after the expiration or earlier termination of this Lease), and (b) any mechanic's or materialmen's lien or claim thereof arising out of such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look solely to Tenant for payment for same. Nothing contained in this Section 15.2.3 shall preclude Tenant from contesting any lien or claim mentioned herein, so long as Tenant shall bond against same or otherwise secure such claim to the reasonable satisfaction of Landlord.

                15.2.3 INSURANCE. Tenant will carry and maintain, or cause to be carried and maintained by contractors performing such work, worker's compensation and liability insurance policies (in amounts and coverage required by statute in the case of worker's compensation insurance, and in the case of liability insurance in amounts not in excess of Five Million Dollars ($5,000,000) in Constant Dollars (except that no contractor shall be required to carry more than One Million Dollars ($1,000,000) in Constant Dollars)) naming Landlord as an additional insured, and certified copies of all such policies or certificates thereof shall be delivered to Landlord prior to commencement of such work by the contractor in question. Each such policy shall provide that the same may not be canceled except upon at least ten (10) days' prior written notice to Landlord.

        15.3 TITLE AT END OF LEASE TERM. Any and all additions, alterations, or improvements to the Premises shall be and remain the property of Tenant at all times during the Term of this Lease, provided that any of the same which are not removed by Tenant shall become the property of Landlord upon the expiration or earlier termination of this Lease.

        15.4    SURRENDER OF PREMISES.

                15.4.1 CONDITION. Upon the expiration of the Term of this Lease or the earlier termination hereof, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the Premises hereafter may be improved by Landlord or Tenant, reasonable wear and tear, repairs which are Landlord's obligation, and damage or destruction by fire or other casualty or cause or condemnation excepted.

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                15.4.2  CONDITION OF PREMISES UPON EXPIRATION OF LEASE.
        Notwithstanding the foregoing but subject to the provisions of Article 19, upon the expiration of this Lease Tenant shall not have any obligation, notwithstanding Section 15.4.3, to patch, repair or replace finish work such as wallcoverings, paint, carpeting or to patch, repair or cover holes in the wall, floor or ceiling left by the removal of Trade Fixtures or other property of Tenant, provided such removal is accomplished by reasonable means under the circumstances.

                15.4.3 REMOVAL OF TRADE FIXTURES, EQUIPMENT, ETC. Notwithstanding any provisions of this Lease to the contrary but subject to Article 19, at any time during the Term of this Lease, Tenant shall at all times own and retain title to and shall have the right to remove its movable equipment, furniture, furnishings and personal property placed upon or in the Premises by Tenant, as well as any Trade Fixtures (hereinafter defined), provided in each and every case:

                        (a) Such removal is effected without material damage to
                the Base Building and, with respect to the Trade Fixtures within the Premises, such removal is effected by reasonable means under the circumstances, failing which Tenant, at its expense, promptly repairs any such damage caused by such removal; and

                        (b) Any property not removed by Tenant upon the
                expiration or sooner termination of the Term and recovery of possession by Landlord shall thereupon become the property of Landlord and its sole responsibility, and Tenant shall have no further obligation in connection therewith, provided that Tenant in any event shall remove all of its unattached personal property from the Premises at the end of the Term.

16.     REPAIRS

        16.1 REPAIRS BY LANDLORD. Except for Tenant's obligations specifically set forth in Section 16.2, Landlord shall make all repairs and replacements to and perform necessary maintenance, repair, refurbishing and replacement work upon the Premises (including all elevator lobbies, restrooms and ceiling and above-the-ceiling improvements or work, whether included in the Tenant Work or the Base Building Work) and the Building and all parts thereof, including the footings, foundations, walls, floors, Building Systems and other structures and equipment, Common Areas and facilities, the landscaping and all other exterior improvements, and all other aspects of the Building included in the Base Building Work necessary to keep the same in accordance with Minimum Building Standards (subject to Permitted Physical Limitations). Notwithstanding the foregoing provisions, but subject to the provisions of Section 19.4 and Articles 20 and 21 below, Tenant shall reimburse Landlord for the reasonable, documented out-of-pocket costs incurred by Landlord in making any repairs to the Building which are required as a result of any misuse or neglect of the same by Tenant or

                                      -65-
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any of its officers, agents, employees, contractors or licensees while in or about the Premises or any other part of the Building.

        16.2 REPAIRS BY TENANT. Tenant shall make all repairs and replacements to and perform necessary maintenance, repair, refurbishing and replacement work to the aspects of the Premises included in the Tenant Work or in any alterations, improvements or additions to the Premises performed by Tenant (other than any elevator lobbies, restrooms, or ceiling and above-the-ceiling improvements or work which shall be repaired by Landlord pursuant to Section 16.1) necessary to keep the same in a first class order, condition and repair.

        16.3 FAILURE BY LANDLORD OR TENANT TO REPAIR. If either Landlord or Tenant fails or refuses to make repairs or replacements as required under this Lease within thirty (30) days after notice from the other party (and for such longer period of time as may be reasonably needed to cure such failure or refusal as long as the failing or refusing party shall promptly undertake to cure and shall diligently pursue such cure to completion), then the other party may, at its option but without any obligation to do so, make such repairs or replacements. The party so failing or refusing to make such repairs and replacements shall repay to the other party the reasonable documented out-of-pocket costs thereof (plus ten percent (10%) thereof to cover overhead, (which overhead charge, to the extent applicable to repairs and replacements made by any Building maintenance personnel, if paid by Tenant shall reduce Operating Expenses under Section 7.2.2)) within ten (10) days after receipt of detailed invoices therefor. If Landlord shall fail to make such payment, Tenant shall have the right to deduct such costs and overhead from the Rent coming due under this Lease, in addition to any other right or remedy.

        16.4 STANDARDS/CODE COMPLIANCE. Without limitation to any other provision of this Lease (but subject to the provisions of Section 3.3), Landlord shall maintain all components and elements of the Building and Premises over which Landlord has repair responsibility under Section 16.1 (including (but subject to the provision of Section 3.3) all public and quasi-public areas) at all times during the Term in compliance with all Legal Requirements (including the Americans with Disabilities Act), assuming the anticipated density of occupation and relative proportion of private offices to open floor plan space provided in Section 2.2.1 of EXHIBIT D; provided, however, that if any such Legal Requirement shall require a change, alteration or modification to the Building, Landlord may take advantage of any applicable "grandfathering" or similar provision which would allow the Building to operate under the previously existing standard or which would allow Landlord to delay the timing of its compliance therewith, provided that such delay shall be without damage or risk to the person or property of Tenant and consistent with Landlord's requirements to maintain and operate the Building in a manner consistent with the Minimum Building Standards.

        16.5 ELECTRO-MAGNETIC FIELDS. Landlord shall design, maintain and operate the Building so as to minimize any damage, interruption or disturbance to the Building Systems, the Services or to the Tenant Work, Tenant's Trade Fixtures and Tenant's other equipment as

                                      -66-
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a result of any electro-magentic fields generated by or as a result of any cause other than the Tenant Work, Tenant's alterations or improvements, or Tenant's operations. In the event of any such damage, interruption or disturbance, Landlord shall promptly use due diligence (consistent with the Minimum Building Standards, subject to Permitted Physical Limitations) so as to eliminate such condition.

17.     TENANT'S PERSONAL PROPERTY TAXES AND RENT TAXES

        17.1 PAYMENT OF PERSONAL PROPERTY TAXES. At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon any equipment, furniture and other personal property owned by Tenant and located in or about the Premises.

        17.2 RENT TAXES. Tenant shall indemnify Landlord for any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America, the State of Minnesota or any political subdivision thereof, against Landlord in respect to the Rent reserved under this Lease; provided, however, Tenant shall have no obligation to indemnify Landlord for any items included in or excluded from Real Property Taxes pursuant to Section 7.5; further provided, however, in the event any such tax is progressive in nature, Tenant's liability therefor shall be limited to the amount of such tax which would be imposed on the Rent reserved under this Lease if the only rent earned or payable to Landlord were the rent generated from the Building.

        17.3 EXCLUSION FROM REAL PROPERTY TAXES. The portion of taxes payable by Tenant pursuant to Sections 17.1 and 17.2 hereof and by other Building Occupants pursuant to similar provisions in their leases shall be excluded from Real Property Taxes for purposes of calculating Operating Expenses pursuant to
Article 7 hereof.

18.     ENTRY FOR REPAIRS AND INSPECTION

        Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours after giving reasonable prior notice to Tenant (considering the circumstances), giving due attention and consideration to Tenant's security and in such a manner as to cause as little disturbance as reasonably possible (including to the extent reasonably possible, limiting such entry to other than during Normal Business Hours), to inspect the same, clean or make repairs, alterations or additions thereto or to the Base Building, to show the space to prospective insurers, mortgagees, purchasers, partners, tenants (during the final twelve (12) months of the Term only), or appraisers, to repair adjacent tenant space and to cure defaults of Tenant, as Landlord may deem necessary or desirable, and Tenant shall not, except as otherwise provided in this Article 18 or elsewhere in this Lease, be entitled to any abatement or reduction of rent by reason thereof; provided, however, Landlord shall not interfere with Tenant's use and enjoyment of the Premises, except to the extent necessary under existing circumstances (in which event, in the cases of repair, alteration or additions other than those necessary to cure Tenant's default, Tenant shall be entitled to an

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abatement of rent on a fair and equitable basis if such interference materially adversely affects Tenant and lasts for more than two (2) consecutive business days). Tenant shall have the right to have a representative of Tenant accompany any parties (including Landlord or its agents or representatives) so entering the Premises. In no event shall Landlord enter into any area of the Premises designated by Tenant as a high security area unless accompanied by a representative of Tenant (who shall be reasonably available upon request of Landlord) or in the event of an emergency in respect of which emergency situation the provisions of Section 13.4 shall apply.

19.     INSURANCE; INDEMNIFICATION; RELEASE

        19.1 PROPERTY INSURANCE. Landlord shall at all times from and after commencement of construction of the Building and thereafter during the Term maintain "all risk" coverage (which may exclude coverage for earthquake and flood perils) property insurance on the Building (including the Tenant Work and any Tenant alterations, improvements or additions), which insurance shall not exclude coverage for sprinkler damage, vandalism and malicious mischief and shall include a Building Ordinance endorsement and a demolition endorsement, and to the extent boilers or pressure vessels are used at the Building, boiler and pressure vessel explosion coverage. Said insurance shall be maintained with a responsible insurance company qualified to do business in Minnesota, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the Term with a deductible or deductibles which are no greater than those consistent with the Minimum Building Standards, and at the expense of Landlord (but with the same to be included as an Operating Expense to the extent allocable to the period after the Rent Commencement Date), and payments for losses thereunder shall be made to Landlord, if the loss is under Two Hundred Fifty Thousand Dollars ($250,000) in Constant Dollars and otherwise to an insurance trustee or title insurance company reasonably acceptable to Landlord and Tenant, or to the institutional holder of a Mortgage who agrees in writing for Tenant's benefit to hold and disburse all such payments in accordance with this Lease, for disbursement in accordance with and for the purposes required by this Lease. Said "all risk coverage" insurance policy shall contain no risk of coinsurance by Landlord by reason of the insured value of the Project being less than the actual value of the Project. Tenant may at its own cost and expense, procure and maintain in effect policies of insurance covering all Trade Fixtures, merchandise and other personal property from time to time in, on or upon the Premises (excluding the Tenant Work and any Tenant alterations, improvements or additions). The proceeds of such insurance carried by Landlord shall be applied in accordance with this Lease for the repair or replacement of the property so insured.

        19.2 LIABILITY INSURANCE. Landlord and Tenant shall each, at their respective own expense, maintain a policy or policies of commercial general liability insurance with the premiums thereon fully paid on or before the due dates, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than, in the case of Landlord, Ten Million Dollars ($10,000,000) in Constant Dollars in respect of personal injury or death in respect of any one occurrence, Ten Million Dollars ($10,000,000)

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in Constant Dollars in respect of property damage in any one occurrence, or with a combined single limit of not less than Ten Million Dollars ($10,000,000) in Constant Dollars for any occurrence, and, in the case of Tenant, Five Million Dollars ($5,000,000) in Constant Dollars in respect of personal injury or death in respect of any one occurrence, One Million Dollars ($1,000,000) in Constant Dollars in respect of property damage in any one occurrence, or with a combined single limit of Five Million Dollars ($5,000,000) in Constant Dollars, or such higher or lower amounts as may be reasonably carried from time to time by landlords and tenants in the respective positions of Landlord and Tenant. Landlord shall cause Tenant to be named as an additional insured with respect to the Building and Land (but not the Premises) and Tenant shall cause Landlord to be named as an additional insured with respect to the Premises.

        19.3 POLICY REQUIREMENTS. All insurance required to be carried by Landlord or Tenant hereunder shall be issued by responsible insurance companies rated A:IX or better by Best's Insurance Reports, which may legally issue such a policy in the State of Minnesota. Certificates evidencing the existence and amounts of insurance policies required to be carried by Tenant hereunder, or upon the prior request of Landlord, copies of such policies, shall be delivered to Landlord by Tenant at least ten (10) days prior to any Delivery Date. Landlord shall provide Tenant with certificates evidencing the insurance that Landlord is obligated to maintain under this Lease or upon the prior request of Tenant, copies of such policies. Each policy of insurance required to be maintained under this Article 19 shall provide that it shall not be cancellable or subject to reduction of coverage or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as insureds or additional insureds, and with respect to Landlord's property insurance maintained under Section 19.1, to Tenant. Tenant shall, at least seven (7) days prior to the expiration of any policy, furnish Landlord with certificates of renewal or certificates of replacement policies which fully comply with the requirements of this Lease, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Landlord shall, at least seven (7) days prior to the expiration of Landlord's property insurance maintained under Section 19.1, furnish Tenant with a certificate of renewal or certificate of replacement policy. Any policy may be carried under so-called "blanket coverage" form of insurance policies, provided any such blanket policy specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy.

        19.4 WAIVER OF LIABILITY AND SUBROGATION RIGHTS. Anything in this Lease (including EXHIBIT D and Section 19.5) to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its agents, representatives, members, directors, officers, shareholders, partners or employees, for any loss or damage that may occur to the Premises or the Building, or any improvements thereto, or any personal or other property of such party, by reason of fire, the elements, or any other cause which could be insured against under the terms of the fire and "all risk" coverage insurance policies referred to in Section 19.1 hereof, regardless of cause or origin, including

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negligence or intentional acts of the other party hereto, its agents, representatives, members, directors, officers, shareholders, partners or employees.

        19.5 HOLD HARMLESS. Subject to the express terms of this Lease to the contrary, (a) Tenant hereby agrees to defend, indemnify and hold harmless Landlord from any and all claims, liabilities, causes of action or costs (including reasonable attorneys' fees and costs of suit) to the extent they arise out of (or are alleged to arise out of) any negligent or otherwise wrongful act or omission of Tenant or its Affiliates or their officers, directors, agents, servants, employees, and representatives acting within the scope of their agency, employment, contract or representation, and (b) Landlord hereby agrees to defend, indemnify and hold harmless Tenant from any and all claims, liabilities, causes of action or costs (including reasonable attorneys' fees and costs of suit) to the extent they arise out of (or are alleged to arise out of) any negligent or otherwise wrongful act or omission of Landlord or its Affiliates or their officers, directors, agents, servants, employees, and representatives acting within the scope of their agency, employment, contract or representation. Subject to Section 19.4, Landlord hereby agrees to defend, indemnify and hold harmless Tenant from (y) any and all claims, liabilities, causes of action or costs (including reasonable attorneys' fees and costs of suit) incurred by Tenant as a result of any defects in design, materials or workmanship arising from any repairs, alterations or other work by Landlord in or to the Premises, the Common Areas or any other portion of the Building or the Land, and (z) any mechanic's or materialmen's lien or claims thereof arising out of any such work.

20.     DAMAGE OR DESTRUCTION

        20.1 DAMAGE; DETERMINATION OF REPAIR TIME. In the event of any damage to the Premises or any other portion of the Building by fire or other casualty or any other cause occurring after the Commencement Date ("Damage"), Landlord and Tenant shall attempt to agree on (a) the estimated period (the "Estimated Repair Period") it will take to substantially complete the repair of the Damage, including the Premises and the Common Areas, necessary to restore the Base Building Work, Tenant Work and Tenant Alterations to the condition in which they existed immediately prior to the Damage with any changes or modifications as may be required by Tenant or under Legal Requirements (such work, the "Landlord Repair Work"), employing normal construction methods without overtime or other premium and considering, without limitation, the estimated period of time reasonably necessary for Landlord to obtain any insurance proceeds payable to Landlord as a result of such Damage (not to exceed in any event thirty (30) days, regardless of when they may actually be payable), (b) the estimated date (the "Estimated Repair Completion Date") upon which the Landlord Repair Work can reasonably be completed, considering such period and circumstances, and (c) if applicable pursuant to Section 20.3.3, the estimated cost (the "Estimated Repair Cost") of performing the Landlord Repair Work. If Landlord and Tenant do not agree for any reason on the Estimated Repair Period, Estimated Repair Completion Date and Estimated Repair Cost within fifteen (15) days after such Damage, then Landlord shall, within five (5) days thereafter, select an architect to make such determinations, failing which Tenant may select an

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architect. Such architect shall be subject to the reasonable approval of Tenant.
The determinations of such architect shall be made within thirty (30) days after the date of such casualty and shall be binding and conclusive. The date on which such agreements are reached or such determinations are received by Landlord and Tenant shall hereafter be referred to as the "Trigger Date". Landlord agrees to provide to Tenant promptly upon Landlord's receipt copies of any opinions or reports (including any preliminary or draft reports, whether written or unwritten summaries of any oral opinions or reports) by its engineers, architects or contractors regarding the Estimated Repair Period, Estimated
Repair Completion Date and Estimated Repair Cost.

        20.2 OBLIGATION TO REPAIR. Unless this Lease is terminated pursuant to Section 20.3, Landlord shall commence the Landlord Repair Work as soon as reasonably possible and in any event within ninety (90) days after the date of the Damage and shall thereafter diligently pursue the Landlord Repair Work to completion.

        20.3    OPTIONS TO TERMINATE.

                20.3.1 INITIAL TERMINATION RIGHTS. If (a) it is agreed or determined pursuant to Section 20.1 that the Estimated Repair Completion Date occurs more than one (1) year after the date of the Damage, and (b) the Damage is to all or any portion of the Premises, then either Landlord or Tenant may terminate this Lease; provided, however, if the Estimated Repair Period is three (3) years or less, Tenant shall have the right, exercised by notice to Landlord given within forty-five (45) days after the Trigger Date to extend such one (1) year period for an additional period which, together with the unexpired portion of such one
        (1) year period, if any, equals or exceeds the Estimated Repair Period, thereby negating any termination by Landlord. Notwithstanding the foregoing, if Landlord determines that it can commence and complete the Landlord Repair Work within the times required by this Lease such that Tenant would not have a right to terminate this Lease pursuant to any provision within this Section 20.3.1, then Landlord shall give notice thereof to Tenant and immediately commence and prosecute the Landlord Repair Work to completion with all due diligence and in accordance with all provisions hereof. No such determination by Landlord shall be binding on Tenant and no such commencement or prosecution of the Landlord Repair Work shall affect Tenant's rights under this Article 20. If (a) the Estimated Repair Period is greater than one (1) year, and (b) such Damage has a material adverse impact on the operation or Tenant's use of the Common Areas, Parking Garage, or other Building amenities, Tenant may terminate this Lease. Any such termination shall be exercised by the terminating party by giving notice to the other party within thirty (30) days after the Trigger Date, and shall, subject to Section 20.7, be effective not less than thirty (30) nor more than sixty (60) days after such notice of termination is given. Notwithstanding the foregoing, Landlord shall not terminate this Lease pursuant to this
        Section 20.3.1 unless it also terminates all other leases in the Building which it has the right to terminate.

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                20.3.2  ADDITIONAL TENANT TERMINATION RIGHTS. If Landlord fails to commence and proceed with the Landlord Repair Work as provided in
        Section 20.2, Tenant may give Landlord notice to do so. If Landlord has not commenced the Landlord Repair Work within fifteen (15) days after Tenant's notice, Tenant may terminate this Lease (at Tenant's election as to the entire Premises or the Damaged portion only) by notice given to Landlord within thirty (30) days after expiration of such fifteen
        (15) day period. If Landlord has not substantially completed the Landlord Repair Work within the time period allowed Landlord to do so under Section 20.3.1 (with any extension not in excess of one hundred twenty (120) days, in the aggregate, on account of Unavoidable Delay), Tenant may terminate this Lease by notice given to Landlord within thirty (30) days after the expiration of such period. Such termination shall, subject to Section 20.7, be effective not less than thirty (30) and nor more than sixty (60) days after such notice of termination is given.

                20.3.3  DAMAGE AT END OF TERM. If (a) the Premises are Damaged
        (i) after the last date Tenant may, but did not, exercise an Extension Option pursuant to Section 4.3.3, or (ii) during the last twenty-four
        (24) months of the third Extension Term, and (b) the Estimated Repair Cost exceeds, if such Damage occurs during the first twelve (12) months of the last twenty-four (24) months of the Term, fifty percent (50%), or if such Damage occurs during the last twelve (12) months of the Term, fifteen percent (15%), of the replacement cost of the Building above ground level, then either Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party given within thirty
        (30) days after the Trigger Date. Such termination shall, subject to
        Section 20.7, be effective not less than thirty (30) nor more than sixty
        (60) days after such notice of termination is given.

        20.4 BUSINESS UNIT VACATION. If (a) one (1) or more Floors of the Premises is rendered untenantable by Damage, (b) such Floor or Floors were occupied at the time of the Damage by a discrete, identified business unit of Tenant or any Affiliate of Tenant, which business unit also occupied at such time one (1) or more Floors contiguous with the untenantable Floor or Floors (such occupied contiguous space, the "Related Space"), (c) Tenant determines in the exercise of its good faith business judgment that such business unit cannot practicably operate except in a single, contiguous location and cannot practicably be consolidated into other portions of the Premises, and (d) Landlord is obligated under this Article 20 to restore the portion of the Premises so Damaged and rendered untenantable, then Tenant may elect to vacate the Related Space regardless of the number of business units or amount of Related Space affected by the Damage in question. Tenant shall make such election, if at all, by notice to Landlord given within sixty (60) days after the date of the Damage. If Tenant so elects to vacate the Related Space it shall do so within ninety (90) days after it notifies Landlord of such election.

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        20.5    ABATEMENT. In the event all or part of the Premises or the
Building is Damaged, the Rent payable by Tenant hereunder shall be abated (a) in full from the date of such Damage with respect to that portion of the Premises which are thereby rendered untenantable and in which Tenant no longer operates Tenant's business, (b) to the extent fair and equitable from the date of such Damage with respect to that portion of the Premises which are thereby rendered untenantable but in which Tenant continues to conduct Tenant's business, and (c) in full from the date Tenant vacates the space with respect to the Related Space as to which Tenant timely makes the election to vacate pursuant to Section 20.4. Such abatement shall continue in either case until the earlier of (a) sixty (60) days after the Landlord Repair Work is completed, or (b) the date Tenant re-occupies and commences business operations in such portion of the Premises. Unless prohibited by Legal Requirements and subject to Landlord's reasonable requirements in connection with performance of the Landlord Repair Work, Tenant shall have the right to continue to occupy any Damaged portions of the Premises even though the same may be untenantable. Landlord shall be obligated to repair or provide services to such Damaged space only to the extent reasonable under the circumstances. As used in this Article 20, "untenantable" shall include any material adverse effect on the Premises and Tenant's use thereof or access thereto, including the inability of Tenant to lawfully occupy or use any part of the Premises by reason of any order or direction of any governmental authority, whether or not the Premises or any particular portion thereof are damaged.

        20.6 LEASE TERMINATION; PRORATION OF RENT. Any termination of the Lease by Tenant pursuant to Section 20.3 at Tenant's election, exercised at the time Tenant gives notice of termination, may be as to all or any portion of the Premises (whether or not Damaged), provided that after the effective date of any partial termination the Premises shall contain not less than two hundred thousand (200,000) square feet of Rentable Area. In the event of a termination pursuant to Section 20.3, the estate and interest of the Tenant in the portion of the Premises so terminated shall terminate and expire on the date specified in the notice of termination and the Rent allocable hereunder shall be prorated as of such date, subject to abatement of Rent (including refund of any prepaid
Rent) to the extent provided in Section 20.5 and the parties' rights and obligations under Section 20.7.

        20.7 LIMITED CONTINUATION OF LEASE. Notwithstanding any other provision of this Article 20, if (a) Landlord terminates this Lease in accordance with Section 20.3, or (b) Tenant terminates this Lease as to all or any portion of the Premises in accordance with Section 20.3 and, in the case of termination by Landlord, Tenant elects by notice given to Landlord within twenty
(20) days thereafter, or in the case of termination by Tenant, Tenant in the notice of termination expressly reserves the right pursuant to this Section 20.7, to remain in the portion of the Premises so terminated (the "Retained Premises"), then, unless prohibited by Legal Requirements, (w) this Lease shall continue in effect as to the Retained Premises for a period after the date of the Damage as determined by Tenant not in excess of (i) two (2) years in the event the collective Rentable Area of (A) the Retained Premises, and (B) in the event of a termination by Tenant, the portion of the Premises as to which the Lease is not

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terminated, is not less than one hundred thousand (100,000) square feet, and
(ii) six (6) months otherwise, (x) Tenant may make such repairs thereto as Tenant may elect in its discretion to make without contribution from Landlord,
(y) Tenant shall pay all Rent allocable to the undamaged portions of the Retained Premises for such period without abatement or reduction as a result of such Damage, and with abatement for any untenantable portions of the Retained Premises as provided in this Article 20, and (z) Landlord shall be obligated to perform its obligations under this Lease in respect of the Retained Premises and the Building only to the extent reasonable under the circumstances. Any such continued possession may be terminated by Tenant at any time by giving not less than thirty (30) days' notice to Landlord.

        20.8 BASE BUILDING WORK. Nothing in this Article 20 shall in any manner affect Landlord's obligations or Tenant's rights under Article 5 or EXHIBIT D.

21.     EMINENT DOMAIN

        21.1    TERMINATION.

                21.1.1 APPROPRIATION OF ENTIRE PREMISES. If all or substantially all of the Premises and/or the Building are condemned or taken in any manner for public or quasi-public use under the power of eminent domain or by conveyance in lieu thereof (an "Appropriation") before or during the Term, this Lease shall automatically terminate as of the date the public authority takes possession pursuant to the Appropriation (the "Appropriation Date").

                21.1.2 PARTIAL APPROPRIATION. If during the Term only part of the Building is Appropriated, then:

                        (a) If fifty percent (50%) or more of the Rentable Area
                of the Building is Appropriated on a permanent basis, whether or not the Premises are or may be affected, Landlord may terminate this Lease;

                        (b) If any such Appropriation materially, permanently or
                temporarily (for more than sixty (60) days), and adversely interferes with Tenant's ability to operate its business in the Premises (including access thereto), Tenant may terminate this Lease;

                        (c) If five percent (5%) or more Rentable Area of the
                Premises is Appropriated permanently or temporarily (for more than sixty (60) days), Tenant may terminate this Lease.

Any such termination shall be exercised during the sixty (60) day period commencing on the Appropriation Date by giving at least thirty (30) days' notice to the other party. If either party

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so exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice.

        21.2 TERMINATION AS TO PREMISES APPROPRIATED. If any part of the Premises is Appropriated, this Lease shall automatically terminate as to the portion of the Premises so Appropriated as of the Appropriation Date whether or not this Lease is terminated pursuant to Section 21.1 above.

        21.3 RESTORATION. In the event part of the Building is Appropriated and this Lease is not thereby terminated, Landlord shall proceed expeditiously to restore the Building and the Premises, as the case may be, to as near the condition which existed immediately prior to such Appropriation as is reasonably possible, provided Tenant shall have the additional right to terminate this Lease if such restoration has not been substantially completed within twelve
(12) months after such Appropriation by notice given to Landlord within thirty
(30) days after the expiration of such twelve (12) month period.

        21.4 AWARD. Landlord shall be entitled to the entire award in any proceeding for Appropriation of the Premises or any other portion of the Building, except that Tenant shall be entitled to any award made to Tenant for its relocation expenses or the taking of personal property or Trade Fixtures belonging to Tenant.

        21.5 RENT ABATEMENT. In the event of a partial Appropriation which does not result in a termination of this Lease as to the entire Premises, Rent shall be abated in proportion to the portion of the Premises rendered untenantable by the Appropriation during the period of such untenantability.

        21.6 TEMPORARY APPROPRIATION. Notwithstanding any other provision hereof, in the event of a temporary Appropriation for a period of less than sixty (60) days, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Base Rental and all other amounts required hereunder. Tenant shall be entitled to receive the entire award made in connection with any temporary Appropriation for a limited period of time of the Premises attributable to any period within the Term of this Lease. Landlord shall be entitled to the entire award for any temporary Appropriation of the Premises which relates to a period after the expiration of the Term of this Lease, or which is allocable to the cost of restoration of the Premises. If any such temporary Appropriation terminates prior to the expiration of the Term of this Lease, Tenant at its option may restore the Premises to its condition prior to the temporary Appropriation, at Tenant's sole cost and expense, provided Tenant receives the portion of the award attributable to such restoration.

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22.     ASSIGNMENT AND SUBLETTING BY TENANT

Tenant shall have the unconditional right to assign this Lease (including any or all of the expansion, renewal, space reduction and adjustment options or offer or refusal rights or other rights provided to Tenant herein (collectively, "Adjustment Rights")) or to sublease all or any portion of the Premises to any person without the need for any consent or approval from Landlord or any other party, provided that no such assignment or sublease shall operate to release Tenant from any liability hereunder. No compensation shall be payable to Landlord in connection with any assignment or sublease; all income and profits arising from any such assignment or sublease shall be retained by Tenant. Tenant shall give Landlord at least ten (10) days' notice of any such assignment or sublease and the identity of the assignee or sublessee, but failure to do so shall not constitute a default under this Lease.

23.     TRANSFER OF LANDLORD'S INTEREST; MANAGEMENT

        23.1 TRANSFER BY LANDLORD. Landlord may sell, assign, convey or otherwise transfer, subject to this Lease, Landlord's estate, right, title and interest hereunder and in the Land and Building or any portion thereof without the consent of Tenant; provided, however, with the exception of instruments providing security for the financing of the Building for which Tenant has received a non-disturbance agreement as described in Article 25, Landlord shall not sell, assign, convey or otherwise transfer Landlord's right, title and interest hereunder or in the Land or Building, or any direct or indirect interest in the entity owning or holding said right, title or interest at any time prior to the Commencement Date, the completion of all of Landlord's obligations with respect to the performance of the Base Building Work and the Tenant Work and the disbursement or application pursuant to Section 3.6 of EXHIBIT D of the entire amount payable by Landlord pursuant to said Section 3.6. If, in compliance with the foregoing provisions of this Section 23.1, Landlord conveys the fee simple title to the Land and the Building and all of its right, title and interest therein, including this Lease and all other leases and agreement affecting the Land and the Building, and if the transferee in a writing for Tenant's benefit expressly and unqualifiedly (x) assumes this Lease,
(y) agrees to pay and perform all obligations of Landlord which arise on and after the date of such conveyance, and (z) agrees to pay and perform all obligations of Landlord which arise prior to the date of such conveyance as shall be in default at the time of conveyance and, if an estoppel certificate is required of Tenant in connection with such conveyance, shall have been described in such certificate, then such conveying Landlord shall be released of liability for any obligations which first arise on or after the date of such conveyance. Nothing in this Article 23 shall be deemed to limit Tenant's exercise of any of its abatement, offset, self-help or similar rights or remedies provided in this Lease, irrespective of whether any circumstances giving rise to exercise of any such rights or remedies arises or occurs before or after any such conveyance, provided Tenant describes in any estoppel certificate required of Tenant in connection with such a conveyance any such circumstances which exist and of which Tenant has actual knowledge as of the date of such certificate.

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        23.2    MANAGEMENT. Tenant shall have the right during the Term to approve any managing agent and management personnel for the Building, which approval shall not be unreasonably withheld. Tenant agrees to approve an Affiliate of Landlord as the initial manager of the Building.

        23.3    LIMITATION OF LIABILITY. Except for Landlord's obligations under
Article 5, Section 23.1 and EXHIBIT D, from and after the Commencement Date, the completion of all of Landlord's obligations with respect to the performance of the Base Building Work and the Tenant Work and the disbursement or application pursuant to Section 3.6 of EXHIBIT D of the entire amount payable by Landlord pursuant to Section 3.6, Tenant shall look solely to the Land and Building, together with the proceeds of insurance policies required to be or otherwise maintained by Landlord under Article 19 and the proceeds derived from any sale or transfer of any of Landlord's interest in the Land and Building, but to no other assets of the Landlord for satisfaction of any liability pursuant to this Lease.

24.     DEFAULT BY LANDLORD OR TENANT

        24.1 EVENTS OF DEFAULT. The following shall constitute an Event of Default under this Lease:

                24.1.1 MONETARY DEFAULT. If default shall be made in the payment of any sum to be paid by Tenant under this Lease when due and such default shall continue for ten (10) days after notice thereof to Tenant; or

                24.1.2 NONMONETARY DEFAULTS. If default shall be made in the performance of any of the other covenants or conditions which Tenant is required to perform under this Lease and such default shall continue for thirty (30) days after notice thereof to Tenant or, if the default is not reasonably curable within such thirty (30) day period, for such longer period of time as may be reasonably needed to cure such default as long as Tenant shall promptly undertake to cure and shall diligently pursue such cure to completion.

        24.2 LANDLORD'S REMEDIES. Landlord may treat the occurrence of any Event of Default as a breach of this Lease and thereupon, at Landlord's option but subject to Sections 24.2.5 and 24.2.7, Landlord shall have any one or more of the following described remedies:

                24.2.1 TERMINATION. Landlord may terminate this Lease and forthwith repossess the Premises by legal process and be entitled to recover, after repossession, as damages a sum of money equal to the total of (a) the cost of recovering the Premises, (b) the unpaid Rent earned at the time of termination, plus interest thereon at the Agreed Interest Rate from the due date, (c) as agreed final damages, the net present value (discounted at the Amortization Interest Rate) of the balance of all Base Rental

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        due for the remainder of the then Term less the net present value
        (discounted at the same rate) of the Market Base Rental Rate for the Premises for said period (but only if the difference is a positive number), and (d) any other sum of money (other than those described in
        (a), (b) or (c) of this Section 24.2.1) owed by Tenant to Landlord.

                24.2.2 REPOSSESSION. Landlord may terminate Tenant's right of possession and may repossess the Premises by legal process without terminating this Lease, in which event Landlord may relet the same in Landlord's name but for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord acting reasonably. For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to Premises that may be reasonably necessary to relet the Premises, and (a) if Landlord shall fail to relet the Premises, or (b) if the same are relet and a sufficient sum shall not be realized from time to time from such reletting, after deducting on an amortized basis all of the costs and expenses reasonably incurred in making such decorations, repairs, changes, alterations and additions and the expense of such reletting, including leasing commissions, and of the collection of the rent accruing therefrom, and after paying the unpaid Base Rental and other rents due hereunder earned but unpaid at the time of reletting and the cost of recovering possession to satisfy the rent provided for in this Lease to be paid, plus interest on all of the same at the Agreed Interest Rate per annum, then Tenant shall, in the case of clause (a), pay to Landlord as damages a sum equal to the amount of all unpaid Rent provided for in this Lease as and when the same would be due and payable without acceleration and the cost of recovering possession, or in the case of clause (b), Tenant shall satisfy and pay any such deficiency as shall have accrued on a cumulative basis from time to time upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 24.2.2 from time to time. No delivery to or recovery by Landlord of any sum due Landlord hereunder shall be any defense in any action to recover any amount of money not theretofore recovered by Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach pursuant to Section 24.2.1.

                24.2.3 REMEDIES AT LAW. Landlord may exercise any rights and remedies provided at law or in equity on account of such Event of Default, other than termination of this Lease or Tenant's right of possession, or other repossession of the Premises or any portion thereof.

                24.2.4 MITIGATION. In connection with any such default or Event of Default and the exercise by Landlord of any of its rights or remedies, Landlord shall use reasonable

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        efforts to mitigate damages, but in connection with the leasing of space in the Building shall not be required to prefer the Premises over any other space in the Building.

                24.2.5 TENANT DISPUTE. Notwithstanding anything to the contrary provided herein, if Tenant disputes any Event of Default (other than the payment of Base Rental or Additional Rent) declared by Landlord pursuant to this Article 24, Tenant may notify Landlord of such dispute within thirty (30) days after receiving Landlord's initial notice of default given pursuant to Section 24.1, and in such event Landlord shall not exercise any of the remedies provided in this Section 24.2 until Landlord shall have obtained a final, unappealable court judgment establishing such Event of Default. If such judgment establishes such Event of Default, then Tenant may nonetheless cure such Event of Default within the time period provided with respect thereto in Section 24.1 (with the time period for such cure to commence on the date such judgment is final and unappealable), failing which Landlord in its discretion thereafter may exercise its remedies under this Section 24.2 with respect thereto.

                24.2.6  AGREEMENTS REGARDING MINN. STAT. CHAPTER 566 AND
        SECTION 504.02. Landlord and Tenant agree for purposes of applying Minn. Stat. Chapter 566 and Section 504.02 to this Lease, that "rent" as defined in such subdivision shall mean all Rent payable under this Lease. Tenant waives and releases any right or claim to restoration to the Premises pursuant to Minn. Stat. Section 504.02, Subd. 2(b).

                24.2.7 NON-CURABLE DEFAULTS. Notwithstanding any provision of this Lease, Landlord shall not be entitled to terminate this Lease or reenter or recover possession of the Premises for any non-monetary default of Tenant which is not curable.

        24.3    LANDLORD'S RIGHT TO PERFORM. Upon any Event of Default,
Landlord may, upon giving notice to Tenant, but without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, proceed in a reasonable manner to make any such payment or perform any such obligation required by this Lease on Tenant's part to be performed. All sums so reasonably paid by Landlord and all costs reasonably incurred by Landlord including reasonable attorneys' fees, together with interest thereon at the Agreed Interest Rate, shall be payable to Landlord within ten (10) days after written demand, and Landlord shall have the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent. Any such payment or performance by Landlord shall be deemed to be cure on behalf of Tenant of the applicable Event of Default for all purposes under this Lease and under all Legal Requirements. Notwithstanding anything in this
Article 24, if Tenant disputes under Section 24.2.5 any Event of Default with respect to which Landlord has exercised its rights under this Section 24.3, Landlord shall not be entitled to exercise any of its rights or remedies under
Section 24.2.1 or 24.2.2 with respect to such Event of Default, including for Tenant's failure or refusal to pay to Landlord the sums described in this
Section 24.3, until (a) Landlord shall have obtained a final, appealable court judgment establishing such Event of Default and the

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reasonableness of the manner of Landlord's performance and the sums so incurred, and (b) Tenant thereafter shall have failed to pay such sums within ten (10) days after the date such judgment is final and unappealable.

        24.4 EXERCISE OF RIGHTS WHILE IN DEFAULT. Tenant may exercise and continue to exercise all of its rights under this Lease upon the occurrence and during the continuance of any default and Event of Default under this Lease up to the point of actual repossession of the Premises, including the Expansion Options, First Offer Right and the Extension Options.

        24.5 LANDLORD'S DEFAULT. In addition to and not in limitation of the provisions of this Lease which grants Tenant an express remedy (including any right to terminate this Lease which is expressly provided for in this Lease), if Landlord should fail to perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of twenty (20) business days as to a monetary default or thirty (30) days (or such longer period as is reasonably necessary to remedy such default, provided Landlord shall diligently pursue such remedy at all times until such default is cured) as to a nonmonetary default, after in each instance notice thereof is given by Tenant to Landlord (with a copy of said notice sent on the same day to the holders of any Mortgage who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent for this purpose) then, and in any such event Tenant shall have the right (a) to cure such default, and Landlord shall reimburse Tenant (which reimbursement Tenant may effect through the withholding of Rent whether or not otherwise entitled to withhold Rent under this Lease for the item in question) for all sums reasonably expended or incurred (including all reasonable attorney fees) in so curing or attempting to cure said default, (b) to commence such actions at law or in equity to which Tenant may be entitled, and/or (c) in the event such default materially adversely affects Tenant's use and enjoyment of the Premises for the purpose of the conduct of Tenant's business therein and the Building and continues for a period of one hundred eighty (180) days after Tenant's notice, to terminate this Lease in its entirety or to such portion of the Premises as Tenant may in its sole discretion elect by giving notice thereof to Landlord at any time thereafter and prior to such cure, which termination shall be effective (regardless of any cure made after such notice is given) on such date as Tenant may select which is not earlier than the date such termination notice is given and not later than twelve (12) months after such notice of termination is given. Notwithstanding the foregoing, the provisions of this Section 24.5 shall not, however, delay or postpone any deadlines or time periods set forth elsewhere in this Lease or in any way affect Tenant's rights to terminate this Lease.

        24.6 NON WAIVER. The acceptance by either party hereto of any payment from the other party, whether any default by such other party is known to the party receiving the payment at such time, shall not constitute a waiver of any default or other obligation under this Lease. Failure of either party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default or right to

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take such action, but said party shall have the right to declare any such default or take such action at any time prior to cure.

        24.7 ATTORNEY'S FEES. In the event either party defaults in the performance of any of the terms, conditions, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any sums due, or to become due, hereunder or for the delivery or recovery of the possession of the Premises, in the hands of an attorney who files suit (including Arbitration) upon the same (either by direct action or counterclaim), and should such nondefaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable attorney's fees.

        24.8 INTEREST ON LATE PAYMENTS. If either Landlord or Tenant shall fail to make any payment, including any payment of Rent, when due and payable under this Lease and such failure shall continue for a period of five (5) days after notice from the other party, such past due amount shall bear interest from the date due until paid at the Agreed Interest Rate. The assessment or payment of any such interest, however, shall not excuse or be deemed to cure any default by the delinquent party.

25.     SUBORDINATION AND NONDISTURBANCE

        Landlord may, at its election, upon the request of the holder of any Mortgage, make this Lease superior to such Mortgage by written notice thereof to Tenant. Tenant agrees that, upon the request of Landlord made in writing, Tenant will, conditioned upon the continued effectiveness of the non-disturbance agreement provided for in this Article 25, subordinate this Lease to any mortgage or deed of trust which may now or hereafter encumber the Building and/or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof (a "Mortgage"); provided, however, that the holder of any such Mortgage shall enter into a binding non-disturbance agreement with Tenant providing that (a) Tenant shall not be disturbed in its possession of the Premises or its rights hereunder terminated or impaired by any mortgagee, purchaser at foreclosure or other such party, (b) this Lease shall continue in full force and effect following any foreclosure thereof or any deed given in lieu thereof (except that this Lease may nonetheless be terminated by mortgagee as successor landlord pursuant to the provisions of this Lease providing for such termination), and (c) all insurance proceeds and condemnation awards payable from time to time in connection with any Damage or Appropriation shall, unless this Lease is terminated as a result thereof pursuant to Article 20 or 21, as the case may be, be held and disbursed in connection with the repair and restoration of the Building and Premises as required by Article 20 or 21, as the case may be. In the event of the enforcement by the trustee or the beneficiary under any such Mortgage of the remedies provided for by law or by such Mortgage, Tenant will automatically become the tenant of and shall be deemed to have attorned to such successor in interest without change in the terms or provisions of this Lease. Upon written request by such successor in interest, Tenant and such successor shall execute and deliver an instrument or instruments whereby Tenant confirms the attornment herein provided for and in which such

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successor shall acknowledge its obligations and responsibilities to Tenant under the Lease and, with respect thereto, shall recognize this Lease and the tenancy hereunder of Tenant.

26.     ESTOPPEL CERTIFICATE

        Within ten (10) days after written request therefor by the other, Tenant and/or Landlord will execute and deliver an estoppel or other certificate certifying to such matters as the other party shall reasonably request (if true) in connection with said party's financings, sales, assignments or sublettings or other business transactions. The certifying party shall be entitled to revise said certificates in accordance with appropriate practices of parties similarly situated, including limitations to actual knowledge where appropriate. Any such certificate shall act as an estoppel only and shall not constitute an express or implied representation or warranty.

27.     ARBITRATION

        27.1 GENERAL. When any provision of this Lease calls for Arbitration, Landlord and Tenant shall initially meet and attempt to agree upon the matter in question. If they have been unable to so agree within the time period specified as to such matter under this Lease, or, if no such time period is specified, within thirty (30) days, then, at the request of either party the matter will be determined by an arbitration board as provided in Section 27.3. Except as provided in Section 27.3, such arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Within thirty (30) days after their appointment, the arbitrators so chosen shall hold a hearing at which each party may submit evidence, be heard and cross-examine witnesses, with each party having at least ten (10) days' advance notice of the hearing. The decision of the arbitrators will be final, binding and non-appealable and judgment thereupon may be rendered and enforced in any court having jurisdiction thereof. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

        27.2 ARBITRATORS. The arbitration board shall consist of three (3) reputable real estate professionals with experience with first-class high rise office buildings in the Minneapolis-St. Paul metropolitan area and, if the matter in dispute is the Market Base Rental Rate, each appraiser shall be a member in good standing of the Appraisal Institute with the designation "MAI". Each party shall appoint one (1) arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three (3) years prior to the date of selection. If the first two arbitrators are unable to agree on a third arbitrator within thirty (30) days after the appointment of the second arbitrator, or if either party refuses or neglects to appoint an arbitrator as herein provided within twenty (20) days after the appointment of the first arbitrator, then such third arbitrator or such second arbitrator whose appointment was not made as aforesaid shall be appointed by the American Arbitration Association.

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        27.3    PROCEDURES. If the matter in question is the determination of
Market Base Rental Rate, the parties will submit to the arbitrators the definition of Market Base Rental Rate (including the Full Floor Rate) and each arbitrator shall submit his or her determination in a sealed envelope at the meeting described below, and any determination not submitted by such time shall be disregarded. Where applicable, the determination shall include separate determinations of the Market Base Rental Rate for the entire Premises as a single block of space and for the Full Floor Rate and, if applicable, for the Retail Premises. The parties and the arbitrators shall meet on said thirtieth
(30th) day following the hearing provided for in Section 27.1 (or if such thirtieth (30th) day is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Tenant, or such other place as the parties may agree and the arbitrators shall simultaneously deliver their determinations. If the determinations of at least two (2) of the arbitrators shall be identical in amount, such amount shall be deemed the Market Base Rental Rate. If the determination of the three (3) arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

                (a) If neither the highest or lowest determination differs from the middle determination by more than ten (10) percent of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three (3) determinations; and

                (b) If clause (a) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

If the matter in question is other than the determination of Market Base Rental Rate, then the decision of any two (2) of the three (3) arbitrators will control, and such decision will be made and delivered to Landlord and Tenant by such arbitrators not later than the thirtieth (30th) day following the hearing provided for in Section 27.1

28.     NO MERGER

        This Lease shall not terminate by reason of the common ownership of the rights of Landlord and Tenant hereunder.

29.     HOLDING OVER

        In the event Tenant holds over after the expiration of the Term of this Lease, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Tenant shall pay as Base Rental during any holding over period an amount equal to one hundred twenty-five percent (125%) of the Base Rental payable immediately

                                      -83-
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preceding the expiration of the Term of this Lease. Nothing in this Article 29 shall be construed as a consent by Landlord to any holding over by Tenant, and notwithstanding Landlord's acceptance of any payment hereunder, Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term of this Lease or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

30.     QUIET ENJOYMENT

        So long as Tenant performs all of its obligations hereunder, Landlord covenants that Tenant shall and may quietly and peacefully have, hold, occupy and enjoy the Premises, and all of its rights and options in this Lease contained, for the Term of this Lease.

31.     NO OPERATING COVENANT

        Nothing in this Lease shall impose any obligation upon Tenant to construct any improvements (including the Tenant Work), occupy or conduct any business in all or any portion of the Premises or the Building during any period whatsoever.

32.     BROKER

        Landlord and Tenant represent and warrant to each other that they have not had dealings with any real estate broker or agent other than CB Commercial Real Estate and The Keewaydin Group, Inc. ("Brokers"), (to whom Landlord owes a commission pursuant to separate agreements with each) in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to any commission or finder's fee in connection with this Lease. Brokers may assign its rights to such commission to Tenant. In the event Landlord fails to pay such commission as and when required by such agreement, Tenant shall have the right to pay such commission (including to itself) and deduct such amounts paid from the Rent payable under this Lease. Landlord and Tenant agree to indemnify each other and to hold each other harmless against all claims, damages, costs or expenses of or for any other such fees or commissions resulting from their actions or agreements regarding the execution or performance of this Lease, and will pay all costs of defending any action or lawsuit brought to recover any such fees or commissions incurred by the other party, including reasonable attorneys' fees.

33.     HAZARDOUS MATERIALS

        33.1 LANDLORD. Landlord represents and warrants that no Hazardous Materials will be used in the construction or operation of the Building except for those contained in construction materials which are customarily incorporated at the time of installation in or from time to time typically used in the operation of high rise office buildings in compliance with the Minimum Building Standards. Landlord shall at all times keep the Building free of such Hazardous Materials regardless of whether such Hazardous Materials are presently

                                      -84-
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recognized as Hazardous Materials, and shall indemnify Tenant against any and all claims, liabilities, costs and expenses related to the presence of any Hazardous Materials in, on or about the Building or the Land, except that Landlord shall not be responsible for Hazardous Materials placed in the Building by Tenant.

        33.2 TENANT. Tenant shall not install or use, or allow any of its Subtenants to install or use, in the Premises any Hazardous Material except for (a) Hazardous Materials customarily used in the ordinary course of uses permitted under Section 3.1 (including reasonable quantities of Hazardous Materials incidental to a printing or reprographic shop in the Premises) so long as Tenant uses such Hazardous Materials in accordance with Legal Requirements, and (b) Hazardous Materials contained in construction materials which are customarily incorporated at the time of installation in or from time to time typically used in the operation of first class high rise office buildings or leased premises in compliance with the Minimum Building Standards. Except for those Hazardous Materials described in clause (b), Tenant shall reimburse Landlord upon demand for any costs which Landlord incurs as a result of Tenant's or any of its Subtenant's installation or use of any Hazardous Materials and Tenant shall indemnify Landlord against any and all claims, liabilities, costs and expenses to the extent resulting from Tenant's or any of its Subtenant's installation or use of any Hazardous Materials in the Premises.

34.     CHANGES IN BUILDING

        34.1 CONSTRUCTION OF BUILDING. Landlord covenants and represents that the Building will be designed and constructed in accordance with the Approved Base Building Plans and Specifications and EXHIBIT D.

        34.2 CHANGES IN BUILDING. Landlord reserves the right in its discretion at any time after the Base Building Completion Date, to make changes, alterations, additions, improvements or replacements to the Building and the Common Areas, fixtures and equipment thereof; provided, however, that (a) no such changes shall unreasonably interfere with or have any material adverse impact on the conduct of Tenant's business at the Premises, and (b) any material changes, alterations, additions, improvements or replacements to the exterior of the Building, the Skyways, Floor One (1) and Floor Two (2) lobbies, elevators, escalators and other vertical transportation systems, truck docks and loading areas, driveways, ramps, entrances, exits, loading and unloading areas, Parking Garage, or any other Common Areas, Building Systems, or Building amenities, and any changes, alterations, additions, improvements or replacements which are reasonably likely to materially increase Operating Expenses, shall be subject to Tenant's prior written approval, which may be withheld in Tenant's sole discretion.

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35.     NAME AND ADDRESS OF BUILDING

        35.1 BUILDING NAME. So long as Tenant and its Affiliates lease (including pursuant to any sublease of the Premises to Affiliates of Tenant or any other sublease) not less than two hundred thousand (200,000) square feet of Rentable Area of the Building, Tenant shall have the right to select and from time to time change the name of the Building, provided that if Tenant changes the name of the Building after December 1, 1999, Tenant shall pay all reasonable costs incurred by Landlord in the removal and replacement of Common Area signs containing the name of the Building. At such time as Tenant no longer leases such minimum amount of space, Landlord shall have the right to designate the name of the Building, provided that in no event shall the name of the Building be in any manner associated with any Financial Services Business other than Tenant or any of its Affiliates. Landlord shall have the right to approve any name selected by Tenant, but such approval shall be deemed given if not denied in notice to Tenant given within fifteen (15) days after Tenant's request for approval, provided that no approval is required if the name selected by Tenant is associated with the Tenant's name, the name of any Affiliate of Tenant, or marketing strategy of Tenant or any of its Affiliates as determined by Tenant in its sole discretion. Any disapproval by Landlord must be based solely upon the fact that such name is inappropriate for use in connection with a first class office building in Minneapolis, Minnesota. The initial name of the Building shall be "Piper Jaffray Center". Any change in the name of the Building by Tenant shall be made (a) at any time prior to December 1, 1999, upon not less than five (5) days' prior written notice to Landlord, and (b) thereafter upon not less than ninety (90) days' notice to Landlord. At any time prior to or during the Term or after the expiration or termination of this Lease, Tenant shall have the right in its sole discretion to require Landlord to immediately cease use of any name associated with Tenant, any of its Affiliates or any marketing strategy of Tenant or its Affiliates in connection with the Building. The provisions of this Section 35.1 shall survive such expiration or termination.

        35.2 BUILDING ADDRESS. The official address of the Building will be the name of the Building, provided that the street address will also be available for use by Landlord and Building Occupants who so desire or as required by the U.S. Post Office or other governmental authorities.

36.     BUILDING SIGNAGE

        36.1 TENANT'S SIGNAGE. Subject only to applicable codes and ordinances, Tenant shall have the right in its sole discretion to select and from time to time, at its expense, change all Building exterior and Common Area signage (which for purposes of this Article 36 shall include all logo signage and signage on all entrance doors to the Building). The initial signage shall be designed, constructed and installed by Landlord as a part of the Base Building Work in accordance with the terms and conditions of EXHIBIT D. Tenant shall have the right to require Landlord from time to time to change any such signage, including to conform to any change in Building name pursuant to Section 35.1, with any such changes

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accomplished at Tenant's reasonable expense. At any time after the expiration or earlier termination of this Lease, Tenant shall have the right in its sole discretion to require Landlord to promptly remove any Building or Common Area signage associated with Tenant, any of its Affiliates or any marketing strategy of Tenant or its Affiliates, with the reasonable cost of such removal payable by Tenant. The provisions of this Section 36.1 shall survive such expiration or termination. Tenant also shall have the right to place anywhere in the Premises and in the Common Area from time to time such signs, placards, pictures, names, notes, door lettering or advertisements (collectively, "Advertisements") that Tenant may from time to time desire. Landlord shall have the right to approve any such Advertisements, but such approval shall be deemed given if not denied in notice to Tenant given within fifteen (15) days after Tenant's request for approval. Any disapproval by Landlord must be based solely upon the fact that such Advertisements are inappropriate for use in a first class office building in Minneapolis, Minnesota.

        36.2 SIGNAGE OF OTHER BUILDING OCCUPANTS. There will be no exterior or Common Area signage (which for purposes hereof shall include Advertisements and any signs visible from the exterior or Common Areas of the Building for any Building Occupants other than Tenant without Tenant's approval, which shall not be unreasonably withheld, unless such signage is in any manner associated with any Financial Services Business, in which event Tenant may withhold its approval in its sole discretion; provided, however the foregoing shall not limit Landlord's right to install for other Building Occupants without Tenant's consent Building standard listings on the common Building directory described in
Section 37 or Building standard entrance door signage on Floors on which no portion of the Premises is located, provided such signs are not visible from other portions of the Common Areas or from the exterior of the Building.

37.     BUILDING DIRECTORIES

        Landlord, as a part of the Base Building Work in accordance with the terms and conditions of EXHIBIT D and Article 5 (including the Base Building Construction Schedule), shall install two (2) building directories in each of the Floor One (1) and Floor Two (2) lobbies of the Building. One such directory will be for the exclusive use of Tenant for the listing of Tenant's or any of its Affiliates' or Subtenants' departments, functions and operations, and the names of any of Tenant's or any of its Affiliates' or Subtenants' executives, brokers or employees individually. The other such directory on each Floor will be for the common use of all Building Occupants. At Tenant's request, Landlord shall include on the common Building directory listings of any Subtenant and the departments, functions, operations and names of such Subtenants' executives or employees. Tenant shall reimburse Landlord for the actual, reasonable, documented out-of-pocket "hard" construction costs (as opposed to architectural, engineering, design, financing, general conditions or other so-called "soft costs") actually and properly incurred and paid by Landlord in the fabrication of Tenant's exclusive directory.

38.     BUILDING OCCUPANTS

        38.1 COMPETITIVE BUSINESS. Landlord agrees not to lease space on the Floors One (1) or Two (2) to any Financial Services Business, or to consent (actively or passively) to the occupancy of any such space by any Financial Services Business, without in each instance obtaining the consent of Tenant, which consent may be withheld in Tenant's sole discretion. Each lease or other occupancy agreement entered into with a Building Occupant with respect to such portions of the Building shall contain a prohibition against use of the applicable premises for any Financial Services Business.

        38.2 RETAIL TENANTS. The tenants selling retail goods and services on Floors One (1) and Two (2) of the Building, as well as all signage and improvements associated with such tenants which are visible from the exterior of the Building or from the Common Areas, shall be subject to Tenant's approval, which shall not be unreasonably withheld or delayed except as otherwise provided in Sections 36.2 or 38.1. Such approval shall be deemed given if not denied in a notice to Landlord given within ten (10) days after notice from Landlord identifying a proposed retail tenant, as well as such retail tenant's proposed use, any such signage and/or improvements and any exclusive uses or rights granted to such retail tenant. Any disapproval shall state Tenant's reasons in reasonable detail.

        38.3 LEASES. Each lease or occupancy agreement entered into with any Building Occupant with respect to all or any portion of Floor One (1) or Two (2) shall contain the restrictions provided in this Article 38.

39.     MICROWAVE DISHES, SATELLITE DISHES AND ANTENNAS

        39.1 GRANT. Landlord hereby grants Tenant the right to use the rooftop area of the Building for the purpose of installing microwave, satellite and/or vertical dishes, antennae, and other exterior communications equipment, and associated transmission equipment, shields and other equipment and structures (collectively, "Antennae") and for the use and operation of such Antennae. The initial location of Tenant's Antennae shall be in areas on such rooftop reasonably designated by Tenant. Subject to Section 39.4, Tenant shall have the right from time to time to increase the number, size and/or scope of Tenant's Antennae, or relocate the same, upon reasonable prior notice to Landlord. Tenant shall have free and full access to the roof of the Building for purposes of installing, operating and maintaining said Antennae. Tenant shall have the right to install cables for such equipment in chases within the Building, and shall have free and full access to all such chase-ways on each Floor of the Building. Landlord shall provide, for the exclusive use of Tenant, a heated and air-conditioned room built in accordance with the Approved Base Building Plans and Specifications for the housing of electronic equipment related to such Antennae, which room shall contain not less than three hundred
(300) square feet and shall be located in the area provided in the Approved Base Building Plans and Specifications. All of Tenant's rights under this Article 39 shall be provided at no additional cost to Tenant.

        39.2 INSTALLATION; MAINTENANCE; TAXES. Tenant shall install such Antennae in accordance with reasonable construction practices. Tenant shall have the responsibility to secure all necessary approvals from state, federal and other governmental authorities to construct, operate and maintain such equipment. All such equipment shall be constructed and maintained by Tenant in accordance with Legal Requirements and in compliance with the reasonable requirements of the insurers of the Building.

        39.3 TRANSFER. Tenant may extend all or any portion of its rights hereunder to any Subtenant which subleases not less than twenty thousand (20,000) square feet of Rentable Area, or to any parent, subsidiary or other Affiliate of Tenant.

        39.4 OTHER USES. No Antennae other than Tenant's Antennae shall be located on the Building except as provided in this Section 39.4. Any other Antennae in addition to Tenant's Antennae which Landlord shall desire to locate on the Building ("Other Antennae") shall be subject to Tenant's approval, which shall not be unreasonably withheld except as provided in this Section 39.4. Landlord shall give Tenant not less than thirty (30) days' prior notice of any such Other Antennae, which notice shall include reasonable detail, plans and specifications as to such Other Antennae, including the proposed location thereof. In the event Tenant does not notify Landlord within such thirty (30) day period that it does not approve such Other Antennae, Landlord may install such Other Antennae in accordance with such details, plans and specifications. Tenant may withhold its consent in its discretion if in its good faith judgment Tenant believes such Other Antennae will interfere in any manner with the location, use, operation or any other aspect of any of Tenant's Antennae then located or reasonably anticipated by Tenant in its good faith business judgment to be located on the roof. In the event any such Other Antennae so interferes with any of Tenant's Antennae, Landlord shall cause the offending Other Antennae to be immediately removed or relocated in such manner as to eliminate such interference. No Antennae or other equipment or constructions shall be located or maintained on any parapet, roof or other portion of the Building (e.g., the roof at the point the Building steps back) other than the roof at the top of the Building.

40.     ELECTRONIC FINANCIAL SERVICES EQUIPMENT

        40.1 GRANT. Subject to the terms and conditions set forth herein, Landlord hereby grants to Tenant and its Affiliates the exclusive and continuing right, at no additional cost, to operate and maintain at locations reasonably acceptable to Landlord in the Floor One (1) and Floor Two (2) lobbies and common areas of the Building, such automated teller machines or other electronic banking or financial services machines and/or outlets (each, an "ATM") as Tenant or any of its Affiliates shall from time to time in their respective discretion desire.

        40.2 EXERCISE. Not later than March 1, 2000, Tenant shall notify Landlord whether Tenant or any of its Affiliates, wishes to place one or more ATMs in the Building as provided in this Article. In the event that Tenant elects not to do so, Landlord may lease space for

ATMs to a single third party under a single lease for a term (including any renewal term) not to exceed five (5) years, provided that no such lease shall operate to prohibit Tenant from locating any ATMs in the Building as provided in this Article, and shall expressly exempt Tenant and its Affiliates from any exclusivity agreement regarding the provision of ATM services. The equipment used by and location provided to such third party shall be subject to Tenant's prior written approval, which shall not be unreasonably withheld. In the event that Tenant or any of its Affiliates later elects to locate any ATMs in the Building, Landlord shall not, unless otherwise agreed in writing by Tenant, renew such third party lease, and, except for such lease, Tenant's rights shall be exclusive as provided in this Section 40.2.

41.     GENERAL PROVISIONS

        41.1 NO WAIVER. The waiver by either party of any breach of any term, provision, covenant or condition contained in this Lease, or the failure of a party to insist on the strict performance by the other, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Lease. The acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant of any term, provision, covenant or condition herein, regardless of Landlord's knowledge of such breach or default at the time of acceptance of rent.

        41.2 TERMS; HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine genders, and words used in the masculine or feminine gender include the opposite gender as well as the neuter. The headings or titles to the Articles or Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        41.3 AMENDMENT. This instrument, together with any exhibits and attachments or other documents affixed hereto, or referred to herein, constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises and the estate and interest leased to Tenant hereunder. This Lease and the exhibits and attachments hereto may be altered, amended, modified or revoked only by an agreement in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Premises and all prior written agreements relative to the leasing of the Premises are merged into and revoked by this instrument.

        41.4 SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 23, this Lease is intended to and does inure to the benefit of and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

        41.5 NOTICES. All notices, consents, approvals, requests, demands and other communications (collectively "notices") which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested; or deposited in the United States Mail; or sent by reputable overnight delivery service; or sent by facsimile with a copy deposited in the United States Mail on the same day; or delivered by personal delivery, to the appropriate address indicated below, or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served or given on the date dispatched in a manner provided above, and periods provided in this Lease for response to any notice shall be deemed to commence on the date of actual receipt thereof. Any notice by Tenant to Landlord shall be addressed to the Landlord at:

                      Ryan 800, LLC
                      c/o Ryan Properties, Inc.
                      700 International Centre
                      900 Second Avenue South
                      Minneapolis, MN 55402
                      Attention: Timothy M. Gray
                      Facsimile (612) 337-5552

and, if requested in writing by the Landlord or required under the terms of this Lease, given or served simultaneously to the Landlord's mortgagee at the address specified in such request. Any request by Landlord to Tenant shall be addressed to:

                      Piper Jaffray Companies Inc.
                      222 South 9th Street, Suite 1500
                      Minneapolis, MN 55402
                      Attention: Manager, Real Estate and Facilities Facsimile (612) 342-8531

Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent. All Rent shall be deemed paid by Tenant upon deposit of the same in the United States Mail or dispatch of the same in any other manner permitted for notices under this Section 41.5 (other than facsimile), provided such Rent is actually later received by Landlord.

        41.6 SEVERABILITY. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable to any extent, the remainder of this Lease and any other application of such provision shall not be affected thereby.

        41.7 TIME OF ESSENCE. Time is of the essence in every term of this Lease, including Article 5 and EXHIBIT D.

        41.8 GOVERNING LAW. This Lease shall be interpreted and construed in accordance with the laws of the State of Minnesota.

        41.9 INTERPRETATION. The language in all parts of this Lease shall in all cases be construed simply according to its generally understood meaning, and not strictly for or against Landlord or Tenant, irrespective of the parties' respective efforts in drafting the same. Whether or not expressly provided where such term appears in this Lease, the term "include" (and any variation thereof) is not limiting, and the term "in [a party's] sole discretion" means sole, unqualified and absolute discretion.

        41.10 FORCE MAJEURE. Except as otherwise expressly provided in this Lease, neither Landlord nor Tenant shall be liable to the other for any failure to comply or delay in complying with its obligations hereunder if and to the extent such failure or delay is due to an Unavoidable Delay.

        41.11 MEMORANDUM OF LEASE. Either party will, upon the written request of the other party, execute a short form lease ("Short Form Lease") regarding this Lease, in a form suitable for recording with the Registrar of Titles and/or the County Recorder for Hennepin County, Minnesota. Such Short Form Lease will be dated as of the date of this Lease and will disclose the parties, the Term, descriptions of the Premises, Tenant's extension, expansion, and first offer rights and such other terms and conditions as the parties agree upon. The party requesting the execution of such Short Form Lease will bear all costs of the Short Form Lease, including any recording fees. Upon the execution of an amendment to this Lease and the written request of either party, the parties shall execute a corresponding amendment to the Memorandum of Lease, but such corresponding amendment shall not be a condition of the effectiveness of any lease amendment.

        41.12 RECORDABLE TERMINATION. Either party will, following any termination of this Lease and upon the written request of the other party, execute a document setting forth the date of such termination, in a form suitable for recording with the Registrar of Titles and/or the County Recorder for Hennepin County, Minnesota. Failure of a party to execute such a document shall not affect the termination, and in such event the party requesting the document may execute and file an affidavit setting forth the date of termination. The party requesting the execution of such document shall bear all costs thereof, including any recording fees. This Section 41.13 shall survive expiration or earlier termination of this Lease.

        41.13 APPROVALS AND CONSENTS. In any case where a party may not unreasonably withhold its approval or consent pursuant to the express provisions of this Lease, such approval or consent shall not (whether or not expressly so provided) be unreasonably delayed or conditioned.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

                LANDLORD:           RYAN 800, LLC


                                    By /s/ [ILLEGIBLE]
                                      ----------------------------------
                                      Its   Chief Mgr.
                                         -------------------------------


                TENANT:             PIPER JAFFRAY COMPANIES INC.


                                    By  /s/ [ILLEGIBLE]
                                      ----------------------------------
                                      Its   CFO
                                         ----------------------------

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

Tracts A, B and E; That part of Tract G lying Southeasterly of the Northeasterly extension of the Northwesterly line of said Tract B, Registered Land Survey No. 1625, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Together with the rights and easements created by the following documents:

(1) Skyway and Tunnel Agreement dated April 4, 1986, filed June 27, 1986 as Document No. 5124377, as amended by Amendment to Skyway and Tunnel Agreement dated February 17, 1998, filed ________________, 1998 as Document No.________________.

(2) Skyway Agreement dated May 31, 1989, filed January 11, 1990, as Document No. 2066682, as amended by Declaration of Transfer of Rights dated January 11, 1990, filed January 11, 1990, as Document No. 2066683.

(3) Second Restated Declaration-800 Tower Parcel/LaSalle Parcels dated October 10, 1997, filed November 21, 1997, as Document No. 2863489.

(4) Restated Loading Dock Easement and Operating Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863490.

(5) Restated Lakewood Declaration dated October 10, 1997, filed November 21, 1997, as Document No. 2863491.

(6) Parking Garage Easement Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863492.

                                    EXHIBIT B

                                   FLOOR PLANS

           [To be attached pursuant to Section 2.3 upon completion of the Approved Base Building Plans and Specifications]

                                    EXHIBIT C

                         MEMORANDUM OF COMMENCEMENT DATE

        THIS MEMORANDUM is entered into as of ______________________, 200__, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Landlord and Tenant are parties to an Office Lease dated March _____, 1998 (the "Lease"), covering certain premises more particularly described in the Lease (the "Premises"), which Premises are a part of the building located on the property in Minneapolis, Minnesota, legally described on EXHIBIT A attached hereto. A Short Form of Lease with respect to the Lease was recorded in the Office of the Registrar of Titles of Hennepin County on March ____, 1998, as Document No. ______________.

        B. Section 4.2 of the Lease provides that promptly following the Commencement Date (as defined in the Lease), Landlord and Tenant will execute a memorandum which sets forth the Commencement Date and the date of expiration of the Term (as defined in the Lease).

        C. The Commencement Date has been determined, and Landlord and Tenant hereby wish to satisfy Section 4.2 of the Lease by execution of this Memorandum.

        ACCORDINGLY, Landlord and Tenant hereby agree as follows:

        1.      The Commencement Date of the Lease is ______, 200__.

        2. The date of the expiration of the Initial Term of the Lease is _____, 201__.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed this Memorandum as of the day and year first above written.

        LANDLORD:                       RYAN 800, LLC


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

        TENANT:                         PIPER JAFFRAY COMPANIES INC.


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

STATE OF MINNESOTA )
              )ss.
COUNTY OF HENNEPIN )

        The foregoing instrument was acknowledged before me this _____ day of _____, 200___, by _______, the __________ of Ryan 800, LLC, a Minnesota limited liability company, on behalf of the company.



                                                   -----------------------------
                                                   Notary Public

STATE OF MINNESOTA )
              )ss.
COUNTY OF HENNEPIN )

        The foregoing instrument was acknowledged before me this ____ day of _________, 200___, by ______________ the ________________ of Piper Jaffray
Companies Inc., a Delaware corporation, on behalf of the corporation.

                                                   -----------------------------
                                                   Notary public

This Instrument was drafted by:

Faegre & Benson LLP (SAA)
2200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402
612/336-3000

                                    EXHIBIT D

                                   WORK LETTER

        This Work Letter is an Exhibit to and is incorporated in the Office Lease dated as of March _____, 1998 ( the "Lease"), by and between RYAN 800, LLC, a Minnesota limited liability company, as landlord, and PIPER JAFFRAY COMPANIES INC., a Delaware corporation, as tenant, covering certain premises described in the Lease, and sets forth certain obligations of the parties with respect to construction of the Building and the Tenant Work in the Premises.

        The parties hereby agree as follows:

1.      CERTAIN DEFINITIONS

        Unless specifically defined differently in this Section or elsewhere in this Work Letter, all words with the initial letter capitalized shall have the meanings respectively given them in Lease. The following definitions shall apply specifically to this Work Letter:

        ADDITIONAL SKYWAY. The skyway described in Section 2.10.1.

        ADDITIONAL SKYWAY CONSTRUCTION COSTS. The following net sum: (a) one hundred ten percent (110%) of the Hard Construction Costs reasonably estimated by Landlord to be incurred by Landlord in the construction of the Additional Skyway and any required modifications to the Midwest Plaza building pursuant to the procedure provided in Section 2.10.1 as contained in Landlord's statement described in, or determined by the Approved Arbitrator pursuant to Section 2.10.3, plus (b) any out-of-pocket fees, costs or charges (other than repair, maintenance or construction costs) payable to the owner of the Midwest Plaza building on account of the Additional Skyway pursuant to the agreements described in Section 2.10.2, less (c) any contributions whatsoever received by any other parties (including the City of Minneapolis, the Minneapolis Community Development Agency and the owner of the Midwest Plaza building) on account of the Additional Skyway.

        ALTERNATIVE SKYWAYS. As defined in Section 2.10.1.

        APPROVED ARBITRATOR(S). C. Michael Neimeyer, John Lackens and Donald Lewis, collectively.

        APPROVED BASE BUILDING PLANS AND SPECIFICATIONS. The final Base Building Plans and Specifications as approved or deemed approved by Tenant under Section 2.2.2.

        APPROVED TENANT WORK PLANS AND SPECIFICATIONS. The final Tenant Work Plans and Specifications as approved or deemed approved by Landlord under
Section 3.2.

        BASE BUILDING COMPLETION DATE. The first date on which the Base Building Work shall be complete and operational in accordance with the requirements of
Section 2.3 and the other provisions of this Work Letter, except for Punch List Items, and, without limitation, each of the following have occurred and be continuing:

                (a) the basic building structure and all exterior work of the Building, including the roof and the exterior curtain walls (including windows and entrances which are a part of such curtain walls) shall be complete, including with the Premises and all Common Areas watertight and served by HVAC in accordance with Section 13.2 of the Lease;

                (b) all Common Areas (including the Skyways (other than the Additional Skyway or the Alternative Skyways, as applicable, but including the LaSalle Passageway if Landlord elects to construct the same pursuant to Section 5.1.3 of the Lease), the Floor One (1) and Floor Two (2) elevator lobbies and the general public circulation areas on Floor One (1) and Floor Two (2) of the Building) shall be complete, open and available for use to the extent necessary to provide the Tenant and its employees and invitees clear, safe, presentable and convenient use and access to and from the Premises;

                (c) the Building's life safety, sanitary, electrical, HVAC and other Building Systems to the extent serving any portion of the Premises or the Common Areas shall be properly balanced and in good order and operational and shall be capable of providing the Services;

                (d) the truck docks and loading areas of the Building, including all security devices and controls and access thereto from the Building and public streets and sidewalks, are complete, open and available for use to the extent necessary to provide Tenant and its contractors, employees and invitees clear, safe, convenient and presentable access to and from the Premises and the Common Areas for all purposes consistent with the Lease, including installation and delivery of Tenant's furniture, trade fixtures and personal property;

                (e) all toilet rooms in the Premises shall be complete, open and available for use to the extent necessary to provide Tenant and its employees and invitees clear, safe, convenient and presentable use and access thereto;

                (f) the Parking Garage, including all security devices and controls and access thereto from the Building and public streets, shall be complete, open and available for use to the extent necessary to provide Tenant and its employees and invitees clear, safe, convenient and presentable use and access thereto;

                (g) the Allocated Storage Space with respect to the Initial Premises shall be complete (including in accordance with Section 12.6 of the Lease), open and available for use to the extent necessary to provide Tenant and its employees and invitees clean, safe, convenient and presentable use and access thereto;

                (h) all passenger and freight elevators, escalators, stairways and other vertical transportation systems serving the Premises and Common Areas (including the Parking Garage and all truck docks and loading areas) shall be in good order and operational, capable of meeting or exceeding their design capacity and the Base Building Shell Condition Requirements, and shall be complete, open and available for use to the extent necessary to provide Tenant and its employees and invitees clear, safe, convenient and presentable use and access to and from the Premises and the Common Areas;

                (i) the escalators serving Floor One (1) and Floor Two (2) shall be in good order and operational, capable of meeting or exceeding their design capacity and the Base Building Shell Condition Requirements and shall be complete, open and available for use to the extent necessary to provide Tenant and its employees and invitees clear, safe, convenient and presentable use and access to and from the Premises, the Common Areas;

                (j) there shall be clear, safe, convenient and presentable pedestrian access to the Building to and from all adjacent public streets and sidewalks and all Skyways;

                (k) the premises fronts and all other portions of all unoccupied tenant areas on Floor One (1) and Floor Two (2) which are visible from any portion of the Common Areas or the exterior of the Building are sheet rocked, taped and temporarily finished or separated by opaque glass fronts, in either case in a first class and attractive manner;

                (l) the Base Building Work shall have received, and Tenant shall have received a copy of, all necessary governmental and quasi-governmental approvals, including a certificate of occupancy or other governmental authorization shall have been issued for the Building such that Tenant shall not be precluded, upon completion of the Tenant Work on a Floor by Floor basis, from receiving a certificate of occupancy or other permit from the City of Minneapolis or other governmental authority required for Tenant's use of the Premises by reason of the failure of Landlord to complete any portion of the Base Building Work, and, if such certificate is temporary, the conditions to issuance of the final certificate of occupancy shall be reasonably acceptable to Tenant;

                (m) the Delivery Date for all Floors in the Initial Premises shall have occurred;

                (n) the clean-up described in Section 2.3.4 shall have been completed with respect to all of the areas described in items (a) through (j) above;

                (o) Tenant shall have received a certificate from Landlord's Architect addressed to Tenant stating that each of the items (a) through
        (m) described in this Section has been completed; and

                (p) the Tenant's Representative, the Project Manager and Landlord's Architect shall have determined pursuant to Section 2.7 that each of items (a) through (n) above have been completed and satisfied.

Any dispute as to the occurrence of the Base Building Completion Date or completion or satisfaction of any of items (a) through (n) above shall be resolved pursuant to Section 5.

        BASE BUILDING CONSTRUCTION SCHEDULE. The schedule for the design, construction and performance of the Base Building Work attached hereto as
EXHIBIT 5, as the same may be extended by reason of any Tenant Delay pursuant to
Section 2.4.2.

        BASE BUILDING PLANS AND SPECIFICATIONS. The Preliminary Base Building Specifications, and all design development documents and working drawings further elaborating the design of the Preliminary Base Building Specifications developed by Landlord's Architect for approval by Tenant under Section 2.2.2 hereof. Upon approval or deemed approval of design documents which supersede previous documents, "Base Building Plans and Specifications" shall cease to include the superseded documents.

        BASE BUILDING SCOPE DOCUMENTS. The Scope Document, design document list and Tenant Comment Memoranda attached hereto as EXHIBIT 4.

        BASE BUILDING SHELL CONDITION REQUIREMENTS. The minimum shell condition requirements for the Base Building Work attached hereto as EXHIBIT 1.

        BASE BUILDING WORK. The Base Building Work defined in Section 2.1.

        DELIVERY DATE. With respect to each Floor of the Premises, the later of
(a) the date occurring fourteen (14) days after the immediately preceding Delivery Date (which, for purpose of this clause (a), may include pairs of Floors if so provided in the Base Building Construction Schedule), if any, and
(b) the first date on which each of the following has occurred and be continuing:

                (i) The Base Building Work shall be complete and operational in accordance with the requirements of Section 2.3 to the following extent:

                        (A) the basic building structure and all exterior work of the Building, including the roof and the exterior curtain walls (including windows and entrances which are a part of such curtain walls) shall be complete and watertight through the three (3) Floors immediately above the subject Floor;

                        (B) the mechanical, electrical, plumbing and other Building System risers, runs and equipment are installed to the subject Floor and provide service to the subject Floor to the extent reasonably necessary for performance of the Tenant Work;

                        (C) the concrete slab for the subject Floor is complete, level (in accordance with the Approved Base Building Plans and Specifications), broom clean and ready to receive Tenant's floorstone, carpet or tile as provided in the Approved Tenant Work Plans and Specifications;

                        (D) all Building columns on the subject Floor are complete;

                        (E) the interior Building core walls on the subject Floor are taped and floated;

                        (F) with respect to the first Delivery Date, the rooms and space described in Section 12.8 of the Lease shall be complete and ready to receive Tenant's installations therein; and

                        (G) with respect to the last Delivery Date, the rooms for the housing of electrical equipment related to the Antennae described in Section 39.1 of the Lease shall be complete and ready to receive Tenant's installations therein;

                (ii) The services described in Section 3.4 shall be available to Tenant for the performance of the Tenant Work;

                (iii) The Building shall otherwise be complete and ready to the extent necessary for Tenant to construct the Tenant Work on such Floor to completion without disruption;

                (iv) Landlord shall have tendered exclusive possession of the subject Floor to Tenant, with the clean-up required with respect thereto in Section 2.3.4 complete with respect to such Floor;

                (v) Tenant shall have received a certificate from Landlord's Architect addressed to Tenant stating that the items described in (i) above have been completed to the required extent; and

                (vi) The Project Manager, the Tenant's Representative and Landlord's Architect shall have determined pursuant to Section 2.7 that each of the items (i) through (iv) above have been completed and satisfied to the required extent.

Landlord shall cause the Delivery Date to occur in the order and upon the dates provided in the Base Building Construction Schedule, and shall give Tenant not less than ten (10) days prior notice of the actual Delivery Date for each Floor in the Premises. Any disputes as to the occurrence of a Delivery Date or completion or satisfaction of any of items (i) through (iv) above shall be resolved pursuant to Section 5.

        HARD CONSTRUCTION COSTS. The following reasonable out-of-pocket costs properly incurred and paid by Landlord for items which are required for the proper performance of the construction of the subject portion of the Base Building Work in addition to the costs of performing all other elements or items of the Base Building Work: Landlord direct costs of materials and equipment incorporated into such portion of the Base Building Work, including sales tax and cost of delivery; subcontractor costs; direct job labor costs, including social security, old age and unemployment insurance and fringe benefits required by agreement or custom, and workers' compensation insurance; and rental value of equipment and machinery (not in excess of the cost thereof). In no event shall Hard Construction Costs include any architectural, engineering, legal, general condition or "soft" costs, or any fees, profits or overhead payable to any contractor, subcontractor or any other party. Hard Construction Costs shall be calculated at rates not higher than those prevailing in the Minneapolis/St. Paul metropolitan area.

        LANDLORD DELAY. Any delay (determined on a daily basis) in the performance of (a) the Base Building Work which results in Landlord's failure to achieve any of the milestone dates noted on the Base Building Construction Schedule (including the Base Building Completion Date or any Delivery Date noted on the Base Building Construction Schedule) for any reason whatsoever (including any Unavoidable Delay) less any period of such delay which results solely from a Tenant Delay, or (b) the Tenant Work by reason of any deficiency in the Base Building Work or any failure by Landlord to timely and completely perform its obligations under this Work Letter, including any failure to continuously provide the services described in Section 3.4 in the manner provided therein during the entire Tenant Finish Period with respect to each Floor of the Initial Premises.

        LANDLORD'S ARCHITECT. Ellerbe Becket, Inc., or such substitute architect as Tenant shall approve, which approval shall not be unreasonably withheld or delayed.

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        LANDLORD'S ENGINEER. Lundquist, Killeen, Potvin & Bender, Inc., or such substitute engineer as Tenant shall approve, which approval shall not be unreasonably withheld or delayed.

        LONG LEAD TIME ITEM. Any item or element of the Base Building Work required or requested by Tenant under Section 2.2.2 or 2.2.3(a) which is not described in, covered by or reasonably inferable from the Preliminary Base Building Specifications or any previous submission of the Base Building Plans and Specifications, the procurement or construction of which has a reasonable probability of causing the Base Building Completion Date or any Delivery Date to be delayed from the applicable date provided in the Base Building Construction Schedule solely by reason of limited supplies or suppliers, unusual length of time to be fabricated, manufactured or delivered, existing or impending labor problems related to the off-site fabrication, manufacture or delivery of such items, quantities specified or other similar foreseeable circumstances, considering, in each such case, the history and current conditions of the marketplace; provided, however, in no event shall Landlord be entitled to claim any such item or element is a Long Lead Time Item to the extent the delay with respect thereto results from any Landlord Delay or to the extent such element would not have been a Long Lead Time Item had the planning or performance of the Base Building Work been performed by Landlord in the ordinary course and in conformance with this Work Letter.

        PRELIMINARY BASE BUILDING SPECIFICATIONS. The Base Building Shell Condition Requirements, the Base Building Scope Documents, the preliminary floor plates for the Building attached hereto as EXHIBIT 2, and the exterior depiction of the Building attached hereto as EXHIBIT 3, collectively.

        PROJECT. The Base Building Work, the Tenant Work and all other work performed at the Land or Building, including all work performed by or on behalf of other Building Occupants.

        PROJECT MANAGER. As defined in Section 6.2.

        PUNCH LIST ITEMS. Minor details of construction, decoration and mechanical adjustments which do not materially impair the performance of any portion of the Tenant Work or the conduct of Tenant's occupancy or the use of the Premises or any portion thereof, such as paint touch-up, replacement of damaged ceiling tile and minor HVAC adjustments.

        SQUARE FEET. Square feet, square foot, sq. ft. or sf. or similar such references in this Work Letter shall mean square feet of Rentable Area unless otherwise expressly provided.

        TENANT DELAY. Any actual documented delay (determined on a daily basis) in the performance of the Base Building Work or in the occurrence of the Base Building

Completion Date or any Delivery Date arising from the circumstances giving rise to a potential Tenant Delay as specifically provided in Sections 2.2.2, 2.2.3(b) and 2.2.5.

        TENANT WORK. As defined in Section 3.1

        TENANT WORK PLANS AND SPECIFICATIONS. The plans and specifications for the Tenant Work described in Section 3.3.

        TENANT'S REPRESENTATIVE. As defined in Section 6.1.

        WORK LETTER. This Work Letter.

2.      BASE BUILDING WORK

        2.1 DESCRIPTION. The "Base Building Work" consists of the items of work identified in the Preliminary Base Building Specifications, all to be constructed in accordance with the design details contained in the Approved Base Building Plans and Specifications and the other requirements of this Work Letter, including Section 2.3. Except as expressly provided in this Work Letter, all Base Building Work shall be designed, constructed and otherwise performed at Landlord's sole cost and expense.

        2.2     DESIGN

                2.2.1 POPULATION DENSITIES. Notwithstanding anything to the contrary in this Work Letter, all Base Building Work shall be designed at least to accommodate (a) population densities of (i) one (1) person per eighty-five (85) square feet of Usable Area in Floors Eleven (11) through Thirteen (13) of the Premises, (ii) one (1) person per one hundred seventy-five (175) square feet of Usable Area on the remainder of the Floors of the Premises, and (iii) with respect to the HVAC system only, one (1) person per fifteen (15) square feet of Usable Area for any conference and meeting areas to be included in the Premises as a part of Tenant Work, as designated on the Tenant Work Plans and Specifications, and (b) a space layout of the Premises containing up to twenty-five percent (25%) of the Rentable Area of the Premises as closed offices to be allocated among the various Floors of the Premises or portions thereof as Tenant shall direct.

                2.2.2 APPROVAL. As of the date hereof, Landlord and Tenant acknowledge and agree that, subject to the provisions of Section 2.2.3 and 2.2.6, the Preliminary Base Building Specifications have been mutually approved by Landlord and Tenant. In addition to informal review of the development of the Base Building Plans and Specifications as a part of the meetings held under Section 7, Tenant shall have formal review and approval rights over all aspects of Base Building Work design, including (a) overall architectural design, (b) materials, color and all other aesthetic specifications relating to all aspects of the Building (including the curtain wall and skin), (c) the design and specifications relating to all Common Areas and Building amenities (including all landscaping, vertical transportation systems and schemes, signage and directory boards, restrooms, Skyways, truck docks and loading areas, and the Parking Garage), including the finishes, materials and grade thereof, and (d) the design and specifications relating to Building Systems. Tenant's review and approval of the Base Building Plans and Specifications shall be conducted at the following stages and in accordance with the Base Building Construction Schedule:

                        (w) First, Landlord shall furnish Tenant three (3) complete sets of fifty percent (50%) of Base Building Work design development documents described on and conforming to the requirements of EXHIBIT 6;

                        (x) Second, Landlord shall furnish Tenant three (3) complete sets of the remaining Base Building Work design development documents;

                        (y) Third, Landlord shall furnish Tenant three (3) complete sets of fifty percent (50%) of the Base Building Work working drawings described on and conforming to the requirements of EXHIBIT 6 prepared from the design development documents approved by Tenant under clauses (w) and (x) above; and

                        (z) Fourth, Landlord shall furnish Tenant three (3) complete sets of the remaining Base Building working drawings.

        All deliveries of Base Building Plans and Specifications shall be prepared (or reviewed and approved) by Landlord's Architect or Landlord's Engineer prior to submission to Tenant. Landlord shall give Tenant at least ten (10) days advance notice of the submission of each such delivery. Landlord shall specifically inform Tenant in writing at the time of any such submission of (a) any deviation contained in any such submission from the requirements (operational or otherwise) of the Preliminary Base Building Specifications or any previous submission of Base Building Plans and Specifications, and (b) any Hazardous Materials to be incorporated in the Base Building Work covered by such submission. Landlord shall not be relieved from responsibility for errors or omissions in the Base Building Plans and Specifications by Tenant's receipt or approval thereof. Landlord shall direct specific attention, in writing or noted on resubmitted Base Building Plans and Specifications or similar submissions, to any revisions contained in any such submissions other than those requested by Tenant on previous submissions. Tenant shall have fifteen (15) days after the date of each such submission to approve or disapprove such submission, which approval may be withheld in Tenant's sole discretion; provided, however, Tenant shall not unreasonably withhold its approval to any particular element(s) of an applicable submission to the extent such element is covered in reasonable detail by and is consistent with the Preliminary Base Building Specifications, all previous submissions of Base Building Plans and Specifications, and is consistent with the Minimum Building Standards. Any disapproval by Tenant shall be specified in reasonable detail. Any failure by Tenant to deliver written notice of approval or disapproval within such fifteen
        (15) day period shall be deemed to be approval of such submission by Tenant. Promptly after receipt of any disapproval by Tenant or resolution thereof pursuant to Section 5 (if applicable), Landlord shall diligently proceed to cause the applicable submission of the Base Building Plans and Specifications to be revised to address such disapproval or resolution and re-submit such Base Building Plans and Specifications to Tenant for its approval pursuant to this Section
        2.2.2. Notwithstanding any approval or deemed approval by Tenant, Landlord shall be responsible for ensuring that all submissions of the Base Building Plans and Specifications conform to all Legal Requirements, and receive all approvals necessary under Legal Requirements as and when necessary to allow the Base Building Work to be completed in accordance with the Base Building Construction Schedule. If Tenant gives notice of disapproval under this section 2.2.2, the matter shall be resolved pursuant to Section 5 (provided that any such resolution shall be limited to (y) determination of whether any proposed element of a submission is one as to which Tenant must be reasonable in its approval pursuant to this Section 2.2.2, and (z) with respect to elements described in clause(y), whether Tenant's disapproval was reasonable). At any time between Tenant's notice of disapproval under this Section 2.2.2. and completion of the dispute resolution pursuant to
        Section 5, Landlord shall have the option to proceed to construct any applicable element of the Base Building Work as to which Tenant may not unreasonably withhold its consent pursuant to this Section 2.2.2 in accordance with the Base Building Plans and Specifications or change disapproved by Tenant. In the event Landlord elects not to so proceed with construction and the Approved Arbitrator decides in favor of Landlord, then Tenant's disapproval shall be a circumstance giving rise to a potential Tenant Delay. In the event Landlord elects not to so proceed with construction, the Approved Arbitrator decides in favor of Tenant, and the delay pending arbitration delays a Delivery Date with respect to any Floor or the Base Building Completion Date, then the number of days of such actual delay shall constitute Landlord Delay. In the event Landlord elects to so proceed with construction and the Approved Arbitrator decides in favor of Tenant, the Landlord shall reconstruct the item of Base Building Work in accordance with the Approved Arbitrator's decision, and where such arbitration and reconstruction causes an actual delay in a Delivery Date with respect to any Floor, then the number of days of such actual delay shall constitute Landlord Delay.

                2.2.3   CHANGES

                        (a) TENANT REQUESTS AND APPROVALS. If Tenant shall request any discretionary change in the Approved Base Building Plans and Specifications, Tenant shall request such change in writing to Landlord, which request shall include such plans, drawings and/or descriptions as may be reasonably necessary to describe the requested change. Landlord shall have ten (10) days, unless such change involves any Long Lead Time Items, in which case Landlord shall have twenty (20) days, following Tenant's request to approve or disapprove such change, which approval shall not be unreasonably withheld. If Landlord does not disapprove such change within such ten (10) or twenty (20) day period, as applicable, such change shall be deemed approved. Any disapproval by Landlord shall be specified in reasonable detail. Landlord will not withhold or delay its approval of the requested change provided the change does not
                (a) violate any Legal Requirements, (b) materially adversely affect the exterior appearance of the Building, the Building Systems, or the Common Areas, or (c) materially change the scope of the Base Building Work. If Landlord gives notice of disapproval under this Section 2.2.3(a), the dispute shall be resolved in accordance with Section 5. In no event shall any request or requirement by Tenant to correct any incomplete, inadequate, non-conforming or deficient items or elements of the Base Building Work be deemed to be a Tenant requested change.

                        (b) COSTS AND DELAY. Before proceeding with a change requested by Tenant, Landlord shall submit to Tenant in writing within ten (10) days after Tenant notifies Landlord of a requested change, a proposed change order containing a reasonable estimate of the cost to be incurred by Landlord and associated with the change, if any, and the additional period of time, if any, the change will add to the Base Building Completion Date or any Delivery Date. The cost of such change
                (i) shall be limited to only (A) the Hard Construction Costs incurred in the performance of such change, (B) the actual, documented, reasonable out-of-pocket engineering and architectural fees (without any profit, overhead or mark-up whatsoever) actually and properly paid by Landlord and incurred to incorporate such change into the Approved Base Building Plans and Specifications, and (C) a profit and overhead fee equal to five percent (5%) of such Hard Construction Costs (and without any further fee, profit, mark-up or general conditions costs whatsoever). When both additions and credits are involved in any change, the profit and overhead fee described in clause (C) above shall be calculated on the basis of the net increase, if any, with respect to that change. In calculating the cost of the change, all cash discounts, rebates or refunds, all trade discounts, rebates or refunds, and all proceeds from the return of surplus materials and equipment shall be deducted therefrom and shall accrue to the benefit of Tenant. If Tenant fails to approve such change order within five (5) days following receipt thereof, the same shall be deemed disapproved and Landlord shall not proceed with the change. If Tenant gives Landlord notice within such five (5) day period that Tenant disapproves such statement, but shall still desire to have such change made, the dispute shall be resolved in accordance with Section 5, and pending such resolution, Landlord shall promptly proceed to make such change. If Tenant approves said statement within said period, (y) Landlord shall promptly proceed to make the approved change, and (z) the delay, if any, specified in the approved statement or determined pursuant to
                Section 5 shall be circumstance giving rise to a potential Tenant Delay. Before Landlord shall be obliged to proceed to make any change hereunder, Tenant shall agree to pay to Landlord the lesser of (a) one hundred two percent (102%) of the amount of such estimated costs contained in Landlord's change order or as determined by the Approved Arbitrator, or (b) the costs (limited as provided above) actually incurred on account such change, which payment shall be made not more frequently than monthly on a draw request basis as such costs are incurred. Landlord shall promptly proceed with the change as soon as reasonably possible after receipt of Tenant's (y) approval of the change order, and (z) agreement to pay for the costs of such change in accordance with the preceding sentence.

                        (c) LANDLORD REQUESTS AND APPROVALS. If Landlord shall request any change in the Approved Base Building Plans and Specifications, Landlord shall request such change in writing to Tenant, which request shall be accompanied by three (3) complete sets of revised Base Building Plans and Specifications documenting and drawing specific attention to such proposed change. Tenant shall have ten (10) days following Landlord's request to approve or disapprove such change, which approval may be withheld in Tenant's sole discretion; provided, however, Tenant shall not unreasonably withhold its approval to any change which (i) is minor detail or specification of the Base Building Work, (ii) does not relate to or affect any of the aspects described in the second sentence of Section 2.2.2 (other than minor non-aesthetic details or specifications with respect to the aspects described in clauses (c) or (d) of such sentence, as to which Tenant shall so be reasonable), (iii) is not inconsistent with the operational or other aspects of the Preliminary Base Building Specifications, and (iv) is consistent with the Minimum Building Specifications. If Tenant does not disapprove such change within such ten (10) day period, such change shall be deemed approved. Any disapproval by Tenant shall be specified in reasonable detail. If Tenant gives notice of disapproval under this Section 2.2.3(c), the dispute shall be resolved in accordance with Section 5 (provided that any such resolution shall be limited to determination of whether (y) a proposed change is one as to which Tenant must be reasonable in its approval pursuant to this Section 2.2.3(c), and (z) with respect to changes described in clause (y), whether Tenant's disapproval was reasonable). At any time between Tenant's notice of disapproval, under this Section 2.2.3(c) and completion of the dispute resolution pursuant to Section 5, Landlord shall have the option to proceed to construct the applicable element of the Base Building Work in accordance with any change disapproved by Tenant as to which Tenant may not unreasonably withhold its consent pursuant to this

                Section 2.2.3(c). In the event Landlord elects not to so proceed with construction and the Approved Arbitrator decides in favor of Landlord, then Tenant's disapproval shall be a circumstance giving rise to a potential Tenant Delay. In the event Landlord elects not to so proceed with construction, the Approved Arbitrator decides in favor of Tenant, and the delay pending arbitration delays a Delivery Date with respect to any Floor or the Base Building Completion Date, then the number of days of such actual delay shall constitute Landlord Delay. In the event Landlord elects to so proceed with construction and the Approved Arbitrator decides in favor of Tenant, the Landlord shall reconstruct the item of Base Building Work in accordance with the Approved Arbitrator's decision, and where such arbitration and reconstruction causes an actual delay in a Delivery Date with respect to any Floor or the Base Building Completion Date, then the number of days of such actual delay shall constitute Landlord Delay. No change proposed by Landlord, whether or not approved or deemed approved by Tenant pursuant to this Section 2.2.3(c), shall impose any costs of Tenant whatsoever or release Landlord from its obligations to perform and complete the Base Building Work in strict accordance with the Base Building Construction Schedule.

                2.2.4 LONG LEAD TIME ITEMS. If in connection with (a) Tenant's review and approval of the Base Building Plans and Specifications pursuant to Section 2.2.2, or (b) a change requested by Tenant pursuant to Section 2.2.3(a), Tenant shall request any Long Lead Time Items, Landlord shall notify Tenant of such item within twenty (20) days after such request, which notice shall contain (x) any reasonable substitutions for such Long Lead Time Item of which Landlord is aware,
        (y) if Tenant requires such Long Lead Time Item, any reasonably feasible temporary alternatives, and (z) Landlord's estimate of the Hard Construction Costs of performing the Base Building Work by the applicable Delivery Date and Base Building Completion Date with such temporary alternative and replacing such temporary alternative with the Long Lead Time Item. If Landlord shall fail to so notify Tenant, Landlord shall not be entitled to assert any such Long Lead Time Items. If within fifteen (15) days after Landlord's notice, Tenant does not elect to make a substitution therefor (either of its own or as suggested by Landlord as aforesaid) pursuant to this Section 2.2.4, Tenant shall be deemed to have elected not to make a substitution and to use Landlord's recommended temporary alternative, if any, and any delay resulting from the procurement of such Long Lead Time Items shall be a circumstance giving rise to a potential Tenant Delay. If Tenant elects, or is deemed to have elected, to not make a substitution for a Long Lead Time Item, Landlord shall perform the Base Building Work by the applicable Delivery Date and the Base Building Completion Date with the temporary alternative, if any, and shall replace the temporary alternative with the Long Lead Time as soon as reasonably possible, and Tenant shall pay all incremental Hard Construction Costs incurred by Landlord and resulting solely from the temporary alternative. Any dispute as to whether any such item of work constitutes a Long Lead

        Time Item, the reasonableness of any substitutions therefor, the length of any contemplated or actual delay resulting therefrom, whether any temporary alternative is feasible, and the costs associated with a temporary alternative shall be resolved in accordance with Section 5.

                2.2.5 RECORD PLANS. Within twenty (20) days after each Delivery Date, Landlord shall provide Tenant three (3) complete sets of completed record plans depicting the completed Base Building Work (with field measurements only as appropriate under the circumstances) for the applicable Floor(s) of the Premises showing, without limitation, all changes and/or revisions that have been made subsequent to the approval of the Approved Tenant Work Plans and Specifications.

                2.2.6 BASE BUILDING SHELL CONDITION REQUIREMENTS. Landlord and Tenant acknowledge and agree that notwithstanding any other provision of this Work Letter, in no event shall the Base Building Plans and Specifications or any aspect or requirements thereof (including the performance standards contained therein) be deemed to be amended, altered or modified in any manner except by a separate change order executed by Tenant specifically describing the change and making reference to the changed provision of the Base Building Shell Condition Requirements. Without limitation to the foregoing, absent such a separate change order (a) in the event of any inconsistency between (i) the Base Building Shell Condition Requirements, and (ii) any of the other Preliminary Base Building Specifications, Base Building Plans and Specifications or Approved Base Building Specifications, the higher specification of the Base Building Shell Condition Requirements or the applicable item described in clause (ii) shall control, and (b) no approval or deemed approval by Tenant of any submission of the Base Building Plans and Specifications or any change with respect thereto shall be deemed to alter, modify or amend the Base Building Shell Condition Requirements, and (c) none of the other Preliminary Base Building Specifications shall be deemed to alter, modify or amend the Base Building Shell Condition Requirements, in any manner whatsoever.

        2.3     CONSTRUCTION

                2.3.1 GENERAL. Landlord at its sole cost and expense will cause the Base Building Work to be furnished, installed, constructed, completed and operational in a first class and good and workmanlike manner and in strict accordance with this Work Letter, the Base Building Construction Schedule (including causing the Delivery Dates with respect to each Floor of the Premises to occur in the order and upon the dates provided in the Base Building Construction Schedule), the Preliminary Base Building Specifications, the Approved Base Building Plans and Specifications (as the same may be changed pursuant to Section 2.2.3) and all Legal Requirements (including the Americans with Disabilities
        Act), assuming the population densities and proportion of private offices to open floor plan space specified in Section 2.2.1. Landlord shall be solely responsible at its sole cost and expense for any and all matters that must be accomplished to design, construct and complete the Base Building Work, including filing plans and other required documentation with the proper governmental authorities, securing all necessary licenses, permits, approvals, inspections and supervising all details of the Base Building Work. Landlord's Base Building Work responsibilities shall also include, without limitation, the following with respect to the Base Building Work: all labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for the proper execution and completion of the Base Building Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Base Building Work; construction and financing costs; payments to contractors and subcontractors; coordination of the Base Building Work with that of all other portions of the Project so as to allow all work to be completed on schedule; cost of prompt removal of all mechanics', materialmen's and like liens from the public record by payment or surety bond or title insurance policy acceptable to Tenant; costs to repair and restore damaged, lost or destroyed work; costs to remove debris from the Building and Land caused by Landlord's trades; Landlord's architects' and engineers' fees; sales, consumer, use and other similar taxes; real estate taxes, assessments and Landlord's insurance costs; legal and brokerage fees and expenses; and utility and building service costs incurred by Landlord's general contractor.

                2.3.2 HAZARDOUS MATERIAL. Landlord represents, warrants and guarantees that no Hazardous Materials will be incorporated or used in connection with the Base Building Work, except for those contained in construction materials customarily incorporated in accordance with all Legal Requirements in the materials described in the Approved Base Building Plans and Specifications.

                2.3.3 CUTTING AND PATCHING OF WORK. Landlord shall be responsible for all cutting, fitting or patching that may be required to complete the Base Building Work or to make its several parts fit together properly. Landlord shall not damage or endanger any portion of the Base Building Work or the Tenant Work or any separate contractors by excavation or by cutting, patching or otherwise altering any work. Landlord shall not cut or otherwise alter the Tenant Work except with the written consent of Tenant. Cutting shall be accurately located and neatly done. Unnecessary cutting shall be avoided. Patching shall be done by skilled mechanics experienced in the particular type of work involved. Patching work shall conform to the standards of the specifications where applicable, and where not specified, such work shall conform to the highest standards of the trade. Finished patching work shall be acceptable to the contractor whose work has been patched. Landlord shall leave all open and uncovered holes, chases and other openings in its construction as required by Tenant for the installation of the Tenant Work, provided such openings are accurately located by the party requiring them before the execution of the construction. In no event shall a Delivery Date be deemed not to have occurred solely by reason of such holes, chases and other openings being left open and uncovered as so directed by Tenant. Without limitation to the generality of the foregoing, Landlord shall cause the ceiling and above-the-ceiling portions of the Base Building Work with respect to each Floor of the Premises to be left open and uncovered as reasonably directed by Tenant to the extent necessary to allow the timely and efficient performance of Tenant Work. Thereafter, Landlord shall cause such ceiling and above-the-ceiling work to be finally completed as and when reasonably directed by Tenant and in accordance with the Approved Base Building Plans and Specifications.

                2.3.4 CLEANING-UP. Landlord at all times shall keep the Building and Land free from accumulation of waste materials or rubbish caused by its operations. Immediately prior to the Base Building Completion Date, Landlord shall cause the following clean-up work with respect to the Common Areas to be completed in such manner consistent with the Minimum Building Standards: (a) removal of all waste materials, rubbish, tools, construction equipment, machinery and surplus materials,
        (b) removal of all protective coatings, temporary work, barriers and other protective devices, (c) finished spaces shall be cleaned as necessary to remove all stains, dirt and dust; glass shall be cleaned on both faces, and carpet shall be vacuumed, (d) unfinished spaces (such as mechanical and electrical equipment rooms) shall be "broom clean",
        (e) mechanical work such as unit heaters, finned tube radiation and its covers, grilles and registers in finished spaces shall be cleaned as necessary to remove all stains, dirt and dust; in unfinished spaces, mechanical work such as equipment, ducts, and pipes shall be "broom clean", (f) electrical work such as light fixtures shall be cleaned as necessary to remove all stains, dirt and dust, (g) temporary buildings or facilities shall be removed, (h) filters in air handling equipment shall be replaced according to the specifications, and (i) burned out lamps shall be replaced). Immediately prior to each Delivery Date, Landlord shall cause the following clean-up work with respect to the applicable portions of the Premises to be completed in such manner consistent with the Minimum Building Standards: (y) removal of all waste materials, rubbish, tools, construction equipment, machinery and surplus materials, and (z) causing such portions to be "broom clean" with the interior surfaces of all exterior corridors clean. In addition, promptly following the performance of the Tenant Work with respect to a Floor of the Premises and Tenant's request, Landlord shall cause the clean-up items described in clauses (b) through (i) above to be performed with respect to the Base Building Work on such Floor. The foregoing obligations are in addition to and not by way of limitation of Landlord's obligation to provide the Base Building Work complete in all respects by the time limits provided in the Base Building Construction Schedule. If Landlord or any of its contractors or subcontractors fail to perform the foregoing clean-up obligations, and Landlord does not correct such failure within twenty-four (24) hours after receipt of notice thereof from Tenant, Tenant may do so and the cost thereof may be deducted from any amounts then or thereafter due to Landlord, including the Rent payable under the Lease.

                2.3.5 ROYALTIES AND PATENTS. Landlord shall pay all royalties and license fees incurred in connection with the Base Building Work. It shall defend all suits or claims for infringement of any patent, trademark, trade secret, copyright or other intellectual property rights, and shall save Tenant harmless from loss on account thereof.

                2.3.6   INDEMNIFICATIONS.

                        (a) Landlord agrees to assume entire responsibility and liability to the fullest extent permitted by law, for all damages or injury (including death) to all persons, whether employees or otherwise, and to all property (including the Base Building Work and loss of use), arising out of (in whole or in part), resulting from, or in any manner connected with the execution of the Base Building Work (including from the acts and omissions of Landlord, the Project Manager, Landlord's contractor, any subcontractor or sub-subcontractor, or any such party's agent, employees or anyone acting on behalf of any such party, including design professionals, engineers and consultants), except as may result solely from the negligence or intentional acts of Tenant, Tenant's Representative or any agent or separate contractor of Tenant. Landlord, to the fullest extent permitted by law, agrees to indemnify and save harmless Tenant, Tenant's Representative and their respective officers, directors, and employees from and against any and all claims, losses, expenses, penalties, costs and other liabilities arising out of or resulting from or in any manner connected with the performance of the Base Building Work or this Work Letter (except those which are attributable solely to the negligence or intentional acts of Tenant, Tenant's Representative or any agent or separate contractor of Tenant), and from and against all losses, costs, penalties, damages (including punitive damages) or expense, including legal fees and disbursements, related to such claims or to the enforcement of the provisions of this
                Section 2.3.6(a). Landlord further agrees to obtain, maintain, and pay for such general liability insurance coverage and endorsements as will insure the provisions of this Section 2.3.6(a). The foregoing indemnity obligations shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this Section 2.3.6(a). The obligations of Landlord under this Section 2.3.6(a) shall survive the expiration or termination of the Lease and shall extend to such claims, losses, damages and expenses asserted or arising after completion of the Base Building Work as well as during the Base Building Work's progress. In any and all claims against any of the parties indemnified pursuant to this Section 2.3.6(a) by an employee of Landlord, a contractor, subcontractor or sub-subcontractor, anyone directly or indirectly employed by any of them or anyone acting on behalf of any of them, the indemnification obligation under this Section 2.3.6(a) shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for

                Landlord or any contractor, subcontractor or sub-subcontractor or other party under workers' compensation acts, disability benefit acts or other employee benefit acts.

                        (b) Without limiting any other indemnification obligations, to the extent permitted by law, Landlord shall indemnify and save harmless Tenant, the Building and the Land from any liens or security interests filed or threatened by Landlord or any contractors, subcontractors, sub-subcontractors of any tier, or material suppliers and from any related costs, liabilities, judgments, executions, attorneys' fees and disbursements, except that Landlord need not defend or indemnify Landlord for mechanics' lien claims arising solely from the Tenant Work.

        2.4     TIMING.

                2.4.1 BASE BUILDING CONSTRUCTION SCHEDULE. Landlord and Tenant agree to conduct the design and construction of the Base Building Work in strict accordance with the Base Building Construction Schedule (including, without limitation, Landlord causing the Delivery Dates with respect to each Floor of the Premises to occur in the order and upon the dates provided in the Base Building Construction Schedule). Without limiting the generality of the foregoing, Landlord shall commence construction of the Base Building Work, shall thereafter diligently pursue to complete construction of the Base Building Work and shall cause such construction to proceed and be completed regardless of Unavoidable Delays and in all circumstances and events in accordance with the Base Building Construction Schedule. In any event and without limitation to the foregoing, Landlord shall cause the Delivery Date with respect to each Floor and the Base Building Completion Date to occur in accordance with the Base Building Construction Schedule. Time is of the essence of this Work Letter, including each of the dates set forth on the Base Building Construction Schedule. Landlord has agreed that it bears all risk of delay under this Work Letter (including all risk of increased costs attributable to such delay) that is occasioned by any delay in the performance or completion of the Base Building Work other than Tenant Delay, including by reason of any Unavoidable Delays. Landlord shall employ sufficient forces and take all other steps necessary to achieve each of the milestones and dates provided in the Base Building Construction Schedule in strict accordance therewith. The performance of the Base Building Work in accordance with the Base Building Construction Schedule shall not be extended or delayed for any reason whatsoever without Tenant's consent, which may be given or withheld in Tenant's sole discretion. In the event any delays are experienced in the performance of the Base Building Work, Landlord shall accelerate its performance, employ overtime, cause all contractors and subcontractors to employ overtime, and take such other steps as are necessary to meet the Base Building Construction Schedule. Landlord agrees that it shall not be entitled to any payment or compensation of any kind from Tenant (other than through the shortening of the Tenant Finish Period pursuant to the definition thereof provided in Section 1.76 of the Lease) for any damages or liabilities which may arise out of or be caused by any delay from any cause in the progress of the Base Building Work, whether Tenant Delay, Unavoidable Delay or otherwise, and Landlord waives any right to claim such damages.

                2.4.2 TENANT DELAY. In the event Landlord intends to assert a Tenant Delay, Landlord shall notify Tenant within ten (10) days after the occurrence of the circumstances giving rise thereto, or such Tenant Delay shall be deemed waived. In the event of a Tenant Delay, Tenant shall have the right to cause Landlord to accelerate its performance to the extent reasonably practicable to meet the Base Building Construction Schedule (irrespective of such delay) by notice to Landlord. In such event, Tenant shall reimburse Landlord not more frequently than monthly on a draw request basis for the Hard Construction Costs incurred in doing so. Any disputes as to whether any Tenant Delay has occurred or the amount of such costs shall be resolved pursuant to Section 5.

        2.5     SUPERVISION AND CONSTRUCTION PROCEDURES.

                2.5.1 LANDLORD RESPONSIBILITY. Landlord shall have the sole responsibility for designing, constructing, and completing the Base Building Work. Construction services shall be performed by qualified personnel of Landlord's contractor and by qualified subcontractors, sub-subcontractors and suppliers under the direction and control of Landlord, and for whom Landlord shall be responsible. Landlord shall supervise and direct the Base Building Work using its best skill and attention. It shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Base Building Work pursuant to this Work Letter.

                2.5.2 BASE BUILDING CONSTRUCTION CONTRACTS. Ryan Companies US, Inc. shall be the general contractor for the performance of the Base Building Work.

                2.5.3 AWARD OF CERTAIN SUBCONTRACTS. In the event Tenant disputes any aspect of a cost or timing of any changed Base Building Work described in Section 2.2.3(a), any work associated with the Additional Skyway pursuant to Section 2.10, any Long Lead Time Item pursuant to Section 2.2.4, or any excess costs pursuant to Section 2.4.2, if reasonable under the circumstances Tenant may require Landlord to (a) submit to Tenant copies of any bids and other proposals from potential subcontractors, Landlord proposes to use, and (b) obtain up to three (3) bids if requested by Tenant for any such work. Tenant may reasonably designate entities from whom Landlord shall solicit bids. Landlord shall in all cases submit a recommendation for award, supported by a comparative bid analysis for all bids taken, and Landlord's original estimate for the element of the Base Building Work being priced to Tenant. To the extent such bids cannot reasonably be obtained within the initial five (5) day period described in Article 5, such period of time shall be extended for the period reasonably necessary to obtain such bids.

                2.5.4 MAINTENANCE OF ORDER. Landlord shall at all times enforce strict discipline and good order among its employees and other persons performing the Base Building Work and shall not employ or permit the employment of unfit persons or persons not skilled in the task assigned to them.

                2.5.5 TENANT INSPECTIONS. Landlord shall allow Tenant, Tenant's Representative and Tenant's agents, contractors and consultants free access to the Land, Building and the Base Building Work wherever located at all reasonable times, including for purposes of inspecting or testing the same. Landlord shall provide facilities for such access. Landlord shall not be relieved from its obligations to perform the Base Building Work in accordance with the Contract Documents either by the activities or duties of the representatives of Tenant, or by inspections, tests or approvals required or performed by persons other than Landlord.

        2.6 TENANT'S RIGHT TO REJECT THE BASE BUILDING WORK. Tenant will have the right to reject any Base Building Work which does not conform to the requirements of this Work Letter, including Section 2.3.1. Tenant shall also have the right to require inspection or testing of any Base Building Work to assure such conformance, whether or not such Base Building Work is then fabricated, installed, or completed; provided, however, to the extent Tenant requires testing beyond that which is commensurate with the Minimum Building Standards, such special testing shall be performed at Tenant's reasonable expense. Neither Tenant's right to act under this Section 2.6 nor any decision made by it either to exercise or not to exercise such right shall give rise to any duty or responsibility of Tenant to Landlord or to any other person or entity.

        2.7 INSPECTIONS; PUNCH LIST. Landlord shall provide Tenant and Tenant's Representative not less than ten (10) days' prior notice of the anticipated Delivery Date for each Floor of the Premises as well as the anticipated Base Building Completion Date. On or before such anticipated date, Tenant's Representative, the Project Manager and Landlord's Architect shall meet to (a) inspect the Base Building Work performed with respect to the applicable date to determine whether such Base Building Work is complete and operational in accordance with the requirements of Section 2.3, and to determine whether the Delivery Date or Base Building Completion Date, as applicable, has actually occurred, and (b) prepare a list of incomplete, inadequate, non-conforming and deficient items or elements of the Base Building Work (including any Punch List Items). In addition, Tenant may deliver an additional list of incomplete, inadequate, non-conforming or deficient items or elements of the Base Building Work which were not readily determinable at the time of preparation of the initial lists described in the preceding sentence within thirty (30) days after the final Delivery Date. Subject to the time limitation contained in Section 2.9.2, Tenant shall have the right to supplement said lists from time to time. None of the failure of Tenant to conduct inspections, to include an item on such lists (or the failure of Tenant to supplement such lists), or to notify Landlord of items not in accordance with the requirements of this Work Letter, shall relieve Landlord from the responsibility to complete all Base Building Work in accordance with this Work Letter. Landlord agrees to use all due diligence to complete the correction of all incomplete, inadequate, non-conforming and deficient items or elements as expeditiously as reasonably possible after preparation or receipt of such lists and, in connection therewith, to minimize any disturbance of or interference with the performance of the Tenant Work and Tenant's use of or business in the Premises or any portion thereof. In the event (y) Landlord fails to complete such corrective work within thirty (30) days after preparation or receipt of such lists, or (z) Tenant reasonably determines that any such item of corrective work will materially interfere with the performance of the Tenant Work or Tenant's use of or business in the Premises or any portion thereof and Tenant shall have provided Landlord with not less than ten (10) days' notice of such determination, then such corrective work shall not be deemed to be Punch List Items for purposes of this Work Letter, and Tenant may perform all or any portion of such corrective work and Landlord shall reimburse Tenant within thirty (30) days after invoice for the costs incurred by Tenant in doing so, together with interest thereon at the Agreed Interest Rate. In the event Landlord shall fail to so reimburse Tenant, Tenant may deduct such costs and interest from the Rent coming due under the Lease. In addition, in the event Landlord fails to complete such corrective work within sixty (60) days after preparation or receipt of such lists, upon notice to Landlord Tenant shall thereafter be entitled to abate all Rent coming due under this Lease until such corrective work is finally and satisfactorily completed.

        2.8 LANDLORD WARRANTY. Landlord warrants to Tenant that (a) all materials and equipment furnished under this Work Letter with respect to the Base Building Work will be of good quality and new unless otherwise specified in the Approved Base Building Plans and Specifications, (b) the Base Building Work will be free from faults and defects, and (c) the Base Building Work will conform and be operational in accordance with all Legal Requirements and the performance standards of the Preliminary Base Building Specifications, the Approved Base Building Plans and Specifications, the requirements of Section 2.3 and the other requirements of this Work Letter. All aspects of the Base Building Work not conforming to these requirements (including any changes or substitutions not properly approved by Tenant pursuant to Section 2.2.3(c)) are covered by this warranty and shall be considered defective. The foregoing warranties shall not be restricted by the limitations of any manufacturer's, contractor's, subcontractor's or supplier's foregoing warranties, and shall not be affected by the specification of any product or procedure. The warranty set forth in this Section 2.8, and shall be in addition to and not by way of limitation to any warranty or remedy required or provided by Legal Requirements. If required by Tenant, Landlord shall furnish satisfactory evidence as to the kind and quality of materials and equipment used in connection with the Base Building Work and such other information as Tenant shall request to verify the matters covered by the warranties set forth in this Section 2.8. Landlord agrees to assign to

Tenant all manufacturers', contractors' subcontractors' and suppliers' warranties applicable to items for which Tenant has maintenance responsibilities under this Lease.

        2.9     UNCOVERING AND CORRECTION OF WORK.

                2.9.1 UNCOVERING OF WORK. If any portion of the Base Building Work should be covered contrary to (a) Section 2.3.3, (b) Tenant's written request, or (c) requirements specifically provided in the Approved Base Building Plans or Specifications, such portion must, if required in writing by Tenant prior to the Base Building Completion Date, be uncovered for its observation and shall be replaced at Landlord's expense. Even if not so requested or expressed, Tenant may request prior to the Base Building Completion Date to see such Base Building Work and it shall be uncovered by Landlord. If such Base Building Work is found to be in accordance with the Base Building Construction Documents, the cost of uncovering and replacement shall be paid by Tenant. If such Base Building Work is found not to be in accordance with the Base Building Construction Documents, Landlord shall pay such costs.

                2.9.2 CORRECTION OF THE BASE BUILDING WORK. Without limitation to Section 2.8, if, within one (1) year after the Base Building Completion Date (or such longer period of time as the applicable portion of Base Building Work is warranted under the construction contract or any subcontract covering the applicable portion of Base Building Work), any of the Base Building Work is found to be defective or not in accordance with the performance standards of the Preliminary Base Building Specifications, the Approved Base Building Plans and Specifications, the requirements of Section 2.3 or the other requirements of this Work Letter, and Tenant notifies Landlord in writing of such fact within such one (1) year period, Landlord at its sole cost and expense shall correct it promptly after receipt of notice from Tenant to do so, irrespective of whether the time necessary to complete such corrective work extends beyond such one (1) year period. In the event (a) Landlord fails to complete such corrective work within thirty (30) days, or such longer period as shall be reasonably necessary to complete such corrective work, after such notice, or (b) Tenant reasonably determines that any such item of corrective work will materially interfere with the performance of the Tenant Work or Tenant's use of or business in the Premises or any portion thereof and Tenant shall have provided Landlord with not less than ten (10) days' notice of such determination, Tenant may perform all or any portion of such corrective work and Landlord shall reimburse Tenant within thirty (30) days after invoice for the costs incurred by Tenant in doing so, together with interest thereon at the Agreed Interest Rate. In the event Landlord shall fail to so reimburse Tenant, Tenant may deduct such costs and interest from the Rent coming due under the Lease. Nothing contained in Section 2.8 or this Section 2.9 shall be construed to establish a period of limitation with respect to any other obligation which Landlord might have under this Work Letter, the Lease or Legal Requirements. The establishment of time periods set forth in this Section 2.9 relate only to the specific obligations of Landlord to correct the Base Building Work and has no relationship to the time within which its obligation to comply with this Work Letter and the Lease may be sought to be enforced nor to the time within which proceedings may be commenced to establish Landlord's liability with respect to its obligations other than specifically to correct the Base Building Work. Landlord's obligations under this
        Section 2.9 shall survive any acceptance by Tenant of the Base Building Work and/or the Premises.

        2.10    ADDITIONAL SKYWAY

                2.10.1  LANDLORD NOTICE; TENANT OPTIONS; CONSTRUCTION.

                        (a) If on or before June 1, 1999, Landlord has not delivered to Tenant, each in form and substance satisfactory to Tenant (i) a written commitment from Landlord to construct skyways (A) across Ninth Street connecting the Building directly with the building then-located or to be located at the corner of Nicollet Mall and Ninth Street, and (B) across Nicollet Mall connecting such building with the Young-Quinlan building (collectively, the "Alternative Skyways"), (ii) binding and enforceable agreements acquiring and providing for appropriate easements and for the design, construction, operation and maintenance of the Alternative Skyways, and (iii) plans and specifications for the Alternative Skyway described in clause
                (A) above, then Tenant shall have the option, exercised by notice to Landlord given on or before the later of (x) the date occurring thirty (30) days after receipt of such notice from Landlord, and (y) August 1, 1999, to require Landlord, subject to the cooperation and approval of the owner of the Midwest Plaza building, to construct a skyway across Nicollet Mall connecting the Building with the Midwest Plaza building (the "Additional Skyway") as a part of the Base Building Work in accordance with the terms and conditions of this Work Letter, including the approval of the design and construction thereof pursuant to the foregoing provisions of Article 2 of this Work Letter.

                        (b) In the event Landlord shall have made the deliveries described in clause (a) above but shall have failed to complete construction (in accordance with the plans and specifications described above) of the Alternative Skyways on or before June 1, 2000, Tenant shall have the option of requiring Landlord to construct the Additional Skyway in accordance with clause (a) above but in accordance with a revised construction schedule reasonably acceptable to Tenant (considering the circumstances).

                2.10.2 SKYWAY AGREEMENT. In the event Tenant exercises either option provided in Section 2.10.1, Landlord shall use best efforts to negotiate and enter into binding and enforceable agreements in form and substance acceptable to Landlord and

        Tenant, acquiring and providing for appropriate easements and for the design, construction, operation and maintenance of the Additional Skyway. Landlord and Tenant anticipate that such agreements shall provide that the owner of the Midwest Plaza Building will contribute to the costs of constructing the Additional Skyway, but such contribution shall not be a condition of the parties' obligations hereunder. If on or before November 1, 1999 (in the case of Tenant has exercised its option contained in Section 2.10.1(a) above) or September 1, 2000 (in the case of Tenant has exercised its option contained in Section 2.10.1(b) above), Landlord has been unable to enter into such agreements, then Tenant, as authorized agent of Landlord, for a period of ninety (90) days thereafter, may attempt to negotiate said agreements, provided (i) any such agreements negotiated by Tenant shall be subject to Landlord's reasonable approval, and (ii) all Additional Skyway design and construction work shall be performed by Landlord as provided in Section 2.10.1.

                2.10.3 COSTS; TERMINATION OF OBLIGATIONS. Within a reasonable time after the negotiation and approval of the agreements described in
        Section 2.10.2, Landlord shall submit to Tenant in writing a statement of a reasonable estimate of the Additional Skyway Construction Costs and the estimated dates on which the construction work for the Additional Skyway shall commence and be completed. If Tenant fails to approve such statement within five (5) days following receipt thereof, the same shall be deemed disapproved and Landlord shall not proceed with the construction of the Additional Skyway. If Tenant gives Landlord notice within such five (5) day period that Tenant disapproves such statement, but shall still desire to have the Additional Skyway constructed, the dispute shall be resolved in accordance with Section 5. If Tenant approves said statement within said period, (a) Landlord shall cause the Additional Skyway to be designed and constructed in accordance with
        Section 2.10.1 and (b) in accordance with such schedule. Notwithstanding the foregoing, in the event the total amount of the Additional Skyway Construction Costs as so approved or resolved exceeds One Million and No/100 Dollars ($1,000,000.00), either Landlord or Tenant may terminate their respective rights and obligations under this Section 2.10 by notice to the other party given within thirty (30) days after Tenant's receipt of such statement.

        2.11 LANDLORD'S RECORDS. Landlord shall keep complete and accurate records with respect to all costs incurred in connection with the Base Building Work associated with any change pursuant to Section 2.2.3, the construction of the Additional Skyway pursuant to Section 2.10, any Long Lead Time Items pursuant to Section 2.2.4, or any excess costs incurred pursuant to 2.4.2. Such records shall be maintained in a manner reasonably satisfactory to Tenant. Tenant shall have access at all reasonable times to such records and other documents of any kind relating to such Base Building Work, including all subcontracts, purchase orders, receipts, vouchers and correspondence. All of the foregoing records and other documents shall be preserved by Landlord, and Tenant shall have access to them, for not less than three (3) years after the Commencement Date. Tenant may conduct periodic audits of Landlord's records and other documents relating to such Base Building Work, and Landlord shall cooperate with Tenant in conducting such audits.

3       TENANT WORK

        3.1 DESCRIPTION. The "Tenant Work" consists of any initial leasehold improvements to the Premises which Tenant shall desire as described by the Tenant Work Plans and Specifications, excluding all Base Building Work and any alterations, additions or improvements Tenant desires to make after the Commencement Date.

        3.2 DESIGN; APPROVAL. Tenant, at its cost and expense shall cause the Tenant Work Plans and Specifications of reasonable detail to be prepared by designers, architects and engineers of Tenant's selection, with the costs thereof being paid as provided in Section 3.6. Tenant from time to time shall furnish to Landlord for Landlord's approval all or portions of the Tenant Work Plans and Specifications, as well as any material changes thereto from time to time desired by Tenant, which approval may be withheld only if (a) the Tenant Work or any change proposed thereon violates any Legal Requirement, or (b) the Tenant Work or any change proposed therein will materially adversely affect the Building Systems or structure. Any disapproval shall specify Landlord's reasons in reasonable detail. If Landlord fails to deliver written notice of approval or disapproval of any submission within fifteen (15) days after the date of any submission by Tenant, such submission of the Tenant Work Plans and Specifications shall be deemed approved by Landlord. Tenant shall specifically inform Landlord in writing at the time of any such submission of any Hazardous Materials to be incorporated in the Tenant Work covered by such submission. Tenant shall direct specific attention, in writing or noted on resubmitted Tenant Work Plans and Specifications, to any revision contained in any such submission other than those requested by Landlord on previous submissions. Notwithstanding any approval or deemed approval by Landlord, Tenant shall be responsible for ensuring that all submissions of the Tenant Work Plans and Specifications conform to all Legal Requirements, and receive all approval as and when necessary under Legal Requirements. In the course of the approval process with respect to any submission of the Tenant Work Plans and Specifications, Landlord may not disapprove a matter previously approved or reasonably inferred from a matter previously approved, except that if a new matter not previously approved causes an inconsistency or other problem not reasonably anticipated with respect to a previously approved matter, then Landlord may disapprove the previously approved matter but only to the extent of such inconsistency or problem. If Landlord gives notice of disapproval under this Section 3.2, the matter shall be resolved pursuant to Section 5. At any time between Landlord's notice of disapproval and completion of the arbitration; Tenant shall have the option to proceed to construct the applicable element of the Tenant Work in accordance with the Tenant Work Plans and Specifications or change disapproved by Landlord. In the event Tenant elects not to so proceed with construction and the Approved Arbitrator decides in favor of Tenant, then the number of days between Landlord's notice of disapproval and the date of the arbitration decision shall constitute a circumstance giving rise to a potential Landlord Delay. In the event Tenant elects to proceed with construction and the Approved Arbitrator decides in favor of Landlord, Tenant shall reconstruct the item of Tenant Work in accordance with the Approved Arbitrator's decision.

        3.3 CONSTRUCTION. Except as otherwise provided in this Work Letter, at any time after the Delivery Date for any Floor, Tenant at its option may cause the Tenant Work with respect to such Floor to be furnished, installed and constructed by contractors and subcontractors of its selection in good and workmanlike manner and in material accordance with the Approved Tenant Work Plans and Specifications. The costs and expenses of construction and installation of the Tenant Work shall be paid as provided in Section 3.6. In the event Tenant shall select Landlord as its general contractor for the performance of the Tenant Work, Landlord shall limit its construction management and all other overhead profits, fees and general condition costs to seven and seven-tenths percent (7.7%) of the Hard Construction Costs of the Tenant Work. Tenant shall be solely responsible for all matters that must be accomplished to design, construct and complete the Tenant Work, including filing plans and other required documentation with the proper governmental authorities, securing all necessary licenses, permits, approvals and inspections and supervising all details of the Tenant Work, except to the extent any of the foregoing is included in, or required in connection with, the Base Building Work. Tenant's responsibilities for the Tenant Work shall also include, to the extent not included in the Base Building Work or Landlord's responsibilities with respect thereto or pursuant to Section 3.4, and subject to Section 3.6, the following with respect to the Tenant Work: all labor, materials, equipment, tools, and construction equipment and machinery necessary for the proper execution and completion of the Tenant Work which are not Landlord's responsibility pursuant to this Work Letter, construction and financing costs; payments to contractors and subcontractors; cost of prompt removal of all mechanics', materialmen's and like liens from the public record by payment or surety bond or title insurance acceptable to Landlord; costs to remove debris from the Building and Land caused by Tenant's trades; sales or similar taxes; and designers, architects' and engineers' fees. Tenant represents, warrants and guarantees that no Hazardous Materials will be incorporated or used in connection with the Tenant Work, except for those contained in construction materials customarily incorporated in accordance with all Legal Requirements in the materials described in the Approved Tenant Work Plans and Specifications.

        3.4 LANDLORD SERVICES DURING CONSTRUCTION. During the entire period of performance of the Tenant Work (whether or not that period corresponds with the period of performance of the Base Building Work) Landlord will continuously provide from 7:00 a.m. to 3:30 p.m., Monday through Friday, except Holidays ("Normal Construction Hours") to the Floors for which the Delivery Date has occurred at no charge to Tenant (except as otherwise expressly provided in this Section 3.4) the following services and facilities, all in operational condition and in good order:

                (a) HVAC services sufficient to allow the efficient performance of the Tenant Work (e.g., to allow efficient curing of sheet rock, etc.) and electrical and water services;

                (b) access to and use of truck docks and loading and parking areas;

                (c) vertical transportation for passengers for construction purposes;

                (d) direct vertical transportation for freight and construction materials and tools to all Floors in the Premises, Floor One (1) and all Floors containing facilities described in (b), (e), (g) and (h), which shall include, without limitation, two (2) freight elevators or hoists (with an attendant operator); Tenant shall have the first priority right to use one (1) such freight elevator or hoist on a non-exclusive basis during the construction of its tenant improvements, provided that if Tenant determines in its sole discretion that the freight elevator service is not adequate for Tenant's purposes, Tenant shall have the exclusive use of one (1) freight elevator or hoist during the performance of the Tenant Work; Tenant further shall have the right to utilize the passenger elevators for freight transportation and construction materials and tools, provided all elevator surfaces are properly protected to prevent damage to the finish thereof;

                (e) sufficient staging sites and storage space for materials and tools not on the subject Floor but in the same elevator bank as the Premises;

                (f) an area and, at Tenant's expense, adequate dumpster service designated for Tenant's exclusive use for rubbish and trash removal services in the same elevator bank as the Premises;

                (g) at Tenant's expense, temporary toilet facilities for the exclusive use of Tenant's construction personnel in the same elevator bank as the subject Premises; and

                (h) the Project Manager employed full-time and on-site during the hours specified in Section 6.2.

Such services shall be provided to Tenant in such manner as to allow efficient performance of the Tenant Work during the Tenant Finish Period, and in any event to the end that Tenant shall have the opportunity to perform the Tenant Work during Normal Construction Hours without the need for overtime. To the extent Tenant requires any of the services described in this Section 3.4 during other than Normal Construction Hours, Tenant shall reimburse Landlord for the reasonable incremental out-of-pocket costs incurred by Landlord in providing site supervision or an elevator or hoist operator, if necessary, during such period. Tenant also shall reimburse Landlord for the reasonable out-of-pocket costs incurred by Landlord in providing such services during any period of Tenant Delay in the construction of the Tenant Work.

        3.5 ACCESS PRIOR TO DELIVERY DATE. Landlord shall provide Tenant and its designers, architects, engineers, contractors, subcontractors, agents and representatives with access to any Floor of the Premises prior to the Delivery Date thereof for inspection purposes, for purposes related to the preparation of the Tenant Work Plans and Specifications, and for review and approval of any proposed changes to the Base Building Work or the Tenant Work.

        3.6 COSTS OF TENANT WORK. Landlord shall pay all costs and expenses incurred in connection with the design, construction and performance of the Tenant Work (the "Tenant Work Costs") up to a maximum amount of (a) Twenty-Five and 10/100 Dollars ($25.10) times the number of square feet of Rentable Area in the Initial Retail Premises, plus (b) Thirty and No/100 Dollars ($30.00) times the number of square feet of Rentable Area in all other portions of the Initial Premises, plus (c) Fifteen Thousand and No/100 Dollars ($15,000.00). All Tenant Work Costs in excess of such amount shall be paid by Tenant. Subject to such maximum amount, Landlord shall pay the Tenant Work Costs as and when directed by Tenant directly (or, at Landlord's election, through a title company) to Tenant's contractors, architects, designers, engineers, consultants and advisors, or on account of any costs, expenses or charges payable by Tenant under this Work Letter as and when directed by Tenant. All such payments by Landlord shall be made on or before the fifteenth (15th) day of the month following the month in which such direction is made (provided, however, in the event such direction is made after the twenty-fifth (25th) day of a month, such payment shall be made on or before the fifteenth (15th) day of the second succeeding calendar month), subject to Landlord's (or, if applicable, the title company's) receipt of evidence reasonably demonstrating that the amounts disbursed are for work which has been completed with respect to the design and construction of the Tenant Work or for any of Tenant's consulting, relocation, legal or other costs, expenses or charges incurred in connection the Tenant Work, the Lease (including this Work Letter) or the Building. To the extent the above-provided maximum amount is in excess of the Tenant Work Costs directed to be paid by Tenant, at Tenant's option, such excess shall either be paid in cash directly to Tenant on the Rent Commencement Date or applied to the Rent as Tenant shall direct. Landlord's election to pay the Tenant Work Costs through a title company shall not impose any conditions on Tenant or on advances different from or in addition to conditions which would have been imposed had Landlord paid the Tenant Work Costs directly to Tenant's contractors architects, designers, engineers, consultants and advisors. In the event Landlord shall fail to timely make a payment on account of the Tenant Work Costs as designated by Tenant pursuant to this Section 3.6, Tenant may make such payment and deduct the amount thereof, together with interest thereon at the Agreed Interest Rate, from the Rent coming due under the Lease.

        3.7 HVAC BALANCING. Promptly after notice from Tenant that the Tenant Work with respect to a Floor of the Premises has been completed, Landlord shall cause the HVAC system servicing such Floor to be properly balanced so as to cause such services to be provided to the specifications provided in EXHIBIT G to the Lease.

        3.8     INDEMNIFICATIONS.

                3.8.1   Subject to the proviso contained in the parenthetical in
        Section 15.2.2 of the Lease, Tenant agrees to assume entire responsibility and liability to the fullest extent permitted by law, for all damages or injury (including death) to all persons, whether employees or otherwise, and to all property (including the Tenant Work and loss of use), arising or resulting solely from or in connection with the execution of the Tenant Work (including from the acts and omissions of Tenant, Tenant's contractor, any subcontractor or sub-subcontractor, or any such party's agent, employees or anyone acting on behalf of any such party, including design professionals, engineers and consultants (other than Landlord's Architect or Landlord's Engineer)), except as may result from the negligence or intentional acts of Landlord, the Project Manager or any agent or separate contractor of Landlord. Tenant, to the fullest extent permitted by law, agrees to indemnify and save harmless Landlord, the Project Manager and their respective officers, directors, and employees from and against any and all claims, losses, expenses, penalties, costs and other liabilities solely arising out of or solely resulting from the performance of the Tenant Work (except those which are attributable to the negligence or intentional acts of Landlord, the Project Manager or any agent or separate contractor of Landlord), and from and against all losses, costs, penalties, damages (including punitive damages) or expense, including legal fees and disbursements, related to such claims or to the enforcement of the provisions of this
        Section 3.8.1. Tenant further agrees to obtain, maintain, and pay for such general liability insurance coverage and endorsements as will insure the provisions of this Section 3.8.1. The foregoing indemnity obligations shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this Section 3.8.1. The obligations of Tenant under this Section 3.8.1 shall survive the expiration or termination of the Lease and shall extend to such claims, losses, damages and expenses asserted or arising after completion of the Tenant Work as well as during the Tenant Work's progress. In any and all claims against any of the parties indemnified pursuant to this Section
        3.8.1 by an employee of Tenant, a contractor, subcontractor or sub-subcontractor, anyone directly or indirectly employed by any of them or anyone acting on behalf of any of them, the indemnification obligation under this Section 3.8.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any contractor, subcontractor or sub-subcontractor or other party under workers' compensation acts, disability benefit acts or other employee benefit acts.

                3.8.2 Without limiting any other indemnification obligations, to the extent permitted by law, Tenant shall indemnify and save harmless Landlord, the Building and the Land from any liens or security interests filed or threatened by Tenant or any contractors, subcontractors, sub-subcontractors of any tier, or material suppliers in connection with the Tenant Work and from any related costs, liabilities, judgments, executions, attorneys' fees and disbursements.

4       UNIT PRICING

        Landlord and Tenant agree to reasonably cooperate in obtaining unit prices (including credit unit prices) for the various elements and items of the Base Building Work and the Tenant Work.

5.      DISPUTE RESOLUTION

        When any provision of this Work Letter calls for a dispute to be resolved or determined pursuant to this Section 5, the parties shall endeavor to resolve the dispute. If the parties fail to do so within five (5) days (subject to extension as provided in Section 2.5.3) after such dispute arises, either party may submit the matter to one (1) of the Approved Arbitrators for binding arbitration under this Section 5. The parties and such Approved Arbitrator shall hold a hearing (which shall not exceed two (2) days in length) within five (5) days after the initial submission of the matter to such Approved Arbitrator, and the decision of the Approved Arbitrator shall be rendered within two (2) days after such hearing. The Approved Arbitrator shall have the power to equitably allocate the time for presentation of evidence between the parties. Except as provided above, the Arbitration shall be conducted in accordance with the "fast track" Construction Industry Arbitration Rules of the American Arbitration Association, although the arbitration shall be administered by the Approved Arbitrator and it shall not be necessary to file such arbitration with the American Arbitration Association. The arbitrators shall have the right, without limitation, to order specific performance and injunctive relief, and judgment upon the decision rendered by the Approved Arbitrator shall be final, binding and unappealable, and may be rendered and enforced in any court having jurisdiction thereof.

6.      DESIGNATED REPRESENTATIVES

        6.1 TENANT REPRESENTATIVE. Tenant hereby designates John Tietz as "Tenant's Representative" for purposes of this Work Letter. Tenant's instructions to Landlord will be issued through Tenant's Representative. All submissions of the Tenant Work Plans and Specifications, comments to the Base Building Plans and Specifications, change orders and other Tenant deliveries will be forwarded to Landlord by Tenant's Representative. Tenant's Representative shall, at all times, have access to the Building and the Base Building Work and Landlord shall provide facilities for such access. Landlord shall simultaneously forward to Tenant's Representative duplicate copies of all notices, correspondence, submissions (including all Base Building Plans and Specifications) and other deliveries made in connection with the Base Building Work. Tenant's Representative will endeavor to facilitate communication and the transmission of information between Tenant and Landlord; however, Tenant's Representative shall have no authority whatsoever to amend, abridge, modify, or interpret the Lease, this Work Letter, the Preliminary Base Building Specifications, the Base Building Plans and Specifications or the Tenant Work Plans and Specifications in any way.

Steven T. Frisbie has the authority to make decisions on Tenant's behalf under this Work Letter. No supervision or inspection by Tenant's Representative, nor the authority to act nor any other actions taken by Tenant's Representative, shall relieve Landlord of any of its obligations under this Work Letter nor give rise to any duty on the part of Tenant. Tenant may change the designation of Tenant's Representative from time to time to another person upon not less than seven (7) day's notice to Landlord.

        6.2 PROJECT MANAGER. Landlord hereby designates Thomas Wood as "Project Manager" with the authority to make decisions on Landlord's behalf under this Work Letter. All written communications given to or by the Project Manager shall be binding upon Landlord. Landlord with Tenant's approval may change the designation of Project Manager from time to time to another person acceptable to Tenant. The Project Manager shall be available at the Building during all Normal Business Hours (other than on Saturdays and prior to 8:00 a.m.) on a full-time basis and shall work only at the Building until the Base Building Completion Date.

7.      COORDINATION MEETINGS; PROGRESS SCHEDULE

        During the period commencing upon execution of the Lease and continuing until the completion of the Tenant Work, Tenant's Representative, the Project Manager and other interested representatives, contractors and subcontractors of Landlord and Tenant shall hold meetings not less often than weekly (a) to discuss the evolution of the Base Building Plans and Specifications and the Tenant Work Plans and Specifications, (b) to discuss coordination between Tenant's architect and Landlord's Architect and consistency between the Approved Base Building Plans and Specifications and the Tenant Work Plans and Specifications, and (c) for such other construction related purposes as may be reasonably requested by Landlord or Tenant. In addition, prior to the commencement of each phase of the Base Building Work or the Tenant Work, Tenant's Representative, the Project Manager and all contractors and subcontractors to be employed in such phase shall hold a meeting to discuss the coordination and the performance of all work to be performed in such phase, as well as such other related purposes as may be reasonably requested by Landlord or Tenant. Landlord, along with the assistance of Tenant, shall develop and maintain a construction progress schedule consistent with meeting the Base Building Construction Schedule and shall regularly update and distribute such schedule at each meeting described in this Section 7.

8.      OWNERSHIP AND USE OF DOCUMENTS

        The Tenant Work Plans and Specifications and all information, reports and other documents provided by Tenant to Landlord shall be owned by Tenant. Landlord shall treat all information relating to Tenant's business and all information supplied to Landlord by Tenant, or any agent for or contractor of Tenant, as confidential and proprietary information of Tenant, and shall not permit its release to other parties or make any public announcement or publicity releases except upon the express written instruction of Tenant; provided, however, that Landlord may, to the extent necessary to enable it to perform its services under this Work Letter, disclose such information to (a) its accountants, attorneys, advisers, lenders, subcontractors, suppliers, architects, and engineers; (b) public officials in connection with obtaining city or other governmental approvals for the Base Building Work; and (c) any party to whom Landlord becomes legally compelled to make disclosure by order of a court of competent jurisdiction. The Base Building Plans and Specifications are the property of Landlord. Tenant shall be permitted to retain copies, including reproductive copies and automated drafting disks, of the drawings, specifications, and other documents for information and reference. Further, Tenant shall be granted an irrevocable royalty free license to reproduce and use the drawings, specifications, or other documents, or any part them or any information contained in them for Tenant's (and any successor tenant under the Lease) use only and not for sale or other commercial use. Landlord agrees that it shall not re-use, sell, transfer, give, or assign copies of the drawings, specifications, and other documents (in their entirety or any substantial or distinctive portion thereof) to any other party nor itself re-use, reproduce, and market the Tenant Work Plans and Specifications ( in their entirety or any substantial or distinctive portion thereof) nor permit or license any third party to re-use, reproduce, or market the drawings, specifications, and other documents (in their entirety or any substantial or distinctive portion thereof).

9.      NONLIABILITY OF REVIEWING PARTY

        Except as otherwise expressly set forth in this Work Letter, the review by either Landlord or Tenant (as applicable, the "Reviewer") of any plans or specifications prepared by the other party (the "Preparer") is for the Reviewer's benefit only, and the Reviewer's approval of any such plans or specifications shall (a) be as to concept only, (b) not be relied upon by the Preparer or by any other person or entity, (c) impose no liability on the Reviewer, (d) not constitute a representation or warranty by the Reviewer, express or implied, including any representation or warranty that such plans are complete or accurate, or that such plans comply with zoning or other Legal Requirements, and (e) not in any way relieve the Preparer of its obligation to prepare its plans and perform its work in accordance with the requirements of this Work Letter.

10.     PROTECTION OF PERSONS AND PROPERTY

        10.1 SAFETY PRECAUTIONS AND PROGRAMS. Landlord shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Project, including compliance with the requirements of OSHA. Landlord shall establish a written safety program for the Project ("Landlord's Written Safety Program") that will, at a minimum, require that all persons working on the Project comply with all Legal Requirements. Landlord shall use reasonable efforts to cause all of its employees, agents and subcontractors performing Work on the Project to comply with Landlord's Written Safety Program. Tenant in its agreements with any separate contractors shall (a) obligate such separate contractors (including their employees, agents and subcontractors) to comply with

Landlord's Written Safety Program, and (b) provide that such separate contractors shall be directly answerable and liable to Landlord for any and all loss, cost, damage, and expense suffered by Landlord as a result of such separate contractor's failure to abide by Landlord's Written Safety Program.

        10.2 SAFETY OF PERSONS AND PROPERTY. Landlord shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

                (a) all employees on the Base Building Work and all other persons who may be affected thereby;

                (b) all of the Base Building Work and all materials and equipment to be incorporated therein, whether in storage on or off the site, under the care, custody or control of Landlord or any contractor, subcontractor or sub-subcontractor; and

                (c) other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

Landlord shall give all notices and comply with all Legal Requirements bearing on the safety of persons or property or their protection from damage, injury or loss. Landlord shall erect and maintain, as required by existing conditions and by performance of this Work Letter, all reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying tenants and users of adjacent utilities. When the use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for the execution of the Base Building Work, Landlord shall exercise the utmost care and shall carry on such activities under the supervision of properly qualified personnel. Landlord shall designate a responsible member of its organization at the site whose duty shall be the prevention of accidents. This person shall be Landlord's Project Manager unless otherwise designated by Landlord in writing to Tenant. Landlord shall not load or permit any part of the Base Building Work to be loaded so as to endanger its safety.

        10.3 HAZARD COMMUNICATION PROGRAMS. Landlord shall be responsible in connection with the Project for coordinating any exchange of material safety data sheets or other hazard communication information required to be made available to or exchanged between or among employers at the site in accordance with the requirements of OSHA and other Legal Requirements. Tenant shall furnish or cause its contractors to furnish to Landlord such data sheets and information with respect to the Tenant Work.

11.     RISK OF LOSS: INSURANCE: WAIVER OF LIABILITY AND SUBROGATION RIGHTS

        11.1 RISK OF LOSS. Until the Commencement Date, (a) the risk loss for all portions of the Project (including the Base Building Work, but excluding the Tenant Work) shall be entirely with Landlord, while the risk of loss for the Tenant Work shall be entirely with Tenant, and (b) without limitation to the foregoing, each party shall bear until such date the cost of correcting any destroyed or damaged construction with respect to the work as to which it bears the risk of loss, whether completed or partially completed. Landlord at its sole cost and expense shall promptly remedy all damage or loss to any of the Project (including the Base Building Work, but excluding the Tenant Work) caused by any cause whatsoever.

        11.2 LIABILITY INSURANCE. Each party shall maintain worker's compensation insurance, employer's liability insurance, and general and automobile liability insurance as provided in this Section 11.2. Such insurance shall be sufficient to protect each party from claims which arise out of, result from, or are in any manner connected with the execution of the Project (in the case of Landlord) or the Tenant Work (in the case of Tenant) or the operations under this Work Letter by the party maintaining the insurance and its contractors, subcontractors and sub-subcontractors. Such insurance shall include the minimum coverages and limits of liability set forth below, and such additional coverages and higher limits as may be specified elsewhere in this Work Letter or the Lease. The insurance carried by the parties shall include the following minimum coverages and limits of liability:

                11.2.1 EMPLOYER'S LIABILITY INSURANCE. Worker's compensation and employer's liability insurance:

                        (a) Worker's compensation insurance as required by Legal Requirements.

                        (b) Employer's liability insurance in the amount of Five Hundred Thousand Dollars ($500,000) each accident for bodily injury, Five Hundred Thousand Dollars ($500,000) policy limit for bodily injury by disease and Five Hundred Thousand Dollars ($500,000) each employee for bodily injury by disease.

                11.2.2 GENERAL LIABILITY INSURANCE. Commercial General Liability insurance covering all operations by or on behalf of such party, which shall include the following minimum limits of liability and coverages:

                        (a)     Required coverages:

                                (i)     Premises and Operations,
                                (ii)    Products and Completed Operations,

                                (iii)   Contractual Liability, insuring the
                                        indemnity obligations assumed by
                                        Landlord under this Work Letter,
                                (iv) Broad Form Property Damage (including Completed Operations),
                                (v)     Explosion, Collapse and Underground
                                        Hazards, and
                                (vi)    Personal Injury Liability.

                        (b)     Minimum limits of liability:

                                (i) One Million Dollars ($1,000,000) each occurrence (for bodily injury and property damage),
                                (ii)    One Million Dollars ($1,000,000) for
                                        Personal Injury Liability,
                                (iii)   Two Million Dollars ($2,000,000)
                                        aggregate for Products and Completed
                                        Operations (which shall be maintained
                                        for a three (3) year period following
                                        final completion of the Base Building
                                        Work), and
                                (iv) Two Million Dollars ($2,000,000) general aggregate applying separately to the Building.

                11.2.3 AUTOMOBILE LIABILITY INSURANCE. Automobile liability insurance (bodily injury and property damage liability) including coverage for owned, hired, and nonowned automobiles. The limits of liability shall not be less than One Million Dollars ($1,000,000) combined single limit each accident for bodily injury and property damage combined. Each party shall also require each of its contractors and subcontractors to include in their liability insurance policies coverage for Automobile Contractual Liability.

                11.2.4 UMBRELLA/EXCESS LIABILITY INSURANCE. Each party shall also carry umbrella/excess liability insurance in the amount of Ten Million Dollars ($10,000,000). If there is no per project aggregate under the Commercial General Liability policy, the limit shall be Ten Million Dollars ($10,000,000). Such insurance shall cover all of the risks described in Sections 11.2.1, 11.2.2 and 11.2.3 immediately upon any loss or losses exceeding the base limits respectively provided above.

        11.3 PROPERTY INSURANCE. Landlord shall maintain property insurance on the Project (other than the Tenant Work), and Tenant shall maintain insurance on the Tenant Work, in both cases which shall: (a) include the interest of Tenant, Landlord, contractors, subcontractors, suppliers, and any other persons or entities identified in this Work Letter, each of whom is deemed to have an insurable interest and shall be listed as an insured or additional insured; (b) be written on a Builder's Risk-All-Risk or open peril or special causes of loss policy form that shall at least include insurance for physical loss or damage to the Project or the Tenant Work, as the case may be, or any portion thereof, temporary buildings, false work, and work in transit with respect thereto, and shall insure against at least the following perils: fire, lightning, extended coverage, theft, vandalism, and malicious mischief, earthquake, collapse, debris removal, demolition occasioned by enforcement of Legal Requirements, water damage, and such other perils as may be specifically required by this Work Letter; (c) include such boiler and machinery insurance or additional property insurance as may be required to protect the Project or the Tenant Work, as the case may be, or otherwise required by this Work Letter or Legal Requirements; (d) include expenses incurred in the repair or replacement of any insured property (including fees and charges of engineers and architects); (e) cover materials and equipment stored by or on behalf of such party at the Land or Building or at other location; and (f) be maintained in effect until the Commencement Date, unless otherwise agreed to in writing by Tenant and Landlord within thirty (30) days' written notice to each other additional insured to whom a certificate of insurance has been issued.

        11.4 INSURANCE GENERALLY. All liability insurance shall be written on an occurrence basis and include an endorsement whereby the other party and Tenant's Representative are named as additional insureds. All insurance required to be obtained pursuant to this Work Letter shall be with companies satisfactory to the parties and licensed to do business in the State of Minnesota, rated no less than A:IX in the current edition of Best's Insurance Reports. Landlord's insurance shall also include an endorsement providing that there shall be severability of interests with respect to the additional insureds. All of the coverage shall be primary and not contributory to any coverage available to the other party under any other insurance held by Tenant. Prior to commencing the Base Building Work or the Tenant Work, as the case may be, each party shall submit to the other party a certificate of insurance evidencing that the required insurance is in full force and effect. This certificate shall contain certification by the insurance companies that such insurance may not be canceled, non-renewed, materially changed or subject to a reduction in limits without thirty (30) days prior written notification to the other party. Upon request of a party, the other party shall submit copies of the insurance policies to the requesting party. The parties intend that they shall provide the required insurance and that such insurance shall protect the interests of Landlord and Tenant notwithstanding any assertion or determination that any indemnity provision of this Work Letter or the Lease is void or unenforceable. The obligations of the parties under this Work Letter and the Lease with respect to insurance shall not be waived by a party's failure to request evidence of insurance or to enforce any of the other provisions of this Work Letter or the Lease respecting insurance, or by a party's failure to respond to or object to any submission by the other party respecting insurance.

        11.5 WAIVER OF LIABILITY AND SUBROGATION RIGHTS. Anything in this Work Letter to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its agents, representatives, members, directors, officers, shareholders, partners or employees, for any loss or damage that may occur to the Base Building Work, the Tenant Work or any other portion of the Premises or the Building, or any improvements thereto, or any personal or other property of such party, by reason of fire, the elements, or any other cause which could be insured against under the terms of the "all risk" coverage insurance policies referred to in Section 11.3, regardless of cause or origin, including negligence or intentional acts of the other party hereto, its agents, representatives, members, directors, officers, shareholders, partners or employees.

12.     LABOR ISSUES

        Landlord represents and warrants that it has entered into a project labor (i.e., "no strike") agreement with the AFL-CIO Building Trades Council. Landlord shall not amend such agreement without Tenant's consent. Neither Landlord nor Tenant shall employ, nor shall Landlord either actively or passively allow any other Building Occupant or party to employ, any party in connection with any portion of the Project which would be in violation of such agreement. Landlord shall include the foregoing prohibition in all Leases and other occupancy agreements with any Building Occupant.

13.     COOPERATION

        Landlord and Tenant (a) acknowledge and agree that in order for the Base Building Work and the Tenant Work to be performed and completed in accordance with the Base Building Construction Schedule, such work will need to be coordinated and performed simultaneously in the Building and in various portions of the Premises, (b) agree to cooperate in good faith in their respective performance of the Base Building Work and the Tenant Work so as to allow such simultaneous performance, and (c) agree to require their respective agents, employees, contractors and subcontractors to so cooperate.

14.     CONSTRUCTION SIGNAGE

        During the performance of the Base Building Work, Landlord at its sole cost and expense shall display at the Land and Building construction signage with respect thereto, which signage shall be subject to Tenant's reasonable approval.

15.     MISCELLANEOUS

        15.1 DEFAULT. Any default by a party under the terms of his Work Letter beyond any grace periods granted under Section 24 of the Lease as applied to this Work Letter shall constitute an Event of Default under the Lease, and shall entitle the other party to exercise all remedies set forth in such Lease. In no event shall the foregoing limit any of Tenant's remedies with respect to the performance of the Base Building Work provided in Section 5.1.2 of the Lease.

        15.2 LATE PAYMENT. If any payment required to be made under this Work Letter is not timely paid, the party to whom such payment is due shall be entitled to interest on the amount of such payment at the Agreed Interest Rate from the date due until paid.

        15.3 REASONABLE DILIGENCE. Both Landlord and Tenant agree to cooperate to the maximum possible extent and to use reasonable diligence in performing all of their respective obligations and duties under this Work Letter and in proceeding with the construction and completion of the Base Building Work and all Tenant Work in the Premises.

        15.4 APPLICATION OF LEASE. All of the provisions of the Lease shall apply to this Work Letter, except when expressly provided otherwise herein. References to Section numbers in this Work Letter shall be to sections of this Work Letter, except when expressly provided otherwise herein.

                                    EXHIBIT E

                              PERMITTED EXCEPTIONS

1.      Real estate taxes for and payable in 1998 and thereafter.

2.      Levied and pending assessments hereafter levied.

3. Easement for street purposes (Ninth Street South) over part of premises granted to the City of Minneapolis as evidenced by Book 174 of Miscellaneous, page 571, Document No. 886862.

4. Easement for street purposes (Eighth Street South) over part of premises granted to the City of Minneapolis as evidenced by Book 185 of Miscellaneous, page 523, Document No. 952734.

5. Terms, conditions, provisions and easements contained in that certain Skyway Agreement dated May 31, 1989, filed January 11, 1990, as Document No. 2066682, as amended by Declaration of Transfer of Rights dated January 11, 1990, filed January 11, 1990, as Document No. 2066683.

6. Terms, conditions, provisions and easements contained in that certain Deed of Appurtenant Encroachment Easement, dated April 2, 1986, filed June 27, 1986, as Document No. 5124401 by and between The Conservatory on Nicollet Limited Partnership, a Minnesota limited partnership, Jodar Partnership, a Minnesota general partnership; Thomas J. Nammacher; and James P. Secord which was filed pursuant to consent filed July 12, 1996, as Document No. 2723306.

7. Terms, conditions, provisions, restrictions and easements contained in that certain Second Restated Declaration-800 Tower Parcel/LaSalle Parcels dated October 10, 1997, filed November 21, 1997, as Document No. 2863489.

8. Terms, conditions, provisions and easements contained in that certain Restated Loading Dock Easement and Operating Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863490.

9. Terms, conditions, provisions and easements contained in that certain Restated Lakewood Declaration dated October 10, 1997, filed November 21, 1997, as Document No. 2863491.

10. Terms, conditions, provisions and easements contained in that certain Parking Garage Easement Agreement, dated October 10, 1997, filed November 21, 1997, as Document No. 2863492.

11. Terms, conditions, provisions and easements contained in that certain Skyway and Tunnel Agreement, dated April 4, 1986, filed June 27, 1986, as Document No 5124377, as amended by Amendment to Skyway and Tunnel Agreement, dated February 17, 1998, filed _____________, 1998, as Document No. _________________.

                                  EXHIBIT F

                      RULES AND REGULATIONS OF THE PROJECT

        Except as otherwise provided in the Lease (including any other exhibits thereto):

        1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building which is visible from the exterior thereof or the Common Areas without the written consent of Landlord first had and obtained. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant.

        2. All approved signs or lettering on doors and walls exterior to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord in a manner and style acceptable to Landlord.

        3. Tenant shall not use any blinds, shades, awnings, or screens in connection with any exterior window or door of the Premises unless approved in writing by Landlord. Tenant shall not use any drape or window covering facing any exterior glass surface visible from outside of the Building other than the standard drape or window covering established by Landlord. No bottles, parcels or other articles may be placed on the windowsills.

        4. The common directory of the Building shall be provided exclusively for the display of the name and location of tenants and their employees only and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

    5. The Common Areas shall not be obstructed by any tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the reasonable judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to Tenant's premises by persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor any of its employees shall go upon the roof of the Building. Tenant shall not throw anything out of the doors or windows or down the passageways. Landlord shall have the right to control and operate all Common Areas in the best interests of tenants generally.

        6. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any keys so furnished, shall pay Landlord therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door to or in unsecured portions of the Premises without providing Landlord with a complete set of keys to such locks.

        7. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

        8.      Tenant shall not overload any floor of the Premises.

        9. All moving of furniture, bulky packages, supplies, bulk foods, merchandise, freight or equipment of any kind into or out of the Building shall be via the Building's freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall reasonably prescribe. No hand trucks or vehicles (other than wheelchairs for individual or four wheel carts) shall be used in passenger elevators. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

        10. Landlord shall have the right to prescribe the weight, size and position of heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

        11. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Landlord shall not be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or other person.

        12. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, nor shall any animals (other than as required for persons with disabilities), fish tanks or aquariums be brought in or kept in or about the

Premises or other areas of the Building. No bicycles shall be brought into or kept in or about the Premises or the lobbies located on Floor One (1) or Floor Two (2) of the Building.

        13. Neither Tenant nor any of Tenant's servants, employees, agents, visitors or licensees shall at any time (i) use or keep in the Premises or other areas of the Building any Hazardous Materials except normal office products typically found in a first-class office building or reasonable quantities of products incidental to a printing and reprographic shop in the Premises, provided such products are lawfully stored, used and removed from the Premises, or (ii) use any method of heating or air-conditioning other than that supplied by Landlord.

        14. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord, except as part of permitted Tenant Work or alterations under the Lease.

        15. During other than Normal Business Hours, access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass or is properly identified. Any person whose presence in the Building at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to Building or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no case be liable to Tenant for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building.

        16. No person shall be allowed to transport or carry any large quantities of beverages, food, food containers, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as reasonably prescribed by Landlord.

        17. Tenant shall use reasonable efforts to see that the exterior doors of the Premises are closed and securely locked before leaving the Building, that all water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electric lights are shut off so as to prevent waste.

        18. Tenants shall reasonably cooperate with Landlord in obtaining maximum effectiveness of the HVAC system by closing the window coverings when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's HVAC system. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

        19. Canvassing, soliciting and peddling within the Common Areas are prohibited.

        20. The Premises shall not be used for cooking, manufacturing or the storage of merchandise except as may be provided in or incidental to the Permitted Uses, nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purpose. Tenant shall not occupy nor permit any portion of the Premises to be occupied for the manufacture or sale of narcotics, alcoholic beverages, pornographic materials or tobacco in any form.

        21. Tenant shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar sales.

        22. No smoking or other use of tobacco products shall be allowed in any portion of the Building (including, without limitation, in any Common Areas or any multi-tenant Floors of the Building), except in an area of the exterior or the dock area of the Building designated by Landlord and reasonably acceptable to Tenant.

        In the event of any conflict between these rules and regulations and the other terms and conditions of the Lease, the terms and conditions of the Lease shall control.

                                    EXHIBIT G

                                 HVAC STANDARDS

Landlord will supply HVAC during Normal Business Hours to maintain conditions inside the Premises at the stated outside design conditions:

        a) Summer - Outdoor conditions 92 DEG. Fahrenheit dry bulb, 75 DEG. Fahrenheit wet bulb (2-1/2% coincidence); indoor conditions 75 DEG. Fahrenheit dry bulb, 50% relative humidity maximum.

        b) Winter - Outdoor conditions minus 20 DEG. Fahrenheit dry bulb; 72 DEG. Fahrenheit dry bulb inside, minimum relative humidity 25%. Landlord shall take appropriate corrective action should minimum relative humidity drop below 25%

        c) Landlord shall operate the HVAC system to achieve a space temperature of 72 DEG. Fahrenheit dry bulb inside whenever possible.

        d) Outside ventilation air shall be provided, and all HVAC services shall be provided, monitored, adjusted and balanced, in accordance with the higher standard of (i) ASHRE Standard 62-89R (Ventilation for Acceptable Indoor Air Quality), or (ii) such successor standard as is in effect on the date hereof. Minimum outside air shall be actively controlled in accordance with the actual building population.

The foregoing specifications should be in addition and not by way of limitation to those provided in the Base Building Shell Condition Requirements, and assume the population densities and space layout of the Premises provided in Section
2.2.1 of EXHIBIT D and the computer and electrical usages described in Paragraph 10 of the Base Building Shell Condition Requirements.

                                    EXHIBIT H

                            JANITORIAL SPECIFICATIONS

A.      OFFICE AREAS

1. Hand dust and wipe clean with damp or treated cloth all office furniture, equipment, tables, fixtures, paneling, window sills and all other horizontal surfaces nightly; wash window sills when necessary. Desks and other furniture must be reasonably cleared of all items by the tenant to be eligible hereunder.

2. Damp wipe and polish all glass furniture tops nightly. Furniture must be reasonably cleared of all items by the tenant to be eligible hereunder.

B.      OFFICE AND COMMON AREAS

1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Premises nightly; wash receptacles as necessary.

2. Empty, clean and damp dust all recycling receptacles and remove recycled materials from the Premises nightly; wash receptacles as necessary.

3. Empty and clean all ash trays, screen all sand urns nightly and supply and replace sand as necessary.

4. Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly.

5. Remove all finger marks and smudges from all vertical surfaces, including doors, door frames around light switches, private entrance glass and partitions nightly.

6.      Wash clean all water coolers nightly.

7.      Sweep all private stairways nightly, vacuum if carpeted.

8.      Keep clean all stairwells throughout the entire building daily

9.      Damp mop spillage in office and Common Areas as required.

10.     Damp dust all telephones as necessary.

11.     Damp dust all tenant and other signs and directories.

C.      WASHROOMS

1.      Mop, rinse and dry floors nightly.

2.      Scrub floors as necessary.

3.      Clean all mirrors, bright work and enameled surfaces nightly.

4. Wash and disinfect all basins, urinals and bowls nightly, using scouring powder to remove stains and clean undersides of rim of urinals and bowls.

5. Wash both sides of all toilet seats with soap and water and disinfectant nightly.

6. Damp wipe nightly, wash with disinfectant when necessary, all partitions, tile walls and outside surface of all dispensers and receptacles.

7. Empty and sanitize all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

8.      Fill toilet tissue, soap, towel and sanitary napkin dispensers nightly.

9. Clean flushometers, piping, toilet seat hinges and other metal work nightly.

10. Wash and polish all walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

11.     Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

NOTE: It is the intention to keep the wash rooms thoroughly cleaned and not to use a disinfectant or deodorant to kill odor. If a disinfectant is necessary an odorless product will be used.

D.      KITCHEN AREAS AND BREAK ROOMS

1.      Mop, rinse and dry floors nightly.

2.      Scrub floors as necessary.

3.      Clean all mirrors, bright work and enameled surfaces nightly.

4. Wash and disinfect all basins nightly, using scouring powder to remove stains.

5. Damp wipe nightly, wash and disinfect when necessary, all partitions, countertops and fronts, walls, enamel and outside surfaces of all dispensers, receptacles and equipment (such as soda machines, dishwashers and ovens).

6.      Fill soap and towel dispensers nightly.

7. Wash, disinfect and polish all partitions, countertops and fronts, walls, enamel and all surfaces of all dispensers, receptacles, and equipment monthly.

8.      Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

NOTE: It is the intention to keep the wash rooms thoroughly cleaned and not to use a disinfectant or deodorant to kill odor. If a disinfectant is necessary an odorless product will be used.

E.      PARKING GARAGE

1.      Remove snow, ice and debris as needed but not less than nightly.

2.      Sweep all stairways, dust handrails and lights weekly.

3. Machine sweep all accessible areas and drive lanes as necessary, but not less frequently than monthly.

4.      Apply oil-dry to any car fluid puddles nightly.

5.      Clean attendance booth and access controls nightly.

6.      Police parking level stairways for debris nightly.

7.      Clean mechanical equipment nightly.

8. Wipe fire extinguisher boxes as necessary, but not less frequently than monthly.

9.      Spot all doors nightly.

10.     Wash signs as necessary, but not less frequently than monthly.

11.     Empty trash nightly.

12.     Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

13.     Machine scrub floors monthly.

14. Wash walls not less than as necessary, but not less frequently than annually.

F.      FLOORS

1. Ceramic tile, granite, marble and terrazzo floors to be swept and buffed nightly and washed or scrubbed as necessary.

2. Vinyl asbestos, asphalt, vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas on multiple tenancy floors to be waxed and buffed monthly.

3.      Tile floors in office areas will be waxed and buffed monthly.

4.      All floors stripped and rewaxed as necessary.

5.      All carpeted areas and rugs to be vacuum cleaned nightly.

6.      All carpeted areas in Common Areas to be machine shampooed monthly.

7. Carpet shampooing within Premises will be performed at Tenant's request and billed to Tenant.

G.      GLASS

1. Clean glass entrance doors and adjacent glass panels and all Skyway glass nightly.

2.      Clean inside surface of exterior windows at least semi-annually.

3. Clean outside surface of exterior windows and all Skyway glass at least twice per year, but at least three times per year if reasonably necessary and requested by Tenant; provided, however, in the event Landlord cleans more frequently than twice per year the exterior windows of Floors of the Building located above the leased premises in such a manner so as to dirty the windows of the leased premises, then Landlord shall clean the windows of the Premises as frequently as those located above same.

4. Clean underside of skylights as needed in the judgment of Tenant, but no more often than once per year.

H.      HIGH DUSTING (Quarterly)

1. Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if such are empty.

2.      Dust all picture frames, charts, graphs and similar wall hangings.

3. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

4. Damp dust all ceiling air conditioning diffusers, wall grilles, registers and other ventilating louvers.

5. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

I.      DAY SERVICE

1. At least once, but not more than twice during the day, check men's washrooms for soap, towels and toilet tissue replacements.

2. At least once, but not more than twice during the day, check ladies' washrooms for soap, towels and toilet tissue and sanitary napkin replacements.

3.      As needed, vacuuming of elevator cabs will be performed.

4. There will be a constant surveillance of public areas to insure cleanliness.

J.      GENERAL

1. Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

2. Keep slopsink rooms, kitchen areas and break rooms in a clean, neat and orderly condition at all times.

3. Wipe clean and polish all metal hardware fixtures and other bright work nightly.

4. Dust and/or wash all directory boards as required, remove fingerprints and smudges nightly.

5. Maintain Skyways, building lobby, corridors and other Common Areas in a clean condition.

6. Keep all exterior areas and landscaping of the Building free from snow, ice and debris and in a clean and orderly condition.

7. Landlord shall provide recycling receptacles for waste paper in all general and private offices and break, computer, conference, copy and other service rooms, as well as receptacles for newspapers, glass, magazines, plastic and other recyclables in all break rooms and kitchen areas. All such receptacles shall be emptied and contents recycled on a daily basis.

K.      CLEANING SPECIFICATIONS

        PRIMARY ITEM                       ACHIEVEMENT                FREQUENCY

A.      ENTRANCE

        Sidewalks, Steps & Foyer           Sweep                      5 X week
        Door Glass & Frames                Clean                      5 X week

B.      COMMON AREAS

        Floors carpet                      Vacuum & spot clean        5 X week
        Floors composition                 Dust sweep & spot mop      5 X week
        Elevators and escalators           Vacuum and spot clean      5 X week
        Furnishings                        Dust                       5 X week
        Ash trays, trash receptacles       Empty & damp wipe          5 X week
        Drinking fountains                 Clean & disinfect          5 X week
        Walls, doors, frames               Spot clean                 5 X week
        Telephones                         Damp wipe                  5 X week
        Stairs                             Keep Clean                 5 X week
        Janitor closets                    Keep Clean                 5 X week
        Stairs                             Sweep                      1 X week
        Metal plates, knobs and surfaces   Polish                     1 X week
        Ledges, sills, rails               Dust                       1 X week
        Security stations                  Damp wipe and spot clean   1 X week
        Stairs, all                        Dust mop & spot mop        1 X month
        Light fixtures                     Dust or vacuum             1 X month
        Floors (including elevators)       Machine shampoo            1 X month
        Walls                              Damp wipe                  1 X quarter
        Window coverings                   Dust or vacuum             1 X quarter
        Metal plates, knobs & surfaces     Refinish                   1 X quarter

C.      WORK AREAS      (General & private offices, computer, copy, service,
                        conference & sales rooms)

        Floors carpet (traffic lanes)      Vacuum                     5 X week
        Floors carpet (all areas)          Vacuum                     1 X week
        Floors carpet (all areas)          Machine shampoo            Upon Tenant
                                                                       request
        Trash and recycling receptacles    Empty & clean              5 X week
        Floors composition                 Dust sweep & spot mop      5 X week
        Trash                              Collect                    5 X week
        Ash trays                          Empty & damp wipe          5 X week
        Telephones                         Damp wipe                  5 X week
        Furnishings (horizontal)           Dust                       5 X week
        Glass desk tops                    Wash & dry polish          5 X week
        Glass partitions                   Spot clean                 1 X week
        Doors & frames                     Dust & spot wash           1 X week
        Walls & switchplates               Spot clean                 1 X week
        Furnishings-vertical               Dust                       1 X month
        Low ledges & sills                 Dust                       1 X month
        High ledges & grills               Dust                       1 X 2 months
        Glass partitions                   Wash                       1 X 2 months
        Light fixtures                     Dust or vacuum exterior
                                           surfaces                   1 X quarter

D.      RESTROOMS, KITCHEN AREAS AND BREAK ROOMS

        Floors                             Mop & disinfect            5 X week
        Receptacles                        Empty & disinfect          5 X week
        Fixtures                           Scour & disinfect          5 X week
        Dispensers                         Refill & clean             5 X week
        Mirrors                            Wash & dry polish          5 X week
        Bright Metal                       Clean & polish             5 X week
        Walls, dividers, doors             Spot clean or wash         5 X week
        Furnishings                        Dust or vacuum             5 X week
        Vents, lights                      Dust or vacuum             1 X week
        Floors                             Machine scrub              as needed

E. FLOOR MAINTENANCE PROFILE - Top quality, anti-slip floor materials and finishes will be used. Programmed floor care is:

        Main lobby                         Polish                     5 X week
        Other lobbies & halls              Polish                     as needed
        Lunchrooms & lounges               Polish                     1 X month
        Offices                            Polish                     1 X month
        Common Area Carpets                Machine shampoo            1 X month

The specifications of this Section E shall be in addition and not by way to limitation of the other requirements of this EXHIBIT H and the other terms and conditions of the Lease.

                                    EXHIBIT I

                                LETTER OF CREDIT

See Irrevocable Standby Letter of Credit No. 76954, dated March 5, 1998, in the amount of Five Million Dollars ($5,000,000) issued by U.S. Bank National Association in favor of Tenant, a copy of which is attached to this EXHIBIT I.

[U.S. BANK LOGO]

U.S. BANK

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

MARCH 5, 1998

ENCLOSED IS OUR LETTER OF CREDIT NUMBER 76954

            BENEFICIARY                                          APPLICANT
            -----------                                          ---------
PIPER JAFFRAY COMPANIES, INC.                       RYAN 800, LLC
PIPER JAFFRAY TOWER, SUITE 1500                     700 INTERNATIONAL CENTRE
222 SOUTH NINTH STREET                              900 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55402                        MINNEAPOLIS, MINNESOTA 55402
ATTN: STEVEN T. FRISBIE                             ATTN: TIMOTHY M. GRAY


U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE


/s/ Dawn Johnson
------------------------------
AUTHORIZED SIGNATURE

[U.S. BANK LOGO]

U.S. BANK

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

                      IRREVOCABLE STANDBY LETTER OF CREDIT

MARCH 5, 1998

PIPER JAFFRAY COMPANIES, INC.
PIPER JAFFRAY TOWER, SUITE 1500
222 SOUTH NINTH STREET
MINNEAPOLIS, MINNESOTA 55402

WE HEREBY ESTABLISH THIS IRREVOCABLE, STANDBY LETTER OF CREDIT NO. 76954 FOR THE ACCOUNT OF RYAN 800, LLC, 700 INTERNATIONAL CENTRE, 900 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55402, IN THE AMOUNT OF FIVE MILLION AND NO/100 US DOLLARS (US$5,000,000.00) AND AUTHORIZE YOU TO DRAW FROM TIME TO TIME AT SIGHT ON U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS, MINNESOTA.

DRAFTS ON US AT SIGHT MUST BE ACCOMPANIED BY BENEFICIARY'S SIGNED STATEMENT (PURPORTEDLY SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY) AS FOLLOWS:

        "REFERENCE IS MADE TO THAT CERTAIN OFFICE LEASE DATED AS OF MARCH 3, 1998 BETWEEN RYAN 800, LLC AND PIPER JAFFRAY COMPANIES, INC. WE HEREBY CERTIFY THAT WE HAVE INCURRED LANDLORD DELAY COSTS (AS SUCH TERM IS DEFINED IN SAID OFFICE LEASE) IN THE AMOUNT OF $______, WHICH IS THE AMOUNT OF THE DRAFT WHICH ACCOMPANIES THIS STATEMENT, AND WE DEMANDED PAYMENT FROM RYAN 800, LLC OF THESE LANDLORD DELAY COSTS MORE THAN TWENTY (20) DAYS PRIOR TO THE DATE OF PRESENTATION HEREOF AND SUCH AMOUNT HAS NOT BEEN PAID TO US"; OR

        "WE ARE DRAWING UNDER THIS LETTER OF CREDIT AS IT IS LESS THAN THIRTY
        (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT AND THIS LETTER OF CREDIT HAS NOT (1) BEEN EXTENDED FOR A PERIOD OF ONE (1) YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE OR (2) BEEN REPLACED BY A LETTER OF CREDIT WITH AN EXPIRATION DATE AT LEAST ONE (1) YEAR FROM THE DATE OF ISSUANCE THEREOF AND OTHERWISE ACCEPTABLE TO US."

THE AMOUNT OF ANY DRAFT(S) DRAWN UNDER THIS CREDIT ARE TO BE ENDORSED ON THE REVERSE SIDE HEREOF. SUCH DRAFTS MUST BEAR THE STATEMENT "DRAWN UNDER U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE CREDIT NO. 76954, DATED MARCH 5, 1998."

THIS CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS ON AUGUST 31, 1998 ("EXPIRATION DATE").

                             CONTINUED ON PAGE TWO

[U.S. BANK LOGO]

U.S. BANK

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

LETTER OF CREDIT NO. 76954
MARCH 5, 1998
PAGE TWO

WE HEREBY AGREE THAT DRAFTS AND DOCUMENTS AS SPECIFIED ABOVE WILL BE DULY HONORED UPON PRESENTATION TO U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE, 601 SECOND AVENUE SOUTH, ATTN: STANDBY LETTERS OF CREDIT MPFP1007, MINNEAPOLIS, MINNESOTA 55402, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE. IF A DRAWING IS SO MADE HEREUNDER AT OR PRIOR TO 12:00 NOON, MINNEAPOLIS TIME, ON A BUSINESS DAY, PAYMENT WILL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN CLOSE OF BUSINESS, MINNEAPOLIS TIME, ON THE NEXT BUSINESS DAY. IF A DRAWING IS SO MADE HEREUNDER AFTER 12:00 NOON, MINNEAPOLIS TIME, ON A BUSINESS DAY, PAYMENT WILL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN CLOSE OF BUSINESS, MINNEAPOLIS TIME, ON THE SECOND SUCCEEDING BUSINESS DAY. THE TERM "BUSINESS DAY" AS USED HEREIN SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY, LEGAL HOLIDAY OR OTHER DAY ON WHICH BANKING INSTITUTIONS IN MINNEAPOLIS ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

THIS CREDIT IS TRANSFERABLE IN ITS ENTIRETY TO ANY TRANSFEREE WHICH HAS SUCCEEDED YOU AS TENANT UNDER THE ABOVE-REFERENCED OFFICE LEASE, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED BY THE PRESENTATION TO US OF THIS CREDIT ACCOMPANIED BY A COMPLETED AND SIGNED CERTIFICATE IN THE FORM OF EXHIBIT A ATTACHED HERETO. UPON SUCH PRESENTATION, WE SHALL ENDORSE THE TRANSFER ON THIS CREDIT AND SUCH TRANSFER SHALL BECOME EFFECTIVE UPON DELIVERY OF THIS CREDIT BY US TO SUCH TRANSFEREE.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500), OR ANY SUBSEQUENT REVISION THEREOF.

WE HEREBY ACKNOWLEDGE AND AGREE THAT OUR OBLIGATIONS TO YOU UNDER THIS CREDIT ARE INDEPENDENT OF THOSE OF RYAN 800, LLC TO YOU. NO DEFENSE OR CLAIM OF RYAN 800, LLC AGAINST YOU, AND NO BANKRUPTCY OR INSOLVENCY OF RYAN 800, LLC SHALL IMPAIR OR AFFECT IN ANY WAY OUR OBLIGATION TO HONOR YOUR DRAFT OR DRAFTS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT.

U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE


/s/ [ILLEGIBLE]                            /s/ Dawn Johnson
----------------------------------------   -------------------------------------
        AUTHORIZED SIGNATURE                       AUTHORIZED SIGNATURE

                                                                    EXHIBIT A TO
                                                                LETTER OF CREDIT
                                                                       NO. 76954

                              TRANSFER CERTIFICATE

                                Date:___________

U.S. Bank National Association
601 Second Avenue South
Minneapolis, Minnesota 55402
Attention: Standby Letter of Credit Department

        Re:   Irrevocable Transferable Standby Letter of Credit No. ___________

Ladies & Gentlemen:

        The undersigned is beneficiary of the above-captioned Irrevocable Transferable Standby Letter of Credit (the "Credit") and hereby requests that all rights of the undersigned to draw under the Credit be transferred to:


                              --------------------------------------------------
                              Name of Transferee


                              --------------------------------------------------
                              Address

        The transferee will succeed the undersigned as beneficiary of the rights and benefits of the undersigned under the Tax Reimbursement Agreement described in the Credit.

        The Credit is submitted herewith for endorsement by you of the transfer and for delivery of such endorsed Credit to the transferee named above, at which time the transfer requested hereby shall become effective.


                                           Very truly yours,


                                           -------------------------------------
                                           (Name of Predecessor Beneficiary)


                                           By:
                                               ---------------------------------
                                               Its
                                                  ------------------------------

                                SHORT FORM LEASE

        THIS SHORT FORM LEASE is made as of the 3rd day of March, 1998 by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS:

        A. Landlord is the owner of the property in Minneapolis, Minnesota, legally described on EXHIBIT A attached hereto (the "Land"), upon which Landlord shall construct a 30 or 31 story office building (the "Building").

        B. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, a portion of the Building.

                                   WITNESSETH:

        1. That for and in consideration of the covenants and agreements contained in that certain Office Lease dated of even date herewith between Landlord, as landlord, and Tenant, as tenant (the "Lease"), covering certain premises more particularly described in the Lease (the "Premises"), Landlord does hereby demise and lease unto Tenant, and Tenant does hereby lease from Landlord, the Premises, all in accordance with the terms and provisions of the Lease.

        2. TO HAVE AND TO HOLD the Premises for a term of fourteen (14) years commencing on the Commencement Date. Tenant may, at its election, extend the term for three (3) successive periods, the first being for a period of six
(6)
years, and the second and third being for periods of five (5) years each, upon and subject to the terms and conditions contained in the Lease.

        3. Tenant shall have the right to use the Premises for (a) general office and/or Financial Services Business (defined blow) purposes, (b) any business being conducted by Piper Jaffray Companies Inc. or any corporate or business successor thereof, or any Affiliate thereof at any time during the Term, and/or (c) any use permitted by Legal Requirements which is not incompatible with a first class office building in Minneapolis, Minnesota, together with any uses which are incidental or ancillary to any such use or uses. Without limiting the generality of the foregoing, Tenant may install kitchens, lunchrooms and other amenities, whether for employees or with public or limited accessibility thereto.

        4. Landlord is obligated to design and construct the Building subject to Tenant's approval of certain aspects of such design and construction, upon and subject to the terms and conditions contained in the Lease.

        5. Tenant has three (3) options to expand the Rentable Area of the Premises, the first and second being for up to two (2) Floors of the Building, and the third being for up to three (3) Floors of the Building, upon and subject to the terms and conditions contained in the Lease.

        6. Tenant has a right of first offer with respect to any space in the Building which is or shall become available for leasing after the third
(3rd) anniversary of the Commencement Date, upon and subject to the terms and conditions contained in the Lease.

        7. Tenant has two (2) options to reduce the Rentable Area of the Premises for up to one hundred thousand (100,000) square feet of Rentable Area, upon and subject to the terms and conditions contained in the Lease.

        8. Any civic, cultural or other events held in the Floor One (1) or Floor Two (2) lobbies of the Building shall be subject to Tenant's approval, and no such event may be sponsored by, advertise in any manner or give any attribution whatsoever to any business or other operation engaged in banking (including, without limitation, retail banking), insurance or securities brokerage, trading or marketing, financial or investment planning or counseling, venture capital or other financial services, including, without limitation, any bank, savings and loan association, credit union, insurance company, trust company, stock broker, financial planner or investment advisor (a "Financial Services Business"), all upon and subject to the terms and conditions contained in the Lease.

        9. Any material changes, alterations, additions, improvements or replacements to the exterior of the Building, the Skyways, the first and second Floor lobbies, elevators, escalators and other vertical transportation systems, truck docks and loading areas, driveways, ramps, entrances, exits, loading and unloading areas, Parking Garage, or any other Common Areas, Building Systems, or Building amenities, and any changes, alterations, additions, improvements or replacements which are reasonably likely to materially increase Operating Expenses shall be subject to Tenant's approval, upon and subject to the terms and conditions contained in the Lease.

        10. Tenant shall have the right to lease certain storage space in the Building and shall have a first offer right with respect to any storage space which shall become available for leasing in the Building, upon and subject to the terms and conditions contained in the Lease.

        11. Tenant shall have the right to select and from time to time change the name of the Building, upon and subject to the terms and conditions contained in the Lease. In no event shall the name of the Building be in any manner associated with any Financial Services Business other than Tenant or any of its Affiliates.

        12. Tenant shall have the right to select and from time to time change all Building exterior and Common Area signage, upon and subject to the terms and conditions contained in the Lease. There will be no exterior or Common Area signage (which for purposes hereof shall include Advertisements and any signs visible from the exterior or Common Areas of the Building) for any Building Occupants other than Tenant, or for any Financial Services Business without Tenant's approval, upon and subject to the terms and conditions contained in the Lease.

        13. Landlord shall not lease space on the Floors One (1) or Two (2) to any Financial Services Business, or consent (actively or passively) to the occupancy of any such space by any Financial Services Business, without in each instance obtaining the consent of Tenant, upon and subject to the terms and conditions contained in the Lease. The tenants selling retail goods and services on Floors One (1) and Two (2) of the Building, as well as all signage and improvements associated with such tenants which are visible from the exterior of the Building or from the Common Areas, shall be subject to Tenant's approval, upon and subject to the terms and conditions contained in the Lease.

        14. Tenant shall have the right to use the rooftop area of the Building for the purpose of installing microwave, satellite and/or vertical dishes, antennae, or other exterior communications equipment and for the use and operation of Antennae, and the use of such rooftop area for competing uses and purposes is limited, all upon and subject to the terms and conditions contained in the Lease.

        15. Tenant and its Affiliates shall have the exclusive right to operate in the Floor One (1) and Floor Two (2) lobbies and common areas of the Building, automated teller machines and other electronic banking or financial services machines and/or outlets, upon and subject to the terms and conditions contained in the Lease.

        16. Landlord and Tenant hereby represent and warrant to the other the matters respectively represented and warranted in the Lease.

        17. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Lease.

        18. The Lease contains other terms, conditions, provisions, covenants, representations and warranties, all of which are hereby incorporated in this Short Form Lease by reference as though fully set forth herein, and both the Lease and this Short Form Lease shall be deemed to constitute a single instrument. Copies of the Lease are maintained at the offices of Landlord and Tenant. Nothing contained herein shall be construed to amend, modify, amplify, interpret or supersede any provision of the Lease, which shall in all things control.

        19. This Short Form Lease may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        20. This Short Form Lease shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undesigned have executed this Short Form Lease as of the day and year first above written.


        LANDLORD:       RYAN 800, LLC


                        By Timothy M. Gray
                           -------------------------------
                           Its  Chief Mgr.
                               ---------------------------


        TENANT:         PIPER JAFFRAY COMPANIES INC.


                        By Deborah K. [ILLEGIBLE]
                           -------------------------------
                           Its  CFO
                               ---------------------------


STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

          The foregoing instruments was acknowledged before me this 9th day of March, 1998, by Timothy M. Gray, the Chief Manager of Ryan 800, LLC, a Minnesota limited liability company, on behalf of the company.


[SEAL]
SCOTT A. ANDEREGG                               /s/ Scott A. Anderegg
NOTARY PUBLIC - MINNESOTA                      ----------------------------
My Commission Expires Jan. 31, 2000            Notary Public

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

          The foregoing instrument was acknowledged before me this 9th day of March, 1998, by Deborah K. [ILLEGIBLE], the Chief financial officer of Piper Jaffray Companies Inc., a Delaware corporation, on behalf of the corporation.


[SEAL]
SCOTT A. ANDEREGG                               /s/ Scott A. Anderegg
NOTARY PUBLIC - MINNESOTA                      ----------------------------
My Commission Expires Jan. 31, 2000             Notary Public

This Instrument was drafted by:

Faegre & Benson LLP (SAA)
2200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402
612/336-3000

                                    EXHIBIT A


                            Legal Description of Land

Tracts A, B and E; That part of Tract G lying Southeasterly of the Northeasterly extension of the Northwesterly line of said Tract B, Registered Land Survey No. 1625, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Together with the rights and easements created by the following documents:

(1) Skyway and Tunnel Agreement dated April 4, 1986, filed June 27, 1986 as Document No. 5124377, as amended by Amendment to Skyway and Tunnel Agreement dated ____________, 1998, filed ____________, 1998 as Document
        No. ____________.

(2) Skyway Agreement dated May 31, 1989, filed January 11, 1990, as Document No. 2066682, as amended by Declaration of Transfer of Rights dated January 11, 1990, filed January 11, 1990, as Document No. 2066683.

(3) Second Restated Declaration-800 Tower Parcel/LaSalle Parcels dated October 10, 1997, filed November 21, 1997, as Document No. 2863489.

(4) Restated Loading Dock Easement and Operating Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863490.

(5) Restated Lakewood Declaration dated October 10, 1997, filed November 21, 1997, as Document No. 2863491.

(6) Parking Garage Easement Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863492.

                       FIRST AMENDMENT TO SHORT FORM LEASE

        THIS AMENDMENT is made as of the 29 day of September, 1999 by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS:

        A. Landlord and Tenant entered into that certain Short Form Lease, dated as of March 3, 1998 and recorded as Document No. 2893787 in Volume 2905, page 867107, Files of Registrar of Titles, County of Hennepin, State of Minnesota (the "Short Form Lease").

        B. Landlord and Tenant desire to amend the Short Form Lease as hereinafter provided and agree as follows:

                                   WITNESSETH:

        1. The terms used in this Amendment with an initial capital letter or letters shall have the same meanings in this Amendment as the meanings ascribed thereto in the Short Form Lease.

        2. The Lease, as referred to in the Short Form Lease, has been amended and supplemented pursuant to that certain First Amendment to Lease, dated May 18, 1998, Second Amendment to Lease, dated July 30, 1999, and Supplemental Amendment Regarding Expansion Space, dated September ____, 1999, (the "Supplemental Amendment").

        3. Section 5 of the Short Form Lease is hereby deleted and the following is inserted in lieu thereof:

    "Tenant has five (5) options to expand the Rentable Area of the Premises, upon and subject to the terms and conditions contained in the Lease."

        4. Section 7 of the Short Form Lease is hereby deleted and the following is inserted in lieu thereof:

    "Tenant has one option to reduce the Rentable Area of the Premises for up to one hundred fifty thousand (150,000) square feet of Rentable Area, upon and subject to the terms and conditions contained in the Lease. Further, Tenant has the additional right to reduce the Rentable Area of the Premises by deleting all or any portion of the Retail Premises, subject to the terms and conditions contained in the Lease."

        5. The Short Form Lease, as amended hereby, is hereby ratified and confirmed by the parties hereto.

        6. The Lease, as amended, contains other terms, conditions, provisions, covenants, representations, and warranties, all of which are incorporated into the Short Form Lease, as amended hereby, by reference as though fully set forth therein. Copies of the Lease, as amended, are maintained at the offices of Landlord and Tenant. Nothing contained in the Short Form Lease or this Amendment shall be construed to amend, modify, amplify, interpret or supersede any provisions of the Lease, as amended, which shall in all things control.

        7. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        8. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.


                LANDLORD:       RYAN 800, LLC


                                By: Timothy M. Gray
                                   --------------------
                                   Its Chief Mgr.
                                       ----------------


                TENANT:         U.S. BANCORP
                                PIPER JAFFRAY COMPANIES INC.


                                By: /s/ Susan E. Lester
                                   --------------------
                                   Its
                                       ----------------


STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

        The foregoing instrument was acknowledged before me this 29 day of September, 1999, by Timothy M. Gray, the Chief Manager of Ryan 800, LLC, a Minnesota limited liability company, on behalf of the company.


[SEAL]
PAMELA K. SHIVES                                 /s/ Pamela K. Shives
NOTARY PUBLIC - MINNESOTA                      ---------------------------------
My Comm. Expires Jan. 31, 2000                 Notary Public

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

        The foregoing instrument was acknowledged before me this 29 day of September, 1999, by Susan E. Lester, the Managing Director of U.S. Bancorp Piper Jaffray Companies Inc., a Delaware corporation, on behalf of the company.


[SEAL]
PATRICE M. GRINDE                                /s/ Patrice M. Grinde
NOTARY PUBLIC - MIINNESOTA                     ---------------------------------
My Commission Expires Jan. 31, 2000            Notary Public

This Instrument was drafted by:

King & Spalding
191 Peachtree Street
Atlanta, GA 30303
Attention: W. Clay Gibson
404/572-4600

                               COMPLETION GUARANTY


        THIS COMPLETION GUARANTY is made as of March 3, 1998, by RYAN COMPANIES US, INC., a Minnesota corporation ("Companies"), and RYAN PROPERTIES, INC., a Minnesota corporation ("Properties", and together with Companies, "Guarantors"), to and for the benefit of PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Contemporaneously with the execution of this Guaranty, Ryan 800, LLC, a Minnesota limited liability company ("Landlord"), and Tenant are entering into an Office Lease dated as of even date herewith (the "Lease"), covering certain premises more particularly described in the Lease, which premises are a part of the building to be constructed by Landlord on the property in Minneapolis, Minnesota, legally described on EXHIBIT A attached hereto.

        B. Properties is a member of Landlord. Companies is an affiliate of Properties.

        C. In order to induce Tenant to enter into the Lease, Guarantors have agreed to execute and deliver this Guaranty and perform the covenants and agreements provided herein.

        ACCORDINGLY, Landlord and Tenant hereby agree as follows:

        1. DEFINITIONS. Unless specifically defined differently in this Section or elsewhere in this Guaranty, all words with the initial letter capitalized shall have the meanings respectively given them in Lease.

        2. GUARANTY; OBLIGATIONS. Each Guarantor hereby jointly and severally, absolutely, irrevocably and unconditionally guarantees the following (collectively, the "Obligations"):

                2.1 PERFORMANCE. The full and prompt performance at the times, in the manner and in accordance with the requirements provided in Section
5.1 of and Exhibit D to the Lease, of the Base Building Work and all of Landlord's other responsibilities and obligations under said Section and Exhibit (including, without limitation, (i) the satisfaction and delivery of the matters required to be satisfied and delivered by Landlord pursuant to clause (a) of
Section 5.1.2 of the Lease, (ii) the demolition and construction obligations at the times and in the manner provided in clauses (c) and (d), respectively, of said Section 5.1.2, and (iii) the performance of Landlord's obligations under Sections 2.7 and 2.8 of Exhibit D to the Lease).

                2.2 PAYMENT. The full and prompt payment of (i) the Landlord Delay Costs payable by Landlord pursuant to clause (g) of Section 5.1.2 of the Lease at the times and in the manner provided therein, (ii) the liquidated damages payable by Landlord pursuant to clause (h) of said Section 5.1.2 at the times and in the manner provided therein, and (iii) all other sums and amounts payable by the Landlord under Section 5.1 of or Exhibit D to the Lease at the times and in the manner provided therein.

        3. SURVIVAL. The obligations of Guarantors hereunder shall survive, without limitation, any partial payment or performance of the Obligations, or any termination of the Lease.

        4. INTEREST ON LATE PAYMENTS. Any amount due hereunder to Tenant and not paid by Guarantors within ten (10) days after written demand therefor from Tenant (which demand shall include an explanation of the amounts demanded thereby) shall bear interest at the Interest Rate.

        5. NO INQUIRY. Tenant need not inquire into the power of any Guarantor to enter into this Guaranty.

        6. ALTERATION OF OBLIGATIONS. Upon such terms and at such times as it deems best and without notice to Guarantors, Tenant may (a) alter, compromise, modify, accelerate, extend or change the time or manner for payment or performance of any of the Obligations, (b) release or discharge Landlord, as to all or any portion of the Obligations, and/or (d) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment or performance of any Obligation, or release or subordinate any security therefor, whether or not Tenant shall have resorted to any property securing the Obligations or shall have proceeded against Landlord or any party primarily or secondarily liable for the Obligations. No exercise, delay in exercise or non-exercise by Tenant of any rights hereby given it, no dealing by Tenant with Landlord, any guarantor, indemnitor, endorser or other person, no change, impairment or suspension of any right or remedy of Tenant, and no other act or thing which but for this provision could act as a release or exoneration of the liabilities of any of Guarantors hereunder, shall in any way affect, decrease, diminish or impair any of the obligations of any of Guarantors hereunder or give any of Guarantors or any other person or entity any recourse or defense against Tenant.

        7. WAIVER. Each Guarantor hereby waives and agrees not to assert to take advantage of (a) any right to require Tenant to proceed against or exhaust its recourse against Landlord, any other Guarantor, any other guarantor or indemnitor or any security or collateral held by Tenant at any time or to pursue any other remedy in its power before being entitled to payment from Guarantors of the amounts guaranteed hereunder or before proceeding against Guarantors for the payment of such amounts; (b) the defense of the statute of limitations in any action hereunder or for the collection of any amounts guaranteed hereunder, and/or (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of Landlord, any of Guarantors or any other or others, (ii) the revocation or repudiation of the Lease or any other documents or agreements entered into by Landlord or any other or others, (iii) the failure of Tenant to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Landlord, any of Guarantors or any other or others, or (iv) the unenforceability in whole or in part of the Lease, this Guaranty or any other of such documents or agreements; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies (including an election to proceed by non-judicial foreclosure) by Tenant which destroys any claimed subrogation rights of any of Guarantors or the right of any of Guarantors to proceed against Landlord or any other party for reimbursement, or both; (f) any rights or defenses created by any anti-deficiency statutes of the State of Minnesota; (g) any defense based upon any taking, modification or release of any collateral or guarantees for any obligations of Landlord to Tenant, or any failure to perfect any security interest in, or the taking of or failure to take any other action with respect to any collateral securing payment or performance of the Obligations; (h) any rights or defenses based upon an offset by any of Guarantors against any obligation now or hereafter owed to any of Guarantors by Landlord; (i) any rights or defenses based upon any amendment or modification to the Lease; or (j) any other act, omission or thing which might otherwise act as a legal or equitable discharge of any of Guarantors.

        8. SUBORDINATION OF SUBROGATION RIGHTS. No payment by any of Guarantors pursuant to any provisions hereof shall entitle any of Guarantors, by subrogation to the rights of the Tenant or otherwise, to any payment by the Landlord or any other Guarantor or out of the property of the Landlord or any other Guarantor until the Obligations and all costs, expenses and attorneys' fees paid or incurred by the Tenant in endeavoring to collect the Obligations and enforcing this Guaranty have been fully paid, and all obligations of Guarantors hereunder have been discharged in full. Guarantors will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to any of Guarantors as to any payments made hereunder, or against any person liable therefor, or as to any collateral security therefor, unless and until all obligations of Guarantors hereunder have been fully satisfied, the Obligations shall have been fully paid and discharged, and all obligations of Guarantors hereunder have been discharged in full.

        9. CONDITION OF LANDLORD. Guarantors are fully aware of the financial condition of Landlord and are executing and delivering this Guaranty based solely upon Guarantors' own independent investigation of all matters pertinent hereto and are not relying in any manner upon any representation or statement of Tenant. Guarantors represent and warrant that Guarantors are in a position to obtain, and Guarantors hereby assume full responsibility for obtaining, any additional information concerning Landlord's financial condition and any other matter pertinent hereto as Guarantors may desire, and Guarantors are not relying upon or expecting Tenant to furnish to Guarantors any information now or hereafter in Tenant's possession concerning the same or any other matter. By executing this Guaranty, Guarantors knowingly accept the full range of risks encompassed within a contract of this type, which risks Guarantors acknowledge. Guarantors shall have no right to require Tenant to obtain or disclose any information with respect to the Obligations, the financial condition or character of Landlord or Landlord's ability to pay and perform the Obligations, the existence of any collateral or security for any or all of the Obligations, the existence or non-existence of any other guaranties of all or any part of the Obligations, any action or non-action on the part of Tenant, Landlord or any other person, or any other matter, fact or occurrence whatsoever.

        10. REMEDIES CUMULATIVE. The amount and/or extent of liability of Guarantors, and all rights, powers and remedies of Tenant hereunder and under any other agreement now or at any time hereafter in force between Tenant and Guarantors, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Tenant by law. The obligations of each Guarantor hereunder shall be joint and several and unconditional.

        11. SUCCESSIVE ACTIONS OR EXERCISE OF RIGHTS; COUNTERPARTS. In the event of any default hereunder, a separate action or actions may be brought and prosecuted against each Guarantor whether or not Landlord or any other Guarantor is joined therein or a separate action or actions are brought against such parties. Tenant may maintain successive actions for other defaults. Tenant's rights hereunder shall not be exhausted by the exercise of any rights or remedies or by any such action or by any number of successive actions. This Guaranty may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.

        12. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of Tenant, its successors and assigns, including any assignee or sublessee of Tenant with respect to the Lease, and shall bind the heirs, executors, administrators, successors and assigns of each Guarantor. This Guaranty is assignable by Tenant, and when so assigned, Guarantors shall be liable to the assignees of this Guaranty without in any manner affecting the liability of any Guarantor hereunder. Each reference herein to powers or rights of Tenant shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

        13. BANKRUPTCY. So long as any Obligations shall be unperformed or owing to Tenant, Guarantors shall not, as creditors, without the prior written consent of Tenant, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Landlord. The obligations of Guarantors under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Landlord or by any defense which Landlord may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. In the event that any obligation covered by this Guaranty is paid or performed by Landlord, the obligations of Guarantors hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Tenant as a preference, fraudulent transfer or otherwise in such proceeding.

        14. EXPENSES. Each Guarantor jointly and severally agrees that if a default occurs hereunder, Guarantors will reimburse Tenant for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Tenant, whether or not suit is instituted, in enforcing or exercising any rights, powers, privileges or remedies granted to Tenant under this Guaranty and for all costs and expenses of Tenant incurred in connection with the administration and enforcement of this Guaranty, together, in each case, with interest thereon at the Interest Rate.

        15.     GENERAL PROVISIONS.

                15.1 TERMS; HEADINGS. The words "Guarantor" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine genders, and words used in the masculine or feminine gender include the opposite gender as well as the neuter. The headings or titles to the Articles or Sections of this Guaranty are not a part of this Guaranty and shall have no effect upon the construction or interpretation of any part hereof.

                15.2 AMENDMENT. Except as provided in any written agreement now or at any time hereafter in force between Tenant and Guarantors, this instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, or executed in connection herewith, constitutes the entire agreement between Guarantors and Tenant with respect to the subject matter covered hereby. This Guaranty and the exhibits and attachments hereto may be altered, amended, modified or revised only by an agreement in writing signed by both Tenant and Guarantors.

                15.3 NO WAIVER. No provision of this Guaranty or right of Tenant hereunder can be waived nor can any Guarantor be released or exonerated from its obligations hereunder except by a writing duly executed by an authorized officer of Tenant. No such waiver shall be applicable except in the specific instance for which given.

                15.4 NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Guaranty shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested; or deposited in the United States Mail; or sent by reputable overnight delivery service; or sent by facsimile with a copy deposited in the United States Mail; or delivered by personal delivery, to the appropriate address indicated below, or at such other place or places as either a Guarantor or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served or given on the date dispatched in a manner provided above, and periods provided in this Guaranty for response to any notice shall be deemed to commence on the date of actual receipt thereof. For purposes of notice, the address of Tenant shall be the address at the time provided for notice to Tenant under the Lease and the address of Guarantors shall be:

                c/o Ryan Companies US, Inc.
                700 International Centre
                900 Second Avenue South
                Minneapolis, Minnesota 55402-3387
                Attn: Timothy M. Gray
                Facsimile (612) 337-5552

                Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

                15.5 TRIAL BY JURY. GUARANTORS HEREBY WAIVE ANY RIGHT WHICH HE, SHE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS GUARANTY.

                15.6 SEVERABILITY. If any term or provision of this Guaranty, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Guaranty shall not be affected thereby, and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

                15.7 TIME OF ESSENCE. Time is of the essence in every term of this Guaranty.

                15.8 GOVERNING LAW. This Guaranty shall be interpreted and construed in accordance with the laws of the State of Minnesota.

                15.9 INTERPRETATION. The language in all parts of this Guaranty shall in all cases be construed simply according to its generally understood meaning, and not strictly for or against Guarantors or Tenant.

        16. APPLICATION OF PAYMENTS. If at any time there are due and payable to Tenant from Landlord sums which are secured by this Guaranty and sums which are not secured by this Guaranty, and Tenant receives payments which are not adequate to pay all of said sums, payments from Guarantors specifically for application to amounts owing under this Guaranty shall be applied to sums secured hereby, but all other payments, whether voluntary or involuntary, shall, for purposes of applying this Guaranty, be deemed to be first applied to sums not secured hereby.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.


                GUARANTORS:                    RYAN COMPANIES US, INC., a
                                               Minnesota corporation


                                               By: /s/ Timothy M. Gray
                                                   -----------------------------
                                                  Its:    V - Pres
                                                      --------------------------


                                               RYAN PROPERTIES, INC., a
                                               Minnesota corporation


                                               By: /s/ Timothy M. Gray
                                                   -----------------------------
                                                  Its:    V - Pres
                                                     ---------------------------

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

        The foregoing instrument was acknowledged before me this 4th day of March, 1998, by Timothy M. Gray, the Vice President of Ryan Companies US, Inc., a Minnesota corporation, on behalf of the corporation.

[SEAL]
SCOTT A. ANDEREGG                                /s/ Scott A. Anderegg
NOTARY PUBLIC - MINNESOTA                      ---------------------------------
My Commission Expires Jan. 31, 2000            Notary Public

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

        The foregoing instrument was acknowledged before me this 4th day of March, 1998, by Timothy M. Gray, the Vice President of Ryan Properties, Inc., a Minnesota corporation, on behalf of the corporation.

[SEAL]
SCOTT A. ANDEREGG                                /s/ Scott A. Anderegg
NOTARY PUBLIC - MINNESOTA                      ---------------------------------
My Commission Expires Jan. 31, 2000            Notary Public

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

Tracts A, B and E; That part of Tract G lying Southeasterly of the Northeasterly extension of the Northwesterly line of said Tract B, Registered Land Survey No. 1625, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Together with the rights and easements created by the following documents:

(1) Skyway and Tunnel Agreement dated April 4, 1986, filed June 27, 1986 as Document No. 5124377, as amended by Amendment to Skyway and Tunnel Agreement dated ____________, 1998, filed ________________, 1998 as
        Document No. ________________.

(2) Skyway Agreement dated May 31, 1989, filed January 11, 1990, as Document No. 2066682, as amended by Declaration of Transfer of Rights dated January 11, 1990, filed January 11, 1990, as Document No. 2066683.

(3) Second Restated Declaration-800 Tower Parcel/LaSalle Parcels dated October 10, 1997, filed November 21, 1997, as Document No. 2863489.

(4) Restated Loading Dock Easement and Operating Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863490.

(5) Restated Lakewood Declaration dated October 10, 1997, filed November 21, 1997, as Document No. 2863491.

(6) Parking Garage Easement Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863492.

                               COMPLETION GUARANTY


        THIS COMPLETION GUARANTY is made as of March 3, 1998, by JAMES R. RYAN, an individual, and PATRICK G. RYAN, an individual (collectively, "Guarantors"), to and for the benefit of PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Contemporaneously with the execution of this Guaranty, Ryan 800, LLC, a Minnesota limited liability company ("Landlord"), and Tenant are entering into an Office Lease dated as of even date herewith (the "Lease"), covering certain premises more particularly described in the Lease, which premises are a part of the building to be constructed by Landlord on the property in Minneapolis, Minnesota, legally described on EXHIBIT A attached hereto.

        B. Guarantors are the CEO and President, respectively, of Ryan Properties, Inc., a member of Landlord.

        C. In order to induce Tenant to enter into the Lease, Guarantors have agreed to execute and deliver this Guaranty and perform the covenants and agreements provided herein.

        ACCORDINGLY, Landlord and Tenant hereby agree as follows:

        1. DEFINITIONS. Unless specifically defined differently in this Section or elsewhere in this Guaranty, all words with the initial letter capitalized shall have the meanings respectively given them in Lease.

        2. GUARANTY; OBLIGATIONS. Each Guarantor hereby jointly and severally, absolutely, irrevocably and unconditionally guarantees the following (collectively, the "Obligations"):

                2.1 PERFORMANCE. The full and prompt performance at the times, in the manner and in accordance with the requirements provided in Section
5.1 of and Exhibit D to the Lease, of the Base Building Work and all of Landlord's other responsibilities and obligations under said Section and Exhibit (including, without limitation, (i) the satisfaction and delivery of the matters required to be satisfied and delivered by Landlord pursuant to clause (a) of
Section 5.1.2 of the Lease, and (ii) the demolition and construction obligations at the times and in the manner provided in clauses (c) and (d), respectively, of said Section 5.1.2), but excluding the performance of Landlord's obligations under Sections 2.8 and 2.9 of Exhibit D to the Lease).

                2.2 PAYMENT. The full and prompt payment of (i) the Landlord Delay Costs payable by Landlord pursuant to clause (g) of Section 5.1.2 of the Lease at the times and in the manner provided therein, (ii) the liquidated damages payable by Landlord pursuant to clause (h) of said Section 5.1.2 at the times and in the manner provided therein, and (iii) all other sums and amounts payable by the Landlord under Section 5.1 of or Exhibit D to the Lease at the times and in the manner provided therein, but excluding any costs and damages arising under Sections 2.8 or 2.9 of Exhibit D to the Lease.

        3. SURVIVAL. The obligations of Guarantors hereunder shall survive, without limitation, any partial payment or performance of the Obligations, or any termination of the Lease; provided, however, (a) no obligations of Guarantors under Section 2.1 shall arise subsequent to the Base Building Completion Date, and (b) no liability of Guarantors under Section 2.2 shall accrue with respect to circumstances occurring after the date Tenant's obligations to pay Rent with respect to the entire Initial Premises commences to accrue.

        4. INTEREST ON LATE PAYMENTS. Any amount due hereunder to Tenant and not paid by Guarantors within ten (10) days after written demand therefor from Tenant (which demand shall include an explanation of the amounts demanded thereby) shall bear interest at the Interest Rate.

        5. NO INQUIRY. Tenant need not inquire into the power of any Guarantor to enter into this Guaranty.

        6. ALTERATION OF OBLIGATIONS. Upon such terms and at such times as it deems best and without notice to Guarantors, Tenant may (a) alter, compromise, modify, accelerate, extend or change the time or manner for payment or performance of any of the Obligations, (b) release or discharge Landlord, as to all or any portion of the Obligations, and/or (d) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment or performance of any Obligation, or release or subordinate any security therefor, whether or not Tenant shall have resorted to any property securing the Obligations or shall have proceeded against Landlord or any party primarily or secondarily liable for the Obligations. No exercise, delay in exercise or non-exercise by Tenant of any rights hereby given it, no dealing by Tenant with Landlord, any guarantor, indemnitor, endorser or other person, no change, impairment or suspension of any right or remedy of Tenant, and no other act or thing which but for this provision could act as a release or exoneration of the liabilities of any of Guarantors hereunder, shall in any way affect, decrease, diminish or impair any of the obligations of any of Guarantors hereunder or give any of Guarantors or any other person or entity any recourse or defense against Tenant.

        7. WAIVER. Each Guarantor hereby waives and agrees not to assert to take advantage of (a) any right to require Tenant to proceed against or exhaust its recourse against Landlord, any other Guarantor, any other guarantor or indemnitor or any security or collateral held by Tenant at any time or to pursue any other remedy in its power before being entitled to payment from Guarantors of the amounts guaranteed hereunder or before proceeding against Guarantors for the payment of such amounts; (b) the defense of the statute of limitations in any action hereunder or for the collection of any amounts guaranteed hereunder; and/or (c) any defense that may arise by reason of
(i) the incapacity, lack of authority, death or disability of Landlord, any of Guarantors or any other or others, (ii) the revocation or repudiation of the Lease or any other documents or agreements entered into by Landlord or any other or others, (iii) the failure of Tenant to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Landlord, any of Guarantors or any other or others, or (iv) the unenforceability in whole or in part of the Lease, this Guaranty or any other of such documents or agreements; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies (including an election to proceed by non-judicial foreclosure) by Tenant which destroys any claimed subrogation rights of any of Guarantors or the right of any of Guarantors to proceed against Landlord or any other party for reimbursement, or both; (f) any rights or defenses created by any anti-deficiency statutes of the State of Minnesota; (g) any defense based upon any taking, modification or release of any collateral or guarantees for any obligations of Landlord to Tenant, or any failure to perfect any security interest in, or the taking of or failure to take any other action with respect to any collateral securing payment or performance of the Obligations; (h) any rights or defenses based upon an offset by any of Guarantors against any obligation now or hereafter owed to any of Guarantors by Landlord; (i) any rights or defenses based upon any amendment or modification to the Lease; or (j) any other act, omission or thing which might otherwise act as a legal or equitable discharge of any of Guarantors.

        8. SUBORDINATION OF SUBROGATION RIGHTS. No payment by any of Guarantors pursuant to any provisions hereof shall entitle any of Guarantors, by subrogation to the rights of the Tenant or otherwise, to any payment by the Landlord or any other Guarantor or out of the property of the Landlord or any other Guarantor until the Obligations and all costs, expenses and attorneys' fees paid or incurred by the Tenant in endeavoring to collect the Obligations and enforcing this Guaranty have been fully paid, and all obligations of Guarantors hereunder have been discharged in full. Guarantors will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to any of Guarantors as to any payments made hereunder, or against any person liable therefor, or as to any collateral security therefor, unless and until all obligations of Guarantors hereunder have been fully satisfied, the Obligations shall have been fully paid and discharged, and all obligations of Guarantors hereunder have been discharged in full.

        9. CONDITION OF LANDLORD. Guarantors are fully aware of the financial condition of Landlord and are executing and delivering this Guaranty based solely upon Guarantors' own independent investigation of all matters pertinent hereto and are not relying in any manner upon any representation or statement of Tenant. Guarantors represent and warrant that Guarantors are in a position to obtain, and Guarantors hereby assume full responsibility for obtaining, any additional information concerning Landlord's financial condition and any other matter pertinent hereto as Guarantors may desire, and Guarantors are not relying upon or expecting Tenant to furnish to Guarantors any information now or hereafter in Tenant's possession concerning the same or any other matter. By executing this Guaranty, Guarantors knowingly accept the full range of risks encompassed within a contract of this type, which risks Guarantors acknowledge. Guarantors shall have no right to require Tenant to obtain or disclose any information with respect to the Obligations, the financial condition or character of Landlord or Landlord's ability to pay and perform the Obligations, the existence of any collateral or security for any or all of the Obligations, the existence or non-existence of any other guaranties of all or any part of the Obligations, any action or non-action on the part of Tenant, Landlord or any other person, or any other matter, fact or occurrence whatsoever.

        10. REMEDIES CUMULATIVE. The amount and/or extent of liability of Guarantors, and all rights, powers and remedies of Tenant hereunder and under any other agreement now or at any time hereafter in force between Tenant and Guarantors, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Tenant by law. The obligations of each Guarantor hereunder shall be joint and several and unconditional.

        11. SUCCESSIVE ACTIONS OR EXERCISE OF RIGHTS; COUNTERPARTS. In the event of any default hereunder, a separate action or actions may be brought and prosecuted against each Guarantor whether or not Landlord or any other Guarantor is joined therein or a separate action or actions are brought against such parties. Tenant may maintain successive actions for other defaults. Tenant's rights hereunder shall not be exhausted by the exercise of any rights or remedies or by any such action or by any number of successive actions. This Guaranty may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.

        12. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of Tenant, its successors and assigns, including any assignee or sublessee of Tenant with respect to the Lease, and shall bind the heirs, executors, administrators, successors and assigns of each Guarantor. This Guaranty is assignable by Tenant, and when so assigned, Guarantors shall be liable to the assignees of this Guaranty without in any manner affecting the liability of any Guarantor hereunder. Each reference herein to powers or rights of Tenant shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

        13. BANKRUPTCY. So long as any Obligations shall be unperformed or owing to Tenant, Guarantors shall not, as creditors, without the prior written consent of Tenant, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Landlord. The obligations of Guarantors under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Landlord or by any defense which Landlord may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. In the event that any obligation covered by this Guaranty is paid or performed by Landlord, the obligations of Guarantors hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Tenant as a preference, fraudulent transfer or otherwise in such proceeding.

        14. EXPENSES. Each Guarantor jointly and severally agrees that if a default occurs hereunder, Guarantors will reimburse Tenant for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Tenant, whether or not suit is instituted, in enforcing or exercising any rights, powers, privileges or remedies granted to Tenant under this Guaranty and for all costs and expenses of Tenant incurred in connection with the administration and enforcement of this Guaranty, together, in each case, with interest thereon at the Interest Rate.

        15.     GENERAL PROVISIONS.

                15.1 TERMS; HEADINGS. The words "Guarantor" and "Tenant" as used herein shall include the plural as well as the singular. The word used in neuter gender include the masculine and feminine genders, and words used in the masculine or feminine gender include the opposite gender as well as the neuter. The headings or titles to the Articles or Sections of this Guaranty are not a part of this Guaranty and shall have no effect upon the construction or interpretation of any part hereof.

                15.2 AMENDMENT. Except as provided in any written agreement now or at any time hereafter in force between Tenant and Guarantors, this instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, or executed in connection herewith, constitutes the entire agreement between Guarantors and Tenant with respect to the subject matter covered hereby. This Guaranty and the exhibits and attachments hereto may be altered, amended, modified or revised only by an agreement in writing signed by both Tenant and Guarantors.

                15.3 NO WAIVER. No provision of this Guaranty or right of Tenant hereunder can be waived nor can any Guarantor be released or exonerated from its obligations hereunder except by a writing duly executed by an authorized officer of Tenant. No such waiver shall be applicable except in the specific instance for which given.

                15.4 NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Guaranty shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested; or deposited in the United States Mail; or sent by reputable overnight delivery service; or sent by facsimile with a copy deposited in the United States Mail; or delivered by personal delivery, to the appropriate address indicated below, or at such other place or places as either a Guarantor or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served or given on the date dispatched in a manner provided above, and periods provided in this Guaranty for response to any notice shall be deemed to commence on the date of actual receipt thereof. For purposes of notice, the address of Tenant shall be the address at the time provided for notice to Tenant under the Lease and the address of Guarantors shall be:

                c/o Ryan Companies US, Inc.
                700 International Centre
                900 Second Avenue South
                Minneapolis, Minnesota 55402-3387
                Attn:  Timothy M. Gray
                Facsimile (612) 337-5552

        Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

                15.5 TRIAL BY JURY. GUARANTORS HEREBY WAIVE ANY RIGHT WHICH HE, SHE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS GUARANTY.

                15.6 SEVERABILITY. If any term or provision of this Guaranty, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Guaranty shall not be affected thereby, and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

                15.7 TIME OF ESSENCE. Time is of the essence in every term of this Guaranty.

                15.8 GOVERNING LAW. This Guaranty shall be interpreted and construed in accordance with the laws of the State of Minnesota.

                15.9 INTERPRETATION. The language in all parts of this Guaranty shall in all cases be construed simply according to its generally understood meaning, and not strictly for or against Guarantors or Tenant.

        16. APPLICATION OF PAYMENTS. If at any time there are due and payable to Tenant from Landlord sums which are secured by this Guaranty and sums which are not secured by this Guaranty, and Tenant receives payments which are not adequate to pay all of said sums, payments from Guarantors specifically for application to amounts owing under this Guaranty shall be applied to sums secured hereby, but all other payments, whether voluntary or involuntary, shall, for purposes of applying this Guaranty, be deemed to be first applied to sums not secured hereby.

        IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.


                GUARANTORS:       /s/ James R. Ryan
                                -----------------------
                                James R. Ryan

                                  /s/ Patrick G. Ryan
                                -----------------------
                                Patrick G. Ryan


STATE OF MINNESOTA )
                   )ss.
COUNTY OF HENNEPIN )


        The foregoing instrument was acknowledged before me this 4th day of March, 1998, by James R. Ryan, an individual.

[SEAL]
SCOTT A. ANDEREGG                                /s/ Scott A. Anderegg
NOTARY PUBLIC - MINNESOTA                      ---------------------------------
My Commission Expires Jan. 31, 2000            Notary Public


STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


        The foregoing instrument was acknowledged before me this 4th day of March, 1998, by Patrick G. Ryan, an individual.

[SEAL]
SCOTT A. ANDEREGG                                /s/ Scott A. Anderegg
NOTARY PUBLIC - MINNESOTA                      ---------------------------------
My Commission Expires Jan. 31, 2000            Notary Public

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND


Tracts A, B and E; That part of Tract G lying Southeasterly of the Northeasterly extension of the Northwesterly line of said Tract B, Registered Land Survey No. 1625, Files of Registrar of Titles. County of Hennepin, State of Minnesota.

Together with the rights and easements created by the following documents:

(1) Skyway and Tunnel Agreement dated April 4, 1986, filed June 27, 1986 as Document No.5124377, as amended by Amendment to Skyway and Tunnel Agreement dated ______________, 1998, filed ______________, 1998 as
        Document No.______________.

(2) Skyway Agreement dated May 31, 1989, filed January 11, 1990, as Document No.2066682, as amended by Declaration of Transfer of Rights dated January 11, 1990, filed January 11, 1990, as Document No. 2066683.

(3) Second Restated Declaration-800 Tower Parcel/LaSalle Parcels dated October 10, 1997, filed November 21, 1997, as Document No.2863489.

(4) Restated Loading Dock Easement and Operating Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863490.

(5) Restated Lakewood Declaration dated October 10, 1997, filed November 21, 1997, as Document No. 2863491.

(6) Parking Garage Easement Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863492.

                           TAX REIMBURSEMENT AGREEMENT


        THIS AGREEMENT is entered into as of March 3, 1998, by and between RYAN COMPANIES US, INC., a Minnesota corporation ("Ryan"), and PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Contemporaneously with the execution of this Agreement, Ryan 800, LLC and Tenant are entering into an Office Lease dated as of even date herewith (the "Lease"), covering certain premises more particularly described in the Lease, which premises are a part of the building to be constructed on the property in Minneapolis, Minnesota, legally described on EXHIBIT A attached hereto.

        B. In order to induce Tenant to enter into the Lease, Ryan has agreed to execute and deliver this Agreement and perform the covenants and agreements provided herein.

        ACCORDINGLY, Ryan and Tenant hereby agree as follows:

        1. DEFINITIONS. Unless specifically defined differently in this Section or elsewhere in this Agreement, all words with the initial letter capitalized shall have the meanings respectively given them in the Lease. The following definitions shall apply specifically to this Agreement:

                "Cash Receipts" for any period shall mean the aggregate amount of cash received by the Tenant during such period from (i) the Existing Project Partnership other than amounts attributable to ground rent payable by the Existing Project Partnership to Tenant, or (ii) any other person as a result of the sale or other disposition of the Tenant's interest in the Existing Project Partnership.

                "Existing Project" shall mean the project located at 222 South Ninth Street in Minneapolis, Minnesota, commonly known as of the date of this Agreement as the "Piper Jaffray Tower".

                "Existing Project Fiscal Year" shall mean a fiscal year of the Existing Project Partnership.

                "Existing Project Partnership" shall mean 222 South Ninth Street Limited Partnership, a Minnesota limited partnership of which Tenant is a limited partner.

                "Existing Project Reimbursable Tax Liability" shall mean, with respect to any fiscal year of Tenant, (a) the total amount of income, if any, recognized by Tenant for federal and state income tax purposes as a result of (i) the sale or other disposition of its interest in the Existing Project Partnership,
        (ii) the sale or other disposition by the Existing Project Partnership of its interest in the Existing Project (including, without limitation, any disposition resulting from a foreclosure (or conveyance in lieu thereof) of the Partnership Debt), or (iii) any full or partial cancellation or forgiveness of the Partnership Debt (the events described in clauses (i), (ii) and (iii) being referred to individually as a "Triggering Event"), multiplied by (b) the Marginal Tax Rate.

                "Marginal Tax Rate" means a percentage representing the combined maximum marginal federal and Minnesota corporate income tax rates in effect during such fiscal year of Tenant, computed without regard to the phaseout of certain tax benefits such as the phaseouts currently provided in the flush language of Section 11(b) of the Internal Revenue Code. For example, as of the date of this Agreement such marginal federal and Minnesota tax rates are 35% and 9.8%, respectively, and produce a Marginal Tax Rate of 41.37%.

                "Partnership Debt" shall mean the Existing Project Partnership's mortgage indebtedness from time to time with respect to the Existing Project.

        2. TAX LIABILITY REIMBURSEMENT. In the event Tenant seeks reimbursement pursuant to this Agreement of any Existing Project Reimbursable Tax Liability, Tenant shall deliver to Ryan from time to time a written notice describing the relevant Triggering Event and a reasonable calculation of the amount of the Existing Project Tax Liability Payment estimated to be due in connection therewith; provided, however, Tenant must so notify Ryan of any Existing Project Reimbursable Tax Liability for which Tenant seeks payment before 5:00 p.m. Minneapolis time on the first January 15th occurring after the fifth (5th) anniversary of the Rent Commencement Date (the "Final Notice Date"). Tenant further agrees to deliver to Ryan such additional substantiation of the Existing Project Reimbursable Tax Liability as Ryan may reasonably request to confirm the same. Within twenty (20) days after the later to occur of (y) the date Tenant delivers to Ryan such substantiation of the Existing Project Reimbursable Tax Liability as Ryan may reasonably request, including, if appropriate, a copy of Tenant's Form 1065, Schedule K-1 for the Existing Project Partnership disclosing income includable in the Tenant's income for the fiscal year of Tenant for which Tenant seeks reimbursement, or (z) the end of such fiscal year of Tenant, Ryan shall pay to Tenant at the address provided in
Section 5.5 of this Agreement an amount (the "Existing Project Tax Liability Payment") equal to the Existing Project Reimbursable Tax Liability for any Existing Project Fiscal Year ending on or within such fiscal year of Tenant; provided, however, that to the extent not previously accounted for in any prior calculation of any previous Existing Project Tax Liability Payment, each Existing Project Tax Liability Payment shall be reduced by the excess, if any, of (a) the cumulative Cash Receipts received by the Tenant after the date of this Agreement, over (b) the product of the Marginal Tax Rate times the total cumulative amount of net income or gains, if any, previously recognized by Tenant for federal and state income tax purposes as a result of Tenant's interest in or the Existing Project Partnership for all Existing Project Fiscal Years ending after the date of this Agreement (regardless whether such net income or gains are generated from a Triggering Event, but excluding any net income or gains to be recognized by Tenant as a result of the Triggering Event for which the calculation hereunder is being made); and provided further, in no event shall the cumulative amount payable by Ryan to Tenant pursuant to this Section 2 exceed Seven Million and No/100 Dollars ($7,000,000.00).

        3. TENANT'S TAX SITUATION. Ryan acknowledges and agrees that Tenant shall have no obligation or duty to Ryan to minimize or decrease the amount of the Existing Project Reimbursable Tax Liability for any Existing Project Fiscal Year, and Tenant shall have no liability to Ryan with respect to any action or inaction by Tenant which may increase the amount thereof, but Tenant instead is authorized to act in its sole best interest without regard to the effect on either Ryan or Tenant under this Agreement.

        4. LETTER OF CREDIT. Ryan's obligations with respect to amounts that may be paid to Tenant pursuant to this Agreement is secured by a $7,000,000 letter of credit issued by U.S. Bank National Association ("Lender"), a copy of which is attached hereto as EXHIBIT B. Tenant may (a) draw upon such letter of credit from time to time to pay any amounts payable by Ryan under Agreement which are not paid by Ryan within twenty (20) days after demand therefor, and/or
(b) draw the entire amount of such letter of credit if at least thirty (30) days prior to the expiration date of the then current letter of credit either (i) Lender has not extended the current letter of credit for a period of at least one (1) year from the then current expiration date, or (ii) Lender or another issuer acceptable to Tenant in its sole discretion has not issued to Tenant a replacement letter of credit with an expiration date at least one (1) year from the expiration date of the then current letter of credit and otherwise acceptable to Tenant. In the event Tenant draws upon such letter of credit pursuant to clause (b) above, Tenant shall reimburse to Ryan any amounts not applied by Tenant to any payments due under this Agreement, such reimbursement to be made within ninety (90) days after the earlier to occur of (y) such date as Ryan shall furnish to Tenant a substitute letter of credit from Lender or another issuer acceptable to Tenant in its sole discretion with an expiration date at least one (1) year from the date of issuance thereof and otherwise acceptable to Tenant, or (z) the Final Notice Date.

        5.      GENERAL PROVISIONS.

                5.1 NO WAIVER. The waiver by either party of any breach of any term, provision, covenant or condition contained in this Agreement, or the failure of a party to insist on the strict performance by the other, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Agreement.

                5.2 TERMS; HEADINGS. The words "Ryan" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine genders, and words used in the masculine or feminine gender include the opposite gender as well as the neuter. The headings or titles to the Articles or Sections of this Agreement are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof.

                5.3 AMENDMENT. Except as provided in any written agreement now or at any time hereafter in force between Ryan and Tenant, this instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, or executed in connection herewith, constitutes the entire agreement between Ryan and Tenant with respect to the subject matter covered hereby. This Agreement and the exhibits and attachments hereto may be altered, amended, modified or revoked only by an agreement in writing signed by both Ryan and Tenant

                5.4 SUCCESSORS AND ASSIGNS. This Agreement is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all-of the parties hereto.

                5.5 NOTICES. All notices, consents, approvals, requests, demands and other communications (collectively "notices") which Ryan or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested; or deposited in the United States Mail; or sent by reputable overnight delivery service; or sent by facsimile with a copy deposited in the United States Mail; or delivered by personal delivery, to the appropriate address indicated below, or at such other place or places as either Ryan or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served or given on the date dispatched in a manner provided above, and periods provided in this Agreement for response to any notice shall be deemed to commence on the date of actual receipt thereof. Any notice by Tenant to Ryan shall be addressed to Ryan at:

                Ryan Companies US, Inc.
                700 International Centre
                900 Second Avenue South
                Minneapolis, Minnesota 55402-3387
                Attn: Timothy M. Gray
                Facsimile (612) 337-5552

Any request by Ryan to Tenant shall be addressed to:

                Piper Jaffray Companies Inc.
                1500 Piper Jaffray Tower
                222 South Ninth Street
                Minneapolis, Minnesota 55402-3804
                Attn: Steven T. Frisbie
                Facsimile (612) 342-8531

Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

                5.6 SEVERABILITY. If any term or provision of this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Agreement shall not be affected thereby, and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

                5.7 TIME OF ESSENCE. Time is of the essence in every term of this Agreement.

                5.8 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of Minnesota.

                5.9 ATTORNEY'S FEES. If any action or proceeding is brought by Ryan or Tenant to interpret the provisions hereof or to enforce either party's respective rights under this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party therein, in addition to all other remedies, all costs incurred by the prevailing party in such action or proceeding, including reasonable attorneys' fees to be fixed by the court having jurisdiction thereof.

                5.10 INTERPRETATION. The language in all parts of this Agreement shall in all cases be construed simply according to its generally understood meaning, and not strictly for or against Ryan or Tenant.


                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


              RYAN:                        RYAN COMPANIES US, INC


                                           By /s/ Timothy M. Gray
                                              ----------------------------------
                                              Its Vice President
                                                  ------------------------------


              TENANT:                      PIPER JAFFRAY COMPANIES INC


                                           By /s/ Deborah K.
                                              ----------------------------------
                                              Its    CFO
                                                  ------------------------------

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

Tracts A, B and E; That part of Tract G lying Southeasterly of the Northeasterly extension of the Northwesterly line of said Tract B, Registered Land Survey No. 1625, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Together with the rights and easements created by the following documents:

(1) Skyway and Tunnel Agreement dated April 4, 1986, filed June 27, 1986 as Document No. 5124377, as amended by Amendment to Skyway and Tunnel Agreement dated __________, 1998, filed ________________, 1998 as
        Document No. ______________.

(2) Skyway Agreement dated May 31, 1989, filed January 11, 1990, as Document No. 2066682, as amended by Declaration of Transfer of Rights dated January 11, 1990, filed January 11, 1990, as Document No. 2066683.

(3) Second Restated Declaration-800 Tower Parcel/LaSalle Parcels dated October 10, 1997, filed November 21, 1997, as Document No. 2863489.

(4) Restated Loading Dock Easement and Operating Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863490.

(5) Restated Lakewood Declaration dated October 10, 1997, filed November 21, 1997, as Document No. 2863491.

(6) Parking Garage Easement Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863492.

[U.S. BANK LOGO]

U.S. BANK

                                    EXHIBIT B

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

MARCH 5, 1998

ENCLOSED IS OUR LETTER OF CREDIT NUMBER 76951

            BENEFICIARY                                           APPLICANT
PIPER JAFFRAY COMPANIES, INC.                       RYAN 800, LLC
PIPER JAFFRAY TOWER, SUITE 1500                     700 INTERNATIONAL CENTRE
222 SOUTH NINTH STREET                              900 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55402                        MINNEAPOLIS, MINNESOTA 55402
ATTN: STEVEN T. FRISBIE                             ATTN: TIMOTHY M. GRAY


U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE


/s/ Dawn Johnson
---------------------------------------
AUTHORIZED SIGNATURE

[U.S. BANK LOGO]

U.S. BANK

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

                      IRREVOCABLE STANDBY LETTER OF CREDIT

MARCH 5, 1998

PIPER JAFFRAY COMPANIES, INC.
PIPER JAFFRAY TOWER, SUITE 1500
222 SOUTH NINTH STREET
MINNEAPOLIS, MINNESOTA 55402

WE HEREBY ESTABLISH THIS IRREVOCABLE, STANDBY LETTER OF CREDIT NO. 76951 FOR THE ACCOUNT OF RYAN 800, LLC, 700 INTERNATIONAL CENTRE, 900 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55402, IN THE AMOUNT OF SEVEN MILLION AND NO/100 US DOLLARS (US$7,000,000.00) AND AUTHORIZE YOU TO DRAW FROM TIME TO TIME AT SIGHT ON U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS, MINNESOTA.

DRAFTS ON US AT SIGHT MUST BE ACCOMPANIED BY BENEFICIARY'S SIGNED STATEMENT (PURPORTEDLY SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY) AS FOLLOWS:

        "REFERENCE IS MADE TO THAT CERTAIN TAX REIMBURSEMENT AGREEMENT DATED AS OF MARCH 3, 1998 BETWEEN RYAN COMPANIES US, INC. ("RYAN") AND PIPER JAFFRAY COMPANIES, INC. WE HEREBY CERTIFY THAT (1) PURSUANT TO SAID TAX REIMBURSEMENT AGREEMENT, RYAN OWES TO US AN EXISTING PROJECT TAX LIABILITY PAYMENT IN THE AMOUNT OF $________, WHICH IS THE AMOUNT OF THE DRAFT WHICH ACCOMPANIES THIS STATEMENT, AND (2) WE DEMANDED PAYMENT FROM RYAN OF SUCH EXISTING PROJECT TAX LIABILITY PAYMENT MORE THAN TWENTY
        (20) DAYS PRIOR TO THE DATE OF PRESENTATION HEREOF AND SUCH AMOUNT HAS NOT BEEN PAID TO US,"; OR

        "WE ARE DRAWING UNDER THIS LETTER OF CREDIT AS IT IS LESS THAN THIRTY
        (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT AND THIS LETTER OF CREDIT HAS NOT (1) BEEN EXTENDED FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE OR (2) BEEN REPLACED BY A LETTER OF CREDIT WITH AN EXPIRATION DATE AT LEAST ONE (1) YEAR FROM THE DATE OF ISSUANCE THEREOF AND OTHERWISE ACCEPTABLE TO US."

THE AMOUNT OF ANY DRAFT(S) DRAWN UNDER THIS CREDIT ARE TO BE ENDORSED ON THE REVERSE SIDE HEREOF. SUCH DRAFTS MUST BEAR THE STATEMENT "DRAWN UNDER U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE CREDIT NO. 76951, DATED MARCH 5, 1998."

THIS CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS ON AUGUST 31, 1998 ("EXPIRATION DATE").

                              CONTINUED ON PAGE TWO

[U.S. BANK LOGO]

U.S. BANK

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

LETTER OF CREDIT NO. 76951
MARCH 5, 1998
PAGE TWO

WE HEREBY AGREE THAT DRAFTS AND DOCUMENTS AS SPECIFIED ABOVE WILL BE DULY HONORED UPON PRESENTATION TO U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE, 601 SECOND AVENUE SOUTH, ATTN: STANDBY LETTERS OF CREDIT MPFP1007, MINNEAPOLIS, MINNESOTA 55402, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE. IF A DRAWING IS SO MADE HEREUNDER AT OR PRIOR TO 12:00 NOON, MINNEAPOLIS TIME, ON A BUSINESS DAY, PAYMENT WILL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN CLOSE OF BUSINESS, MINNEAPOLIS TIME, ON THE NEXT BUSINESS DAY. IF A DRAWING IS SO MADE HEREUNDER AFTER 12:00 NOON, MINNEAPOLIS TIME, ON A BUSINESS DAY, PAYMENT WILL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN CLOSE OF BUSINESS, MINNEAPOLIS TIME, ON THE SECOND SUCCEEDING BUSINESS DAY. THE TERM "BUSINESS DAY" AS USED HEREIN SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY, LEGAL HOLIDAY OR OTHER DAY ON WHICH BANKING INSTITUTIONS IN MINNEAPOLIS ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

THIS CREDIT IS TRANSFERABLE IN ITS ENTIRETY TO ANY TRANSFEREE WHICH HAS SUCCEEDED YOU UNDER THE ABOVE-REFERENCED TAX REIMBURSEMENT AGREEMENT, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED BY THE PRESENTATION TO US OF THIS CREDIT ACCOMPANIED BY A COMPLETED AND SIGNED CERTIFICATE IN THE FORM OF EXHIBIT A ATTACHED HERETO. UPON SUCH PRESENTATION, WE SHALL ENDORSE THE TRANSFER ON THIS CREDIT AND SUCH TRANSFER SHALL BECOME EFFECTIVE UPON DELIVERY OF THIS CREDIT BY US TO SUCH TRANSFEREE.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500), OR ANY SUBSEQUENT REVISION THEREOF.

WE HEREBY ACKNOWLEDGE AND AGREE THAT OUR OBLIGATIONS TO YOU UNDER THIS CREDIT ARE INDEPENDENT OF THOSE OF RYAN 800, LLC OR RYAN COMPANIES US, INC. TO YOU. NO DEFENSE OR CLAIM OF RYAN 800, LLC OR RYAN COMPANIES US, INC. AGAINST YOU, AND NO BANKRUPTCY OR INSOLVENCY OF RYAN 800, LLC OR RYAN COMPANIES US, INC. SHALL IMPAIR OR AFFECT IN ANY WAY OUR OBLIGATION TO HONOR YOUR DRAFT OR DRAFTS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT.

U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE


/s/ [ILLEGIBLE]                          /s/ Dawn Johnson
--------------------------------------   ---------------------------------------
         AUTHORIZED SIGNATURE                      AUTHORIZED SIGNATURE

                                                                    EXHIBIT A TO
                                                                LETTER OF CREDIT
                                                                       NO. 76951

                              TRANSFER CERTIFICATE

                                Date:___________

U.S. Bank National Association
601 Second Avenue South
Minneapolis, Minnesota 55402
Attention: Standby Letter of Credit Department

        Re: Irrevocable Transferable Standby Letter of Credit No.________

Ladies & Gentlemen:

        The undersigned is beneficiary of the above-captioned Irrevocable Transferable Standby Letter of Credit (the "Credit") and hereby requests that all rights of the undersigned to draw under the Credit be transferred to:


                -----------------------------------------------
                Name of Transferee


                -----------------------------------------------
                Address

        The transferee will succeed the undersigned as beneficiary of the rights and benefits of the undersigned under the Tax Reimbursement Agreement described in the Credit.

        The Credit is submitted herewith for endorsement by you of the transfer and for delivery of such endorsed Credit to the transferee named above, at which time the transfer requested hereby shall become effective.

                                            Very truly yours,


                                            ------------------------------------
                                            (Name of Predecessor Beneficiary)


                                            By:
                                               ---------------------------------
                                               Its
                                                  ------------------------------

                                [RYAN LETTERHEAD]

March 3, 1998


Piper Jaffray Companies Inc.
222 South Ninth Street, Suite 1500
Minneapolis, MN 55402
Attention: Manager, Real Estate and Facilities

RE:     PIPER JAFFRAY CENTER

To Whom It May Concern:

Reference is made to that certain Office Lease dated March 3, 1998 (the "Lease"), between the undersigned, as landlord, and Piper Jaffray Companies Inc., as tenant, relating to the above-referenced project (the "Project").

The undersigned, as landlord under the Lease, at the request of U.S. Bank National Association, the proposed holder of the purchase money mortgage and related security instruments with respect to the Project, hereby makes the Lease superior to such mortgage and all related security instruments pursuant to
Section 25 of the Lease. The Short Form Lease with respect to the Lease shall be recorded prior to said mortgage and security instruments.

                                         RYAN 800, LLC


                                         By: [ILLEGIBLE]
                                             -----------------------------------
                                             Its: Chief Manager
                                                  ------------------------------

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                                    EXHIBIT 1

                   BASE BUILDING SHELL CONDITION REQUIREMENTS

        1. FLOOR FINISHES. Concrete slab cleaned and leveled to 1/4" tolerance within a 10'0" X 10'0" given area (tolerances are not cumulative, elevator sills are to be established elevation 0'0"). Areas leveled subsequent to initial pouring of slab to be sealed after setting. Finished surfaces to be ready to receive carpet, ceramic tile, resilient tile, wood parquet or stone flooring without additional preparation other than cleaning.

        2. FLOOR LOADING. Floor loads shall be per applicable codes and base building standards throughout but not less than 50 pounds per square foot dead load plus 20 pounds per square foot for partitions. All areas within the core perimeter should accommodate 150 pounds per square foot of dead load and the area immediately adjacent to the core perimeter should accommodate 100 pounds per square foot live load.

        3. TRADING FLOORS: WALL, COLUMN AND PERIMETER BULKHEAD CONSTRUCTION. All perimeter walls, core walls, freestanding and engaged columns and perimeter top and bottom bulkheads to be insulated, furred, drywalled, taped, floated, sanded, and ready to receive final Tenant finishes.

        The Building shall be designed to provide a column free space for a trading room of approximately 13,209 usable square feet. The entire floor on which the main trading room is located shall be approximately 40,000 gross square feet.

        In addition, the Building design shall provide two additional trading floors of approximately 40,000 gross square feet each. Column configuration shall be consistent with that provided on the primary trading floor with the same configuration for the columns.

        The primary trading floor shall be designed to provide for a six (6) inch (clear) recessed access floor and shall have a clear ceiling height of twelve (12) feet from the finished access floor. The two secondary trading floors shall be designed to provide for a six (6) inch (clear) recessed access floor and each floor shall have a clear ceiling height of ten (10) feet from the finished access floor. Recessed floors shall be set so as to be at the same level as core floors with no ramps to elevator lobbies or restrooms.

        Tenant will furnish and install on all three trading floors, Tec-Crete concrete access flooring system by Interface AR or other access floor. At Tenant's request, Landlord shall furnish and install, Tec-Crete concrete access flooring system by Interface AR or equivalent for $5.50/SF in the common areas and $6.00/SF at the raised/tiered areas. Holes will be cut for $30/hole. Final carpet tile furnish and installation over the access floors shall be by Tenant.

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        4.      OTHER PERIMETER FINISHES. Building perimeters shall be fully finished with respect to insulation, waterproofing, caulking, glazing and metal finishing including all required glass replacement (in the event of defects or cracked or broken panes), glass cleaning on interior and exterior, metal touch up and cleaning and any other actions required to render the perimeters to a tenant-ready condition. Building standard window coverings shall be provided and installed by Landlord just before occupancy.

        5. OTHER CORE FINISHES. The following shall be required to be completed and installed at agreeable locations:

                (a) Women's and men's restrooms. Restrooms should be designed to provide flexibility in distribution of stalls between men's and women's, and at a minimum shall provide code required stalls plus 1 for men and women on each floor other than the floor on which the trading room is located. Each restroom shall have double entry. Toilets on the trading floor should also be sized based on a density of one person per 70 usable square feet. Tenant will require a combined capacity (men's and women's) of 1 stall per 1500 square feet of trading area. Accessible restrooms shall be provided on each floor (or as required by the city);

                (b) Telephone closets shall be completed with 3/4" plywood walls to a height of eight feet. If exposed steel columns with fireproofing material are present, sheetrock or plywood ceilings shall be installed;

                (c)     Janitor closets;

                (d) Electrical closets with service and distribution panelboards and transformers 480/277V, 120/208V, (See Paragraph 9 below);

                (e) Core walls, columns and perimeter bulkhead completed with finished drywall ready for paint;

                (f) Water coolers shall be provide at a rate of one per 10,000 usable square feet except in the trading area where they should be provided at a rate of one per 5,000 feet;

                (g) Fire sprinklers as required by code, based on Tenant's plans;

                (h) Exit signs as required per code, based on Tenant's plans;

                (i) Passenger elevator lobby complete in all respects except finishes, including flat sheetrock ceiling, lighting, HVAC, sprinklers, alarms/detectors, call buttons and lanterns, etc.

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                (j)     Core corridor doors primed and ready to receive Tenant's
        finish;

                (k) Stairwell doors primed and ready to receive Tenant's finish;

                (l) Stairwells between floors serving Tenant shall have walls and railings finish painted one-half floor above top Tenant floor, and one-half floor below lowest Tenant floor. Such stairwells shall be lighted to 50 foot candles minimum;

                (m) Locking devices and closers for all exit, stairwell, and electrical/telephone doors, and women's/men's toilets. Stairwell doors shall have locking and unlocking devices controlled by Landlord's building management system. Landlord shall also provide an electronic card access security system as approved by Tenant on all stairwell doors on each of Tenant's floors;

                Landlord will provide card readers at select perimeter building entry points, service elevators, low-rise elevator cabs and contacts at all stairwell doors, service elevator vestibules, along with additional capacity for five (5) control points on each floor for Tenant's use.

                (n) All ceiling space sufficiently clear of all pipes, ductwork, etc., to provide for a minimum finished ceiling height of ten feet (except as otherwise required in the trading area). All base building systems shall be coordinated such that the intersection of the building structural system, medium pressure ductwork, the fire protection system and the base building light fixture will all fit within the interstitial cavity. Indicated heights shall include room to place conventional florescent light fixtures at any (and every) place on the floor;

                (o) All pipe sleeves in beams and walls shall be packed airtight and complete;

                (p) Domestic cold water, valved and capped at one location for each 10,000 usable square feet;

                (q) Landlord shall provide for all Fire and Life Safety requirements per City and State codes, including installation of all required annunciators, strobes and other warning devices;

                A complete code complying fully addressable fire alarm system which complies with ADA and other Legal Requirements will be provided. The system shall include at least the following:

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                1.      Manual pull stations.
                2. Speaker horns and visual strobes (ADA approved). Devices for minimum coverage in open tenant spaces will be wired and left coiled up in the ceiling plenum area for installation during tenant improvement.
                3. Water flow alarms and tamper switch monitoring coordinated with the fire protection system.
                4. Smoke detectors at the elevator lobbies which interface with the elevator control system.
                5.      Smoke detectors at air handling units.
                6. Additional monitoring and indicating devices as required by local codes.
                7. Fireman's telephone system utilizing two-way permanent phones and phone jacks.

                (r) All code required general exhaust requirements shall be provided. In addition, Landlord shall provide a supplemental general exhaust duct riser capable of handling 500 CFM per 25,000 feet of usable area. Landlord must also provide additional capacity in the toilet exhaust duct riser and fan to permit Tenant to add an additional 100 CFM of toilet exhaust per 25,000 square feet of usable area (to accommodate additional toilet rooms);

                (s)     Certificate of Occupancy shall be obtained by Landlord.

                (t) The building and all public or quasi-public areas within the building (including toilets serving Tenant's space) shall, at Landlord's cost at the time of base building permitting, comply with all Legal Requirements, including, without limitation, all requirements of the Americans with Disabilities Act.

                (u) Landlord represents that no asbestos, urea formaldehyde or other materials known to be a hazardous substance will be present in the base building construction materials at the time of base building permitting. The representation excludes those hazardous materials which occur naturally in non-manmade materials and the use of asbestos in elevator brake linings.

                (v) A "secured entry area" for Tenant employees will be addressed during design development (see section 19).

        6. SPRINKLER SYSTEM. Sprinkler piping shall be provided to include main runs with crosses to achieve, at a minimum, a 15' X 15' grid. Landlord shall provide branch piping and semi-recessed heads as necessary to meet code to be located, at Landlord's expense, in the suspended acoustical tiles per Tenant's final plans. Sprinkler heads shall be nominally centered (uniform grid pattern) in the ceiling tiles. Landlord shall provide for concealed

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heads in 5% of the space and provide a unit price for adds and deducts on a single unit basis for more or less concealed heads.

        7. CEILINGS. Complete and laser-leveled grid suspension system capable of receiving 2'0" X 2'0" exposed t-bar acoustic tile installation. Ceiling tile must be 2' X 2' lay-in regular edge regressed, noncombustible mineral, foil-backed, fissured, acoustical tile, with a minimum thickness of 3/4", an NRC rating of .55 to .65, an STC rating of 35 to 39, and a light reflectance rating of LR1. Alternative lay-in ceiling systems shall be considered provided they meet the above standards.

        8.      LIGHT FIXTURES.

                (a) Landlord shall provide 2' X 4' parabolic light fixtures with a minimum louver depth of 4 inches, electronic ballasts and 10' plug-in pigtails (manufactured wiring system). Light fixtures shall be Optimax 2 X 4 - 3 lamp fixtures or equal alternative approved by Tenant. Fixtures shall be provided at a rate of one per 75 rentable square feet. Two tube fixtures will not be acceptable. Bulbs shall be T-8 (FO32/830) energy saving lamps, or an energy efficient alternative approved by Tenant. Provide unit cost for adds and deducts of lighting fixtures.

                (b) The light fixture louver shall create a low level of ceiling brightness and comply with the requirements of ANSI/IES RP-1 1993.

                (c) Fixtures shall be provided in a quantity sufficient to achieve a minimum of 50 foot candles of maintained light at the desktop in all areas although it is generally assumed that the above standard will require more fixtures. Tenant expects that the higher standard of the two will be met. Landlord shall provide electrical distribution from panel boards to junction boxes in the ceiling to accommodate plug-in pigtails (manufactured wiring system). Junction boxes shall be located on a grid with boxes located at 4000 square foot spacing. Each junction box will contain one (1) additional "hot" conductor for future distribution (total of three circuits/junction box).

                (d) Tenant will consider an alternative in which there is no ceiling distribution or junction boxes. Please specify the difference in cost for this alternative.

                (e) Lighting shall be controlled by a building computerized control system as well as local controls.

        9. ELECTRICAL DISTRIBUTION AND SERVICE. As part of the Base Building Work, Landlord shall provide an electrical distribution and service system as follows:

                (a) All lighting and 480/120/208 volt power shall be provided to Tenant's initial space by a dedicated, separately metered switchboard with surge suppression.

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                (b)     Basic electrical service of 480/277 volts, 3 phase, 4
        wire, 60 cycles through a grounded switchboard suitable for such service. The electrical service conductor and switchboard shall be oversized 20% to anticipate possible growth in future requirements. Switchboard devices shall be selectively coordinated with a ground fault protection system.

                (c) Distribution voltages shall be 480/277 volts, 4 wire, 3 phase for fluorescent lighting and integral horsepower motors; and 120/208 volts, 4 wire, 3 phase for receptacle circuits, small motors and incandescent lighting.

                (d) The electrical service provided by the electrical user system shall provide a minimum of six watts per rentable square foot for Tenant's lighting and receptacles in all areas (other than the trading area and the computer room), excluding HVAC equipment, special systems, miscellaneous electrical loads and elevator equipment requirements.

                Landlord shall provide a total of 20 watts per square foot to the trading floors and a total of 40 watts per square foot to the computer area. It should be noted that the above power requirements for the trading floors and the computer room do not include the power required for the mechanical system to cool such spaces. The indicated requirements are for lighting and equipment power only.

                (e) Power distribution throughout the building shall be via a plug-in bus duct. Busways shall be of the low impedance type and totally enclosed. Fire-stops or barriers shall be included as an integral part of each length and fitting of duct where required and at each floor. Power which serves HVAC equipment, special systems, miscellaneous electrical loads and electrical equipment must be a separate distribution riser which is not part of the lighting and receptacle bus duct.

                (f) Distribution shall be to two electrical rooms on each floor. Electrical rooms must be stacked directly above each other. Each of the two rooms on each floor must be fed by its own vertical plug-in bus duct. Each electrical room must be provided with an exhaust system.

                (g) Circuit breaker panelboards shall be located on in each electrical room on each floor to serve electrical loads and the portion of the Premises on the floor as follows:

                (1) Provide one 480/277 volt panelboard in each electrical room. Panelboard shall have 100 amp main breaker and provision for 42 one pole bolt on breakers. Panelboard shall include at least one 20 amp circuit breaker per 500 square feet of usable space (exclusive of the 20%

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                        growth requirement). Panelboards shall include 20% spare
                        breakers at move in on each floor. Distribution of 20% spare breakers shall be uniform in the closets.

                (2) In each electrical room provide two 480/120/208 volt panelboards with a 75 KVA - K13 dry type transformer fed from the plug-in bus duct, with 200% neutral. Each panelboard shall have a 225 amp main breaker and provisions for 42 one pole bolt-on breakers. Panelboards shall include at least one 20 amp circuit breaker per 250 square feet of usable space. Each panel shall have its own main breaker. Panels shall be electronic grade with metal oxide varistors. Each 120/208 panel shall be equipped with a 200% neutral, ground and isolated ground bus. Panelboards shall include 20% spare breakers at move in on each floor. Distribution of 20% spare breakers shall be uniform in the closets.

                (3) Panelboards and cabinets shall contain space for 20% additional circuit breakers at each floor for future requirements. Distribution of the 20% spare breakers shall be uniform in the closets. At the three trading floors, one 480/277 volt electronic panelboard, two 480/120/208 volt electronic panelboards and one 75 KVA-K13 dry type transformer will be provided in each electrical room. Additional panelboards and transformers, if required, will be provided by Tenant.

                (h) The Building shall have an emergency power back-up system for elevators, emergency lighting and emergency communication. In addition, Landlord shall provide building and/or pad space for Tenant's generator, fuel system and UPS. Landlord shall also provide space to accommodate sound attenuation, and shall provide large openings to the outside for air requirement. Landlord should design the building to provide a connection from the backup power location to Tenant's electrical closets.

                The Building shall be designed and constructed to provide incoming power from Northern States Power's downtown electrical grid. This grid system is backed up by a minimum of two separate and independent utility transformers. Power from the utilities grid capable of providing adequate power to support Tenant's trading, computer and telecommunications functions.

                (i) If required to maintain utility billing power factor of 0.90, Landlord shall provide power factor correction capacitors appropriately sized. Capacitors shall be non-PCB filled complete units with current limiting indicating fuses and dust-tight enclosures.

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                (j)     The entire electrical system and equipment shall be
        grounded in accordance with the National Electrical Code. In addition, ground counterpoise shall be a 350 MCM ground conductor installed around the perimeter of the building and connected to building steel. Tenant's switchboard shall be connected to this ground and a 350 MCM riser run through each Tenant electrical and telephone and data room. Provide in each electrical, telephone and data room a 1/4" X 2" X 24" ground bus connected to the 350 MCM ground riser.

                (k) The Building shall have lightning protection which shall have a master label and be tied to the building grounding system.

        10. MECHANICAL - HEATING, VENTILATION AND AIR-CONDITIONING. Landlord acknowledges that according to the requirements of Section 10, Heating, Ventilation and Air-Conditioning, Item (e), the air-conditioning system has been designed based upon an average population density of one person per 125 usable square feet throughout the office areas, trading areas, meeting and conference areas.

        Landlord shall include a complete "above ceiling" mechanical system. This work includes the furnishing and installation of the VAV boxes, run-out ducts, spin-ins, flex ducts, grilles and diffusers. Tenant's interior layout shall be provided at the appropriate time during the shell building construction phase to allow for the layout and construction of the mechanical distribution system.

        Landlord acknowledges that design of the HVAC system provides cooling capacity to be based upon five (5) watts of electrical usage per square foot of normally occupied area throughout the Tenant office space. Cooling for the trading floors and computer room usage's is based upon 20 watts per square feet on all three trading floors and 40 watts per square foot in the computer room.

        Landlord confirms that the air handling units are sized to provide an excess capacity of 5% beyond the design requirements. Landlord shall cause its mechanical and electrical engineers to prepare the plans for the HVAC distribution system for the leased premises, which plans shall be subject to the review and approval of Tenant and shall meet the following criteria:

        (a)     The system shall include the following features:

                (1) Outside air economizer, enthalpy-controlled, capable of 100% outside air.

                (2) Minimum outside air provision shall be based on the higher standard of ASHRE Standard 62-89 (Ventilation for Acceptable Indoor Air Quality) or the successor to such standard which is currently being written.

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                        Ideally minimum outside air is actively controlled in
                        accordance with the actual building population.

                (3) Means to provide humidification as required herein. Humidification levels will be maintained between limits specified. No humidification control is required or provided.

                (4) The building shall include its own cooling towers, chillers and chilled water. The chilled water system shall be designed to provide a minimum of two chillers, one of which is capable of providing approximately 70% of the overall capacity and one which is capable of providing approximately 30% of the overall capacity. It should be anticipated that the final ratio of chiller capacities should be decided from load profiles, and that each of two chillers must have the capacity to service the trading room and the computer room.

                        In addition, the system shall be designed and Tenant shall have first priority rights to chilled water in the event of failure of one of the chillers.

                        Central plant electric drive chillers at approximately
                        0.60 to 0.70 kW/ton at ARI conditions will be provided using a 40 DEG. F supply temperature and an 16 DEG. F rise. Central plant chillers using HFC-134a and HCFC-123 will be considered. Each chiller will be equipped with a low emissions refrigerant management system. Life cycle cost analysis will be performed to determine the appropriate chiller efficiency.

                (b) Landlord shall provide a system of variable volume air handling units with series fan-powered variable air volume boxes of double wall construction with internal acoustical attenuation as required to maintain the specified NC35 level in the occupied tenant space with no internal acoustical lining in the secondary downstream ductwork. Maximum fan CFM for FPTU's shall be 1,600 cfm for interior zones and 1,300 cfm for perimeter zones. The fan powered terminal units serving perimeter zones and interior zones below the roof will be equipped with hot water heating coils on the discharge of the FPTU. Internal zones shall be served by FPTU's. Life cycle costing analysis will be performed to determine the heating method. Fan modulation shall be by variable frequency drive (VFD). Landlord shall provide, distribution ducts, supply registers and diffusers, return grills and associated fixtures and equipment designed and installed on each floor of the leased premises to provide control of cooling, dehumidification, ventilation and heating in each zone of the leased premises, as defined below. All diffusers, return air grills and distribution ductwork, shall be designed to provide acoustical separation at all perimeter office walls. Perimeter slot type diffusers with downblow center sections and integral returns will be used for

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overhead heating together with Low "E" double pane glass, thermally broken mullions and an energy efficient curtain wall with low infiltration air leakage. Each perimeter VAV box will be equipped with an integral flow sensor for accurate balancing. Interior zone air distribution will be via panel face supply type diffusers. All floor variable air volume air handling units will be designed to address indoor air quality issues as set forth in the ASHRAE 62-89R Standards. The following will be provided:

                        (1)     Double wall construction.

                        (2) Stainless steel cooling coil drain pans, which are internally sloped to drain dry upon unit shutdown. Coils shall have a maximum of 8 rows and be selected at a maximum face velocity of 500 fpm.

                        (3) Air handling units will be fully accessible for cleaning and maintenance following ASHRAE 62-89R Standards.

                        (4)     Stainless steel cooling coil frames.

                        (5) AHU's capable of delivering 55 DEG. F supply air at peak cooling load conditions to occupied space.

                        (6) Air filters shall have an efficiency of 60% at 3 microns according to ASHRAE 62-89R Standards.

                (c) The system, including exhaust fans, shall be designed to conform to Tenant's plans and to operate so that sound transmission levels do not exceed NC35. Landlord shall be required to take appropriate corrective measures to eliminate any disturbing noise or vibration of any mechanical equipment or system furnished and installed by Landlord.

                (d) The system shall be designed with no more than 50 lineal feet per zone for perimeter enclosed offices on a single exposure, with an average of not less than one zone per 900 square feet of usable area in the premises. In addition, all conference rooms shall be separately zoned and all building corners shall be separately zoned if they contain a private office. Any exterior offices which have two or more exposed glass walls or windows as to which the interior angle of intersection of any two exterior walls is less than 135 degrees shall be separately zoned and such zones shall be in addition to the one zone per 900 square feet described above.

                (e) The design of the air-conditioning system shall take into account the following occupancy schedule:

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                General Offices - One person per 125 usable square feet and one personal computer per person assuming each personal computer generates 1,000 BTU's, unless the following requirement is more stringent:

                Lighting at typical office space: 1.5 watts/sq. ft.

                Tenant equipment power - to meet specified equipment load (3.5 watts/sq.ft.)

                Meeting and Conference Rooms - One person per 15 usable square feet.

                (f) The occupancy schedule of particular areas shown on Tenant's plans may vary between one person per 50 usable square feet and one person per 200 usable square feet, provided that the entire floor division of the leased premises does not assume more than one person per 125 usable square feet and that such variances are reasonably distributed. The heating, ventilating and air-conditioning system shall meet the following design conditions, at the stated outside design conditions:

                        (1) Summer - Outdoor conditions 92 DEG. Fahrenheit dry bulb, 75 DEG. Fahrenheit wet bulb (2-1/2% coincidence); indoor conditions 75 DEG. Fahrenheit dry bulb, 50% relative humidity maximum.

                        (2) Winter - Outdoor conditions minus 20 DEG. Fahrenheit dry bulb; 72 DEG. Fahrenheit dry bulb, inside, minimum relative humidity 25%. Landlord shall take appropriate corrective action should minimum relative humidity drop below 25%.

                        (3) Regardless of the design standards, Landlord shall operate the HVAC system to achieve a space temperature of 72 DEG. Fahrenheit dry bulb inside whenever possible.

                        (4) The variable air volume air handling unit and distribution system shall have a minimum capacity of one cubic foot per square foot of usable area (at design conditions), and not less than six complete air changes per hour.

                        (5) Provide supplemental chilled water capacity for tenant use on a year round 24-hour basis. Floor takeoffs should be valved and capped. Sizing shall be based on one ton per 1,500 usable square feet.

                        (6) Additional capacity shall be available at the major air handling units and main ductwork to provide conditioned air in an amount

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                                equal to of 5% above that which is required to
                                meet the design conditions.

                (g) All interior areas shall be suitably zoned, with independent zone controls. No interior zone shall exceed 1,200 square feet.

                (h) Supply outlets shall be selected for minimum drafts and noiseless air distribution.

                (i) The type and size of the diffusers shall be determined by Landlord's engineer after consultation with Tenant's architect or engineer.

                (j) All supply and/or return ducts shall be equipped with fusible link dampers as prescribed by applicable laws, if any.

                (k) Tenant intends to have lunch rooms, photocopy rooms, meeting rooms and conference rooms. The Building shall provide an adequate quantity of chilled water and VAV boxes to provide separate heating and cooling zones for each such room. The heating and cooling of each room will be controlled by a separate thermostat. All food areas (if any) will have a recirculating air filter (provided by Tenant as part of the tenant improvements) to remove cooking odors.

                (l) Exhaust fans shall be exhausted to the return air plenum. Electrical closets shall be equipped with exhaust fans.

                (m) Supply air to the occupied tenant spaces shall be filtered with replaceable media type filters in accordance with ASHRAE 62-89R Standards with an average efficiency of 60% based on ASHRAE Test Standard 52.1-92.

                (n) A direct digital control system (energy management system) shall be provided with the features listed below as a minimum:

                        (1) Stage chillers, pumps and cooling towers to maintain occupancy comfort at minimum energy use.

                        (2)     Provide run time status of HVAC equipment.

                        (3) Control each zone to maintain set-point temperature. The set-point temperatures shall be adjustable third system software.

                        (4) Provide alarms indicating equipment failure, zone high/low temperatures, etc.

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                        (5)     Provide chilled water during winter months for
                                Tenant HVAC equipment in computer room,
                                telephone switch rooms, network and
                                communication closets.

                        (6) The building control system will be full state-of-art DDC microprocessor based, PC driven, with stand alone remote field panels and peer-to-peer communication over a high speed network to all terminal equipment. All software and custom graphics will be included. Minimum network communication speed will be approximately 100K BAUD panel to panel and 9600 BAUD panel to terminal device controllers. Pneumatic actuators in the central plant may be considered. Temperature sensors and wiring will be left coiled and in ceiling plenum for installation during tenant improvement.

                (o) The air velocity in riser (shaft) shall not exceed 3000 FPM, primary ductwork shall not exceed 2400 FPM, 1,500 FPM in secondary and branch ducts. Ductwork construction shall be according to SMACNA Standard (First Edition 1995).

                (p) All supply air ductwork shall be sealed in accordance with SMACNA standards for Seal Class "A." Ductwork insulated with external glass fiber insulation.

                (q) All HVAC hydronic systems shall be variable flow with two-way throttling valves.

                (r) Cooling towers shall be of fiberglass (FRP) or stainless steel construction with bolted stainless steel or fiberglass (FRP) basins, induced draft, cross-flow or counter flow design.

                (s) Outside ventilation air will be flow monitored and adjustable through the building control and management system according to ASHRAE 62-89R Standards.

                (t) Both condenser and chilled water systems will be thoroughly chemically cleaned (internally) and flushed. Systems then will be circulated through cartridge type filtering devices until clean. Both condenser water and chilled water systems will be hydrostatically tested and proved leak tight prior to insulation. All condenser and chilled water systems will be balanced to design flow rates and documented. All air distribution will be balanced and documented according to ASHRAE 62-89R Standards.

                (u) A smoke management system including pressurized stairways will be provided as required by code.

                                     D-1-13

                (v) Landlord will balance the system and submit balancing reports prepared by an independent engineer to Tenant prior to completion of the space.

11.     MECHANICAL - PLUMBING.

                (a) Building water service entrance will be complete for fire protection and domestic water. All connections between the domestic water system and process uses will be protected by reduced pressure type back flow preventer.

                (b) A complete plumbing system will be provided, including all underground piping to public mains, consisting of sanitary waste piping, sanitary vent piping, domestic hot and cold water piping, and storm sewer piping installed to all facilities and in accordance with all applicable codes.

                (c) Internal downspouts with overflow drains shall be provided for all roof areas and will discharge to the storm sewer system. All horizontal downspout lines in the ceiling space shall be insulated.

                (d) All plumbing fixtures shall be vitreous china, commercial quality. Water closets and urinals shall be flush valve type, siphon jet, and wall hung. Lavatories shall be integral bowl, furnished with the vanity tops. Lavatory trim shall meet ADA requirements.

                (e) Water coolers shall be self-contained electric, stainless steel, meeting ADA requirements.

                (f) Domestic hot and cold water shall be provided to base building restroom facilities. All hot water piping will be insulated except for branch piping within the toilet room chases. Valved cold and hot water stub-outs will be provided at each toilet room for tenant use.

                (g) Two 4" drain columns, waste and vent will be provided on each floor for future connection of tenant fixtures. One tenant drain located at the core and one at a remote location will be provided.

                (h) Hose bibs will be provided in major mechanical rooms, the loading dock, and under the counter in all restrooms. A freeze-proof wall hydrant will be provided on each exterior face of the building.

                (i) Local electric water heaters in closets and/or under counter types will be provided, sized to provide hot water for the toilet rooms.

                                     D-1-14

        12.     MECHANICAL - FIRE PROTECTION. See paragraph 6.

        13.     TELEPHONE AND DATA.

                (a) Tenant will construct telephone and data rooms within or adjacent to the building core as part of its tenant improvement package.

                (b) Landlord shall provide one dedicated 750 square foot main point of presence (MPOP) room for Tenant's telephone and data service entry into the building. This room shall be used exclusively by Tenant.

                (c) Landlord shall also construct one dedicated alternate point of presence (APOP) room for alternate telephone and data service entry into the building.

                (d) Landlord shall provide one non-exclusive 500 square foot fiber optic hub room for telephone and data service into the building. The MPOP, APOP and fiber rooms are not alternates, all will be required.

                (e) Landlord shall provide dedicated empty conduits from the outside of the building near available services to Tenant's MPOP, APOP and fiber hub rooms. Secure empty conduits must be provided from the MPOP and APOP to each of the Tenant telephone and data rooms within its space and to its expansion space. Landlord must provide such conduits to serve two locations on each floor of the building occupied by Tenant and conduits must be provided between each of the two locations.

                (f) Landlord shall provide an adequately sized empty conduit between the MPOP and the APOP.

        14. ACOUSTICAL ATTENUATION. Acoustical attenuation shall be designed within walls separating elevators, toilet rooms, fan rooms, and switchgear from occupied Tenant spaces and five specified rooms within Tenant's space. The system design criteria for ambient noise level in the Tenant's space, when unoccupied, shall meet NC35 standards when all building systems are operating and standard floor and ceiling finishes are installed.

        15. ELEVATORS AND ESCALATORS. Elevators must be designed to assume a density of one person per 85 usable square feet on the "trading floors" of the leased premises and one person per 175 usable square feet on the remainder of the floors. The design shall also include a handling capacity (the percentage of building capacity that can be accommodated within five minutes) of 17% or greater, average interval times of under 25 seconds and round trip elevator times of less than two minutes. The Building shall be designed with two dedicated freight elevators serving all floors, one of which, at Tenant's request, shall be reserved for the exclusive use of Tenant during normal business hours; with a minimum capacity of 4,000 lbs,

                                     D-1-15
and an oversized cab. All elevators shall be tied to Tenant's card access system for after-hours use.

        16. LOADING DOCK. At a minimum, a loading dock must be provided which is capable of accommodating over-the-road semi-trailer trucks. Such loading dock must be covered and equipped with dock levelers, seals and exterior lights.

        17. MAIL CONVEYOR SYSTEM. The building core, at Tenant's request, shall be designed to accommodate a mail conveyor system with a 6' X 6' shaft for the initial premises or for the entire building and shall include wall penetrations on each floor; provided, however, such penetrations shall be secured so as to prohibit entry from any floor or area not lease from time to time by Tenant. If Tenant requires such design, it shall pay the costs of installing the equipment only for such mail conveyor and shall pay rent on the Rentable Area permanently devoted to such facilities.

        18. COMPUTER ROOM. A 12,000-15,000 square foot computer room including structural, mechanical, electrical and access flooring necessary to accomplish the construction of this facility. The finished ceiling height will be ten feet (10') above the finished access flooring elevations. The area under the access flooring shall be 12 inches (12") clear. Access flooring to be provided by Tenant.

        19. SECURITY. At Tenant's direction, Ryan will incorporate a secured area (e.g. glass doors on a low rise elevator bank) into the design of the main elevator lobby of the building, with Tenant paying the construction costs thereof, and, if designed into the base building security stations; provided that Tenant acknowledges that in the event Tenant does not lease all of the Rentable Area on the Floors served by the low rise elevator bank, any Building Occupants from time to time leasing any portion of such Rentable Area shall be permitted to access such secured area for purposes of accessing their leased premises. Card readers will be provided on select exterior doors and in the garage for after hours elevator operation. Stairwell exit doors lock electronically. The Tenant access control system, as defined in the RFP outline specification, will be incorporated into the base building system.

                                     D-1-16

                                    EXHIBIT 2

                            PRELIMINARY FLOOR PLATES

See pages D-2-2 through D-2-19 of this EXHIBIT 2, inclusive, subject to the comments, questions and other matters outlined in the Tenant Comment Memoranda (as defined in EXHIBIT 4).

                                      D-2-1

                                    EXHIBIT 3

                           EXTERIOR BUILDING DEPICTION

See pages D-3-2 through D-3-6 of this EXHIBIT 3, inclusive.

                                      D-3-1

                                    EXHIBIT 4

                          BASE BUILDING SCOPE DOCUMENTS

See, collectively, (a) Scope Document for the Design and Construction of the 800 Tower, a Multi-Story Office Building (Piper Jaffray Tenant) in Minneapolis, Minnesota, prepared by Ryan Companies US, Inc., dated February 27, 1997 and last revised February 26, 1998, and consisting of thirty-six (36) pages, and (b) Design Document List dated March 2, 1998 consisting of one (1) page, but subject to (c) the comments, questions and other matters outlined in the following memoranda from Michaud, Cooley & Erickson to John Tietz of Nelson, Tietz & Hoye (collectively, and together with all attachments thereto, the "Tenant Comment Memoranda"): (i) Memorandum dated February 12, 1998, revised February 23, 1998 and consisting of four (4) pages, (ii) Memorandum dated February 12, 1998, revised February 27, 1998 and consisting of five (5) pages, (iii) Memorandum dated February 23, 1998 consisting of three (3) pages, and (iv) Piper Jaffray Center Architectural Schematic Design Document Review consisting of three (3) pages. Copies of each of the foregoing are attached to this EXHIBIT 4.

                                      D-4-1

                               SCOPE DOCUMENT FOR

                       THE DESIGN AND CONSTRUCTION OF THE

                                    800 TOWER

                          A MULTI-STORY OFFICE BUILDING

                              PIPER JAFFRAY TENANT

                            IN MINNEAPOLIS, MINNESOTA


PREPARED BY:
RYAN COMPANIES US, INC.
FEBRUARY 27, 1997
REVISED: SEPTEMBER 24, 1997
REVISED: OCTOBER 3, 1997
REVISED: JANUARY 30, 1998
REVISED: FEBRUARY 6, 1998
REVISED: FEBRUARY 12, 1998
REVISED: FEBRUARY 18, 1998
REVISED: FEBRUARY 26, 1998

                                TABLE OF CONTENTS

01000 GENERAL CONDITIONS ......................................................2

02000 SITEWORK ................................................................6

03000 CONCRETE ................................................................9

03400 EXTERIOR PRECAST AND STONE : ............................................9

04000 MASONRY ................................................................10

05000 METALS .................................................................10

06000 CARPENTRY AND MILLWORK .................................................11

07000 THERMAL AND MOISTURE PROTECTION ........................................12

08000 DOORS AND WINDOWS ......................................................13

09000 FINISHES ...............................................................15

10000 SPECIALTIES ............................................................20

11000 EQUIPMENT ..............................................................20

14000 CONVEYING SYSTEMS ......................................................21

15000 MECHANICAL .............................................................22

16000 ELECTRICAL .............................................................30

18000 SPECIALTY SPACES .......................................................34

TENANT IMPROVEMENTS ..........................................................36

                                    EXHIBIT 5

                       BASE BUILDING CONSTRUCTION SCHEDULE

*Submission of 50% Design Development to Piper Jaffray             3/20/98
*Submission of 100% Design Development to Piper Jaffray            4/13/98
Complete Demolition of existing improvements                       5/01/98
   *(milestone date for completion of demolition)                  9/01/98
*Submission of 50% Construction Documents to Piper Jaffray         5/26/98
Start Footings/Foundation                                          8/10/98
   *(milestone date for start of footings/foundation)              10/01/98
*Submission of 100% Construction Documents to Piper Jaffray        7/13/98
Pour Core Walls Floor One (1) (Start)                              10/13/98
Complete Building Core Shell Permits (City)                        8/13/98
Pour Floor Two (2) (Start)                                         1/6/99
Electrical/Plumbing OH Rough Floor Three (3) (Start)               3/03/99
Pour Core Walls Floor Fourteen (14) (Start)                        3/09/98
Sprinkler Floor Three (3) (Start)                                  3/12/99
Pre-cast Floor Three (3) (Start)                                   3/30/99
Erect Steel Flour Fourteen (14) and Fifteen (15) (Start)           4/23/99
Pour Floor Fourteen (14) (Start)                                   5/27/99
Street Level Finishes (Start)                                      10/15/99
Mechanical OH Rough Floor Thirteen (13) (Start)                    6/06/99
Electrical/Plumbing OH Rough Floor Fourteen (14) (Start)           6/25/99
Sprinkler Floor Fourteen (14) (Start)                              7/16/99
Pre-cast Floor Fourteen (14) (Start)                               7/20/99
Plaza and Site (Start)                                             8/15/99
Skyway Level Finishes (Start)                                      10/15/99
Pour Core Walls Penthouse (Start)                                  8/03/99
*Submission of Tenant Work Plans and Specifications                6/01/99
 (for ceiling and HVAC)
Mechanical/Electrical Wall Rough Floor Thirteen (13) (Start)       8/13/99
Window Glazing Floor Fourteen (14) (Start)                         8/31/99
Erect Steel Penthouse (Start)                                      9/20/99
Pour Penthouse Floor (Start)                                       10/12/99
Roofing (14)                                                       8/23/99
Roofing (Penthouse Level)                                          12/27/99
Vertical Transportation Available
   a) Hoist and One (1) Elevator Car (Low Rise)                    9/01/99
   b) Two (2) Additional Elevator Cars (Low Rise)                  10/01/99
*Delivery Date for Floors Four (4) and Five (5)                    9/17/99
*Delivery Date for Floors Six (6) and Seven (7)                    10/01/99

                                      D-5-1

*Delivery Date for Floors Eight (8) and Nine (9)                   10/15/99
*Delivery Date for Floors Ten (10) and Eleven (11)                 10/29/99
*Delivery Date for Floors Twelve (12) and Thirteen (13)            11/14/99
*Delivery Date for first two Floors of First Additional Initial
 Premises                                                          11/29/99
*Delivery Date for remaining Floors of Second Additional
 Initial Premises and Retail Premises                              12/13/99
Building Test/Balance (Start)                                      2/17/00
*Base Building Completion Date                                     3/31/00

Only the items designated with an * constitute milestone dates for purposes of Landlord Delay in Article 1 of the Work Letter. Items not designated with an * are shown for informational purposes only and are subject to change based upon Landlord's progress in performance in the Base Building Work.

In the event Tenant exercises its rights to delete Excess Space from the Premises, any full Floor of space so deleted shall also be deleted from the applicable Delivery Date provided above, and all Floors to be delivered subsequent to such Delivery Date shall be accelerated so each of the Delivery Dates for the Initial Premises (other than the Additional Initial Premises) shall be delivered in pairs of Floors as provided above (e.g., if Floor Four (4) is deleted as Excess Space, the Delivery Date for Floors Five (5) and Six (6) shall be 9/17/99, the Delivery Date for Floors Seven (7) and Eight (8) shall be 10/1/99, etc.).

                                      D-5-2

                                    EXHIBIT 6

          BASE BUILDING PLANS AND SPECIFICATIONS SUBMISSION GUIDELINES

SITE                          -    Site Survey
                              -    Site Plan
                              -    Civil Plan
                              -    Landscape Plan

ARCHITECTURAL                 -    Architectural Floor Plans (1/16 Scale)
                              -    Dimensioned Floor Plan (1/8 Scale)
                              -    Details (including but not limited to curtain
                                   wall, wall type, lobbies, elevator cabs, all public spaces, etc.)
                              -    Elevations (interior/exterior)
                              -    Door/Frame/Hardware Schedule
                              -    Reflected Ceiling Plan (typical)
                              -    Core Plan (1/8 or 1/4 scale)
                              -    Enlarged lobby/skyway plans
                              -    Wall Sections
                              -    Toilet Room Plans, Elevations, Details
                              -    Window Types
                              -    Interior Finish Details

MECHANICAL                    -    Final systems narrative
                              -    Heating/cooling load calculations
                              -    Specifications:
                                     -Plumbing/Fire Protection
                                     -HVAC
                                     -Piping
                                     -Controls/TAB
                              -    Drawings:
                                     -Site systems
                                     -Plumbing systems
                                     -Fire protection systems
                                     -Heating systems
                                     -Ventilating systems
                                     -Cooling systems
                                     -Special systems
                                     -Schedules
                                     -Details
                                     -System schematics
                                     -Plumbing isometrics

                                      D-6-1

ELECTRICAL                    -    Systems narrative
                              -    Heating/cooling load calculations
                              -    Specifications:
                                     -Fire alarm system
                                     -Switchgear
                                     -Special system
                              -    Drawings:
                                     -Site systems
                                     -Lighting plans - layouts, notes,
                                      circuiting, controls
                                     -Power plans - devices, panels, notes,
                                      circuiting
                                     -System plans - devices, notes
                                     -Details
                                     -Equipment schedules/notes-mechanical,
                                      Owner, building
                              -    Panel schedules
                              -    Riser diagram - feeder schedule, transformer
                                   schedule

STRUCTURAL                    -    Foundation sections/detail
                              -    Foundation Plan
                              -    Structural: Parking Levels
                              -    Structural: Typical Details
                              -    Framing Plan (floor)
                              -    Skyway Level Training Plan
                              -    Structural: Mechanical Room, Penthouse and
                                   Roof
                              -    Column Schedule and Details

GENERAL                       -    Other documents from subcontractors including
                                   but not limited to Gage Brothers, Harmon
                                   Contract, Horowitz Mechanical, etc.
                              -    Specifications

                                      D-6-2

                                                                        05/15/98

                            FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE is made and entered into as of May 18, 1998, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease Agreement dated as of March 3, 1998 (collectively the "Lease"), relating to certain leased premises in the building to be constructed by Landlord in the City of Minneapolis, Hennepin County, Minnesota, on land legally described on Exhibit A to the Lease.

        B. Landlord and Tenant now desire to amend the Lease in certain respects as more specifically provided in this First Amendment.

        Accordingly, Landlord and Tenant agree as follows:

        1. ADDITIONAL INITIAL PREMISES. Landlord and Tenant acknowledge and agree that Tenant in its sole discretion may, but shall not be obligated to, include in the Additional Initial Premises described in clause (b) of Section
2.1.2 of the Lease all or any portion of the Rentable Area of Floor Three (3) which is not leased by Tenant pursuant to clause (a) of Section 2.1.2 of the Lease.

        2. EXCESS SPACE. Section 2.1.4 of the Lease is hereby amended and restated in its entirety as follows:

                "2.1.4 EXCESS SPACE. Tenant shall have the following rights to decrease the Rentable Area of the Initial Premises as determined under this Section 2.1 as follows:

                (a) By up to the greater of (i) eighty thousand (80,000) square feet of Rentable Area, or (ii) the Rentable Area contained in two (2) full Floors with Rentable Areas equivalent to that of Floor Six (6), by notice given to Landlord not later than July 1, 1998; and

                (b) By up to the greater of (i) forty thousand (40,000) square feet of Rentable Area, or (ii) the Rentable Area contained in one (1) full Floor with a Rentable Area equivalent to that of Floor Six (6), by notice given to Landlord not later than February 1, 1999;

        provided that the aggregate Rentable Area deleted from the Initial Premises pursuant to clauses (a) and (b) shall not exceed the greater of
        (i) eighty thousand (80,000) square feet of Rentable Area, or (ii) the Rentable Area contained in two (2) full Floors with Rentable Areas equivalent to that of Floor Six (6). Any such area deleted from the Premises shall hereinafter be referred to as "Excess Space". The size, location and configuration of the Excess Space shall otherwise be determined by Tenant in its sole discretion, except that (x) the Excess Space shall not consist of any portion of Floors Eleven (11) through Thirteen (13), (y) the Excess Space located on Floors other than Floors Two (2) or Three (3) or any Mechanical Floor, shall, if the uppermost or lowermost Floor of the Initial Premises (other than Floors Two (2), Three (3) or any Mechanical Floor) does not include all of the Rentable Area on such Floor, consist of all or any portion of the then-existing Initial Premises then-located on such Floor, and then the remainder of such Excess Space shall be located on the uppermost and/or lowermost Floor of the Initial Premises, and the uppermost and lowermost Floor of the Initial Premises (other than Floors Two (2), Three (3) or any Mechanical Floor), as so adjusted, shall consist of either one-half (1/2) or the entire Rentable Area on such Floor except to the extent the remaining Excess Space available under either clause (a) or clause (b) above does not equal either one-half (1/2) or the entire Rentable Area of a particular Floor, in which case and subject to the total area limitations provided in clause (a) and clause (b) above, the Excess Space on such Floor may consist of all or any portion of the then-existing Initial Premises then-located on such Floor, and (z) the space not leased by Tenant on any partial Floor shall be capable of being configured so as to make the same reasonably leasable. Notwithstanding the foregoing, Tenant in its sole discretion may elect to have any or all of the Excess Space located on Floor Two (2) or Three
        (3) or on any Mechanical Floor."

        3. USE: GENERAL. Section 3.1 of the Lease is hereby amended by adding the following as the final sentence thereof:

        "Further notwithstanding the foregoing, (x) no portion of the Premises other than the Retail Premises shall be used for any retail uses which are not associated with a Financial Services Business, (y) in the event any Subtenant or assignee of Tenant's interest in this Lease is a governmental agency or governmental entity, such agency or entity shall not use any portion of the Premises for other than general office purposes, and such office use shall comply with the requirements of clause (c) above and shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed, and (z) no portion of the Premises shall be used as a school or educational center or facility; provided, however, nothing in this Section 3.1 shall limit Tenant's right to sublease or allow the use or occupancy of any portion of the Premises for a postal or delivery service center serving the Premises and/or the Building, or for a day care center, school or educational center or facility primarily benefiting Tenant and/or any of its Affiliates or Subtenants, the officers, directors, agents, servants, employees and/or representatives of any thereof, or the families, dependants or wards of any such parties."

        4.      SERVICES: HEATING VENTILATION AND AIR CONDITIONING.
Section 13.2.1 of the Lease is hereby amended by amending and restating the last sentence thereof in its entirety as follows:

        "In the event of any interruption or shortfall in such services, Landlord shall provide such services to the extent available to the Premises on a first priority basis, provided that Landlord may temporarily allocate such services to the critical areas of other Building Occupants so long as Tenant's use of the Premises is not materially adversely affected by such temporary allocation."

        5. SERVICES: BUILDING SECURITY. Section 13.2.4 of the Lease is hereby amended by adding the following at the conclusion thereof:

        "To the extent Tenant and its Affiliates do not lease (including pursuant to any sublease of the Premises to Affiliates of Tenant or any other sublease) all of the Rentable Area of the Building served by a particular elevator bank of the Building, Tenant shall cause the additional security measures described in clauses (a), (b) and (c) above to be operated in such manner as to not unreasonably limit the ability of any other Building Occupant leasing all or any portion of the Rentable Area not leased by Tenant and served by such elevator bank, as well as such Building Occupant's employees and invitees, to access such Building Occupant's leased premises. Landlord and Tenant acknowledge and agree that the preceding sentence shall require the removal or modification of installations or equipment installed by Tenant pursuant to clause (c) above if and to the extent the same (y) consist of equipment, such as turnstiles, which unreasonably restrict the flow of persons to and from such elevator bank in a manner inconsistent with first class office buildings in Minneapolis, Minnesota, and (z) were not confirmed or deemed confirmed by Landlord as not requiring removal, if Tenant requested such confirmation, pursuant to the following provisions of this Section 13.2.4. At such time as Tenant shall desire to install any such installations and equipment, Tenant at its option may request confirmation that the installations and equipment Tenant desires to install are not of the type which would require removal or modification pursuant to the preceding sentence. Landlord shall not withhold such confirmation to the extent such installations and equipment do not unreasonably restrict the flow of persons to and from such elevator bank in a manner inconsistent with first class office buildings in Minneapolis, Minnesota. Such confirmation shall be deemed to be given if not denied in a notice to Tenant given within fifteen (15) days after notice from Tenant describing in reasonable detail Tenant's desired installations and equipment."

        6.      ALTERATIONS: EFFECT ON EXTERIOR APPEARANCE OF BUILDING.
Section 15.1.3 of the Lease is hereby amended and restated in its entirety as follows:

                "15.1.3 EFFECT ON EXTERIOR APPEARANCE OF BUILDING. Except as otherwise expressly permitted under the terms of this Lease (e.g., Section 13.2.4, Articles 5, 36, 37, 39 and 40, and EXHIBIT D), Tenant shall not make any improvements, alterations or additions which are visible from the public areas of the Building without Landlord's prior approval, which approval shall not be unreasonably withheld, or alter the exterior appearance of the Building without Landlord's prior approval."

        7.      ALTERATIONS: EFFECT ON BUILDING STRUCTURE, BUILDING SYSTEMS.
Section 15.1.4 of the Lease is hereby amended and restated in its entirety as follows:

                "15.1.4 EFFECT ON STRUCTURE, BUILDING SYSTEMS. Tenant shall not make any alterations, additions or modifications to the Premises which adversely affect the structural integrity of the Building or adversely affect the performance of the Building Systems with respect to space other than the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld."

        8. MANAGEMENT. Section 23.2 of the Lease is hereby amended by amending and restating the last sentence thereof in its entirety as follows:

        "Tenant further agrees to approve an Affiliate of Landlord as the manager of the Building, provided such Affiliate has considerable experience in the management of first class high rise office buildings such as the Building and has a reputation in the real estate industry for performing such management in a manner consistent with the Minimum Building Standards."

        9. HAZARDOUS MATERIALS. Section 33.1 of the Lease is hereby amended and restated in its entirety as follows:

                "33.1   LANDLORD. Landlord shall not install or use, or allow
        any Building Occupant to install or use, in or about the Building or the Land any Hazardous Material except for Hazardous Materials contained in construction materials which are customarily incorporated in accordance with Legal Requirements at the time of installation in, or from time to time typically used in the operation of, first class high rise office buildings in compliance with the Minimum Building

        Standards and in accordance with Legal Requirements. Landlord shall reimburse Tenant upon demand for any costs which Tenant incurs as a result of, and Landlord shall indemnify Tenant against, any and all claims, liabilities, costs and expenses related to the presence of any Hazardous Materials in, on or about the Building or the Land, except that Landlord shall not be responsible for Hazardous Materials placed in the Building by Tenant or any of its Subtenants."

        10. CHANGES IN BUILDING. Section 34.2 of the Lease is hereby amended and restated in its entirety as follows:

                "34.2   CHANGES IN BUILDING. Landlord reserves the right in its
        discretion at any time after the Base Building Completion Date, to make changes, alterations, additions, improvements or replacements to the Building and the Common Areas, fixtures and equipment thereof; provided, however, (a) that (i) any change, alteration, addition, improvement or replacement which shall unreasonably interfere with or have any material adverse impact on the conduct of Tenant's business at the Premises, (ii) any change, alteration, addition, improvement or replacement which is reasonably likely to materially increase Tenant's Operating Expenses Contribution, and (iii) any material change, alteration, addition, improvement or replacement to or affecting (A) the exterior of the Building or any exterior Building amenities or features, the Skyways, or the Floor One (1) and Floor Two (2) lobbies (including the escalators, elevator lobbies, entrances and exits thereof), (B) the Building Systems serving any portion of the Premises or the Floor One (1) and Floor Two
        (2) lobbies, or (C) any Common Areas located on a Floor occupied in whole or in part by Tenant (other than reconfiguration of Building Occupant access corridors which are not utilized by Tenant to access any portion of the Premises or any Building amenities or other Common Areas), shall be subject to Tenant's prior written approval, which may be withheld in Tenant's sole discretion, and (b) that, except with respect to the changes, alterations, additions, improvements or replacements described in clause (a) above, any material change, alteration, addition, improvement or replacement to the truck docks and loading areas, driveways, ramps, entrances, exits, loading and unloading areas, Parking Garage, or any other Common Areas, Building Systems, or Building amenities, shall be subject to Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed. Such approval shall be deemed to be given if not denied in a notice to Landlord given within fifteen (15) days after notice from Landlord describing in reasonable detail the proposed change, alteration, addition, improvement or replacement."

        11. BUILDING NAME. Section 35.1 of the Lease is hereby amended by amending and restating the last sentence thereof in its entirety as follows:

        "The provisions of the immediately preceding sentence shall survive such expiration or termination."

        12. BUILDING OCCUPANTS. The Lease is hereby amended by adding the following as Section 38.4 thereof:

                "38.4   PROHIBITED OCCUPANTS. Landlord agrees not to lease space
        in the Building to, or to consent (actively or passively) to the occupancy of any portion of the Building by, any governmental agency or governmental entity for any use other than general office purposes, without in each instance obtaining the consent of Tenant, which consent may be withheld in Tenant's sole discretion. Each lease or other occupancy agreement entered into with any such governmental Building Occupant with respect to any portion of the Building shall contain a prohibition against any use other than general office purposes (which office use shall comply with the requirements of clause (c) of Section
        3.1 and shall be subject to Tenant's prior approval, which approval shall not be unreasonably withheld or delayed) by any such governmental Building Occupant."

        13.     MICROWAVE DISHES, SATELLITE DISHES AND ANTENNAS: GRANT.
Section 39.1 of the Lease is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

        "Landlord hereby grants Tenant the right to use the rooftop area of the Building for the purpose of installing, maintaining and replacing microwave, satellite and/or vertical dishes, antennae, and other exterior communications equipment, and associated transmission equipment, shields and other equipment and structures (collectively, "Antennae") and for the use and operation of such Antennae in connection with the business or operation of Tenant and/or any of its Affiliates or Subtenants."

        14.     MICROWAVE DISHES, SATELLITE DISHES AND ANTENNAS: INSTALLATION.
Section 39.2 of the Lease is hereby amended by amending and restating the last sentence thereof in its entirety as follows:

        "All such equipment shall be constructed and maintained by Tenant in accordance with Legal Requirements, in compliance with the reasonable requirements of the insurers of the Building, and shall be of a size and appearance which is not inappropriate for use in connection with a first class office building in Minneapolis, Minnesota.

        15.     MICROWAVE DISHES, SATELLITE DISHES AND ANTENNAS: TRANSFER.
Section 39.3 of the Lease is hereby amended and restated in its entirety as follows:

                "39.3   TRANSFER. Tenant may extend all or any portion of it
        rights hereunder to any parent, subsidiary or other Affiliate of Tenant, and to any other Subtenant which subleases not less than twenty thousand (20,000) square feet of Rentable Area; provided, however, to the extent any such Subtenant is engaged in the business of renting or managing rooftops, such Subtenant shall be entitled to Tenant's rights under this
        Article 39 only to the extent necessary to serve its business operations at the Premises other than renting or managing rooftops."

        16.     MICROWAVE DISHES, SATELLITE DISHES AND ANTENNAS: OTHER USES.
Section 39.4 of the Lease is hereby amended by amending and restating the penultimate sentence thereof in its entirety as follows:

        "In the event any such Other Antennae so interferes with any of Tenant's Antennae which have theretofore been installed at the Building, Landlord shall cause the offending Other Antennae to be immediately removed or relocated in such manner as to eliminate such interference."

        17. APPLICATION OF LEASE TERMS. Except to the extent inconsistent with this First Amendment and except to the extent that the specific terms of this First Amendment specifically address a topic, the terms and conditions of the Lease shall apply to the Lease and the leased premises as amended by this First Amendment. This First Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and assigns.

        18. REAFFIRMATION OF LEASE. Except as specifically amended herein, the terms and conditions of the Lease remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above.

                LANDLORD:               RYAN 800, LLC


                                        By /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Its Chief Mgr.
                                               ---------------------------------

                TENANT:                 U.S. BANCORP PIPER JAFFRAY
                                          COMPANIES INC.


                                        By [ILLEGIBLE]
                                           -------------------------------------
                                           Its CFO
                                               ---------------------------------

                            SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE is made and entered into as of July 29, 1999, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease Agreement dated as of March 3, 1998, as amended by a First Amendment to Lease dated as of May 18, 1998 (collectively, the "Lease"), relating to certain leased premises in the building to be constructed by Landlord on Nicollet Avenue in the City of Minneapolis, Hennepin County, Minnesota, on land legally described on Exhibit A to the Lease.

        B. Landlord and Tenant now desire to further amend the Lease in certain respects as more specifically provided in this Second Amendment.

                                    AGREEMENT

        Accordingly, Landlord and Tenant agree as follows:

        1. DELIVERY DATE. The definition of the term "Delivery Date" in Exhibit D of the Lease is hereby amended by (a) deleting therefrom the following words:

                "later of (a) the date occurring fourteen (14) days after the immediately preceding Delivery Date (which, for purpose of this clause (a), may include pairs of Floors, if so provided in the Base Building Construction Schedule), if any, and (b) the";

and (b) deleting clause (iv) thereof in its entirety.

        2. BASE BUILDING CONSTRUCTION SCHEDULE. The Base Building Construction Schedule which is Exhibit 5 to Exhibit D of the Lease is hereby amended by (a) changing the specified date for "*Submission of Tenant Work Plans and Specifications (for ceiling and HVAC)" from 6/01/99 to 7/09/99; and (b) changing the Delivery Date for all Floors of the Initial Premises, other than the Initial Retail Premises, to December 31, 1999.

        3. APPLICATION OF LEASE TERMS. Except to the extent inconsistent with this Second Amendment and except to the extent that the specific terms of this Second Amendment specifically address a topic, the terms and conditions of the Lease shall apply to the Lease and the leased premises as amended by this Second Amendment. This Second Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and assigns.

        4. REAFFIRMATION OF LEASE. Except as specifically amended herein, the terms and conditions of the Lease remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date first set forth above.

                LANDLORD:               RYAN 800, LLC

                                        By /s/ [ILLEGIBLE]
                                           -------------------------------
                                           Its Chief Mgr.
                                               ---------------------------


                TENANT:                 U.S. BANCORP PIPER JAFFRAY
                                          COMPANIES INC.

                                        By /s/ [ILLEGIBLE]
                                           -------------------------------
                                           Its PRESIDENT
                                               ---------------------------

                                     CONSENT

                The undersigned, as holder of that certain Combination Mortgage, Security Agreement and Fixture Financing Statement dated March 3, 1998 by and between Ryan 800, LLC, Minnesota limited liability company ("Lessor"), and the undersigned, filed on March 5, 1998 as Document No. 2893788 in the Office of the Registrar of Titles, Hennepin County, Minnesota, as amended by that certain Amended and Restated Combination Mortgage, Security Agreement, and Fixture Financing Statement-Bridge Loan dated July 22, 1998, by and between Lessor and the undersigned, filed on July 29, 1998 as Document No. 3050505 in the Office of the Registrar of Titles, Hennepin County, Minnesota (collectively, the "Mortgage"), encumbering the Land and the Building (as defined in the Lease) hereby consents to the terms and conditions of the attached Second Amendment to Lease (the "Amendment") and gives all necessary approvals to the Amendment required by and under the Mortgage and that certain Subordination, Non-Disturbance and Attornment Agreement (Office Loan) dated as of July 22, 1998, by and among the undersigned, Lessor and U.S. Bancorp Piper Jaffray Companies Inc.

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By /s/ [ILLEGIBLE]
                                           ---------------------------
                                           Its VP
                                               -----------------------

                                     CONSENT

                The undersigned, as holder of that certain Combination Mortgage, Security Agreement and Fixture Financing Statement dated March 3, 1998 by and between Ryan 800, LLC, Minnesota limited liability company ("Lessor"), and the undersigned, filed on March 5, 1998 as Document No. 2893790 in the Office of the Registrar of Titles, Hennepin County, Minnesota, as amended by that certain Amended and Restated Combination Mortgage, Security Agreement, and Fixture Financing Statement-Bridge Loan dated July 22, 1998, by and between Lessor and the undersigned, filed on July 29, 1998, as Document No. 3050507 in the Office of the Registrar of Titles, Hennepin County, Minnesota (collectively, the "Mortgage"), encumbering the Land and the Building (as defined in the Lease) hereby consents to the terms and conditions of the attached Second Amendment to Lease (the "Amendment") and gives all necessary approvals to the Amendment required by and under the Mortgage and that certain Subordination, Non-Disturbance and Attornment Agreement (Bridge Loan) dated as of July 22, 1998, by and among the undersigned, Lessor and U.S. Bancorp Piper Jaffray Companies Inc.

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By /s/ [ILLEGIBLE]
                                           ---------------------------
                                           Its VP
                                               -----------------------

                      LEASE AMENDMENT, INDEMNIFICATION AND
                             JOINT DEFENSE AGREEMENT

        THIS AGREEMENT, made and entered into this 29th day of September, 1999, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant")

                           W I T N E S S E T H, that:

        WHEREAS, Landlord and Tenant entered into that certain Office Lease, dated March 3, 1998, as amended by that certain First Amendment to Lease, dated May 18, 1998 and by that certain Second Amendment to Lease dated July 30, 1999 (collectively, the "Lease"); and

        WHEREAS, Landlord and Tenant are concurrently herewith entering into that certain Supplemental Amendment Regarding Expansion Space (the "Supplemental Amendment") regarding the leasing of the Initial Expansion Space described therein pursuant to the exercise of said expansion rights; and

        WHEREAS, on information and belief, the Hennepin County Attorney is likely to take positions on tax issues that serve to maximize revenue to the County and that may differ from the positions of the Landlord and Tenant, even though the positions of Landlord and Tenant reflect the soundest reading of law and fact; and

        WHEREAS, Landlord and Tenant believe that there exist substantially common interests between them with regard to defining and defending sound positions with respect to the tax treatment of their interests in the leased property, and with regard to allocating the risk that, as reasonably anticipated by the parties, the Hennepin County Attorney will nonetheless disagree with same so as to maximize revenue or for other reasons and place the issue in litigation, the results of which are inherently unpredictable; and

        WHEREAS, Landlord and Tenant individually may in the future undertake, factual and legal research and each is of the opinion that it would be in their best interests to exchange certain information, pool certain of its individual work product, and cooperate in the defense of their tax positions with respect to their relative interests in the leased property; and

        WHEREAS, Landlord and Tenant believe that all information, documents, and other materials related to their joint defense efforts are confidential and privileged and should be kept confidential; and

        WHEREAS, Landlord and Tenant acknowledge that this Agreement does not mean and is not evidence that either has engaged in any wrongful conduct or that their tax positions are anything other than sound; and

        WHEREAS, Landlord and Tenant intend that any such joint defense efforts shall not constitute nor be construed as a waiver of any attorney/client, work product or other privileges; and

        WHEREAS, the specific terms of this Agreement are confidential and privileged and shall not be disclosed to third persons absent stipulation of both Landlord and Tenant or absent Court order;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Supplemental Amendment, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. DEFINED TERMS. All terms used herein with an initial capital letter or letters and not otherwise defined herein shall have the meanings ascribed thereto in the Lease and Supplemental Amendment. Landlord and Tenant are sometimes referred to in this Agreement as the "Parties" and individually as a "Party".

2. LEGAL SUMMARY. The Building presently qualifies for the transit zone reduced class rate (the "Transit Zone Reduced Class Rate") set forth in Minn. Stat. 273.13, Subd. 24(c)(1), and satisfies the additional requirements imposed by Minnesota Laws 1999, Chapter 243, the 1999 Omnibus Tax Bill (the "1999 Tax Bill") which, in part, added Minn., Stat. 273.13, Subd. 24(c)(2). The 1999 Tax Bill also established a new personal property tax imposed on the leasehold of a tenant of certain structures qualifying for the Transit Zone Reduced Class Rate. The 1999 Tax Bill was revised in a Revisor's Bill which, in, part, amended certain provisions applicable to the new personal property tax. (See subdivision 24a, Minn. Stat. 273.13.) The new personal property tax would not apply to the Lease, as supplemented and amended by the Supplemental Amendment, pursuant to the exception set forth in Minn. Stat. 273.13, subdivision 24a. paragraph (c), as added by the 1999 Tax Bill. (This is the case, inter alia, since (i) the Lease was executed before May 1, 1999 and (ii) the Supplemental Amendment is a lease entered into under an expansion option (i.e., the Expansion Options and First Offer Right) contained in the Lease.) Notwithstanding anything apparently to the contrary in this Agreement, this paragraph 2 is merely a statement of the parties good faith interpretation of the applicable statutes and nothing herein shall be referred to be a representation, warranty or estoppel, or in any manner limit or modify the parties rights or obligations under this Agreement.

3. ADDITIONAL REAL PROPERTY TAXES - INITIAL EXPANSION SPACE. The term "Tenant's Pro Rata Share for the Initial Expansion Space" shall mean the percentage obtained by dividing (i) the Rentable Area of the Initial Expansion Space only, by (ii) the Rentable Area of the Building, as such Rentable Areas may be adjusted from time to time in accordance with the Lease and the Supplemental Amendment. Except as provided below in Paragraph 6 and subject to the other provisions of this Paragraph 3, if the Building does not qualify for the Transit Zone Reduced Class Rate, then Tenant shall not be required to pay (through

        Tenant's Tax Contribution or otherwise), and Landlord shall be responsible for the payment of, an amount equal to the product of (x) Tenant's Pro Rata Share for the Initial Expansion Space multiplied by
        (y) any additional Real Property Taxes imposed, payable, levied or assessed against the Building solely as a direct result of the Building not so qualifying for the Transit Zone Reduced Class Rate.

4. ADDITIONAL REAL PROPERTY TAXES - ORIGINAL PREMISES. The term "Original Premises" means the Initial Premises leased by Landlord to Tenant pursuant to the Lease, excluding the Initial Expansion Space and any Expansion Space, First Offer Space, and other space in the Building leased by Landlord to Tenant after the date hereof. The term "Tenant's Pro Rata Share for the Original Premises" shall mean the percentage obtained by dividing the Rentable Area of the Original Premises only, by
        (ii) the Rentable Area of the Building, as such Rentable Areas may be adjusted from time in accordance with the Lease and Supplemental Amendment. Except as provided below in Paragraph 6 and subject to the other provisions of this Paragraph 4, if the Building would otherwise qualify for the Transit Zone Reduced Class Rate, but the Building does not qualify for the Transit Zone Reduced Class Rate solely as a direct result of the leasing of the Initial Expansion Space, then Tenant shall not be required to pay (through Tenant's Tax Contribution or otherwise), and Landlord shall be responsible for the payment of, an amount equal to the product of (x) Tenant's Pro Rata Share for the Original Premises multiplied by (y) any additional Real Property Taxes imposed, payable, levied or assessed against the Building solely as a direct result of the Building not so qualifying for the Transit Zone Reduced Class Rate.

5. NEW PERSONAL PROPERTY TAX. Except as provided below in Paragraph 6 and subject to the other provisions of this Paragraph 5, Landlord shall reimburse Tenant for any personal property tax imposed on Tenant relating to its leasehold interest in the Initial Expansion Space only pursuant to the Supplemental Amendment and resulting solely from Minn. Stat. 273.13, Subd. 24a. In addition, if a personal property tax is imposed, payable, levied or assessed on Tenant relating to its leasehold interest in the Original Premises pursuant to Minn. Stat. 273.13, Subd. 24a and such personal property tax resulted solely from Tenant's leasing of the Initial Expansion Space and would not have been otherwise imposed on Tenant's leasehold interest in the Original Premises in the absence of the Supplemental Amendment, then Landlord shall reimburse Tenant for such personal property tax imposed on Tenant relating to its leasehold interest in the Original Premises. Notwithstanding anything contained in this Paragraph 5 to the contrary, Landlord shall have no liability to reimburse Tenant for any such personal property taxes to the extent such personal property taxes are imposed solely as a consequence of the assignment of the Lease or the sublease of any portion of the Premises to any party other than an Affiliate. Tenant shall, if any such personal property tax is so imposed or assessed against the Premises, apply for an exemption therefrom and use its reasonable best efforts and reasonably cooperate with Landlord (i) to obtain such an exemption and
        (ii) to reasonably contest the imposition or assessment of such personal property tax, provided Landlord shall have the right to approve and, subject to Tenant's approval not to be unreasonably withheld or delayed, direct any such action to be taken by Tenant. Landlord shall reimburse Tenant for all reasonable costs and expenses (including court costs and attorney's fees) incurred by Tenant in connection with pursuing such exemption or contesting such personal property tax and such reimbursements by Landlord to Tenant shall not be included in Operating Expenses. Without limitation to the foregoing, such personal property tax in all events shall be excluded from Real Property Taxes under the Lease.

6.      CHANGES IN LAW

        6.1 Notwithstanding anything contained in Paragraphs 3 and 4 above, if the Building does not qualify for the Transit Zone Reduced Class Rate as a result of any new legislation or changes in the applicable laws enacted after the date of this Agreement and the Building previously qualified for the Transit Zone Reduced Class Rate, then Landlord and Tenant shall split equally the liability for the share (Tenant's Pro Rata share for the Initial Expansion Space and Tenant's Pro Rata Share for the Original Premises, as the case may be) of any additional Real Property Taxes imposed, payable, levied or assessed against the Building solely as a direct result of the Building not so qualifying for the Transit Zone Reduced Class Rate. In such event, Tenant's one-half (1/2) share of such liability shall be borne by increasing Tenant's Tax Contribution by an appropriate amount to reflect such additional Real Property Taxes.

        6.2 Notwithstanding anything contained in Paragraph 5 above, if Landlord is required to reimburse Tenant for any new personal property taxes imposed on Tenant's leasehold interest in the Initial Expansion Space or the Original Premises as provided in said Paragraph 5, and if such personal property taxes so imposed on Tenant's leasehold interest in the Initial Expansion Space or the Original Premises result from any new legislation or changes in the applicable laws enacted after the date of this Agreement and were not previously imposed on Tenant's leasehold interest in the Initial Expansion Space or the Original Premises, then Landlord and Tenant shall split equally such liability and Landlord shall only be required to reimburse Tenant for one-half of such personal property taxes.

        6.3 If the Building qualifies for the Transit Zone Reduced Class Rate, but the method for calculating the Transit Zone Reduced Class Rate changes as a result of any new legislation or changes in the applicable laws enacted after the date of this Agreement and, as a direct result, the Real Property Taxes applicable to the Building increase, then Tenant's Tax Contribution shall not include an amount equal to one-half (1/2) of the product of (x) Tenant's Pro-Rata Share for the Initial Expansion Space multiplied by (y) such increase in Real Property Taxes.

                Notwithstanding the foregoing to the contrary, nothing contained in this Agreement shall be deemed or construed to amend or modify the calculation of Tenant's Tax Contribution set forth in the Lease with respect to the entire

                Premises if the assessed value of the Building increases or there is otherwise an increase in the tax rate generally applicable to other property, including property located outside the transit zone.

        6.4 If the Building qualifies for the Transit Zone Reduced Class Rate and if, after the date of this Agreement, new legislation or changes in the applicable laws are enacted to impose on Tenant a personal property tax or other tax or assessment (whether or not such is in lieu of or in addition to the personal property tax described in Minn. Stat. 273.13, Subd.
                24a), and such personal property or other taxes or assessments are imposed only on tenants within structures qualifying for the Transit Zone Reduced Class Rate, then Landlord shall reimburse Tenant for one-half (1/2) of the such personal property tax or other tax or assessment applicable to Tenant's leasehold interest in the Initial Expansion Space only, and Landlord shall have no liability to reimburse Tenant for any other amount of such personal property or other taxes or assessments.

7. COOPERATION AND DEFENSE. Tenant shall use its reasonable best efforts and reasonably cooperate with Landlord to reasonably challenge or contest (i) any positions asserted by the applicable authorities contrary to the positions and interests of Landlord and/or Tenant set forth herein and (ii) any new legislation or changes in the applicable laws described in this Paragraph 6, provided Landlord shall have the right to approve and, subject to Tenant's approval not to be unreasonably withheld or delayed, direct any such action to be taken by Tenant. Landlord shall reimburse Tenant for all reasonable costs and expenses (including court costs and attorney's fees) incurred by Tenant in connection with such challenge or contest, provided any such reimbursement by Landlord to Tenant shall not be included in Operating Expenses.

8. ACKNOWLEDGMENT OF JOINT DEFENSE EFFORTS. Each Party affirms that the joint efforts undertaken by the Parties in connection with anticipated tax proceedings by virtue of their purpose, operation and use are attorney work product and will require the exchange of information, documents and other materials subject to the attorney/client, work product, joint defense, and other privileges.

9. CONFIDENTIALITY OF DOCUMENTS AND INFORMATION EXCHANGED IN JOINT DEFENSE EFFORTS.

        9.1 To ensure the protection of the mental impressions, conclusions, opinions, legal theories and other work product of counsel and their agents, as well as client confidences and other information, each Party agrees that all information, documents, and other materials that it receives from another Party in connection with any joint defense efforts in the anticipated tax proceedings, and all information, documents, and other materials directly or indirectly derived therefrom (all of the foregoing are referred to collectively as "Confidential Materials"), shall be deemed subject to the terms of this Agreement.

        9.2 Each Party agrees that all Confidential Materials that have been or will be exchanged between the Parties pursuant to their joint defense efforts will be exchanged in confidence; that all such Confidential Materials are subject to the attorney/client, work product, joint defense and other privileges; and that such privileges may not be waived by any Party without the prior written consent of the Party or Parties that produced such Confidential Materials.

        9.3 Each Party agrees that Confidential Materials shall not be given, shown, made available, communicated, or disclosed in any way to anyone other than: (i) the Parties (including, without limitation, any in-house counsel); (ii) the attorneys for the Parties and their partners, associated attorneys and paralegals working on the anticipated tax proceedings; (iii) independent consultants and/or experts retained by any Party or Parties working on the anticipated tax proceedings; (iv) such person or persons as the Parties mutually consent to in writing prior to the proposed disclosure; and (v) in connection with any action or proceeding between the Parties specifically relating to any dispute regarding the enforcement of this Agreement or a related provision of the Lease.

        9.4 No Confidential Materials shall be given, shown, made available, communicated, or disclosed in any way to any person to whom such disclosure is authorized by Paragraph 9.3 of this Agreement unless such person shall have read a copy of this Agreement and agreed in writing to abide by the same.

10.     CONFIDENTIAL MATERIALS SHALL BE USED ONLY IN JOINT DEFENSE EFFORTS.

        10.1 Each Party agrees that all Confidential Materials received from any other Party or Parties shall be used only in connection with the defense of the anticipated tax proceedings or in connection with any action or proceeding between the Parties specifically relating to any dispute regarding this Agreement or a related provision of the Lease, and shall not be used for any other purpose without the prior written consent of both Parties.

        10.2 The existence of this Agreement or of joint efforts in any tax proceedings shall not be used offensively or defensively in any legal proceeding involving the issue of contribution or indemnification, not shall any Party claim that any counsel is disqualified in such proceeding by reason of the joint efforts contemplated by this Agreement; provided, however, that this Agreement may be used in an action to enforce its terms.

11. PAYMENTS; REMEDY FOR BREACH OF AGREEMENT. All amounts payable by Landlord under this Agreement shall be paid within thirty (30) days of the written request therefore (such request shall be accompanied by reasonable substantiation of the amounts for which reimbursement is being sought. In addition, late payments shall bear interest as provided in Section 24.8 of the Lease). Each Party acknowledges that a breach of this Agreement will cause irreparable injury for which there is not adequate remedy at law, and therefore agrees that injunctive relief is the appropriate remedy and may be sought by any Part for any breach or threatened breach of this Agreement. In addition, as provided in Section 9 of the Supplemental Amendment, Tenant has the right to set off and deduct from the Rent owed by Tenant to Landlord under the Lease any amount owed by Landlord to Tenant under this Agreement, subject to the terms and conditions set forth in said Section 9 of the Supplemental Amendment.

12. SCOPE OF AGREEMENT. This Agreement applies to any investigation or tax proceeding with respect to the tax treatment of each Party's respective interests in the leased property that trigger the allocation of defense costs and tax liabilities effected by Paragraphs 3, 4, 5 and 6 above.

13. LEASE INCORPORATION. This Agreement and the provisions hereof shall be deemed to be a part of and an amendment to the Lease, as amended by the Supplemental Amendment, and incorporated therein and shall run with and bind and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns under the Lease. Except as set forth herein and in the Supplemental Amendment, the Lease shall otherwise remain in full force and effect, the parties hereto ratifying and confirming the Lease and the Supplemental Amendment. To the extent of any inconsistency between this Agreement and the Lease or the Supplemental Amendment, the terms of this Agreement shall control. This Agreement is not assignable by Landlord or Tenant except in connection with an assignment of the Lease permitted under the terms of the Lease. In the event Landlord assigns its interest under the Lease, then Landlord shall also assign its interest under this Agreement, the assignee shall assume the obligations of Landlord under this Agreement, and Landlord shall only be released from any obligations under this Agreement accruing after such written assignment and assumption, all in accordance with the procedures provided in Section 23.1 of the Lease in connection with the assignment of the Lease.

14. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Sate of Minnesota. The parties agree that exclusive forum for any dispute related to this Agreement shall be the state or federal courts in the State of Minnesota.

        IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the day and year first above written.

                                        LANDLORD:

                                        RYAN 800, LLC

                                        By: /s/ Timothy M. Gray
                                            -------------------------------
                                            Name: TIMOTHY M. GRAY
                                                  -------------------------
                                            Title: Chief Mgr.
                                                   ------------------------

                                            TENANT:

                                            U.S. BANCORP PIPER JAFFRAY COMPANIES
                                            INC.


                                            By: /s/ Susan E. Lester
                                               ---------------------------------
                                               Name: SUSAN E. LESTER
                                                    ----------------------------
                                               Title: MANAGING DIRECTOR
                                                     ---------------------------

                                     CONSENT

     The undersigned, as holder of that certain Combination Mortgage, Security Agreement and Fixture Financing Statement dated March 3, 1998 by and between Ryan 800, LLC, Minnesota limited liability company ("Lessor"), and the undersigned, filed on March 5, 1998 as Document No. 2893790 in the Office of the Registrar of Titles, Hennepin County, Minnesota, as amended by that certain Amended and Restated Combination Mortgage, Security Agreement, and Fixture Financing Statement-Bridge Loan dated July 22, 1998, by and between Lessor and undersigned, filed on July 29, 1998 as Document No. 3050507 in the Office of the Registrar of Titles, Hennepin County, Minnesota (collectively, the "Mortgage"), encumbering the Land and the Building (as defined in the Lease) hereby consents to the terms and conditions of the attached Lease Amendment, Indemnification and Joint Defense Agreement (the "Amendment") and gives all necessary approvals to the Amendment required by and under the Mortgage and that certain Subordination, Non-Disturbance and Attornment Agreement (Bridge Loan) dated as of July 22, 1998, by and among the undersigned. Lessor and U.S. Bancorp Piper Jaffray Companies Inc.


                                            U.S. BANK NATIONAL ASSOCIATION

                                            By /s/ [ILLEGIBLE]
                                               ---------------------------------
                                                  Its    VP
                                                      --------------------------

                                     CONSENT

     The undersigned, as holder of that certain Combination Mortgage, Security Agreement and Fixture Financing Statement dated March 3, 1998 by and between Ryan 800, LLC, Minnesota limited liability company ("Lessor"), and the undersigned, filed on March 5, 1998 as Document No. 2893788 in the Office of the Registrar of Titles, Hennepin County, Minnesota, as amended by that certain Amended and Restated Combination Mortgage, Security Agreement, and Fixture Financing Statement-Bridge Loan dated July 22, 1998, by and between Lessor and undersigned, filed on July 29, 1998 as Document No. 3050505 in the Office of the Registrar of Titles, Hennepin County, Minnesota (collectively, the "Mortgage"), encumbering the Land and the Building (as defined in the Lease) hereby consents to the terms and conditions of the attached Lease Amendment, Indemnification and Joint Defense Agreement (the "Amendment") and gives all necessary approvals to the Amendment required by and under the Mortgage and that certain Subordination, Non-Disturbance and Attornment Agreement (Office Loan) dated as of July 22, 1998, by and among the undersigned, Lessor and U.S. Bancorp Piper Jaffray Companies Inc.

                                            U.S. BANK NATIONAL ASSOCIATION

                                            By /s/ [ILLEGIBLE]
                                               ---------------------------------
                                                  Its     VP
                                                      --------------------------

                            CONFIRMATION OF GUARANTY
                            AND CONSENT OF GUARANTORS

     The undersigned Guarantors pursuant to a Completion Guaranty dated March 3, 1998 (the "Guaranty"), in favor of U.S. Bancorp Piper Jaffray Companies, Inc., a Delaware corporation formerly known as Piper Jaffray Companies, Inc. ("Tenant") with respect to an Office Lease dated March 3, 1998, by and between Ryan 800, LLC, a Minnesota corporation ("Landlord"), as landlord, and Tenant, as tenant, as amended by that certain First Amendment to Lease dated May 18, 1998 and that certain Second Amendment to Lease dated July 30, 1999 (collectively, the "Lease"), hereby consent to the attached Lease Amendment, Indemnification and Joint Defense Agreement (the "Agreement"), by and among Landlord and Tenant,
(ii) confirm and agree that the Guaranty continues to be valid and binding obligation of the undersigned Guarantors pursuant to its terms guaranteeing the Obligations (as defined in the Guaranty) as the same may be modified by the Agreement, (iii) affirm and ratify in full the Lease and Guaranty, and (iv) agree that they have executed and delivered this Confirmation and Consent although it is not required under Paragraph 7 of the Guaranty and such execution and delivery does not modify said Paragraph 7 and at Tenant's option no confirmation or consent will be required for any other amendments or modifications of the Lease.

     IN WITNESS WHEREOF, the undersigned have executed this confirmation of Guaranty and Consent of Guarantors this 29 day of September, 1999.

                                 GUARANTORS:          RYAN COMPANIES US, INC., a
                                                      Minnesota corporation


                                                      By: /s/ [ILLEGIBLE]
                                                          ----------------------
                                                            Its: [ILLEGIBLE]
                                                                 ---------------


                                                      RYAN COMPANIES, INC., a
                                                      Minnesota corporation


                                                      By: /s/ [ILLEGIBLE]
                                                          ----------------------
                                                            Its: [ILLEGIBLE]
                                                                 ---------------

                            THIRD AMENDMENT TO LEASE

     THIS THIRD AMENDMENT TO LEASE (this "Amendment"), made and entered into as of the 22nd day of November, 1999, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant");

                         W I T N E S S E T H  T H A T:

     WHEREAS, Landlord and Tenant entered into that certain Office Lease dated March 3, 1998, as amended by that certain First Amendment to Lease dated May 18, 1998, Second Amendment to Lease dated July 29, 1999, Supplemental Amendment Regarding Expansion Space dated September 29, 1999, and Lease Amendment, Indemnification and Joint Defense Agreement dated September 29, 1999 (collectively, the "Lease") for certain premises (the "Premises") in the building to be constructed by Landlord in the City of Minneapolis, Hennepin County, Minnesota (the "Building"); and

     WHEREAS, Landlord and Tenant desire to supplement and amend the Lease in certain respects as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby supplemented and amended and the parties hereto do hereby agree as follows:

     1. In addition to the terms defined in this Agreement, the terms used in this Amendment with an initial capital letter or letters shall have the same meanings in this Amendment as the meanings ascribed thereto in the Lease.

     2. Landlord has agreed to add certain exterior and interior landscape and hardscape improvements to the Building in accordance with the Minneapolis Beautiful Program, as generally described in SCHEDULE A and depicted on SCHEDULE A-1 attached hereto and incorporated herein and particularly described in the Approved Base Building Plans and Specifications. Tenant agrees to pay $250,000 to be applied toward the cost of such improvements, which payment shall be made by Tenant by reducing the maximum amount payable by Landlord for Tenant Work Costs, as provided in Section 3.6 of the Work Letter attached as Exhibit D to the Lease (the "Work Letter"), by $250,000.

     3. Tenant requested certain changes to the Base Building Work described in SCHEDULE B, attached hereto and incorporated herein (the "Tenant Base Building Change Orders"), which have been approved and incorporated into the Approved Base Building Plans and Specifications pursuant to the Work Letter. The total additional cost of the Tenant Base Building Change Orders is $2,561,323, and such amount shall be paid by Tenant by further reducing the maximum amount payable by Landlord for Tenant Work Costs, as provided in
            Section 3.6 of the Work Letter, by $2,561,323.

     4. During the Term of the Lease, Tenant shall have the right to use approximately 500 square feet of space located on Floor 1 in the area shown cross-hatched on SCHEDULE C-1 attached hereto and incorporated herein (which is in lieu of the space referred to in clause (a) of Section 12.8 of the Lease and as to which the provisions of Section 12.5 of the Lease shall not be applicable), and the approximately 800 square feet of space located on Floor 2 in the area shown cross-hatched on SCHEDULE C-2 attached hereto and incorporated herein (the "Generator Spaces"). The Generator Spaces shall be used solely for the purpose of installing and operating emergency generators serving the Premises and for no other purpose. During the Term of the Lease, Tenant shall also have the right to use approximately 1,400 square feet of space located on Floor P-2 in the area shown cross-hatched on SCHEDULE C-3 attached hereto and incorporated herein (the "UPS Space"). The UPS Space shall be used solely for the purpose of installing and operating uninterrupted power source equipment serving the Premises and for no other purpose. The UPS Space is being made available to Tenant pursuant to paragraph 9(h) of Exhibit 1 to the Work Letter. Tenant shall pay to Landlord a one-time payment of [***] for the use of the Generator Spaces throughout the entire Term, which amount shall be paid by Tenant by further reducing the maximum amount payable by Landlord for Tenant Work Costs, as provided in Section 3.6 of the Work Letter, by [***]. The use of the Generator Spaces and the UPS Space shall be subject to the terms and conditions of the Lease, except
            (a) the area of the Generator Spaces and the UPS Space shall not be included in the Rentable Area or Usable Area of the Premises;
            (b) no Base Rental shall be calculated or due with respect to the Generator Spaces or the UPS Space; (c) Tenant's Pro Rata Share for purposes of determining Tenant's Operating Expense Contribution shall not be calculated with the addition of the area of the Generator Spaces or the UPS Space; (d) the Rentable Area of the Premises shall not include the Generator Spaces or the UPS Space for purposes of determining the Allocated Spaces for parking pursuant to
            Section 11.2 of the Lease; (e) Landlord shall not be required to construct or install any improvements to or in the Generator Spaces or the UPS Space, and any such improvements shall be made by Tenant as part of the Tenant Work described in the Work Letter; and (f) the area of the Generator Spaces and the UPS Space shall not be included in the Rentable Area of the Premises for purposes of determining the maximum amount of Tenant Work Costs to be paid by Landlord as provided in Section 3.6 of the Work Letter, and no Tenant improvement allowance or amount shall be paid by Landlord with respect to the Generator Spaces or the UPS Space.

     5. The spaces on Floor P-1 referred to in clauses (b) and (c) of the first sentence of Section 12.8 of the Lease for the location, installation and use of Tenant's communication major and alternate point of presence have been combined to the space shown cross-hatched on SCHEDULE C-4 attached hereto and incorporated herein. The space for Tenant's fiber optics hub referred to in the last sentence of Section 12.8 of the Lease has been relocated to the separate space on Floor P-1 which is shown cross-hatched on SCHEDULE C-5 attached hereto and incorporated herein. It is acknowledged and agreed that, as provided in Section 12.8 of the Lease, the spaces described in this paragraph 5 shall be provided at no rent, cost or expense to Tenant.

     6. The Supplemental Amendment Regarding Expansion Space is amended by substituting for Exhibit B thereto the description of the Approved Base Building Plans and Specifications which is attached hereto as SCHEDULE D and incorporated herein.

     EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

     IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.


TENANT:                                     LANDLORD:

U.S. BANCORP PIPER JAFFRAY                  RYAN 800, LLC
COMPANIES INC.

By: /s/ [ILLEGIBLE]                         By: /s/ TIMOTHY M. GARY
   ------------------------------               --------------------------------

   Name:   [ILLEGIBLE]                          Name: TIMOTHY M. GARY
         ------------------------                     --------------------------
         Its:   SVP                                   Its:   [ILLEGIBLE]
              -------------------                          ---------------------


                                CONSENT BY LENDER

The undersigned, as holder of the mortgages covering the Land and Building referred to in the Lease, hereby consents to the foregoing Third Amendment to Lease.


                                            U.S. BANK NATIONAL ASSOCIATION

                                            By: /s/ [ILLEGIBLE]
                                                --------------------------------
                                                Its:    VP
                                                    ----------------------------

                            CONFIRMATION OF GUARANTY
                            AND CONSENT OF GUARANTORS

     The undersigned Guarantors pursuant to a Completion Guaranty dated March 3, 1998 (the "Guaranty"), in favor of U.S. Bancorp Piper Jaffray Companies, Inc., a Delaware corporation formerly known as Piper Jaffray Companies, Inc. ("Tenant") with respect to an Office Lease dated March 3, 1998, by and between Ryan 800, LLC, a Minnesota corporation ("Landlord"), as landlord, and Tenant, as tenant, as amended by that certain First Amendment to Lease dated May 18, 1998, and that certain Second Amendment to Lease dated July 29, 1999, and that certain Supplemental Amendment Regarding Expansion Space dated September 29, 1999 (collectively, the "Lease"), hereby consent to the foregoing Third Amendment to Lease (the "Third Amendment") by and among Landlord and Tenant, (ii) confirm and agree that the Guaranty continues to be a valid and binding obligation of the undersigned Guarantors pursuant to its terms guaranteeing the Obligations (as defined in the Guaranty) as the same may be modified by the Third Amendment,
(iii) affirm and ratify in full the Lease and Guaranty, and (iv) agree that they have executed and delivered this Confirmation and Consent although it is not required under Paragraph 7 of the Guaranty and such execution and delivery does not modify said Paragraph 7 and at Tenant's option no confirmation or consent will be required for any other amendments or modifications of the Lease.

     IN WITNESS WHEREOF, the undersigned have executed this Confirmation of Guaranty and Consent of Guarantors this 22 day of November, 1999.

                                 GUARANTORS:         RYAN COMPANIES US, INC., a
                                                     Minnesota corporation


                                                     By: /s/ [ILLEGIBLE]
                                                         -----------------------
                                                         Its:   [ILLEGIBLE]
                                                              ------------------

                                                     RYAN PROPERTIES, INC., a
                                                     Minnesota corporation

                                                     By: /s/ [ILLEGIBLE]
                                                         -----------------------
                                                         Its:   [ILLEGIBLE]
                                                              ------------------

                                   SCHEDULE A

                         US BANCORP PIPER JAFRAY CENTER                  9/15/99


MINNEAPOLIS BEAUTIFUL PROPOSAL ESTI.

Granite Pavers                         Paver Material                       Cold Spring       8327   sf
                                       Paver Install                        Twin City Tile    8327   sf
                                       Paver sub-base-Class 5               Vail              8327   ls
                                       Concrete sub-slab                    Gresser           8327   sf

Patch Existing Paver Areas                                                  Twin City Tile

Sidewalks at 8th and 9th Streets       Poured concrete                      Gresser           2700   lf

Landscaping/Irrigation                 Maple/Ameuancher/Grasses             Artaka                   ls

Lights and Traffic Signals             Replace                              City of Mpls

Bus Shelter and Kiosk                  Granite Base (material only)         Cold Spring         72   lf
                                       Footings/Foundations                 Ryan                     ls
                                       Refurbish and reinstall              CD Systems               ls

Banner Poles                           New granite base veneor              Cold Spring         72   sf

Planter/Seating 24" wide               Granite-Charcoal Black (matl only)   Cold Spring        285   lf
Planter/Seating Sub-structure          Remove pavers                        Ryan                     ls
                                       Remove sub-slab                      Ryan                     ls
                                       Thickened edge/slab bottom           Ryan                     ls
                                                                            Twin City Tile

Re-install Granite Pavers at Planters

Seating Elements 24" wide              Granite - Charcoal Black (matl only) Cold Spring         26   lf

Boulders                               Granite - Charcoal Black (matl only) Cold Spring          3   ea

Boulders with emerging forms           Granite - Charcoal Black (matl only) Cold Spring          6   ea

Monolithic Element                     Granite veneer (CB) on sub frame     Cold Spring          1   ea
                                       Sub frame                            Anderson Iron        1   ea
                                       AV Equipment

Exterior Monoliths                     Granite - Charcoal Black (matl only) Cold Spring          3   ea
Foundation for Exterior Monoliths      Footings/Foundations                 Ryan                     ls

Install Granite Elements                                                    Twin City Tile

Terrazzo                               New pattern

Consultant                             Ellerbe-Goldberg

Granite Pavers                         $  17.83       $ 146,780.00
                                       $  18.00/sf    $ 133,232.00
                                                      $   9,000.00
                                       $   2.50/sf    $  20,818.00
                                                      ------------
                                                                     $   309,830.00

Patch Existing Paver Areas               allowance    $ 100,000.00   $   100,000.00

Sidewalks at 8th and 9th streets       $   4.50/sf    $  12,150.00   $    12,150.00

Landscaping/Irrigation                                $  21,000.00   $    21,000.00

Lights and Traffic Signals                            $  10,500.00   $    10,500.00

Bus Shelter and Kiosk                  $    182/lf    $  13,104.00
                                                      $   8,500.00
                                                      $  68,825.00
                                                      ------------
                                                                     $    90,429.00

Banner Poles                                          $   1,500.00   $     1,500.00

Planter/Seating 24" wide               $    161/lf    $  45,885.00
Planter/Seating Sub-structure                         $  14,500.00
                                                      $  16,000.00
                                                      $  27,600.00
                                         allowance    $  22,000.00
                                                      ------------
Re-install Granite Pavers at Planters                                $   125,985.00

Seating Elements 24" wide              $    182/lf    $   5,096.00   $     5,096.00

Boulders                               $ 10,000/ea    $  30,000.00   $    30,000.00

Boulders with emerging forms           $ 12,500/ea    $  75,000.00   $    75,000.00

Monolithic Element                     $    10,000    $  10,000.00
                                           3200/ea    $   3,200.00
                                         allowance    $  25,000.00
                                                      ------------
                                                                     $    38,200.00

Exterior Monoliths                     $ 50,000/ea    $ 150,000.00
Foundation for Exterior Monoliths                     $   7,800.00
                                                      ------------
                                                                     $   167,800.00

Install Granite Elements                 allowance    $  70,000.00   $    70,000.00

Terrazzo                                 allowance    $  20,000.00   $    20,000.00

Consultant                                                           $   150,000.00
                                                                     --------------

                                       Total                         $ 1,217,490.00

                                  SCHEDULE A-1

[GRAPHIC]

                                                                 SCHEDULE B

                         U S BANCORP PIPER JAFFRAY CENTER                10/3/99

             Costs Allocated from Piper Tenant Improvement Allowance

                                                                                                       AMOUNT
            PIPER TENANT IMPROVEMENT ALLOWANCE:
            319,584 sf @ $30.00/s.f.                                                       $ 9,587,520.00    $  9,587,520.00

            PIPER COSTS FOR BASE BUILDING MODIFICATIONS (TO BE
            FUNDED FROM T.I. ALLOWANCE)
P2          Move main trading floor from 13 to 12                                                       -
P4A         9' ceilings at standard floors in lieu of 10'                                  $   261,528.00
P7C         Add water closets and lavs at Piper floors                                        ($37,295.00)
P8A         Add one additional primary trading floor                                          ($84,881.00)
P9B         Additional lavatories at 13th floor                                               ($38,888.00)
P12D        Additional elevator openings at trading bank on 1 floor                           ($26,488.00)
P12E        Move elevator openings to 6, 7, 9, 10 from 5, 6, 9, 10                             ($5,140.00)
P21A        Prep trading floor elev cabs for future floors                                     ($2,940.00)
P32B        Decrease equip load at trading floors                                          $   160,900.00
P33A        Decrease equip load at data center                                             $    41,000.00
P36C        Change semi-recessed heads to concealed at Piper areas                            ($18,572.00)                 -
P38A        Credit for elevator lobby ceiling & lighting work                              $    44,460.00
P39         Move stair C door on 12 & 13                                                                -
P50         Eliminate drinking fountains at west core on 11, 12, 13                              2,400.00
                                                                                           --------------
                                                                          Subtotal         $   296,084.00

            COSTS  ASSOCIATED WITH NER/UPS
P28B        Furnish and install two generators                                               ($963,787.00)
P29B        Furnish and install two UPS modules                                              ($528,375.00)
P30A        Redundant mechanical systems at trading floor                                    ($252,365.00)
P31A        Provide peak shaving                                                             ($126,103.00)
P56A        MCE 6/199 design requirements for NER/UPS                                        ($810,203.00)
            NER/UPS Acceleration                                                              ($90,000.00)
                                                                          Subtotal         ($2,770,833.00)

            COST TO FURNISH AND INSTALL CABLE TRAY AND ASSOCIATED WORK
P40B        Work around cable tray with low pressure duct on 6-10                             ($23,074.00)
P41B        Furnish & Install cable tray on floors 6-10                                       ($61,359.00)
P46         Sleeves in Comm rooms                                                              ($2,141.00)
                                                                                           --------------
                                                                          Subtotal            ($86,574.00)

                                                                                           Total              ($2,561,323.00)

            REVISED PIPER TENANT IMPROVEMENT ALLOWANCE                                                       $  7,026,197.00

                                  SCHEDULE C-1

[GRAPHIC]

                                  SCHEDULE C-2

[GRAPHIC]

                                  SCHEDULE C-3

[GRAPHIC]

                                  SCHEDULE C-4

[GRAPHIC]

                                  SCHEDULE C-5

[GRAPHIC]

                                   SCHEDULE D

================================================================================

                                                                  PROJECT MANUAL

                                                                             FOR

                                                            PIPER JAFFRAY CENTER
                                                               800 NICOLLET MALL
                                                                 MINNEAPOLIS, MN


                                                            Project No. 1013-000

                                                                          OWNER:
                                                                  Ryan 800, LLC.

                                                                      ARCHITECT:
                                                            Ellerbe Becket, Inc.

                                                                 CIVIL ENGINEER:
                                          Progressive Consulting Engineers, Inc.

                                                            STRUCTURAL ENGINEER:
                                                      Ericksen Roed & Associates

                                                            MECHANICAL ENGINEER:
                                                                   Horwitz, Inc.

                                                            ELECTRICAL ENGINEER:
                                                       Hunt Electric Corporation

                                                                 DESIGN/BUILDER:
                                                         Ryan Companies US, Inc.

================================================================================

                                             800 NICOLLET - PIPER JAFFRAY CENTER
                                                                 MINNEAPOLIS, MN

                                TABLE OF CONTENTS

INTRODUCTORY INFORMATION

    Document 00000   Title Page
    Document 00010   Project Manual Table of Contents
    Document 00015   List of Drawings
    Document 00200   Subcontract Agreement Forms
                     Standard Subcontract Agreement - Labor & Material
                     Standard Subcontract Agreement - Material Only
                     Insurance Certificate / Requirements
                     Change Order Form
                     Application for Payment
                     Application for Payment - Sample
    Document 00300   Project Documents
                     Construction Schedule
                     Geotechnical Data - Braun Intertec and GME Consultants
                     Project Labor Agreement
    Document 00700   General Conditions of Subcontract
    Document 00850   Safety Policies, Programs, and Procedures
    Document 00851   Job Hazard Analysis Form
    Document 00852   Supervisor's Accident/Minor Injury Report
    Document 00853   Safety Violation Notice
    Document 00854   Job Hazard Analysis Form

DIVISION 1 - GENERAL REQUIREMENTS

    Section 01160    Coordination and Meetings
    Section 01270    Unit Prices
    Section 01290    Payment Procedures
    Section 01300    Submittals
    Section 01310    Progress Schedules
    Section 01400    Quality Requirements
    Section 01500    Temporary Facilities and Controls
    Section 01600    Product Requirements
    Section 01735    Cutting, Patching and Removals
    Section 01738    Selective Demolition
    Section 01750    Starting of Systems
    Section 01770    Subcontract Closeout

DIVISION 2 - SITE CONSTRUCTION

    Section 02110    Erosion Control - PCE
    Section 02140    Dewatering - PCE
    Section 02220    Excavation, Backfilling and Compacting - PCE
    Section 02230    Aggregate Base - PCE
    Section 02300    Earthwork and Aggregates - Ellerbe Becket - Bulletin No. 7
    Section 02513    Asphaltic Concrete Paving - PCE
    Section 02514    Site Work Concrete - PCE
    Section 02668    Water Mains - PCE
    Section 02721    Storm Sewage Systems - PCE
    Section 02722    Sanitary Sewage Systems - PCE
    Section 02768    Pavement Marking - Ellerbe Becket

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan                   11.17.99
-------------------------------    --------
Terry Reagan                       Date


Ryan Companies US, Inc.

/s/ Thomas E. Wood                 11/16/99
-------------------------------    --------
Thomas E. Wood                     Date

RYAN COMPANIES US, INC.                                           DOCUMENT 00010
7/15/98                                                        TABLE OF CONTENTS

                                             800 NICOLLET - PIPER JAFFRAY CENTER
                                                                 MINNEAPOLIS, MN

DIVISION 3 - CONCRETE

    Section 03050    Concrete Materials
    Section 03100    Concrete Formwork
    Section 03200    Concrete Reinforcement
    Section 03210    Post Tensioning Materials
    Section 03220    Post Tensioning Material Insulation
    Section 03305    Cast-In-Place Concrete Placement
    Section 03310    Concrete Slab on Grade Placement
    Section 03371    Interior Walks, Equipment Curbs, Pads, and Bases - Ellerbe Becket
    Section 03430    Architectural Precast Concrete
    Section 03600    Grout

DIVISION 4 - MASONRY

    Section 04200    Unit Masonry - Ellerbe Becket
    Section 04420    Cut Stone - Ellerbe Becket - Bulletin No. 7

DIVISION 5 - METALS

    Section 05120    Structural Steel
    Section 05126    Steel Erection
    Section 05312    Steel Floor Deck
    Section 05400    Cold Formed Metal Framing - Ellerbe Becket - Bulletin No. 2
    Section 05500    Metal Fabrications - Ellerbe Becket
    Section 05515    Pre-Engineered Metal Stairs - Ellerbe Becket
    Section 05700    Ornamental Metal - Ellerbe Becket - Bulletin No. 6
    Section 05722    Ornamental Glass Railing System - Ellerbe Becket - Bulletin No. 7
    Section 05810    Expansion Joint Cover Assembiies - Ellerbe Becket

DIVISION 6 - WOOD AND PLASTICS

    Section 06100    Rough Carpentry - Ellerbe Becket
    Section 06230    Interior Finish Carpentry - Ellerbe Becket
    Section 06420    Panelwork - Ellerbe Becket
    Section 06625    Cast Plastic Fabrications - Ellerbe Becket

DIVISION 7 - THERMAL AND MOISTURE PROTECTION

    Section 07110    Bituminous Dampproofing - Ellerbe Becket
    Section 07130    Butyl Sheet Waterproofing - Ellerbe Becket - Bulletin No. 7
    Section 07135    Composite Sheet Membrane Waterproofing - Ellerbe Becket
    Section 07170    Bentonite Waterproofing - Ellerbe Becket - Bulletin No. 7
    Section 07184    Vehicular Traffic Coating - Ellerbe Becket
    Section 07200    Thermal Protection - Ellerbe Becket - Bulletin No. 7
    Section 07210    Building Insulation - Ellerbe Becket
    Section 07240    Exterior Insulation and Finish System - Ellerbe Becket - Bulletin No. 2
    Section 07414    Manufactured Wall Panels - Ellerbe Becket
    Section 07430    Composite Metal Panels - Ellerbe Becket - Bulletin No. 2
    Section 07510    Built-up Bituminous Roofing - Ellerbe Becket - Bulletin No. 6
    Section 07600    Flashing and Sheet Metal - Ellerbe Becket
    Section 07620    Sheet Metal Flashing - Ellerbe Becket - Bulletin No. 6

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan                   11.17.99
-------------------------------    --------
Terry Reagan                       Date


Ryan Companies US, Inc.

/s/ Thomas E. Wood                 11/16/99
-------------------------------    --------
Thomas E. Wood                     Date

RYAN COMPANIES US, INC.                                           DOCUMENT 00010
7/15/98                                                        TABLE OF CONTENTS

                                             800 NICOLLET - PIPER JAFFRAY CENTER
                                                                 MINNEAPOLIS, MN

    Section 07720    Roof Accessories - Ellerbe Becket
    Section 07818    Mineral Fiber Sprayed Fireproofing - Ellerbe Becket - Bulletin No. 2
    Section 07840    Firestopping - Ellerbe Becket
    Section 07920    Joint Sealants - Ellerbe Becket

DIVISION 8 - DOORS AND WINDOWS

    Section 08110    Steel Doors and Frames - Ellerbe Becket
    Section 08120    Aluminum Doors - Ellerbe Becket - Bulletin No. 2
    Section 08130    Stainless Steel Doors & Frames - Ellerbe Becket - Bulletin No. 2
    Section 08210    Wood Doors - Ellerbe Becket - Bulletin No. 2
    Section 08310    Access Doors and Panels - Ellerbe Becket
    Section 08332    Overhead Coiling Doors - Ellerbe Becket
    Section 08360    Sectional Overhead Doors - Ellerbe Becket - Bulletin No. 6
    Section 08384    Folding Traffic Doors - Ellerbe Becket
    Section 08421    Interior Aluminum Framed Storefront - Ellerbe Becket - Bulletin No. 7
    Section 08461    Automatic Sliding Glass Entrance - Ellerbe Becket - Bulletin No. 6
    Section 08470    Revolving Entrance Doors - Ellerbe Becket - Bulletin No. 2
    Section 08682    Sliding Window Assembly - Ellerbe Becket
    Section 08710    Finish Hardware - Ellerbe Becket - Bulletin No. 2
    Section 08810    Glass and Glazing - Ellerbe Becket - Bulletin No. 6

DIVISION 9 - FINISHES

    Section 09220    Portland Cement Plaster - Ellerbe Becket
    Section 09260    Gypsum Board Systems - Ellerbe Becket - Bulletin No. 2
    Section 09270    Gypsum Board Shaft Wall Systems - Ellerbe Becket - Bulletin No. 6
    Section 09310    Ceramic Tile - Ellerbe Becket - Bulletin No. 7
    Section 09440    Plastic Matrix Terrazzo - Ellerbe Becket - Bulletin No. 7
    Section 09510    Acoustical Ceilings - Ellerbe Becket - Bulletin No. 2
    Section 09610    Floor Treatment - Ellerbe Becket
    Section 09650    Resilient Flooring - Ellerbe Becket - Bulletin No. 6
    Section 09680    Carpet - Ellerbe Becket - Bulletin No. 2
    Section 09695    Floor Repair - Ellerbe Becket
    Section 09720    Wall Coverings - Ellerbe Becket - Bulletin No. 8
    Section 09900    Painting - Ellerbe Becket - Bulletin No. 6
    Section 09946    Decorative Polychromatic Part. Coating - Ellerbe Becket - Bulletin No. 2
    Section 09965    Elastomeric Coatings - Ellerbe Becket

DIVISION 10 - SPECIALTIES

    Section 10155    Toilet Partitions - Ellerbe Becket - Bulletin No. 8
    Section 10210    Metal Wall Louvers - Ellerbe Becket
    Section 10500    Metal Lockers - Ellerbe Becket
    Section 10520    Fire Protection Specialties - Ellerbe Becket
    Section 10550    Postal Specialties - Ellerbe Becket - Bulletin No. 2
    Section 10750    Telephone Specialties - Ellerbe Becket
    Section 10810    Toilet and Bath Accessories - Ellerbe Becket - Bulletin No. 2

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan                   11.17.99
-------------------------------    --------
Terry Reagan


Ryan Companies US, Inc.

/s/ Thomas E. Wood                 11/16/99
-------------------------------    --------
Thomas E. Wood                     Date


RYAN COMPANIES US, INC.                                           DOCUMENT 00010
7/15/98                                                        TABLE OF CONTENTS

                                             800 NICOLLET - PIPER JAFFRAY CENTER
                                                                 MINNEAPOLIS, MN

DIVISION 11 - EQUIPMENT

    Section 11014    Window Washing System - Ellerbe Becket
    Section 11160    Loading Dock Equipment - Ellerbe Becket

DIVISION 12 - FURNISHINGS

    Section 12492    Horizontal Louver Blinds - Ellerbe Becket

DIVISION 13 - NOT USED

DIVISION 14 - ELEVATORS

    Section 14200    Vertical Transportation Equipment - Otis Elevator
    Section 14270    Elevator Cab Finishes - Ellerbe Becket

DIVISION 15 - MECHANICAL

    Section 15010    General Requirements - Horwitz
    Section 15110    Pipe and Valve Fittings - Horwitz
    Section 15120    Valves - Horwitz
    Section 15135    Meters and Gauges - Horwitz
    Section 15140    Supports, Anchors and Sleeves - Horwitz
    Section 15150    Motors - Horwitz
    Section 15160    Identification - Horwitz
    Section 15170    Vibration Isolation - Horwitz
    Section 15180    Ductwork Systems - Horwitz
    Section 15190    Ductwork Accessories - Horwitz
    Section 15200    Mechanical Insulation - Horwitz
    Section 15400    Domestic Water Equipment - Horwitz
    Section 15420    Waste and Vent Components - Horwitz
    Section 15440    Storm Drainage Components - Horwitz
    Section 15480    Plumbing Fixtures and Trim - Horwitz
    Section 15500    Chemical Treatment - Horwitz
    Section 15510    Steam Specialties - Horwitz
    Section 15550    Heat Exchanges - Horwitz
    Section 15600    Pumps - Horwitz
    Section 15610    Unit Heaters - Horwitz
    Section 15615    Finned Tube Radiation - Horwitz
    Section 15620    Water Cooled Chillers - Horwitz
    Section 15630    Cooling Towers - Horwitz
    Section 15650    Humidifiers - Horwitz
    Section 15660    Fan Coil Units - Horwitz
    Section 15670    Computer Room Units - Horwitz
    Section 15700    Coils - Horwitz
    Section 15710    Fans - Horwitz
    Section 15720    High Performance Vane Axial Fan System - Horwitz
    Section 15730    Filters - Horwitz
    Section 15740    Air Terminals - Horwitz
    Section 15750    Diffusers, Registers and Grilles - Horwitz
    Section 15760    Roof Mounted Air Intakes and Outlets
    Section 15800    Testing, Adjusting and Balancing- Horwitz
    Section 15900    Building Control Sequences - Horwitz
    Section 15910    Automatic Control Sequences - Horwitz

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan                   11.17.99
-------------------------------    --------
Terry Reagan                       Date


Ryan Companies US, Inc.

/s/ Thomas E. Wood                 11/16/99
-------------------------------    --------
Thomas E. Wood                     Date


RYAN COMPANIES US, INC.                                           DOCUMENT 00010
7/15/98                                                        TABLE OF CONTENTS

                                             800 NICOLLET - PIPER JAFFRAY CENTER
                                                                 MINNEAPOLIS, MN

DIVISION 16 - ELECTRICAL

    Section 16010    Electrical - Supplementary General Requirements - Hunt Electric
    Section 16050    Basic Electrical - Hunt Electric
    Section 16060    Equipment Support and Concrete Work - Hunt Electric
    Section 16110    Raceways and Fittings - Hunt Electric
    Section 16112    Cable Support System - Hunt Electric
    Section 16120    600 Volt Wire - Hunt Electric
    Section 16130    Electrical Boxes and Fittings - Hunt Electric
    Section 16140    Wiring Devices - Hunt Electric
    Section 16141    Surface Raceways (MOA) - Hunt Electric
    Section 16195    Electrical Identification - Hunt Electric
    Section 16425    Switchboards - Hunt Electric
    Section 16427    Transient Voltage Surge Suppression - Hunt Electric
    Section 16440    Disconnect Switches (Safety Switches) - Hunt Electric
    Section 16450    Grounding - Hunt Electric
    Section 16460    Dry Type Transformers - Hunt Electric
    Section 16465    Busway (600 Volt and Less) - Hunt Electric
    Section 16472    Panelboards - Hunt Electric
    Section 16478    Fuses (600 Volt and Less) - Hunt Electric
    Section 16481    Motor Starters - Hunt Electric
    Section 16483    Motor Control Centers - Hunt Electric
    Section 16485    Contactors and Relays - Hunt Electric
    Section 16490    Transfer Switches - Hunt Electric
    Section 16501    Lamps - Hunt Electric
    Section 16502    Luminaire Accessories - Hunt Electric
    Section 16510    Interior Luminaires - Hunt Electric
    Section 16520    Exterior Luminaires - Hunt Electric
    Section 16535    Emergency Lighting - Hunt Electric
    Section 16620    Emergency Engine Generators (Diesel) - Hunt Electric
    Section 16670    Lighting Protection System - Hunt Electric
    Section 16723    Fire Alarm System - Hunt Electric
    Section 16740    Telephone Raceway System - Hunt Electric
    Section 16921    Occupancy and Photocell Sensors - Hunt Electric

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan                   11.17.99
-------------------------------    --------
Terry Reagan                       Date


Ryan Companies US, Inc.

/s/ Thomas E. Wood                 11/16/99
-------------------------------    --------
Thomas E. Wood                     Date

RYAN COMPANIES US, INC.                                           DOCUMENT 00010
7/15/98                                                        TABLE OF CONTENTS

   Exhibit 'B'
                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                                Change Order No. 5

800 Nicollet - Piper Jaffray Center
Job #1013-000

PROJECT DRAWINGS

[Illegible] Description                                                            Doc Date
-------------------------------------------------------------------------------------------
SITE/CIVIL
1 of 4              As-Built Survey                                                1/13/98
C101                Demolition, Excavation & Retention Plan                       12/31/97
C201                Site & Grading Plan                                            5/18/98
C202                Utility Plan                                                   5/18/98
C203                Utility Profiles                                               5/18/98
C204                Details                                                        5/18/98
C205                Erosion Control Plan                                           5/18/98

ARCHITECTURAL
AT01                Title & Index to Drawings & Symbols and General Information     3/8/99
AT02                General Information/Symbols Sheet                              10/14/98
A0P3                Parking Level 3 - Fire Rated Partition Plan                     3/8/99
A0P2                Parking Level 2 - Fire Rated Partition Plan                     3/8/99
A0P1                Parking Level 1 - Fire Rated Partition Plan                     3/8/99
A001                1st Floor - Fire Rated Partition Plan                           3/8/99
A002                2nd Floor - Fire Rated Partition Plan                          6/23/99
A003                3rd Floor - Fire Rated Partition Plan                           3/8/99
A004                4th Floor - Fire Rated Partition Plan                           3/8/99
A005                5th Floor -10th Floor - Fire Rated Partition Plan               3/8/99
A011                11th Floor - Fire Rated Partition Plan                          3/8/99
A012                12th Floor - Fire Rated Partition Plan                          3/8/99
A013                13th Floor - Fire Rated Partition Plan                          3/8/99
A014                14th Floor - Fire Rated Partition Plan                          3/8/99
A015                15th Floor - Fire Rated Partition Plan                          3/8/99
A016                16th - 22nd Floor - Fire Rated Partition Plan                   3/8/99
A023                23rd Floor - Fire Rated Partition Plan                          3/8/99
A024                24th Floor - Fire Rated Partition Plan                          3/8/99
A025                25th - 29th Floor - Fire Rated Partition Plan                   3/8/99
A029                29th Floor - Fire Rated Partition Plan                          3/8/99
A030                30th Floor - Fire Rated Partition Plan                          3/8/99
A031                Penthouse & Mezzanine Level - Fire Rated Partition Plan         3/8/99
A1P3A               Parking Level 3 - Floor Plan (area A)                           3/8/99
A1P3B               Parking Level 3 - Floor Plan (area B)                           3/8/99
A1P2A               Parking Level 2 - Floor Plan (area A)                          6/23/99
A1P2B               Parking Level 2 - Floor Plan (area B)                          6/23/99
A1P1A               Parking Level 1 - Floor Plan (area A)                           3/8/99
A1P1B               Parking Level 2 - Floor Plan (area B)                          6/23/99
A101A               First Floor - Floor Plan (Area A)                              6/23/99
A101B               First Floor - Floor Plan (Area B)                               3/8/99
A102A               Second Floor - Floor Plan (Area A)                             6/23/99
A102B               Second Floor - Floor Plan (Area B)                             6/23/99
A103                3rd Floor Plan                                                 6/23/99
A104                4th Floor Plan                                                  3/8/99
A105                5th Floor Plan                                                  3/8/99
A106                6th Floor Plan                                                  3/8/99
A107                7th Floor Plan                                                  3/8/99
A108                8th Floor Plan                                                  3/8/99
A109                9th Floor Plan                                                  3/8/99
A110                10th Floor Plan                                                 3/8/99
A111                11th Floor Plan                                                 3/8/99
A112                12th Floor Plan                                                4/26/99
A113                13th Floor Plan                                                4/26/99
A114                14th Floor Plan                                                6/23/99
A115                15th Floor Plan                                                 3/8/99
A116                16th Floor Plan                                                 3/8/99
A117                17th Floor Plan                                                 3/8/99
A118                18th Floor Plan                                                 3/8/99
A119                19th Floor Plan                                                 3/8/99
A120                20th Floor Plan                                                 3/8/99
A121                21st Floor Plan                                                 3/8/99
A122                22nd Floor Plan                                                 3/8/99

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan                   11.17.99
-----------------------------      --------
Terry Reagan                       Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood                 11/16/99
-----------------------------      --------
Thomas E. Wood                     Date


[Illegible stamp]

   Exhibit 'B'

                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                                Change Order No. 5

A123                23rd Floor Plan                                                 3/8/99
A124                24th Floor Plan                                                 3/8/99
A125                25th Floor Plan                                                 3/8/99
A126                26th Floor Plan                                                 3/8/99
A127                27th Floor Plan                                                 3/8/99
A128                28th Floor Plan                                                 3/8/99
A129                29th Floor Plan                                                 3/8/99
A130                30th Floor Plan                                                 3/8/99
A131                Penthouse and Mezzanine Level Plan                             4/26/99
A132                Roof Plan                                                       3/8/99
A133                Roof Details                                                    3/8/99
A134                Roof Details                                                    3/8/99
A135                Roof Details                                                    3/8/99
A201A               First Floor Reflected Ceiling Plan - Area A                    6/23/99
A201B               First Floor Reflected Ceiling Plan - Area B                     3/8/99
A202A               Second Floor Reflected Ceiling Plan - Area A                   6/23/99
A202B               Second Floor Reflected Ceiling Plan - Area B                   6/23/99
A203                3rd Floor Reflected Ceiling Plan                               10/14/98
A204                4th Floor Reflected Ceiling Plan                               10/14/98
A205                5th - 10th Floor Reflected Ceiling Plan                         3/8/99
A211                11th Floor Reflected Ceiling Plan                               3/8/99
A212                12th Floor Reflected Ceiling Plan                              4/26/99
A213                13th Floor Reflected Ceiling Plan                               3/8/99
A214                14th Floor Reflected Ceiling Plan                               3/8/99
A215                15th Floor Reflected Ceiling Plan                              10/14/98
A216                16th - 22nd Floor Reflected Ceiling Plan                        3/8/99
A223                23rd Floor Reflected Ceiling Plan                               3/8/99
A224                24th Floor Reflected Ceiling Plan                               3/8/99
A225                25th - 29th Floor Reflected Ceiling Plan                        3/8/99
A226                26th - 29th Reflected Ceiling Plan                              3/8/99
A230                30th Floor Reflected Ceiling Plan                               3/8/99
A231                Penthouse Level Reflected Ceiling Plan                          3/8/99
A300                East Elevation - LaSalle Court Parking Ramp                     3/8/99
A301                Exterior Elevations - East                                     8/17/98
A302                Exterior Elevation - North                                      3/8/99
A303                Exterior Elevations - West                                      3/8/99
A304                Exterior Elevation - South                                      3/8/99
A305                Enlarged Exterior Elevations                                    3/8/99
A306                Enlarged Exterior Elevations                                    3/8/99
A307                Enlarged Exterior Elevations                                   10/14/98
A308                Enlarged Exterior Elevations                                   8/17/98
A309                Enlarged Exterior Elevations                                   8/17/98
A310                Enlarged Exterior Elevations                                    3/8/99
A311                Enlarged Exterior Elevations                                   11/18/98
A312                Enlarged Exterior Elevations                                    3/8/99
A313                Enlarged Exterior Elevations                                   8/17/98
A314                Enlarged Exterior Elevations                                   11/18/98
A315                Enlarged Exterior Elevations                                    3/8/99
A400                Schematic Building Cross Section                               11/18/98
A401                Building Cross Section                                          3/8/99
A403                Exterior Wall Sections                                          3/8/99
A404                Exterior Wall Sections                                         8/17/98
A405                Exterior Wall Sections                                          3/8/99
A406                Exterior Wall Sections                                          3/8/99
A407                Exterior Wall Sections                                         8/17/98
A408                Sections and Elevations                                        8/17/98
A409                Sections and Elevations                                        8/17/98
A410                Sections and Elevations                                        8/17/98
A411                Exterior Wall Sections                                         8/17/98
A412                Exterior Wall Sections                                         8/17/98
A413                Exterior Wall Sections                                        10/14/98
A414                Exterior Wall Sections                                         8/17/98
A420                Exterior Wall Sections                                         11/18/98
A421                Exterior Wall Sections (Vertical)                              11/18/98
A422                Exterior Wall Sections (Vertical)                              11/18/98
A423                Exterior Wall Sections (Vertical)                              11/18/98
A424                Exterior Wall Sections (Vertical)                              11/18/98
A425                Exterior Wall Sections (Vertical)                               3/8/99
A426                Exterior Wall Sections (Vertical)                               3/8/99

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan                 11.17.99
-----------------------------    --------
Terry Reagan                     Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood               11/16/99
-----------------------------    --------
Thomas E. Wood                   Date


[Illegible stamp]

   Exhibit 'B'
                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                                Change Order No.5

A430                Exterior Wall Sections (horizontal)                             3/8/99
A431                Exterior Wall Sections (horizontal)                            11/18/98
A432                Exterior Wall Sections (horizontal)                             3/8/99
A433                Exterior Wall Sections (horizontal)                            11/18/98
A434                Exterior Wall Sections (horizontal)                            11/18/98
A435                Exterior Wall Sections (horizontal)                             3/8/99
A436                Exterior Wall Sections (horizontal)                            11/18/98
A437                Exterior Wall Sections (horizontal)                            8/17/98
A438                Exterior Wall Sections (horizontal)                            10/14/98
A450                Parking Level Ramp Elevations                                  10/14/98
A451                Parking Level Ramp Sections                                    10/14/98
A501                Exterior Details                                                3/8/99
A502                Exterior Details                                                3/8/99
A503                Exterior Details                                                3/8/99
A504                Exterior Details                                               8/17/98
A505                Exterior Details                                                3/8/99
A506                Exterior Details                                                3/8/99
A509                Kneewall Area A                                                 3/8/99
A510                Kneewall Area B                                                 3/8/99
A511                Louver Elevations                                              6/23/99
A512                Miscellaneous Exterior Details                                 11/18/98
A601                Stair Sections                                                  3/8/99
A602                Elevator and Stair Plans, Details & Sections                   11/18/98
A603                Elevator, Stair plans, Details & Sections                       3/8/99
A605                Skyway Plan & Sections                                         6/23/99
A606                Skyway Plan & Section                                          6/23/99
A607                Skyway Plan & Section                                          6/23/99
A701                Enlarged Core Plans - Levels 3-11                               3/8/99
A702                Enlarged Core Plans - Levels 12, 13, 14                        4/26/99
A703                Enlarged Core Plans - Levels 15-24                              3/8/99
A704                Enlarged Core Plans - Levels 25-Penthouse Mezzanine             3/8/99
A715                Enlarged Toilet Plans                                          6/23/99
A716                Enlarged Toilet Plans                                          6/23/99
A717                Enlarged Toilet Plans & Elevations                              3/8/99
A718                Toilet Details                                                 6/23/99
A719                Room Finish Plans - Toilets                                    6/23/99
A720                Room Finish Plans - Toilets                                    6/23/99
A721                Enlarged Reflected Ceiling Plans - Toilets                      3/8/99
A722                Enlarged Reflected Ceiling Plans - Toilets                     4/26/99
A723                Enlarged Area Plans - 1st and 2nd floors                        3/8/99
A724                Enlarged Floor Plan - 14th floor                               6/23/99
A801                First Floor - Floor Finish Pattern                             11/18/98
A802                Second Floor - Floor Finish Pattern                            11/18/98
A810                Interior Lobby Elevations                                      6/23/99
A811                Interior Lobby Elevations                                       3/8/99
A812                Tenant Elevator Lobby Details                                  10/14/98
A813                Tenant Elevator Lobby Details                                  8/17/98
A814                Interior Lobby Elevations                                       3/8/99
A815                Skyway Level Lobby Details                                      3/8/99
A816                1st Floor elevator Lobby Details                                3/8/99
A817                Interior Lobby Elevations                                       3/8/99
A818                Interior Lobby Details                                          3/8/99
A901                Partition Types and Door Details                               6/23/99
A902                Misc. Interior Details                                         6/23/99
A903                Misc. Interior Details                                         6/23/99
A904                Interior Sections and Details                                  6/23/99

STRUCTURAL
S001                General Structural Notes                                       2/26/99
S002                Typical Details                                                2/26/99
S003                Typical Details                                                2/26/99
S010                Footing and Concrete Column Schedules                          2/26/99
S020                Steel Column Schedule Low-Rise (1st-14th floor)                2/26/99
S021                Steel Column Schedule High-Rise (1st-14th floor)               2/26/99
S022                Steel Column Schedule High-Rise (15th-PH roof)                 2/26/99
S030                Typical Post-tension Details                                   2/26/99
S040                Post-tension/Conventional Concrete Beam Reinforcing            2/26/99
S050                Two-way Flat Slab Schedule and Details                         2/26/99
S101A               Parking Level 3 - Framing Plan - Area A                        2/26/99

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan           11-17-99
------------------------   --------
Terry Reagan               Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood         11-16-99
------------------------   --------
Thomas E. Wood             Date


[Illegible stamp]

   Exhibit 'B'
                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                                Change Order No.5

S101B               Parking Level 3 - Framing Plan - Area B                        2/26/99
S102A               Parking Level 2 - Framing Plan - Area A                        2/26/99
S102B               Parking Level 2 - Framing Plan - Area B                        2/26/99
S103A               Parking Level 1 - Framing Plan - Area A                        2/26/99
S103B               Parking Level 1 - Framing Plan - Area B                        2/26/99
S150                Foundation Sections & Details                                  2/26/99
S151                Foundation Sections & Details                                  2/26/99
S152                Foundation Sections & Details                                  2/26/99
S153                Foundation Sections & Details                                  2/26/99
S170                Sections and Details                                           2/26/99
S171                Sections and Details                                           2/26/99
S172                Sections and Details                                           2/26/99
S174                Sections and Details                                           2/26/99
S175                Sections and Details                                           2/26/99
S180                Sections and Details                                           2/26/99
S181                Sections and Details                                           2/26/99
S182                Sections and Details                                           2/26/99
S183                Sections and Detail                                            2/26/99
S184                Sections and Detail                                            2/26/99
S201A               First Level (Street) - Framing Plan - Area A                   2/26/99
S201B               First Level (Street) - Framing Plan - Area B                   2/26/99
S201C               Loading Dock Framing Plan                                      2/26/99
S202A               2nd Level (Skyway) - Framing Plan - Area A                     2/26/99
S202B               2nd Level (Skyway) - Framing Plan - Area B                     2/26/99
S203A               3rd Level Floor Framing Plan - Area A                          2/26/99
S203B               3rd Level Floor/Roof Framing Plan - Area B                     2/26/99
S204A               4th Level Floor/Mech Roof Framing Plan - Area A                2/26/99
S204B               4th Level Floor/Mech Roof Framing Plan - Area B                2/26/99
S205A               5th Level Floor Framing Plan - Area A                          2/26/99
S205B               5th Level Floor Framing Plan - Area B                          2/26/99
S206A               6th Level Floor Framing Plan - Area A                          2/26/99
S206B               6th Level Floor Framing Plan - Area B                          2/26/99
S211A               11th Level Floor Framing Plan - Area A                         2/26/99
S211B               11th Level Floor Framing Plan - Area B                         2/26/99
S212A               12th Level Floor Framing Plan - Area A                         2/26/99
S212B               12th Level Floor Framing Plan - Area B                         2/26/99
S213A               13th Level Floor Framing Plan - Area A                         2/26/99
S213B               13th Level Floor Framing Plan - Area B                         2/26/99
S214A               14th Level Floor Framing Plan - Area A                         2/26/99
S214B               14th Level Floor Framing Plan - Area B                         2/26/99
S215                15th Level Floor Framing Plan                                  2/26/99
S216                16th thru 22nd Floor Framing Plan                              2/26/99
S223                23rd Level Floor Framing Plan                                  2/26/99
S224                24th Level Floor Framing Plan                                  2/26/99
S225                25th Level Floor Framing Plan                                  2/26/99
S226                26th thru 29th Floor Framing Plan                              2/26/99
S230                30th Level Floor Framing Plan                                  2/26/99
S231                Upper Penthouse Floor Framing Plan                             2/26/99
S232                Mezzanine Floor Framing Plan                                   2/26/99
S233                Roof Framing Plan                                              2/26/99
S234                Partial Framing Plan                                           2/26/99
S235                Partial Framing Plans                                          2/26/99
S236                High Rise Canopy Plan and Details                              2/26/99
S300                South Core Wall Reinforcing Elevations                         2/26/99
S301                North Core Wall Reinforcing Elevations                         2/26/99
S302                East Core Wall Reinforcing Elevations                          2/26/99
S303                West Core Wall Reinforcing Elevations                          2/26/99
S304                Interior Core Wall Reinforcing Elevations                      2/26/99
S305                Interior Core Wall Reinforcing Elevations                      2/26/99
S400                Floor Framing Section and Details                              2/26/99
S401                Floor Framing Section and Details                              2/26/99
S402                Elevator Divider Beams Elevation                               2/26/99
S403                Floor Framing Sections and Details                             2/26/99
S404                Floor Framing Sections and Details                             2/26/99
S405                Floor Framing Sections and Details                             2/26/99
S406                Floor Framing Sections and Details                             2/26/99
S407                Floor Framing Sections and Details                             2/26/99
S408                Floor Framing Sections and Details                             2/26/99
S409                Floor Framing Sections and Details                             2/26/99

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan           11-17-99
------------------------   --------
Terry Reagan               Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood         11-16-99
------------------------   --------
Thomas E. Wood             Date


[Illegible stamp]

   Exhibit 'B'
                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                                Change Order No.5

S410                Floor/Roof Framing Sections and Details                        2/26/99
S500                Skyway Bridge Plans and Details                                2/26/99

8 1/2 X 11 SHEETS
B4-TS1              Optional cont. footing @ non-load big masonry wall             11/18/98
B4-TS2              CMU wall reinforcing grouting diagram                          11/18/98
B4-TS3              Typ lintel schedule                                            11/18/98
B4-TS4              Partial P-1 level plan                                         11/18/98
B4-TS5              Core bank elevator pit service level (EL 131'-5")              11/18/98
B4-TS6              Section @ concrete stair                                       11/18/98
B4-TS7              Partial loading dock framing plan                              11/18/98
B4-TS8              Partial 2nd floor framing plan                                 11/18/98
B4-TS9              Partial 3rd floor framing plan                                 11/18/98
B4-TS10             Partial 3rd floor framing plan                                 11/18/98
B4-TS11             Partial 12th floor framing plan                                11/18/98
B4-TS12             Partial 13th floor framing plan                                11/18/98
B4-TS13             Partial penthouse floor framing plan                           11/18/98
B4-TS14             Partial penthouse floor framing plan                           11/18/98
B4-TS15             2nd floor machine room framing plan                            11/18/98
B4-TS16             24th floor machine room framing plan                           11/18/98
B4-TS17             32nd floor machine room framing plan                           11/18/98
B4-TS18             Typical slab edge detail                                       11/18/98
B4-TS19             Typical add'l reinf. req'd at comp/formdeck slab openings      11/18/98
B4-TS20             Section @ level 2 exit ramp lintel                             11/18/98
B4-TS21             Section @ level 2 bridge                                       11/18/98
B4-TS22             Section @ level 2 garage elevator machine-room                 11/18/98
B4-TS23             Section @ level 2                                              11/18/98
B4-TS24             Section @ level 2                                              11/18/98
B4-TS25             Section @ level 2                                              11/18/98
B4-TS26             Section @ tie back                                             11/18/98
B4-TS27             Section @ davit support @ BM                                   11/18/98
B4-TS28             Section @ davit support @ col                                  11/18/98
B4-TS29             Typ sect @ cooling tower raised framing                        11/18/98
B4-TS30             Partial 1st level (street) framing plan                        11/18/98
B4-TS31             Partial 2nd floor framing plan                                 11/18/98
B4-TS32             Section @ WF post                                              11/18/98

MECHANICAL (HORWITZ, INC.)
P000                Cover Sheet                                                     3/8/99
P001                Level One Parking                                               3/8/99
P002                Level Two Parking                                              6/23/99
P002A               Level Two Steam Room                                           4/26/99
P003                Level Three Parking                                            6/23/99
P101                Floor One                                                       3/8/99
P102                Floor Two                                                      6/23/99
P102A               Skyway Piping                                                   3/8/99
P103                Floor Three                                                    4/26/99
P104                Floor Four                                                      3/8/99
P105                Floor Five                                                     9/13/99
P106                Floor Six                                                      9/13/99
P107                Floor Seven                                                    9/13/99
P108                Floor Eight                                                    9/13/99
P109                Floor Nine                                                     9/13/99
P110                Floor Ten                                                      9/13/99
P111                Floor Eleven                                                   9/13/99
P112                Floor Twelve                                                   9/13/99
P113                Floor Thirteen                                                 9/13/99
P114                Floor Fourteen                                                 6/23/99
P115                Floor Fifteen                                                   3/8/99
P116                Floor Sixteen                                                   3/8/99
P117                Floor Seventeen                                                4/26/99
P118                Floor Eighteen                                                  3/8/99
P119                Floor Nineteen                                                  3/8/99
P120                Floor Twenty                                                    3/8/99
P121                Floor Twenty-One                                                3/8/99
P122                Floor Twenty-Two                                                3/8/99
P123                Floor Twenty-Three                                             4/26/99
P124                Floor Twenty-Four                                               3/8/99
P125                Floor Twenty-Five                                               3/8/99

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan           11-17-99
------------------------   --------
Terry Reagan               Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood         11-16-99
------------------------   --------
Thomas E. Wood             Date

[ILLEGIBLE]
Date Revised: August 28, 1995

   Exhibit 'B'
                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                               Change Order No. 5

P126                Floor Twenty-Six                                                3/8/99
P127                Floor Twenty-Seven                                              3/8/99
P128                Floor Twenty-Eight                                              3/8/99
P129                Floor Twenty-Nine                                               3/8/99
P130                Floor Thirty                                                    3/8/99
P131                Floor Thirty-One                                                4/26/99
P132                Floor Thirty-One Chiller Room                                   4/26/99
P200                Waste, Vent, and Water Risers                                   3/8/99
P201                Storm, Heating, Cooling, and Steam Risers                       3/8/99
P202                Heating/Cooling Isometrics                                      3/8/99
P203                Details                                                         3/8/99
P204                Schedules                                                       3/8/99

MECHANICAL (MASTER MECHANICAL)
V001                Specifications Symbols Abbreviation and Sheet Index            10/26/99
V1P3A               Parking Level Three - Area 'A' HVAC Plan                        3/8/99
V1P3B               Parking Level Three - Area 'B' HVAC Plan                        3/8/99
V1P2A               Parking Level Two - Area 'A' HVAC Plan                          3/8/99
V1P2B               Parking Level Two - Area 'B' HVAC Plan                          3/8/99
V1P1A               Parking Level One - Area 'A' HVAC Plan                          3/8/99
V1P1B               Parking Level One - Area 'B' HVAC Plan                          3/8/99
V1P1C               Parking Level One (LaSalle) - Area 'C' HVAC Plan                3/8/99
V1P1D               Parking Level One (LaSalle) - Area 'D' HVAC Plan                3/8/99
V101A               1st Floor Area 'A' HVAC Plan                                    3/8/99
V101B               1st Floor Area 'B' HVAC Plan                                    3/8/99
V102A               2nd Floor Area 'A' HVAC Plan                                   6/23/99
V102B               2nd Floor Area 'B' HVAC Plan                                   6/23/99
V103A               3rd Floor Area 'A' HVAC Plan                                    3/8/99
V103B               3rd Floor Area 'B' HVAC Plan                                    3/8/99
V104A               4th Floor Area 'A' HVAC Plan                                   7/29/99
V104B               4th Floor Area 'B' HVAC Plan                                   7/29/99
V105A               5th Floor Area 'A' HVAC Plan                                   7/29/99
V105B               5th Floor Area 'B' HVAC Plan                                   7/29/99
V106A               6th Floor Area 'A' HVAC Plan                                   10/26/99
V106B               6th Floor Area 'B' HVAC Plan                                   10/26/99
V107A               7th Floor Area 'A' HVAC Plan                                   10/26/99
V107B               7th Floor Area 'B' HVAC Plan                                   10/26/99
V108A               8th Floor Area 'A' HVAC Plan                                   10/26/99
V108B               8th Floor Area 'B' HVAC Plan                                   10/26/99
V109A               9th Floor Area 'A' HVAC Plan                                   10/26/99
V109B               9th Floor Area 'B' HVAC Plan                                   10/26/99
V110A               10th Floor Area 'A' HVAC Plan                                  10/26/99
V110B               10th Floor Area 'B' HVAC Plan                                  8/13/99
V111A               11th Floor Area 'A' HVAC Plan                                  10/26/99
V111B               11th Floor Area 'B' HVAC Plan                                  10/26/99
V112A               12th Floor Area 'A' HVAC Plan                                  8/13/99
V112B               12th Floor Area 'B' HVAC Plan                                  10/26/99
V113A               13th Floor Area 'A' HVAC Plan                                  8/13/99
V113B               13th Floor Area 'B' HVAC Plan                                  10/26/99
V114                14th Floor Mechanical Room Plan                                4/26/99
V115                15th Floor HVAC Plan                                            3/8/99
V116                16th Floor HVAC Plan                                            3/8/99
V117                17th Floor HVAC Plan                                            3/8/99
V118                18th Floor HVAC Plan                                            3/8/99
V119                19th Floor HVAC Plan                                            3/8/99
V120                20th Floor HVAC Plan                                            3/8/99
V121                21st Floor HVAC Plan                                            3/8/99
V122                22nd Floor HVAC Plan                                            3/8/99
V123                23rd Floor HVAC Plan                                            3/8/99
V124                24th Floor HVAC Plan                                            3/8/99
V125                25th Floor HVAC Plan                                            3/8/99
V126                26th Floor HVAC Plan                                            3/8/99
V127                27th Floor HVAC Plan                                            3/8/99
V128                28th Floor HVAC Plan                                            3/8/99
V129                29th Floor HVAC Plan                                            3/8/99
V130                30th Floor HVAC Plan                                            3/8/99
V131                Penthouse HVAC Plan                                             3/8/99
V132                Penthouse Mezzanine HVAC Plan                                   3/8/99

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan           11-17-99
------------------------   --------
Terry Reagan               Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood         11-16-99
------------------------   --------
Thomas E. Wood             Date

[ILLEGIBLE]
Date Revised: August 28, 1995

   Exhibit 'B'
                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                               Change Order No. 5

V201                3rd Floor Mechanical Room & Garage Exh. Elevations              3/8/99
V202                14th Floor Mechanical Elevations                               4/26/99
V203                14th Floor AHU-1,2,3,4 Weights & Locations                      3/8/99
V301                Toilet and General Exhaust Risers Plan                          3/8/99
V302                Toilet and General Exhaust Risers Plan                          3/8/99
V303                AHU-3 Supply Riser 2nd-10th Floors                              3/8/99
V304                AHU-2 Supply Riser 14th-30th Floors                            4/26/99
V305                AHU-1 Supply Riser Plan 14th-30th Floors                       4/26/99
V306                AHU-4, 3 Supply Riser Plan 3rd-14th Floors                      3/8/99
V321                Pressurization Stair 'A' Plan                                   3/8/99
V322                Pressurization Stair 'B' Plan                                   3/8/99
V323                Pressurization Stair 'C','D','E' Plan                           3/8/99
V401                Mechanical HVAC Details                                         3/8/99
V402                Smoke Control Diagrams                                          3/8/99
V403                Stair Press & Elevator Relief Diagrams                          3/8/99
V404                Life Safety Damper Schedules & Sequence                         3/8/99
V501                Mechanical Equipment Schedules                                 8/13/99
V502                Fan Powered VAV Schedules                                      10/26/99
V503                Cooling Only VAV Schedules                                      3/8/99

8 1/2 X 11 SHEETS
SS.V1P2A.1          Parking level 2 - area A - HVAC plan                           11/18/98
SS.V102A.1          2nd floor - area A - HVAC plan                                 11/18/98
SS.V105A.1          5th floor - area A - HVAC plan                                 11/18/98
SS.V107A.1          7th floor - area A - HVAC plan                                 11/18/98
SS.V110A.1          10th floor - area A - HVAC plan                                11/18/98
SS.V111A.1          11th floor - area A - HVAC plan                                11/18/98
SS.V112A.1          12th floor - area A - HVAC plan                                11/18/98
SS.V112B.1          12th floor - area B - HVAC plan                                11/18/98
SS.V113A.1          13th floor - area A - HVAC plan                                11/18/98
SS.V323.1           Pressurization stair C Plan                                    11/18/98

ELECTRICAL (HUNT ELECTRIC)
E00                 Cover Sheet                                                     3/8/99
EP3SLP              Part. Parking Level 3 Floor Plan - Lighting, Power, Signal     4/26/99
EP3NLP              Part. Parking Level 3 Floor Plan - Lighting, Power, Signal     6/23/99
EP2SLP              Part. Parking Level 2 Floor Plan - Lighting, Power, Signal     6/23/99
EP2NLP              Part. Parking Level 2 Floor Plan - Lighting, Power, Signal      3/8/99
EP1SL               Part. Parking Level 1 Floor Plan - Lighting                     3/8/99
EP1NL               Part. Parking Level 1 Floor Plan - Lighting                     3/8/99
EP1SP               Part. Parking Level 1 Floor Plan - Power, Signal               6/23/99
EP1NP               Part. Parking Level 1 Floor Plan - Power, Signal               4/26/99
EP1NPD              Miscellaneous Details - Power, Signal                          4/26/99
E1SL                Parking Street Level 1 Floor Plan - Lighting                   6/23/99
E1NL                Parking Street Level 1 Floor Plan - Lighting                   6/23/99
E1SP                Part. Street Level Floor Plan - Power, Signal                  6/23/99
E1NP                Part. Street Level Floor Plan - Power, Signal                   3/8/99
E2SL                Part. Skyway Level Floor Plan - Lighting                        3/8/99
E2NL                Part. Skyway Level Floor Plan - Lighting                       6/23/99
E2SP                Part. Skyway Level Floor Plan - Power, Signal                  6/23/99
E2NP                Part. Skyway Level Floor Plan - Power, Signal                  6/23/99
E3LP                3rd Level Floor Plan - Lighting, Power, Signal                 4/26/99
E4LP                4th Level Floor Plan - Lighting, Power, Signal                  3/8/99
E5LP                5th Level Floor Plan - Lighting, Power, Signal                  3/8/99
E6LP                6th Level Floor Plan - Lighting, Power, Signal                  3/8/99
E7LP                7th Level Floor Plan - Lighting, Power, Signal                  3/8/99
E8LP                8th Level Floor Plan - Lighting, Power, Signal                  3/8/99
E9LP                9th Level Floor Plan - Lighting, Power, Signal                  3/8/99
E10LP               10th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E11LP               11th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E12LP               12th Level Floor Plan - Lighting, Power, Signal                6/23/99
E13LP               13th Level Floor Plan - Lighting, Power, Signal                4/26/99
E14LP               14th Level Floor Plan - Lighting, Power, Signal                6/23/99
E15LP               15th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E16LP               16th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E17LP               17th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E18LP               18th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E19LP               19th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E20LP               20th Level Floor Plan - Lighting, Power, Signal                 3/8/99

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan           11-17-99
------------------------   --------
Terry Reagan               Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood         11-16-99
------------------------   --------
Thomas E. Wood             Date

[ILLEGIBLE]
Date Revised: August 28, 1995

   Exhibit 'B'
                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                                Change Order No.5

E21LP               21st Level Floor Plan - Lighting, Power, Signal                 3/8/99
E22LP               22nd Level Floor Plan - Lighting, Power, Signal                 3/8/99
E23LP               23rd Level Floor Plan - Lighting, Power, Signal                 3/8/99
E24LP               24th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E25LP               25th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E26LP               26th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E27LP               27th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E28LP               28th Level Floor Plan - Lighting, Power, Signal                 3/8/99
E29LP               29th Level Floor Plan - Lighting, Power, Signal                6/23/99
E30LP               30th Level Floor Plan - Lighting, Power, Signal                 3/8/99
EPHLP               Upper Penthouse Level Floor Plan - Lighting, Power, Signal     4/26/99
EPHMLP              Penthouse Mezzanine Level Floor Plan - Lighting, Power,
                     Signal                                                         3/8/99
E31                 Light Fixture Schedule                                         6/23/99
E32                 Service and Feeder Riser                                       4/26/99
E33                 Secondary Main Switchboard/Panelboard Schedules                4/26/99
E34                 Panelboard Schedules                                            3/8/99
E35                 Panelboard Schedules                                            3/8/99
E36                 Power and Distribution Schedules                                3/8/99
E37                 Motor Control Center Schedules                                  3/8/99
E38                 Motor & Equipment Schedule                                      3/8/99
E39                 Lighting Protection System                                     10/14/98
EP3FA               Parking Level 3 - Floor Plan - Fire Alarm                      10/14/98
EP2FA               Parking Level 2 - Floor Plan - Fire Alarm                      10/14/98
EP1FA               Parking Level 1 - Floor Plan - Fire Alarm                      6/23/99
E1FA                Street Level 1 - Floor Plan - Fire Alarm                       10/14/98
E2FA                Skyway Level - Floor Plan - Fire Alarm                         10/14/98
E3FA                3rd Level - Floor Plan - Fire Alarm                            10/14/98
E4FA                4th Level - Floor Plan - Fire Alarm                            10/14/98
E5FA                5th Level - Floor Plan - Fire Alarm                            10/14/98
E6FA                6th Level - Floor Plan - Fire Alarm                            10/14/98
E7FA                7th Level - Floor Plan - Fire Alarm                            10/14/98
E8FA                8th Level - Floor Plan - Fire Alarm                            10/14/98
E9FA                9th Level - Floor Plan - Fire Alarm                            10/14/98
E10FA               10th Level - Floor Plan - Fire Alarm                           10/14/98
E11FA               11th Level - Floor Plan - Fire Alarm                           10/14/98
E12FA               12th Level - Floor Plan - Fire Alarm                           10/14/98
E13FA               13th Level - Floor Plan - Fire Alarm                           10/14/98
E14FA               14th Level - Floor Plan - Fire Alarm                           10/14/98
E15FA               15th Level - Floor Plan - Fire Alarm                           10/14/98
E16FA               16th Level - Floor Plan - Fire Alarm                           10/14/98
E17FA               17th Level - Floor Plan - Fire Alarm                           10/14/98
E18FA               18th Level - Floor Plan - Fire Alarm                           10/14/98
E19FA               19th Level - Floor Plan - Fire Alarm                           10/14/98
E20FA               20th Level - Floor Plan - Fire Alarm                           10/14/98
E21FA               21st Level - Floor Plan - Fire Alarm                           10/14/98
E22FA               22nd Level - Floor Plan - Fire Alarm                           10/14/98
E23FA               23rd Level - Floor Plan - Fire Alarm                           10/14/98
E24FA               24th Level - Floor Plan - Fire Alarm                           10/14/98
E25FA               25th Level - Floor Plan - Fire Alarm                           10/14/98
E26FA               26th Level - Floor Plan - Fire Alarm                           10/14/98
E27FA               27th Level - Floor Plan - Fire Alarm                           10/14/98
E28FA               28th Level - Floor Plan - Fire Alarm                           10/14/98
E29FA               29th Level - Floor Plan - Fire Alarm                           6/23/99
E30FA               30th Level - Floor Plan - Fire Alarm                           10/14/98
EPHFA               Upper Penthouse Level - Floor Plan - Fire Alarm                10/14/98
EPHMFA              Penthouse Mezzanine Level - Floor Plan - Fire Alarm            10/14/98
EFAD1               Fire Alarm - System Details                                    10/14/98

UPS & NER DRAWINGS - MICHAUD, COOLEY, ERICKSON
M.0                 Mechanical symbols & drawing index - MCE                        6/1/99
M2.1                Parking level P2 plumbing & fire protection partial plan - MCE  6/1/99
M2.2                8th floor plumbing & fire protection partial plan - MCE        7/26/99
M3.1                Parking level P2 HVAC partial plan - MCE                        6/1/99
M3.2                8th floor HVAC partial plan - MCE                              7/26/99
M4.1                Mechanical details & schedules - MCE                            6/1/99
E.0                 Electrical symbols, drawing index & schedules - MCE             6/1/99
Illegible           Partial parking level P2 lighting plan - MCE                    6/1/99
Illegible           Partial level 8 lighting plan - MCE                             8/3/99
Illegible           Partial parking level P2 power & systems plan - MCE             6/1/99

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan           11-17-99
------------------------   --------
Terry Reagan               Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood         11-16-99
------------------------   --------
Thomas E. Wood             Date

[ILLEGIBLE]
Date Revised: August 28, 1995

   Exhibit 'B'
                              DESIGN DOCUMENT LIST
                             Through Bulletin No. 8                     11/16/99
                                       And
                               Change Order No. 5

E2.2                Partial parking P1 level power & systems plan                   6/1/99
E2.3                Partial parking street level power & systems plan               6/1/99
E2.4                Partial parking skyway level power & systems plan               6/1/99
E2.5                Partial level 8 power & systems plan                           7/21/99
E2.5r               Partial level 8 power & systems plan                            6/1/99
E2.6                Partial level 8 power & systems plan                            8/3/99
E2.7                Grid gounding diagram                                           6/1/99
E3.1                Electrical diagrams                                             7/9/99
E4.1                Schedules                                                       6/1/99
E4.2                PDU schedules                                                   6/1/99
E5.1                One line diagram                                                8/3/99

ELEVATOR DRAWINGS (LERCH BATES NORTH AMERICA, INC.)
VT1                 General Elevator & Escalator information                       4/25/98
VT2                 Plans and Section Trading Floor Elevators 1-4                  4/25/98
VT3                 Plans and Sections Low Rise Elevators 5-12                     4/25/98
VT4                 Hoistway, Pit, Machine Room Plans Mid-rise Elevators 13-18     4/25/98
VT4A                Buffer Access Plan and Section Mid-rise Elevators 13-18        4/25/98
VT5                 Plans and Section High Rise Elevators 19-23                    4/25/98
VT5A                Buffer Access Level Plan and Section High Rise Elevators
                     19-23                                                         4/25/98
VT6                 Plans and Section Parking/Shuttle Elevators 24 and 25          4/25/98
VT7                 Plans and Section Service Elevators 25 and 27                  4/25/98
VT8                 Plans and Sections Escalators 1 and 2, and Elevator 28         4/25/98
VT9                 Weilway plan and section - Escalators 1 and 2                  4/25/98

WINDOW WASHING EQUIPMENT (SPIDER STAGING)
700338              MS PDE; 5"; with base & slots - galv.                          10/10/97
6894B1              Roof plan widow washing equipment (1 of 3)                     1/21/99
6894B1              Roof plan widow washing equipment (2 of 3)                     1/20/99
6894B1              Roof plan widow washing equipment (3 of 3)                     1/20/99
700368              Tieback assembly; single w/base                                5/15/94
4119                Davit erection winch                                           11/3/98
6894K2              Trolley davil assembly                                         1/21/99
700425              Davit assembly; 5"; 1000# Illegible Trol                       9/16/96
Illegible 0875      Mobile Socket assembly; 5"; 1000#                              9/27/96
Illegible1790 A-01  Penthouse floor plan - BMU working positions                   1/15/99
W11790 A            Power operated platform                                        1/15/99
A131                Penthouse and Mezzanine Level Plan                             7/13/98
A301                Exterior Elevations - East (drawing edited by Spider)          7/13/98
A302                Exterior Elevation - North (drawing edited by Spider)          7/13/98
A303                Exterior Elevations - West (drawing edited by Spider)          7/13/98
A304                Exterior Elevations - South (drawing edited by Spider)         7/13/98

PARKING EQUIPMENT - (McGANN ASSOCIATES)
794-01              Entrance / ramp layout                                         7/30/98
794-02              Exit layout                                                    7/30/98
794-03              Conduit layout                                                 7/30/98

LASALLE COURT PARKING RAMP
SD100               Notes & plans for new ramp @ LaSalle Court parking             3/11/98
SD101               Sections for new ramp @ LaSalle Court parking                  3/11/98
P1                  Lower level parking - mechanical (Horwitz)                     3/11/98
E1                  Parking ramp annex - electrical (Hunt)                         2/25/98
E2                  Entry ramp lighting plan (Hunt)                                2/25/98
AD100A              Parking level 1 - exit plan                                    3/12/98
AD101A              Street level - exit plan                                       3/12/98
AD102A              Skyway level - exit plan                                       3/12/98
AD100               Level 1 parking study                                           1/5/98
AD101               LaSalle Court egress plan                                      2/24/98
AD102               LaSalle Court egress plan                                      2/24/98
AD103               New ramp for LaSalle Court parking                              1/5/98
E1                  Egress plan - LaSalle Court (Hunt Electric)                    1/21/98
E2                  Egress plan - LaSalle Court (Hunt Electric)                    1/21/98
AP100               LaSalle Court parking - floor plan                             4/22/98
A300                LaSalle Court elevation                                        4/16/98

Sign Off By:

Cornerstone Properties, Inc.

/s/ Terry Reagan           11-17-99
------------------------   --------
Terry Reagan               Date

Ryan Companies US, Inc.

/s/ Thomas E. Wood         11-16-99
------------------------   --------
Thomas E. Wood             Date

[ILLEGIBLE]
Date Revised: August 28, 1995

                            FOURTH AMENDMENT TO LEASE

     THIS FOURTH AMENDMENT TO LEASE (this "Amendment"), made and entered into as of the 24th day of November, 1999, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant");

     WHEREAS, Landlord and Tenant entered into that certain Office Lease dated March 3, 1998, as amended by that certain First Amendment to Lease dated May 18, 1998, Second Amendment to Lease dated on or about July 29, 1999, Third Amendment to Lease dated November 22 1999 and Supplemental Amendment Regarding Expansion Space dated September 24, 1999 (collectively, the "Lease") for certain premises (the "Premises") in the building to be constructed by Landlord in the City of Minneapolis, Hennepin County, Minnesota (the "Building"); and

     WHEREAS, Landlord and Tenant desire to supplement and amend the Lease in certain respects as set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby supplemented and amended and the parties hereto do hereby agree as follows:

     1. In addition to the terms defined in this Agreement, the terms used in this Amendment with an initial capital letter or letters shall have the same meanings in this Amendment as the meanings ascribed thereto in the Lease.

     2. Landlord and Tenant agree and understand that Landlord may lease floors 16, 17 and 18 of the Initial Expansion Space (the "Retek Premises") to RETEK, INC. ("Retek") provided that: (i) the term of the lease to Retek shall end on or before December 31, 2001; (ii) Landlord shall deliver possession of the Retek Premises with all of the Base Building Work with respect to such Retek Premises completed, consistent and in full compliance with the terms of the Lease to Tenant on or before February 28, 2002 in a condition ready for Tenant to begin Tenant's work; (iii) Landlord shall indemnify Tenant to the full extent and in the manner provided for in Section 5.1.2 of the Lease against all costs, expenses and fees incurred by Tenant which result from, either directly or indirectly, (a) Retek's use and occupancy of the Retek Premises, or (b) delivery of the Retek Premises to Tenant in the condition set forth in romenett (ii) above after February 28, 2002.

          EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

     IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.


TENANT:                                       LANDLORD:

U.S. BANCORP PIPER JAFFRAY                    RYAN 800, LLC
COMPANIES INC.


By: /s/ [ILLEGIBLE]                           By: /s/ [ILLEGIBLE]
    --------------------------------              ------------------------------
       Name: [ILLEGIBLE]                             Name: [ILLEGIBLE]
             -----------------------                       ---------------------
       Its: VICE PRESIDENT                           Its: [ILLEGIBLE]
            ------------------------                      ----------------------


                                CONSENT BY LENDER

The undersigned, as holder of the mortgages covering the Land and Building referred to in the Lease, hereby consents to the foregoing Fourth Amendment to Lease.


                                                  U.S. BANK NATIONAL ASSOCIATION
                                                   ADMINISTRATIVE BANK


                                                  By: /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                        Name:
                                                             -------------------
                                                        Its:
                                                            --------------------

                            CONFIRMATION OF GUARANTY
                            AND CONSENT OF GUARANTORS

     The undersigned Guarantors pursuant to a Completion Guaranty dated March 3, 1998 (the "Guaranty"), in favor of U.S. Bancorp Piper Jaffray Companies, Inc., a Delaware corporation formerly known as Piper Jaffray Companies, Inc. ("Tenant") with respect to an Office Lease dated March 3, 1998, by and between Ryan 800, LLC, a Minnesota corporation ("Landlord"), as landlord, and Tenant, as tenant, as amended by that certain First Amendment to Lease dated May 18, 1998 and that certain Second Amendment to Lease dated July 30, 1999 (collectively, the "Lease"), hereby consent to the attached Lease Amendment, Indemnification and Joint Defense Agreement (the "Agreement"), by and among Landlord and Tenant,
(ii) confirm and agree that the Guaranty continues to be valid and binding obligation of the undersigned Guarantors pursuant to its terms guaranteeing the Obligations (as defined in the Guaranty) as the same may be modified by the Agreement, (iii) affirm and ratify in full the Lease and Guaranty, and (iv) agree that they have executed and delivered this Confirmation and Consent although it is not required under Paragraph 7 of the Guaranty and such execution and delivery does not modify said Paragraph 7 and at Tenant's option no confirmation or consent will be required for any other amendments or modifications of the Lease.

     IN WITNESS WHEREOF, the undersigned have executed this confirmation of Guaranty and Consent of Guarantors this 24th day of November 1999.

                                 GUARANTORS:          RYAN COMPANIES US, INC., a
                                                      Minnesota corporation

                                                      By: /s/ [ILLEGIBLE]
                                                         -----------------------
                                                           Its: [ILLEGIBLE]
                                                                ----------------


                                                      RYAN COMPANIES, INC., a
                                                      Minnesota corporation

                                                      By: /s/ [ILLEGIBLE]
                                                         -----------------------
                                                            Its: [ILLEGIBLE]
                                                                ----------------

                                            [SEAL]
                                            LYNNE PLOWMAN
STATE OF MINNESOTA         )                NOTARY PUBLIC - MINNESOTA
                           )  ss.              HENNEPIN COUNTY
COUNTY OF HENNEPIN         )                My Commission Expires Jan 31, 2000

                                              /s/ Lynne Plowman

     The foregoing instrument was acknowledged before me this 24 day of November, 1999 by Timothy Gray, the Vice Pres. of Ryan Companies US, Inc., a Minnesota corporation, on behalf of the corporation.

                                            [SEAL]
                                            LYNNE PLOWMAN
STATE OF MINNESOTA         )                NOTARY PUBLIC - MINNESOTA
                           )  ss.              HENNEPIN COUNTY
COUNTY OF HENNEPIN         )                My Commission Expires Jan 31, 2000
                                               /s/ Lynne Plowman

     The foregoing instrument was acknowledged before me this 24 day of November, 1999 by Timothy Gray, the Vice Pres. of Ryan Companies, Inc., a Minnesota corporation, on behalf of the corporation.

                                                      Tenant Expansion Amendment
                                                           Improvement Allowance

                                 FIFTH AMENDMENT

     THIS FIFTH AMENDMENT (the "Amendment") is made and entered into as of the 8 day of May, 2001, by and between EOP-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a DELAWARE CORPORATION ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.) are parties to that certain lease dated the 3rd day of March, 1998, for space which contains, or shall contain pursuant to the terms of the Lease (as hereinafter defined), approximately 705,513 square feet of the Rentable Area (the "Original Premises") on the second (2nd) through thirteenth (13th) and fifteenth (15th) through twenty-fourth (24th) Floors of the building commonly known as the U.S. Bancorp Center and the address of which is 800 Nicollet Mall, Minneapolis, Minnesota (the "Building"), a Floor by Floor breakdown of such Rentable Area of the Original Premises being outlined on EXHIBIT A hereto, which lease has been previously amended or assigned by instruments (including, without limitation, letters exercising expansion rights) dated May 18, 1998, July 29, 1999, September 1, 1998, September 29, 1999, November 22, 1999,
     November 24, 1999 and March 31, 2000 (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that (i) additional space containing approximately 5,929 square feet of Rentable Area on the second (2nd) Floor of the Building shown on EXHIBIT B hereto (the "Additional Retail Premises") be added to the Original Premises, (ii) additional space containing approximately 199 square feet of Rentable Area on the first
     (1st) Floor of the Building shown on EXHIBIT C hereto (the "Additional ATM Premises") be added to the Original Premises and (iii) the Base Rental and Tenant improvement allowance be modified with respect to the Initial Retail Premises (which Initial Retail Premises are stipulated to contain 4,000 square feet of Rentable Area) and, with respect to the foregoing, that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.   EXPANSION, EARLY COMMENCEMENT AND EFFECTIVE DATES.

A. Effective as of the earlier of (i) June 1, 2001 and (ii) the date Tenant takes occupancy of the Additional Retail Premises (the "Additional Retail Effective Date"), the Premises, as defined in the Lease, is increased by 5,929 square feet of Rentable Area through the addition of the Additional Retail Premises (and Tenant's Pro Rata Share is likewise increased), and from and after the Additional Retail Effective Date, the Premises and the Additional Retail Premises, collectively, shall be deemed the Premises, as defined in the Lease. The term for the Additional Retail Premises shall commence on the Additional Retail Effective Date and end on the last day of the Term. The Additional Retail Premises is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein.

B. Effective as of June 1, 2000 (the "Additional ATM Effective Date"), the Premises, as defined in the Lease, is increased by 199 square feet of Rentable Area through the addition of the Additional ATM Premises (and Tenant's Pro Rata Share is likewise increased), and from and after the Additional ATM Effective Date, the Premises and the Additional ATM Premises, collectively, shall be deemed the Premises, as defined in the Lease. The term for the Additional ATM Premises shall commence on the Additional ATM Effective Date and end on the last day of the Term. The Additional ATM Premises is subject to all the terms and conditions of the Lease except as expressly modified herein.

II.  MONTHLY BASE RENTAL.

A. In addition to Tenant's obligation to pay Base Rental for the Original Premises, Tenant shall pay Landlord Base Rental for the Additional Retail Premises in monthly installments as follows:

     (i) [***] per installment payable on or before the Additional Retail Effective Date and on or before the first day of each month thereafter during the period beginning on the Additional Retail Effective Date and ending on May 31, 2007.

     (ii) Eighty-four (84) equal installments of [***] each payable on or before the first day of each month during the period beginning June 1, 2007 and ending May 31, 2014.

B. In addition to Tenant's obligation to pay Base Rental for the Original Premises and the Additional Retail Premises, Tenant shall pay Landlord Base Rental for the Additional ATM Premises in monthly installments as follows:

     (i) Eighty-four (84) equal installments of [***] each payable on or before the first day of each month during the period beginning on June 1, 2000 and ending May 31, 2007.

     (ii) Eighty-four (84) equal installments of [***] each payable on or before the first day of each month during the period beginning June 1, 2007 and ending May 31, 2014.

C. In addition to Tenant's obligation to pay Base Rental for the Original Premises (other than the Initial Retail Premises), the Additional Retail Premises and the Additional ATM Premises, Tenant shall pay Landlord Base Rental with respect to the Initial Retail Premises (which shall be in lieu of the Base Rental set forth in the Lease with respect to the Initial Retail Premises) in monthly installments as follows:

     (i) Eighty-four (84) equal installments of [***] each payable on or before the first day of each month during the period beginning June 1, 2000 and ending May 31, 2007.

     (ii) Eighty-four (84) equal installments of [***] each payable on or before the first day of each month during the period beginning June 1, 2007 and ending May 31, 2014.

     All such Base Rental shall be payable by Tenant in accordance with the terms of Article 6 of the Lease. In the event that the Additional Retail Effective Date is on other than the first day of a calendar month, then Base Rental with respect to the Additional Retail Premises for the month in which the Additional Retail Effective Date occurs shall be prorated based upon the number of days in such month.

III. IMPROVEMENTS TO ADDITIONAL RETAIL PREMISES, ADDITIONAL ATM PREMISES AND INITIAL RETAIL PREMISES.

A. CONDITION OF ADDITIONAL RETAIL PREMISES, ADDITIONAL ATM PREMISES AND INITIAL RETAIL PREMISES. Tenant has inspected the Additional Retail Premises, the Additional ATM Premises and the Initial Retail Premises and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in the Lease or this Amendment.

B. COST OF IMPROVEMENTS TO ADDITIONAL RETAIL PREMISES, ADDITIONAL ATM PREMISES AND INITIAL RETAIL PREMISES.

     (i) Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Additional Retail Improvement Allowance") in an amount not to exceed Two Hundred Seven Thousand Five Hundred Fifteen and No/100 Dollars ($207,515.00) (i.e., $35.00 per square foot of Rentable Area of the Additional Retail Premises) to be applied toward the cost of performing initial construction, alteration or improvement of the Additional Retail Premises, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Additional Retail Premises exceeds the Additional Retail Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Additional Retail Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. In accordance with the Payment Procedures (as hereinafter defined), Landlord shall pay such Additional Retail Improvement Allowance directly to the contractors, architects, designers, engineers and consultants retained to perform the construction, design or related improvement work to the Additional Retail Premises.

     (ii) Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Additional ATM Improvement Allowance") in an amount not to exceed Six Thousand Nine Hundred Sixty Five and No/100 Dollars ($6,965.00) (i.e., $35.00 per square foot of Rentable Area of the Additional ATM Premises) to be applied toward the cost of performing initial construction, alteration or improvement of the Additional ATM Premises, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Additional ATM Premises exceeds the Additional ATM Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Additional ATM Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. In accordance with the Payment Procedures (as hereinafter defined), Landlord shall pay such Additional ATM Improvement Allowance directly to the contractors, architects, designers, engineers and consultants retained to perform the construction, design or related improvement work to the Additional ATM Premises.

     (iii) Provided Tenant is not in default, then, in addition to the $25.10 per square foot of Rentable Area allowance to be provided by Landlord with respect to the Initial Retail Premises (the "Initial Retail Allowance") pursuant to Section 3.6 of the Work Letter attached to the Lease as Exhibit D (the "Work Letter"), Tenant shall be entitled to receive an improvement allowance (the "Initial Retail Additional Allowance") in an amount not to exceed Seventy Three Thousand Six Hundred and No/100 Dollars ($73,600.00) (i.e., $18.40 per square foot of Rentable Area of the Initial Retail Premises) to be applied toward the cost of performing initial construction, alteration or improvement of the Initial Retail Premises, including but not limited to the cost of space planning, design and related architectural and engineering services (i.e., Tenant's total allowance package with respect to the Initial Retail Premises is equal to $43.50 per square foot of Rentable Area of the Initial Retail Premises). In the event the total cost of the initial improvements to the Initial Retail Premises exceeds the sum of the Initial Retail Allowance and the Initial Retail Additional Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Initial Retail Additional Allowance, if any, shall accrue to the sole benefit of Landlord. In accordance with the Payment Procedures (as hereinafter defined), Landlord shall pay such Initial Retail Additional Allowance directly to the contractors, architects, designers, engineers and consultants retained to perform the construction, design or related improvement work to the Initial Retail Premises. It is further understood and agreed by Landlord and Tenant that (A) Landlord has not constructed, and shall have no obligation to construct, certain portions of the Base Building Work to the Initial Retail Premises (the "Initial Retail Premises Excluded Work") and (B) in consideration for Landlord not having to perform or construct the Initial Retail Premises Excluded Work, $34,000.00 (i.e. $8.50 per square foot of Rentable Area of the Initial Retail Premises) of the Initial Retail Additional Allowance is being provided to Tenant (i.e. Landlord would not have provided Tenant such $34,000.00 as part of the Initial Retail Additional Allowance if Landlord had constructed the Initial Retail Premises Excluded Work). Furthermore, Tenant has inspected the Initial Retail Premises and agrees that Landlord has performed all portions of the Base Building Work that Landlord is obligated to perform pursuant to the terms of the Lease.

     (iv) For purposes hereof, the "Payment Procedures" shall mean that the payment of the Additional Retail Improvement Allowance, the Additional ATM Improvement Allowance and the Initial Retail Additional Allowance by Landlord shall be made on or before the fifteenth (15th) day of the month following the month in which Tenant directs Landlord to make the given payment (provided, however, in the event such direction is made after the twenty-fifth [25th] day of a month, such payment shall be made on or before the fifteenth [15th] day of the second succeeding calendar month), subject to Landlord's receipt of evidence reasonably demonstrating that the amount to be disbursed is for work which has been completed with respect to the design and construction of the Additional Retail Premises, the Additional ATM Premises or the Initial Retail Premises, as applicable.

     C. RESPONSIBILITY FOR IMPROVEMENTS TO ADDITIONAL RETAIL PREMISES, ADDITIONAL ATM PREMISES AND INITIAL RETAIL PREMISES. Any construction, alterations or improvements to the Additional Retail Premises, the Additional ATM Premises and the Initial Retail Premises shall be performed by Tenant using contractors selected by Tenant and reasonably approved by Landlord and shall be governed in all respects by the provisions of Article 15 of the Lease.

IV. EARLY ACCESS TO ADDITIONAL RETAIL PREMISES. Upon full execution and delivery of this Amendment by Landlord and Tenant, Tenant shall be permitted to enter the Additional Retail Premises to perform alterations or improvements to the Additional Retail Premises; it being further agreed that in connection with such early access to the Additional Retail Premises, Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional
     Rent as to the Additional Retail Premises. However, if Tenant takes possession of the Additional Retail Premises prior to the Additional
     Retail Effective Date for any reason whatsoever (other than the performance of work in such space), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base and Additional Rent (i.e. Tenant's Pro Rata Share shall be appropriately increased to account for the same) as applicable to the Additional Retail Premises to Landlord on a per diem basis for each day of occupancy prior to the Additional Retail Effective Date.

V. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

     A. NOTICE ADDRESSES FOR LANDLORD: The notice address for Landlord shall be deleted from Section 41.5, and the following addresses shall be substituted into Section 41.5 as the addresses to which notices and payments of Rent shall be sent to Landlord:

            Landlord:

            EOP-Nicollet Mall, L.L.C.
            800 Nicollet Avenue, Suite 2640
            Minneapolis, Minnesota 55402
            Attention: Property Manager

            With a copy to:

            Equity Office Properties
            Two North Riverside Plaza
            Suite 2200
            Chicago, Illinois 60606
            Attention: Chicago Regional Counsel

            Rent (defined in Section 1.64 of the Lease) is payable to the order of EQUITY OFFICE PROPERTIES at the following address:

            EOP Operating Limited Partnership
            As agent for EOP - Nicollet Mall, L.L.C.
            File #3806
            Collections Center Drive
            Chicago, IL 60693-3628

     B. The Second Reduction Option, the Third Reduction Option and the Fourth Reduction Option shall not be applicable to the Additional Retail Premises or the Additional ATM Premises.

     C. For purposes of the Lease, Landlord and Tenant stipulate and agree that this Amendment accurately sets forth the Rentable Area of the Original Premises, the

            Additional Retail Premises and the Additional ATM Premises, which, in the aggregate, totals 711,641 square feet of Rentable Area.

VI.  MISCELLANEOUS.

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in the Lease or this Amendment.

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither Landlord nor Tenant shall not be bound by this Amendment until both Landlord and Tenant have executed and delivered the same to the other party.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than United Properties and Nelson Tietz & Hoye (collectively the "Brokers"). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant (other than the Brokers) in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment (other than the Brokers). Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord (including the Brokers) in connection with this Amendment; it being understood that Landlord shall be solely responsible for payment of all brokerage commissions due to the Brokers with respect to this Amendment pursuant to separate written agreements.

     G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                            LANDLORD:

                            EOP-NICOLLET MALL, L.L.C.,
                            A DELAWARE LIMITED LIABILITY COMPANY

                            By:   EOP OPERATING LIMITED PARTNERSHIP,
                                  A DELAWARE LIMITED PARTNERSHIP,
                                  ITS SOLE MEMBER

                                  By:   EQUITY OFFICE PROPERTIES TRUST,
                                        A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                        ITS GENERAL PARTNER

                                        By: /s/ George Kohl
                                            ------------------------------------
                                        Name: GEORGE KOHL
                                        Title: VICE PRESIDENT LEASING

                            TENANT:

                            U.S. BANCORP PIPER JAFFRAY COMPANIES INC.,
                            A DELAWARE CORPORATION

                            By: Bradley J. Schmidt
                                --------------------------------

                            Name: Bradley J. Schmidt
                                 -------------------------------

                            Title: SR. VICE PRESIDENT
                                   -----------------------------


                            GUARANTOR:

                            U.S. BANCORP

                            By: Bradley J. Schmidt
                                --------------------------------

                            Name: Bradley J. Schmidt
                                 -------------------------------

                            Title: SR. VICE PRESIDENT
                                   -----------------------------

                                    EXHIBIT A

                 Breakdown of Rentable Area of Original Premises

                         FLOOR              SQUARE FEET
                        --------------------------------
                           24                 13,448
                        --------------------------------
                           23                 27,432
                        --------------------------------
                           22                 27,526
                        --------------------------------
                           21                 27,526
                        --------------------------------
                           20                 27,526
                        --------------------------------
                           19                 27,526
                        --------------------------------
                           18                 27,526
                        --------------------------------
                           17                 27,565
                        --------------------------------
                           16                 27,526
                        --------------------------------
                           15                 26,382
                        --------------------------------
                           14               Mechanical
                        --------------------------------
                           13                 39,781
                        --------------------------------
                           12                 39,799
                        --------------------------------
                           11                 39,799
                        --------------------------------
                           10                 40,041
                        --------------------------------
                            9                 40,041
                        --------------------------------
                            8                 40,041
                        --------------------------------
                            7                 40,041
                        --------------------------------
                            6                 40,041
                        --------------------------------
                            5                 41,294
                        --------------------------------
                            4                 41,315
                        --------------------------------
                            3                 39,337
                        --------------------------------
                            2                  4,000
                        --------------------------------
                            1
                        --------------------------------
                         TOTAL               705,513

                                    EXHIBIT B

                     Depiction of Additional Retail Premises

[GRAPHIC]

                                    EXHIBIT C

                      Depiction of Additional ATM Premises

[GRAPHIC]

                                 SIXTH AMENDMENT

     THIS SIXTH AMENDMENT (the "Amendment") is made and entered into as of the 8 day of August, 2001, by and between EOP-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., A DELAWARE CORPORATION ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.) are parties to that certain lease dated the 3rd day of March, 1998, for space which contains, or shall contain pursuant to the terms of the Lease (as hereinafter defined), approximately 711,641 square feet of the Rentable Area (the "Original Premises") on the first (1st) through thirteenth (13th) and fifteenth (15th) through twenty-fourth (24th) Floors of the building commonly known as the U.S. Bancorp Center and the address of which is 800 Nicollet Mall, Minneapolis, Minnesota (the "Building"), which lease has been previously amended or assigned by instruments (including, without limitation, letters exercising expansion rights) dated May 18, 1998, July 29, 1999, September 1, 1998 September 29, 1999, November 22, 1999, November 24, 1999, March 31, 2000 and May 8, 2001
     (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that the Commencement Date be accelerated solely with respect to (i) the portion of the Initial Expansion Space located on Floor five (5) containing approximately 41,294 square feet of Rentable Area (the "First Early Initial Expansion Space") and (ii) the portion of the Initial Expansion Space located on Floors eighteen (18) and nineteen (19) containing approximately 55,052 square feet of Rentable Area (the "Second Early Initial Expansion Space"; the First Early Initial Expansion Space and the Second Early Initial Expansion Space are sometimes collectively referred to herein as the "Early Initial Expansion Space"), and, with respect to the foregoing, that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.   EXPANSION, EARLY COMMENCEMENT AND EFFECTIVE DATES.

A. Effective as of October 1, 2001 (the "First Early Initial Expansion Effective Date"), the Premises, as defined in the Lease, is increased by 41,294 square feet of Rentable Area through the addition of the First Early Initial Expansion Space (and Tenant's Pro Rata Share is likewise increased), and from and after the First Early Initial Expansion Effective Date, the Premises and the First Early Initial Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The term for the First Early Initial Expansion Space shall commence on the First Early Initial Expansion Effective Date and end on the last day of the Term. The First Early Initial Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein. Notwithstanding the foregoing but subject to the provisions of Section IV of this Amendment hereinbelow, at any time following the completion of Tenant's build-out of the same, Tenant may take early occupancy of the First Early Initial Expansion Space. The First Early Initial Expansion Effective Date shall be delayed to the extent that Landlord fails for any reason to deliver possession of the First Early Initial Expansion Space within the timeframe set forth in Section IV below, including, but not limited to, Unavoidable Delay. Any such delay in the First Early Initial Expansion Effective Date by reason of Unavoidable Delay shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the First Early Initial Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

B. Effective as of November 1, 2001 (the "Second Early Initial Expansion Effective Date"), the Premises, as defined in the Lease, is increased by 55,052 square feet of Rentable Area through the addition of the Second Early Initial Expansion Space (and Tenant's Pro Rata Share is likewise increased), and from and after the Second Early Initial Expansion Effective Date, the Premises and the Second Early Initial Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The term for the Second Early Initial Expansion Space shall commence on the Second Early Initial Expansion Effective

     Date and end on the last day of the Term. The Second Early Initial Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein. Notwithstanding the foregoing but subject to the provisions of Section IV of this Amendment hereinbelow, at any time following the completion of Tenant's build-out of the same, Tenant may take early occupancy of one or more of the Floors comprising the Second Early Initial Expansion Space. The Second Early Initial Expansion Effective Date shall be delayed to the extent that Landlord fails for any reason to deliver possession of the Second Early Initial Expansion Space within the timeframe set forth in Section IV below, including, but not limited to, Unavoidable Delay. Any such delay in the Second Early Initial Expansion Effective Date by reason of Unavoidable Delay shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Second Early Initial Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

C. The First Early Initial Expansion Effective Date and the Second Early Initial Expansion Effective Date are each sometimes referred to herein singularly as an "Effective Date."

II.  MONTHLY BASE RENTAL.

A. In addition to Tenant's obligation to pay Base Rental for the Original Premises (other than the First Early Initial Expansion Space), Tenant shall pay Landlord Base Rental with respect to the First Early Initial Expansion Space (which shall be in lieu of the Base Rental set forth in the Lease with respect to the First Early Initial Expansion Space) in monthly installments as follows:

     (i) Twelve (12) equal installments of [***] each payable on or before the first day of each month during the period beginning October 1, 2001 and ending September 30, 2002.

     (ii) One Hundred Forty (140) equal installments of [***] each payable on or before the first day of each month during the period beginning October 1, 2002 and ending May 31, 2014.

B. In addition to Tenant's obligation to pay Base Rental for the Original Premises (other than the Second Early Initial Expansion Space), Tenant shall pay Landlord Base Rental with respect to the Second Early Initial Expansion Space (which shall be in lieu of the Base Rental set forth in the Lease with respect to the Second Early Initial Expansion Space) in monthly installments as follows:

     (i) Eleven (11) equal installments of [***] each payable on or before the first (1st) day of each month during the period beginning November 1, 2001 and ending September 30, 2002; provided, however, that, so long as Tenant is not then in default under the terms and provisions of the Lease, Tenant shall have the right to defer payment of Base Rental and Tenant's Estimated Operating Expense Contribution solely with respect to the Second Early Initial Expansion Space for the months of November 2001 and December 2001 until January 1, 2002 (i.e. Tenant may pay Base Rental and Tenant's Estimated Operating Expense Contribution with respect to the Second Early Initial Expansion Space for the months of November 2001 and December 2001 at the same time that it pays the same for the month of January 2002).

     (ii) One Hundred Forty (140) equal installments of [***] each payable on or before the first day of each month during the period beginning October 1, 2002 and ending May 31, 2014.

     All such Base Rental shall be payable by Tenant in accordance with the terms of Article 6 of the Lease.

III. IMPROVEMENTS TO EARLY INITIAL EXPANSION SPACE.

A. CONDITION OF EARLY INITIAL EXPANSION SPACE. Tenant has inspected the Early Initial Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in the Lease or this Amendment.

B. COST OF IMPROVEMENTS TO EARLY INITIAL EXPANSION SPACE. Landlord and Tenant acknowledge and confirm that, subject to the terms and conditions of the Lease, Tenant is entitled to an improvement allowance with respect to the Early Initial Expansion Space, which allowance is part of the overall allowance set forth in Section 3.6 of the Work Letter.

  C. RESPONSIBILITY FOR IMPROVEMENTS TO EARLY INITIAL EXPANSION SPACE. Any construction, alterations or improvements to the Early Initial Expansion Space shall be performed by Tenant using contractors selected by Tenant and reasonably approved by Landlord and shall be governed in all respects by the provisions of Article 15 of the Lease.

IV. EARLY ACCESS TO EARLY INITIAL EXPANSION SPACE. Landlord shall deliver the Early Initial Expansion Space to Tenant on the first business day following full and final execution of this Amendment by Landlord and Tenant, so that Tenant may perform alterations and improvements thereto. In connection with any entry by Tenant to any portion of the Early Initial Expansion Space prior to the pertinent Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Rent as to the First Early Initial Expansion Space or the Second Early Initial Expansion Space, as the case may be. If Tenant takes possession of any portion of the Early Initial Expansion Space prior to the pertinent Effective Date for any reason whatsoever (other than the performance of work in such space), such possession, on a Floor by Floor basis as space is occupied by Tenant, shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Rent (i.e. Tenant's Pro Rata Share shall be appropriately increased to account for the same) as applicable to the pertinent Floor or Floors of the First Early Initial Expansion Space or the Second Early Initial Expansion Space, as the case may be, to Landlord on a per diem basis for each day of occupancy prior to the pertinent Effective Date.

V. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

     A. TEMPORARY PREMISES. During the period beginning on the first business day after full and final execution of this Amendment by Landlord and Tenant and ending on the Second Early Initial Expansion Effective Date or, if Tenant exercises its option pursuant to
            Section V.B below, the Third Early Initial Expansion Effective Date (as hereinafter defined) (the "Temporary Premises Term"), Landlord shall allow Tenant to use the rentable area of the fourth (4th) Floor (the "Temporary Premises") solely as a staging area in connection with Tenant's build-out of the Early Initial Expansion Space or the Third Early Initial Expansion Effective Date, if applicable, and for no other purpose. Such Temporary Premises shall be accepted by Tenant in its as-is condition and configuration, it being agreed that Landlord shall be under no obligation to perform any work in the Temporary Premises or to incur any costs in connection with Tenant move in, move out or use of the Temporary Premises. All costs in connection with making the Temporary Premises ready for use by Tenant shall be the sole responsibility of Tenant. Tenant's right to use the Temporary Premises shall be subject to all of the terms and conditions of the Lease, provided that Tenant shall not be required to pay Base Rental or Additional Rental for the Temporary Premises during the Temporary Space Term.

     B. ACCELERATION OF EXPANSION SPACE COMMENCEMENT DATE. Tenant shall have the option to accelerate the Commencement Date solely with respect to the entire portion of Initial Expansion Space located on the sixteenth (16th) Floor containing approximately 27,526 square feet of Rentable Area and/or the seventeenth (17th) Floor containing approximately 27,565 square feet of Rentable Area (the "Third Early Initial Expansion Space") to the Third Early Initial Expansion Effective Date (as hereinafter defined) by notifying Landlord of the same (which notice shall specify whether the Third Early Initial Expansion Space is comprised of the entire 16th Floor, the 17th Floor or both) on or prior to September 15, 2001 (the "Acceleration Option"), time being of the essence. If Tenant timely exercises the Acceleration Option, (i) all of the terms and provisions with respect to the Initial Expansion Space set forth in the Lease shall apply to the Third Early Initial

            Expansion Space from and after the Third Early Initial Expansion Effective Date, including, without limitation, the obligation to pay Base Rental and Additional Rental with respect to the Third Early Initial Expansion Space at the same rates provided for in the Lease (except that [a] Base Rental shall be calculated at the rate of [***] per square foot of Rentable Area of the Third Early Initial Expansion Space for the period from and after the Third Early Initial Expansion Effective Date through and including September 30, 2002 and [b] Tenant shall accept the Third Early Initial Space in its then "as is" condition as of the Third Early Initial Expansion Effective Date) and (iii) Landlord shall prepare an amendment (the "Acceleration Amendment") to reflect the Third Early Initial Expansion Effective Date and the changes in Base Rental, Rentable Area of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Acceleration Amendment shall be (i) sent to Tenant within a reasonable time after Tenant exercises the Acceleration Option and (ii) if reasonably approved by Tenant, executed by Tenant and returned to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Acceleration Option shall be fully effective whether or not the Acceleration Amendment is executed. The Third Early Initial Expansion Effective Date shall be delayed to the extent that Landlord fails for any reason to deliver possession of the Third Early Initial Expansion Space by the "target" Third Early Initial Expansion Effective Date, including, but not limited to, Unavoidable Delay. Any such delay in the Third Early Initial Expansion Effective Date by reason of Unavoidable Delay shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Third Early Initial Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended. For purposes hereof, "Third Early Initial Expansion Effective Date" shall mean the earlier of
            (i) February 1, 2002 and (ii) the date falling fourteen (14) days after Tenant notifies Landlord that it desires to take occupancy of the Third Early Initial Expansion Space (however, any such notice pursuant to this clause [ii] may not be given by Tenant to Landlord until after Landlord has notified Tenant that Floors sixteen (16) and/or seventeen (17) are available for occupancy by Tenant).

     C. STIPULATED BASE RENTAL FOR EARLY OCCUPANCY OF OTHER INITIAL EXPANSION SPACE. If Landlord and Tenant mutually agree to accelerate the Commencement Date with respect to any portion of the Initial Expansion Space (other than the First Initial Expansion Space, Second Early Initial Expansion Space or the Third Early Initial Expansion Space) to a date between January 1, 2002 and September 30, 2002, the parties hereby stipulate that the rate of Base Rental for the given portion of the Initial Expansion Space for the period from the accelerated Commencement Date through and including September 30, 2002, shall be in accordance with the following schedule:

            MONTH IN WHICH ACCELERATED
             COMMENCEMENT DATE OCCURS               BASE RENT
     ---------------------------------------------------------------
                     January                         [***]
     ---------------------------------------------------------------
                     February                        [***]
     ---------------------------------------------------------------
                      March                          [***]
     ---------------------------------------------------------------
                      April                          [***]
     ---------------------------------------------------------------
                       May                           [***]
     ---------------------------------------------------------------
                       June                          [***]
     ---------------------------------------------------------------
                 July - September                    [***]
     ---------------------------------------------------------------

     D. RETAIL LEASE APPROVAL. So long as (i) the build-out of the Men's Wearhouse space is similar in design to the photographs of the Men's Wearhouse prototype store given by Landlord to Tenant and (ii) the layout of such Men's Wearhouse space in the Building does not (a) require Tenant to move any of Tenant's existing ATM machines in the Building or (b) materially and adversely affect access to or visibility of such ATM machines, Tenant agrees that within fifteen (15) days following full and final execution of this Amendment, Tenant shall provide Landlord with approval in writing of Landlord's right to lease space on the first (1st) Floor of the Building to the Men's Wearhouse.

VI.  MISCELLANEOUS.

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in the Lease or this Amendment.

     B. Except as herein modified or amended, the provision, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither Landlord nor Tenant shall not be bound by this Amendment until both Landlord and Tenant have executed and delivered the same to the other party.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Nelson Tietz & Hoye (the "Broker"). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant (other than the Broker) in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment (other than the Broker). Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord (including the Broker) in connection with this Amendment; it being understood that Landlord shall be solely responsible for payment of all brokerage commissions due to the Broker with respect to this Amendment pursuant to separate written agreements.

     G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                          LANDLORD:

                          EOP-NICOLLET MALL, L.L.C.,
                          A DELAWARE LIMITED LIABILITY COMPANY

                          By:  EOP OPERATING LIMITED PARTNERSHIP,
                               A DELAWARE LIMITED PARTNERSHIP,
                               ITS SOLE MEMBER

                               By:  EQUITY OFFICE PROPERTIES TRUST,
                                    A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                    ITS GENERAL PARTNER

                                    By:     /s/ Arvid Povilaitis
                                            --------------------------------
                                    Name:   Arvid Povilaitis
                                    Title:  Senior Vice President - Chicago
                                            Region


                          TENANT:

                          U.S. BANCORP PIPER JAFFRAY COMPANIES INC.,
                          A DELAWARE CORPORATION

                          By:     /s/ David R. Wright
                                 -----------------------------
                          Name:   DAVID R. WRIGHT
                                 -----------------------------
                          Title:  VICE PRESIDENT
                                 -----------------------------

                          GUARANTOR:

                          U.S. BANCORP

                          By:    /s/ Bradley J. Schmidt
                                 -----------------------------
                          Name:   Bradley J. Schmidt
                                 -----------------------------
                          Title:  SR VICE PRESIDENT
                                 -----------------------------

                                SEVENTH AMENDMENT

        THIS SEVENTH AMENDMENT (the "Amendment") is made and entered into as of the 28 day of MAY, 2002, by and between EOP-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., A DELAWARE CORPORATION ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.) are parties to that certain lease dated the 3rd day of March, 1998, for space which contains, or shall contain pursuant to the terms of the Lease (as hereinafter defined), approximately 711,641 square feet of the Rentable Area (the "Original Premises") on the first (1st) through thirteenth (13th) and fifteenth (15th) through twenty-fourth (24th) Floors of the building commonly known as the U.S. Bancorp Center and the address of which is 800 Nicollet Mall, Minneapolis, Minnesota (the "Building"), which lease has been previously amended or assigned by instruments (including, without limitation, letters exercising expansion rights) dated May 18, 1998, July 29, 1999, September 1, 1998, September 29, 1999, November 22, 1999, November 24, 1999, March 31, 2000, May 8, 2001 and August 8, 2001 (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that the Commencement Date be accelerated solely with respect to (i) the portion of the Initial Expansion Space located on Floor sixteen (16) containing approximately 27,526 square feet of Rentable Area and (ii) the portion of the Initial Expansion Space located on Floor seventeen (17) containing approximately 27,565 square feet of Rentable Area (together, the "Third Early Initial Expansion Space"), and, with respect to the foregoing, that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth; and

C. WHEREAS, Tenant has requested that additional space containing approximately 1,615 square feet of Rentable Area on the first (1st) Floor of the Building shown on EXHIBIT A hereto (the "Second Additional Retail Premises") be added to the Original Premises, and, with respect to the foregoing, that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.      EXPANSION, EARLY COMMENCEMENT AND EFFECTIVE DATES.

        A. Effective as of February 1, 2002 (the "Third Early Initial Expansion Effective Date"), the Premises, as defined in the Lease, is increased by 55,091 square feet of Rentable Area through the addition of the Third Early Initial Expansion Space (and Tenant's Pro Rata Share is likewise increased), and from and after the Third Early Initial Expansion Effective Date, the Premises and the Third Early Initial Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The term for the Third Early Initial Expansion Space shall commence on the Third Early Initial Expansion Effective Date and end on the last day of the Term. The Third Early Initial Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein. The Third Early Initial Expansion Effective Date shall be delayed to the extent that Landlord fails for any reason to deliver possession of the Third Early Initial Expansion Space within the timeframe set forth in Section IV below, including, but not limited to, Unavoidable Delay. Any such delay in the Third Early Initial Expansion Effective Date by reason of Unavoidable Delay shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Third Early Initial Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

        B. Effective as of June 1, 2002 (the "Second Additional Retail Effective Date"), the Premises, as defined in the Lease, is increased by 1,615 square feet of Rentable Area through the addition of the Second Additional Retail Premises (and Tenant's Pro Rata Share is likewise increased), and from and after the Second Additional Retail Effective Date, the Premises and the Second Additional Retail Premises, collectively, shall be deemed the Premises, as defined in the Lease. The term for the Second Additional Retail Premises shall commence on the Second Additional Retail Effective Date and end on the last day of the Term. The Second Additional Retail Premises is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein.

II.     MONTHLY BASE RENTAL.

        A. In addition to Tenant's obligation to pay Base Rental for the Original Premises (other than the Third Early Initial Expansion Space), Tenant shall pay Landlord Base Rental with respect to the Third Early Initial Expansion Space (which shall be in lieu of the Base Rental set forth in the Lease with respect to the Third Early Initial Expansion Space) in monthly installments as follows:

                (i) Eight (8) equal installments of [***] each payable on or before the first day of each month during the period beginning February 1, 2002 and ending September 30, 2002.

                (ii) One Hundred Forty (140) equal installments of [***] each payable on or before the first day of each month during the period beginning October 1, 2002 and ending May 31, 2014.

        B. In addition to Tenant's obligation to pay Base Rental for the Original Premises, Tenant shall pay Landlord Base Rental for the Second Additional Retail Premises in monthly installments as follows:

                (i) [***] per installment payable on or before the Second Additional Retail Effective Date and on or before the first day of each month thereafter during the period beginning on the Second Additional Retail Effective Date and ending on May 31, 2007.

                (ii) [***] each payable on or before the first day of each month during the period beginning June 1, 2007 and ending May 31, 2014.

                All such Base Rental shall be payable by Tenant in accordance with the terms of Article 6 of the Lease.

III. IMPROVEMENTS TO THIRD EARLY INITIAL EXPANSION SPACE AND SECOND ADDITIONAL RETAIL PREMISES.

        A. CONDITION OF THIRD EARLY INITIAL EXPANSION SPACE AND SECOND ADDITIONAL RETAIL PREMISES. Tenant has inspected the Third Early Initial Expansion Space and the Second Additional Retail Premises and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

        B. COST OF IMPROVEMENTS TO THIRD EARLY INITIAL EXPANSION SPACE AND SECOND ADDITIONAL RETAIL PREMISES.

                (i) Landlord and Tenant acknowledge and confirm that, subject to the terms and conditions of the Lease, Tenant is entitled to an improvement allowance with respect to the Third Early Initial Expansion Space, which allowance is part of the overall allowance set forth in Section
                        3.6 of the Work Letter.

                (ii) Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Second Additional Retail Improvement Allowance") in an amount not to exceed Thirty Seven Thousand One Hundred Forty Five and No/100 Dollars ($37,145.00) (i.e., $23.00
                        per square foot of Rentable Area of the Second Additional Retail Premises) to be applied toward the cost of performing initial construction, alteration or improvement of the Second Additional Retail Premises, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Second Additional Retail Premises exceeds the Second Additional Retail Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Second Additional Retail Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. In accordance with the Payment Procedures (as defined in the Fifth Amendment to the Lease dated May 8, 2001), Landlord shall pay such Second Additional Retail Improvement Allowance directly to the contractors, architects, designers, engineers and consultants retained to perform the construction, design or related improvement work to the Second Additional Retail Premises.

        C. RESPONSIBILITY FOR IMPROVEMENTS TO THIRD EARLY INITIAL EXPANSION SPACE AND SECOND ADDITIONAL RETAIL PREMISES. Any construction, alterations or improvements to the Third Early Initial Expansion Space shall be performed by Tenant using contractors selected by Tenant and reasonably approved by Landlord and shall be governed in all respects by the provisions of Article 15 of the Lease. Landlord acknowledges that Tenant is leasing the Second Additional Retail Premises for purposes of installing and operating a bank vault (the "Vault"). Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant agree that (i) the plans and specifications for the Vault and storefront design for the Second Additional Retail Premises shall be subject to Landlord's prior written approval, (ii) Tenant shall remove the Vault prior to the expiration or earlier termination of the Term and shall repair any damage caused by installation or removal of the Vault and (iii) if the installation or removal of the Vault requires the temporary closure of any parking spaces in the Building's parking garage and such closure exceeds 7 days in the aggregate, Tenant shall pay Landlord $9.50 per day per space as additional rent for each day that such space(s) are closed as a result of such installation or removal of the Vault.

IV.     MISCELLANEOUS.

        A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in the Lease or this Amendment.

        B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

        D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither Landlord nor Tenant shall not be bound by this Amendment until both Landlord and Tenant have executed and delivered the same to the other party.

        E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Nelson Tietz & Hoye (the "Broker"). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant (other than the Broker) in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment (other than the Broker). Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord (including the Broker) in connection with this Amendment; it being understood that Landlord shall be solely responsible for payment of all brokerage commissions due to the Broker with respect to this Amendment pursuant to separate written agreements.

        G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                          LANDLORD:

                          EOP-NICOLLET MALL, L.L.C.,
                          A DELAWARE LIMITED LIABILITY COMPANY

                          By:  EOP OPERATING LIMITED PARTNERSHIP,
                               A DELAWARE LIMITED PARTNERSHIP,
                               ITS SOLE MEMBER

                               By: EQUITY OFFICE PROPERTIES TRUST,
                                   A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                   ITS GENERAL PARTNER

                                   By:    /s/ Arvid Povilaitis
                                          --------------------------------------
                                   Name:  ARVID POVILAITIS
                                          --------------------------------------
                                   Title: SENIOR VICE PRESIDENT
                                          -------------------------------------


                          TENANT:

                          U.S. BANCORP PIPER JAFFRAY COMPANIES INC.,
                          A DELAWARE CORPORATION

                          By:    /s/ Bradley J. Schmidt
                                 --------------------------------
                          Name:  Bradley J. Schmidt
                                 --------------------------------
                          Title: SR VICE PRESIDENT
                                 --------------------------------

                                                /s/ David R. Wright
                                                DAVID R. WRIGHT
                                                VICE PRESIDENT
                          GUARANTOR:

                          U.S. BANCORP

                          By:
                                 --------------------------------
                          Name:
                                 --------------------------------
                          Title:
                                 --------------------------------

                                    EXHIBIT A

                 Depiction of Second Additional Retail Premises

[GRAPHIC]

                                EIGHTH AMENDMENT

        THIS EIGHTH AMENDMENT (the "Amendment") is made and entered into as of the 30th day of December, 2002, by and between EOP-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., A DELAWARE CORPORATION ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.) are parties to that certain lease dated the 3rd day of March, 1998, for space which contains, or shall contain pursuant to the terms of the Lease (as hereinafter defined), approximately 711,641 square feet of the Rentable Area (the "Original Premises") on the first (1st) through thirteenth (13th) and fifteenth (15th) through twenty-fourth (24th) Floors of the building commonly known as the U.S. Bancorp Center and the address of which is 800 Nicollet Mall, Minneapolis, Minnesota (the "Building"), which lease has been previously amended or assigned by instruments (including, without limitation, letters exercising expansion rights) dated May 18, 1998, July 29, 1999, September 1, 1998, September 29, 1999, November 22, 1999, November 24, 1999, March 31, 2000, May 8, 2001, August 8, 2001 and May 28, 2002
        (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that the Commencement Date be accelerated solely with respect to (i) the portion of the Initial Expansion Space located on Floor twenty-four (24) containing approximately 2,915 square feet of Rentable Area (the "Fourth Early Initial Expansion Space") to be known as Suite 2430 and as depicted on EXHIBIT A attached hereto, and
        (ii) the portion of the Initial Expansion Space located on Floor twenty-four (24) containing approximately 1,821 square feet of Rentable Area (the "Fifth Early Initial Expansion Space") to be known as Suite 2440 and as depicted on EXHIBIT B attached hereto, and, with respect to the foregoing, that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.      EXPANSION, EARLY COMMENCEMENT AND EFFECTIVE DATES.

        A. Effective as of sixty (60) days after the date this Amendment is fully executed and delivered by Landlord and Tenant(1) (the "Fourth Early Initial Expansion Effective Date"), the Premises, as defined in the Lease, is increased by 2,915 square feet of Rentable Area through the addition of the Fourth Early Initial Expansion Space (and Tenant's Pro Rata Share is likewise increased), and from and after the Fourth Early Initial Expansion Effective Date, the Premises and the Fourth Early Initial Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The term for the Fourth Early Initial Expansion Space shall commence on the Fourth Early Initial Expansion Effective Date and end on the last day of the Term. The Fourth Early Initial Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein. The Fourth Early Initial Expansion Effective Date shall be delayed to the extent that Landlord fails for any reason to deliver possession of the Fourth Early Initial Expansion Space within the timeframe set forth in Section IV below, including, but not limited to, Unavoidable Delay. Any such delay in the Fourth Early Initial Expansion Effective Date by reason of Unavoidable Delay shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Fourth Early Initial Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

        B. Effective as of the earlier of (i) August 1, 2003, or (ii) 60 days after the Early Delivery Date (as defined in Section IV.B. below) (the "Fifth Early Initial Expansion Effective Date"), the Premises, as defined in the Lease, is increased by 1,821 square feet of Rentable Area through the addition of the Fifth Early Initial Expansion Space (and Tenant's Pro Rata Share is likewise increased), and from and after the Fifth Early Initial Expansion Effective Date, the Premises and the Fifth Early Initial Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The term for the Fifth Early Initial Expansion Space shall commence on the Fifth Early Initial Expansion Effective Date and end on the last day of the Term. The Fifth Early Initial Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein. The Fifth Early Initial Expansion Effective Date shall be delayed to the extent that Landlord fails for any reason to deliver possession of the Fifth Early Initial Expansion Space within the timeframe set forth in Section IV below, including, but not limited to, Unavoidable Delay. Any such delay in the Fifth Early Initial Expansion Effective Date by reason of Unavoidable Delay shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Fifth Early Initial Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

II.     MONTHLY BASE RENTAL.

        A. In addition to Tenant's obligation to pay Base Rental for the Original Premises (other than the Fourth Early Initial Expansion Space), Tenant shall pay Landlord Base Rental with respect to the Fourth Early Initial Expansion Space (which shall be in lieu of the Base Rental set forth in the Lease with respect to the Fourth Early Initial Expansion Space) in monthly installments as follows:

                (i) Equal installments of [***] each payable on or before the first day of each month during the period beginning on the Fourth Early Expansion Date and ending December 31, 2007.

                (ii) Sixty (60) equal installments of [***] each payable on or before the first day of each month during the period beginning January 1, 2008 and ending December 31, 2012.

                (iii) Seventeen (17) equal installments of [***] each payable on or before the first day of each month during the period beginning January 1, 2013 and ending May 31, 2014.

        B. In addition to Tenant's obligation to pay Base Rental for the Original Premises (other than the Fifth Early Initial Expansion Space), Tenant shall pay Landlord Base Rental with respect to the Fifth Early Initial Expansion Space (which shall be in lieu of the Base Rental set forth in the Lease with respect to the Fifth Early Initial Expansion Space) in monthly installments as follows:

                (i) Equal installments of [***] each payable on or before the first day of each month during the period beginning on the Fifth Early Expansion Date and ending
                        December 31, 2007.

                (ii) Sixty (60) equal installments of [***] each payable on or before the first day of each month during the period beginning January 1, 2008 and ending December 31, 2012.

                (iii) Seventeen (17) equal installments of [***] each payable on or before the first day of each month during the period beginning January 1, 2013 and ending May 31, 2014.

                All such Base Rental shall be payable by Tenant in accordance with the terms of Article 6 of the Lease.

III. IMPROVEMENTS TO FOURTH EARLY INITIAL EXPANSION SPACE AND FIFTH EARLY INITIAL EXPANSION SPACE.

        A. CONDITION OF FOURTH EARLY INITIAL EXPANSION SPACE AND FIFTH EARLY INITIAL EXPANSION SPACE. Tenant has inspected the Fourth Early Initial Expansion Space and the Fifth Early Initial Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except that

                Landlord shall deliver the Fourth Early Initial Expansion Space and the Fifth Early Initial Expansion Space to Tenant in broom clean condition.

        B. COST OF IMPROVEMENTS TO FOURTH EARLY INITIAL EXPANSION SPACE AND FIFTH EARLY INITIAL EXPANSION SPACE.

                (i) Notwithstanding anything to the contrary set forth in the Lease, including the provisions of Section 3.6 of the Work Letter attached thereto, and provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Fourth Early Initial Expansion Space Improvement Allowance") in an amount not to exceed Fifty Two Thousand Four Hundred Seventy and No/100 Dollars ($57,270.00) (i.e., $18.00 per square foot of Rentable Area of the Fourth Early Initial Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Fourth Early Initial Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Fourth Early Initial Expansion Space exceeds the Fourth Early Initial Expansion Space Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Fourth Early Initial Expansion Space Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. In accordance with the Payment Procedures (as defined in the Fifth Amendment to the Lease dated May 8, 2001), Landlord shall pay such Fourth Early Initial Expansion Space Improvement Allowance directly to the contractors, architects, designers, engineers and consultants retained to perform the construction, design or related improvement work to the Fourth Early Initial Expansion Space.

                (ii) Notwithstanding anything to the contrary set forth in the Lease, including the provisions of Section 3.6 of the Work Letter attached thereto, and provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Fifth Early Initial Expansion Space Improvement Allowance") in an amount not to exceed Thirty Two Thousand Seven Hundred Seventy Eight and No/100 Dollars ($32,778.00) (i.e., $18.00 per
                        square foot of Rentable Area of the Fifth Early Initial Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Fifth Early Initial Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Fifth Early Initial Expansion Space exceeds the Fifth Early Initial Expansion Space Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Fifth Early Initial Expansion Space Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. In accordance with the Payment Procedures (as defined in the Fifth Amendment to the Lease dated May 8, 2001), Landlord shall pay such Fifth Early Initial Expansion Space Improvement Allowance directly to the contractors, architects, designers, engineers and consultants retained to perform the construction, design or related improvement work to the Fifth Early Initial Expansion Space.

        C. RESPONSIBILITY FOR IMPROVEMENTS TO FOURTH EARLY INITIAL EXPANSION SPACE AND FIFTH EARLY INITIAL EXPANSION SPACE. Any construction, alterations or improvements to the Fourth Early Initial Expansion Space and/or the Fifth Early Initial Expansion Space shall be performed by Tenant using contractors selected by Tenant and reasonably approved by Landlord and shall be governed in all respects by the provisions of Article 15 of the Lease.

IV. EARLY ACCESS TO FOURTH EARLY INITIAL EXPANSION SPACE AND FIFTH EARLY INITIAL EXPANSION SPACE.

        A. Tenant shall be permitted to enter the Fourth Early Initial Expansion Space upon full execution and delivery of this Amendment by Landlord and Tenant to perform alterations or improvements to the Fourth Early Initial Expansion Space; it being further agreed that in connection with such early access to the Fourth Early Initial Expansion Space, Tenant shall comply with all terms and provisions of the Lease except those provisions requiring payment of Base Rental or Additional Rent as to the Fourth Early Initial Expansion Space. However, if Tenant takes possession of the Fourth Early Initial Expansion Space prior to the Fourth Early Initial Expansion Effective Date for any reason whatsoever (other than the performance of work in such space), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Rent (i.e. Tenant's Pro Rata Share shall be appropriately increased to account for the same) as applicable to the Fourth Early Initial Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Fourth Early Initial Expansion Effective Date.

        B. Tenant shall be permitted to enter the Fifth Early Initial Expansion Space on or after the earlier of June 1, 2003 or the Early Delivery Date (as defined below) to perform alterations or improvements to the Fifth Early Initial Expansion Space; it being further agreed that in connection with such early access to the Fifth Early Initial Expansion Space, Tenant shall comply with all terms and provisions of the Lease except those provisions requiring payment of Base Rental or Additional Rent as to the Fifth Early Initial Expansion Space. However, if Tenant takes possession of the Fifth Early Initial Expansion Space prior to the Fifth Early Initial Expansion Effective Date for any reason whatsoever (other than the performance of work in such space), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Rent (i.e. Tenant's Pro Rata Share shall be appropriately increased to account for the same) as applicable to the Fifth Early Initial Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Fifth Early Initial Expansion Effective Date. While the Fifth Early Initial Expansion Space is currently under lease to another tenant and such other tenant's occupancy and possession of the Fifth Early Initial Expansion Space is expected to last until May 31, 2003, if for any reason the Fifth Early Initial Expansion Space is surrendered to Landlord prior to May 31, 2003
                (i) within 48 hours of such date of surrender (the "Early Delivery Date"), Landlord shall make the Fifth Early Initial Expansion Space available to Tenant pursuant to the terms and conditions of this Section, and (ii) Landlord shall use commercially reasonable efforts to notify Tenant of the anticipated Early Delivery Date at least 30 days in advance.

V.      MISCELLANEOUS.

        A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in the Lease or this Amendment.

        B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

        D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither Landlord nor Tenant shall not be bound by this Amendment until both Landlord and Tenant have executed and delivered the same to the other party.

        E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Nelson Tietz & Hoye ("Broker"). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant (other than Broker) in connection with this Amendment. Landlord hereby represents to Tenant that

                Landlord has dealt with no broker in connection with this Amendment (other than Broker). Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord (including Broker) in connection with this Amendment; it being understood that Landlord shall be solely responsible for payment of all brokerage commissions due to Broker with respect to this Amendment pursuant to separate written agreements.

        G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

                 SIGNATURES ARE SET FORTH ON THE FOLLOWING PAGE

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                          LANDLORD:

                          EOP-NICOLLET MALL, L.L.C.,
                          A DELAWARE LIMITED LIABILITY COMPANY

                          By:   EOP OPERATING LIMITED PARTNERSHIP,
                                A DELAWARE LIMITED PARTNERSHIP,
                                ITS SOLE MEMBER

                                By:  EQUITY OFFICE PROPERTIES TRUST,
                                     A MARYLAND REAL ESTATE INVESTMENT TRUST,
                                     ITS GENERAL PARTNER

                                     By:    /s/ Kim J. Koehn
                                            ------------------------------------
                                     Name:  Kim J. Koehn
                                            ------------------------------------
                                     Title: Senior Vice President-Denver Region
                                            ------------------------------------

                          TENANT:

                          U.S. BANCORP PIPER JAFFRAY COMPANIES INC.,
                          A DELAWARE CORPORATION

                          By:    /s/ Bradley J Schmidt
                                 --------------------------------
                          Name:  Bradley J Schmidt
                                 --------------------------------
                          Title: Sr Vice President
                                 --------------------------------

                          GUARANTOR:

                          U.S. BANCORP

                          By:      /s/ David R. Wright
                                 --------------------------------
                          Name:    DAVID R. WRIGHT
                                 --------------------------------
                          Title:   VICE PRESIDENT
                                 --------------------------------

                                    EXHIBIT A

                Depiction of Fourth Early Initial Expansion Space

[GRAPHIC]

                                    EXHIBIT B

                Depiction of Fifth Early Initial Expansion Space

[GRAPHIC]

                                 NINTH AMENDMENT

        THIS NINTH AMENDMENT (the "Amendment") is made and entered into as of the 27th day of March, 2003, by and between MN - NICOLLET MALL, L.L.C., a Delaware limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to EOP - Nicollet Mall, L.L.C., a Delaware limited liability company, successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.) are parties to that certain lease dated March 3, 1998, for space which contains, or shall contain pursuant to the terms of the Lease (as hereinafter defined), approximately 711,641 square feet of the Rentable Area (the "Original Premises") on the first
        (1st) through thirteenth (13th) and the fifteenth (15th) through twenty-fourth (24th) Floors of the building commonly known as the U.S. Bancorp Center and the address of which is 800 Nicollet Mall, Minneapolis, Minnesota (the "Building"), which lease has been previously amended or assigned by instruments (including, without limitation, letters exercising expansion rights) dated May 18, 1998, July 29, 1999, September 1,1998, September 29, 1999, November 22, 1999, November 24, 1999, March 31, 2000, May 8, 2001, August 8, 2001, May 28, 2002, and
        December 30, 2002 (collectively, the "Lease").

B. In addition to the Original Premises, pursuant to Section 12.8 of the Lease, Tenant has possession of 350 square feet of Usable Area on Floor Parking Level One (P1) of the Building for the location and use of Tenant's communications major point of presence (the "MPOP Space"). Landlord has requested, and Tenant has agreed to, surrender 77 square feet of Usable Area of the MPOP (the "MPOP Reduction Space") to accommodate Landlord's expansion of the parking facilities appurtenant to the Building on the following terms and conditions. The MPOP Reduction Space is shown on EXHIBIT A hereto.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.      REDUCTION.

        A. Tenant shall vacate the MPOP Reduction Space in accordance with the terms of the Lease on or prior to January 31, 2003, which is the date immediately preceding the Reduction Effective Date (defined in I.B. below) and Tenant shall fully comply with all obligations under the Lease respecting the MPOP Reduction Space up to the Reduction Effective Date.

        B. Effective as of February 1, 2003 (the "Reduction Effective Date"), the MPOP Space is decreased from 350 square feet of Usable Space on Floor P1 of the Building to 273 square feet of Usable Space on Floor P1 of the Building by the elimination of the MPOP Reduction Space. As of the Reduction Effective Date, the MPOP Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the MPOP Reduction Space, and Landlord's obligation under the Lease with respect to paragraph (b) of Section 12.8 shall be deemed to mean the MPOP Space less the MPOP Reduction Space.

II.     MISCELLANEOUS.

        A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

        B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

        D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

        E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents, harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents, harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

        G. At Landlord's option, this Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guaranty shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


                          LANDLORD:

                          MN - NICOLLET MALL, L.L.C.,
                          A DELAWARE LIMITED LIABILITY COMPANY

                          By:   EQUITY OFFICE MANAGEMENT, L.L.C., A
                                DELAWARE LIMITED LIABILITY COMPANY,
                                ITS NON-MEMBER MANAGER

                                By:    /s/ Kim J. Koehn
                                       -----------------------------------
                                Name:  Kim J. Koehn
                                       -----------------------------------
                                Title: Senior Vice President Denver-Region
                                       -----------------------------------

                          TENANT:

                          U.S. BANCORP PIPER JAFFRAY COMPANIES INC.,
                          A DELAWARE CORPORATION

                          By:     /s/ David R. Wright
                                  -----------------------------------
                          Name:   DAVID R. WRIGHT
                                  -----------------------------------
                          Title:  VICE PRESIDENT
                                  -----------------------------------


                          GURANTOR:

                          U.S. BANCORP

                          By:     /s/ Bradley J. Schmidt
                                  -----------------------------------
                          Name:   Bradley J. Schmidt
                                  -----------------------------------
                          Title:  Sr Vice President
                                  -----------------------------------

                                    EXHIBIT A

                  OUTLINE AND LOCATION OF MPOP REDUCTION SPACE

[GRAPHIC]

                SUPPLEMENTAL AMENDMENT REGARDING EXPANSION SPACE

        THIS SUPPLEMENTAL AMENDMENT REGARDING EXPANSION SPACE (this "Amendment"), made and entered into as of the 29th day of September, 1999, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord") and U.S. BANCORP PIPER JAFFRAY COMPANIES INC, a Delaware corporation ("Tenant");

                          W I T N E S S E T H  T H A T:

        WHEREAS, Landlord and Tenant entered into that certain Office Lease dated March 3, 1998, as amended by that certain First Amendment to Lease dated May 18, 1998 and by that certain Second Amendment to Lease dated July 30, 1999 (collectively, the "Lease") for certain premises (the "Premises") in the building to be constructed by Landlord in the City of Minneapolis, Hennepin County, Minnesota (the "Building");

        WHEREAS, Tenant previously exercised its right to exclude Floors four
(4) and five (5) from the Initial Premises pursuant to the terms of the Lease;

        WHEREAS, prior to the execution of this Amendment, the Premises consisted of Floors Six (6) through Thirteen (13), inclusive, and the Initial Retail Premises, containing approximately 319,584 square feet of Rentable Area;

        WHEREAS, the Lease contains certain expansion rights in favor of Tenant including, without limitation, the expansion options and rights of first offer pursuant to Sections 8 and 9, respectively, of the Lease;

        WHEREAS, Tenant has exercised its expansion right to lease additional premises in the Building pursuant to its rights under Sections 8 and 9 of the Lease; and

        WHEREAS, Landlord and Tenant desire to evidence such expansion of the Premises and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

        1. Landlord hereby agrees to lease to Tenant and Tenant shall lease from Landlord approximately 350,000 square feet of Rentable Area consisting of the space on Floors Three (3) through Five (5) inclusive, Floors Fifteen (15) through Twenty-Two (22) inclusive, and approximately 10,261 rentable square feet on Floor Twenty-Three (23), all as shown on EXHIBIT A attached hereto and by this reference made a part hereof (the "Initial Expansion Space"), increasing the total Rentable Area leased pursuant to the Lease to approximately 669,584 square feet. Landlord and Tenant acknowledge and agree that the foregoing expansion is pursuant to an exercise by Tenant of certain of its first offer and expansion rights in Sections 8 and 9 of the Lease.

                Tenant may elect, by written notice given to Landlord not later than April 1, 2000, to increase or decrease the Rentable Area of the Initial Expansion Space pursuant to one of the following four options: (i) Tenant may elect to increase the Rentable Area of the Initial Expansion Space to add the remainder of the space on Floor 23 ("Option 1"); (ii) Tenant may elect to increase the Rentable Area of the Initial Expansion Space to add (x) the remainder of the space on Floor 23 and (y) one-half (1/2) of the space on Floor 24, with the location and configuration of such one-half (1/2) of the space on Floor 24 to be determined by Tenant in its sole discretion, provided the space not leased by Tenant on Floor 24 shall be capable of being configured so as to make the same reasonably leaseable ("Option 2"); (iii) Tenant may elect to decrease the Rentable Area of the Initial Expansion Space to delete all of the space on Floor 23 consisting of approximately 10,261 square feet of Rentable Area ("Option 3"); and (iv) Tenant may elect to decrease the Rentable Area of the Initial Expansion Space to delete (x) all of said space on Floor 23 and (y) one-half (1/2) of the space on Floor 22, with the location and configuration of such one-half (1/2) of the space on Floor 22 to be determined by Tenant in its sole discretion, provided the space not leased by Tenant on Floor 22 shall be capable of being configured so as to make the same reasonably leaseable ("Option 4"). Any such space added to the Initial Expansion Space pursuant to either Option 1 or Option 2 above shall hereinafter sometimes be referred to as the "Additional Initial Expansion Space". All Additional Initial Expansion Space shall be deemed to be part of the Initial Expansion Space for all purposes of this Amendment. Any such area deleted from the Initial Expansion Space pursuant to either Option 3 or Option 4 above shall hereinafter be referred to as "Excess Expansion Space".

        2. The Lease is hereby amended by adding the Initial Expansion Space as part of the Premises, subject to the following terms and conditions:

                a. The Initial Expansion Space shall be added as part of the Initial Premises for all purposes, except as set forth in this Amendment.

                b. The Commencement Date of the Initial Expansion Space (which shall also be the date for the commencement of the payment of Base Rental and other Rent with respect to the Initial Expansion Space) shall be determined in accordance with the terms and conditions of the Lease as if the Initial Expansion Space constituted a portion of the Initial Premises including, without limitation, the terms and conditions of Section 5.2.2, except as follows: (i) except as otherwise provided in this clause
                        (i), the Commencement Date for the Initial Expansion Space only shall not begin before October 1, 2002; provided, however, if Tenant commences use of all or any part of the Initial Expansion Space for its business purposes (as opposed to for performance of the Tenant Work or installation of Tenant's furniture, Trade Fixtures and personal property) prior to October 1, 2002, then the Commencement Date with respect to the portion of the Initial

                        Expansion Space which Tenant uses shall be the date which Tenant takes beneficial occupancy of the same. Notwithstanding the foregoing, Tenant shall have the right to take occupancy of all or a portion of the Initial Expansion Space for any purpose (including, without limitation, for business purposes) on or after July 1, 2002 without triggering the Commencement Date for the Initial Expansion Space (which shall be October 1, 2002 in such event); (ii) Tenant shall only have the right to commence early occupancy of the Initial Expansion Space for its business purpose in full Floor increments (except with respect to any partial Floor of the Initial Expansion Space); and (iii) the Commencement Date for the original Initial Premises, being Floors six
                        (6) through thirteen (13), inclusive, and the Retail Premises (the "Original Initial Premises"), shall not be affected by the foregoing provisions or the addition of the Initial Expansion Space. The Initial Term of the Lease for the entire Premises (which includes the Original Initial Premises and the Initial Expansion Space) shall expire on the same date on the fourteenth
                        (14th) anniversary of the Commencement Date for the Original Initial Premises.

                c. Base Rental with respect to the Initial Expansion Space during the Initial Term shall be [***] per square foot of the Rentable Area of the Initial Expansion Space, as determined in accordance with the terms and conditions of Section 5 of this Amendment, and shall be due and payable, together with any other Rent payments for the Initial Expansion Space, on the Commencement Date for the Initial Expansion Space or portion thereof (as described in Section 2b above).

                d. The provisions of EXHIBIT D (Work Letter) to the Lease apply to the Original Initial Premises and the Initial Expansion Space, subject to the amendments hereinafter provided. Said EXHIBIT D (Work Letter) to the Lease is hereby amended as follows:

                (i) The following is added at the end of the definition of "Approved Base Building Plans and Specifications" on page 1:
                "Landlord and Tenant acknowledge and agree that the Approved Base Building Plans and Specifications are described on EXHIBIT B attached to the Supplemental Amendment Regarding Expansion Space executed by Landlord and Tenant (the "Supplemental Amendment") and incorporated herein by this reference and reflect change orders approved by Landlord and Tenant through Bulletin 8. The Base Building Work to be performed by Landlord in the Initial Expansion Space is described in the Building Shell Condition Requirements for the Initial Expansion Space attached to the Supplemental Amendment as EXHIBIT 1-1 and incorporated herein by this reference, and the Approved Base Building Plans and Specifications shall be revised, if necessary, to reflect the Base Building Work to the Initial Expansion Space described in said EXHIBIT 1-1, subject, however, to the upgrades on Floors

                3,4 and 5 described in EXHIBIT C attached to the Supplemental Amendment and incorporated herein by this reference."

                (ii)    The Base Building Construction Schedule attached as
                EXHIBIT 5 to the Work Letter is hereby deleted and the Base Building Construction Schedule attached to this Amendment as
                EXHIBIT 5 is substituted in lieu thereof.

                (iii) The following is added at the end of the definition of "Base Building Scope Documents" on page 4 of the Work Letter: "; provided, however, the Base Building Scope Documents applicable to the Initial Expansion Space are attached to the Supplemental Amendment as EXHIBIT 4-1 and incorporated herein by this reference and such Base Building Scope Documents described in
                EXHIBIT 4-1 (and not EXHIBIT 4) shall relate to the Base Building Work to the Initial Expansion Space; further provided, however, Floors 3, 4 and 5 shall be upgraded as described in EXHIBIT C attached to the Supplemental Amendment."

                (iv) The following is added at the end of the definition of "Base Building Shell Condition Requirements" on page 4 of the Work Letter:"; provided, however, the Base Building Shell Condition Requirements applicable to the Initial Expansion Space are attached to the Supplemental Amendment as EXHIBIT 1-1 and incorporated herein and such Base Building Shell Condition Requirements described in EXHIBIT 1-1 (and not EXHIBIT 1) shall govern the Base Building Work to the Initial Expansion Space; further provided, however, Floors 3, 4 and 5 shall be upgraded as described in EXHIBIT C attached to the Supplemental Amendment.

                (v) The existing provisions of Section 2.2.1 of the Work Letter shall apply only to the Original Initial Premises. Therefore, all references to the "Premises" in said Section
                2.2.1 shall refer only to the Original Initial Premises. In addition, the following is added at the end of said Section 2.2.1: "Notwithstanding anything to the contrary in this Work Letter, all Base Building Work for the Initial Expansion Space shall be designed at least to accommodate population densities of one (1) person per one hundred forty-four (144) square feet of Usable Area on the Floors of the Initial Expansion Space."

                (vi) Notwithstanding anything contained in the Lease or the Work Letter to the contrary, Tenant shall have no right to require Landlord to construct or serve as the general contractor for the Tenant Work, and Landlord shall not have any obligation or liability for the construction of the Tenant Work, except for the payment of Tenant Work Costs up to the amounts described in
                Section 3.6 of the Work Letter. Notwithstanding the foregoing to the contrary, Tenant may engage Ryan Companies US, Inc., an affiliate of Ryan 800, LLC, the current Landlord, to serve as the general contractor for the Tenant Work in the Original Initial Premises and the Initial Expansion Space pursuant to separate agreements between such parties, and in no way shall Landlord have any liability under such agreements or with respect to the construction of the Tenant Work pursuant thereto. Therefore, the third sentence of Section 3.3 of the Work Letter is hereby deleted.

                (vii) Notwithstanding anything contained in Section 3.4 of the Work Letter to the contrary, the provisions set forth in clauses
                (a) through (h) of said Section 3.4 regarding Landlord's services during construction shall apply only during the period of the performance of the Tenant Work until the Base Building Completion Date, and after the Base Building Completion Date and during the remainder of the period for the performance of the Tenant Work, Landlord shall not be required to provide the services described in clauses (a) through (h) of said Section 3.4, but shall provide the following services and facilities, all in operational condition and in good order and in accordance with the other requirements of said Section 3.4:

                                (a) HVAC services sufficient to allow the efficient performance of the Tenant Work (e.g., to allow efficient curing of sheet rock, etc.) and electrical and water services;

                                (b)     access to and use of truck docks;

                                (c) vertical transportation for passengers and construction purposes;

                                (d)     direct vertical transportation for
                        freight and construction materials and tools to all Floors in the Premises, Floor One (1) and all Floors containing facilities described in (b) and (f) hereof, which shall include, without limitation, one (1) freight elevator;

                                (e)     an area and, at Tenant's expense,
                        adequate dumpster service designated for Tenant's exclusive use for rubbish and trash removal services in the same elevator bank as the Premises; and

                                (f) at Tenant's expense, temporary toilet facilities for the exclusive use of Tenant's construction personnel in the same elevator bank as the subject Premises.

                (viii) Landlord shall pay all costs and expenses incurred in connection with the design, construction and performance of the Tenant Work for the Initial Expansion Space up to a maximum amount of Thirty and no/100 Dollars ($30.00) times the number of square feet or Rentable Area in the Initial Expansion Space. Therefore, the following is added after "Initial Premises" in line six (6) of Section 3.6 of the Work Letter: "(including the Initial Expansion Space)".

                (ix) Notwithstanding the provisions of Section 3.7 of the Work Letter to the contrary, the work to be performed by Landlord described in said Section 3.7 to balance the HVAC systems servicing the Initial Expansion Space shall be performed by Landlord, provided the reasonable costs and expenses of such work for the Initial Expansion Space shall be paid by Tenant. Therefore, the following is added at the end of said Section 3.7: "provided, however, Tenant shall pay the reasonable costs and expense of such work for the HVAC systems servicing the Initial Expansion Space."

                (x) Section 4 of the Work Letter is hereby amended by deleting the words "and the Tenant Work" appearing at the end of said Section 4.

                (xi) The following provisions shall govern and control in the event of any conflict among the Approved Base Building Plans and Specifications, Base Building Scope Documents and Base Building Shell Condition Requirements: (a) in the event of any conflict relating to the Original Initial Premises, the Approved Base Building Plans and Specifications shall control; and (b) in the event of any conflict relating to the Initial Expansion Space, the Base Building Scope Documents for the Initial Expansion Space attached to this Amendment as EXHIBIT 4-1 and the Base Building Shell Condition Requirements for the Initial Expansion Space attached to this Amendment as EXHIBIT 1-1 shall control.

        3. Section 1.76 of the Lease setting forth the definition of "Tenant Finish Period" is hereby amended by deleting the number "one hundred ninety-six (196)" appearing in line three (3) thereof and substituting the number "one hundred fifty-two
                (152)" in lieu thereof.

        4. Section 1.50 of the Lease is hereby amended by inserting: (a) the following provision after the phrase "all pertinent factors" in the tenth (10th) line thereof: "(including, without limitation, the net effective rental rates for space then being leased in the Building under leases recently executed and any and all other factors that the parties, in their sole discretion, shall deem relevant); and (b) inserting the following provision after the phrase "ninety percent (90%)" in the fourteenth (14th) and fifteenth (15th) lines thereof: "or ninety-five percent (95%)."

        5. Section 2.2 of the Lease entitled "Measurement Standards" shall not be applicable to the Initial Expansion Space or to any other space added to the Premises (whether the addition of such space to the Premises is made pursuant to a right contained in the Lease or otherwise), and Landlord and Tenant agree that the standards set forth in Sections 2.2.1 and 2.2.2 shall be inapplicable to such space. The Rentable Area of the Initial Expansion Space and any other space added to the Premises including, without limitation, any space added pursuant to any Expansion Options or First Offer Rights shall be established pursuant to the terms of Section 2.2.3 and 2.2.4, but utilizing the standards hereinafter set forth. The standards set forth in Sections 2.2.1 and 2.2.2 shall continue to be applicable in all respects to the Original Initial Premises. The Rentable Area and Usable Area of the Initial Expansion Space or any other space added to the Premises including, without limitation, any space added pursuant to any Expansion Options or First Offer Rights shall be determined in accordance with "Standard Method for Measuring Floor Area in Office Buildings," published by the Secretariat,

                Buildings Owners and Managers Association International (ANSI/BOMA Z65.1-1996), approved June 7, 1996.

        6 Section 5.1.3 of the Lease entitled "LaSalle Passageway" is hereby amended by reducing the dollar amount set forth on the eleventh (11th) line and thirty eighth (38th) line from One Million and No/100 Dollars ($1,000,000.00) to Five Hundred Thousand and No/100 Dollars ($500,000.00).

        7. Section 6.1.2 of the Lease entitled "Extension Term" is hereby deleted and the following provision inserted in lieu thereof:

                "EXTENSION TERM. During the first twelve (12) months of the first Extension Term (a) the Base Rental for the Original Initial Premises (other than the Initial Retail Premises) shall be in the amount of [***] per square foot of Rentable Area per year, (b) the Base Rental for any Retail Premises then included in the Premises shall continue at the same rate as in effect at the end of the Initial Term and (c) the Base Rental for the "Initial Expansion Space" (as defined in the Supplemental Amendment), any Expansion Space or any First Offer Space then included in the Premises shall be as set forth below. During the remainder of the first Extension Term (and as to the Initial Expansion Space, any Expansion Space or any First Offer Space during the entire first Extension Term) and during each subsequent Extension Term, (a) the Base Rental solely with respect to the Original Initial Premises shall be at a per annum rate equal to the lesser of (x) the product of multiplying
                (A) the Market Base Rental Rate as of the Rent Determination Date for the Premises in question considered as an aggregate block of space leased to a single tenant by (B) ninety percent (90%), or (y) the product obtained by multiplying (A) the Market Base Rental Rate as of the Rent Determination Date for a single tenant leasing one (1) full floor of the size and design of Floor Six and located on the elevator bank on which Floor Six is located (the "Full Floor Rate") by ninety percent (90%), (b) the Base Rental for the remainder of the Premises (including the Initial Expansion Space, any Expansion Space and any First Offer Space which is included in the Premises as of the first day of the Extension Term in question, but excluding the Original Initial Premises and any Retail Premises) shall be at a per annum rate equal to the lesser of (i) the product obtained by multiplying (A) the Market Base Rental Rate as of the Rent Determination Date for the Premises in question considered as an aggregate block of space leased to a single tenant by
                (B) ninety five percent (95%), or (ii) the product obtained by multiplying (A) the Full Floor Rate as of the Rent Determination Date by (B) ninety five percent (95%), and (c) the Base Rental Rate for the Retail Premises shall be at the per annum rate equal to the product obtained by multiplying (i) the Market Base Rental Rate as of the Rent Determination Date for the Retail Premises in question, by (ii) ninety percent (90%)."

        8. Section 6.1.4 of the Lease entitled "Expansion Space" is hereby amended by deleting the words "ninety percent (90%)" in the fourth (4th) line thereof and inserting in lieu thereof the words "ninety-five percent (95%)".

        9. Section 6.1.5 of the Lease entitled "First Offer Space" is hereby amended by deleting the words "ninety percent (90%)" in the fourth (4th) line thereof and inserting in lieu thereof the words "ninety-five percent (95%)".

        10. Landlord and Tenant acknowledge and agree that (a) the parties have executed simultaneously with the execution of this Amendment, a Lease Amendment, Indemnification and Joint Defense Agreement with respect to certain tax issues (the "Tax Agreement"), (b) the Tax Agreement shall operate as an amendment to the Lease and in the event of an assignment of the Lease by either Landlord or Tenant or both, said Tax Agreement will be assigned to such parties' assignee and such assignee will expressly assume all of such parties' obligations and liabilities under the Tax Agreement, (c) in the event that Landlord fails to pay timely any sum to Tenant due and owing under the Tax Agreement, Tenant shall have the right to offset such amount against the Rent due under the Lease until Tenant is fully reimbursed pursuant to the procedures set forth in Section
                24.5 of the Lease, but without regard to any cap on offset rights set forth in the Lease with respect to the collection of such amount, and (d) no sum payable by Landlord under the Tax Agreement (or offset by Tenant under this Amendment) shall be considered Real Property Taxes or Operating Expenses under the Lease.

        11. Landlord and Tenant acknowledge and agree that Tenant's exercise of its expansion rights with respect to the Initial Expansion Space which is evidenced by this Amendment constitutes both an exercise by Tenant of a First Offer Right and its Expansion Options described in Sections 8 and 9, respectively, of the Lease. Landlord and Tenant acknowledge and agree that Tenant retains its First Offer Rights set forth in Section 9 of the Lease. However, Section 8.1 of the Lease entitled "Grant" is hereby deleted in its entirety and the following inserted in lieu thereof:

                "8.1 GRANT. Subject to the terms and conditions of this Article 8, Landlord hereby grants to Tenant the options (the "Expansion Options") to add the following expansion space (the "Expansion Space") to the Premises:

                        (i) Attached to the Supplemental Amendment as EXHIBIT D and incorporated herein is a description of the five
                (5) Expansion Options. The space to be leased under the five (5) Expansion Options (the "Expansion Space") will depend on whether Tenant elects, on or before April 1, 2000, to increase or decrease the Initial Expansion Space pursuant to Option 1, Option 2, Option 3, or Option 4 described in Section 1 of the Supplemental Amendment. The Expansion Space applicable to each of the five (5) Expansion Options shall be determined on April 1, 2000 depending on which, if any, of said Option 1, Option 2, Option 3, or

                Option 4 Tenant exercises and shall be the corresponding Expansion Space descried in EXHIBIT D under the appropriate column relating thereto.

                                (a) The first Expansion Option (the "First Expansion Option") shall be effective as of October 1, 2004 and shall relate to the Expansion Space described in said EXHIBIT D (the "First Expansion Space").

                                (b) The second Expansion Option (the "Second Expansion Option") shall be effective as of October 1, 2006 and shall relate to the Expansion Space described in said EXHIBIT D (the "Second Expansion Space").

                                (c) The third Expansion Option (the "Third Expansion Option") shall be effective as of October 1, 2008 and shall relate to the Expansion Space described in said EXHIBIT D (the "Third Expansion Space").

                                (d) The fourth Expansion Option (the "Fourth Expansion Option") shall be effective as of October 1, 2010 and shall relate to the Expansion Space described in said EXHIBIT D (the "Fourth Expansion Space").

                                (e) The fifth Expansion Option (the "Fifth Expansion Option" shall be effective as of October 1, 2012 and shall relate to the Expansion Space described in said EXHIBIT D (the "Fifth Expansion Option").

        12. Section 8.2 of the Lease entitled "Exercise" is hereby amended by deleting the first sentence thereof. Said Section 8.2 of the Lease is hereby further amended by deleting from lines 14-16 thereof the phrase "(ii) subject to the other limitations of this Section 8.2, the portion or portions of the Expansion Space as to which Tenant is exercising its Expansion Option".

        13. Section 8.3 of the Lease entitled "Contiguous Space; Relationship to First Offer Right" is hereby deleted and the following provision inserted in lieu thereof:

                "8.3 INDEPENDENT RIGHTS; RELATIONSHIP TO FIRST OFFER RIGHT. Any failure to duly and timely exercise an Expansion Option shall not otherwise limit subsequent Expansion Options. If Tenant has previously leased any Expansion Space pursuant to the exercise of a First Offer Right, but subject to any Superior Rights as provided in Section 9 hereof, then the Expansion Option with respect to such Expansion Space shall be deemed independent of the First Offer Right and shall apply and may be exercised notwithstanding that Tenant exercised a First Offer

                Right with respect to such Expansion Space. If Tenant has previously leased any Expansion Space pursuant to the exercise of a First Offer Right, but such exercise was not subject to any Superior Rights as provided in Section 9 hereof, then Tenant shall not have the right to exercise an Expansion Option with respect to such Expansion Space (and will continue to lease such Expansion Space pursuant to the exercise of the First Offer Right), but the Expansion Option shall apply to any remaining portion of the Expansion Space. If Tenant at any time elects to exercise its Expansion Option with respect to any First Offer Space, then Tenant's First Offer Right with respect to such space shall immediately terminate and be of no further force and effect. Notwithstanding anything contained in this Section 8.3 to the contrary, if Tenant exercises a renewal of this Lease for an Extension Term as provided in Section 4.3 hereof for less than the entire Premises but for at least three hundred twenty-five thousand (325,000) square feet of Rentable Area, then Tenant's First Offer Right described in Section 9 hereof shall continue to apply during the Extension Term and shall relate to any space in the Building which is or shall become available for leasing, including, without limitation, any such space which was originally part of the Premises but not leased by Tenant during such Extension Term, but only to the extent such space is or shall become available for leasing. If Tenant exercises such a renewal of this Lease for an Extension Term for less than three hundred twenty-five thousand (325,000) square feet of Rentable Area, then Tenant shall no longer have the First Offer Right described in Section 9 hereof during the Extension Term."

        14. Section 10.1.1 of the Lease entitled "First Reduction Option" is hereby deleted from the Lease and shall be void and of no further force or effect as if such provision had not been included in the original Lease.

        15. Sections 10.1.2, 10.1.3 and 10.1.4 of the Lease entitled "Second Reduction Option", "Third Reduction Option" and "Fourth Reduction Option", respectively, are hereby deleted and the following provisions inserted in lieu thereof:

                "10.1.2. SECOND REDUCTION OPTION. By up to amount of Rentable Area equal to one hundred fifty thousand (150,000) square feet of Rentable Area by notice given to Landlord at any time during the Term on or after the tenth (10th) anniversary of the Commencement Date for such portion of the Premises (the "Second Reduction Option");

                "10.1.3 THIRD REDUCTION OPTION. All or any portion of the Retail Premises by notice to Landlord at any time during the Term on or after the fourth (4th) and prior to the fifth (5th) anniversary of the Commencement Date for the Retail Premises (the "Third Reduction Option"); and

                10.1.4 FOURTH REDUCTION OPTION. All or any portion of the Retail Premises by notice to Landlord at any time during the Term on or after the ninth (9th) and prior to the tenth (10th) anniversary of the Commencement Date for the Retail Premises (the "Fourth Reduction Option")."

        16. Section 11.2 of the Lease entitled "Adjustment; Allocated Spaces" is hereby amended by deleting the first two sentences thereof and inserting in lieu thereof the following:

                "The number of parking spaces allocated to Tenant (the "Allocated Spaces") from time to time with respect to the Premises shall equal the following: (i) if the Rentable Area of the Premises is between (x) five hundred seventy-five thousand (575,000) square feet and (y) the Rentable Area within the Original Initial Premises and the Initial Expansion Space (before the exercise of Option 1, Option 2, Option 3 or Option 4 as described in Section 1 of the Supplemental Amendment Regarding Expansion Space), which is approximately 669,584 square feet (the "Initial Rentable Area"), then the Allocated Spaces shall be two hundred fifty (250) parking spaces; (ii) if the Rentable Area of the Premises is greater than the Initial Rentable Area, then the Allocated Spaces shall be the sum of (x) two hundred fifty (250) parking spaces plus (y) one (1) parking space for each three thousand five hundred forty-seven (3,547) square feet of Rentable Area in excess of the Initial Rentable Area; and (iii) if the Rentable Area of the Premises is less than five hundred seventy-five thousand (575,000) square feet, then the Allocated Spaces shall be (x) two hundred fifty (250) parking spaces less (y) one (1) parking space for each two thousand three hundred (2,300) square feet of Rentable Area less than five hundred seventy-five thousand (575,000) square feet. The Rentable Area of the Premises referred to in (i) through
                (iii) above shall be the Rentable Area of the Premises from time to time as the same may have been increased or decreased pursuant to (1) any of said Option 1, Option 2, Option 3 or Option 4; (2) any Reduction Option described in Section 10 hereof; (3) any Expansion Option described in Section 8 hereof;
                (4) any First Offer Right described in Section 9 hereof; or (5) any other provision of this Lease."

        17. Section 11.7 of the Lease entitled "After Hours Parking" is hereby amended by deleting the first sentence thereof and inserting in lieu thereof the following: "In addition to the Allocated Parking and the Additional Parking, Landlord shall provide Tenant with as many parking spaces as then available from time to time in the Parking Garage, for after hours parking at a rate of Two and No/100 Dollars ($2.00) per space per day (net of sales, use or similar taxes) and/or Twenty-five and No/100 Dollars ($25.00) per space per month (net of sales, use or similar taxes) during the entire Term."

        18. Section 12.2 of the Lease entitled "Adjustment; Allocated Storage Space" is hereby amended by deleting the first three sentences thereof and inserting in lieu thereof the following sentence: "Storage Space allocated to Tenant pursuant to Section
                12.1 shall be referred to as 'Allocated Storage Space'."

        19. Section 22 of the Lease is hereby deleted and the following provision inserted in lieu thereof:

                "22. ASSIGNMENT AND SUBLETTING BY TENANT. Except as expressly provided herein, Tenant shall not, by operation of law or otherwise, (a) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber the Lease, the Premises or any part of or interest in the Lease or the Premises, (b) sublet all or any part of the Premises or any right or privilege appurtenant to the Premises, or (c) permit any other party to occupy or use all or any part of the Premises (collectively, a "Transfer"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Further, Tenant hereby agrees that Tenant shall not sublease any portion of the Premises (excluding the Original Initial Premises) to another tenant in the Building.

                Notwithstanding any provision to the contrary, Tenant may assign this Lease or sublet the Premises without Landlord's consent (i) to any corporation or other entity that controls, is controlled by or is under common control with Tenant; (ii) to any corporation or other entity resulting from a merger, acquisition, consolidation or reorganization of or with Tenant;
                (iii) in connection with the sale of all or substantially all of the assets of Tenant; (iv) in connection with a sublease which has a term (including any renewal, option or extension term(s)) of less than eighteen (18) months; (v) in connection with a sublease of less than twenty-five thousand (25,000) square feet of Rentable Area to an entity with whom Tenant has a contractual relationship such that the sublease is for the convenience of Tenant's business operations in the Premises; or (vi) in connection with a sublease to an entity to whom Tenant has sold a discrete, identified business unit of Tenant or an Affiliate of Tenant. If Tenant elects to so sublease or assign this Lease, Tenant shall notify Landlord in writing within fifteen (15) days after Tenant's transfer and shall provide to Landlord evidence in writing that such assignment or sublease complies with one or more of the criteria set forth above. Any assignment of this Lease or sublease pursuant to terms of clauses (i), (ii) or
                (iii) above only, but not (iv), (v) or (vi) above, shall be hereafter known as an "Affiliated Transfer" and any assignment of this Lease or sublease pursuant to the terms of any of the provisions of (i), (ii), (iii), (iv), (v) or (vi) above in this paragraph shall be hereafter known as a "Permitted Transfer". No such assignment, sublease or transfer, however, shall release Tenant from any covenant, liability or obligation under this Lease. In the event Landlord shall not withhold its approval of the proposed transfer in writing and with specific reasons for said withholding of approval within fifteen (15) days after receipt of Tenant's written request, including receipt of all information required to be furnished by Tenant hereunder, such approval shall be deemed to be given.

                Notwithstanding anything to the contrary, Landlord agrees and acknowledges that Tenant may, from time to time, sublease various portions of the Premises to U.S. Bank National Association and/or U.S. Bancorp and that any and all such subleases shall be deemed an Affiliated Transfer for purposes of this Lease.

                If Tenant requests Landlord's consent to any Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; its proposed use of the Premises if other than general office use; a copy of the proposed sublease or assignment agreement; if the transferee is a privately held corporation, then any financial information for such transferee obtained by Tenant (which shall be kept confidential by Landlord and only used for the purpose of evaluating such proposed sublease or assignment and the action to be taken by Landlord hereunder); and in the event of an assignment, the proposed change in the name of the Building (if any) that such transferee may elect pursuant to the terms and conditions of Section 35.1 of this Lease. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under the Lease, but rather Tenant's transferee shall assume all of Tenant's obligations under the Lease in a writing reasonably satisfactory to Landlord, and Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's or Tenant's rights as to any subsequent Transfer.

                Notwithstanding anything to the contrary, with respect to any proposed sublease of one (1) Floor or more of the Premises and which has a term of all or substantially all of the then applicable Term of this Lease and to which Landlord's prior consent is required (the portion of the Premises to be subleased is hereinafter known as the "Sublet Space"), Landlord shall also have the option (i) to sublet the entire Sublet Space from Tenant at the same Base Rental as Tenant is required to pay to Landlord under this Lease for the Sublet Space, or (ii) to terminate this Lease as to the Sublet Space as provided below; provided, however, Landlord's right in this paragraph to so sublet or transfer shall not apply to a Permitted Transfer and shall not apply to the Original Initial Premises, but Landlord's right shall apply to the Initial Expansion Space and all other space thereafter leased to Tenant. For purposes of this paragraph, the term "all or substantially all of the then applicable Term" shall mean any sublease which has a term in excess of three (3) years and which will expire within one (1) year of the expiration of the then applicable Term. Landlord's option to sublet or to terminate, as the case may be, shall be exercisable by Landlord in writing within a period of fifteen
                (15) calendar days after receipt of Tenant's notice of its intent to sublease. In the event Landlord exercises the option to sublet the Sublet Space pursuant to Landlord's option set forth above, the term of the subletting from the Tenant to Landlord shall be the term prescribed in the third party sublease (which shall not be longer than the then current Term of this Lease) and shall be on such terms and conditions as are contained in this Lease (including the Base Rental applicable to the Sublet Space as described in this Lease), except that Landlord shall have the right to further sublet the Sublet Space freely and without any consent or approval from Tenant and for such rent as Landlord shall agree upon in its sole and absolute discretion subject to the following restrictions. If Landlord exercises the option to sublease the Sublet Space or to terminate this Lease as to the Sublet

                Space, then (a) Landlord shall not sublease or lease to or allow the occupancy of any portion of Floors 1 and 2 only by any Financial Services Business as described in Section 38.1, but the foregoing restriction shall not apply to any other space in the Premises, and (b) such Sublet Space may be leased or further sublet by Landlord only for a use permitted under Legal Requirements which is not incompatible with a first class office building in downtown Minneapolis, Minnesota. If Landlord elects to terminate this Lease pursuant to Landlord's option set forth above, then this Lease shall terminate as to the Sublet Space on the date set forth in said third party sublease for commencement. If Landlord exercises its option to terminate this Lease with respect to the Sublet Space, as to that portion of the Premises which is not part of the Sublet Space, this Lease shall remain in full force and effect and the Base Rental for the remaining portion of the Premises which is not a part of the Sublet Space shall continue to be determined and paid in the manner provided in this Lease for such space.

                Landlord shall also have the right in connection with all subleases (other than an Affiliated Transfer or a sublease of a portion of the Original Initial Premises) to share in any profit from such subleases as hereinafter provided in this paragraph. In the event of such a sublease and (i) if Landlord does not elect to exercise either the option to sublease or to terminate as described in the preceding paragraph (if available to Landlord) and (ii) the aggregate rental or other consideration paid by a transferee with respect to any sublease space (except as provided below) exceeds the sum of (y) Tenant's Rent to be paid to Landlord for such sublease space during such period and
                (z) an amount equal to the amortized amount of Tenant's reasonable costs and expenses actually incurred in connection with such Transfer, including reasonable attorneys fees, brokerage fees, reasonable costs of finishing or renovating the space affected and reasonable cash rental concessions, which costs and expenses shall be amortized over the original term of such sublease at an interest rate equal to eight percent (8%) per annum, then seventy-five percent (75%) of such excess shall be paid to Landlord within fifteen (15) days after such amount is paid to Tenant. The terms of this paragraph and Landlord's right to receive such excess rent shall not, however, apply to an Affiliated Transfer and shall not apply to the sublease of a portion of the Original Initial Premises. Tenant authorizes its transferees to make payments of rent and any other sums due and payable, directly to Landlord upon an Event of Default by Tenant under this Lease. Landlord shall have the right, at Landlord's expense, to audit Tenant's books and records relating to each such sublease, provided such information shall be kept confidential. Any attempted Transfer by Tenant in violation of the terms and covenants of this Section 22 shall be void and shall constitute a default by Tenant under the Lease."

        20. Section 24.5 of the Lease entitled "Landlord's Default" is hereby amended by inserting the following phrase after the word "default" in the fifteenth (15th) line of said Section:
                "(provided, however, in no event shall Tenant have the right to offset or deduct any amount in excess of fifteen percent (15%) of all Rent due under this Lease during the next twelve (12) month period and any excess owed to Tenant remaining after such offset will be carried forward to (and, subject to the limitations set forth above, available for offset in) the next succeeding twelve (12) month period(s))."

        21. Section 35.1 of the Lease entitled "Building Name" is hereby deleted and the following provision inserted in lieu thereof:

                "35.1 BUILDING NAME. So long as Tenant and its Affiliates lease (including pursuant to any sublease of the Premises to Affiliates of Tenant or which qualify as an Affiliated Transfer) not less than three hundred twenty-five thousand (325,000) square feet of Rentable Area of the Building, Tenant shall have the right to select and from time to time change the name of the Building, provided that if Tenant changes the name of the Building after October 1, 1999, Tenant shall pay all reasonable costs incurred by Landlord in the removal and replacement of all common area signs containing the name of the Building. At such time as Tenant no longer leases such minimum amount of space, Landlord shall have the right to designate the name of the Building, provided that in no event shall the name of the Building be in any manner associated with any Financial Services Business other than Tenant or any of its Affiliates so long as Tenant (or its Affiliates) lease and occupy all or any portion of the then existing Premises. Landlord shall have the right to approve any name selected by Tenant, but such approval shall be deemed given if not denied in notice to Tenant given within fifteen (15) days after Tenant's request for approval, provided that no approval is required if the name selected by Tenant is associated with the Tenant's name, the name of any Affiliate of Tenant, or marketing strategy of Tenant or any of its Affiliates as determined by Tenant in its sole discretion. Any disapproval by Landlord must be based solely upon the fact that such name is inappropriate for use in connection with a first class office building in Minneapolis, Minnesota. The initial name of the Building shall be "U.S. Bancorp Center". Any change in the name of the Building by Tenant shall be made (a) at any time prior to October 1, 1999, upon not less than five (5) days' prior written notice to Landlord, and (b) thereafter upon not less than ninety
                (90) days' notice to Landlord. At any time prior to or during the Term or after the expiration or termination of this Lease, Tenant shall have the right in its sole discretion to require Landlord to immediately cease use of any name associated with Tenant, any of its Affiliates or any marketing strategy of Tenant or its Affiliates in connection with the Building. The provisions of the immediately preceding sentence shall survive such expiration or termination."

        22. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CB Commercial Real Estate who represented Landlord and Nelson, Tietz & Hoye who represented Tenant in the negotiating or making of this Amendment. Landlord shall be solely responsible for payment of all brokerage commissions due to CB Commercial Real Estate and Nelson, Tietz & Hoye pursuant to separate written agreements.

        23. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

        24. Landlord and Tenant covenant and agree to keep the terms and conditions of this Amendment confidential at all times and neither this Lease nor any of the terms and conditions herein may be given, shown, made available, communicated or disclosed in any way to anyone other than the parties' attorneys, tax advisors or consultants and real estate agents, and such other persons as the parties hereto mutually consent to in writing. Further, any disclosure or dissemination of this Amendment or the terms and conditions hereof shall be made subject to the foregoing covenant regarding confidentiality. Neither party hereto will issue any press release or make any other public announcement relating to the transactions contemplated by the Lease, as amended by this Amendment, without the prior consent of the other party and Cornerstone Properties Inc. It is anticipated that Landlord, Tenant and Cornerstone Properties Inc. will issue a jointly approved press release.

        25. Except as set forth in the Lease, this Amendment represents the entire agreement between the parties hereto and Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Premises or the Building. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to Tenant's expansion of the Premises.

        26. This Amendment is expressly conditioned upon U.S. Bancorp, as guarantor, executing a Lease Guaranty with respect to the Lease in the form attached hereto as EXHIBIT E and by this reference made a part hereof.

        27. Landlord and Tenant executed and delivered the notice letter regarding the exercise of Expansion Options and First Offer Right dated July 19, 1999. The date "August 23, 1999" for the execution of this Amendment set forth in Paragraph 7 of said notice letter is hereby extended through the date of this Amendment.

                EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

        IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.


TENANT:                                 LANDLORD:

U.S. BANCORP PIPER JAFFRAY              RYAN 800, LLC

COMPANIES INC.


By: /s/ Susan E. Lester                  By:   /s/ Timothy M. Gray
    ---------------------------                ---------------------------------
    Name:   SUSAN E. LESTER                     Name:    TIMOTHY M. GRAY
          ---------------------                       --------------------------
    Its:   MANAGING DIRECTOR                    Its:     CHIEF MANAGER
         ----------------------                      ---------------------------

                            CONFIRMATION OF GUARANTY
                            AND CONSENT OF GUARANTORS


        The undersigned Guarantors pursuant to a Completion Guaranty dated March 3, 1998 (the "Guaranty"), in favor of U.S. Bancorp Piper Jaffray Companies, Inc., a Delaware corporation formerly known as Piper Jaffray Companies, Inc. ("Tenant") with respect to an Office Lease dated March 3, 1998, by and between Ryan 800, LLC, a Minnesota corporation ("Landlord"), as landlord, and Tenant, as tenant, as amended by that certain First Amendment to Lease dated May 18, 1998 and that certain Second Amendment to Lease dated July 30, 1999 (collectively, the "Lease"), hereby consent to the attached Supplemental Amendment Regarding Expansion Space (the "Agreement"), by and among Landlord and Tenant, (ii) confirm and agree that the Guaranty continues to be valid and binding obligation of the undersigned Guarantors pursuant to its terms guaranteeing the Obligations (as defined in the Guaranty) as the same may be modified by the Agreement, (iii) affirm and ratify in full the Lease and Guaranty, and (iv) agree that they have executed and delivered this Confirmation and Consent although it is not required under Paragraph 7 of the Guaranty and such execution and delivery does not modify said Paragraph 7 and at Tenant's option no confirmation or consent will be required for any other amendments or modifications of the Lease.

        IN WITNESS WHEREOF, the undersigned have executed this confirmation of Guaranty and Consent of Guarantors this 29 day of September, 1999.

                   GUARANTORS:          RYAN COMPANIES US, INC., a
                                        Minnesota corporation


                                        By: /s/ Timothy M. Gray
                                            ------------------------------
                                              Its: Vice President
                                                   -----------------------


                                        RYAN COMPANIES, INC., a
                                        Minnesota corporation


                                        By: /s/ Timothy M. Gray
                                            ------------------------------
                                              Its: Vice President
                                                   -----------------------

STATE OF MINNESOTA   )
                     )      ss.
COUNTY OF HENNEPIN   )

        The foregoing instrument was acknowledged before me this 29 day of September, 1999 by Timothy M. Gray, the Vice President of Ryan Companies US, Inc., a Minnesota corporation, on behalf of the corporation.

                                                  [SEAL]
                                                  PAMELA K. SHIVES
                                                  NOTARY PUBLIC - MINNESOTA
                                                  My Comm. Expires Jan. 31. 2000

                                                  /s/ Pamela K. Shives

STATE OF MINNESOTA   )
                     )      ss.
COUNTY OF HENNEPIN   )

        The foregoing instrument was acknowledged before me this 29 day of September, 1999 by Timothy M. Gray, the Vice President of Ryan Companies US, Inc., a Minnesota corporation, on behalf of the corporation.

                                                  [SEAL]
                                                  PAMELA K. SHIVES
                                                  NOTARY PUBLIC - MINNESOTA
                                                  My Comm. Expires Jan. 31. 2000

                                                  /s/ Pamela K. Shives

                                     CONSENT


        The undersigned, as holder of that certain Combination Mortgage, Security Agreement and Fixture Financing Statement dated March 3, 1998 by and between Ryan 800, LLC, Minnesota limited liability company ("Lessor"), and the undersigned, filed on March 5, 1998 as Document No. 2893790 in the Office of the Registrar of Titles, Hennepin County, Minnesota, as amended by that certain Amended and Restated Combination Mortgage, Security Agreement, and Fixture Financing Statement-Bridge Loan dated July 22, 1998, by and between Lessor and undersigned, filed on July 29, 1998 as Document No. 3050507 in the Office of the Registrar of Titles, Hennepin County, Minnesota (collectively, the "Mortgage"), encumbering the Land and the Building (as defined in the Lease) hereby consents to the terms and conditions of the attached Supplemental Amendment Regarding Expansion Space (the "Amendment") and gives all necessary approvals to the Amendment required by and under the Mortgage and that certain Subordination, Non-Disturbance and Attornment Agreement (Office Loan) dated as of July 22, 1998, by and among the undersigned, Lessor and U.S. Bancorp Piper Jaffray Companies Inc.

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By  [ILLEGIBLE]
                                           --------------------------
                                                Its  Vice President
                                                    -----------------

                                     CONSENT


        The undersigned, as holder of that certain Combination Mortgage, Security Agreement and Fixture Financing Statement dated March 3, 1998 by and between Ryan 800, LLC, Minnesota limited liability company ("Lessor"), and the undersigned, filed on March 5, 1998 as Document No. 2893788 in the Office of the Registrar of Titles, Hennepin County, Minnesota, as amended by that certain Amended and Restated Combination Mortgage, Security Agreement, and Fixture Financing Statement-Bridge Loan dated July 22, 1998, by and between Lessor and undersigned, filed on July 29, 1998 as Document No. 3050505 in the Office of the Registrar of Titles, Hennepin County, Minnesota (collectively, the "Mortgage"), encumbering the Land and the Building (as defined in the Lease) hereby consents to the terms and conditions of the attached Supplemental Amendment Regarding Expansion Space (the "Amendment") and gives all necessary approvals to the Amendment required by and under the Mortgage and that certain Subordination, Non-Disturbance and Attornment Agreement (Bridge Loan) dated as of July 22, 1998, by and among the undersigned, Lessor and U.S. Bancorp Piper Jaffray Companies Inc.


                                        U.S. BANK NATIONAL ASSOCIATION

                                        By  [ILLEGIBLE]
                                           --------------------------
                                                Its   Vice President
                                                    -----------------

                                    EXHIBITS


EXHIBIT A   -   Floor Plans for Initial Expansion Space

EXHIBIT B   -   Description of Approved Base Building Plans and Specifications

EXHIBIT C   -   Upgrades to Floors 3, 4 and 5

EXHIBIT D   -   Description of Expansion Options

EXHIBIT E   -   Guaranty

EXHIBIT 1-1 -   Building Shell Condition Requirements for Initial Expansion
                 Space

EXHIBIT 4-1 -   Base Building Scope Documents for Initial Expansion Space

EXHIBIT 5   -   Revised Construction Schedule

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

                                    EXHIBIT B

800 Nicollet - Piper Jaffray Center
JCD # 1013-000

PROJECT DRAWINGS

Dr.#              Description                                                       Doc.Date
---------------------------------------------------------------------------------------------
SITE/CIVIL
1 of 4            As-Built Survey                                                     1/13/98
C101              Demolition Excavation & Retention Plan                             12/31/97
C201              Site & Grading Plan                                                 5/18/98
C202              Utility Plan                                                        5/18/98
C203              Utility Profiles                                                    5/18/98
C204              Details                                                             5/18/98
C205              Erosion Control Plan                                                5/18/98

ARCHITECTURAL
AT01              Title & Index to Drawings & Symbols and General Information         3/8/99
AT02              General Information/Symbols Sheet                                   3/8/99
A0P3              Parking Level 3 - Fire Rated Partition Plan                         3/8/99
A0P2              Parking Level 2 - Fire Rated Partition Plan                         3/8/99
A0P1              Parking Level 1 - Fire Rated Partition Plan                         3/8/99
A001              1st Floor - Fire Rated Partition Plan                               3/8/99
A002              2nd Floor - Fire Rated Partition Plan                               6/23/99
A003              3rd Floor - Fire Rated Partition Plan                               3/8/99
A004              4th Floor - Fire Rated Partition Plan                               3/8/99
A005              5th Floor - 10th Floor - Fire Rated Partition Plan                  3/8/99
A011              11th Floor - Fire Rated Partition Plan                              3/8/99
A012              12th Floor - Fire Rated Partition Plan                              3/8/99
A013              13th Floor - Fire Rated Partition Plan                              3/8/99
A014              14th Floor - Fire Rated Partition Plan                              3/8/99
A015              15th Floor - Fire Rated Partition Plan                              3/8/99
A016              16th - 22nd Floor - Fire Rated Partition Plan                       3/8/99
A023              23rd Floor - Fire Rated Partition Plan                              3/8/99
A024              24th Floor - Fire Rated Partition Plan                              3/8/99
A025              25th - 29th Floor - Fire Rated Partition Plan                       3/8/99
A029              29th Floor - Fire Rated Partition Plan                              3/8/99
A030              30th Floor - Fire Rated Partition Plan                              3/8/99
A031              Penthouse & Mezzanine Level - Fire Rated Partition Plan             3/8/99
A1P3A             Parking Level 3 - Floor Plan (area A)                               3/8/99
A1P3B             Parking Level 3 - Floor Plan (area B)                               3/8/99
A1P2A             Parking Level 2 - Floor Plan (area A)                               6/23/99
A1P2B             Parking Level 2 - Floor Plan (area B)                               6/23/99
A1P1A             Parking Level 1 - Floor Plan (area A)                               3/8/99
A1P1B             Parking Level 2 - Floor Plan (area B)                               6/23/99
A101A             First Floor - Floor Plan (Area A)                                   6/23/99
A101B             First Floor - Floor Plan (Area B)                                   3/8/99
A102A             Second Floor - Floor Plan (Area A)                                  6/23/99
A102B             Second Floor - Floor Plan (Area B)                                  6/23/99
A103              3rd Floor Plan                                                      6/23/99
A104              4th Floor Plan                                                      3/8/99
A105              5th Floor Plan                                                      3/8/99
A106              6th Floor Plan                                                      3/8/99
A107              7th Floor Plan                                                      3/8/99
A108              8th Floor Plan                                                      3/8/99
A109              9th Floor Plan                                                      3/8/99
A110              10th Floor Plan                                                     3/8/99
A111              11th Floor Plan                                                     3/8/99
A112              12th Floor Plan                                                     4/26/99
A113              13th Floor Plan                                                     4/26/99
A114              14th Floor Plan                                                     6/23/99
A115              15th Floor Plan                                                     3/8/99
A116              16th Floor Plan                                                     3/8/99
A117              17th Floor Plan                                                     3/8/99
A118              18th Floor Plan                                                     3/8/99
A119              19th Floor Plan                                                     3/8/99
A120              20th Floor Plan                                                     3/8/99
A121              21st Floor Plan                                                     3/8/99
A122              22nd Floor Plan                                                     3/8/99

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

A123              23th Floor Plan                                                     3/8/99
A124              24th Floor Plan                                                     3/8/99
A125              25th Floor Plan                                                     3/8/99
A126              26th Floor Plan                                                     3/8/99
A127              27th Floor Plan                                                     3/8/99
A128              28th Floor Plan                                                     3/8/99
A129              29th Floor Plan                                                     3/8/99
A130              30th Floor Plan                                                     3/8/99
A131              Penthouse and Mezzanine Level Plan                                  4/26/99
A132              Roof Plan                                                           3/8/99
A133              Roof Details                                                        3/8/99
A134              Roof Details                                                        3/8/99
A135              Roof Details                                                        3/8/99
A201A             First Floor Reflected Ceiling Plan - Area A                         6/23/99
A201B             First Floor Reflected Ceiling Plan - Area B                         3/8/99
A202A             Second Floor Reflected Ceiling Plan - Area A                        6/23/99
A202B             Second Floor Reflected Ceiling Plan - Area B                        6/23/99
A203              3rd Floor Reflected Ceiling Plan                                    3/8/99
A204              4th Floor Reflected Ceiling Plan                                    3/8/99
A205              5th - 10th Floor Reflected Ceiling Plan                             3/8/99
A211              11th Floor Reflected Ceiling Plan                                   3/8/99
A212              12th Floor Reflected Ceiling Plan                                   4/26/99
A213              13th Floor Reflected Ceiling Plan                                   3/8/99
A214              14th Floor Reflected Ceiling Plan                                   3/8/99
A215              15th Floor Reflected Ceiling Plan                                   3/8/99
A216              16th - 22nd Floor Reflected Ceiling Plan                            3/8/99
A223              23rd Floor Reflected Ceiling Plan                                   3/8/99
A224              24th Floor Reflected Ceiling Plan                                   3/8/99
A225              25th - 29th Floor Reflected Ceiling Plan                            3/8/99
A226              26th - 29th Reflected Ceiling Plan                                  3/8/99
A230              30th Floor Reflected Ceiling Plan                                   3/8/99
A231              Penthouse Level Reflected Ceiling Plan                              3/8/99
A300              East Elevation - LaSalle Court Parking Ramp                         3/8/99
A301              Exterior Elevations - East                                          3/8/99
A302              Exterior Elevation - North                                          3/8/99
A303              Exterior Elevations - West                                          3/8/99
A304              Exterior Elevation - South                                          3/8/99
A305              Enlarged Exterior Elevations                                        3/8/99
A306              Enlarged Exterior Elevations                                        3/8/99
A307              Enlarged Exterior Elevations                                        3/8/99
A308              Enlarged Exterior Elevations                                        3/8/99
A309              Enlarged Exterior Elevations                                        3/8/99
A310              Enlarged Exterior Elevations                                        3/8/99
A311              Enlarged Exterior Elevations                                        3/8/99
A312              Enlarged Exterior Elevations                                        3/8/99
A313              Enlarged Exterior Elevations                                        3/8/99
A314              Enlarged Exterior Elevations                                        3/8/99
A315              Enlarged Exterior Elevations                                        3/8/99
A400              Schematic Building Cross Section                                    3/8/99
A401              Building Cross Section                                              3/8/99
A403              Exterior Wall Sections                                              3/8/99
A404              Exterior Wall Sections                                              3/8/99
A405              Exterior Wall Sections                                              3/8/99
A406              Exterior Wall Sections                                              3/8/99
A407              Exterior Wall Sections                                              3/8/99
A408              Sections and Elevations                                             3/8/99
A409              Sections and Elevations                                             3/8/99
A410              Sections and Elevations                                             3/8/99
A411              Exterior Wall Sections                                              3/8/99
A412              Exterior Wall Sections                                              3/8/99
A413              Exterior Wall Sections                                              3/8/99
A414              Exterior Wall Sections                                              3/8/99
A420              Exterior Wall Sections                                              3/8/99
A421              Exterior Wall Sections (vertical)                                   3/8/99
A422              Exterior Wall Sections (vertical)                                   3/8/99
A423              Exterior Wall Sections (vertical)                                   3/8/99
A424              Exterior Wall Sections (vertical)                                   3/8/99
A425              Exterior Wall Sections (vertical)                                   3/8/99
A426              Exterior Wall Sections (vertical)                                   3/8/99

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

A430              Exterior Wall Sections (horizontal)                                 3/8/99
A431              Exterior Wall Sections (horizontal)                                 3/8/99
A432              Exterior Wall Sections (horizontal)                                 3/8/99
A433              Exterior Wall Sections (horizontal)                                 3/8/99
A434              Exterior Wall Sections (horizontal)                                 3/8/99
A435              Exterior Wall Sections (horizontal)                                 3/8/99
A436              Exterior Wall Sections (horizontal)                                 3/8/99
A437              Exterior Wall Sections (horizontal)                                 3/8/99
A438              Exterior Wall Sections (horizontal)                                 3/8/99
A450              Parking Level Ramp Elevators                                        3/8/99
A451              Parking Level Ramp Sections                                         3/8/99
A501              Exterior Details                                                    3/8/99
A502              Exterior Details                                                    3/8/99
A503              Exterior Details                                                    3/8/99
A504              Exterior Details                                                    3/8/99
A505              Exterior Details                                                    3/8/99
A506              Exterior Details                                                    3/8/99
A509              Kneewall Area A                                                     3/8/99
A510              Kneewall Area B                                                     3/8/99
A511              Louver Elevations                                                   6/23/99
A512              Miscellaneous Exterior Details                                      3/8/99
A601              Stair Sections                                                      3/8/99
A602              Elevator and Stair Plans. Details & Sections                        3/8/99
A603              Elevator Stair plans. Details & Sections                            3/8/99
A605              Skyway Plan & Sections                                              6/23/99
A606              Skyway Plan & Section                                               6/23/99
A607              Skyway Plan & Section                                               6/23/99
A701              Enlarged Core Plans - Levels 3-11                                   3/8/99
A702              Enlarged Core Plans - Levels 12, 13, 14                             4/26/99
A703              Enlarged Core Plans - Levels 15-24                                  3/8/99
A704              Enlarged Core Plans - Levels 25 - Penthouse Mezzanine               3/8/99
A715              Enlarged Toilet Plans                                               6/23/99
A716              Enlarged Toilet Plans                                               6/23/99
A717              Enlarged Toilet Plans & Elevations                                  3/8/99
A718              Toilet Details                                                      6/23/99
A719              Room Finish Plans - Toilets                                         6/23/99
A720              Room Finish Plans - Toilets                                         6/23/99
A721              Enlarged Reflected Ceiling Plans - Toilets                          3/8/99
A722              Enlarged Reflected Ceiling Plans - Toilets                          4/26/99
A723              Enlarged Area Plans - 1st and 2nd floors                            3/8/99
A724              Enlarged Floor Plan - 14th floor                                    6/23/99
A801              First Floor- Floor Finish Pattern                                   3/8/99
A802              Second Floor - Floor Finish Pattern                                 3/8/99
A810              Interior Lobby Elevations                                           6/23/99
A811              Interior Lobby Elevations                                           3/8/99
A812              Tenant Elevator Lobby Details                                       3/8/99
A813              Tenant Elevator Lobby Details                                       3/8/99
A814              Interior Lobby Elevations                                           3/8/99
A815              Skyway Level Lobby Details                                          3/8/99
A816              1st Floor, elevator Lobby Details                                   3/8/99
A817              Interior Lobby Elevations                                           3/8/99
A818              Interior Lobby Details                                              3/8/99
A901              Partition Types and Door Details                                    6/23/99
A902              Misc. Interior Details                                              6/23/99
A903              Misc. Interior Details                                              6/23/99
A904              Interior Sections and Details                                       6/23/99

STRUCTURAL
S001              General Structural Notes                                            2/26/99
S002              Typical Details                                                     2/26/99
S003              Typical Details                                                     2/26/99
S010              Footing and Concrete Column Schedules                               2/26/99
S020              Steel Column Schedule Low-Rise (1st-14th floor)                     2/26/99
S021              Steel Column Schedule High-Rise (1st-14th floor)                    2/26/99
S022              Steel Column Schedule High-Rise (15th-PH roof)                      2/26/99
S030              Typical Post-tension Details                                        2/26/99
S040              Post-tension/Conventional Concrete Beam Reinforcing                 2/26/99
S050              Two-way Flat Slab Schedule and Details                              2/26/99
S101A             Parking Level 3 - Framing Plan - Area A                             2/26/99

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

S101B             Parking Level 3 - Framing Plan - Area B                            2/26/99
S102A             Parking Level 2 - Framing Plan - Area A                            2/26/99
S102B             Parking Level 2 - Framing Plan - Area B                            2/26/99
S103A             Parking Level 1 - Framing Plan - Area A                            2/26/99
S103B             Parking Level 1 - Framing Plan - Area B                            2/26/99
S150              Foundation Sections & Details                                      2/26/99
S151              Foundation Sections & Details                                      2/26/99
S152              Foundation Sections & Details                                      2/26/99
S153              Foundation Sections & Details                                      2/26/99
S170              Sections and Details                                               2/26/99
S171              Sections and Details                                               2/26/99
S172              Sections and Details                                               2/26/99
S174              Sections and Details                                               2/26/99
S175              Sections and Details                                               2/26/99
S180              Sections and Details                                               2/26/99
S181              Sections and Details                                               2/26/99
S182              Sections and Details                                               2/26/99
S183              Sections and Detail                                                2/26/99
S184              Sections and Detail                                                2/26/99
S201A             First Level (Street) - Framing Plan - Area A                       2/26/99
S201B             First Level (Street) - Framing Plan - Area B                       2/26/99
S201C             Loading Dock Framing Plan                                          2/26/99
S202A             2nd Level (Skyway) - Framing Plan - Area A                         2/26/99
S202B             2nd Level (Skyway) - Framing Plan - Area B                         2/26/99
S203A             3rd Level Floor Framing Plan - Area A                              2/26/99
S203B             3rd Level Floor/Roof Framing Plan - Area B                         2/26/99
S204A             4th Level Floor/Mech Roof Framing Plan - Area A                    2/26/99
S204B             4th Level Floor/Mech Roof Framing Plan - Area B                    2/26/99
S205A             5th Level Floor Framing Plan - Area A                              2/26/99
S205B             5th Level Floor Framing Plan - Area B                              2/26/99
S206A             6th Level Floor Framing Plan - Area A                              2/26/99
S206B             6th Level Floor Framing Plan - Area B                              2/26/99
S211A             11th Level Floor Framing Plan - Area A                             2/26/99
S211B             11th Level Floor Framing Plan - Area B                             2/26/99
S212A             12th Level Floor Framing Plan - Area A                             2/26/99
S212B             12th Level Floor Framing Plan - Area B                             2/26/99
S213A             13th Level Floor Framing Plan - Area A                             2/26/99
S213B             13th Level Floor Framing Plan - Area B                             2/26/99
S214A             14th Level Floor Framing Plan - Area A                             2/26/99
S214B             14th Level Floor Framing Plan - Area B                             2/26/99
S215              15th Level Floor Framing Plan                                      2/26/99
S216              16th thru 22nd Floor Framing Plan                                  2/26/99
S223              23rd Level Floor Framing Plan                                      2/26/99
S224              24th Level Floor Framing Plan                                      2/26/99
S225              25th Level Floor Framing Plan                                      2/26/99
S226              26th thru 29th Floor Framing Plan                                  2/26/99
S230              30th Level Floor Framing Plan                                      2/26/99
S231              Upper Penthouse Floor Framing Plan                                 2/26/99
S232              Mezzanine Floor Framing Plan                                       2/26/99
S233              Roof Framing Plan                                                  2/26/99
S234              Partial Framing Plan                                               2/26/99
S235              Partial Framing Plans                                              2/26/99
S236              High Rise Canopy Plan and Details                                  2/26/99
S300              South Core Wall Reinforcing Elevations                             2/26/99
S301              North Core Wall Reinforcing Elevations                             2/26/99
S302              East Core Wall Reinforcing Elevations                              2/26/99
S303              West Core Wall Reinforcing Elevations                              2/26/99
S304              Interior Core Wall Reinforcing Elevations                          2/26/99
S305              Interior Core Wall Reinforcing Elevations                          2/26/99
S400              Floor Framing Section and Details                                  2/26/99
S401              Floor Framing Section and Details                                  2/26/99
S402              Elevator Divider Beams Elevation                                   2/26/99
S403              Floor Framing Sections and Details                                 2/26/99
S404              Floor Framing Sections and Details                                 2/26/99
S405              Floor Framing Sections and Details                                 2/26/99
S406              Floor Framing Sections and Details                                 2/26/99
S407              Floor Framing Sections and Details                                 2/26/99
S408              Floor Framing Sections and Details                                 2/26/99
S409              Floor Framing Sections and Details                                 2/26/99

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

S410              Floor/Roof Framing Sections and Details                            2/26/99
S500              Skyway Bridge Plans and Details                                    2/26/99

B 1/2 X 11 SHEETS
B4-TS1            Optional cont footing @ non-load brg masonry wall                 11/18/98
B4-TS2            CMU Wall reinforcing grouting diagram                             11/18/98
B4-TS3            Typ lintel schedule                                               11/18/98
B4-TS4            Partial P-1 level plan                                            11/18/98
B4-TS5            Core bank elevator pit service level (EL 131'-5")                 11/18/98
B4-TS6            Section @ concrete stair                                          11/18/98
B4-TS7            Partial loading dock framing plan                                 11/18/98
B4-TS8            Partial 2nd floor framing plan                                    11/18/98
B4-TS9            Partial 3rd floor framing plan                                    11/18/98
B4-TS10           Partial 3rd floor framing plan                                    11/18/98
B4-TS11           Partial 12th floor framing plan                                   11/18/98
B4-TS12           Partial 13th floor framing plan                                   11/18/98
B4-TS13           Partial penthouse floor framing plan                              11/18/98
B4-TS14           Partial penthouse floor framing plan                              11/18/98
B4-TS15           2nd floor machine room framing plan                               11/18/98
B4-TS16           24th floor machine room framing plan                              11/18/98
B4-TS17           32nd floor machine room framing plan                              11/18/98
B4-TS18           Typical slab edge detail                                          11/18/98
B4-TS19           Typical add'l reinf. req'd at comp/formdeck slab openings         11/18/98
B4-TS20           Section @ level 2 exit ramp lintel                                11/18/98
B4-TS21           Section @ level 2 bridge                                          11/18/98
B4-TS22           Section @ level 2 garage elevator machine room                    11/18/98
B4-TS23           Section @ level 2                                                 11/18/98
B4-TS24           Section @ level 2                                                 11/18/98
B4-TS25           Section @ level 2                                                 11/18/98
B4-TS26           Section @ tie back                                                11/18/98
B4-TS27           Section @ davit support @ BM                                      11/18/98
B4-TS28           Section @ davit support @ col                                     11/18/98
B4-TS29           Typ sect @ cooling tower raised framing                           11/18/98
B4-TS30           Partial 1st level (street) framing plan                           11/18/98
B4-TS31           Partial 2nd floor framing plan                                    11/18/98
B4-TS32           Section @ WF pest                                                 11/18/98

MECHANICAL (HORWITZ, INC.)
P000              Cover Sheet                                                        3/8/99
P001              Level One Parking                                                  3/8/99
P002              Level Two Parking                                                  6/23/99
P002A             Level Two Steam Room                                               4/26/99
P003              Level Three Parking                                                6/23/99
P101              Floor One                                                          3/8/99
P102              Floor Two                                                          6/23/99
P102A             Skyway Piping                                                      3/8/99
P103              Floor Three                                                        4/26/99
P104              Floor Four                                                         3/8/99
P105              Floor Five                                                         4/26/99
P106              Floor Six                                                          3/8/99
P107              Floor Seven                                                        4/26/99
P108              Floor Eight                                                        3/8/99
P109              Floor Nine                                                         4/26/99
P110              Floor Ten                                                          3/8/99
P111              Floor Eleven                                                       4/26/99
P112              Floor Twelve                                                       6/23/99
P113              Floor Thirteen                                                     6/23/99
P114              Floor Fourteen                                                     6/23/99
P115              Floor Fifteen                                                      3/8/99
P116              Floor Sixteen                                                      3/8/99
P117              Floor Seventeen                                                    4/26/99
P118              Floor Eighteen                                                     3/8/99
P119              Floor Nineteen                                                     3/8/99
P120              Floor Twenty                                                       3/8/99
P121              Floor Twenty-One                                                   3/8/99
P122              Floor Twenty-Two                                                   3/8/99
P123              Floor Twenty-Three                                                 4/26/99
P124              Floor Twenty-Four                                                  3/8/99
P125              Floor Twenty-Five                                                  3/8/99

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

P126              Floor Twenty-Six                                                   3/8/99
P127              Floor Twenty-Seven                                                 3/8/99
P128              Floor Twenty-Eight                                                 3/8/99
P129              Floor Twenty-Nine                                                  3/8/99
P130              Floor Thirty                                                       3/8/99
P131              Floor Thirty-One                                                   4/26/99
P132              Floor Thirty-One Chiller Room                                      4/26/99
P200              Waste Vent. and Water Risers                                       3/8/99
P201              Storm Heating. Cooling and Steam Risers                            3/8/99
P202              Heating/Cooling isometrics                                         3/8/99
P203              Details                                                            3/8/99
P204              Schedules                                                          3/8/99

MECHANICAL (MASTER MECHANICAL)
V001              Specifications Symbols Abbreviations and Sheet Index               8/13/99
V1P3A             Parking Level Three - Area 'A' HVAC Plan                           3/8/99
V1P3B             Parking Level Three - Area 'B' HVAC Plan                           3/8/99
V1P2A             Parking Level Two - Area 'A' HVAC Plan                             3/8/99
V1P2B             Parking Level Two - Area 'B' HVAC Plan                             3/8/99
V1P1A             Parking Level One - Area 'A' HVAC Plan                             3/8/99
V1P1B             Parking Level One - Area 'B' HVAC Plan                             3/8/99
V1P1C             Parking Level One (LaSalle) - Area 'C' HVAC Plan                   3/8/99
V1P1D             Parking Level One (LaSalle) - Area 'D' HVAC Plan                   3/8/99
V101A             1st Floor Area 'A' HVAC Plan                                       3/8/99
V101B             1st Floor Area 'B' HVAC Plan                                       3/8/99
V102A             2nd Floor Area 'A' HVAC Plan                                       6/23/99
V102B             2nd Floor Area 'B' HVAC Plan                                       6/23/99
V103A             3rd Floor Area 'A' HVAC Plan                                       3/8/99
V103B             3rd Floor Area 'B' HVAC Plan                                       3/8/99
V104A             4th Floor Area 'A' HVAC Plan                                       8/13/99
V104B             4th Floor Area 'B' HVAC Plan                                       8/13/99
V105A             5th Floor Area 'A' HVAC Plan                                       8/13/99
V105B             5th Floor Area 'B' HVAC Plan                                       8/13/99
V106A             6th Floor Area 'A' HVAC Plan                                       8/13/99
V106B             6th Floor Area 'B' HVAC Plan                                       8/13/99
V107A             7th Floor Area 'A' HVAC Plan                                       8/13/99
V107B             7th Floor Area 'B' HVAC Plan                                       8/13/99
V108A             8th Floor Area 'A' HVAC Plan                                       8/13/99
V108B             8th Floor Area 'B' HVAC Plan                                       8/13/99
V109A             9th Floor Area 'A' HVAC Plan                                       8/13/99
V109B             9th Floor Area 'B' HVAC Plan                                       8/13/99
V110A             10th Floor Area 'A' HVAC Plan                                      8/13/99
V110B             10th Floor Area 'B' HVAC Plan                                      8/13/99
V111A             11th Floor Area 'A' HVAC Plan                                      8/13/99
V111B             11th Floor Area 'B' HVAC Plan                                      8/13/99
V112A             12th Floor Area 'A' HVAC Plan                                      8/13/99
V112B             12th Floor Area 'B' HVAC Plan                                      8/13/99
V113A             13th Floor Area 'A' HVAC Plan                                      8/13/99
V113B             13th Floor Area 'B' HVAC Plan                                      8/13/99
V114              14th Floor Mechanical Room Plan                                    4/26/99
V115              15th Floor HVAC Plan                                               3/8/99
V116              16th Floor HVAC Plan                                               3/8/99
V117              17th Floor HVAC Plan                                               3/8/99
V118              18th Floor HVAC Plan                                               3/8/99
V119              19th Floor HVAC Plan                                               3/8/99
V120              20th Floor HVAC Plan                                               3/8/99
V121              21st Floor HVAC Plan                                               3/8/99
V122              22nd Floor HVAC Plan                                               3/8/99
V123              23rd Floor HVAC Plan                                               3/8/99
V124              24th Floor HVAC Plan                                               3/8/99
V125              25th Floor HVAC Plan                                               3/8/99
V126              26th Floor HVAC Plan                                               3/8/99
V127              27th Floor HVAC Plan                                               3/8/99
V128              28th Floor HVAC Plan                                               3/8/99
V129              29th Floor HVAC Plan                                               3/8/99
V130              30th Floor HVAC Plan                                               3/8/99
V131              Penthouse HVAC Plan                                                3/8/99
V132              Penthouse Mezzanine HVAC Plan                                      3/8/99

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

V201              3rd Floor Mechanical Room & Garage Exh. Elevations                 3/8/99
V202              14th Floor Mechanical Elevations                                   4/26/99
V203              14th Floor AHU-t 2 3. 4 Weights & Locations                        3/8/99
V301              Toilet and General Exhaust Risers Plan                             3/8/99
V302              Toilet and General Exhaust Risers Plan                             3/8/99
V303              AHU-3 Supply Riser 2nd-10th Floors                                 3/8/99
V304              AHU-2 Supply Riser 14th-30th Floors                                4/26/99
V305              AHU-1 Supply Riser Plan 14th-30th Floors                           4/26/99
V306              AHU-4.3 Supply Riser Plan 3rd-14th Floors                          3/8/99
V321              Pressurization Stair 'A' Plan                                      3/8/99
V322              Pressurization Stair 'B' Plan                                      3/8/99
V323              Pressurization Stair 'C','D','E' Plan                              3/8/99
V401              Mechanical HVAC Details                                            3/8/99
V402              Smoke Control Diagrams                                             3/8/99
V403              Stair Press & Elevator Relief Diagrams                             3/8/99
V404              Life Safety Damper Schedules & Sequence                            3/8/99
V501              Mechanical Equipment Schedules                                     8/13/99
V502              Fan Powered VAV Schedules                                          8/13/99
V503              Cooling Only VAV Schedules                                         8/13/99

8 1/2 X 11 SHEETS
SS V1P2A.1        Parking level 2 - area A - HVAC plan                              11/18/98
SS V102A.1        2nd floor - area A - HVAC plan                                    11/18/98
SS V105A.1        5th floor - area A - HVAC plan                                    11/18/98
SS V107A.1        7th floor - area A - HVAC plan                                    11/18/98
SS V110A.1        10th floor - area A - HVAC plan                                   11/18/98
SS V111A.1        11th floor - area A - HVAC plan                                   11/18/98
SS V112A.1        12th floor - area A - HVAC plan                                   11/18/98
SS V112B.1        12th floor - area A - HVAC plan                                   11/18/98
SS V113A.1        13th floor - area A - HVAC plan                                   11/18/98
SS V323.1         Pressurization stair C plan                                       11/18/98

ELECTRICAL (HUNT ELECTRIC)
E00               Cover Sheet                                                        3/8/99
EP3SLP            Part. Parking Level 3 Floor Plan - Lighting, Power, Signal         4/26/99
EP3NLP            Part. Parking Level 3 Floor Plan - Lighting, Power, Signal         6/23/99
EP2SLP            Part. Parking Level 2 Floor Plan - Lighting, Power, Signal         6/23/99
EP2NLP            Part. Parking Level 2 Floor Plan - Lighting, Power, Signal         3/8/99
EP1SL             Part. Parking Level 1 Floor Plan - Lighting                        3/8/99
EP1NL             Part. Parking Level 1 Floor Plan - Lighting                        3/8/99
EP1SP             Part. Parking Level 1 Floor Plan - Power, Signal                   6/23/99
EP1NP             Part. Parking Level 1 Floor Plan - Power, Signal                   4/26/99
EP1NPD            Miscellaneous Details - Power, Signal                              4/26/99
E1SL              Parking Street Level 1 Floor Plan - Lighting                       6/23/99
E1NL              Parking Street Level 1 Floor Plan - Lighting                       6/23/99
E1SP              Part. Street Level Floor Plan - Power, Signal                      6/23/99
E1NP              Part. Street Level Floor Plan - Power, Signal                      3/8/99
E2SL              Part. Skyway Level Floor Plan - Lighting                           6/23/99
E2NL              Part. Skyway Level Floor Plan - Lighting                           6/23/99
E2SP              Part. Skyway Level Floor Plan - Power, Signal                      6/23/99
E2NP              Part. Skyway Level Floor Plan - Power, Signal                      6/23/99
E3LP              3rd Level Floor Plan - Lighting, Power, Signal                     4/26/99
E4LP              4th Level Floor Plan - Lighting, Power, Signal                     3/8/99
E5LP              5th Level Floor Plan - Lighting, Power, Signal                     3/8/99
E6LP              6th Level Floor Plan - Lighting, Power, Signal                     3/8/99
E7LP              7th Level Floor Plan - Lighting, Power, Signal                     3/8/99
E8LP              8th Level Floor Plan - Lighting, Power, Signal                     3/8/99
E9LP              9th Level Floor Plan - Lighting, Power, Signal                     3/8/99
E10LP             10th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E11LP             11th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E12LP             12th Level Floor Plan - Lighting, Power, Signal                    6/23/99
E13LP             13th Level Floor Plan - Lighting, Power, Signal                    4/26/99
E14LP             14th Level Floor Plan - Lighting, Power, Signal                    5/23/99
E15LP             15th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E16LP             16th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E17LP             17th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E18LP             18th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E19LP             19th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E20LP             20th Level Floor Plan - Lighting, Power, Signal                    3/8/99

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

E21LP             21st Level Floor Plan - Lighting, Power, Signal                    3/8/99
E22LP             22nd Level Floor Plan - Lighting, Power, Signal                    3/8/99
E23LP             23rd Level Floor Plan - Lighting, Power, Signal                    3/8/99
E24LP             24th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E25LP             25th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E26LP             26th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E27LP             27th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E28LP             28th Level Floor Plan - Lighting, Power, Signal                    3/8/99
E29LP             29th Level Floor Plan - Lighting, Power, Signal                    6/23/99
E30LP             30th Level Floor Plan - Lighting, Power, Signal                    3/8/99
EPHLP             Upper Penthouse Level Floor Plan - Lighting, Power, Signal         4/26/99
EPHMLP            Penthouse Mezzanine Level Floor Plan - Lighting, Power, Signal     3/8/99
E31               Light Fixture Schedule                                             6/23/99
E32               Service and Feeder                                                 4/25/99
E33               Secondary Main Switchboard/Panelboard Schedules                    4/26/99
E34               Panelboard Schedules                                               3/8/99
E35               Panelboard Schedules                                               3/8/99
E36               Power and Distribution Schedules                                   3/8/99
E37               Motor Control Center Schedules                                     3/8/99
E38               Motor & Equipment Schedule                                         5/23/99
E39               Lightning Protection System                                       10/14/98
EP3FA             Parking Level 3 - Floor Plan - Fire Alarm                         10/14/98
EP2FA             Parking Level 2 - Floor Plan - Fire Alarm                          6/23/99
EP1FA             Parking Level 1 - Floor Plan - Fire Alarm                          6/23/99
E1FA              Street Level 1 - Floor Plan - Fire Alarm                          10/14/98
E2FA              Skyway Level - Floor Plan - Fire Alarm                            10/14/98
E3FA              3rd Level - Floor Plan - Fire Alarm                               10/14/98
E4FA              4th Level - Floor Plan - Fire Alarm                               10/14/98
E5FA              5th Level - Floor Plan - Fire Alarm                               10/14/98
E6FA              6th Level - Floor Plan - Fire Alarm                               10/14/98
E7FA              7th Level - Floor Plan - Fire Alarm                               10/14/98
E8FA              8th Level - Floor Plan - Fire Alarm                               10/14/98
E9FA              9th Level - Floor Plan - Fire Alarm                               10/14/98
E10FA             10th Level - Floor Plan - Fire Alarm                              10/14/98
E11FA             11th Level - Floor Plan - Fire Alarm                              10/14/98
E12FA             12th Level - Floor Plan - Fire Alarm                              10/14/98
E13FA             13th Level - Floor Plan - Fire Alarm                              10/14/98
E14FA             14th Level - Floor Plan - Fire Alarm                              10/14/98
E15FA             15th Level - Floor Plan - Fire Alarm                              10/14/98
E16FA             16th Level - Floor Plan - Fire Alarm                              10/14/98
E17FA             17th Level - Floor Plan - Fire Alarm                              10/14/98
E18FA             18th Level - Floor Plan - Fire Alarm                              10/14/98
E19FA             19th Level - Floor Plan - Fire Alarm                              10/14/98
E20FA             20th Level - Floor Plan - Fire Alarm                              10/14/98
E21FA             21st Level - Floor Plan - Fire Alarm                              10/14/98
E22FA             22nd Level - Floor Plan - Fire Alarm                              10/14/98
E23FA             23rd Level - Floor Plan - Fire Alarm                              10/14/98
E24FA             24th Level - Floor Plan - Fire Alarm                              10/14/98
E25FA             25th Level - Floor Plan - Fire Alarm                              10/14/98
E26FA             26th Level - Floor Plan - Fire Alarm                              10/14/98
E27FA             27th Level - Floor Plan - Fire Alarm                              10/14/98
E28FA             28th Level - Floor Plan - Fire Alarm                              10/14/98
E29FA             29th Level - Floor Plan - Fire Alarm                               6/23/99
E30FA             30th Level - Floor Plan - Fire Alarm                              10/14/98
EPHFA             Upper Penthouse Level - Floor Plan - Fire Alarm                   10/14/98
EPHMFA            Penthouse Mezzanine Level - Floor Plan - Fire Alarm               10/14/98
EFAD1             Fire Alarm - System Details                                       10/14/98

UP5 & NER DRAWINGS - MICHAUD COOLEY ERICKSON
M.0               Mechanical symbols & drawing index - MCE                           6/1/99
M2.1              Parking Level P2 plumbing & fire protection partial plan - MCE     6/1/99
M2.2              8th floor plumbing & fire protection partial plan - MCE            7/26/99
M3.1              Parking level P2 HVAC partial plan - MCE                           6/1/99
M3.2              8th floor HVAC partial plan - MCE                                  7/26/99
M4.1              Mechanical details & schedules - MCE                               6/1/99
E.0               Electrical symbols drawing index & schedules - MCE                 6/1/99
E1.1              Partial parking level P2 lighting plan - MCE                       6/1/99
E1.2              Partial level B lighting plan - MCE                                8/3/99
E2.1              Partial parking level P2 power & systems plan - MCE                8/1/99

Exhibit 'B'                    DESIGN DOCUMENT LIST                      8/26/99

E2.2              Partial parking P1 level power & systems plan                      6/1/99
E2.3              Partial parking street level power & systems plan                  6/1/99
E2.4              Partial parking skyway level power & systems plan                  6/1/99
E2.5              Partial level 8 power & systems plan                               7/21/99
E2.6              Partial level 8 power & systems plan                               8/3/99
E2.7              God gounding diagram                                               6/1/99
E3.1              Electrical diagrams                                                7/19/99
E4.1              Schedules                                                          5/1/99
E4.2              PDU schedules                                                      6/1/99
E5.1              One line diagram                                                   8/3/99

ELEVATOR DRAWINGS (LERCH BATES NORTH AMERICA INC)
VT1               General Elevator & Escalator Information                           3/16/98
VT2               Plans and Section Trading Floor Elevators 1-4                      3/16/98
VT3               Plans and Sections Low Rise Elevators 5-12                         3/16/98
VT4               Hoistway. Pit. Machine Room Plans Mid-rise Elevators 13-18         3/16/98
VT4A              Buffer access Plan and Section mid-rise Elevators 13-18            3/16/98
VT5               Plans and Section High Rise elevators 19-23                        3/16/98
VT5A              Buffer Access Level Plan and Section High Rise Elevators 19-23     3/16/98
VT6               Plans and Section Parking/Shuttle Elevators 24 and 25              3/16/98
VT7               Plans and Section Service Elevators 26 and 27                      3/16/98
VT8               Plans and Section Escalators 1 and 2 and Elevator 28               3/16/98

                                    EXHIBIT C

                        U.S. BANCORP PIPER JAFFRAY CENTER
           EXISTING UPGRADES INSTALLED THIRD, FOURTH AND FIFTH FLOORS

                                                                                                   FLOORS
                                                                                           3          4         5
                                                                                       -----------------------------
General Exhaust               Capacity to add 500 CFM per 25,000 USF                      Yes        Yes       Yes

Toilet Exhaust                Capacity to add 100 CFM per 25,000 USF                      Yes        Yes       Yes

Lighting and                  Separately Metered Switchboard                              No         Yes       Yes
Convenience                   Surge Suppression                                           Yes        Yes       Yes
Power                                                                                                -

Two Electrical                (1) 480/227 panelboard in each                              Yes        Yes       Yes
Closets                       (2) 480/120/208 panelboards in each                         Yes        Yes       Yes
                                  Electronic grade 225 amp - 42 circuit                   Yes        Yes       Yes
                                  breakers

Humidification                Up to 25%                                                   Yes        Yes       Yes

Fan Powered                   Perimeter                                                   Yes        Yes       Yes
Thermal Units                 Interior                                                    No         Yes       Yes

HVAC                          Sized per (1) person per 125 USF; 5%
                              excess capacity                                             --         Yes       Yes

                              Sized per (1) person per 144 USF; no
                              excess capacity                                             Yes        --        --

NOTE: THE THIRD FLOOR STANDARD CAN BE INCREASED TO THE 125 USF/5% EXCESS CAPACITY AT THE TENANT'S COST; HOWEVER THE 144 USF NO EXCESS CAPACITY STANDARD IS THE MAXIMUM IN FLOORS 15 THRU 30

Plumbing fixtures             Code plus 1                                                 Yes        Yes       Yes
(men and woman)

Elevatoring                   17% Handling Capacity                                       Yes        Yes       Yes

                                    EXHIBIT D

The First Expansion Space, Second Expansion Space, Third Expansion Space, Fourth Expansion Space and Fifth Expansion Space are described in the chart below for the respective Expansion Options. As provided in Section 1 of this Amendment, Tenant may elect, on or before April 1, 2000, to increase or decrease the Initial Expansion Space pursuant to Option 1, Option 2, Option 3 or Option 4 described therein. The Expansion Space applicable to each Expansion Option shall be determined on April 1, 2000 depending on which, if any, of said four options Tenant exercises and shall be the Expansion Space described below under the column relating thereto.

                                 EXPANSION SPACE

                    No Option Exercised  Tenant Exercises  Tenant Exercises
                    (Initial Expansion   Option 1 (Add     Option 2 (Add balance   Tenant Exercises    Tenant Exercises Option 4
                    Space does not       balance on Floor  on Floor 23 and 1/2 of  Option 3 (Delete    (Delete Space on Floor 23)
                    change)              23)               Floor 24)               space on Floor 23)  and 1/2 of Floor 22)
---------------------------------------------------------------------------------------------------------------------------------
First Expansion     Remainder of         Entire Floor 24   Remainder of Floor 24   Entire Floor 23     Reminder of Floor 22
Option              Floor 23
October 1, 2004

Second Expansion    Entire Floor 24      Entire Floor 25   Entire Floor 25         Entire Floor 24     Entire Floor 23
Option
October 1, 2006

Third Expansion     Entire floors        Entire Floor 26   Entire Floor 26         Entire Floors       Entire Floors
Option              25 and 26                                                      25 and 26           24 and 25
October 1, 2008

Fourth Expansion    Entire Floors        Entire Floors     Entire Floors           Entire Floors       Entire Floors
Option              27 and 28            27 and 28         27 and 28               27 and 28           26 and 27
October 1, 2010

Fifth Expansion     Entire Floors        Entire Floors     Entire Floors 29        Entire Floors 29    Entire Floors 28
Option              29 and 30            29 and 30         and 30                  and 30              and 29
October 1, 2012

                                    EXHIBIT E

                                 LEASE GUARANTY

        WHEREAS, RYAN 800, LLC, Minnesota limited liability company, hereinafter referred to as "Landlord" and U.S. BANCORP PIPER JAFFRAY COMPANIES, INC., a Delaware corporation, hereinafter referred to as "Tenant" have simultaneously executed that certain Supplemental Amendment Regarding Expansion Space for additional premises at a building to be constructed in Minneapolis, Minnesota, (the "Amendment") which amends and supplements that certain Office Lease dated March 3, 1998, as previously amended (said Office Lease, as previously amended, together with the Amendment is herein collectively referred to as the "Lease")

        WHEREAS, U.S. Bancorp, hereinafter referred to as "Guarantor", is the parent company of and has a financial interest in Tenant;

        WHEREAS, Landlord would not enter into the Amendment with Tenant if Guarantor did not execute and deliver to Landlord this Lease Guaranty (this "GUARANTY"), and

        WHEREAS, this Guaranty is being executed and delivered simultaneously with the execution and delivery of the Amendment;

        NOW THEREFORE, for and in consideration of the execution of the foregoing Amendment by Landlord and as a material inducement to Landlord to execute the Amendment, Guarantor hereby jointly, severally, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and all other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant as such as defined in the Lease. The reduction of or limitation on any liabilities of Tenant under the Lease pursuant to any federal or state bankruptcy or insolvency proceeding shall not cause a reduction in or otherwise affect the liabilities or obligations of Guarantor under this Guaranty.

        It is specifically agreed and understood that the terms of the foregoing Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct, and the Lease may be assigned by Landlord or any assignee of Landlord pursuant to the Lease without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guarantee the performance of the Lease as so changed, modified, altered or assigned.

        This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity. No notice of default need be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is a continuing guarantee under which Landlord may proceed forthwith and immediately against

Tenant or against Guarantor following any Event of Default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant after an Event of Default pursuant to or under the terms of the Lease or at a law or in equity.

        Landlord shall have the right to proceed against Guarantor hereunder following any Event of Default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor.

        Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease, provided such waiver shall not affect any right which Tenant may have, (d) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord, (e) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor and (g) any right of subrogation.

        The term "Landlord" whenever used in this Guaranty refers to and means the Landlord specifically named in the Lease and also any assignee of the Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof pursuant to the Lease, whether by assignment or otherwise. So long as the Landlord's interest in or to the Premises or the rents, issues and profits therefrom, or in, to or under the said lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the Premises or under the Lease shall affect the continuing obligation of Guarantor under this Guaranty, which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser. The term "Tenant" whenever used in this Guaranty refers to and means the Tenant specifically named in the Lease and also any assignee or sublessee of the Lease and also any successor to the interests of the Tenant, assignee or sublessee of the Lease or any part thereof, whether by assignment, sublease or otherwise.

        The obligations of the Guarantor hereunder shall include payment to Landlord of all reasonable costs of any successful legal action by Landlord against Guarantor, including reasonable attorneys' fees.

        This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota. As part of the consideration for Landlord's entering into the Lease which this Guaranty is a part, the Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts having situs within the State of Minnesota, and the Guarantor hereby expressly consents to the jurisdiction of any such local, state or federal court, and consents that any service of process in such action or proceeding may be made by personal service upon the Guarantor wherever the Guarantor may then be located, or by certified or registered mail directed to such Guarantor at 601 Second South, Minneapolis, Minnesota 55402, Attention: General Counsel.


        IN WITNESS WHEREOF, the Guarantor has executed this Lease Guaranty under seal as of this ________ day of ____________, 1999.


                                       U.S. BANCORP

                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------

                                               [CORPORATE SEAL]

                                    EXHIBIT A

                                (TO EXHIBIT 1-1)

                                    VAV BOXES

FLOOR          TOTAL QTY. VAV BOXES    QUANTITY STOCKPILED    (QTY) @ SIZES
   15                   16                    16              (1) 8", (3) 12", (12) 14"
   16                   16                    16              (1) 8", (3) 12", (12) 14"
   17                   16                    16              (1) 8", (3) 12", (12) 14"
   18                   16                    16              (1) 8", (3) 12", (12) 14"
   19                   16                    16              (1) 8", (3) 12", (12) 14"
   20                   16                    16              (1) 8", (3) 12", (12) 14"
   21                   16                    16              (1) 8", (3) 12", (12) 14"
   22                   16                    16              (1) 8", (3) 12", (12) 14"
   23                   16                    16              (1) 8", (3) 12", (12) 14"
   24                   16                    16              (1) 8", (3) 12", (12) 14"
   25                   16                    16              (1) 8", (3) 12", (12) 14"
   26                   16                    16              (1) 8", (2) 12", (1) 10", (12) 14"
   27                   16                    16              (1) 8", (2) 12", (1) 10", (12) 14"
   28                   16                    16              (1) 8", (2) 12", (1) 10", (12) 14"
   29                   16                    16              (1) 8", (3) 12", (12) 14"
   30                   16                    16              (1) 8", (2) 12", (1) 10", (12) 14"

Notes:
1.  A controller is mounted on each VAV box.
2.  Thermostats and thermostat wiring are not included

                                   EXHIBIT 1-1

     BASE BUILDING SHELL CONDITION REQUIREMENTS FOR INITIAL EXPANSION SPACE

        1. FLOOR FINISHES. Concrete slab cleaned and leveled to 1/4" tolerance within a 10'0" x 10'0" given area (tolerances are not cumulative, elevator sills are to be established elevation 0'0"). Areas leveled subsequent to initial pouring of slab to be sealed after setting. Finished surfaces to be ready to receive carpet, ceramic tile, resilient tile, wood parquet or stone flooring without additional preparation other than cleaning.

        2. FLOOR LOADING. Floor loads shall be per applicable codes and base building standards throughout but not less than 50 pounds per square foot dead load plus 20 pounds per square foot for partitions. All areas within the core perimeter should accommodate 150 pounds per square foot of dead load and the Area immediately adjacent to the core perimeter should accommodate 100 pounds per square foot live load.

        3. OTHER PERIMETER FINISHES. Building perimeters shall be fully finished with respect to insulation, waterproofing, caulking, glazing and metal finishing including all required glass replacement (in the event defects or cracked or broken panes), glass cleaning on interior and exterior, metal touch up and cleaning and any other actions required to render the perimeters to a tenant-ready condition. Building standard window coverings shall be provided and installed by Landlord just before occupancy.

        4. OTHER CORE FINISHES. The following shall be required to be completed and installed at agreeable locations:

                (a) Women's and men's restrooms. Restrooms should be designed to provide flexibility in distribution of stalls between men's and women's, and at a minimum shall provide code required stalls plus 1 for men and women on each floor. At floors 15 through 22, the women's bathroom is provided with only code required stalls. Accessible restrooms shall be provided on each floor (or as required by the city);

                (b) If telephone closets have exposed steel columns with fireproofing material present, acoustical ceilings shall be installed. Plywood on walls shall be installed, as required, by Tenant;

                (c) Electrical closets with service and distribution panelboards and transformers 480/277V, 120/208V, (See Paragraph 9 below);

                (d) Core walls, columns and perimeter bulkhead completed with finished drywall ready for paint;

                (e) Water coolers shall be provided at a rate of one per 10,000 usable square feet at floors 3, 4, and 5 and one per 14,000 usable square feet at floors 15 through 30;

                (f) Fire sprinklers as required by code, based on 100% open office;

                (g) Exit signs as required per code, based on 100% open office; and capacity in electrical system to connect emergency egress lighting.

                (h) Passenger elevator lobby complete in all respects except finishes, including flat sheetrock ceiling, lighting, HVAC, sprinklers, alarms/detectors, call buttons and lanterns, etc.

                (i) Core corridor doors primed and ready to receive Tenant's finish;

                (j) Stairwell doors primed and ready to receive Tenant's finish;

                (k) Stairwells between floors serving Tenant shall have walls and railings finish painted one-half floor above top Tenant floor, and one-half floor below lowest Tenant floor. Such stairwells shall have lights at each floor landing;

                (l) Locking devices and closers for all exit, stairwell, and electrical/telephone doors. Stairwell doors shall have locking and unlocking devices;

                (m) Landlord will provide card readers at select perimeter building entry points, service elevators, low-rise elevator cabs and contacts at all stairwell doors, service elevator vestibules.

                (n) All ceiling space sufficiently clear of all pipes, ductwork, etc., to provide for a minimum finished ceiling height of nine feet. All base building systems shall be coordinated such that the intersection of the building structural system, medium pressure ductwork, the fire protection system and the base building light fixture will all fit within the interstitial cavity. Indicated heights shall include room to place conventional florescent light fixtures at any (and every) place on the floor;

                (o) All pipe sleeves in beams and walls shall be packed airtight and complete;

                (p) Domestic cold water, valved and capped at two (2) locations per floor;

                (q) Landlord shall provide for all Fire and Life Safety requirements per City and State codes, including installation of all required annunciators, strobes and other warning devices. Such systems shall be installed to code for

        Base Building Work. Additional work required as a result of tenant improvements by Tenant shall be part of the Tenant Work and not included the Base Building Work;

                A complete code complying fully addressable fire alarm system which complies with ADA and other Legal Requirements will be provided. The system shall include at least the following:

                1. Speaker horns and visual strobes (ADA approved). Devices for minimum coverage in open tenant spaces will be wired and left coiled up in the ceiling plenum area for installation during tenant improvement.

                2. Water flow alarms and tamper switch monitoring coordinated with the fire protection system.

                3. Smoke detectors at the elevator lobbies which interface with the elevator control system.

                4.      Smoke detectors at air handling units.

                5. Additional monitoring and indicating devices as required by local codes.

                6. Fireman's telephone system utilizing two-way permanent phones and phone jacks.

                (r) All code required general exhaust requirements shall be provided. In addition, Landlord shall provide a supplemental general exhaust duct riser capable of handling 500 CFM per floor. Landlord must also provide additional capacity in the toilet exhaust duct riser and fan to permit Tenant to add and an additional 100 CFM of toilet exhaust per floor (to accommodate additional toilet rooms);

                (s)     Certificate of Occupancy shall be obtained by Landlord.

                (t) The building and all public or quasi-public areas within the building (including toilets serving Tenant's space) shall, at Landlord's cost at the time of base building permitting, comply with all Legal Requirements, including, without limitation, all requirements of the Americans with Disabilities Act.

                (u) Landlord represents that no asbestos, urea formaldehyde or other materials known to be a hazardous substance will be present in the base building construction materials at the time of base building permitting. The representation excludes those hazardous materials which occur naturally in non-manmade materials and the use of asbestos in elevator brake linings.

        5. SPRINKLER SYSTEM. Sprinkler piping shall be provided to include main runs with crosses to achieve, at a minimum, a 15' x 15' grid. Landlord shall provide branch piping and semi-recessed heads based on 100% open office. Sprinkler heads shall be nominally centered (uniform grid pattern) in the ceiling tiles.

        6. CEILINGS. Ceiling grid will be installed in a 4'0" x 4'0" grid. Remaining ceiling grid components and the ceiling tile will be stockpiled on the floor. Ceiling tile must be 2' x 2' lay-in beveled edge, noncombustible mineral, foil-backed, fissured, acoustical tile, with a minimum thickness of 3/4", an NRC rating of .55 to .65, an STC rating of 35 to 39, and a light reflectance rating of LR1.

        7.      LIGHT FIXTURES.

                (a) Landlord shall provide 2' x 4' parabolic light fixtures with a minimum louver depth of 3 inches, electronic ballasts and 10' plug-in pigtails (manufactured wiring system). Fixtures shall be provided at a rate of one per 75 rentable square feet. Two tube fixtures will not be acceptable. Bulbs shall be T-8 (3000K) energy saving lamps, or an energy efficient alternative approved by Tenant. Provide unit cost for adds and deducts of lighting fixtures. Light fixtures will be stockpiled on the floor.

                (b) Fixtures shall be provided in a quantity sufficient to achieve a minimum of 50 foot candles of maintained light at the desktop in all areas although it is generally assumed that the above standard will require more fixtures. Tenant expects that the higher standard of the two will be met.

                (c) Landlord shall provide electrical distribution from panel boards to junction boxes in the ceiling to accommodate plug in pigtails (manufactured wiring system). Junction boxes shall be located on a grid with boxes located at 4000 square foot spacing. Each junction box will contain one (1) additional "hot" conductor for future distribution (total of three circuits/junction box).

                (d) Per Tenant's improvement design, lighting shall be controlled by a building computerized control system. Any local controls shall be at Tenant's expense.

        8. ELECTRICAL DISTRIBUTION AND SERVICE. As part of the Base Building Work, Landlord shall provide an electrical distribution and service system as follows:

                (a) All lighting and 480/120/208 volt power shall be provided to Tenant's initial space by a switchboard with surge suppression.

                (b) Basic electrical service of 480/277 volts, 3 phase, 4 wire, 60 cycles through a grounded switchboard suitable for such service. The electrical service conductor and switchboard shall be oversized 20% to anticipate possible growth in future requirements. Switchboard devices shall be selectively coordinated with a ground fault protection system.

                (c) Distribution voltages shall be 480/277 volts, 4 wire, 3 phase for fluorescent lighting and integral horsepower motors; and 120/208 volts, 4 wire, 3 phase for receptacle circuits, small motors and incandescent lighting.

                (d) The electrical service provided by the electrical user system shall provide a minimum of six watts per rentable square foot for Tenant's lighting and receptacles in all areas (other than the trading area and the computer room), excluding HVAC equipment, special systems, miscellaneous electrical loads and elevator equipment requirements.

                (e) Power distribution throughout the building shall be via a plug-in bus duct. Busways shall be of the low impedance type and totally enclosed. Fire-stops or barriers shall be included as an integral part of each length and fitting of duct where required and at each floor. Power which serves HVAC equipment, special systems, miscellaneous electrical loads and electrical equipment is on a separate distribution riser which is not part of the lighting and receptacle bus duct on floors 3, 4 and 5. On floors 15 through 30 the lights and VAV boxes are supplied from the 277 volt electrical panel. The receptacles and convenience power are served by the 120/208 volt electrical panels. Both panels will be electronic grade.

                (f) Distribution shall be to two electrical rooms on each floor on floors 3, 4 and 5 and one electrical room per floor on floors 15 through 30. Electrical rooms must be stacked directly above each other. Each of the rooms on each floor must be fed by its own vertical plug-in bus duct. Each electrical room must be provided with an exhaust system.

                (g) Circuit breaker panelboards shall be located on in each electrical room on each floor to serve electrical loads and the portion of the Premises on the floor as follows:

                (1) Provide one 480/277 volt panelboard in each electrical room. Panelboard shall have 100 amp main breaker and 42 one pole bolt on breakers.

                (2) In each electrical room provide two 480/120/208 volt panelboards with a 75 KVA - K13 dry type transformer fed from the plug-in bus duct, with 200% neutral. Each panelboard shall have a 225 amp main breaker and 42 one pole bolt-on breakers. Each panel shall have its own main breaker. Panels shall be electronic grade with metal oxide varistors. Each 120/208 panel shall be equipped with a 200% neutral, ground and isolated ground bus.

                (h) The Building shall have an emergency power back-up system for elevators, emergency lighting to meet code and emergency communication.

                The Building shall be designed and constructed to provide incoming power from Northern States Power's downtown electrical grid. This grid system is backed up by a minimum of two separate and independent utility transformers. Power from the utilities grid capable of providing adequate power to support Tenant's trading, computer and telecommunications functions.

                (i) If required to maintain utility billing power factor of 0.90, Landlord shall provide power factor correction capacitors appropriately sized. Capacitors shall be non-PCB filled complete units with current limiting indicating fuses and dust-tight enclosures.

                (j) The entire electrical system and equipment shall be grounded in accordance with the National Electrical Code. In addition, ground counterpoise shall be a 350 MCM ground conductor installed around the perimeter of the building and connected to building steel. Tenant's switchboard shall be connected to this ground and a 350 MCM riser run through each Tenant electrical and telephone and data room. Provide in each electrical, telephone and data room a 1/4" x 2" x 24" ground bus connected to the 350 MCM ground riser.

                (k) The Building shall have lightning protection which shall have a master label and be tied to the building grounding system.

                (l) The Piper Jaffray Companies emergency buss located in the south electrical closet can be transitioned to the north electrical closet to allow expansion of the Piper Jaffray emergency power to the 15th floor and above at Tenant's expense

        9. MECHANICAL - HEATING, VENTILATION AND AIR-CONDITIONING. Landlord acknowledges that according to the requirements of Section 10, Heating, Ventilation and Air-Conditioning, Item (e), the air-conditioning system has been designed based upon an average population density of one person per 144 usable square feet throughout the office areas, meeting and conference areas.

        Installation of the VAV boxes, run-out ducts, spin-ins, flex ducts, grilles and diffusers shall be by Tenant as part of the Tenant Work. Six
        (6) perimeter fan powered VAV boxes will be installed with duct work to distribute minimum air on floor. Additional VAV boxes will be provided as outlined in Exhibit A.

        Landlord acknowledges that design of the HVAC system provides cooling capacity to be based upon five (5) watts of electrical usage per square foot of normally occupied area throughout the Tenant office space.

        Landlord shall cause its mechanical and electrical engineers to prepare the plans for the HVAC distribution system for the base building per the following criteria:

                (a)     The system shall include the following features:

                        (1) Outside air economizer, enthalpy-controlled, capable of 100% outside air.

                        (2) Minimum outside air provision shall be based on ASHRE Standard 62-89 (Ventilation for Acceptable Indoor Air Quality). Ideally minimum outside air is actively controlled in accordance with the actual building population. Minimum outside air requirements shall be measured through air flow measuring stations. Outside air is measured on 20CFM per person based on an average population density of one person per 144 useable square feet.

                        (3) Humidification can be added by extending the steam line to the air handling units and installing the required humidification equipment. The steam line extension and humidification equipment is at Tenant's expense. No local humidification control is required or provided.

                        (4) The building shall include its own cooling towers, chillers and chilled water. The chilled water system shall be designed to provide a minimum of two chillers, one of which is capable of providing approximately 70% of the overall capacity and one which is capable of providing approximately 30% of the overall capacity.

                                Central plant electric drive chillers at approximately 0.60 to 0.70 kW/ton at ARI conditions will be provided using a 40 DEG.F supply temperature and an 16 DEG.F rise. Central plant chillers using HFC-134a and HCFC-123 will be considered. Each chiller will be equipped with a low emissions refrigerant management system.

                (b) Landlord shall provide a system of variable volume air handling units with series fan-powered variable air volume boxes with internal acoustical attenuation as required to maintain the specified NC35 level in occupied tenant space with no internal acoustical lining in the secondary downstream ductwork. Maximum fan CFM for FPTU's shall be 1,600 cfm for interior zones and 1,300 cfm for perimeter zones. The fan powered terminal units serving perimeter zones will be equipped with hot water heating coils on the discharge of the FPTU. Internal zones shall be served by pinch-down type terminal units. Fan modulation shall be by variable frequency drive (VFD). Tenant, as part of the Tenant Work, shall provide distribution ducts, supply registers and diffusers, return grills and associated fixtures and equipment designed and installed on each floor of the leased premises to provide control of cooling, ventilation and heating in each zone of the leased premises, as defined below. All diffusers, return air grills and distribution ductwork, shall be designed by Tenant. Perimeter slot type diffusers with downblow center sections and integral returns will be used for overhead heating together with Low "E" double pane glass, thermally improved mullions and an energy efficient perimeter wall with low infiltration air leakage per Tenant's design, provided by Tenant. Each fan powered VAV box will be equipped with an integral flow sensor for accurate balancing. Interior zone air distribution will be via panel face supply type diffusers. The Base Building variable air volume air handling units will be designed to address indoor air quality issues as set forth in the ASHRAE 62-89 Standards. The following will be provided:

                        (1) Stainless steel cooling coil drain pans, which are internally sloped to drain dry upon unit shutdown. Coils shall have a maximum of 8 rows and be selected at a maximum face velocity of 500 fpm.

                        (2) Air handling units will be fully accessible for cleaning and maintenance following ASHRAE 62-89 Standards.

                        (3)     Galvanized steel cooling coil frames.

                        (4) AHU's capable of delivering 55 DEG.F supply air at peak cooling load conditions to occupied space.

                        (5) Air filters shall have an efficiency of 60% at 3 microns according to ASHRAE 62-89 Standards.

                (c) The Base Building System shall be designed to conform to operate so that sound transmission levels do not exceed NC 35. Landlord shall be required to take appropriate corrective measures to eliminate any disturbing noise or vibration of any mechanical equipment or system furnished and installed by Landlord that exceeds NC 35.

                (d) The design of the air-conditioning system shall take into account the following occupancy schedule:

                General Offices - One person per 144 usable square feet and one personal computer per person assuming each personal computer generates 1,000 BTU's, unless the following requirement is more stringent:

                Lighting at typical office space: 1.5 watts/sq.ft.

                Tenant equipment power - to meet specified equipment load (3.5 watts/sq.ft.)

                Meeting and Conference Rooms - One person per 15 usable square feet.

                (e) The occupancy schedule of particular areas shown on Tenant's plans may vary between one person per 50 usable square feet and one person per 200 usable square feet, provided that the entire floor division of the leased premises does not assume more than one person per 150 usable square feet and that such variances are reasonably distributed. The heating, ventilating and air-conditioning system shall meet the following design conditions, at the stated outside design conditions:

                        (1) Summer - Outdoor conditions 92 DEG. Fahrenheit dry
                            bulb, 75 DEG. Fahrenheit wet bulb (2-1/2% coincidence); indoor conditions 75 DEG. Fahrenheit dry bulb, 50% relative humidity maximum.

                        (2) Winter - Outdoor conditions minus 20 DEG. Fahrenheit
                            dry bulb; 72 DEG. Fahrenheit dry bulb, inside.

                        (3) Landlord shall operate the HVAC system to achieve a
                            space temperature of 72 DEG. Fahrenheit dry bulb inside whenever possible subject to night setbacks.

                        (4) The variable air volume air handling unit and
                            distribution system shall have a minimum capacity of one cubic foot per square foot of usable area (at design conditions), and six complete air changes per hour.

                        (5) Provide supplemental chilled water capacity for
                            tenant use on a year round 24-hour basis. Floor takeoffs should be valved and capped. Sizing shall be based on one ton per 1,500 usable square feet.

                (f) The type and size of the diffusers shall be determined by Tenant.

                (g) All supply and/or return ducts shall be equipped with fusible link dampers as prescribed by applicable laws, if any. Dampers required for base building conditions by Landlord. Dampers required as a result of the tenant's improvements by Tenant as part of the Tenant Work.

                (h) All food areas (if any) will have a recirculating air filter (provided by Tenant as part of the tenant improvements) to remove cooking odors.

                (i) Landlord shall provide electrical closets with exhaust fans.

                (j) Supply air to the occupied tenant spaces shall be filtered with replaceable media type filters in accordance with ASHRAE 62-89 Standards with an average efficiency of 60% based on ASHRAE Test Standard 52.1-92.

                (k) A direct digital control system (energy management system) shall be provided with the features listed below as a minimum:

                        (1) Stage chillers, pumps and cooling towers to maintain occupancy comfort at minimum energy use.

                        (2)     Provide run time status of HVAC equipment.

                        (3) Control each zone to maintain set-point temperature. The set-point temperatures shall be adjustable third system software.

                        (4) Provide alarms indicating equipment failure, zone high/low temperatures, etc.

                        (5) Provide chilled water during winter months for Tenant HVAC equipment in computer room, telephone switch rooms, network and communications closets.

                        (6) The building control system will be full state-of-art DDC microprocessor based, PC driven, with stand alone remote field panels and peer-to-peer communication over a high speed network to all terminal equipment. All software and custom graphics will be included. Minimum network communication speed will be approximately 100K BAUD panel to panel and 9600 BAUD panel to terminal device controllers. Pneumatic actuators in the central plant may be considered. Temperature sensors and wiring will be left coiled and in ceiling plenum for installation during tenant improvement.

                (l) The air velocity in riser (shaft) shall not exceed 3000 FPM, primary ductwork shall not exceed 2400 FPM, 1,500 FPM in secondary and branch ducts. Ductwork construction shall be according to SMACNA Standard (First Edition 1995).

                (m) All supply air ductwork shall be sealed in accordance with SMACNA standards for Seal Class "A." Ductwork insulated with external glass fiber insulation.

                (p) All HVAC hydronic systems shall be variable flow with two-way throttling valves.

                (q) Cooling towers shall be of fiberglass (FRP) or stainless steel construction with bolted stainless steel or fiberglass (FRP) basins, induced draft, cross-flow or counter flow design.

                (r) Outside ventilation air will be flow monitored and adjustable through the building control and management system according to ASHRAE 62-89 Standards.

                (s) Both condenser and chilled water systems will be thoroughly chemically cleaned (internally) and flushed. Systems then will be circulated through cartridge type filtering devices until clean. Both condenser water and chilled water systems will be hydrostatically tested and proved leak tight prior to insulation. All condenser and chilled water systems will be balanced to design flow rates and documented. All air distribution will be balanced and documented according to ASHRAE 62-89 Standards.

                (t) A smoke management system including pressurized stairways will be provided as required by code.

                (u) Landlord will balance the system and submit balancing reports prepared by an independent engineer to Tenant prior to completion of the space at Tenant's expense. Landlord will provide initial balancing of the system as part of Base Building Completion. All balancing as part of Tenant buildout will be at Tenant's expense.

10.     MECHANICAL - PLUMBING.

                (a) Building water service entrance will be complete for fire protection and domestic water. All connections between the domestic water system and process uses will be protected by reduced pressure type back flow preventer.

                (b) A complete plumbing system will be provided, including all underground piping to public mains, consisting of sanitary waste piping, sanitary vent piping, domestic hot and cold water piping, and storm sewer piping installed to all facilities and in accordance with all applicable codes.

                (c) Internal downspouts with overflow drains shall be provided for all roof areas and will discharge to the storm sewer system. All horizontal downspout lines in the ceiling space shall be insulated.

                (d) All plumbing fixtures shall be vitreous china, commercial quality. Water closets and urinals shall be flush valve type, siphon jet, and wall hung. Lavatories shall be undermount bowl, furnished with the vanity tops. Lavatory trim shall meet ADA requirements.

                (e) Water coolers shall be self-contained electric, stainless steel, meeting ADA requirements.

                (f) Domestic hot and cold water shall be provided to base building restroom facilities. All hot water piping will be insulated except for branch piping within the toilet room chases. Valved cold and hot water stub-outs will be provided at each toilet room for tenant use.

                (g) Two 4" drain columns, waste and vent will be provided on each floor for future connection of tenant fixtures. One tenant drain located at the core and one at a remote location will be provided.

                (h) Hose bibs will be provided in major mechanical rooms, the loading dock, and under the counter in all restrooms. A freeze-proof wall hydrant will be provided on each exterior face of the building.

                (i) Local electric water heaters in closets and/or under counter types will be provided, sized to provide hot water for the toilet rooms.

        11.     MECHANICAL - FIRE PROTECTION. See paragraph 6.

        12.     TELEPHONE AND DATA.

                (a) Tenant will construct telephone and data rooms within or adjacent to the building core as part of its tenant improvement package.

                (b) Landlord shall provide dedicated space within the main point of presence (MPOP) room for Tenant's telephone and data service entry into the building.

                (c) Landlord shall provided dedicated empty conduits from the outside of the building near available services to the Base Building MPOP

                (d) The extension of the Piper Jaffray Companies communication riser from the 13th floor south communication room through the 14th floor mechanical room can be accommodated at Tenant's expense.

        13. ACOUSTICAL ATTENUATION. Acoustical attenuation shall be designed within walls separating elevators, toilet rooms, fan rooms, and switchgear from occupied Tenant spaces and five specified rooms within Tenant's space. The system design criteria for ambient noise level in the Tenant's space, when unoccupied, shall meet NC35 standards when all building systems are operating and standard floor and ceiling finishes are installed.

        14. ELEVATORS AND ESCALATORS. Elevators must be designed to assume a density of one person per 200 usable square feet. The design shall also include a handling capacity (the percentage of building capacity that can be accommodated within five minutes) of 16%, average interval times of under 25 seconds and round trip elevator times of less than two minutes. The Building shall be designed with two freight elevators serving all floors with a minimum capacity of 4,000 lbs., and an oversized cab. The service elevators and two passenger elevators in each of the low, mid and high-rise elevator banks shall be tied to Landlord's card access system for after-hours use.

        15. LOADING DOCK. At a minimum, a loading dock must be provided which is capable of accommodating over-the-road semi-trailer trucks. Such loading dock must be covered and equipped with dock levelers.

        16. SECURITY. Card readers will be provided on select exterior doors and in the garage for after hours elevator operation. Stairwell exit doors will be locked. The stairwell exit doors will be tied to the fire alarm system and will open on building alarm.

                                   EXHIBIT 4-1

                             INITIAL EXPANSION SPACE



                               SCOPE DOCUMENT FOR

                       THE DESIGN AND CONSTRUCTION OF THE


                         US BANCORP PIPER JAFFRAY CENTER


                                800 NICOLLET MALL

                             MINNEAPOLIS, MINNESOTA


PREPARED BY:
RYAN COMPANIES US, INC.
REVISED:  AUGUST 25, 1999
REVISED:  SEPTEMBER 2, 1999

                                TABLE OF CONTENTS

PROJECT DESCRIPTION............................................................2

02000 SITEWORK.................................................................3

03000 CONCRETE.................................................................6

03400 EXTERIOR PRECAST AND STONE:..............................................6

04000 MASONRY..................................................................7

05000 METALS...................................................................7

06000 CARPENTRY AND MILLWORK...................................................8

07000 THERMAL AND MOISTURE PROTECTION..........................................9

08000 DOORS AND WINDOWS.......................................................10

09000 FINISHES................................................................12

10000 SPECIALTIES.............................................................16

11000 EQUIPMENT...............................................................16

14000 CONVEYING SYSTEMS.......................................................17

15000 MECHANICAL..............................................................18

16000 ELECTRICAL..............................................................24

18000 SPECIALTY SPACES........................................................28

                                     GENERAL

PROJECT DESCRIPTION

        A. OFFICE TOWER (BUILDING SHELL): A 878,000 square foot(approximate rentable area,) 28 level (Floors 3 - 30) office tower complete with associated public spaces, mechanical rooms and building service areas. Basic building shell construction and building systems shall be completed as defined herein, with office tenant build-out completed under separate agreement.

        B. RETAIL LEVELS (BUILDING SHELL): A 49,000 square foot(approximate rentable area) two level (street and skyway) retail facility, public areas, truck docks and service area.

        C. PARKING STRUCTURE: A below grade structure of three (3) levels (P1 - P3) providing parking for approximately 323 vehicles.

        D. STORAGE: 13,000 square feet (approximate rentable area) throughout the three underground levels (P1 - P3) and the roof penthouse level.

                                    EXHIBIT 5

                                    (Revised)

                       BASE BUILDING CONSTRUCTION SCHEDULE

*Submission of 50% Design Development to Piper Jaffray                                    3/20/98
---------------------------------------------------------------------------------------------------
*Submission of 100% Design Development to Piper Jaffray                                   4/13/98
---------------------------------------------------------------------------------------------------
Complete Demolition of existing improvements                                              5/01/98
   *(milestone date for completion of demolition)                                         9/01/98
---------------------------------------------------------------------------------------------------
*Submission of 50% Construction Documents to Piper Jaffray                                5/26/98
---------------------------------------------------------------------------------------------------
Start Footings/Foundation                                                                 8/10/98
   *(milestone date for start of footings/foundation)                                     10/01/98
---------------------------------------------------------------------------------------------------
*Submission of 100% Construction Documents to Piper Jaffray                               7/13/98
---------------------------------------------------------------------------------------------------
Pour Core Walls Floor One (1)(Start)                                                      10/13/98
---------------------------------------------------------------------------------------------------
Complete Building Core Shell Permits (City)                                               8/13/98
---------------------------------------------------------------------------------------------------
Pour Floor Two (2)(Start)                                                                 1/6/99
---------------------------------------------------------------------------------------------------
Electrical/Plumbing OH Rough Floor Three (3)(Start)                                       3/03/99
---------------------------------------------------------------------------------------------------
Pour Core Walls Floor Fourteen (14) (Start)                                               3/09/99
---------------------------------------------------------------------------------------------------
Sprinkler Floor Three (3)(Start)                                                          3/12/99
---------------------------------------------------------------------------------------------------
Pre-cast Floor Three (3)(Start)                                                           3/30/99
---------------------------------------------------------------------------------------------------
Erect Steel Floor Fourteen (14) and Fifteen (15) (Start)                                  4/23/99
---------------------------------------------------------------------------------------------------
Pour Floor Fourteen (14)(Start)                                                           5/27/99
---------------------------------------------------------------------------------------------------
Street Level Finishes (Start)                                                             10/15/99
---------------------------------------------------------------------------------------------------
Mechanical OH Rough Floor Thirteen (13)(Start)                                            6/06/99
---------------------------------------------------------------------------------------------------
Electrical/Plumbing OH Rough Floor Fourteen (14)(Start)                                   6/25/99
---------------------------------------------------------------------------------------------------
Sprinkler Floor Fourteen (14)(Start)                                                      7/16/99
---------------------------------------------------------------------------------------------------
Pre-cast Floor Fourteen (14)(Start)                                                       7/20/99
---------------------------------------------------------------------------------------------------
Plaza and Site (Start)                                                                    8/15/99
---------------------------------------------------------------------------------------------------
Skyway Level Finishes (Start)                                                             10/15/99
---------------------------------------------------------------------------------------------------
Pour Core Walls Penthouse (Start)                                                         8/03/99
---------------------------------------------------------------------------------------------------
*Submission of Tenant Work Plans And Specifications for Original Initial Premises
   (for ceiling and HVAC)                                                                 7/09/99
---------------------------------------------------------------------------------------------------
Mechanical/Electrical Wall Rough Floor Thirteen(13)(Start)                                8/13/99
---------------------------------------------------------------------------------------------------
Window Glazing Floor Fourteen (14)(Start)                                                 8/31/99
---------------------------------------------------------------------------------------------------
Erect Steel Penthouse (Start)                                                             9/20/99
---------------------------------------------------------------------------------------------------
Pour Penthouse Floor (Start)                                                              10/12/99
---------------------------------------------------------------------------------------------------
Roofing (14)                                                                              8/23/99
---------------------------------------------------------------------------------------------------
Roofing (Penthouse Level)                                                                 12/27/99
---------------------------------------------------------------------------------------------------
Vertical Transportation Available
---------------------------------------------------------------------------------------------------
   a) Hoist and One (1) Elevator Car (Low Rise)                                           9/01/99
---------------------------------------------------------------------------------------------------
   b) Two (2) Additional Elevator Cars (Low Rise)                                         10/01/99
---------------------------------------------------------------------------------------------------

                                  Exhibit 5 - 1

*Delivery Date for Original Initial Premises (being Floors Six (6) through Thirteen
   (13), inclusive, and Initial Retail Premises                                           12/31/99
---------------------------------------------------------------------------------------------------
Building Test/Balance (Start)                                                             2/17/00
---------------------------------------------------------------------------------------------------
*Delivery Date for Initial Expansion Space Floors (being Floors Three (3) through
   Five (5), inclusive, Floors Fifteen (15) through Twenty-Two (22), inclusive,
   and Floor 23)                                                                          3/31/00
---------------------------------------------------------------------------------------------------
*Delivery Date For Additional Initial Expansion Space Floors (being Floors 23 and 24)     3/31/00
---------------------------------------------------------------------------------------------------
*Base Building Completion Date                                                            3/31/00
---------------------------------------------------------------------------------------------------

Only the items designated with an * constitute milestone dates for purposes of Landlord Delay in Article 1 of the Work Letter. Items not designated with an * are shown for informational purposes only and are subject to change based upon Landlord's progress in performance in the Base Building Work.

                                   Exhibit 5-2

                                 TENTH AMENDMENT

        THIS TENTH AMENDMENT (the "Amendment") is made and entered into as of the 14TH day of APRIL, 2003, by and between MN-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., A DELAWARE CORPORATION ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (formerly known as EOP-Nicollet Mall, L.L.C., as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.) are parties to that certain lease (collectively with the amendments hereafter described, the "Lease") dated the 3rd day of March, 1998, for space which contains approximately 716,171 square feet of the Rentable Area (the "Original Premises") on the first (1st) through thirteenth
        (13th) and fifteenth (15th) through twenty-fourth (24th) Floors of the building commonly known as the U.S. Bancorp Center and the address of which is 800 Nicollet Mall, Minneapolis, Minnesota (the "Building"), which lease has been previously amended or assigned by instruments (including, without limitation, letters exercising expansion rights) dated May 18, 1998, July 29, 1999, September 1, 1998 (exercise letter), September 29, 1999, September 29, 1999, November 22, 1999,
        November 24, 1999, March 31, 2000, May 8, 2001, August 8, 2001, May 28,
        2002, December 30, 2002 (the "Eighth Amendment"), and March 27, 2003.

B. WHEREAS, pursuant to the Eighth Amendment, the Commencement Date with respect to space therein referred to as the Fourth Early Initial Expansion Space and the Fifth Early Initial Expansion Space (as defined in the Eighth Amendment) was accelerated; and

C. WHEREAS, Landlord and Tenant have determined that the space demised as the Fourth Early Initial Expansion Space and the Fifth Early Initial Expansion Space was inaccurately described as Initial Expansion Space (as defined in the Lease) and should have within the Eighth Amendment been referred to as additional expansion space and, therefore, no "acceleration" of the Commencement Date was appropriate, but rather the Commencement Date for the Fourth Early Initial Expansion Space and the Fifth Early Initial Expansion Space should have been the dates determined by the parties absent any acceleration; and

D. WHEREAS, Tenant has requested a further modification to the Commencement Date for the Fifth Early Initial Expansion Space, and Landlord is willing to do the same on the terms and conditions hereinafter set forth; and

E. WHEREAS, for clarification purposes, Landlord and Tenant desire to amend and restate the Eighth Amendment to accurately describe the expansion space demised therein and to restate the commencement date for the Fifth Early Initial Expansion Space, as such space is re-described herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. RESTATEMENT. This Amendment is a restatement of the Eighth Amendment. The Eighth Amendment is hereby deleted in its entirety and the terms and conditions of this Amendment substituted in lieu thereof.

II. REDEFINITION. For purposes of this Amendment and the Lease, (a) the portion of the Building located on Floor twenty-four containing approximately 2,915 square feet of Rentable Area to be known as Suite 2430 and depicted on EXHIBIT A attached hereto shall hereinafter be referred to as the "First Additional Expansion Space", and (b) the portion of the Building located on Floor twenty-four containing approximately 1,821 square feet of Rentable Area to be known as Suite 2440 and depicted on EXHIBIT B attached hereto shall hereinafter be referred to as the "Second Additional Expansion Space."

III.    EXPANSION AND EFFECTIVE DATE.

        A. Effective as of April 1, 2003 (the "First Additional Expansion Effective Date"), the Premises, as defined in the Lease, is increased by the addition of the First Additional Expansion Space (and Tenant's Pro Rata Share is likewise increased), and from and after the First Additional Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the First Additional Expansion Space shall commence on the First Additional Expansion Effective Date and end on the last day of the Term, which, unless sooner terminated in accordance with the Lease, shall mean May 31, 2014 (such date, for purposes of this Amendment and the Lease, is referred to as the "Termination Date"). The First Additional Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the First Additional Expansion Space. The First Additional Expansion Effective Date shall be delayed to the extent that Landlord fails for any reason to deliver possession of the First Additional Expansion Space on or before April 1, 2003, for any reason, including but not limited to, Unavoidable Delay. Any such delay in the First Additional Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the First Additional Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

        B. Effective as of October 1, 2004 (the "Second Additional Expansion Effective Date"), the Premises, as defined in the Lease, is increased by the addition of the Second Additional Expansion Space (and Tenant's Pro Rata Share is likewise increased), and from and after the Second Additional Expansion Effective Date, the Original Premises (as previously increased by the First Additional Expansion Space) and the Second Additional Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Second Additional Expansion Space shall commence on the Second Additional Expansion Effective Date and end on the Termination Date. The Second Additional Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Second Additional Expansion Space. The Second Additional Expansion Effective Date shall be delayed to the extent that Landlord fails for any reason to deliver possession of the Second Additional Expansion Space for any reason on or before October 1, 2004, including but not limited to, Unavoidable Delay. Any such delay in the Second Additional Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Second Additional Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

IV.     MONTHLY BASE RENTAL.

        A. In addition to Tenant's obligation to pay Base Rental for the Original Premises, Tenant shall pay Landlord Base Rental with respect to the First Additional Expansion Space in monthly installments as follows:

                (i) Equal installments of [***] each payable on or before the first day of each month during the period beginning on the First Additional Expansion Effective Date and ending December 31, 2007.

                (ii) Sixty (60) equal installments of [***] each payable on or before the first day of each month during the period beginning January 1, 2008 and ending December 31, 2012.

                (iii) Seventeen (17) equal installments of [***] each payable on or before the first day of each month during the period beginning January 1, 2013 and ending May 31, 2014.

        B. In addition to Tenant's obligation to pay Base Rental for the Original Premises, Tenant shall pay Landlord Base Rental with respect to the Second Additional Expansion Space in monthly installments as follows:

                (i) Equal installments of [***] each payable on or before the first day of each month during the period beginning on the Second Additional Expansion Effective Date and ending December 31, 2007.

                (ii) Sixty (60) equal installments of [***] each payable on or before the first day of each month during the period beginning January 1, 2008 and ending December 31, 2012.

                (iii) Seventeen (17) equal installments of [***] each payable on or before the first day of each month during the period beginning January 1, 2013 and ending May 31, 2014.

All such Base Rental shall be payable by Tenant in accordance with the terms of
Article 6 of the Lease.

V. IMPROVEMENTS TO FIRST ADDITIONAL EXPANSION SPACE AND SECOND ADDITIONAL EXPANSION SPACE.

        A. CONDITION OF FIRST ADDITIONAL EXPANSION SPACE AND SECOND ADDITIONAL EXPANSION SPACE. Tenant has inspected the First Additional Expansion Space and the Second Additional Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except that Landlord shall deliver the First Additional Expansion Space and the Second Additional Expansion Space to Tenant in broom clean condition.

        B. COST OF IMPROVEMENTS TO FIRST ADDITIONAL EXPANSION SPACE AND SECOND ADDITIONAL EXPANSION SPACE.

                (i) Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "First Additional Expansion Space Improvement Allowance") in an amount not to exceed Fifty Two Thousand Four Hundred Seventy and No/100 Dollars ($52,470.00) (i.e., $18.00
                        per square foot of Rentable Area of the First Additional Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the First Additional Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the First Additional Expansion Space exceeds the First Additional Expansion Space Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the First Additional Expansion Space Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. In accordance with the Payment Procedures (as defined in the Fifth Amendment to the Lease dated May 8, 2001). Landlord shall pay such First Additional Expansion Space Improvement Allowance directly to the contractors, architects, designers, engineers and consultants retained to perform the construction, design or related improvement work to the First Additional Expansion Space.

                (ii) Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Second Additional Expansion Space Improvement Allowance") in an amount not to exceed Thirty Two Thousand Seven Hundred Seventy Eight and No/100 Dollars ($32,778.00) (i.e., $18.00 per square foot of Rentable Area of the Second Additional Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Second Additional Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Second Additional Expansion Space exceeds the Second Additional Expansion Space

                        Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Second Additional Expansion Space Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. In accordance with the Payment Procedures (as defined in the Fifth Amendment to the Lease dated May 8, 2001), Landlord shall pay such Second Additional Expansion Space Improvement Allowance directly to the contractors, architects, designers, engineers and consultants retained to perform the construction, design or related improvement work to the Second Additional Expansion Space.

        C. RESPONSIBILITY FOR IMPROVEMENTS TO FIRST ADDITIONAL EXPANSION SPACE AND SECOND ADDITIONAL EXPANSION SPACE. Any construction, alterations or improvements to the First Additional Expansion Space and/or the Second Additional Expansion Space shall be performed by Tenant using contractors selected by Tenant and reasonably approved by Landlord and shall be governed in all respects by the provisions of Article 15 of the Lease.

VI. EARLY ACCESS TO FIRST ADDITIONAL EXPANSION SPACE AND SECOND ADDITIONAL EXPANSION SPACE. During any period that Tenant shall be permitted to enter the First Additional Expansion Space or Second Additional Expansion Space prior to the applicable First Additional Expansion Effective Date or Second Additional Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Rent as to such space. If Tenant takes possession of the First Additional Expansion Space or the Second Additional Expansion Space prior to the First Additional Expansion Effective Date or Second Additional Expansion Effective Date, as applicable, for any reason whatsoever (other than the performance of work in such space), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Rent (i.e. Tenant's Pro Rata Share shall be appropriately increased to account for the same) as applicable to the First Additional Expansion Space or Second Additional Expansion Space, as applicable, to Landlord on a per diem basis for each day of occupancy prior to the applicable First Additional Expansion Effective Date or Second Additional Expansion Effective Date.

VII.    MISCELLANEOUS.

        A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in the Lease or this Amendment.

        B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

        D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither Landlord nor Tenant shall not be bound by this Amendment until both Landlord and Tenant have executed and delivered the same to the other party.

        E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Nelson Tietz & Hoye ("Broker"). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant (other than Broker) in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment (other than

                Broker). Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord (including Broker) in connection with this Amendment; it being understood that Landlord shall be solely responsible for payment of all brokerage commissions due to Broker with respect to this Amendment pursuant to separate written agreements.

        G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

        IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have duly executed this Amendment as of the day and year first above written.


                              LANDLORD:

                              MN-NICOLLET MALL, L.L.C.,
                              A DELAWARE LIMITED LIABILITY COMPANY
                              By:  EQUITY OFFICE MANAGEMENT, L.L.C.,
                                   A DELAWARE LIMITED LIABILITY COMPANY,
                                   ITS NON-MEMBER MANAGER

                                   By:       /s/ Kim J. Koehn
                                          --------------------------------------
                                   Name:     Kim J. Koehn
                                          --------------------------------------
                                   Title:    Senior Vice President-Denver Region
                                          --------------------------------------

                              TENANT:

                              U.S. BANCORP PIPER JAFFRAY COMPANIES INC.,
                              A DELAWARE CORPORATION

                              By:    /s/ David R. Wright
                                     ------------------------------------------
                              Name:       DAVID R. WRIGHT
                                     ------------------------------------------
                              Title:      VICE PRESIDENT
                                     ------------------------------------------
                              GUARANTOR:

                              U.S. BANCORP

                              By:    /s/ [ILLEGIBLE]
                                     ------------------------------------------
                              Name:       [ILLEGIBLE]
                                     ------------------------------------------
                              Title:      [ILLEGIBLE]
                                     ------------------------------------------

                                    EXHIBIT A

            OUTLINE AND LOCATION OF FIRST ADDITIONAL EXPANSION SPACE

[GRAPHIC]

                                    EXHIBIT B

            OUTLINE AND LOCATION OF SECOND ADDITIONAL EXPANSION SPACE

[GRAPHIC]

                          STORAGE SPACE LEASE AGREEMENT

        THIS STORAGE SPACE LEASE AGREEMENT ("Lease") is made and entered into as of this 23rd day of March, 2001, by and between the Landlord and Tenant hereinafter named.

1.      DEFINITIONS AND BASIC PROVISIONS.

        The following are some of the basic lease information and defined terms used in this Lease:

        (a) "Landlord": EOP-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY.

        (b) "Landlord Address": c/o EQUITY OFFICE PROPERTIES TRUST, 800 NICOLLET AVENUE, SUITE 2640, MINNEAPOLIS, MINNESOTA 55402, with a copy of all notices to Equity Office Properties Trust, Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606,
                Attention: General Counsel for Property Operations.

        (c) "Tenants": U.S. BANCORP PIPER JAFFRAY COMPANIES, INC., a Delaware corporation.

        (d) "Tenant Address": 800 Nicollet Avenue, Suite 800, Minneapolis, Minnesota 55402.

        (e) "Premises": approximately 2,697 rentable square feet on floor 4 in the building known as U.S. Bancorp Center located at 800 Nicollet Avenue (the "Building"), such Premises being shown and outlined on the plan attached hereto as EXHIBIT A.

        (f)     "Lease Term" shall have the meaning set forth in Subsection
                1(f)(i):

                (i) "Lease Term" shall mean a period of one month, commencing on September 1, 2000 (the "Commencement Date"). The Lease Term shall automatically renew for consecutive periods of one (1) month each until terminated by either party with thirty (30) days prior written notice of termination delivered to the other party. Any such termination shall be effective as of the last day of the first full month following the date written notice of termination is delivered to the other party by the terminating party.

        (g) "Base Monthly Rent": the sum of [***] due and payable on or before the first day of each calendar month at the office of Landlord during the Lease Term without prior demand, subject to adjustment as hereinafter provided, provided that the Base Monthly Rent for the first full calendar month of the Lease Term and any partial calendar month at the beginning of the Lease Term shall be payable upon the execution of this Lease by Tenant. Base Monthly Rent for any partial month shall be prorated.

        (h)     "Security Deposit": INTENTIONALLY DELETED.

        (i) "Permitted Use": The storage of equipment, inventory or other non-perishable items normally used in Tenant's business and for no other purpose whatsoever.

        (j)     "Utilities Charge": INTENTIONALLY DELETED.

        (k) All Base Monthly Rent, additional rent and other charges due hereunder shall be made payable to the order of Equity Office Properties, or such other party as Landlord may direct.

2. GRANTING CLAUSE. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the common areas of the Building.

3. SERVICES BY LANDLORD. Landlord shall not supply air-cooling, heat, water, janitorial service, cleaning, standard passenger or freight elevator service (it being understood that if standard elevator service is not supplied, non-standard elevator service will be supplied) window washing or electricity (for purposes other than lighting) to the Premises. Tenant shall be responsible for all such services. Failure to furnish or stoppage of any services that Landlord is obligated to supply, if any, shall not render Landlord liable in any respect for damages to person, property or business. Any such failure or stoppage shall not be construed as constructive eviction of Tenant, grounds for an abatement of rent, or relieve Tenant from the fulfillment of any term, covenant, or agreement under this Lease.

4.      PAYMENTS.

        (a) Tenant shall pay to Landlord all rents and other sums required to be paid under this Lease without demand, setoff or deduction whatsoever at the times and in the manner provided. The obligation of Tenant to pay Rent is an independent covenant, and no act or circumstance, whether constituting breach of any covenant by Landlord or not, shall release Tenant of this obligation.

        (b) Tenant shall pay to Landlord, as additional rent, all charges for any miscellaneous services, goods, or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease.

        (c) If applicable, Tenant shall pay to Landlord, as additional rent, the Utilities Charge described in Section 1 above.

        (d) Tenant shall pay to Landlord, as additional rent, any rent, sales or use tax or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body as a result of Tenant's occupancy, lease or use of the Premises but such taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax imposed on Landlord.

        (e) In the event that payment of any amount required to be paid by Tenant pursuant to this Lease is not made within five (5) calendar days of the date it is due, a service fee of five percent (5%) of the delinquent amount will be due and payable immediately to Landlord as additional rent, plus interest from the date such payment is due at the lesser of (i) the greatest per annum rate of interest permitted from time to time under applicable law (the "Maximum Rate") and (ii) the per annum interest rate publicly announced by The First National Bank of Chicago, or any successor thereof, from time to time (whether or not charged in each instance) as the prime or base rate in Chicago, Illinois (the "Prime Rate") plus five percent(5%).

        (f) All payments required from Tenant (except Base Monthly Rent) shall be deemed additional rent hereunder. The Base Monthly Rent and additional rent hereinafter is referred to, collectively, as "Rent".

5. TRANSFER OF LANDLORD'S RIGHTS. Landlord shall have the right to transfer and assign, in whole or in part, all of its interests, rights, and obligations hereunder and in the Building and the real estate associated therewith. Such transfers or assignments, howsoever made, are to be fully respected and recognized by Tenant. Any such transfer shall operate to release Landlord from liability under this Lease from and after the effective date thereof, except as it may relate to the period prior to such effective date. This lease shall inure to the benefit of the Landlord and its successors and assigns; and with the written consent of Landlord first had, to the benefit of the heirs, executors and/or administrators, successors and assigns of Tenant.

6. POSSESSION. If for any reason the Premises shall not be ready for occupancy by Tenant at the time of commencement of this Lease, this Lease shall not be affected thereby and Tenant waives and releases all claims for damages arising out of any such delay. No Rent shall be payable for the period during which the Premises shall not be ready for occupancy unless such delay is caused by Tenant. By moving into the Premises or taking possession thereof, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or the suitability thereof for Tenant's use. Tenant by said act waives any and all defects therein.

7. INDEMNITY, LIABILITY AND LOSS OR DAMAGE. Landlord shall not be liable to Tenant or Tenant's agents, employees, guests, invitees, or to any person claiming by, through or under Tenant for any injury to person, loss or damage to property, or for loss or damage to business, occasioned by or through the acts or omissions of Landlord or any other person, or by any other cause whatsoever except for Landlord's gross negligence or willful misconduct. To the extent Landlord is not prevented by law from contracting against such liability, Tenant shall indemnify Landlord, its principals, partners, members, agents, beneficiaries, and employees and save them harmless from all suits, actions, damages, liabilities, and expenses relating to the loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at, or from the Premises (unless caused by the sole active negligence or willful misconduct of Landlord, its employees or agents) or Tenant's use and occupancy thereof. If Landlord shall, without fault on its part, be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and shall pay all of Landlord's costs and expenses associated therewith, including, without limitations, reasonable attorney's fees. If the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required, or if the Premises has been damaged, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such casualty. Such termination shall be effective (i) as of the date of fire or casualty with respect to any portion of the Premises that was rendered untenantable, and (ii) as of the effective date of termination specified in Landlord's notice with respect to any portion of the Premises that remain tenantable. If this Lease is not so terminated by Landlord, Landlord shall proceed with reasonable diligence to restore the Premises and the Building, and Tenant shall receive an appropriate diminution of Rent for that portion of the Premises which is untenantable.

8. LEGAL USE. Tenant will not occupy or use, nor permit any portion of the Premises to be occupied or used for any purpose other than the Permitted Use specified in the Definitions and Basic Provisions portion of this Lease, nor for any business or purpose which is unlawful in part or in whole or deemed to be disreputable or hazardous in any manner.

9. INSURANCE. During the Lease Term and any extension thereof, Tenant at its own cost and expense, shall maintain and provide Commercial General Liability insurance coverage for the benefit and protection of Landlord and Tenant, naming both as insureds in an amount not less than $2,000,000 Combined Single Limit per occurrence with an aggregate of $2,000,000. Tenant shall also carry "all risk" physical loss insurance coverage for the full replacement cost of all items of Tenant's personal property in, on or about the Premises. All insurance provided hereunder shall be secured from responsible companies acceptable to Landlord and qualified to do business in the state where the Premises are located. Prior to the Commencement Date of the Lease Term, Tenant shall furnish Landlord with certificates evidencing such coverage and stating that such coverage may not be changed or canceled by the insurer or Tenant without at least thirty (30) days prior written notice to Landlord.

10. WAIVER OF SUBROGATION. The parties hereby intend that the risks of loss, damage, and injury in connection with this Lease, Landlord's ownership and operation of the Building, and Tenant's leasing and occupancy of the Premises are to be allocated as far as possible to insurance. Therefore, Landlord and Tenant each hereby waive all claims, actions, and demands against each other, and each hereby releases the other from all liability, to the maximum extent permitted by law, for any loss, damage or injury to business, persons or property of any kind or nature, to the extent such loss, damage, or injury is compensated by insurance or required to be insured hereunder. The foregoing waivers shall not apply to the extent such waivers would operate to invalidate or preclude recovery under any policies of insurance or where endorsements to such insurance policies recognizing such waivers are not available at reasonable cost.

11. ALTERATIONS, ADDITIONS,IMPROVEMENTS. Tenant shall not make alterations in or additions or improvements to the Premises without Landlord's prior written consent, which consent will not be unreasonably withheld. All such work shall: (a) be at Tenant's expense; (b) comply with all insurance requirements and with all applicable ordinances, regulations, and statutes of the jurisdictions in which the Premises are located; (c) in Landlord's reasonable judgment, be performed in a good and workmanlike manner, in accordance with sound building practices; and (d) not interfere with other tenants' use of their premises within the Building. All required working drawings and specifications shall be prepared at Tenant's expense by an architect, space planner, or engineer approved by Landlord. Tenant shall pay any increase in taxes resulting from such improvements. Before undertaking any alterations or construction, Tenant shall pay for and deliver to Landlord a public liability policy insuring Landlord and Tenant against any liability which may arise on account of such proposed alterations or construction work in a form and amounts reasonably acceptable to Landlord. All such alterations, additions or improvements installed by Tenant on the Premises shall be performed using new or completely reconditioned materials and, except as otherwise provided herein, shall remain the property of Landlord.

12. LANDLORD RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord shall have the right at any time to alter, repair, or improve any portion of the Premises and the Building. Tenant will permit Landlord, its respective officers, agents and representatives to enter into and upon all parts of the Premises, at all reasonable hours, to inspect, clean, repair, make alterations and additions as Landlord may deem necessary, and for any other valid business reason. Except in emergencies, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. Landlord and its representatives for any such purpose may enter on and about the Premises or the Building with building materials, and erect scaffolding and all other necessary structures. Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof and Tenant waives any claim for any damage or inconvenience which may thereby arise. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant's business in the Premises.

13. LIENS BY TENANT. Tenant shall keep the Premises, the Building and the real estate of which the Building forms a part free from any liens arising out of any work performed by, materials furnished to, or obligations incurred by Tenant. In the event any such lien is imposed against the Premises or Building and if Tenant does not cause the lien to be released within thirty (30) days following the imposition of any such lien, Landlord may cause the same to be released by such means as it shall deem proper. All sums paid by Landlord and all expenses incurred by it in connection therewith shall automatically create an obligation of Tenant to pay, within five (5) days after demand, an equivalent amount. No work which Landlord permits Tenant to perform shall be deemed to be for the immediate use and benefit of Landlord, and no mechanic's or other lien shall be allowed against the estate of Landlord by reason of its consent to such work.

14. REPAIRS AND RE-ENTRY; SURRENDER. Tenant will, at Tenant's own cost and expense, keep the Premises in sound condition and good repair, and shall repair or replace any damage or injury done to the Building or any part thereof by Tenant or Tenant's employees, servants, agents, contractors or invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days of occurrence, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay all costs thereof, plus a ten percent (10%) administrative fee, to Landlord on demand. Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises. Tenant shall at termination of this Lease, by lapse of time or otherwise, deliver up said Premises to Landlord in as good condition as it was as of the date of possession (ordinary wear and tear excepted) and Landlord shall have the right to re-enter and resume possession of the Premises whether or not the Premises have been vacated by Tenant.

15. SIGNAGE. Tenant will not place, suffer to be placed, or maintain on any exterior door, wall, or window of the Premises or the Building any sign, awning, canopy, advertising matter, or any other thing of any kind without first obtaining Landlord's written approval, which may be withheld in Landlord's sole and unfettered discretion. If such approval is granted by Landlord, Tenant shall maintain such item(s) in good condition at all times.

16. ATTORNEY'S FEES. In case Tenant defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease, and Landlord places the enforcement of this Lease, or any part thereof, in the hands of an attorney or files suit upon the same, Tenant agrees to pay any and all of Landlord's costs and expenses associated therewith, including, without limitation, reasonable attorney's fees.

17.     LIEN FOR RENT. INTENTIONALLY DELETED.

18.     SECURITY DEPOSIT. INTENTIONALLY DELETED.

19. LIMITATION OF LANDLORD'S LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

20. NOTICES. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when personally delivered, or mailed by registered or certified mail with return receipt requested, or sent by a national overnight courier service to the respective party to whom notice is intended to be given at the appropriate address provided in Section 1. Any notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date or refusal date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Notice sent by personal delivery shall be deemed given, delivered and effective upon the date actually delivered or refused.

21. BROKERS. Tenant represents and warrants to Landlord that neither it, its officers, or agents, nor anyone on its behalf has dealt with any real estate broker in the negotiation or making of this Lease. Tenant agrees to indemnify and hold Landlord harmless from the claim or claims of any broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

22. RULES OF THE BUILDING. Tenant agrees to keep the Premises in a neat and orderly fashion and to keep all stored items in cartons, file cabinets or other suitable containers. Landlord shall have the right to designate the location within the Premises of any items to be placed therein. All items stored in the Premises shall be elevated at least six inches above the floor on wooden pallets, and shall be at least eighteen inches below the bottom of all sprinklers located in the ceiling of the Premises, if any. Tenant shall not store anything in the Premises which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord's insurance rates, or cause a cancellation or modification of Landlord's insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord's prior written approval. Tenant, Tenant's agents, employees, and invitees will comply fully with the rules and regulations of the Building either attached hereto or delivered to Tenant by Landlord. Landlord shall at all times have the right to change such rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the Building, its tenanted areas, and the preservation of good order therein. All such changes will be forwarded to Tenant in writing and shall be carried out and observed by Tenant.

23. ABANDONMENT. If the Premises are abandoned or vacated by Tenant, Landlord shall have the right, but not the obligation, to: (a) provide for the storage of any personal property remaining in the Premises without liability of any kind or nature for the cost of storage or the return of the personal property to Tenant, and/or (b) take title to the abandoned personal property, which title shall pass to Landlord under this Lease as a Bill of Sale, without additional payments or credit from Landlord or Tenant.

24.     RELOCATION. INTENTIONALLY DELETED.

25. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to twice the sum of the Base Monthly Rent and additional rent due for the period immediately preceding such holding over, provided that in no event shall Base Monthly Rent and additional rent during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

26. DEFAULTS AND REMEDIES. If: (a) Tenant fails to comply with any term, provision, condition, or covenant of this Lease or any of the rules and regulations now or hereafter established for the Building by Landlord; or (b) Tenant abandons the Premises; or (c) any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or of any state thereof; or (d) Tenant becomes insolvent or makes a transfer in fraud of creditors; or (e) Tenant makes an assignment for benefit of creditors; or (f) a receiver is appointed for Tenant or any of the assets of Tenant, Landlord shall have the option to do any one or more of the following without notice in addition to and not in limitation of any other remedy permitted by law or by this Lease;

        (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without notice or prejudice to any other remedy Landlord may have for possession and/or for arrearage in Rent, enter upon and take possession of the Premises and expel or remove Tenant and its effects, without being liable for prosecution or any claim for damages. Tenant agrees to indemnify Landlord for all loss, damage, and expense, including any reasonable attorney's fees which Landlord may incur by reason of such termination.

        (ii) Declare the entire amount of all Rent which would have become due and payable during the remainder of the Lease Term (which declaration may not however include Rent for any calendar month more than one month after the calendar month in which such declaration is made), due and payable immediately, in which event Tenant agrees to pay the same at once to Landlord. Such payments shall not constitute a penalty, a forfeiture, or liquidated damages, but shall merely constitute payment in advance of the Rent for the remainder of the Lease Term. The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant to comply with any term, provision, condition, or covenant of this Lease.

        (iii) Enter upon and take possession of the Premises, without terminating this Lease and without being liable for prosecution or any claim for damages. Landlord may relet the Premises as the agent of the Tenant and receive the rent therefor. The failure or refusal of Landlord to relet the Premises shall not release or affect Tenant's liability for all Rent or for any and all such damages involved.

        (iv) Enforce Tenant's specific performance of each and every provision of this Lease.

        Landlord may, as agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises without being liable for prosecution or any claim for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses and costs, including, without limitation, reasonable attorney's fees, which Landlord may incur in effecting compliance with this Lease on behalf of Tenant. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

        If Tenant or Tenant's subsidiary or affiliate shall have other leases for other premises in the Building, any default by Tenant under any such other leases shall be deemed to be a default herein, and Landlord shall be entitled to enforce all rights and remedies as provided for a default herein.

        Failure by Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take action as might be lawful or authorized hereunder, either in law or in equity. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies.

27. NO WAIVER. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises. The acceptance of Rent by Landlord with knowledge of the breach of any covenant contained in this Lease and/or the failure of Landlord to enforce any of the rules and regulations against Tenant (or any other tenant) shall not be deemed a waiver. Any agreement to accept a surrender of the Premises or accept a waiver of said covenants, rules and regulations by Landlord shall not be valid unless made in writing and signed by Landlord. Similarly, the payment of Rent by Tenant with knowledge of the breach of any covenant contained in this Lease by Landlord shall not be deemed a waiver. Any agreement to accept a waiver of any said covenant by Tenant shall not be valid unless made in writing and signed by Tenant. The mention in this Lease or the pursuit of any particular remedy shall not preclude Landlord or Tenant from any other remedy such party might have, either in law or in equity.

28. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises or upon the Building and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgage"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Building or the underlying real estate and such approval is a condition precedent to Landlord's obligations hereunder. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of Lease or otherwise, then if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within ten (10) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

29.     MISCELLANEOUS.

        (a) If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        (b)     Tenant agrees not to record this Lease or any memorandum hereof.

        (c) This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

        (d) If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

        (e) In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents:
                (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; and (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

        (f) Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. In the event the Building is located in the state of Georgia, no estate shall pass out of Landlord and Tenant shall have only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

        (g) Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

        (h) The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

        (i) LANDLORD HAS DELIVERED A COPY OF THIS LEASE TO TENANT FOR TENANT'S REVIEW ONLY, AND THE DELIVERY HEREOF DOES NOT CONSTITUTE AN OFFER TO TENANT OR OPTION. THIS LEASE SHALL NOT BE EFFECTIVE UNTIL AN ORIGINAL OF THIS LEASE EXECUTED BY BOTH LANDLORD AND TENANT AND AN ORIGINAL GUARANTY, IF ANY, EXECUTED BY EACH GUARANTOR IS DELIVERED TO AND ACCEPTED BY LANDLORD, AND THIS LEASE HAS BEEN APPROVED BY LANDLORD'S MORTGAGEES, IF REQUIRED.

30.     ENTIRE AGREEMENT. This Lease agreement, including the following
        Exhibits:

                EXHIBIT A       -Outline and Location of Premises

                constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

        IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written.

WITNESS; ATTESTATION           LANDLORD:   EOP-NICOLLET MALL, L.L.C.,
                                           a Delaware limited liability company,

                               BY:    EOP Operating Limited Partnership, a
                                      Delaware limited partnership, its managing
                                      member

                                      BY:  Equity Office Properties Trust, a
                                      Maryland real estate investment trust, its
                                      managing partner

                               BY:    /s/ Bruce J. Koehler
                                  ----------------------------------------------

                               NAME:  Bruce J. Koehler

                               TITLE: Property Manager


                               TENANT:     U.S. BANCORP PIPER JAFFRAY
                                           COMPANIES, INC., a Minnesota
                                           Corporation

                               BY:     /s/ Steven T Frisbie
                                   ---------------------------------------------

                               NAME:   STEVEN T FRISBIE
                                     -------------------------------------------

                               TITLE:  MANAGING DIRECTOR
                                      ------------------------------------------

                                    EXHIBIT A

                               OUTLINE OF PREMISES

        This Exhibit is attached to and made a part of the Agreement dated, March 23, 2001, by and between, EOP-NICOLLET MALL, L.L.C., a Delaware limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY, INC., a Minnesota corporation ("Tenant") for space in the Building located at 800 NICOLLET AVENUE, MINNEAPOLIS, MINNESOTA 55402.

[GRAPHIC]

                          STORAGE SPACE LEASE AGREEMENT

        THIS STORAGE SPACE LEASE AGREEMENT ("Lease") is made and entered into as of this 23rd day of Feb, 2001, by and between the Landlord and Tenant hereinafter named.

1.      DEFINITIONS AND BASIC PROVISIONS.

        The following are some of the basic lease information and defined terms used in this Lease:

        (a) "Landlord": EOP-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY.

        (b) "Landlord Address": C/O EQUITY OFFICE PROPERTIES TRUST, 800 NICOLLET AVENUE, SUITE 2640, MINNEAPOLIS, MINNESOTA 55402, with a copy of all notices to Equity Office Properties Trust, Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606,
                Attention: General Counsel for Property Operations.

        (c) "Tenant": U.S. BANCORP PIPER JAFFRAY COMPANIES, INC., a Delaware corporation.

        (d) "Tenant Address": 800 Nicollet Avenue, Suite 800, Minneapolis, Minnesota 55402.

        (e) "Premises": approximately 1,089 rentable square feet on floor P3 in the building known as U.S. Bancorp Center located at 800 Nicollet Avenue (the "Building"), such Premises being shown and outlined on the plan attached hereto as EXHIBIT A.

        (f)     "Lease Term" shall have the meaning set forth in Subsection
                1(f)(i):

                (i) "Lease Term" shall mean a period of one month, commencing on February 20, 2001 (the "Commencement Date"). The Lease Term shall automatically renew for consecutive periods of one (1) month each until terminated by either party with thirty (30) days prior written notice of termination delivered to the other party. Any such termination shall be effective as of the last day of the first full month following the date written notice of termination is delivered to the other party by the terminating party.

        (g) "Base Monthly Rent": the sum of [***] due and payable on or before the first day of each calendar month at the office of Landlord during the Lease Term without prior demand, subject to adjustment as hereinafter provided, provided that the Base Monthly Rent for the first full calendar month of the Lease Term and any partial calendar month at the beginning of the Lease Term shall be payable upon the execution of this Lease by Tenant. Base Monthly Rent for any partial month shall be prorated.

        (h)     "Security Deposit": INTENTIONALLY DELETED.

        (i) "Permitted Use": The storage of equipment, inventory or other non-perishable items normally used in Tenant's business and for no other purpose whatsoever.

        (j)     "Utilities Charge": INTENTIONALLY DELETED.

        (k) All Base Monthly Rent, additional rent and other charges due hereunder shall be made payable to the order of Equity Office Properties, or such other party as Landlord may direct.

2. GRANTING CLAUSE. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the common areas of the Building.

3. SERVICES BY LANDLORD. Landlord shall not supply air-cooling, heat, water, janitorial service, cleaning, standard passenger or freight elevator service (it being understood that if standard elevator service is not supplied, non-standard elevator service will be supplied) window washing or electricity (for purposes other than lighting) to the Premises. Tenant shall be responsible for all such services. Failure to furnish or stoppage of any services that Landlord is obligated to supply, if any, shall not render Landlord liable in any respect for damages to person, property or business. Any such failure or stoppage shall not be construed as constructive eviction of Tenant, grounds for an abatement of rent, or relieve Tenant from the fulfillment of any term, covenant, or agreement under this Lease.

4.      PAYMENTS.

        (a) Tenant shall pay to Landlord all rents and other sums required to be paid under this Lease without demand, setoff or deduction whatsoever at the times and in the manner provided. The obligation of Tenant to pay Rent is an independent covenant, and no act or circumstance, whether constituting breach of any covenant by Landlord or not, shall release Tenant of this obligation.

        (b) Tenant shall pay to Landlord, as additional rent, all charges for any miscellaneous services, goods, or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease.

        (c) If applicable, Tenant shall pay to Landlord, as additional rent, the Utilities Charge described in Section 1 above.

        (d) Tenant shall pay to Landlord, as additional rent, any rent, sales or use tax or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body as a result of Tenant's occupancy, lease or use of the Premises but such taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax imposed on Landlord.

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        (e)     In the event that payment of any amount required to be paid by
                Tenant pursuant to this Lease is not made within five (5) calendar days of the date it is due, a service fee of five percent (5%) of the delinquent amount will be due and payable immediately to Landlord as additional rent, plus interest from the date such payment is due at the lesser of (i) the greatest per annum rate of interest permitted from time to time under applicable law (the "Maximum Rate") and (ii) the per annum interest rate publicly announced by The First National Bank of Chicago, or any successor thereof, from time to time (whether or not charged in each instance) as the prime or base rate in Chicago, Illinois (the "Prime Rate") plus five percent (5%).

        (f) All payments required from Tenant (except Base Monthly Rent) shall be deemed additional rent hereunder. The Base Monthly Rent and additional rent hereinafter is referred to, collectively, as "Rent".

5. TRANSFER OF LANDLORD'S RIGHTS. Landlord shall have the right to transfer and assign, in whole or in part, all of its interests, rights, and obligations hereunder and in the Building and the real estate associated therewith. Such transfers or assignments, howsoever made, are to be fully respected and recognized by Tenant. Any such transfer shall operate to release Landlord from liability under this Lease from and after the effective date thereof, except as it may relate to the period prior to such effective date. This Lease shall inure to the benefit of the Landlord and its successors and assigns; and with the written consent of Landlord first had, to the benefit of the heirs, executors and/or administrators, successors and assigns of Tenant.

6. POSSESSION. If for any reason the Premises shall not be ready for occupancy by Tenant at the time of commencement of this Lease, this Lease shall not be affected thereby and Tenant waives and releases all claims for damages arising out of any such delay. No Rent shall be payable for the period during which the premises shall not be ready for occupancy unless such delay is caused by Tenant. By moving into the Premises or taking possession thereof, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or the suitability thereof for Tenant's use. Tenant by said act waives any and all defects therein.

7. INDEMNITY, LIABILITY AND LOSS OR DAMAGE. Landlord shall not be liable to Tenant or Tenant's agents, employees, guests, invitees, or to any person claiming by, through or under Tenant for any injury to person, loss or damage to property, or for loss or damage to business, occasioned by or through the acts or omissions of Landlord or any other person, or by any other cause whatsoever except for Landlord's gross negligence or willful misconduct. To the extent Landlord is not prevented by law from contracting against such liability, Tenant shall indemnify Landlord, its principals, partners, members, agents, beneficiaries, and employees and save them harmless from all suits, actions, damages, liabilities, and expenses relating to the loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at, or from the Premises (unless caused by the sole active negligence or willful misconduct of Landlord, its employees or agents) or Tenant's use and occupancy thereof. If Landlord shall, without fault on its part, be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and shall pay all of Landlord's costs and expenses associated therewith, including, without limitations, reasonable attorney's fees. If the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required, or if the Premises has been damaged, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such casualty. Such termination shall be effective (i) as of the date of fire or casualty with respect to any portion of the Premises that was rendered untenantable, and (ii) as of the effective date of termination specified in Landlord's notice with respect to any portion of the Premises that remain tenantable. If this Lease is not so terminated by Landlord, Landlord shall proceed with reasonable diligence to restore the Premises and the Building, and Tenant shall receive an appropriate diminution of Rent for that portion of the Premises which is untenantable.

8. LEGAL USE. Tenant will not occupy or use, nor permit any portion of the Premises to be occupied or used for any purpose other than the Permitted Use specified in the Definitions and Basic Provisions portion of this Lease, nor for any business or purpose which is unlawful in part or in whole or deemed to be disreputable or hazardous in any manner.

9. INSURANCE. During the Lease Term and any extension thereof, Tenant at its own cost and expense, shall maintain and provide Commercial General Liability insurance coverage for the benefit and protection of Landlord and Tenant, naming both as insureds in an amount not less than $2,000,000 Combined Single Limit per occurrence with an aggregate of $2,000,000. Tenant shall also carry "all risk" physical loss insurance coverage for the full replacement cost of all items of Tenant's personal property in, on or about the Premises. All insurance provided hereunder shall be secured from responsible companies acceptable to Landlord and qualified to do business in the state where the Premises are located. Prior to the Commencement Date of the Lease Term, Tenant shall furnish Landlord with certificates evidencing such coverage and stating that such coverage may not be changed or canceled by the insurer or Tenant without at least thirty (30) days prior written notice to Landlord.

10. WAIVER OF SUBROGATION. The parties hereby intend that the risks of loss, damage, and injury in connection with this Lease, Landlord's ownership and operation of the Building, and Tenant's leasing and occupancy of the Premises are to be allocated as far as possible to insurance. Therefore, Landlord and Tenant each hereby waive all claims, actions, and demands against each other, and each hereby releases the other from all liability, to the maximum extent permitted by law, for any loss, damage or injury to business, persons or property of any kind or nature, to the extent such loss, damage, or injury is compensated by insurance or required to be insured hereunder. The foregoing waivers shall not apply to the extent such waivers would operate to invalidate or preclude recovery under any policies of insurance or where endorsements to such insurance policies recognizing such waivers are not available at reasonable cost.

11. ALTERATIONS, ADDITIONS,IMPROVEMENTS. Tenant shall not make alterations in or additions or improvements to the Premises without Landlord's prior written consent, which consent will not be unreasonably withheld. All such work shall: (a) be at Tenant's expense; (b) comply with all insurance requirements and with all applicable ordinances, regulations, and statutes of the jurisdictions in which the Premises are located; (c) in Landlord's reasonable judgment, be performed in a good and workmanlike manner, in accordance with sound building practices; and (d) not interfere with other tenants' use of their premises within the Building. All required working

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

        drawings and specifications shall be prepared at Tenant's expense by an architect, space planner, or engineer approved by Landlord. Tenant shall pay any increase in taxes resulting from such improvements. Before undertaking any alterations or construction, Tenant shall pay for and deliver to Landlord a public liability policy insuring Landlord and Tenant against any liability which may arise on account of such proposed alterations or construction work in a form and amounts reasonably acceptable to Landlord. All such alterations, additions or improvements installed by Tenant on the Premises shall be performed using new or completely reconditioned materials and, except as otherwise provided herein, shall remain the property of Landlord.

12. LANDLORD RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord shall have the right at any time to alter, repair, or improve any portion of the Premises and the Building. Tenant will permit Landlord, its respective officers, agents and representatives to enter into and upon all parts of the Premises, at all reasonable hours, to inspect, clean, repair, make alterations and additions as Landlord may deem necessary, and for any other valid business reason. Except in emergencies, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. Landlord and its representatives for any such purpose may enter on and about the Premises or the Building with building materials, and erect scaffolding and all other necessary structures. Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof and Tenant waives any claim for any damage or inconvenience which may thereby arise. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant's business in the Premises.

13. LIENS BY TENANT. Tenant shall keep the Premises, the Building and the real estate of which the Building forms a part free from any liens arising out of any work performed by, materials furnished to, or obligations incurred by Tenant. In the event any such lien is imposed against the Premises or Building and if Tenant does not cause the lien to be released within thirty (30) days following the imposition of any such lien, Landlord may cause the same to be released by such means as it shall deem proper. All sums paid by Landlord and all expenses incurred by it in connection therewith shall automatically create an obligation of Tenant to pay, within five (5) days after demand, an equivalent amount. No work which Landlord permits Tenant to perform shall be deemed to be for the immediate use and benefit of Landlord, and no mechanic's or other lien shall be allowed against the estate of Landlord by reason of its consent to such work.

14. REPAIRS AND RE-ENTRY; SURRENDER. Tenant will, at Tenant's own cost and expense, keep the Premises in sound condition and good repair, and shall repair or replace any damage or injury done to the Building or any part thereof by Tenant or Tenant's employees, servants, agents, contractors or invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days of occurrence, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay all costs thereof, plus a ten percent (10%) administrative fee, to Landlord on demand. Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises. Tenant shall at termination of this Lease, by lapse of time or otherwise, deliver up said Premises to Landlord in as good condition as it was as of the date of possession (ordinary wear and tear excepted) and Landlord shall have the right to re-enter and resume possession of the Premises whether or not the Premises have been vacated by Tenant.

15. SIGNAGE. Tenant will not place, suffer to be placed, or maintain on any exterior door, wall, or window of the Premises or the Building any sign, awning, canopy, advertising matter, or any other thing of any kind without first obtaining Landlord's written approval, which may be withheld in Landlord's sole and unfettered discretion. If such approval is granted by Landlord, Tenant shall maintain such item(s) in good condition at all times.

16. ATTORNEY'S FEES. In case Tenant defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease, and Landlord places the enforcement of this Lease, or any part thereof, in the hands of an attorney or files suit upon the same, Tenant agrees to pay any and all of Landlord's costs and expenses associated therewith, including, without limitation, reasonable attorney's fees.

17.     LIEN FOR RENT. INTENTIONALLY DELETED.

18.     SECURITY DEPOSIT. INTENTIONALLY DELETED.

19. LIMITATION OF LANDLORD'S LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

20. NOTICES. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when personally delivered, or mailed by registered or certified mail with return receipt requested, or sent by a national overnight courier service to the respective party to whom notice is intended to be given at the appropriate address provided in Section 1. Any notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date or refusal date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Notice sent by personal delivery shall be deemed given, delivered and effective upon the date actually delivered or refused.

21. BROKERS. Tenant represents and warrants to Landlord that neither it, its officers, or agents, nor anyone on its behalf has dealt with any real estate broker in the negotiation or making of this Lease. Tenant agrees to

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        indemnify and hold Landlord harmless from the claim or claims of any broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

22. RULES OF THE BUILDING. Tenant agrees to keep the Premises in a neat and orderly fashion and to keep all stored items in cartons, file cabinets or other suitable containers. Landlord shall have the right to designate the location within the Premises of any items to be placed therein. All items stored in the Premises shall be elevated at least six inches above the floor on wooden pallets, and shall be at least eighteen inches below the bottom of all sprinklers located in the ceiling of the Premises, if any. Tenant shall not store anything in the Premises which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord's insurance rates, or cause a cancellation or modification of Landlord's insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord's prior written approval. Tenant, Tenant's agents, employees, and invitees will comply fully with the rules and regulations of the Building either attached hereto or delivered to Tenant by Landlord. Landlord shall at all times have the right to change such rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the Building, its tenanted areas, and the preservation of good order therein. All such changes will be forwarded to Tenant in writing and shall be carried out and observed by Tenant.

23. ABANDONMENT. If the Premises are abandoned or vacated by Tenant, Landlord shall have the right, but not the obligation, to: (a) provide for the storage of any personal property remaining in the Premises without liability of any kind or nature for the cost of storage or the return of the personal property to Tenant, and/or (b) take title to the abandoned personal property, which title shall pass to Landlord under this Lease as a Bill of Sale, without additional payments or credit from Landlord or Tenant.

24.     RELOCATION. INTENTIONALLY DELETED.

25. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to twice the sum of the Base Monthly Rent and additional rent due for the period immediately preceding such holding over, provided that in no event shall Base Monthly Rent and additional rent during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

26. DEFAULTS AND REMEDIES. If: (a) Tenant fails to comply with any term, provision, condition, or covenant of this Lease or any of the rules and regulations now or hereafter established for the Building by Landlord; or (b) Tenant abandons the Premises; or (c) any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or of any state thereof; or (d) Tenant becomes insolvent or makes a transfer in fraud of creditors; or (e) Tenant makes an assignment for benefit of creditors; or (f) a receiver is appointed for Tenant or any of the assets of Tenant, Landlord shall have the option to do any one or more of the following without notice in addition to and not in limitation of any other remedy permitted by law or by this Lease;

        (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without notice or prejudice to any other remedy Landlord may have for possession and/or for arrearage in Rent, enter upon and take possession of the Premises and expel or remove Tenant and its effects, without being liable for prosecution or any claim for damages. Tenant agrees to indemnify Landlord for all loss, damage, and expense, including any reasonable attorney's fees which Landlord may incur by reason of such termination.

        (ii) Declare the entire amount of all Rent which would have become due and payable during the remainder of the Lease Term (which declaration may not however include Rent for any calendar month more than one month after the calendar month in which such declaration is made), due and payable immediately, in which event Tenant agrees to pay the same at once to Landlord. Such payments shall not constitute a penalty, a forfeiture, or liquidated damages, but shall merely constitute payment in advance of the Rent for the remainder of the Lease Term. The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant to comply with any term, provision, condition, or covenant of this Lease.

        (iii) Enter upon and take possession of the Premises, without terminating this Lease and without being liable for prosecution or any claim for damages. Landlord may relet the Premises as the agent of the Tenant and receive the rent therefor. The failure or refusal of Landlord to relet the Premises shall not release or affect Tenant's liability for all Rent or for any and all such damages involved.

        (iv) Enforce Tenant's specific performance of each and every provision of this Lease.

        Landlord may, as agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises without being liable for prosecution or any claim for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses and costs, including, without limitation, reasonable attorney's fees, which Landlord may incur in effecting compliance with this Lease on behalf of Tenant. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

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        If Tenant or Tenant's subsidiary or affiliate shall have other leases for other premises in the Building, any default by Tenant under any such other leases shall be deemed to be a default herein, and Landlord shall be entitled to enforce all rights and remedies as provided for a default herein.

        Failure by Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take action as might be lawful or authorized hereunder, either in law or in equity. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies.

27. NO WAIVER. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises. The acceptance of Rent by Landlord with knowledge of the breach of any covenant contained in this Lease and/or the failure of Landlord to enforce any of the rules and regulations against Tenant (or any other tenant) shall not be deemed a waiver. Any agreement to accept a surrender of the Premises or accept a waiver of said covenants, rules and regulations by Landlord shall not be valid unless made in writing and signed by Landlord. Similarly, the payment of Rent by Tenant with knowledge of the breach of any covenant contained in this Lease by Landlord shall not be deemed a waiver. Any agreement to accept a waiver of any said covenant by Tenant shall not be valid unless made in writing and signed by Tenant. The mention in this Lease or the pursuit of any particular remedy shall not preclude Landlord or Tenant from any other remedy such party might have, either in law or in equity.

28. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises or upon the Building and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Building or the underlying real estate and such approval is a condition precedent to Landlord's obligations hereunder. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of Lease or otherwise, then if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within ten (10) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

29.     MISCELLANEOUS.

        (a) If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        (b)     Tenant agrees not to record this Lease or any memorandum hereof.

        (c) This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

        (d) If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

        (e) In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents:
                (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; and (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

        (f) Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. In the event the Building is located in the state of Georgia, no estate shall pass out of Landlord and Tenant shall have only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

        (g) Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

        (h) The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

        (i) LANDLORD HAS DELIVERED A COPY OF THIS LEASE TO TENANT FOR TENANT'S REVIEW ONLY, AND THE DELIVERY HEREOF DOES NOT CONSTITUTE AN OFFER TO TENANT OR OPTION. THIS LEASE SHALL NOT BE EFFECTIVE UNTIL AN ORIGINAL OF THIS LEASE EXECUTED BY BOTH LANDLORD AND TENANT AND AN ORIGINAL GUARANTY, IF ANY, EXECUTED BY EACH GUARANTOR IS DELIVERED TO AND ACCEPTED BY LANDLORD, AND THIS LEASE HAS BEEN APPROVED BY LANDLORD'S MORTGAGEES, IF REQUIRED.

30.     ENTIRE AGREEMENT. This Lease agreement, including the following
        Exhibits:

                EXHIBIT A       - Outline and Location of Premises

                constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

        IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written.

WITNESS; ATTESTATION           LANDLORD:   EOP-NICOLLET MALL, L.L.C.,
                                           a Delaware limited liability company,

                               BY:    EOP Operating Limited Partnership, a
                                      Delaware limited partnership, its managing
                                      member

                                      BY:  Equity Office Properties Trust, a
                                      Maryland real estate investment trust, its
                                      managing partner

                               BY:    /s/ Bruce J. Koehler
                                  ----------------------------------------------

                               NAME:  Bruce J. Koehler

                               TITLE: Property Manager


                               TENANT:     U.S. BANCORP PIPER JAFFRAY
                                           COMPANIES, INC., A MINNESOTA
                                           CORPORATION

                               BY:    /s/ Steven T Frisbie
                                  ----------------------------------------------
                               NAME:  STEVEN T FRISBIE
                                    --------------------------------------------
                               TITLE: MANAGING DIRECTOR
                                     -------------------------------------------

                                    EXHIBIT A

                               OUTLINE OF PREMISES

        This Exhibit is attached to and made a part of the Agreement dated, _________, 2001, by and between, EOP-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and U.S. BANCORP PIPER JAFFRAY, INC., a Minnesota corporation ("Tenant") for space in the Building located at 800 NICOLLET AVENUE, MINNEAPOLIS, MINNESOTA 55402.

[GRAPHIC]

                          STORAGE SPACE LEASE AGREEMENT

        THIS STORAGE SPACE LEASE AGREEMENT ("Lease") is made and entered into as of this 9 day of JULY, 2002, by and between the Landlord and Tenant hereinafter named.

1.      DEFINITIONS AND BASIC PROVISIONS.

        The following are some of the basic lease information and defined terms used in this Lease:

        (a) "Landlord": EOP-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY.

        (b) "Landlord Address": FOR NOTICES: C/O EQUITY OFFICE PROPERTIES TRUST, 800 NICOLLET AVENUE, SUITE 2640, MINNEAPOLIS, MINNESOTA 55402, Attention: Property Management, with a copy of all notices to Equity Office Properties Trust, Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, Attention: Chicago Regional Counsel. FOR RENT PAYMENT: EOP Operating Limited Partnership, as Agent for EOP - Nicollet Mall, L.L.C., File #3806, Collections Center Drive, Chicago, Illinois 60693-3628.

        (c) "Tenant": U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation.

        (d) "Tenant Address": 800 Nicollet Avenue, Suite 800, Minneapolis, Minnesota 55402, with copies to Legal Department, U.S. Bancorp Piper Jaffray Companies Inc., 800 Nicollet Avenue, Suite ____, Minneapolis, Minnesota 55402, Attention: Jeffrey Shea, and US Bancorp Piper Jaffray Companies Inc., 777 East Wisconsin Avenue, MK-FC-31, Milwaukee, Wisconsin 53202, Attention: Joseph Ullrich.

        (e) "Premises": approximately 1,000 rentable square feet on floor 31 in the building known as U.S. Bancorp Center located at 800 Nicollet Avenue (the "Building"), such Premises being shown and outlined on the plan attached hereto as EXHIBIT A.

        (f) The "Lease Term" shall commence on June 1, 2002 (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on May 31, 2014, unless the Office Lease (as defined in Section 31 below), or Tenant's right to possession of the premises demised by the Office Lease, terminates sooner, in which case the Termination Date shall be such earlier termination date. Notwithstanding the foregoing, either party shall have the right to accelerate the Termination Date of this Lease by giving at least sixty (60) days prior written notice of termination to the other party. Any such termination shall be effective as of the last day of the second full month following the date written notice of termination is delivered to the other party by the terminating party.

        (g) "Base Monthly Rent": the schedule of Base Monthly Rent payable with respect to the Premises is as follows:

                                     Annual Rate per rentable
                                                       square
                     Period                              foot   Base Annual   Base Monthly Rent
                --------------------------------------------------------------------------------
                Commencement Date -
                     5/31/08                  [***]             [***]            [***]
                --------------------------------------------------------------------------------
                 6/1/08 - 5/31/14             [***]             [***]            [***]
                --------------------------------------------------------------------------------

                which Base Monthly Rent is due and payable on or before the first day of each calendar month at the office of Landlord during the Lease Term without prior demand, subject to adjustment as hereinafter provided, provided that the Base Monthly Rent for the first full calendar month of the Lease Term and any partial calendar month at the beginning of the Lease Term shall be payable upon the execution of this Lease by Tenant. Base Monthly Rent for any partial month shall be prorated.

        (h)     "Security Deposit": INTENTIONALLY DELETED.

        (i) "Permitted Use": The storage of equipment, inventory or other non-perishable items normally used in Tenant's business and for no other purpose whatsoever.

        (j)     "Utilities Charge": INTENTIONALLY DELETED.

        (k) All Base Monthly Rent, additional rent and other charges due hereunder shall be made payable to the order of Equity Office Properties, or such other party as Landlord may direct.

2. GRANTING CLAUSE. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the common areas of the Building.

3. SERVICES BY LANDLORD. Landlord shall not supply air-cooling, heat, water, janitorial service, cleaning, standard passenger or freight elevator service (it being understood that if standard elevator service is not supplied, non-standard elevator service will be supplied) window washing or electricity (for purposes other than lighting) to the Premises. Tenant shall be responsible for all such services. Failure to furnish or stoppage of any services that Landlord is obligated to supply, if any, shall not render Landlord liable in any respect for damages to person, property or business. Any such failure or stoppage shall not be construed as constructive eviction of Tenant, grounds for an abatement of rent, or relieve Tenant from the fulfillment of any term, covenant, or agreement under this Lease.

4.      PAYMENTS.

        (a) Tenant shall pay to Landlord all rents and other sums required to be paid under this Lease without demand, setoff or deduction whatsoever at the times and in the manner provided. The obligation of Tenant to pay Rent is an independent covenant, and no act or circumstance, whether constituting breach of any covenant by Landlord or not, shall release Tenant of this obligation.

        (b) Tenant shall pay to Landlord, as additional rent, all charges for any miscellaneous services, goods, or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease.

        (c) If applicable, Tenant shall pay to Landlord, as additional rent, the Utilities Charge described in Section 1 above.

        (d) Tenant shall pay to Landlord, as additional rent, any rent, sales or use tax or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body as a result of Tenant's occupancy, lease or use of the Premises but such taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax imposed on Landlord.

        (e) In the event that payment of any amount required to be paid by Tenant pursuant to this Lease is not made within five (5) calendar days of the date it is due, a service fee of five percent (5%) of the delinquent amount will be due and payable immediately to Landlord as additional rent, plus interest from the date such payment is due at the lesser of (i) the greatest per annum rate of interest permitted from time to time under applicable law (the "Maximum Rate") and (ii) the per annum interest rate publicly announced by U.S. Bank National Association, or any successor thereof, from time to time (whether or not charged in each instance) as the prime or base rate in Minneapolis, Minnesota (the "Prime Rate") plus two percent (2%).

        (f) All payments required from Tenant (except Base Monthly Rent) shall be deemed additional rent hereunder. The Base Monthly Rent and additional rent hereinafter is referred to, collectively, as "Rent".

5. TRANSFER OF LANDLORD'S RIGHTS. Landlord shall have the right to transfer and assign, in whole or in part, all of its interests, rights, and obligations hereunder and in the Building and the real estate associated therewith. Such transfers or assignments, howsoever made, are to be fully respected and recognized by Tenant. Any such transfer shall operate to release Landlord from liability under this Lease from and after the effective date thereof, except as it may relate to the period prior to such effective date. This Lease shall inure to the benefit of the Landlord and its successors and assigns; and with the written consent of Landlord first had, to the benefit of the heirs, executors and/or administrators, successors and assigns of Tenant.

6. POSSESSION. If for any reason the Premises shall not be ready for occupancy by Tenant at the time of commencement of this Lease, this Lease shall not be affected thereby and Tenant waives and releases all claims for damages arising out of any such delay. No Rent shall be payable for the period during which the Premises shall not be ready for occupancy unless such delay is caused by Tenant. By moving into the Premises or taking possession thereof, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or the suitability thereof for Tenant's use. Tenant by said act waives any and all defects therein.

7. INDEMNITY, LIABILITY AND LOSS OR DAMAGE. Landlord shall not be liable to Tenant or Tenant's agents, employees, guests, invitees, or to any person claiming by, through or under Tenant for any injury to person, loss or damage to property, or for loss or damage to business, occasioned by or through the acts or omissions of Landlord or any other person, or by any other cause whatsoever except for Landlord's gross negligence or willful misconduct. To the extent Landlord is not prevented by law from contracting against such liability, Tenant shall indemnify Landlord, its principals, partners, members, agents, beneficiaries, and employees and save them harmless from all suits, actions, damages, liabilities, and expenses relating to the loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at, or from the Premises (unless caused by the sole active negligence or willful misconduct of Landlord, its employees or agents) or Tenant's use and occupancy thereof. If Landlord shall, without fault on its part, be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and shall pay all of Landlord's costs and expenses associated therewith, including, without limitations, reasonable attorney's fees. If the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required, or if the Premises has been damaged, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such casualty. Such termination shall be effective (i) as of the date of fire or casualty with respect to any portion of the Premises that was rendered untenantable, and (ii) as of the effective date of termination specified in Landlord's notice with respect to any portion of the Premises that remain tenantable. If this Lease is not so terminated by Landlord, Landlord shall proceed with reasonable diligence to restore the Premises and the Building, and Tenant shall receive an appropriate diminution of Rent for that portion of the Premises which is untenantable.

8. LEGAL USE. Tenant will not occupy or use, nor permit any portion of the Premises to be occupied or used for any purpose other than the Permitted Use specified in the Definitions and Basic Provisions portion of this Lease, nor for any business or purpose which is unlawful in part or in whole or deemed to be disreputable or hazardous in any manner.

9. INSURANCE. During the Lease Term and any extension thereof, Tenant at its own cost and expense, shall maintain and provide Commercial General Liability insurance coverage for the benefit and protection of Landlord and Tenant, naming both as insureds in an amount not less than $ 2,000,000 Combined Single Limit per occurrence with an aggregate of $ 2,000,000. Tenant shall also carry "all risk" physical loss insurance coverage for the full replacement cost of all items of Tenant's personal property in, on or about the Premises. All insurance provided hereunder shall be secured from responsible companies acceptable to Landlord and qualified to do business in the state where the Premises are located. Prior to the Commencement Date of the

        Lease Term, Tenant shall furnish Landlord with certificates evidencing such coverage. Tenant shall have the right to self insure for its personal property insurance obligations hereunder.

10. WAIVER OF SUBROGATION. The parties hereby intend that the risks of loss, damage, and injury in connection with this Lease, Landlord's ownership and operation of the Building, and Tenant's leasing and occupancy of the Premises are to be allocated as far as possible to insurance. Therefore, Landlord and Tenant each hereby waive all claims, actions, and demands against each other, and each hereby releases the other from all liability, to the maximum extent permitted by law, for any loss, damage or injury to business, persons or property of any kind or nature, to the extent such loss, damage, or injury is compensated by insurance or required to be insured hereunder. The foregoing waivers shall not apply to the extent such waivers would operate to invalidate or preclude recovery under any policies of insurance or where endorsements to such insurance policies recognizing such waivers are not available at reasonable cost.

11. ALTERATIONS, ADDITIONS, IMPROVEMENTS. Tenant shall not make alterations in or additions or improvements to the Premises without Landlord's prior written consent, which consent will not be unreasonably withheld. All such work shall: (a) be at Tenant's expense; (b) comply with all insurance requirements and with all applicable ordinances, regulations, and statutes of the jurisdictions in which the Premises are located; (c) in Landlord's reasonable judgment, be performed in a good and workmanlike manner, in accordance with sound building practices; and (d) not interfere with other tenants' use of their premises within the Building. All required working drawings and specifications shall be prepared at Tenant's expense by an architect, space planner, or engineer approved by Landlord. Tenant shall pay any increase in taxes resulting from such improvements. Before undertaking any alterations or construction, Tenant shall pay for and deliver to Landlord a public liability policy insuring Landlord and Tenant against any liability which may arise on account of such proposed alterations or construction work in a form and amounts reasonably acceptable to Landlord. All such alterations, additions or improvements installed by Tenant on the Premises shall be performed using new or completely reconditioned materials and, except as otherwise provided herein, shall remain the property of Landlord.

12. LANDLORD RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord shall have the right at any time to alter, repair, or improve any portion of the Premises and the Building. Tenant will permit Landlord, its respective officers, agents and representatives to enter into and upon all parts of the Premises, at all reasonable hours, to inspect, clean, repair, make alterations and additions as Landlord may deem necessary, and for any other valid business reason. Except in emergencies, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally and Tenant shall have the right to have a representative present during such entry. Landlord and its representatives for any such purpose may enter on and about the Premises or the Building with building materials, and erect scaffolding and all other necessary structures. Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof and Tenant waives any claim for any damage or inconvenience which may thereby arise. Notwithstanding the foregoing, except in emergency situations as reasonably determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant's business in the Premises.

13. LIENS BY TENANT. Tenant shall keep the Premises, the Building and the real estate of which the Building forms a part free from any liens arising out of any work performed by, materials furnished to, or obligations incurred by Tenant. In the event any such lien is imposed against the Premises or Building and if Tenant does not cause the lien to be released within thirty (30) days following the imposition of any such lien, Landlord may cause the same to be released by such means as it shall deem proper after five (5) days prior written notice to Tenant. All sums paid by Landlord and all expenses incurred by it in connection therewith shall automatically create an obligation of Tenant to pay, within ten (10) days after demand, an equivalent amount. No work which Landlord permits Tenant to perform shall be deemed to be for the immediate use and benefit of Landlord, and no mechanic's or other lien shall be allowed against the estate of Landlord by reason of its consent to such work.

14. REPAIRS AND RE-ENTRY; SURRENDER. Tenant will, at Tenant's own cost and expense, keep the Premises in sound condition and good repair, and shall repair or replace any damage or injury done to the Building or any part thereof by Tenant or Tenant's employees, servants, agents, contractors or invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice of an occurrence, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay all costs thereof to Landlord within ten (10) days after written demand. Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises. Tenant shall at termination of this Lease, by lapse of time or otherwise, deliver up said Premises to Landlord in as good condition as it was as of the date of possession (ordinary wear and tear excepted) and Landlord shall have the right to re-enter and resume possession of the Premises whether or not the Premises have been vacated by Tenant.

15. SIGNAGE. Tenant will not place, suffer to be placed, or maintain on any exterior door, wall, or window of the Premises or the Building any sign, awning, canopy, advertising matter, or any other thing of any kind without first obtaining Landlord's written approval, which may be withheld in Landlord's sole and unfettered discretion. If such approval is granted by Landlord, Tenant shall maintain such item(s) in good condition at all times.

16.     ATTORNEY'S FEES. INTENTIONALLY DELETED.

17.     LIEN FOR RENT. INTENTIONALLY DELETED.

18.     SECURITY DEPOSIT. INTENTIONALLY DELETED.

19. LIMITATION OF LANDLORD'S LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL

        MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME (BUT NOT TO EXCEED 60 DAYS) TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

20. NOTICES. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when personally delivered, or mailed by registered or certified mail with return receipt requested, or sent by a national overnight courier service to the respective party to whom notice is intended to be given at the appropriate address provided in Section 1. Any notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date or refusal date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Notice sent by personal delivery shall be deemed given, delivered and effective upon the date actually delivered or refused.

21. BROKERS. Tenant represents and warrants to Landlord that neither it, its officers, or agents, nor anyone on its behalf has dealt with any real estate broker in the negotiation or making of this Lease. Tenant agrees to indemnify and hold Landlord harmless from the claim or claims of any broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

22. RULES OF THE BUILDING. Tenant agrees to keep the Premises in a neat and orderly fashion and to keep all stored items in cartons, file cabinets or other suitable containers. All items stored in the Premises shall be at least eighteen inches below the bottom of all sprinklers located in the ceiling of the Premises, if any. Tenant shall not store anything in the Premises which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord's insurance rates, or cause a cancellation or modification of Landlord's insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord's prior written approval, but Tenant shall be allowed to store records, files and paper. Tenant, Tenant's agents, employees, and invitees will comply fully with the rules and regulations of the Building either attached hereto or delivered to Tenant by Landlord. Landlord shall at all times have the right to change such rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the Building, its tenanted areas, and the preservation of good order therein. All such changes will be forwarded to Tenant in writing and shall be carried out and observed by Tenant.

23. ABANDONMENT. If the Premises are abandoned by Tenant, Landlord shall have the right, but not the obligation, to: (a) provide for the storage of any personal property remaining in the Premises without liability of any kind or nature for the cost of storage or the return of the personal property to Tenant, and/or (b) take title to the abandoned personal property, which title shall pass to Landlord under this Lease as a Bill of Sale, without additional payments or credit from Landlord or Tenant.

24.     RELOCATION. INTENTIONALLY DELETED.

25. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred twenty five percent (125%) the sum of the Base Monthly Rent and one hundred percent (100%) of the additional rent due for the period immediately preceding such holding over, No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

26. DEFAULTS AND REMEDIES. If: (a) Tenant fails to comply with any term, provision, condition, or covenant of this Lease or any of the rules and regulations now or hereafter established for the Building by Landlord; or (b) Tenant abandons the Premises; or (c) any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or of any state thereof; or (d) Tenant becomes insolvent or makes a transfer in fraud of creditors; or (e) Tenant makes an assignment for benefit of creditors; or (f) a receiver is appointed for Tenant or any of the assets of Tenant, and in each case such default is not cured by Tenant within ten (10) days with respect to any monetary default or thirty (30) days with respect to any non-monetary default after Tenant receives written notice of the same from Landlord and in the event such default is not to be cured in such thirty (30) day period, and Tenant is not diligently pursuing to cure the same. Landlord shall have the option to do any one or more of the following without notice in addition to and not in limitation of any other remedy permitted by law or by this Lease;

        (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without notice or prejudice to any other remedy Landlord may have for possession and/or for arrearage in Rent, enter upon and take possession of the Premises and expel or remove Tenant and its effects, without being liable for prosecution or any claim for damages. Tenant agrees to indemnify Landlord for all loss, damage, and expense, including any reasonable attorney's fees which Landlord may incur by reason of such termination.

        (ii) Declare the entire amount of all Rent which would have become due and payable during the next sixty (60) days of the Lease Term due and payable immediately, in which event Tenant agrees to pay the same at once to Landlord. Such payments shall not constitute a penalty, a forfeiture, or liquidated damages, but shall merely constitute payment in advance of the Rent for the remainder of the Lease Term. The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant to comply with any term, provision, condition, or covenant of this Lease.

        (iii) Enter upon and take possession of the Premises, without terminating this Lease and without being liable for prosecution or any claim for damages. Landlord may relet the Premises as the agent of the Tenant and receive the rent therefor. The failure or refusal of Landlord to relet the Premises shall not release or affect Tenant's liability for all Rent or for any and all such damages involved.

        (iv) Enforce Tenant's specific performance of each and every provision of this Lease.

        Failure by Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take action as might be lawful or authorized hereunder, either in law or in equity. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies.

27. NO WAIVER. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises. The acceptance of Rent by Landlord with knowledge of the breach of any covenant contained in this Lease and/or the failure of Landlord to enforce any of the rules and regulations against Tenant (or any other tenant) shall not be deemed a waiver. Any agreement to accept a surrender of the Premises or accept a waiver of said covenants, rules and regulations by Landlord shall not be valid unless made in writing and signed by Landlord. Similarly, the payment of Rent by Tenant with knowledge of the breach of any covenant contained in this Lease by Landlord shall not be deemed a waiver. Any agreement to accept a waiver of any said covenant by Tenant shall not be valid unless made in writing and signed by Tenant. The mention in this Lease or the pursuit of any particular remedy shall not preclude Landlord or Tenant from any other remedy such party might have, either in law or in equity.

28. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises or upon the Building and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem reasonably appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may reasonably request provided such documents include a non-disturbance clause in favor of Tenant. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Building or the underlying real estate and such approval is a condition precedent to Landlord's obligations hereunder. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, then if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within ten (10) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable from certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

29.     MISCELLANEOUS.

        (a) If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        (b)     Tenant agrees not to record this Lease or any memorandum hereof.

        (c) This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced, in accordance with the laws of the state in which the Building is located.

        (d) If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

        (e) In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents:
                (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; and (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

        (f) Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. In the event the Building is located in the state of Georgia, no estate shall pass out of Landlord and Tenant shall have only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

        (g) Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

        (h) The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

        (i) Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original guaranty, if any, executed by each guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's mortgagees, if required.

30.     ENTIRE AGREEMENT. This Lease, including the following Exhibits:

                EXHIBIT A       - Outline and Location of Premises

        constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

31. ALLOCATED STORAGE SPACE. The Premises leased herein constitute a portion of the "Allocated Storage Space," as such term is defined in Section
        12.2 of that certain lease dated March 3, 1998, between Landlord (as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.), as the same has been amended (the "Office Lease").

        IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written.


                LANDLORD:    EOP-NICOLLET MALL, L.L.C.,
                             a Delaware limited liability company,

                             By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                                   By:   Equity Office Properties Trust, a
                                         Maryland real estate investment trust,
                                         its general partner


                    GEORGE KOHL          By:  /s/ [ILLEGIBLE]
              VICE PRESIDENT LEASING        ------------------------------------


                TENANT: U.S. BANCORP PIPER JAFFRAY COMPANIES INC., A DELAWARE CORPORATION


                             By:  /s/ BRADLEY J. SCHMIDT
                                -----------------------------------------
                             Name:  BRADLEY J. SCHMIDT
                                  --------------------------------------
                             Title: SR VICE PRESIDENT
                                   --------------------------------------

                                    EXHIBIT A

                               OUTLINE OF PREMISES

        This Exhibit is attached to and made a part of the Storage Space Lease Agreement by and between, EOP-NICOLLET MALL, L.L.C., a Delaware limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY INC., a Delaware corporation ("Tenant") for space in the Building located at 800 Nicollet Avenue, Minneapolis, Minnesota 55402.

[GRAPHIC]

                                 FIRST AMENDMENT

        THIS FIRST AMENDMENT (the "Amendment") is made and entered into as of the 4TH day of DECEMBER, 2002, by and between EOP - NICOLLET MALL, L.L.C., a Delaware limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord and Tenant are parties to that certain storage space lease dated July 19, 2002 (the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 1,000 rentable square feet (the "Original Premises") on the 31st floor of the building commonly known as U.S. Bancorp Center located at 800 Nicollet Mall, Minneapolis, Minnesota (the "Building").

B. Tenant has requested that additional space containing approximately 1,000 rentable square feet on the 31st floor of the Building shown on EXHIBIT A hereto (the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.      EXPANSION AND EFFECTIVE DATE.

        A. Effective as of October 1, 2002 (the "Expansion Effective Date"), the Premises, as defined in the Lease, is increased from 1,000 rentable square feet on the 31st floor to 2,000 rentable square feet on the 31st floor by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Lease Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date (i.e., May 31,
                2014). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except the Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

        B. The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

II. BASE MONTHLY RENT. In addition to Tenant's obligation to pay Base Monthly Rent for the Original Premises, Tenant shall pay Landlord Base Monthly Rent for the Expansion Space as follows:

                                     ANNUAL RATE PER      BASE ANNUAL        BASE
                 PERIOD            RENTABLE SQUARE FOOT       RENT       MONTHLY RENT
        ------------------------------------------------------------------------------
        Expansion Effective Date
               - 5/31/08                 [***]             [***]            [***]
        ------------------------------------------------------------------------------
            6/1/08 - 5/31/14             [***]             [***]            [***]
        ------------------------------------------------------------------------------

        All such Base Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease.

III. SECURITY DEPOSIT. No security deposit shall be required in connection with this Amendment.

IV. IMPROVEMENTS TO EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

V. ALLOCATED STORAGE SPACE. The Expansion Space leased herein constitute a portion of the "Allocated Storage Space," as such term is defined in
        Section 12.2 of that certain lease dated March 3, 1998, between Landlord (as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.), as the same has been amended (the "Office Lease").

VI.     MISCELLANEOUS.

        A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Expansion Space or the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

        B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

        D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

        E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


              LANDLORD:     EOP-NICOLLET MALL, L.L.C.,
                            a Delaware limited liability company,
                            By:  EOP Operating Limited Partnership, a
                                 Delaware limited partnership, its sole
                                 member
                                 By: Equity Office Properties Trust, a Maryland real estate investment trust, its general partner


                                      By: /s/ Kim J. Koehn
                                          -----------------------------------
                                          Kim J. Koehn
                                          Senior Vice President-Denver Region


              TENANT:       U.S. BANCORP PIPER JAFFRAY COMPANIES
                            INC., A DELAWARE CORPORATION


                            By:    /s/ Bradley J. Schmidt
                                ---------------------------------------
                            Name:      Bradley J. Schmidt
                                  -------------------------------------
                            Title:       SVP
                                   ------------------------------------

                                    EXHIBIT A

                     OUTLINE AND LOCATION OF EXPANSION SPACE


[GRAPHIC]

                                SECOND AMENDMENT

        THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of the ______ day of December, 2002, by and between EOP - NICOLLET MALL, L.L.C., a Delaware limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord and Tenant are parties to that certain storage space lease dated July 19, 2002, which lease was amended pursuant to instrument dated December 4, 2002 (together, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 2,000 rentable square feet (the "Current Premises") on the 31st floor of the building commonly known as U.S. Bancorp Center located at 800 Nicollet Mall, Minneapolis, Minnesota (the "Building").

B. Tenant has requested that additional space containing approximately 196 rentable square feet designated as Space B-16 on level P-2 of the Building shown on EXHIBIT A hereto (the "Second Expansion Space") be added to the Current Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.      EXPANSION AND EFFECTIVE DATE.

        A. Effective as of December 1, 2002 (the "Second Expansion Effective Date"), the Premises, as defined in the Lease, is increased from 2,000 rentable square feet on the 31st floor to 2,196 rentable square feet on the 31st floor and level P-2 by the addition of the Second Expansion Space, and from and after the Second Expansion Effective Date, the Current Premises and the Second Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Lease Term for the Second Expansion Space shall commence on the Second Expansion Effective Date and end on the Termination Date (i.e., May 31, 2014). The Second Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Current Premises unless such concessions are expressly provided for herein with respect to the Second Expansion Space.

        B. The Second Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Second Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Second Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Second Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

II. BASE MONTHLY RENT. In addition to Tenant's obligation to pay Base Monthly Rent for the Current Premises, Tenant shall pay Landlord Base Monthly Rent for the Second Expansion Space as follows:

                                       ANNUAL RATE PER       BASE ANNUAL        BASE
                  PERIOD             RENTABLE SQUARE FOOT       RENT        MONTHLY RENT
        --------------------------------------------------------------------------------
             Second Expansion              [***]             [***]            [***]
         Effective Date - 5/31/08
        --------------------------------------------------------------------------------
             6/1/08 - 5/31/14              [***]             [***]            [***]
        --------------------------------------------------------------------------------

        All such Base Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease.

III. SECURITY DEPOSIT. No security deposit shall be required in connection with this Amendment.

IV. IMPROVEMENTS TO SECOND EXPANSION SPACE. Tenant has inspected the Second Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

V. ALLOCATED STORAGE SPACE. The Second Expansion Space leased herein constitute a portion of the "Allocated Storage Space," as such term is defined in Section 12.2 of that certain lease dated March 3, 1998, between Landlord (as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.), as the same has been amended (the "Office Lease").

VI.     MISCELLANEOUS.

        A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Second Expansion Space or the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

        B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

        D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

        E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


              LANDLORD:     EOP-NICOLLET MALL, L.L.C.,
                            a Delaware limited liability company,

                            By:  EOP Operating Limited Partnership, a
                                 Delaware limited partnership, its sole
                                 Member

                                 By: Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

                                      By:
                                          --------------------------------------


              TENANT:       U.S. BANCORP PIPER JAFFRAY COMPANIES
                            INC., A DELAWARE CORPORATION


                            By:
                                 -------------------------------
                            Name:
                                  ------------------------------
                            Title:
                                   -----------------------------

                                    EXHIBIT A

                 OUTLINE AND LOCATION OF SECOND EXPANSION SPACE


[GRAPHIC]

                                SECOND AMENDMENT

        THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of the 27th day of March, 2003 by and between MN - NICOLLET MALL, L.L.C., a Delaware limited liability company ("Landlord"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord and Tenant are parties to that certain storage space lease dated July 19, 2002, which lease was amended pursuant to instrument dated December 4, 2002 (together, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 2,000 rentable square feet (the "Current Premises") on the 31st floor of the building commonly known as U.S. Bancorp Center located at 800 Nicollet Mall, Minneapolis, Minnesota (the "Building").

B. Tenant has requested that additional space containing approximately 196 rentable square feet designated as Space B-16 on level P-2 of the Building shown on EXHIBIT A hereto (the "Second Expansion Space") be added to the Current Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.      EXPANSION AND EFFECTIVE DATE.

        A. Effective as of December 1, 2002 (the "Second Expansion Effective Date"), the Premises, as defined in the Lease, is increased from 2,000 rentable square feet on the 31st floor to 2,196 rentable square feet on the 31st floor and level P-2 by the addition of the Second Expansion Space, and from and after the Second Expansion Effective Date, the Current Premises and the Second Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Lease Term for the Second Expansion Space shall commence on the Second Expansion Effective Date and end on the Termination Date (i.e., May 31, 2014). The Second Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Current Premises unless such concessions are expressly provided for herein with respect to the Second Expansion Space.

        B. The Second Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Second Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Second Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Second Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

II. BASE MONTHLY RENT. In addition to Tenant's obligation to pay Base Monthly Rent for the Current Premises, Tenant shall pay Landlord Base Monthly Rent for the Second Expansion Space as follows:

                                       ANNUAL RATE PER       BASE ANNUAL        BASE
                  PERIOD             RENTABLE SQUARE FOOT       RENT        MONTHLY RENT
        --------------------------------------------------------------------------------
             Second Expansion            [***]               [***]            [***]
         Effective Date - 5/31/08
        --------------------------------------------------------------------------------
             6/1/08 - 5/31/14            [***]               [***]            [***]
        --------------------------------------------------------------------------------

        All such Base Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease.

III. SECURITY DEPOSIT. No security deposit shall be required in connection with this Amendment.

IV. IMPROVEMENTS TO SECOND EXPANSION SPACE. Tenant has inspected the Second Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

V. ALLOCATED STORAGE SPACE. The Second Expansion Space leased herein constitute a portion of the "Allocated Storage Space," as such term is defined in Section 12.2 of that certain lease dated March 3, 1998, between Landlord (as successor in interest to Ryan 800, LLC, a Minnesota limited liability company) and Tenant (formerly known as Piper Jaffray Companies Inc.), as the same has been amended (the "Office Lease").

VI.     MISCELLANEOUS.

        A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Second Expansion Space or the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

        B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

        D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

        E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

              LANDLORD:

                                      By:
                                          --------------------------------------


              TENANT:       U.S. BANCORP PIPER JAFFRAY COMPANIES
                            INC., A DELAWARE CORPORATION


                            By:    /s/
                                --------------------------------
                            Name:
                                  ------------------------------
                            Title:      Sr. Vice President
                                   -----------------------------

                                    EXHIBIT A

                 OUTLINE AND LOCATION OF SECOND EXPANSION SPACE

MN-NICOLLET MALL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

By: Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

        By:       /s/ Kim J. Koehn
                ----------------------------------
        Name:   Kim J. Koehn
        Title:  Sr. Vice President - Denver Region

                           ASSIGNMENT & ASSUMPTION OF
                    U.S. BANCORP LEASE AND RELATED DOCUMENTS

        THIS AGREEMENT is made and entered into as of May 25, 2000, by and between RYAN 800, LLC, a Minnesota limited liability company ("Assignor"), and CPP 800 NICOLLET MALL LLC, a Delaware limited liability company ("Assignee").

                                    RECITALS

        A. Assignor, or Ryan Companies US, Inc. ("Ryan"), has entered into the Office Lease and related agreements described on Exhibit A attached hereto (the "U.S. Bancorp Agreements"), all of which relate to the leasing by U.S. Bancorp Piper Jaffray Companies Inc. (formerly known as Piper Jaffray Companies Inc.) ("Tenant") of space in the U.S. Bancorp Center at 800 Nicollet Mall in Minneapolis, Minnesota.

        B. Assignor has this date conveyed said U.S. Bancorp Center to Assignee.

        C. Assignor desires to assign all of its right, title and interest under the U.S. Bancorp Agreements to Assignee, and Assignee desires to accept the assignment thereof and assume and agree to perform all obligations of Assignor and Ryan accruing under the U.S. Bancorp Agreements from and after the date hereof in accordance with their terms.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

        1. Assignor hereby transfers, assigns and conveys to Assignee, and its successors and assigns, all of Assignor's right, title and interest in, to and under the U.S. Bancorp Agreements and all rents and other charges payable thereunder from and after the date hereof. Assignor warrants and represents that it is the owner of the U.S. Bancorp Agreements and has full right, power and authority to assign the same as herein provided, and that the U.S. Bancorp Agreements are in full force and effect and have not been modified or amended, except as set forth on Exhibit A; that there are no other agreements affecting the rights and obligations of the parties under the U.S. Bancorp Agreements; and that there are, to the best of Assignor's knowledge, no defaults under the U.S. Bancorp Agreements or facts or circumstances which with the passing of time or giving of notice would constitute a default.

        2. Assignee, for the benefit of Assignor, Ryan and Tenant, hereby accepts the assignment of the Assignor's interest under the U.S. Bancorp Agreements, and hereby assumes all of the obligations and liabilities of Assignor and Ryan under the U.S. Bancorp Agreements accruing from and after the date hereof (the "Assumed Obligations"), and agrees to perform, observe, keep and comply with all the terms, covenants, conditions, provisions and agreements contained in the U.S. Bancorp Agreements on the part of Assignor or Ryan to be performed, observed, kept and complied with which accrue from and after the date hereof.

        3. Assignor agrees to indemnify and hold Assignee harmless with respect to the obligations under the U.S. Bancorp Agreements, except for the Assumed Obligations. Assignee agrees to indemnify and hold Assignor and Ryan harmless with respect to the Assumed Obligations.

        4. Notwithstanding the foregoing, Assignor will perform all of the landlord's initial construction obligations under the U.S. Bancorp Agreements which remain to be performed, including but not limited to completing those items set forth in the Punch List attached hereto as Exhibit B. Assignor will perform for Assignee any obligations of Assignor which may arise under paragraph 3 (b) of the First Amendment to Agreement for Sale and Purchase of Realty between Assignee and Cornerstone Properties Inc. dated November 30, 1999.

        5. Assignee agrees to pay when due the second fifty percent (50%) of the commission payable to Nelson, Tietz and Hoye, Inc. ("Broker") pursuant to
Section 2 of the Commission Agreement among Assignor, Broker and U.S. Bancorp Piper Jaffray Companies, Inc. dated September 29, 1999, and shall indemnify and hold Assignor harmless with respect to any claims therefor. Such remaining commission is to be paid directly to U.S. Bancorp Piper Jaffray Companies, Inc. rather than to Broker. Assignee also agrees to pay when due all additional fees payable to The Keewaydin Group, Inc. ("Keewaydin") pursuant to Section 3 of the Brokerage Agreement between Assignor and Keewaydin dated March 1, 1998, as amended by the First Amendment to Brokerage Agreement between Assignor and Keewaydin dated September 29, 1999, and shall indemnify and hold Assignor harmless with respect to any claims therefor. True and complete copies of such Commission Agreement and said Brokerage Agreement, as amended, are attached hereto as Exhibit C and made a part hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date stated above.


                                ASSIGNOR:

                                RYAN 800, LLC


                                By /s/ [ILLEGIBLE]
                                   -----------------------------
                                   Its Chief Manager


                                ASSIGNEE:

                                CPP 800 NICOLLET MALL LLC
                                By: Cornerstone Properties Limited Partnership,
                                    Its Sole Member
                                    By: Cornerstone Properties Inc.,
                                        Its General Partner


                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Its: EXECUTIVE VICE PRESIDENT
                                                 -------------------------------

                                    EXHIBIT A

                             U.S. Bancorp Agreements

1. Office Lease between Ryan 800, LLC, as Landlord, and Piper Jaffray Companies Inc., as Tenant, dated March 3, 1998.

2. Tax Reimbursement Agreement between Ryan Companies US, Inc. and Piper Jaffray Companies Inc. dated March 3, 1998.

3. First Amendment to Lease between Ryan 800, LLC, as Landlord, and U.S. Bancorp Piper Jaffray Companies Inc., as Tenant, dated May 18, 1998.

4. Second Amendment to Lease between Ryan 800, LLC, as Landlord, and U.S. Bancorp Piper Jaffray Companies Inc., as Tenant, dated July 29, 1999.

5. Supplemental Amendment Regarding Expansion Space between Ryan 800, LLC, as Landlord, and U.S. Bancorp Piper Jaffray Companies Inc., as Tenant, dated September 29, 1999.

6.      Lease Guaranty by U.S. Bancorp dated September 29, 1999.

7. Lease Amendment, Indemnification and Joint Defense Agreement between Ryan 800, LLC, as Landlord, as U.S. Bancorp Piper Jaffray Companies Inc., as Tenant, dated September 29, 1999.

8. Third Amendment to Lease between Ryan 800, LLC, as Landlord, and U.S. Bancorp Piper Jaffray Companies Inc., as Tenant, dated November 22, 1999.

9. Fourth Amendment to Lease between Ryan 800, LLC, as Landlord, and U.S. Bancorp Piper Jaffray Companies Inc., as Tenant, dated November 24, 1999.

                                    EXHIBIT B

                               The Punchlist Work

WOZGROUP                                                   LETTER OF TRANSMITTAL
1624 South 21st Street, Colorado Springs, CO 80904
Tel: [719] 473-4277 - fax: [719] 635-3087
 mail: mail@wozgroup.com

To:   Mr. Tom Nye        Fax: [212] 605-7198         Date:        5/23/00
      Mr. Terry Roagan   Fax: [650] 345-7619
     -----------------------------------------------             ---------------

Co:   CORNERSTONE PROPERTIES/WILSON CORNERSTONE      Proj. Name:  Piper Jaffray
     -----------------------------------------------             ---------------
                                                     Proj. No:    9727
     -----------------------------------------------             ---------------
                                                     Corres. No:  067
     -----------------------------------------------             ---------------

Re:   PUNCHLIST HOLDBACK MEMO/UPDATED PUNCHLIST EVALUATION

FROM:                    PURPOSE:                 SENT VIA:
---------------------------------------------------------------------------------------------------
     William M. Beutel        For approval        X    Fax to: See above         Total Pages: 12
---------------------------------------------------------------------------------------------------
X    Gordon A. Rothoff        For your use              Hard copy to follow: / / Yes /X/ No
---------------------------------------------------------------------------------------------------
     Thomas N. Maikh          As requested             USPS
---------------------------------------------------------------------------------------------------
     Philip L. Buckley   X    For review/comment       Federal Express
---------------------------------------------------------------------------------------------------
                                                       Hand Delivery


Gentlemen:

See the marked-up punchlist attached dated 05/22/00.
        Value:                                                            $ 232,000

Other Items
        -  Replace window washing basket                    $ 42,000
        -  BAS Graphics & Programming                       $  5,000
        -  Chiller insulation (mats on-site)                $  2,000
        -  Condensate pan piping insulation (on-site)       $  2,000
        -  Exterior Thermography                            $  2,000
        -  Final hardware - complete/need backcheck         $  2,000
        -  Air balancing |by floor - unoccupied/in-progress
                 complete backcheck                         $  2,000
        -  NSP transformer/lights dim issue                 $  5,000
        -  Cornerstone Skyway finishes
                 -  Difference being discussed
                 -  Extent at storefront owed?
        Total:                                                            $  62,000
                                                                          ---------
        Value without multiple:                                           $ 294,000


        Hold back recommended x 1.5:                                      $ 531,000
                (Industry Standard multiple)                                441,000

        Lobby monolith (unresolved)                         $ 38,000 (?)

                                                              60,000

Sincerely,


/s/ Gordon A. Rothoff
Gordon A. Rothoff, AIA
WozGroup

Copy to:  Mr. Tom Wood, via Fax: (612) 630-9715


                           NOTICE OF CONFIDENTIALITY
The information transmitted with this fax is confidential, and is intended only for use by the addresees designated above. Please notify us immediately by telephone if you have received this fax in error.
                              The Woziwodaki Group
                            Professional Corporation

RYAN COMPANIES US, INC./PIPER JAFFRAY CENTER JOBSITE
--------------------------------------------------------------------------------
[RYAN LOGO]
                                                  BUILDING LASTING RELATIONSHIPS

50 South 9th Street, Suite 210
Minneapolis, MN 55402
612/630-9344 phone
612/630-9715 fax


                    FACSIMILE TRANSMISSION INFORMATION SHEET


DATE:   May 22, 2000          NUMBER OF PAGES INCLUDING COVER SHEET:   11

TO:     GORDON ROTHOFF                    FROM:  TOM WOOD

COMPANY NAME:  WOZGROUP

FAX NUMBER: 719-635-3087         ORIGINAL TO FOLLOW BY MAIL:  / / YES  /X/ NO

     COMMENTS:      CURRENT PUNCHLIST AS OF 05/22/00


[SEAL]

PROJECT NAME  Piper Jaffray Center - (800 Nicollet)  PROJECT NUMBER:    1013-000

If you have any problems receiving this transmission, please call Heidi at:
(812) 630-9344

[RYAN LOGO]


PUNCHLIST - ITEMS NOT COMPLETED        Date Printed: 5/15/00         As of 5/22/00 verified
                                                                     with Tom Wood 2 More thought to be
                                                                     finished but not backchecked


Job #: 1013-000                             Criteria:  Resp1/2/3 = All

Job Name: US Bancorp/Piper Jaffray Center              Date Compl = Null

Compl?                                                                          Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     2ND FLOOR
_____2468.  Phone booth east end fixwood scratches                              Ryan / Aaron Carlson /
_____2486.  Different baths in cans                                             Ryan / Hunt /
_____2515.  Trading Lobby-reattach the chrome bar on the light southside        Ryan / Hunt / ?
_____2524.  High Rise Lobby-fix trim on upper sconce light                      Ryan / Hunt / ?
_____2527.  Midrise panel to south neveer lose                                  Ryan / Aaron Carlson /
_____2580.  L3M23 not working in west hallway (FIRE MODULE) ?                   Ryan / Hunt / LVC
_____2581.  Loose wires at L3M23 west hallway (FIRE MODULE) ?                   Ryan / Hunt / LVC

     2ND FLOOR 02B132
_____2491.  L3M29 not working (FIRE MODULE) ?                                   Ryan / Hunt / LVC

     2ND FLOOR N
_____2472.  Clean can lites inside                                              Ryan / ABM /
_____2474.  Black paint in reveal above phone booth                             Ryan / Ryan /

     2ND FLOOR N ELECTRIC ROOM
_____2489.  Complete covers                                                     Ryan / Hunt /

     2ND FLOOR N, COMM ROOM
_____2482.  Open boxes need to be closed up.                                    Ryan / Hunt / LVC

     2ND FLOOR SKYWAY
_____2461.  Replace shutter glass scratches and clean slider unit               Ryan / Ryan / Roy C

     3RD FLOOR (ROOM 3-15)

                                                  TO BE
                                                  DONE: WEEK OF JUNE 2ND
                                                        UNLESS OTHER WISE NOTED

PUNCHLIST - ITEMS NOT COMPLETED

Compl?      1013-000          US Bancorp / Piper Jaffray Center                 Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     3RD FLOOR MAIN AREA

     ELEVATOR
_____2612.  Install VCT in Cars 27, 26, 28* and 30* SK PL-FRI.
             *(IN PROGRESS) DONE TODAY                                          Ryan / Resource /
_____2613.  Install Carpet in Cars 29, 23, and 22 -3WKS - 9 JUNE 00             Ryan / Resource /

     ELEVATOR 30 HYDRO
_____2433.  Remove unused 1/2" electrical runs for MR                           Ryan / Hunt / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2435.  Install permanent signs for location of car lite in MR ?            Ryan / Hunt / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2445.  Install additional rails at top of hoistway (LAKEWOOD)              Ryan / Otis / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2449.  Need wiring to Machine Run for Fire Phone Jack,
            Speakers and Card Readers for Cabs                                  Ryan / Hunt / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00

            LAKEWOOD / SECURITY

     ELEVATOR GARAGE CAR
_____2359.  Grills on AC                                                        Ryan / Horwitz / Master 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00

     ELEVATOR HIGH RISE
_____2260.  Gaurds on door of cars 1-30 HPDM                                    Ryan / Otis / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2270.  Fix trauler put in duct                                             Ryan / Otis / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2282.  Label disconnect Mach Room AC                                       Ryan / Hunt / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2290.  Safety plank data plate #19                                         Ryan / Otis / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2305.  Fire rate edges/ plat forms                                         Ryan / Otis / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2306.  Add 2 recepticles/ secondary recepticles machines                   Ryan / Hunt / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2307.  Lights over 20 and 21 controllers                                   Ryan / Hunt / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2308.  Guard pipes AC mach room                                            Ryan / Horwitz / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2313.  Door restrictions 2 cars                                            Ryan / Otis / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2321.  Move pit light switches out of tape 1st floor                       Ryan / Hunt / 3WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2324.  Check pitrun by 36" problem signs?                                  Ryan / Otis / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2326.  Test security overide fire service                                  Ryan / Otis / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2332.  UL labels lobby panels                                              Ryan / Otis / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2361.  The room outside pits needs motion demotor                          Ryan / Hunt / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2539.  Detail instruction at bottom removal all lobbies                    Ryan / Ryan / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00

PUNCHLIST - ITEMS NOT COMPLETED

Compl?      1013-000          US Bancorp / Piper Jaffray Center                 Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     ELEVATOR LOW RISE MACHINE ROOM
_____19.    Put a shroud around pipe for FCU to protect in case of leak- Water  Ryan / Horwitz / 3 WKS 9 JUNE 00
            should be directed down stairwell                                   (3 WKS) W / 6 NAN CREW $ 30,000.00

_____20.    Pipe that goes over the top of otis duct needs to be rerouted
            to go underneath duct                                               Ryan / Horwitz / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____23.    Label disconnect for FCU MR                                         Ryan / Hunt / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2540.  Hoistway miss label MD-9 & MD-8                                     Ryan / Hunt / LVC 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2562.  12th floor lobby lights not working.                                Ryan / Ryan / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2570.  Add Two Outlets MR.                                                 Ryan / Hunt / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00

     ELEVATOR MID RISE
_____2216.  Labe AC disconnect                                                  Ryan / Hunt / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2217.  Finish cable guards                                                 Ryan / Otis / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2222.  Relocate elec. Box over stairs #16                                  Ryan / Hunt / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2224.  Secondary lights and recepticles                                    Ryan / Hunt / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2226.  Move pit light switches out of tape 1st Floor                       Ryan / Hunt / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00
_____2250.  3 way switch or light on at all times pit room's/motions            Ryan / Hunt / 3 WKS 9 JUNE 00
            detector??                                                          (3 WKS) W / 6 NAN CREW $ 30,000.00

_____2257.  EM power strip switch inst.                                         Ryan / Otis / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00

     ELEVATOR MIDRISE MACHINE ROOM
_____3201.  Install grills on FCU                                               Ryan / Horwitz / 3 WKS 9 JUNE 00
                                                                                (3 WKS) W / 6 NAN CREW $ 30,000.00

     ELEVATOR SERVICE CAR MACHINE ROOM
_____2369.  Label disconnect for AC                                             Ryan / Hunt /

     EXTERIOR OF BUILDING
_____2573.  Wire bus stop speakers (PAGODA)                                     Ryan / Hunt / +/-2500.00 FREE STANDING (PARTS ?)
_____2574.  Install bus stop space heaters                                      Ryan / Hunt /
_____2575.  Install new Can Lights at bus stop                                  Ryan / Hunt /
_____2576.  Complete bus stop wiring                                            Ryan / Hunt /
_____2577.  Sparkel wash clean sidewalk                                         Ryan / Ryan / Tom Wood
_____2607.  8" X 8" floor cover in bus stop                                     Ryan / Hunt /
_____2618.  Clean windows                                                       Ryan / Ryan / Columbia $ 25,000
                                                                                TEMP. MG. REQD 60,000
_____2622.  Patch Precast                                                       Ryan / Ryan / Gage Bros

     LAKEWOOD
_____2619.  Demo Ryan Construction Office                                       Ryan / Ryan / GC FRI:

     MECH 14-06
_____2150.  Sprinkler support needed partially supported.                       Ryan / Grinnell /

PUNCHLIST - ITEMS NOT COMPLETED

Compl?   1013-000          US Bancorp / Piper Jaffray Center                    Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     MECH 14-07

     MECH 14-12
_____2156.  Support for sprinklers needed at duct not completed.                Ryan / Grinnell /
                                                                                IN PROGRESS NEEDS BACKCHECK

     MECH 14-13
_____2152.  Support sprinkler pipes partially                                   Ryan / Grinnell /
                                                                                IN PROGRESS NEEDS BACKCHECK

     MECH 14-24
_____2135.  Support sprinklers/more needed.                                     Ryan / Grinnell /
                                                                                IN PROGRESS NEEDS BACKCHECK

     MECH 14-28
_____1004.  Fix vinyl base northeast corner                                     Ryan / Resource /
                                                                                IN PROGRESS NEEDS BACKCHECK

     MECH 31
_____1014.  Pop rivet top of all louver fin splices.                            Ryan / Ryan / Armetex
                                                                                ? COME BACK $ 500

     MECH 31-01
_____2589.  A Coil of white wire at door... what is it?                         Ryan / Horwitz / Johnson Control

     MECH 31-TRACK
_____1018.  Patch pre cost concrete                                             Ryan / Ryan / Gage Bros (SEE 2622)

     MECH 32-10
_____2584.  Open Junction Boxes                                                 Ryan / Hunt / LVC

     MECH 4TH FLOOR - ROOF ABOVE MECHANICAL ROOM

     MECH COOLING TOWER

     MISC ROOF 'LIGHTENING'
_____2616.  Lighting protection on 4th floor roof - RODS ? "NOT ON ROOF" SCOT  Ryan / Hunt / ?
_____2617.  Lighting protection on 5th floor roof - RODS ? "NOT ON ROOF" SCOT   Ryan / Hunt / ?

     P1 GENERAL
_____2420.  Open 3 gang box stair D                                             Ryan / Hunt /

     P1 SERVICE ELEVATOR LOBBY P1B-09

     P1A08

     P1A10

Punchlist - Items Not Completed

Compl?      1013-000      US Bancorp / Piper Jaffray Center                     Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     P1A12
_____2593.  Install cadolidec converter EMERG GENSET?                           Ryan / Horwitz / SHOPS ONLY 6-8 WEEKS
                                                                                +/- $ 33,000.00
     P1B01
_____1328.  Light bulb is out                                                   Ryan / Hunt /

     P1B02
_____1331.  Seal fire penetrated around bus doct                                Ryan / Hunt /

     P1B03
_____2605.  Leak in Valving Room '[ILLEGIBLE]WATER'                             Ryan / Grinnell / $ 5000 IN PROGRESS

_____2615.  Fan not working cashier toilet                                      Ryan / Hunt /

     P1B08
_____2424.  Blue wires hanging                                                  Ryan / Hunt / LVC

     P1B12
_____2605.  Need Power to Unit Heater                                           Ryan / Hunt /

     P1B15
_____2624.  Fire pump room tamper not wired                                     Ryan / Hunt / LVC

     P1B22
_____2594.  Booster Pump Kicking out... Why??  ?                                Ryan / Horwitz / $ 5000 IN PROGRESS

     P1(UPS ROOM)
_____1408.  Install tamper and flow switch covers.                              Ryan / Hunt / LVC

     P3 GENERAL
_____1475.  Light grid C3 and 10 or 11 is hung 1" low on west side of
            core 1-2" low                                                       Ryan / Hunt /

     P3A011
_____1490.  Replace flourescent bulb                                            Ryan / Hunt /

     P3B03-1
_____2582.  Remove temporary box and conduit                                    Ryan / Hunt /

     P3B06-1

     ROOM 01A12
_____2592.  Install cadolidec converter EMERG. GENSET?                          Ryan / Horwitz / 'DO' +/- 33,000

     ROOM 01B01 TRADING
_____1159.  Call button needs to be shimmed out.                                Ryan / Otis /

Punchlist - Items Not Completed

Compl?      1013-000      US Bancorp / Piper Jaffray Center                     Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     ROOM 01B05 MID RISE
_____1176.  Scratches in a number of sconces between fire
            command door and car #22.                                           Ryan / Aaron Carlson /

     ROOM 01B06
_____2610.  Highrise lobby more high spots WENS.                                Ryan / Advanced Terrazzo /
_____2611.  Terrazzo scratches in Black WENS.                                   Ryan / Advanced Terrazzo /

     ROOM 01B06 HIGH RISE
_____1180.  Ease ceiling; light is out.                                         Ryan / Hunt /

     ROOM 01B08
_____2585.  Fire Command, Instruction for Car Selector                          Ryan / Otis /
_____2586.  Fire Command Need Elevator Manual                                   Ryan / Otis / ?
_____2587.  Fire Command Reroute cables at PC                                   Ryan / Otis /
_____2588.  Fire Command Lable for car selector                                 Ryan / Otis /
_____2606.  Drill hole in counter top for Hunt, Otis and LVC                    Ryan / Ryan /

     ROOM 01B12
_____1202.  North corridor exit sign on east side can not be seen;
            one should be added in lower ceiling.                               Ryan / Hunt / NEW LOCATION

     ROOM 01B18
_____2609.  Add Counter Top Dock Office  (ADDED)                                Ryan / Ryan $ 75.00

     ROOM 02A02
_____2604.  Grount Joint in Base near Ryan Officer                              Ryan / Twin City Tile /

     ROOM 02A12
_____2591.  Install cadolidec converter ? EMERG GEN                             Ryan / Horwitz / +/- 33,000

     ROOM 02B08
_____1254.  Between cars 24 & 25 metal to be installed.                         Ryan / Aaron Carlson /
_____1258.  Behind mid rise elevator modules to be finished.                    Ryan / Hunt / LVC SUB / SUB
_____1262.  Behind mid rise elevator DUCT SMOKE DETECTOR NOT WIRED.             Ryan / Hunt / LVC

     ROOM 03 OPEN AREA
_____2621.  "huge" crack in floor at north end ? (SKIP BAY) ACCIDENT ?
            [ILLEGIBLE] STOP                                                    Ryan / Ryan / ? $ 5000

     ROOM 03-35
_____1276.  Light to be replaced for RE-1 on the metor control center.          Ryan / Hunt /
_____1277.  Sprinkler heads to be supported.                                    Ryan / Grinnell /
_____1278.  Sprinkler head is dripping text to RE-1.                            Ryan / Grinnell /

     ROOM 0310
_____771.   boxes need to be closed                                             Ryan / Hunt / LVC

Punchlist - Items Not Completed

Compl?      1013-000      US Bancorp / Piper Jaffray Center                     Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
_____776.   Remove wire at south wall-why is it there?                          Ryan / Hunt / LVC

     ROOM 0311
_____811.   Lighting doesn't work                                               Ryan / Hunt /

     ROOM 0503 PIPER COM.
_____819.   Conduit on north and south walls need to be fire stopped            Ryan / Hunt /

     ROOM 0503 PIPER COMM.
_____818.   Cover places on outlets at south wall                               Ryan / Hunt /

     ROOM 0514
_____816.   Close up J boxes                                                    Ryan / Hunt / LVC

     ROOM 0603

     ROOM 0703

     ROOM 08 NER ROOM
_____2208.  Fix vibrating air scoop on Heburts in NE corner of room             Ryan / Horwitz /

     ROOM 0803

     ROOM 0903

     ROOM 1003

     ROOM 1103

     ROOM 1203

     ROOM 1303

     ROOM 2007
_____723.   Install light                                                       Ryan / Hunt /

     ROOM 2204
_____2347.  Needs lights recepticles completed                                  Ryan / Hunt IN PROGRESS
                                                                                (BACKCHECK) REQ'D

     ROOM 22 OPEN AREA
_____2567.  Set lights and life safety device into grid.                        Ryan / Hunt / LVC

Punchlist - Items Not Completed

Compl?      1013-000      US Bancorp / Piper Jaffray Center                     Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     ROOM [ILLEGIBLE]
_____2345.  Need lights                                                         Ryan / Hunt /

     ROOM [ILLEGIBLE] HIGH RISE LOBBY
_____686.   Install notifier in ceiling                                         Ryan / Hunt / LVC

     ROOM[ILLEGIBLE]
_____2350.  Replace ceiling tile at sprinkler remove head                       Ryan / Grinnell /

     ROOM 28 OPEN AREA
_____906.   Install heat collectors                                             Ryan / Grinnell /

     ROOM 29 OPEN AREA
_____2543.  Open box @ 29-SC-SI                                                 Ryan / Hunt / LVC

     ROOM 2907
_____898.   Complete Elevator 28 - ?                                            Ryan / Otis / 'IN PROGRESS'

     STAIR A 0?
_____1971.  Need blank cover plate over opening                                 Ryan / Hunt / IN PROGRESS(TYP)
_____1976.  Replace missing screw in electric lock hinges                       Ryan / Hunt / LVC (NEEDS VERIFICATION)

     STAIR A 0?
_____1989.  Need blank cover plate over opening                                 Ryan / Hunt / (NEEDS VERIFICATION)

     STAIR A 11
_____2385.  Light not working                                                   Ryan / Hunt / (NEEDS VERIFICATION)

     STAIR A 12
_____1637.  Light not working                                                   Ryan / Hunt / (NEEDS VERIFICATION)
_____1642.  Replace screws in electric lock hinges                              Ryan / Hunt / LVC (NEEDS VERIFICATION)

     STAIR A 14
_____2623.  Door not locking                                                    Ryan / Ryan / (NEEDS VERIFICATION)

     STAIR A 15
_____1700.  Fire ceulk at sprinkler pipe-Hunt pipe                              Ryan / Hunt / LVC (NEEDS VERIFICATION)

     STAIR A 19
_____1756.  Doors not locked/Black Wire Off inside Door                         Ryan / Hunt / LVC (NEEDS VERIFICATION)
_____1758.  Fire jack is missing screw                                          Ryan / Hunt / LVC (NEEDS VERIFICATION)

     STAIR B 03
_____2397.  Remove stains from floor                                            Ryan / ABM / (NEEDS VERIFICATION)

     STAIR B 04 -
_____2398.  Blank cover needed at door over opening                             Ryan / Hunt / (NEEDS VERIFICATION)

Punchlist - Items Not Completed

Compl?      1013-000      US Bancorp / Piper Jaffray Center                     Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     STAIR B 05                                                                 CHEED
_____1996.  Blank cover needed at door over opening                             Ryan / Hunt /

     STAIR C 01
_____1579.  Fire caulk speaker box, why is box on top of box?                   Ryan / Hunt / LVC
_____1581.  Install door connect magnet -- SECURITY 'OPEN'                      Ryan / Hunt / LVC

     STAIR C 02
_____1780.  Check on magnet for door contact                                    Ryan / Hunt / LVC

     STAIR C 03
_____1919.  Speaker at  3 1/2 needs to be installed                             Ryan / Hunt /
_____1921.  Adjust sweep on door                                                Ryan / Ryan /
_____1923.  Check on magnet for door contact -- SECURITY                        Ryan / Hunt / LVC

     STAIR C 04
_____1982.  Need blank cover plate over opening                                 Ryan / Hunt /
_____1984.  Need light cover                                                    Ryan / Hunt /
_____198?.  Check on magnet for door contact                                    Ryan / Hunt / LVC

     STAIR C 05
_____2003.  Need light covers -- (7) LENS (FINAL FIXTURES COMING)               Ryan / Hunt /
_____2004.  Check on magnet for door contact                                    Ryan / Hunt /  LVC

     STAIR C 06
_____2024.  Need light covers                                                   Ryan / Hunt /

     STAIR C 08
_____2061.  Need light cover...Closer Cover also?                               Ryan / Hunt /

     STAIR C 10
_____1612.  Need light covers                                                   Ryan / Hunt /

     STAIR C 11
_____1633.  Light covers                                                        Ryan / Hunt /

     STAIR C 12
_____1651.  Need light covers                                                   Ryan / Hunt /

     STAIR C 13
_____1675.  Need light covers                                                   Ryan / Hunt /

     STAIR D 01
_____1585.  Get fireproofing off deck                                           Ryan / Ryan /
_____2204.  Open J boxes                                                        Ryan / Hunt /

Punchlist - Items Not Completed

Compl?      1013-000      US Bancorp/Piper Jaffray Center                       Resp1 / Resp2 / Resp3
------------------------------------------------------------------------------------------------------------------
     STAIR P2 D

     STAIR P3 D
_____2106.  Cover electrical box                                                Ryan / Hunt /

     STORAGE ROOM
_____2483.  Door cover closer plate                                             Ryan / Ryan /

     TOILET 0405 M
_____2549.  Light out                                                           Ryan / Hunt /

     TOILET 0806 W
_____114.   There is a light out in the middle of the room                      Ryan / Hunt /

     TOILET 1106 W
_____159.   Light fixture by entrance put in crooked                            Ryan / Hunt /
_____619.   Need 1 soap dispenser bottle                                        Ryan / Interco /

     TOILET 1205 M
_____615.   Complete install of pilaster on toilet stall east of urinal         Ryan / Interco /

     TOILET 1306 M
_____184.   Complete electrical                                                 Ryan / Hunt /

     TOILET 1508 M
_____211.   Random stains on floor                                              Ryan / ABM /

     TOILET 1706 W
_____574.   Large see through gap at handicap partition - gap too wide          Ryan / Interco /

     TOILET 2106 W
_____319.   Handicap partition door paint is chipped.                           Ryan / Interco /
_____2372.  Fix make shift partition - poor workmanship.                        Ryan / Interco /

     TOILET 2108 M
_____565.   Fill / Replace ceiling tile at handicap pilaster                    Ryan / Interco /

     TOILET 3001 M
_____481.   Set vertical trim on mirrors to be stronger - more silicon?         Ryan / Ryan / Mpls Glass

     TOILET P2B06
_____1403.  Replace tiles with broken corners or holes in sides
            [ILLEGIBLE]                                                         Ryan / Ryan / Twin City Accousti

     TOILET P2B23-1
_____1464.  Grout all ceramic base and complete remaining installation          Ryan / Twin City Tile /
_____2561.  Missing/damaged base                         10                     Ryan / Twin City Tile /

     IN GENERAL: SAY $300,000.00 IN INDIVIDUAL ITEMS $232,075.00

                                    EXHIBIT C

                             Agreements with Brokers

                              COMMISSION AGREEMENT

        THIS COMMISSION AGREEMENT (this "Agreement"), made and entered into this 29th day of September, 1999, by and between RYAN 800, LLC, a Minnesota limited liability company ("Landlord"), NELSON, TIETZ & HOYE, INC.("Broker"), and U.S. BANCORP PIPER JAFFRAY COMPANIES, INC.("Tenant")

                            W I T N E S S E T H  T H A T:

        WHEREAS, Landlord and Tenant have entered into that certain Supplemental Amendment Regarding Expansion Space dated September 29, 1999 ( the "Amendment") with respect to that certain Office Lease dated March 3, 1998, as previously amended ( the "Lease") for space on Floors three (3) through five (5) inclusive, Floors fifteen (15) through twenty two (22) inclusive, and approximately 10,261 rentable square feet of space on Floor twenty three (23) of the building known as the Piper Jaffray Center located in the City of Minneapolis, Hennepin County, Minnesota (the "Building"), consisting of approximately 350,000 rentable square feet of space ( the "Initial Expansion Space");

        WHEREAS, Landlord, Broker and Tenant are desirous of entering into this Agreement to set forth the terms and conditions upon which Landlord shall compensate Broker or Tenant for Broker's services in procuring the Amendment;

        NOW, THEREFORE, for and in consideration of the services rendered by Broker in regard to the Amendment, the mutual promises contained herein, TEN AND NO/100 DOLLARS ($10.00) in hand paid each to the other, and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Landlord, Tenant and Broker hereby covenant and agree as follows:

        SECTION 1. DEFINITIONS.

        The words and phrases used in this Agreement with an initial capital letter shall have the same meanings as ascribed thereto in the Amendment unless a new definition is expressly provided in this Agreement.

        SECTION 2. COMPENSATION.

        Subject to the terms and conditions of this Agreement including, without limitation, Section 3 below, if Landlord and Tenant execute and deliver the Amendment, Landlord agrees to pay Broker the following amounts as Broker's sole and exclusive compensation with respect to the Initial Expansion Space and the
Amendment:

                2.1 PROCUREMENT FEE AND COMMISSION. Broker, shall be paid a commission in the amount of Three and no/100 Dollars ($3.00) per rentable square foot of the total Rentable Area of the Initial Expansion Space (the "Commission"). Broker shall not be paid any commission with respect to the Original Initial Premises consisting of approximately 319,584 square feet of Rentable Area previously leased by Landlord to Tenant pursuant to the Lease. Broker shall be paid fifty percent (50%) of the Commission within thirty (30) days after execution and delivery of the Amendment and the remaining fifty percent (50%) of the Commission shall be paid to Broker from time to time upon commencement of Tenant's payment of Base Rental with respect to portions of the Initial Expansion Space as they are occupied by Tenant, with such payments to be in proportion to the Initial Expansion Space so occupied (which may not occur until October 1, 2002). Notwithstanding the foregoing, the Commission due and payable hereunder shall be adjusted to reflect the actual amount of Rentable Area in the Initial Expansion Space, as adjusted on or before April 1, 2000 pursuant to the exercise by Tenant of either Option 1, Option 2, Option 3, or Option 4, as described in Section 1 of the Amendment.

        SECTION 3. CONDITIONS AND LIMITATIONS.

        Broker expressly acknowledges and agrees that the compensation in
Section 2 is the sole and exclusive compensation payable to Broker by Landlord with respect to the Initial Expansion Space, the Amendment, the Lease, or any services rendered to Landlord or Tenant in connection therewith or with respect to any lease of space by Tenant in the Building. Without limiting the generality of the foregoing, Broker shall not be entitled to any other or further Commission or compensation as a result of any payment of contributions to operating costs or other charges under the Lease, any other expansion of the Premises or renewal of the Lease, except that the Commission due and payable hereunder shall be based on the final actual square footage of the Initial Expansion Space as adjusted on or before April 1, 2000, as described in Section 2 above. Upon payment to Broker of the compensation described in Section 2 in the manner expressly authorized therein, Landlord shall have no further obligation or liability to Broker with respect to the Lease and the Amendment, Tenant, or any other lease between Tenant and Landlord. At the written direction of Broker and Tenant, Landlord shall pay any portion of the Commission due to Broker hereunder to Tenant directly.

        SECTION 4. MISCELLANEOUS.

                4.1 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of Landlord Broker and Tenant and their respective heirs, successors and assigns.

                4.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of Landlord, Broker and Tenant regarding the payment of commission for brokerage services in connection with the Amendment and no representations, inducements, promises or agreements, oral or written, between such parties not embodied herein with regard to the Lease and Amendments or Tenant shall be of any force or effect. No modification or amendment of this Agreement shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord, Broker and Tenant.

                4.3 MINNESOTA LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                4.4 MUTUAL INDEMNITY. Landlord, Broker and Tenant represent and warrant each to the other that they have not discussed the Amendment or the subject matter thereof with any real estate broker, agent or salesperson (other than CB Commercial Real Estate), so as to create any legal right in any such broker, agent or salesperson to claim a real estate commission or similar fee with respect to the Amendment. Landlord, Broker and Tenant each hereby agrees to indemnify and hold the others harmless against any liability or claim (and all expenses, including reasonable attorneys' fees incurred in defending any such claim or enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claim of agency or cooperative relationship with the indemnitor and relating to the Lease and Amendment, other than the compensation to Broker set forth herein.

                4.5 BROKER'S LIEN WAIVER. Simultaneously with Tenant's or Broker's receipt of each payment of the Commission Tenant or Broker shall promptly execute and deliver to Landlord an Affidavit, Waiver and Receipt confirming and evidencing said parties receipt of such Commission and that such Commission, due and payable upon such payment date, has been paid in full hereunder with respect to the Lease and the Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

                                            LANDLORD:

                                            RYAN 800, LLC

                                            By:    /s/ [ILLEGIBLE]
                                                   -----------------------------
                                            Its:   [ILLEGIBLE]
                                                   -----------------------------
                                            BROKER:

                                            NELSON, TIETZ & HOYE, INC

                                            By:    /s/ [ILLEGIBLE]
                                                   -----------------------------
                                            Its:   [ILLEGIBLE]
                                                   -----------------------------
                                            TENANT:

                                            U.S. BANCORP PIPER JAFFRAY COMPANIES
                                            INC.

                                            By:    /s/ [ILLEGIBLE]
                                                   -----------------------------
                                            Its:   [ILLEGIBLE]
                                                   -----------------------------

[NELSON TIETZ & HOYE LOGO]

81 South Ninth Street
Minneapolis, MN 55402
612/344.1500 [GRAPHIC]
612/344.1540 fax


November 3, 1999


Ryan 800, LLC
C/o Ryan Properties, Inc.
Attn: Timothy M. Gray
700 International Centre
900 Second Avenue South
Minneapolis, MN 55402

Dear Mr. Gray:

In accordance with Paragraph 3 of the Commission Agreement between Ryan 800, LLC; Nelson, Tietz & Hoye; and U.S. Bancorp Piper Jaffray Companies, Inc., Nelson, Tietz & Hoye directs Ryan 800, LLC to pay the first half of the Commission, due upon lease signing, directly to Nelson, Tietz & Hoye, in accordance with the attached invoice.

The balance of the commission payments payable under the Commission Agreement, due either to a change in square footage, or associated with occupancy of the space, should be paid directly to the Tenant, U.S. Bancorp Piper Jaffray Companies, Inc.

If you have any questions, please do not hesitate to call.

Sincerely,

/s/ Bettina L. Hoye
Bettina L. Hoye

Cc:  U.S. Bancorp
     Russ Nelson

[NELSON TIETZ & HOYE LOGO]

81 South Ninth Street
Minneapolis, MN 55402
612/344.1500 [GRAPHIC]
612/344.1540 fax

RYAN COMPANIES

NOV 08 1999

MPLS OFFICE


                                     INVOICE

November 3, 1999


Ryan 800 LLC
c/o Ryan Properties Inc.
700 International Centre
900 Second Avenue South
Minneapolis, MN 55402-3387

In accordance with the Commission Agreement between Ryan 800, LLC, Nelson, Tietz & Hoye, and U.S. Bancorp Piper Jaffray Companies, Inc. the following commission is due at signing:

Total Area Leased in Piper Jaffray Center                                350,000

Commission per Square Foot of Space                                $        3.00

Total Commission                                                   $   1,050,000
                                                                   -------------
50% COMMISSION DUE AT AMENDMENT EXECUTION                          $     525,000

cc: David Wright, U.S. Bank

Please submit payments to Nelson, Tietz & Hoye, 81 South Ninth Street, Suite 330, Minneapolis, MN 55402. Federal i.d. number is 41-1755793.

[US BANCORP. LOGO]

U.S. Bancorp                                                     Jeffrey W. Shea
U.S. Bank Place                                                Corporate Counsel
601 Second Avenue South                                   Direct: (612) 973-0275
Minneapolis, MN 55402-4302                                   Fax: (612) 973-3257


RYAN COMPANIES

NOV 08 1999

MPLS OFFICE


                                November 4, 1999

Collin Barr
Ryan 800, LLC
c/o Ryan Properties, Inc.
700 International Center
900 Second Avenue South
Minneapolis, MN 55402

Dear Collin:

Enclosed please find a letter and Invoice from Nelson, Tietz & Hoye relating to the first half of the Commission due upon the signing of the Lease Amendment between U.S. Bancorp Piper Jaffray and Ryan 800, LLC. This letter shall confirm U.S. Bancorp's approval to pay the first half of the Commission to Nelson, Teitz & Hoye and the second half, when due, to U.S. Bancorp Piper Jaffray.

Should you have any questions, please contact me at the direct dial phone number listed above.

Sincerely,


/s/ Jeffrey W. Shea
Jeffrey W. Shea

JWS/tjl
cc:  Bettina L. Hoye
     David Wright
     Brad Schmidt

                            THE KEEWAYDIN GROUP, INC.

                               BROKERAGE AGREEMENT

This agreement dated March 1, 1998, between The Keewaydin Group, Inc. ("Keewaydin") and Ryan 800, LLC ("Landlord") confirms and acknowledges that Keewaydin is the exclusive broker for Piper Jaffray Companies Inc. ("Piper") who is leasing space from Landlord in the building to be know as the Piper Jaffray Center.

Whereas, Landlord and Piper are negotiating the lease of approximately 400,000 square feet of space in the Piper Jaffray Center, and

Whereas, Keewaydin has been assisting and representing Piper in that process, and

Whereas, Landlord has agreed to pay Keewaydin a real estate brokerage commission as hereinafter provided.

The parties agree as follows:

1. INITIAL COMMISSION. In the event that Landlord shall be successful in executing a lease of at least 300,000 Square Feet with Piper, Landlord agrees to pay to Keewaydin a brokerage commission determined as follows:
        a.      $700,000, plus
        b. $3 per Square Foot for all space taken by Piper, in excess of 300,000 Square Feet including the initial space and space adjustments, all expansion space or any other space including space initially leased by Piper and subject to all adjustments thereto, which space is leased or occupied prior to a date which is 60 full months after the commencement date of the lease.
        c. In the event that the Piper lease has a provision permitting Piper to reduce its Square Feet prior to occupancy, the first one payment shall be calculated based upon the minimum Square Feet. If the time to reduce such Square Feet shall subsequently expire or if Piper shall, at any time waive its rights to reduce such space the commission payable shall be adjusted accordingly and the first payment of the adjustment amount shall be payable on the date or dates that such space reduction right shall expire or be waived.
        d.      "Square Feet" or "Square Foot" shall be defined to include the number of rentable square feet of office space, plus the number of square feet of retail space. If retail space is leased on a rentable square foot basis, the number of rentable square feet of retail space shall be included in the number of Square Feet. If, however, retail space is leased on a usable square foot basis, the number of usable square feet of space shall be included in the number of Square Feet without any add on or multiplier.

2. TIMING OF PAYMENT. The commission for the initial space shall be paid in two installments.

        a. The first installment shall be in an amount equal to $250,000 plus $1.50 times the number of Square Feet of the initial premises in excess of 300,000. Such amount shall be payable within 10 days of the date of the signing of the lease agreement.
        b.      In the event Piper has a right to reduce space as described in
           Section 1.c. above, Landlord shall make an adjustment to the first installment (at a rate of $1.50 per Square Foot) within 10 days of the date or dates on which such space reduction right shall expire or be waived.
        c. A second installment shall be payable on the date rent commences with respect to initial premises. The amount of the payment shall be equal to the sum of $700,000 plus $3 times the number of Square Feet of space in the entire premises in excess of 300,000, as adjusted prior to occupancy, less the payments made to Keewaydin under Sections 2.a. and 2.b.above.

3. ADDITIONAL SPACE. Keewaydin shall receive an additional fee of $3 per Square Foot for any additional space leased by Piper prior to the date which is the five year anniversary of the rent commencement date under the lease. Said amounts shall be payable in their entirety at the time a lease (or amendment to lease) is signed if Piper is occupying such space at the time the lease is signed. If the space is not occupied, 1/2 of the fee shall be payable when the lease is signed and the remaining 1/2 shall be payable on the earlier to occur of i) rent commencement or ii) occupancy.

4. SHORT TERM OCCUPANCY WITHOUT LEASE OR MONTH TO MONTH LEASES. Subject to the provisions of paragraph 5, in the event that Piper shall take additional space, and pay rent on such additional space, from time to time without executing a lease, or pursuant to a month-to-month lease, Landlord shall pay to Keewaydin a commission on all such spaces occupied by Piper prior to the fifth anniversary of the rent commencement date, which amount shall be paid as follows:

        a. Landlord shall provide an accounting to Keewaydin at the end of each calendar year as to the amount of occupancy during such calendar year.

        b. At the time of such accounting, Landlord shall pay to Keewaydin an amount equal to $.0833 per Square Foot per month of all such leases or uses during such time period. Occupancy during any partial month shall be prorated for the purposes of this calculation.

5. ACCRUAL OF FEES. Except as otherwise expressly provided herein, all fees shall be earned, due and payable upon the earlier of

        a. signing a lease, addendum, or expansion agreement, or

        b. occupancy by Piper.

        In the event the square footage leased or occupied shall be adjustable, fees relating to the minimum amount provided in the lease shall be payable upon execution of the lease and the balance shall be payable upon the date the amount of space is finalized.

6. INTEREST ON PAST DUE PAYMENTS. In the event that any amounts due hereunder are not paid when otherwise due, all such payments shall accrue interest at a rate equal 200 basis points above the annual prime rate or the annual reference rate announced by the main office of U.S. Bancorp, or if US Bancorp discontinues announcing such rate, the prime rate or other equivalent reference rate of interest of a major commercial bank reasonably designated by Keewaydin.

7. OFF-SET RIGHT. LANDLORD'S OBLIGATIONS. Under the terms of the lease agreement referenced herein, the Tenant has the right, in the event of non-payment of the amounts due hereunder to pay such amounts to Keewaydin and off-set such amounts against payments due under the lease. In the event that Piper, or any successor in interest, elects to do so, such offset shall satisfy the obligations hereunder only to the extent of the amount off-set.

The Keewaydin Group, Inc.                             Ryan 800 LLC


By /s/ Peter R. Kitchak                               By /s/ [ILLEGIBLE]
  ----------------------------                          ------------------------
Peter R. Kitchak                                      Printed Name [ILLEGIBLE]
                                                                  --------------
Its President                                         Its          Partner
                                                          ----------------------

Date: March 3, 1998
     ------------------------

                     FIRST AMENDMENT TO BROKERAGE AGREEMENT

        THIS FIRST AMENDMENT TO BROKERAGE AGREEMENT (this "Amendment"), made and entered into as of the 29 day of SEPT, 1999, by and between THE KEEWAYDIN GROUP, INC., as broker ("Broker"), and RYAN 800, LLC, as landlord ("Landlord");

                          W I T N E S S E T H  T H A T:

        WHEREAS, Broker and Landlord entered into that certain Brokerage Agreement dated March 1, 1998 (the "Brokerage Agreement") regarding that certain Office Lease dated March 3, 1999 (the "Lease") by and between Landlord and U.S. Bancorp Piper Jaffray Companies Inc., formerly known as Piper Jaffray Companies Inc. ("Tenant"), as amended, regarding approximately 319,584 square feet of space (the "Premises") in a building to be constructed and known as the Piper Jaffray Center;

        WHEREAS, Landlord and Tenant have executed or will execute a Supplemental Amendment Regarding Expansion Space (the "Amendment") to evidence the expansion of the Premises to lease an additional 350,000 square feet of space in the building (the "Initial Expansion Space");

        WHEREAS, Tenant is represented in such expansion by Nelson, Tietz &
Hoye;

        WHEREAS, Landlord and Broker desire to amend certain terms and conditions of the Brokerage Agreement and evidence their agreements and other matters by means of this Amendment;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Brokerage Agreement is hereby amended and the parties hereto do hereby agree as follows:

1. Landlord agrees that the Brokerage Agreement, except as modified hereby, shall continue to apply to the Lease.

2. Broker hereby disclaims and waives any rights Broker may have to claim any commission, broker's fee, compensation, payment or similar fee pursuant to the Brokerage Agreement (including, without limitation, Sections 1b, 2, 3 or 4 of the Brokerage Agreement) or otherwise in connection with the expansion of the Premises to include the Initial Expansion Space, as contemplated by the Amendment, and no such commission, broker's fee or similar fee, compensation or payment whatsoever shall be due or payable to Broker in connection with the leasing by Tenant of the Initial Expansion Space pursuant to the Amendment. Broker hereby agrees to execute and deliver to Landlord, at Landlord's request, such additional reasonable documentation evidencing such disclaimer and waiver by Broker.

EXCEPT AS expressly amended and modified hereby, the Brokerage Agreement shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Brokerage Agreement and this Amendment, the terms of this Amendment shall control.

        IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

BROKER:

THE KEEWAYDIN GROUP, INC.,


By: /s/ PETER R. KITCHAK
   --------------------------
Name: Peter R. Kitchak
     --------------------------
Title: PRESIDENT
      --------------------------

LANDLORD:

RYAN 800, LLC,
a Minnesota limited liability company


By: /s/ [ILLEGIBLE]
   --------------------------
Name: [ILLEGIBLE]
     --------------------------
Title: Chief [ILLEGIBLE]
      --------------------------

                   ASSIGNMENT, ASSUMPTION & RELEASE AGREEMENT

        THIS AGREEMENT is made and entered into as of the 25 day of May, 2000, by and among RYAN COMPANIES US, INC., a Minnesota corporation ("Ryan"), CPP 800 NICOLLET MALL LLC, a Delaware limited liability company ("CPP 800"), and U.S. BANCORP PIPER JAFFRAY COMPANIES INC., a Delaware corporation, formerly known as Piper Jaffray Companies Inc. ("Tenant").

                                    RECITALS

        A. Ryan and Tenant have previously entered into a Tax Reimbursement Agreement dated as of March 3, 1998, a true and complete copy of which is attached hereto as Exhibit A and made a part hereof (the "Tax Reimbursement Agreement").

        B. Ryan 800, LLC, an affiliate of Ryan, has this date assigned to CPP 800 the Lease to Tenant referred to in the Tax Reimbursement Agreement.

        C. CPP 800 is willing to assume the obligations of Ryan under the Tax Reimbursement Agreement, and Tenant is willing to release Ryan from further liability thereunder.

                                    AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. ASSIGNMENT BY RYAN. Ryan hereby transfers and assigns to CPP 800 all rights and interests of Ryan under the Tax Reimbursement Agreement.

        2. ASSUMPTION BY CPP 800. CPP 800 hereby assumes and agrees to pay and perform all of the obligations of Ryan under the Tax Reimbursement Agreement accruing from and after the date hereof.

        3. RELEASE BY TENANT. Tenant hereby releases and discharges Ryan from all further liabilities and obligations under the Tax Reimbursement Agreement.

        4. LETTER OF CREDIT. The letter of credit described in Section 4 of the Tax Reimbursement Agreement shall hereafter mean and refer to the Irrevocable Standby Letter of Credit No. S-13420 issued by Bankers Trust Company in favor of Tenant in the amount of $7,000,000.00; provided, however, on or before June 30, 2000, CPP 800 shall substitute a replacement letter of credit in the same form as the letter of credit issued by Bankers Trust Company but issued by Lender or another issuer acceptable to Tenant in its sole discretion pursuant to Section 4 of the Tax Reimbursement Agreement.

        5. MISCELLANEOUS. Tenant warrants and represents that (i) the Tax Reimbursement Agreement has not been modified or amended, (ii) it has not transferred or assigned its rights and interests under the Tax Reimbursement Agreement, and (iii) to date, it has not delivered to Ryan any notice pursuant to the first sentence of Section 2 of the Tax Reimbursement Agreement. The address for notices to CPP 800, as successor to Ryan, under Section 5.5 of the Tax Reimbursement Agreement shall be as follows:

                CPP 800 Nicollet Mall LLC
                c/o Cornerstone Properties Inc.
                126 East 56th Street
                Sixth Floor
                New York, New York 10022
                Attn: Thomas P. Nye
                Facsimile: (212) 605-7199

        IN TESTIMONY WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                     RYAN COMPANIES US, INC.


                                     By: /s/ [ILLEGIBLE]
                                         --------------------------------------
                                         Its Vice President


                                     CPP 800 NICOLLET MALL LLC
                                     By: Cornerstone Properties Limited
                                         Partnership, Its Sole Member
                                         By: Cornerstone Properties Inc.,
                                             Its General Partner


                                             By: /s/ [ILLEGIBLE]
                                                 ------------------------------
                                                 Its: EXECUTIVE VICE PRESIDENT
                                                      -------------------------


                                     U.S. BANCORP PIPER JAFFRAY
                                     COMPANIES INC.


                                     By:
                                         --------------------------------------
                                         Its:
                                              ---------------------------------

        5. MISCELLANEOUS. Tenant warrants and represents that (i) the Tax Reimbursement Agreement has not been modified or amended, (ii) it has not transferred or assigned its rights and interests under the Tax Reimbursement Agreement, and (iii) to date, it has not delivered to Ryan any notice pursuant to the first sentence of Section 2 of the Tax Reimbursement Agreement. The address for notices to CPP 800, as successor to Ryan, under Section 5.5 of the Tax Reimbursement Agreement shall be as follows:

                CPP 800 Nicollet Mall LLC
                c/o Cornerstone Properties Inc.
                126 East 56th Street
                Sixth Floor
                New York, New York 10022
                Attn: Thomas P. Nye
                Facsimile: (212) 605-7199

        IN TESTIMONY WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                     RYAN COMPANIES US, INC.


                                     By:
                                         --------------------------------------
                                         Its Vice President


                                     CPP 800 NICOLLET MALL LLC
                                     By: Cornerstone Properties Limited
                                         Partnership, Its Sole Member
                                         By: Cornerstone Properties Inc.,
                                             Its General Partner


                                             By:
                                                 ------------------------------
                                                 Its:
                                                      -------------------------


                                     U.S. BANCORP PIPER JAFFRAY
                                     COMPANIES INC.


                                     By: /s/ [ILLEGIBLE]
                                         --------------------------------------
                                         Its:   PRESIDENT
                                              ---------------------------------

                                    EXHIBIT A

                           TAX REIMBURSEMENT AGREEMENT

        THIS AGREEMENT is entered into as of March 3, 1998, by and between RYAN COMPANIES US, INC., a Minnesota corporation ("Ryan"), and PIPER JAFFRAY COMPANIES INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Contemporaneously with the execution of this Agreement, Ryan 800, LLC and Tenant are entering into an Office Lease dated as of even date herewith (the "Lease"), covering certain premises more particularly described in the Lease, which premises are a part of the building to be constructed on the property in Minneapolis, Minnesota, legally described on EXHIBIT A attached hereto.

        B. In order to induce Tenant to enter into the Lease, Ryan has agreed to execute and deliver this Agreement and perform the covenants and agreements provided herein.

        ACCORDINGLY, Ryan and Tenant hereby agree as follows:

        1. DEFINITIONS. Unless specifically defined differently in this Section or elsewhere in this Agreement, all words with the initial letter capitalized shall have the meanings respectively given them in the Lease. The following definitions shall apply specifically to this Agreement:

                "Cash Receipts" for any period shall mean the aggregate amount of cash received by the Tenant during such period from (i) the Existing Project Partnership other than amounts attributable to ground rent payable by the Existing Project Partnership to Tenant, or (ii) any other person as a result of the sale or other disposition of the Tenant's interest in the Existing Project Partnership.

                "Existing Project" shall mean the project located at 222 South Ninth Street in Minneapolis, Minnesota, commonly known as of the date of this Agreement as the "Piper Jaffray Tower".

                "Existing Project Fiscal Year" shall mean a fiscal year of the Existing Project Partnership.

                "Existing Project Partnership" shall mean 222 South Ninth Street Limited Partnership, a Minnesota limited partnership of which Tenant is a limited partner.

                "Existing Project Reimbursable Tax Liability" shall mean, with respect to any fiscal year of Tenant, (a) the total amount of income, if any, recognized by Tenant for federal and state income tax purposes as a result of (i) the sale or other disposition of its interest in the Existing Project Partnership,
        (ii) the sale or other disposition by the Existing Project Partnership of its interest in the Existing Project (including, without limitation, any disposition resulting from a foreclosure (or conveyance in lieu thereof) of the Partnership Debt), or (iii) any full or partial cancellation or forgiveness of the Partnership Debt (the events described in clauses (i), (ii) and (iii) being referred to individually as a "Triggering Event"), multiplied by (b) the Marginal Tax Rate.

                "Marginal Tax Rate" means a percentage representing the combined maximum marginal federal and Minnesota corporate income tax rates in effect during such fiscal year of Tenant, computed without regard to the phaseout of certain tax benefits such as the phaseouts currently provided in the flush language of Section 11(b) of the Internal Revenue Code. For example, as of the date of this Agreement such marginal federal and Minnesota tax rates are 35% and 9.8%, respectively, and produce a Marginal Tax Rate of 41.37%.

                "Partnership Debt" shall mean the Existing Project Partnership's mortgage indebtedness from time to time with respect to the Existing Project.

        2. TAX LIABILITY REIMBURSEMENT. In the event Tenant seeks reimbursement pursuant to this Agreement of any Existing Project Reimbursable Tax Liability, Tenant shall deliver to Ryan from time to time a written notice describing the relevant Triggering Event and a reasonable calculation of the amount of the Existing Project Tax Liability Payment estimated to be due in connection therewith; provided, however, Tenant must so notify Ryan of any Existing Project Reimbursable Tax Liability for which Tenant seeks payment before 5:00 p.m. Minneapolis time on the first January 15th occurring after the fifth (5th) anniversary of the Rent Commencement Date (the "Final Notice Date"). Tenant further agrees to deliver to Ryan such additional substantiation of the Existing Project Reimbursable Tax Liability as Ryan may reasonably request to confirm the same. Within twenty (20) days after the later to occur of (y) the date Tenant delivers to Ryan such substantiation of the Existing Project Reimbursable Tax Liability as Ryan may reasonably request, including, if appropriate, a copy of Tenant's Form 1065, Schedule K-1 for the Existing Project Partnership disclosing income includable in the Tenant's income for the fiscal year of Tenant for which Tenant seeks reimbursement, or (z) the end of such fiscal year of Tenant, Ryan shall pay to Tenant at the address provided in
Section 5.5 of this Agreement an amount (the "Existing Project Tax Liability Payment") equal to the Existing Project Reimbursable Tax Liability for any Existing Project Fiscal Year ending on or within such fiscal year of Tenant; provided, however, that to the extent not previously accounted for in any prior calculation of any previous Existing Project Tax Liability Payment, each Existing Project Tax Liability Payment shall be reduced by the excess, if any, of (a) the cumulative Cash Receipts received by the Tenant after the date of this Agreement, over (b) the product of the Marginal Tax Rate times the total cumulative amount of net income or gains, if any, previously recognized by Tenant for federal and state income tax purposes as a result of Tenant's interest in or the Existing Project Partnership for all Existing Project Fiscal Years ending after the date of this Agreement (regardless whether such net income or gains are generated from a Triggering Event, but excluding any net income or gains to be recognized by Tenant as a result of the Triggering Event for which the calculation hereunder is being made); and provided further, in no event shall the cumulative amount payable by Ryan to Tenant pursuant to this Section 2 exceed Seven Million and No/100 Dollars ($7,000,000.00).

        3. TENANT'S TAX SITUATION. Ryan acknowledges and agrees that Tenant shall have no obligation or duty to Ryan to minimize or decrease the amount of the Existing Project Reimbursable Tax Liability for any Existing Project Fiscal Year, and Tenant shall have no liability to Ryan with respect to any action or inaction by Tenant which may increase the amount thereof, but Tenant instead is authorized to act in its sole best interest without regard to the effect on either Ryan or Tenant under this Agreement.

        4. LETTER OF CREDIT. Ryan's obligations with respect to amounts that may be paid to Tenant pursuant to this Agreement is secured by a $7,000,000 letter of credit issued by U.S. Bank National Association ("Lender"), a copy of which is attached hereto as EXHIBIT B. Tenant may (a) draw upon such letter of credit from time to time to pay any amounts payable by Ryan under Agreement which are not paid by Ryan within twenty (20) days after demand therefor, and/or (b) draw the entire amount of such letter of credit if at least thirty (30) days prior to the expiration date of the then current letter of credit either (i) Lender has not extended the current letter of credit for a period of at least one (1) year from the then current expiration date, or (ii) Lender or another issuer acceptable to Tenant in its sole discretion has not issued to Tenant a replacement letter of credit with an expiration date at least one (1) year from the expiration date of the then current letter of credit and otherwise acceptable to Tenant. In the event Tenant draws upon such letter of credit pursuant to clause (b) above, Tenant shall reimburse to Ryan any amounts not applied by Tenant to any payments due under this Agreement, such reimbursement to be made within ninety (90) days after the earlier to occur of
(y) such date as Ryan shall furnish to Tenant a substitute letter of credit from Lender or another issuer acceptable to Tenant in its sole discretion with an expiration date at least one (1) year from the date of issuance thereof and otherwise acceptable to Tenant, or (z) the Final Notice Date.

        5.      GENERAL PROVISIONS.

                5.1 NO WAIVER. The waiver by either party of any breach of any term, provision, covenant or condition contained in this Agreement, or the failure of a party to insist on the strict performance by the other, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Agreement.

                5.2 TERMS; HEADINGS. The words "Ryan" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine genders, and words used in the masculine or feminine gender include the opposite gender as well as the neuter. The headings or titles to the Articles or Sections of this Agreement are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof.

                5.3 AMENDMENT. Except as provided in any written agreement now or at any time hereafter in force between Ryan and Tenant, this instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, or executed in connection herewith, constitutes the entire agreement between Ryan and Tenant with respect to the subject matter covered hereby. This Agreement and the exhibits and attachments hereto may be altered, amended, modified or revoked only by an agreement in writing signed by both Ryan and Tenant.

                5.4 SUCCESSORS AND ASSIGNS. This Agreement is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all-of the parties hereto.

                5.5 NOTICES. All notices, consents, approvals, requests, demands and other communications (collectively "notices") which Ryan or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested; or deposited in the United States Mail; or sent by reputable overnight delivery service; or sent by facsimile with a copy deposited in the United States Mail; or delivered by personal delivery, to the appropriate address indicated below, or at such other place or places as either Ryan or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served or given on the date dispatched in a manner provided above, and periods provided in this Agreement for response to any notice shall be deemed to commence on the date of actual receipt thereof. Any notice by Tenant to Ryan shall be addressed to Ryan at:

                Ryan Companies US, Inc.
                700 International Centre
                900 Second Avenue South
                Minneapolis, Minnesota 55402-3387
                Attn: Timothy M. Gray
                Facsimile (612) 337-5552

Any request by Ryan to Tenant shall be addressed to:

                Piper Jaffray Companies Inc.
                1500 Piper Jaffray Tower
                222 South Ninth Street
                Minneapolis, Minnesota 55402-3804
                Attn: Steven T. Frisbie
                Facsimile (612) 342-8531

Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

                5.6 SEVERABILITY. If any term or provision of this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Agreement shall not be affected thereby, and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

                5.7 TIME OF ESSENCE. Time is of the essence in every term of this Agreement.

                5.8 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of Minnesota.

                5.9 ATTORNEYS' FEES. If any action or proceeding is brought by Ryan or Tenant to interpret the provisions hereof or to enforce either party's respective rights under this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party therein, in addition to all other remedies, all costs incurred by the prevailing party in such action or proceeding, including reasonable attorneys' fees to be fixed by the court having jurisdiction thereof.

                5.10 INTERPRETATION. The language in all parts of this Agreement shall in all cases be construed simply according to its generally understood meaning, and not strictly for or against Ryan or Tenant.


                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


             RYAN:                             RYAN COMPANIES US, INC.


                                               By /s/ [ILLEGIBLE]
                                                  -----------------------------
                                                  Its Vice President
                                                      -------------------------


             TENANT:                           PIPER JAFFRAY COMPANIES INC.


                                               By /s/ [ILLEGIBLE]
                                                  -----------------------------
                                                  Its CFO
                                                      -------------------------

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

Tracts A, B and E; That part of Tract G lying Southeasterly of the Northeasterly extension of the Northwesterly line of said Tract B, Registered Land Survey No. 1625, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Together with the rights and easements created by the following documents:

(1) Skyway and Tunnel Agreement dated April 4, 1986, filed June 27, 1986 as Document No. 5124377, as amended by Amendment to Skyway and Tunnel Agreement dated __________, 1998, filed __________, 1998 as Document No.
        __________.

(2) Skyway Agreement dated May 31, 1989, filed January 11, 1990, as Document No. 2066682, as amended by Declaration of Transfer of Rights dated January 11, 1990, filed January 11, 1990, as Document No. 2066683.

(3) Second Restated Declaration-800 Tower Parcel/LaSalle Parcels dated October 10, 1997, filed November 21, 1997, as Document No. 2863489.

(4) Restated Loading Dock Easement and Operating Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863490.

(5) Restated Lakewood Declaration dated October 10, 1997, filed November 21, 1997, as Document No. 2863491.

(6) Parking Garage Easement Agreement dated October 10, 1997, filed November 21, 1997, as Document No. 2863492.

[U.S. BANK LOGO]

U.S. BANK

                                   EXHIBIT B

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

MARCH 5, 1998

ENCLOSED IS OUR LETTER OF CREDIT NUMBER 76951

             BENEFICIARY                                  APPLICANT
PIPER JAFFRAY COMPANIES, INC.               RYAN 800, LLC
PIPER JAFFRAY TOWER, SUITE 1500             700 INTERNATIONAL CENTRE
222 SOUTH NINTH STREET                      900 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55402                MINNEAPOLIS, MINNESOTA 55402
ATTN: STEVEN T. FRISBIE                     ATTN: TIMOTHY M. GRAY


U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE

 /s/ Dawn Johnston
---------------------------------
 AUTHORIZED SIGNATURE

[U.S. BANK LOGO]

U.S. BANK

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

                      IRREVOCABLE STANDBY LETTER OF CREDIT

MARCH 5, 1998

PIPER JAFFRAY COMPANIES, INC.
PIPER JAFFRAY TOWER, SUITE 1500
222 SOUTH NINTH STREET
MINNEAPOLIS, MINNESOTA 55402

WE HEREBY ESTABLISH THIS IRREVOCABLE, STANDBY LETTER OF CREDIT NO. 76951 FOR THE ACCOUNT OF RYAN 800, LLC, 700 INTERNATIONAL CENTRE, 900 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55402, IN THE AMOUNT OF SEVEN MILLION AND NO/100 US DOLLARS (US$7,000,000.00) AND AUTHORIZE YOU TO DRAW FROM TIME TO TIME AT SIGHT ON U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS, MINNESOTA.

DRAFTS ON US AT SIGHT MUST BE ACCOMPANIED BY BENEFICIARY'S SIGNED STATEMENT (PURPORTEDLY SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY) AS FOLLOWS:

        "REFERENCE IS MADE TO THAT CERTAIN TAX REIMBURSEMENT AGREEMENT DATED AS OF MARCH 3, 1998 BETWEEN RYAN COMPANIES US, INC. ("RYAN") AND PIPER JAFFRAY COMPANIES, INC. WE HEREBY CERTIFY THAT (1) PURSUANT TO SAID TAX REIMBURSEMENT AGREEMENT, RYAN OWES TO US AN EXISTING PROJECT TAX LIABILITY PAYMENT IN THE AMOUNT OF $____, WHICH IS THE AMOUNT OF THE DRAFT WHICH ACCOMPANIES THIS STATEMENT, AND (2) WE DEMANDED PAYMENT FROM RYAN OF SUCH EXISTING PROJECT TAX LIABILITY PAYMENT MORE THAN TWENTY
        (20) DAYS PRIOR TO THE DATE OF PRESENTATION HEREOF AND SUCH AMOUNT HAS NOT BEEN PAID TO US."; OR

        "WE ARE DRAWING UNDER THIS LETTER OF CREDIT AS IT IS LESS THAN THIRTY
        (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT AND THIS LETTER OF CREDIT HAS NOT (1) BEEN EXTENDED FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE OR (2) BEEN REPLACED BY A LETTER OF CREDIT WITH AN EXPIRATION DATE AT LEAST ONE (1) YEAR FROM THE DATE OF ISSUANCE THEREOF AND OTHERWISE ACCEPTABLE TO US."

THE AMOUNT OF ANY DRAFT(S) DRAWN UNDER THIS CREDIT ARE TO BE ENDORSED ON THE REVERSE SIDE HEREOF. SUCH DRAFTS MUST BEAR THE STATEMENT "DRAWN UNDER U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE CREDIT NO. 76951, DATED MARCH 5, 1998."

THIS CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS ON AUGUST 31, 1998 ("EXPIRATION DATE").

                              CONTINUED ON PAGE TWO

[U.S. BANK LOGO]

U.S. BANK

U.S. BANK NATIONAL ASSOCIATION          International Banking Division, MPFP1007
Minneapolis Office                                         Cable: FIRSTBANK, MPS
601 Second Avenue South                              TELEX: 192179 FBNA INTL MPS
Minneapolis, Minnesota 55402-4302                           S.W.I.F.T.: FNBMUS44
612 973-0736/0710                                              Fax: 612 973-0838

LETTER OF CREDIT NO.76951
MARCH 5, 1998
PAGE TWO

WE HEREBY AGREE THAT DRAFTS AND DOCUMENTS AS SPECIFIED ABOVE WILL BE DULY HONORED UPON PRESENTATION TO U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE, 601 SECOND AVENUE SOUTH, ATTN: STANDBY LETTERS OF CREDIT MPFP1007. MINNEAPOLIS, MINNESOTA 55402, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE. IF A DRAWING IS SO MADE HEREUNDER AT OR PRIOR TO 12:00 NOON, MINNEAPOLIS TIME, ON A BUSINESS DAY, PAYMENT WILL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN CLOSE OF BUSINESS, MINNEAPOLIS TIME, ON THE NEXT BUSINESS DAY. IF A DRAWING IS SO MADE HEREUNDER AFTER 12:00 NOON, MINNEAPOLIS TIME, ON A BUSINESS DAY, PAYMENT WILL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, NOT LATER THAN CLOSE OF BUSINESS, MINNEAPOLIS TIME, ON THE SECOND SUCCEEDING BUSINESS DAY. THE TERM "BUSINESS DAY" AS USED HEREIN SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY, LEGAL HOLIDAY OR OTHER DAY ON WHICH BANKING INSTITUTIONS IN MINNEAPOLIS ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

THIS CREDIT IS TRANSFERABLE IN ITS ENTIRETY TO ANY TRANSFEREE WHICH HAS SUCCEEDED YOU UNDER THE ABOVE-REFERENCED TAX REIMBURSEMENT AGREEMENT, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED BY THE PRESENTATION TO US OF THIS CREDIT ACCOMPANIED BY A COMPLETED AND SIGNED CERTIFICATE IN THE FORM OF EXHIBIT A ATTACHED HERETO. UPON SUCH PRESENTATION, WE SHALL ENDORSE THE TRANSFER ON THIS CREDIT AND SUCH TRANSFER SHALL BECOME EFFECTIVE UPON DELIVERY OF THIS CREDIT BY US TO SUCH TRANSFEREE.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500), OR ANY SUBSEQUENT REVISION THEREOF.

WE HEREBY ACKNOWLEDGE AND AGREE THAT OUR OBLIGATIONS TO YOU UNDER THIS CREDIT ARE INDEPENDENT OF THOSE OF RYAN 800, LLC OR RYAN COMPANIES US, INC. TO YOU. NO DEFENSE OR CLAIM OF RYAN 800, LLC OR RYAN COMPANIES US, INC. AGAINST YOU, AND NO BANKRUPTCY OR INSOLVENCY OF RYAN 800, LLC OR RYAN COMPANIES US, INC. SHALL IMPAIR OR AFFECT IN ANY WAY OUR OBLIGATION TO HONOR YOUR DRAFT OR DRAFTS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT.

U.S. BANK NATIONAL ASSOCIATION, MINNEAPOLIS OFFICE


 /s/ [ILLEGIBLE]                                       /s/ [ILLEGIBLE]
--------------------------                            --------------------------
   AUTHORIZED SIGNATURE                                  AUTHORIZED SIGNATURE

                                                                    EXHIBIT A TO
                                                                LETTER OF CREDIT
                                                                       NO. 76951

                              TRANSFER CERTIFICATE

                                DATE: ___________


U.S. Bank National Association
601 Second Avenue South
Minneapolis, Minnesota 55402
Attention: Standby Letter of Credit Department

        Re: Irrevocable Transferable Standby Letter of Credit No.________

Ladies & Gentlemen:

        The undersigned is beneficiary of the above-captioned Irrevocable Transferable Standby Letter of Credit (the "Credit") and hereby requests that all rights of the undersigned to draw under the Credit be transferred to:


                   --------------------------------------
                   Name of Transferee



                   --------------------------------------
                   Address

        The transferee will succeed the undersigned as beneficiary of the rights and benefits of the undersigned under the Tax Reimbursement Agreement described in the Credit.

        The Credit is submitted herewith for endorsement by you of the transfer and for delivery of such endorsed Credit to the transferee named above, at which time the transfer requested hereby shall become effective.

                                              Very truly yours,


                                              ----------------------------------
                                              (Name of Predecessor Beneficiary)


                                              By:
                                                 -----------------------------
                                                 Its
                                                    -------------------------

                                 LEASE GUARANTY

        WHEREAS, RYAN 800, LLC, Minnesota limited liability company, hereinafter referred to as "Landlord" and U.S. BANCORP PIPER JAFFRAY COMPANIES, INC., a Delaware corporation, hereinafter referred to as "Tenant", have simultaneously executed that certain Supplemental Amendment Regarding Expansion Space for additional premises at a building to be constructed in Minneapolis, Minnesota, (the "Amendment") which amends and supplements that certain Office Lease dated March 3, 1998, as previously amended (said Office Lease, as previously amended, together with the Amendment is herein collectively referred to as the "Lease").

        WHEREAS, U.S. Bancorp, hereinafter referred to as "Guarantor", is the parent company of and has a financial interest in Tenant;

        WHEREAS, Landlord would not enter into the Amendment with Tenant if Guarantor did not execute and deliver to Landlord this Lease Guaranty (this "GUARANTY") and

        WHEREAS, this Guaranty is being executed and delivered simultaneously with the execution and delivery of the Amendment;

        NOW THEREFORE, for and in consideration of the execution of the foregoing Amendment by Landlord and as a material inducement to Landlord to execute the Amendment, Guarantor hereby jointly, severally, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and all other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant as such are defined in the Lease. The reduction of or limitation on any liabilities of Tenant under the Lease pursuant to any federal or state bankruptcy or insolvency proceeding shall not cause a reduction in or otherwise affect the liabilities or obligations of Guarantor under this Guaranty.

        It is specifically agreed and understood that the terms of the foregoing Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct, and the Lease may be assigned by Landlord or any assignee of Landlord pursuant to the Lease without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guarantee the performance of the Lease as so changed, modified, altered or assigned.

        This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity. No notice of default need be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is a continuing guarantee under which Landlord may proceed forthwith and immediately against Tenant or against Guarantor following any Event of Default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant after an Event of Default pursuant to or under the terms of the Lease or at law or in equity.

        Landlord shall have the right to proceed against Guarantor hereunder following any Event of Default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor.

        Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease, provided such waiver shall not affect any right which Tenant may have, (d) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord, (e) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor and (g) any right of subrogation.

        The term "Landlord" whenever used in this Guaranty refers to and means the Landlord specifically named in the Lease and also any assignee of the Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof pursuant to the Lease, whether by assignment or otherwise. So long as the Landlord's interest in or to the Premises or the rents, issues and profits therefrom, or in, to or under the said lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the Premises or under the Lease shall affect the continuing obligation of Guarantor under this Guaranty, which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser. The term "Tenant" whenever used in this Guaranty refers to and means the Tenant specifically named in the Lease and also any assignee or sublessee of the Lease and also any successor to the interests of the Tenant, assignee or sublessee of the Lease or any part thereof, whether by assignment, sublease or otherwise.

        The obligations of the Guarantor hereunder shall include payment to Landlord of all reasonable costs of any successful legal action by Landlord against Guarantor, including reasonable attorneys' fees.

        This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota. As part of the consideration for Landlord's entering into the Lease which this Guaranty is a part, the Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts having situs within the State of Minnesota, and the Guarantor hereby expressly consents to the jurisdiction of any such local, state or federal court, and consents that any service of process in such action or proceeding may be made by personal service upon the Guarantor wherever the Guarantor may then be located, or by certified or registered mail directed to such Guarantor at 601 Second South, Minneapolis, Minnesota 55402, Attention: General Counsel.

        IN WITNESS WHEREOF, the Guarantor has executed this Lease Guaranty under seal as of this 29th day of September, 1999.


                                               U.S. BANCORP

                                               By: /s/ [ILLEGIBLE]
                                                   -----------------------------
                                               Title: EXECUTIVE VICE PRESIDENT
                                                      --------------------------

                                        3